                                                  Filed pursuant to Rule 424(b)5
                                                    Registration No.: 333-130789

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 31, 2006)

                          $1,540,620,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-TOP22
                                as Issuing Entity
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                      as Sponsors and Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-TOP22

                                   ----------

          The depositor is offering selected classes of its Series 2006-TOP22
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2006-TOP22 trust. The trust's primary assets will be 222 fixed rate mortgage loans secured by first liens on 271 multifamily and commercial properties. Distributions on the certificates will be made on the
12th day of each month, commencing May 12, 2006 in accordance with the priorities described in this prospectus supplement under "Description of the
Offered Certificates--Distributions." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under "Description of the Offered Certificates--Distributions; Subordination; Allocation of Losses and
Certain Expenses." The Series 2006-TOP22 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

          INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-37 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 2 OF THE
PROSPECTUS.

                                   ----------

           Characteristics of the certificates offered to you include:

                  APPROXIMATE INITIAL
                      CERTIFICATE       APPROXIMATE INITIAL   PASS-THROUGH RATE       RATINGS
     CLASS            BALANCE (1)        PASS-THROUGH RATE     DESCRIPTION (2)    (FITCH/MOODY'S)
---------------   -------------------   -------------------   -----------------   ---------------

CLASS A-1 .....       $ 96,790,000             5.415%               Fixed             AAA/AAA
CLASS A-2 .....       $212,000,000             5.467%                WAC              AAA/AAA
CLASS A-3 .....       $ 95,100,000             5.467%                WAC              AAA/AAA
CLASS A-AB ....       $ 81,500,000             5.467%                WAC              AAA/AAA
CLASS A-4 .....       $563,831,000             5.467%                WAC              AAA/AAA
CLASS A-1A ....       $195,208,000             5.467%                WAC              AAA/AAA
CLASS A-M .....       $170,469,000             5.467%                WAC              AAA/AAA
CLASS A-J .....       $125,722,000             5.467%                WAC              AAA/AAA

----------
(1)  The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2)  The pass-through rate for the Class A-1 Certificates will, at all times, be a per annum rate equal to the lesser of 5.415% and the weighted average net mortgage rate. The pass-through rates for the Class A-2, Class A-3, Class
     A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate.

                                   ----------

          THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

          Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated,
the underwriters, will purchase the certificates offered to you from Bear
Stearns Commercial Mortgage Securities Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about April 20, 2006. The Depositor expects to receive from this offering approximately $1,539,063,986, plus accrued interest from the cut-off date, before deducting expenses payable by the
Depositor.

                                   ----------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

                                  April 6, 2006

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

        Commercial Mortgage Pass-Through Certificates, Series 2006-TOP22
                      Geographic Overview of Mortgage Pool

NEW YORK                        ALABAMA                       IDAHO
16 properties                   1 property                    3 properties
$169,395,710                    $5,650,000                    $13,067,567
9.9% of total                   0.3% of total                 0.8% of total

MAINE                           VIRGIN ISLANDS                UTAH
1 property                      1 property                    1 property
$17,250,000                     $6,984,338                    $1,575,000
1.0% of total                   0.4% of total                 0.1% of total

MASSACHUSETTS                   KENTUCKY                      WYOMING
3 properties                    2 properties                  1 property
$19,220,000                     $19,600,000                   $1,299,011
1.1% of total                   1.1% of total                 0.1% of total

CONNECTICUT                     LOUISIANA                     NORTH DAKOTA
1 property                      1 property                    1 property
$3,000,000                      $2,376,218                    $12,782,633
0.2% of total                   0.1% of total                 0.7% of total

RHODE ISLAND                    TEXAS                         MISSOURI
2 properties                    20 properties                 2 properties
$23,500,000                     $53,194,073                   $15,578,866
1.4% of total                   3.1% of total                 0.9% of total

NEW JERSEY                      COLORADO                      MINNESOTA
9 properties                    4 properties                  5 properties
$111,196,456                    $6,108,153                    $17,353,262
6.5% of total                   0.4% of total                 1.0% of total

MARYLAND                        ARIZONA                       WISCONSIN
3 properties                    9 properties                  3 properties
$22,789,098                     $41,604,133                   $15,099,120
1.3% of total                   2.4% of total                 0.9% of total

WEST VIRGINIA                   SOUTHERN CALIFORNIA           ILLINOIS
2 properties                    54 properties                 5 properties
$16,400,000                     $277,459,447                  $27,152,040
1.0% of total                   16.3% of total                1.6% of total

VIRGINIA                        NORTHERN CALIFORNIA           INDIANA
6 properties                    42 properties                 3 properties
$78,977,601                     $177,510,385                  $5,258,549
4.6% of total                   10.4% of total                0.3% of total

NORTH CAROLINA                  NEVADA                        MICHIGAN
1 property                      4 properties                  8 properties
$2,552,079                      $11,217,047                   $45,805,272
0.1% of total                   0.7% of total                 2.7% of total

GEORGIA                         OREGON                        OHIO
3 properties                    2 properties                  7 properties
$35,113,250                     $9,488,757                    $31,821,917
2.1% of total                   0.6% of total                 1.9% of total

FLORIDA                         WASHINGTON                    PENNSYLVANIA
14 properties                   6 properties                  21 properties
$81,882,889                     $132,751,737                  $149,060,977
4.8% of total                   7.8% of total                 8.7% of total

TENNESSEE
4 properties
$43,621,764
2.6% of total

                                      ------------------------------------------
                                        [ ] < 1.0% of Cut-Off Date Balance
                                        [ ] 1.0% - 5.0% of Cut-Off Date Balance
                                        [ ] 5.1% - 10.0% of Cut-Off Date Balance
                                        [ ] > 10.0% of Cut-Off Date Balance
                                      ------------------------------------------

[CHESTERBROOK/GLENHARDIE PORTFOLIO PICTURES OMITTED]

CHESTERBROOK/GLENHARDIE PORTFOLIO, Wayne, PA

                                            [60 THOMPSON STREET PICTURE OMITTED]

                                            60 THOMPSON STREET, New York, NY

[234 WEST 48TH STREET PICTURE OMITTED]      [OLYMPIC PLAZA PICTURE OMITTED]

234 WEST 48TH STREET, New York, NY          OLYMPIC PLAZA, Los Angeles, CA

[MERVYNS PORTFOLIO PICTURE OMITTED]

MERVYNS PORTFOLIO, Various

[ALDERWOOD MALL PICTURE OMITTED]

ALDERWOOD MALL, Lynnwood, WA

[12601 FAIR LAKES CIRCLE PICTURE OMITTED]      [COMMERCE CENTER PICTURE OMITTED]

12601 FAIR LAKES CIRCLE, Fairfax, VA           COMMERCE CENTER, Nashville, TN

[1 ROUTE 46 WEST PICTURES OMITTED]

1 ROUTE 46 WEST, Totowa, NJ

[HOPEWELL CROSSING SHOPPING CENTER PICTURES OMITTED]

HOPEWELL CROSSING SHOPPING CENTER, Hopewell, NJ

          The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          In this prospectus supplement, the terms "depositor," "we," "our" and
"us" refer to Bear Stearns Commercial Mortgage Securities Inc.

          All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                                   ----------

          Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
          Directive.

                                       S-3

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                 UNITED KINGDOM

          Each underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial
Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the
Financial Services and Markets Act 2000 does not apply to the Depositor; and

          (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

          The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the
United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d)
("high net worth companies, unincorporated associations, etc.") or 19
(Investment Professionals) of the Financial Services and Market Act 2000
(Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   Servicing of the Alderwood Mall Loan Group, the Mervyns Portfolio

APPENDIX I - Mortgage Pool Information (Tables), Loan Group 1
   (Tables) and Loan Group 2 (Tables)...................................     I-1
APPENDIX II - Certain Characteristics of the Mortgage Loans.............    II-1
APPENDIX III - Certain Characteristics of the Multifamily and
   Manufactured Housing Community Mortgage Loans........................   III-1

SCHEDULE B1 - Alderwood Mall Planned Amortization Schedule..............    B1-1
SCHEDULE B2 - Commerce Center Planned Amortization Schedule.............    B2-1

                                       S-5

--------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

          This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

                                APPROXIMATE
                                  INITIAL       APPROXIMATE                      APPROXIMATE    WEIGHTED
                                CERTIFICATE       INITIAL                         PERCENT OF     AVERAGE   PRINCIPAL
 APPROXIMATE                     BALANCE OR     PASS-THROUGH      RATINGS           TOTAL         LIFE       WINDOW
CREDIT SUPPORT      CLASS     NOTIONAL AMOUNT       RATE       (FITCH/MOODY'S)   CERTIFICATES    (YRS.)    (MONTHS)
--------------   ----------   ---------------   ------------   ---------------   ------------   --------   ---------

   27.000%       CLASS A-1     $   96,790,000       5.415%         AAA/Aaa            5.68%        2.99       1-51
   27.000%       CLASS A-2     $  212,000,000       5.467%         AAA/Aaa           12.44%        4.64      51-60
   27.000%       CLASS A-3     $   95,100,000       5.467%         AAA/Aaa            5.58%        6.55      76-83
   27.000%       CLASS A-AB    $   81,500,000       5.467%         AAA/Aaa            4.78%        7.17      60-109
   27.000%       CLASS A-4     $  563,831,000       5.467%         AAA/Aaa           33.08%        9.67     109-119
   27.000%       CLASS A-1A    $  195,208,000       5.467%         AAA/Aaa           11.45%        9.06      1-119
   17.000%       CLASS A-M     $  170,469,000       5.467%         AAA/Aaa           10.00%        9.89     119-119
    9.625%       CLASS A-J     $  125,722,000       5.467%         AAA/Aaa            7.38%        9.92     119-120
    7.750%       CLASS B       $   31,963,000       5.467%          AA/Aa2            1.87%        9.98     120-120
    7.000%       CLASS C       $   12,785,000       5.467%         AA-/Aa3            0.75%       10.60     120-140
    5.500%       CLASS D       $   25,570,000       5.467%           A/A2             1.50%       12.15     140-162
    4.625%       CLASS E       $   14,917,000       5.467%          A-/A3             0.88%       14.08     162-171
    3.750%       CLASS F       $   14,916,000       5.467%        BBB+/Baa1           0.87%       14.23     171-171
    2.875%       CLASS G       $   14,916,000       5.467%         BBB/Baa2           0.87%       14.47     171-175
    2.375%       CLASS H       $    8,523,000       5.467%        BBB-/Baa3           0.50%       14.56     175-175
       --        CLASS J-P     $   40,487,348          --             --                --           --          --
       --        CLASS X       $1,704,697,348       0.003%          AAA/Aaa             --           --          --

o    The notional amount of the Class X Certificates initially will be
     $1,704,697,348. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
     and Class A-1A Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
     Certificates in the aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.
     Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o    The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J, Class K, Class L, Class M, Class N, Class O and Class P
     Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates collectively as the "privately offered certificates."

o    For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2 . Loan group 1 will consist of 189 mortgage loans, representing approximately 88.5% of the initial outstanding pool balance.
     Loan group 2 will consist of 33 mortgage loans, representing approximately
     11.5% of the initial outstanding pool balance, and approximately 95.5% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

o    So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X
     Certificates, interest distributions on the Class A-1, Class A-2, Class
     A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-2,
     Class A-3, Class A-AB, Class A-4, Class A-1A or Class X Certificates,
     available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

o    Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the
     Class A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3,
     Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, without regard to loan group.

o    The pass-through rate for the Class A-1 Certificates will, at all times, be a per annum rate equal to the lesser of 5.415% and the weighted average net mortgage rate. The pass-through rates for the Class A-2, Class A-3, Class
     A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity; and (iv) a 0%
     CPR. See the assumptions set forth under "Yield, Prepayment and Maturity
     Considerations" in this prospectus supplement and under "Structuring
     Assumptions" in the "Glossary of Terms."

o    Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o    It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

[_]  Offered certificates.

[X]  Certificates not offered pursuant to this prospectus supplement.

--------------------------------------------------------------------------------

                                       S-7

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

          This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by us on the
                                 closing date. All payments to you will come
                                 only from the amounts received in connection
                                 with the assets of the trust. The trust's
                                 assets will primarily consist of 222 fixed rate
                                 mortgage loans secured by first mortgage liens
                                 on 271 commercial, manufactured housing
                                 community and multifamily properties.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2006-TOP22.

MORTGAGE POOL.................   The mortgage pool consists of 222 mortgage
                                 loans with an aggregate principal balance of
                                 all mortgage loans as of the cut-off date, of
                                 approximately $1,704,697,348, which may vary on
                                 the closing date by up to 5%. Each mortgage
                                 loan requires scheduled payments of principal
                                 and/or interest to be made monthly. For
                                 purposes of those mortgage loans that have a
                                 due date on a date other than the first of the
                                 month, we have assumed that those mortgage
                                 loans are due on the first of the month for
                                 purposes of determining their cut-off dates and
                                 cut-off date balances.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool ranged from
                                 approximately $999,214 to approximately
                                 $120,000,000 and the mortgage loans had an
                                 approximate average balance of $7,678,817.

                                 For purposes of calculating distributions on
                                 certain classes of certificates, the mortgage
                                 loans in the mortgage pool backing the offered
                                 certificates will be divided into a loan group
                                 1 and a loan group 2.

                                 Loan group 1 will consist of all of the
                                 mortgage loans other than twenty-seven (27)
                                 mortgage loans that are secured by multifamily
                                 properties and six (6) mortgage loans that are
                                 secured by manufactured housing community
                                 properties. Loan group 1 will consist of one
                                 hundred eighty-nine (189) mortgage loans, with
                                 an initial outstanding loan group 1 balance of
                                 $1,509,489,098, which may vary up to 5%. Loan
                                 group 1 represents approximately 88.5% of the
                                 initial outstanding pool balance.

                                 Loan group 2 will consist of twenty-seven (27)
                                 of the mortgage loans that are secured by
                                 multifamily properties and six (6) mortgage
                                 loans that are secured by manufactured housing
                                 community properties and have an initial
                                 outstanding loan group 2 balance of
                                 $195,208,250. Loan group 2 represents
                                 approximately 11.5% of the initial outstanding
                                 pool balance and approximately 95.5% of the
                                 principal balance of all the mortgage loans
                                 secured by multifamily and manufactured housing
                                 community.

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                                       S-8

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                                 As of the cut-off date, the balances of the
                                 mortgage loans in loan group 1 ranged from
                                 approximately $999,214 to approximately
                                 $120,000,000 and the mortgage loans in loan
                                 group 1 had an approximate average balance of
                                 $7,986,715. As of the cut-off date, the
                                 balances of the mortgage loans in loan group 2
                                 ranged from approximately $1,678,514 to
                                 approximately $16,960,000 and the mortgage
                                 loans in loan group 2 had an approximate
                                 average balance of $5,915,402.

                                 The transfers of the mortgage loans from the
                                 mortgage loan sellers to the depositor and from
                                 the depositor to the issuing entity in exchange
                                 for the certificates are illustrated below:

     --------------                --------------
       MORTGAGE
     LOAN SELLERS                     INVESTORS
     --------------                --------------
          |  /|\                        |  /|\
          |   |                         |   |
MORTGAGE  |   |                         |   |
  LOANS   |   |  CASH             CASH  |   |  CERTIFICATES
          |   |                         |   |
         \|/  |                        \|/  |
     --------------      CASH      --------------
                   <---------------
       DEPOSITOR                    UNDERWRITERS
                   --------------->
     --------------  CERTIFICATES  --------------
          |  /|\
          |   |
MORTGAGE  |   |
  LOANS   |   |  CERTIFICATES
          |   |
         \|/  |
     --------------
     ISSUING ENTITY
     --------------

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                                       S-9

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                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   Bear Stearns Commercial Mortgage Securities
                                 Trust 2006-TOP22, a New York common law trust,
                                 will issue the certificates. The trust will be
                                 formed pursuant to the pooling and servicing
                                 agreement among the depositor, the master
                                 servicer, the special servicer, the trustee and
                                 the paying agent. See "Transaction Parties--The
                                 Issuing Entity" in this prospectus supplement.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc., a Delaware corporation, is the depositor.
                                 As depositor, Bear Stearns Commercial Mortgage
                                 Securities Inc. will acquire the mortgage loans
                                 from the mortgage loan sellers and deposit them
                                 into the trust. Bear Stearns Commercial
                                 Mortgage Securities Inc. is an affiliate of
                                 Bear Stearns Commercial Mortgage, Inc., a
                                 sponsor of this transaction and a mortgage loan
                                 seller, and Bear, Stearns & Co. Inc., one of
                                 the underwriters. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement.

MASTER SERVICER...............   Wells Fargo Bank, National Association, a
                                 national banking association, will act as
                                 master servicer with respect to all of the
                                 mortgage loans in the trust. See "Servicing of
                                 the Mortgage Loans--General" and "Transaction
                                 Parties--Master Servicer" in this prospectus
                                 supplement. The master servicer will be
                                 primarily responsible for servicing and
                                 administering, directly or through
                                 sub-servicers, mortgage loans (a) as to which
                                 there is no default or reasonably foreseeable
                                 default that would give rise to a transfer of
                                 servicing to the special servicer and (b) as to
                                 which any such default or reasonably
                                 foreseeable default has been corrected,
                                 including as part of a work-out. In addition,
                                 the master servicer will be primarily
                                 responsible for making principal and interest
                                 advances and servicing advances under the
                                 pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each mortgage loan. The master servicing fee
                                 rate (including any subservicing fees) for
                                 Wells Fargo Bank, National Association will
                                 range, on a loan-by-loan basis, from 0.02% per
                                 annum to 0.14% per annum. In addition, the
                                 master servicer will be entitled to retain
                                 certain borrower-paid fees and certain income
                                 from investment of certain accounts maintained
                                 as part of the trust fund, as additional
                                 servicing compensation.

PRIMARY SERVICER..............   Principal Global Investors, LLC will act as
                                 primary servicer with respect to those mortgage
                                 loans, representing 15.7% of the initial
                                 outstanding pool balance, sold to the trust by
                                 Principal Commercial Funding II, LLC and
                                 Principal Commercial Funding, LLC. Principal
                                 Global Investors, LLC is the parent of
                                 Principal Commercial Funding, LLC who owns a
                                 49% interest in Principal Commercial Funding
                                 II, LLC. In addition, Wells Fargo Bank,
                                 National Association will act as primary
                                 servicer with respect to those mortgage loans
                                 sold to the trust by Wells Fargo Bank, National
                                 Association, Bear Stearns Commercial Mortgage,
                                 Inc. and Morgan Stanley Mortgage Capital Inc.
                                 See "Servicing of the Mortgage Loans--General"
                                 and "Transaction

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                                      S-10

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                                 Parties--Primary Servicer" in this prospectus
                                 supplement. Each of Principal Global Investors,
                                 LLC and Wells Fargo Bank, National Association
                                 will be entitled to receive a primary servicing
                                 fee on each mortgage loan for which it is the
                                 primary servicer in an amount equal to the
                                 product of the applicable primary servicing fee
                                 rate and the scheduled principal balance of the
                                 applicable mortgage loan immediately before the
                                 related due date (prorated for the number of
                                 days during the calendar month for that
                                 mortgage loan for which interest actually
                                 accrues on that mortgage loan). The primary
                                 servicing fee is payable only from collections
                                 on the related mortgage loan. The primary
                                 servicing fee rate for each of Principal Global
                                 Investors, LLC and Wells Fargo Bank, National
                                 Association is 0.01% per annum.

SPECIAL SERVICER..............   ARCap Servicing, Inc., a Delaware corporation,
                                 will act as special servicer with respect to
                                 all of the mortgage loans in the trust.
                                 Generally, the special servicer will service a
                                 mortgage loan upon the occurrence of certain
                                 events that cause that mortgage loan to become
                                 a "specially serviced mortgage loan." The
                                 special servicer's principal compensation for
                                 its special servicing activities will be the
                                 special servicing fee, the workout fee and the
                                 liquidation fee. See "Servicing of the Mortgage
                                 Loans--General" and "Transaction Parties--The
                                 Special Servicer" in this prospectus
                                 supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each specially serviced mortgage loan.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 (net of any expenses incurred by the special
                                 servicer on behalf of the trust in connection
                                 with the collection of the condemnation
                                 proceeds and insurance proceeds) including in
                                 connection with a repurchase of an A Note by
                                 the holder of the related B Note, unless
                                 otherwise provided in the related intercreditor
                                 agreement.

                                 The workout fee is a fee payable with respect
                                 to any rehabilitated mortgage loan (which means
                                 a specially serviced mortgage loan as to which
                                 three consecutive scheduled payments have been
                                 made, there is no other event causing it to
                                 constitute a specially serviced mortgage loan,
                                 and certain other conditions have been met),
                                 serviced companion mortgage loan or B Note,
                                 equal to 1.0% of the amount of each collection
                                 of interest (other than default interest and
                                 any excess interest) and principal received
                                 (including any condemnation proceeds received
                                 and applied as a collection of the interest and
                                 principal) on such mortgage loan, serviced
                                 companion mortgage loan or B Note for so long
                                 as it remains a rehabilitated mortgage loan.

                                 In addition, the special servicer will be
                                 entitled to retain certain borrower paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund,
                                 as additional servicing compensation.

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                                      S-11

TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust on behalf of the Series 2006-TOP22
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee" in this
                                 prospectus supplement. In addition, the trustee
                                 will be primarily responsible for back-up
                                 advancing if the master servicer fails to
                                 perform its advancing obligations. Following
                                 the transfer of the underlying mortgage loans
                                 into the trust, the trustee, on behalf of the
                                 trust, will become the holder of each mortgage
                                 loan transferred to the trust.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.0015% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the scheduled
                                 principal balance of each mortgage loan. A
                                 portion of the trustee fee is payable to the
                                 paying agent.

PAYING AGENT..................   Wells Fargo Bank, National Association will act
                                 as the paying agent, certificate registrar and
                                 authenticating agent for the certificates.
                                 Wells Fargo Bank, National Association is also
                                 the master servicer, a sponsor and a mortgage
                                 loan seller. The paying agent will also have,
                                 or be responsible for appointing an agent to
                                 perform, additional duties with respect to tax
                                 administration of the issuing entity. A portion
                                 of the trustee fee is payable to the paying
                                 agent. See "Transaction Parties--The Paying
                                 Agent, Certificate Registrar and Authenticating
                                 Agent" in this prospectus supplement.

OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates,
                                 outstanding at any time of determination, or,
                                 if the certificate balance of that class of
                                 certificates is less than 25% of the initial
                                 certificate balance of that class, the next
                                 most subordinate class of certificates, may
                                 appoint a representative to act as operating
                                 adviser for the purposes described in this
                                 prospectus supplement; provided, that with
                                 respect to any A/B Mortgage Loan, a holder of
                                 the related B Note will, to the extent set
                                 forth in the related intercreditor agreement,
                                 instead be entitled to the rights and powers
                                 granted to the operating adviser under the
                                 pooling and servicing agreement to the extent
                                 such rights and powers relate to the related
                                 A/B Mortgage Loan (but only so long as the
                                 holder of the related B Note is the directing
                                 holder). The initial operating adviser will be
                                 ARCap REIT, Inc., an affiliate of the special
                                 servicer.

SPONSORS......................   Wells Fargo Bank, National Association, a
                                 national banking association, Morgan Stanley
                                 Mortgage Capital Inc., a New York corporation,
                                 Bear Stearns Commercial Mortgage, Inc., a New
                                 York corporation, Principal Commercial Funding
                                 II, LLC, a Delaware corporation and Principal
                                 Commercial Funding, LLC, a Delaware
                                 corporation, are sponsors of this transaction.
                                 As sponsors, Wells Fargo Bank, National
                                 Association, Morgan Stanley Mortgage Capital
                                 Inc., Bear Stearns Commercial Mortgage, Inc.,
                                 Principal Commercial Funding II, LLC and
                                 Principal Commercial Funding, LLC have
                                 organized and initiated the transactions in
                                 which the certificates will be issued and will
                                 sell mortgage loans to the depositor. The
                                 depositor will transfer the mortgage loans to
                                 the trust, and the trust will then issue the
                                 certificates. Wells Fargo Bank, National
                                 Association is also the master servicer, paying
                                 agent, certificate registrar and authenticating
                                 agent

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                                      S-12

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                                 with respect to the mortgage loans and the
                                 trust. Morgan Stanley Mortgage Capital Inc. is
                                 an affiliate of Morgan Stanley & Co.
                                 Incorporated, one of the underwriters. Bear
                                 Stearns Commercial Mortgage, Inc. is an
                                 affiliate of the depositor and Bear, Stearns &
                                 Co. Inc., one of the underwriters. Principal
                                 Global Investors, LLC, the primary servicer
                                 with respect to those mortgage loans sold to
                                 the trust by Principal Commercial Funding II,
                                 LLC and Principal Commercial Funding, LLC is
                                 the parent of Principal Commercial Funding, LLC
                                 who owns a 49% interest in Principal Commercial
                                 Funding II, LLC. See "Transaction Parties--The
                                 Sponsors, Mortgage Loan Sellers and
                                 Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS.........   Wells Fargo Bank, National Association, will
                                 sell us 103 mortgage loans (which include 89
                                 mortgage loans in loan group 1 and 14 mortgage
                                 loans in loan group 2), representing 30.0% of
                                 the initial outstanding pool balance (and
                                 representing 28.0% of the initial loan group 1
                                 balance and 45.7% of the initial outstanding
                                 loan group 2 balance).

                                 Morgan Stanley Mortgage Capital Inc., will sell
                                 us 50 mortgage loans (which include 38 mortgage
                                 loans in loan group 1 and 12 mortgage loans in
                                 loan group 2), representing 30.0% of the
                                 initial outstanding pool balance (and
                                 representing 30.5% of the initial loan group 1
                                 balance and 26.1% of the initial outstanding
                                 loan group 2 balance).

                                 Bear Stearns Commercial Mortgage, Inc., will
                                 sell us 42 mortgage loans (which include 39
                                 mortgage loans in loan group 1 and 3 mortgage
                                 loans in loan group 2), representing 24.3% of
                                 the initial outstanding pool balance (and
                                 representing 25.6% of the initial loan group 1
                                 balance and 14.0% of the initial outstanding
                                 loan group 2 balance).

                                 Principal Commercial Funding II, LLC, will sell
                                 us 19 mortgage loans (which include 16 mortgage
                                 loans in loan group 1 and 3 mortgage loans in
                                 loan group 2), representing 10.6% of the
                                 initial outstanding pool balance (and
                                 representing 10.6% of the initial loan group 1
                                 balance and 10.7% of the initial outstanding
                                 loan group 2 balance).

                                 Principal Commercial Funding, LLC, will sell us
                                 8 mortgage loans (which include 7 mortgage
                                 loans in loan group 1 and 1 mortgage loan in
                                 loan group 2), representing 5.1% of the initial
                                 outstanding pool balance (and representing 5.4%
                                 of the initial loan group 1 balance and 3.5% of
                                 the initial outstanding loan group 2 balance).

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" in this
                                 prospectus supplement.

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

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                                      S-13

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UNDERWRITERS..................   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated. Bear, Stearns & Co. Inc. is
                                 an affiliate of Bear Stearns Commercial
                                 Mortgage, Inc., one of the sponsors, and of the
                                 depositor. Morgan Stanley & Co. Incorporated is
                                 an affiliate of Morgan Stanley Mortgage Capital
                                 Inc., one of the sponsors.

CUT-OFF DATE..................   April 1, 2006. For purposes of the information
                                 contained in this prospectus supplement
                                 (including the appendices to this prospectus
                                 supplement), scheduled payments due in April
                                 2006 with respect to mortgage loans not having
                                 payment dates on the first day of each month
                                 have been deemed received on April 1, 2006, not
                                 the actual day on which such scheduled payments
                                 were due.

CLOSING DATE..................   On or about April 20, 2006.

DISTRIBUTION DATE.............   The 12th day of each month, or, if such 12th
                                 day is not a business day, the next succeeding
                                 business day, commencing in May 2006.

RECORD DATE...................   With respect to each distribution date, the
                                 close of business on the last business day of
                                 the preceding calendar month.

EXPECTED FINAL DISTRIBUTION      ---------------------------
   DATES......................    Class A-1    July 12, 2010
                                 ---------------------------
                                  Class A-2   April 12, 2011
                                 ---------------------------
                                  Class A-3   March 12, 2013
                                 ---------------------------
                                 Class A-AB    May 12, 2015
                                 ---------------------------
                                  Class A-4   March 12, 2016
                                 ---------------------------
                                 Class A-1A   March 12, 2016
                                 ---------------------------
                                  Class A-M   March 12, 2016
                                 ---------------------------
                                  Class A-J   April 12, 2016
                                 ---------------------------

                                 The Expected Final Distribution Date for each
                                 class of certificates is the date on which that
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates and
                                 according to the "Structuring Assumptions." Any
                                 mortgage loans with anticipated repayment dates
                                 are assumed to repay in full on those dates.
                                 The actual final distribution date for any
                                 class may be earlier or later (and could be
                                 substantially later) than the expected final
                                 distribution date.

RATED FINAL DISTRIBUTION
   DATE.......................   As to each class of certificates, the
                                 distribution date in April 2038, which is the
                                 first distribution date that follows by at
                                 least 24 months the end of the amortization
                                 term for the mortgage loan having an
                                 anticipated repayment date that, as of the
                                 cut-off date, has the longest remaining
                                 amortization term.

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                                      S-14

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                              OFFERED CERTIFICATES

GENERAL.......................   We are offering the following eight (8) classes
                                 of our Series 2006-TOP22 Commercial Mortgage
                                 Pass-Through Certificates:

                                 o    Class A-l
                                 o    Class A-2
                                 o    Class A-3
                                 o    Class A-AB
                                 o    Class A-4
                                 o    Class A-1A
                                 o    Class A-M
                                 o    Class A-J

                                 The entire series will consist of a total of
                                 twenty-six (26) classes, the following eighteen
                                 (18) of which are not being offered by this
                                 prospectus supplement and the accompanying
                                 prospectus: Class X, Class B, Class C, Class D,
                                 Class E, Class F, Class G, Class H, Class J,
                                 Class K, Class L, Class M, Class N, Class O,
                                 Class P, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE...........   Your certificates will have the approximate
                                 aggregate initial certificate balance presented
                                 on the cover page of this prospectus
                                 supplement, and this balance may vary by up to
                                 5% on the closing date. Mortgage loans may be
                                 removed from or added to the mortgage pool
                                 prior to the closing date within this maximum
                                 permitted variance. Any reduction or increase
                                 in the number of mortgage loans within these
                                 parameters will result in consequential changes
                                 to the initial certificate balance of each
                                 class of offered certificates and to the other
                                 statistical data contained in this prospectus
                                 supplement. No changes in the statistical data
                                 will be made in the final prospectus supplement
                                 unless such changes are material.

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to the
                                 certificate balance of that class.

                                 The Class X Certificates, which are private
                                 certificates, will not have certificate
                                 balances; this class of certificates will
                                 instead represent the right to receive
                                 distributions of interest accrued as described
                                 in this prospectus supplement on a notional
                                 amount. The notional amount of the Class X
                                 Certificates will be equal to the aggregate of
                                 the certificate balances of the classes of
                                 certificates (other than the Class X, Class
                                 R-I, Class R-II and Class R-III Certificates)
                                 outstanding from time to time. Any information
                                 provided in this prospectus supplement
                                 regarding the characteristics of the Class X
                                 Certificates, which are not offered pursuant to
                                 this prospectus supplement, is provided only to
                                 enhance your understanding of the offered
                                 certificates.

                                 Accordingly, the notional amount of the Class X
                                 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate

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                                      S-15

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                                 balance of, any class of certificates (other
                                 than the Class X, Class R-I, Class R-II and
                                 Class R-III Certificates) outstanding from time
                                 to time.

PASS-THROUGH RATES............   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 approximate initial pass-through rates for each
                                 class of offered certificates is set forth on
                                 the cover page of this prospectus supplement.

                                 Interest on your certificates will be
                                 calculated on the basis of a 360-day year
                                 consisting of twelve 30-day months, also
                                 referred to in this prospectus supplement as a
                                 30/360 basis.

                                 The pass-through rate for the Class A-1
                                 Certificates will, at all times, be a per annum
                                 rate equal to the lesser of 5.415% and the
                                 weighted average net mortgage rate. The
                                 pass-through rates for the Class A-2, Class
                                 A-3, Class A-AB, Class A-4, Class A-1A, Class
                                 A-M and Class A-J Certificates will, at all
                                 times, be a per annum rate equal to the
                                 weighted average net mortgage rate.

                                 The weighted average net mortgage rate for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans minus a weighted average annual
                                 administrative cost rate, which includes the
                                 master servicing fee rate, any excess servicing
                                 fee rate, the primary servicing fee rate, and
                                 the trustee fee rate. The relevant weighting is
                                 based upon the respective principal balances of
                                 the mortgage loans as in effect immediately
                                 prior to the relevant distribution date. For
                                 purposes of calculating the weighted average
                                 net mortgage rate, the mortgage loan interest
                                 rates will not include any default interest
                                 rate. The mortgage loan interest rates will
                                 also be determined without regard to any loan
                                 term modifications agreed to by the special
                                 servicer or resulting from any borrower's
                                 bankruptcy or insolvency. In addition, for
                                 purposes of calculating the weighted average
                                 net mortgage rate, if a mortgage loan does not
                                 accrue interest on a 30/360 basis, its interest
                                 rate for any month will, in general, be deemed
                                 to be the rate per annum that, when calculated
                                 on a 30/360 basis, will produce the amount of
                                 interest that actually accrues on that mortgage
                                 loan in that month.

                                 The pass-through rate applicable to the Class X
                                 Certificates for the initial distribution date
                                 will equal approximately 0.003% per annum.

                                 The pass-through rate applicable to the Class X
                                 Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective Class X Strip Rates at which
                                 interest accrues from time to time on the
                                 respective components of the total notional
                                 amount of the Class X Certificates outstanding
                                 immediately prior to the related distribution
                                 date (weighted on the basis of the respective
                                 balances of those components outstanding
                                 immediately prior to that distribution date).
                                 Each of those components will equal the
                                 certificate balance of one of the classes of
                                 Certificates with a principal balance. The
                                 applicable Class X Strip Rate with respect to
                                 each component for each distribution date will
                                 equal the excess, if any, of (a) the weighted
                                 average net mortgage rate for the distribution
                                 date, over (b) the pass-through rate for the
                                 distribution date for the related class of
                                 Certificates with a principal balance. Under no
                                 circumstances will any Class X Strip Rate be
                                 less than zero.

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                                      S-16

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                                 The Class B, Class C, Class D, Class E, Class
                                 F, Class G, Class H, Class J, Class K, Class L,
                                 Class M, Class N, Class O and Class P
                                 Certificates will, at all times, accrue
                                 interest at a per annum rate equal to the
                                 weighted average net mortgage rate.

DISTRIBUTIONS

   A. AMOUNT AND ORDER
      OF DISTRIBUTIONS........   On each distribution date, you will be entitled
                                 to receive interest and principal distributed
                                 from funds available for distribution from the
                                 mortgage loans. These distributions may be
                                 based on amounts relating to mortgage loans in
                                 loan group 1, mortgage loans in loan group 2 or
                                 a combination of these loan groups, as
                                 described further in this prospectus
                                 supplement. These distributions to you will be
                                 net of excess interest, excess liquidation
                                 proceeds and specified trust expenses,
                                 including all servicing fees, trustee fees and
                                 related compensation, in an amount equal to
                                 your certificate's interest and principal
                                 entitlement, subject to:

                                 (i)  payment of the respective interest
                                      entitlement for any class of certificates
                                      bearing an earlier alphabetical
                                      designation (except in respect of the
                                      distribution of interest among the Class
                                      A-1, Class A-2, Class A-3, Class A-AB,
                                      Class A-4, Class A-1A and Class X
                                      Certificates, which will have the same
                                      senior priority and be distributed pro
                                      rata and except that distributions to the
                                      Class A-M Certificates will be paid after
                                      distributions to the foregoing classes and
                                      except that the Class A-J Certificates
                                      will be paid after distributions to the
                                      Class A-M Certificates), and

                                 (ii) if applicable, payment of the respective
                                      principal entitlement for the distribution
                                      date to outstanding classes of
                                      certificates having an earlier
                                      alphabetical designation until the
                                      principal balance of each Class has been
                                      reduced to zero; provided, however, that
                                      the Class A-AB Certificates have certain
                                      priority with respect to reducing the
                                      principal balance of those certificates to
                                      their planned principal balance, as
                                      described in this prospectus supplement;
                                      and provided that the Class A-M
                                      Certificates receive distributions of
                                      principal only after distributions of
                                      principal are made to the Class A-1, Class
                                      A-2, Class A-3, Class A-AB, Class A-4 and
                                      Class A-1A Certificates and that the Class
                                      A-J Certificates receive distributions of
                                      principal only after distributions are
                                      made to the Class A-M Certificates.

                                 Each certificateholder will receive its share
                                 of distributions on its class of certificates
                                 on a pro rata basis with all other holders of
                                 certificates of the same class. See
                                 "Description of the Offered
                                 Certificates-Distributions" in this prospectus
                                 supplement.

                                 Generally, the Class A-1, Class A-2, Class A-3,
                                 Class A-AB and Class A-4 Certificates will have
                                 priority with respect to payments received in
                                 respect of mortgage loans included in loan
                                 group 1. Generally, the Class A-1A Certificates
                                 will have priority with respect to payments
                                 received in respect of mortgage loans included
                                 in loan group 2.

   B. INTEREST AND
      PRINCIPAL ENTITLEMENTS..   A description of the interest entitlement
                                 payable to each Class can be found in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. As described in that section, there
                                 are

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                                      S-17

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                                 circumstances relating to the timing of
                                 prepayments in which your interest entitlement
                                 for a distribution date could be less than one
                                 full month's interest at the pass-through rate
                                 on your certificate's principal balance. In
                                 addition, the right of the master servicer, the
                                 special servicer and the trustee to
                                 reimbursement for payment of nonrecoverable
                                 advances, payment of compensation and
                                 reimbursement of certain costs and expenses
                                 will be prior to your right to receive
                                 distributions of principal or interest.

                                 The Class R-I, Class R-II, Class R-III and
                                 Class X Certificates will not be entitled to
                                 principal distributions. The amount of
                                 principal required to be distributed on the
                                 classes entitled to principal on a particular
                                 distribution date will, in general, be equal to
                                 the sum of:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the pooling and servicing
                                      agreement) during the related collection
                                      period;

                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, for example
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned"; and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period;

                                 subject, however, to the adjustments described
                                 in this prospectus supplement. See the
                                 definition of "Principal Distribution Amount"
                                 in the "Glossary of Terms."

   C. PREPAYMENT
      PREMIUMS/YIELD
      MAINTENANCE CHARGES.....   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X Certificates, on the one hand,
                                 and the classes of certificates entitled to
                                 principal, on the other hand, is described in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

SUBORDINATION

   A. GENERAL.................   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 excess liquidation proceeds and certain excess
                                 interest in connection with any mortgage loan
                                 having an anticipated repayment date) on any
                                 distribution date is depicted in descending
                                 order. The manner in which mortgage loan losses
                                 (including interest losses other than losses
                                 with respect to certain excess interest in
                                 connection with any mortgage loan having an
                                 anticipated repayment date) are allocated is
                                 depicted in ascending order.

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                                      S-18

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                                          -----------------------------
                                           Class A-1, Class A-2, Class
                                          A-3, Class A-AB**, Class A-4,
                                            Class A-1A* and Class X***
                                          -----------------------------
                                                        |
                                                        |
                                          -----------------------------
                                                    Class A-M
                                          -----------------------------
                                                        |
                                                        |
                                          -----------------------------
                                                    Class A-J
                                          -----------------------------
                                                        |
                                                        |
                                          -----------------------------
                                                   Classes B-P
                                          -----------------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 *The Class A-1A Certificates generally have a
                                 priority entitlement to principal payments
                                 received in respect of mortgage loans included
                                 in loan group 2. The Class A-1, Class A-2,
                                 Class A-3, Class A-AB and Class A-4
                                 Certificates generally have a priority
                                 entitlement to principal payments received in
                                 respect of mortgage loans included in loan
                                 group 1. See "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

                                 **The Class A-AB Certificates have priority
                                 with respect to receiving distributions of
                                 principal from the portion of those amounts
                                 attributable to loan group 1 and, after the
                                 principal balance of the Class A-1A
                                 Certificates has been reduced to zero, the
                                 portion of those amounts attributable to loan
                                 group 2, in either case, to reduce the
                                 Certificate Balance of the Class A-AB
                                 Certificates to the Planned Principal Balance,
                                 as described in this prospectus supplement.

                                 ***Interest only certificates. No principal
                                 payments or realized loan losses in respect of
                                 principal will be allocated to the Class X
                                 Certificates. However, any mortgage loan losses
                                 will reduce the notional amount of the Class X
                                 Certificates.

   B. SHORTFALLS IN
      AVAILABLE FUNDS.........   The following types of shortfalls in available
                                 funds will reduce amounts available for
                                 distribution and will be allocated in the same
                                 manner as mortgage loan losses. Among the
                                 causes of these shortfalls are the following:

                                 o    shortfalls resulting from compensation
                                      which the special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by the master servicer or
                                      the trustee, to the extent not covered by
                                      default interest and late payment charges
                                      paid by the borrower; and

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                                      S-19

--------------------------------------------------------------------------------

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or other modification or
                                      from other unanticipated, extraordinary or
                                      default-related expenses of the trust.

                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by the master servicer to
                                 offset those shortfalls) will be allocated to
                                 each class of certificates in accordance with
                                 their respective interest entitlements as
                                 described in this prospectus supplement.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE
   MORTGAGE POOL

   A. GENERAL.................   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date. With respect to mortgage loans
                                 not having due dates on the first day of each
                                 month, scheduled payments due in April 2006
                                 have been deemed received on April 1, 2006.

                                 When information presented in this prospectus
                                 supplement with respect to mortgaged properties
                                 is expressed as a percentage of the initial
                                 pool balance, the percentages are based upon
                                 the cut-off date principal balances of the
                                 related mortgage loans or with respect to an
                                 individual property securing a multi-property
                                 mortgage loan, the portions of those loan
                                 balances allocated to such properties. The
                                 allocated loan amount for each mortgaged
                                 property securing a multi-property mortgage
                                 loan is set forth on Appendix II to this
                                 prospectus supplement

   B. PRINCIPAL BALANCES......   The trust's primary assets will be two hundred
                                 twenty-two (222) mortgage loans (which include
                                 189 mortgage loans in loan group 1 and 33
                                 mortgage loans in loan group 2) with an
                                 aggregate principal balance as of the cut-off
                                 date of $1,704,697,348 (which includes
                                 $1,509,489,098 in loan group 1 and $195,208,250
                                 in loan group 2). It is possible that the
                                 aggregate mortgage loan balance, the initial
                                 outstanding loan group 1 balance and the
                                 initial outstanding loan group 2 balance will
                                 vary by up to 5% on the closing date. As of the
                                 cut-off date, the principal balance of the
                                 mortgage loans in the mortgage pool ranged from
                                 $999,214 to $120,000,000 (and the balances of
                                 the mortgage loans ranged from $999,214 to
                                 $120,000,000 in loan group 1 and from
                                 $1,678,514 to $16,960,000 in loan group 2) and
                                 the mortgage loans had an average balance of
                                 $7,678,817 (and an average balance of
                                 $7,986,715 in loan group 1 and $5,915,402 in
                                 loan group 2).

   C. FEE SIMPLE/LEASEHOLD....   Two hundred sixty-eight (268) mortgaged
                                 properties, securing mortgage loans
                                 representing 98.3 % of the initial outstanding
                                 pool balance (which include two hundred
                                 thirty-five (235) mortgaged properties in loan
                                 group 1, securing mortgage loans representing
                                 98.1% of the initial outstanding loan group 1
                                 balance, and thirty-three (33) mortgaged
                                 properties in loan group 2, securing mortgage
                                 loans representing 100.0% of the initial
                                 outstanding loan group 2 balance), are subject
                                 to a mortgage, deed of trust or similar
                                 security instrument that creates a first
                                 mortgage lien on a fee simple estate in those
                                 mortgaged properties.

--------------------------------------------------------------------------------

                                      S-20

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                                 Three (3) mortgaged properties, securing
                                 mortgage loans representing 1.7% of the initial
                                 outstanding pool balance (representing 1.9% of
                                 the initial outstanding loan group 1 balance)
                                 are subject to a mortgage, deed of trust or
                                 similar security instrument that creates a
                                 first mortgage lien on a leasehold interest in
                                 the mortgaged properties.

   D. PROPERTY TYPES..........   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                 -------------------------------------------------------
                                                           Percentage of       Number of
                                                        Initial Outstanding    Mortgaged
                                 Property Type             Pool Balance       Properties
                                 -------------------------------------------------------

                                 Retail                        35.0%             105
                                 -------------------------------------------------------
                                 Office                        21.3%              43
                                 -------------------------------------------------------
                                 Hospitality                   12.3%              18
                                 -------------------------------------------------------
                                 Multifamily                    9.6%              29
                                 -------------------------------------------------------
                                 Industrial                     9.1%              36
                                 -------------------------------------------------------
                                 Self Storage                   5.0%              23
                                 -------------------------------------------------------
                                 Mixed Use                      3.1%               8
                                 -------------------------------------------------------
                                 Manufactured Housing
                                 Community                      2.4%               6
                                 -------------------------------------------------------
                                 Other                          2.3%               3
                                 -------------------------------------------------------

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

   E. PROPERTY LOCATION.......   The number of mortgaged properties, and the
                                 approximate percentage of the aggregate
                                 principal balance of the mortgage loans secured
                                 by mortgaged properties located in the five (5)
                                 states with the highest concentrations of
                                 mortgaged properties, are as described in the
                                 table below:

                                 --------------------------------------------------------
                                                                                Number of
                                                      Percentage of Initial     Mortgaged
                                 Geographic Areas   Outstanding Pool Balance   Properties
                                 --------------------------------------------------------

                                 California                   26.7%                96
                                 --------------------------------------------------------
                                    Southern                  16.3%                54
                                 --------------------------------------------------------
                                    Northern                  10.4%                42
                                 --------------------------------------------------------
                                 New York                      9.9%                16
                                 --------------------------------------------------------
                                 Pennsylvania                  8.7%                21
                                 --------------------------------------------------------
                                 Washington                    7.8%                 6
                                 --------------------------------------------------------
                                 New Jersey                    6.5%                 9
                                 --------------------------------------------------------

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                                      S-21

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                                 The remaining mortgaged properties are located
                                 throughout thirty (30) states and one of the
                                 U.S. Virgin Islands. None of these property
                                 locations has a concentration of mortgaged
                                 properties that represents security for more
                                 than 4.8% of the initial outstanding pool
                                 balance, as of the cut-off date. Northern
                                 California includes areas with zip codes above
                                 93600 and Southern California includes areas
                                 with zip codes of 93600 and below.

                                 For information regarding the location of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

   F. OTHER MORTGAGE
      LOAN FEATURES...........   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not thirty days or more past due,
                                      and no mortgage loan had been thirty days
                                      or more past due in the past year;

                                 o    Thirteen (13) groups of mortgage loans
                                      were made to the same borrower or to
                                      borrowers that are affiliated with one
                                      another through partial or complete direct
                                      or indirect common ownership (which
                                      include nine (9) groups of mortgage loans
                                      in loan group 1, representing 19.1% of the
                                      initial loan group 1 balance, three (3)
                                      groups of mortgage loans in loan group 2,
                                      representing 23.7% of the initial loan
                                      group 2 balance and one (1) group of
                                      mortgage loans that include mortgage loans
                                      in loan group 1 and loan group 2,
                                      representing 2.3% of the initial
                                      outstanding pool balance). Of these
                                      thirteen (13) groups, the 3 largest groups
                                      represent 9.1%, 2.3% and 2.2%,
                                      respectively, of the initial outstanding
                                      pool balance. See Appendix II attached to
                                      this prospectus supplement. The related
                                      borrower concentrations of the 3 largest
                                      groups in loan group 1 represent 10.3%,
                                      2.5% and 1.4%, respectively, of the
                                      initial outstanding loan group 1 balance;
                                      the 3 groups in loan group 2 represent
                                      14.0%, 5.8% and 3.9%, respectively, of the
                                      initial outstanding loan group 2 balance;
                                      and the one group that contains mortgage
                                      loans in loan group 1 and loan group 2,
                                      representing 2.3% of the initial
                                      outstanding pool balance;

                                 o    Eighty-four (84) mortgaged properties,
                                      securing mortgage loans representing 20.1%
                                      of the initial outstanding pool balance
                                      (representing 22.7% of the initial
                                      outstanding loan group 1 balance), are
                                      each 100.0% leased to a single tenant;

                                 o    All of the mortgage loans bear interest at
                                      fixed rates;

                                 o    Fixed periodic payments on the mortgage
                                      loans are generally determined assuming
                                      interest is calculated on a 30/360 basis,
                                      but interest actually accrues and is
                                      applied on certain mortgage loans on an
                                      actual/360 basis. Accordingly, there will
                                      be less amortization of the principal
                                      balance during the term of these mortgage
                                      loans, resulting in a higher final payment
                                      on these mortgage loans; and

--------------------------------------------------------------------------------

                                      S-22

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of any mortgage
                                      loan having an anticipated repayment date
                                      after the applicable anticipated repayment
                                      date for the related mortgage loan).

   G. BALLOON LOANS/ARD
      LOANS...................   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Two hundred twelve (212) mortgage loans,
                                      representing 97.6% of the initial
                                      outstanding pool balance, are "balloon
                                      loans" (which include one hundred eighty
                                      (180) mortgage loans in loan group 1,
                                      representing 97.5% of the initial
                                      outstanding loan group 1 balance, and
                                      thirty-two (32) mortgage loans in loan
                                      group 2, representing 99.1% of the initial
                                      outstanding loan group 2 balance). For
                                      purposes of this prospectus supplement, we
                                      consider a mortgage loan to be a "balloon
                                      loan" if its principal balance is not
                                      scheduled to be fully or substantially
                                      amortized by the loan's stated maturity
                                      date or anticipated repayment date, as
                                      applicable. Sixteen (16) of these mortgage
                                      loans, representing 10.0% of the initial
                                      outstanding pool balance are mortgage
                                      loans that have an anticipated repayment
                                      date that provide for an increase in the
                                      mortgage rate and/or principal
                                      amortization at a specified date prior to
                                      stated maturity (which include thirteen
                                      (13) mortgage loans in loan group 1,
                                      representing 9.5% of the initial
                                      outstanding loan group 1 balance, and
                                      three (3) mortgage loans in loan group 2,
                                      representing 14.0% of the initial
                                      outstanding loan group 2 balance). These
                                      mortgage loans are structured to encourage
                                      the borrower to repay the mortgage loan in
                                      full by the specified date (which is prior
                                      to the mortgage loan's stated maturity
                                      date) upon which these increases occur.
                                      Two (2) of the balloon loans, representing
                                      7.8% of the initial outstanding pool
                                      balance (representing 8.8% of the initial
                                      loan group 1 balance), referred to in this
                                      paragraph amortizes principal in
                                      accordance with the schedule attached to
                                      this prospectus supplement as Schedule B1
                                      and Schedule B2.

                                 o    The remaining ten (10) mortgage loans,
                                      representing 2.4% of the initial
                                      outstanding pool balance (which include
                                      nine (9) mortgage loans in loan group 1,
                                      representing 2.5% of the initial
                                      outstanding loan group 1 balance, and one
                                      (1) mortgage loan in loan group 2,
                                      representing 0.9% of the initial
                                      outstanding loan group 2 balance), are
                                      fully amortizing and are expected to have
                                      less than 5% of the original principal
                                      balance outstanding as of their related
                                      stated maturity dates.

   H. INTEREST ONLY LOANS.....   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Fifty-three (53) mortgage loans,
                                      representing 24.1% of the initial
                                      outstanding pool balance (which include
                                      thirty-nine (39) mortgage loans in loan
                                      group 1, representing 21.4% of the initial
                                      outstanding loan group 1 balance, and
                                      fourteen (14) mortgage loans in loan group
                                      2, representing 45.2% of the initial
                                      outstanding loan group 2 balance),
                                      currently provide for monthly payments of
                                      interest only for a portion of their
                                      respective terms and then provide for the
                                      monthly payment of principal and interest
                                      over their respective remaining terms.

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                                      S-23

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                                 o    Thirty-eight (38) mortgage loans,
                                      representing 27.4% of the initial
                                      outstanding pool balance (which include
                                      thirty-four (34) mortgage loans in loan
                                      group 1, representing 29.6% of the initial
                                      outstanding loan group 1 balance, and four
                                      (4) mortgage loans in loan group 2,
                                      representing 10.1% of the initial
                                      outstanding loan group 2 balance),
                                      currently provide for monthly payments of
                                      interest only for their entire respective
                                      terms.

                                 o    One (1) mortgage loan, representing 1.8%
                                      of the initial outstanding pool balance
                                      (and representing 2.0% of the initial
                                      outstanding loan group 1 balance),
                                      provides for the monthly payment of
                                      principal and interest for the first 36
                                      months of its term and then provides for
                                      monthly payments of interest only for the
                                      next 24 months of its term and then
                                      provides for the monthly payment of
                                      principal and interest until it has
                                      matured.

   I. PREPAYMENT/DEFEASANCE
      PROVISIONS..............   As of the cut-off date, all of the mortgage
                                 loans restricted voluntary principal
                                 prepayments as follows:

                                 o    One hundred twenty-four (124) mortgage
                                      loans, representing 56.6% of the initial
                                      outstanding pool balance (which include
                                      one hundred two (102) mortgage loans in
                                      loan group 1, representing 54.2% of the
                                      initial outstanding loan group 1 balance,
                                      and twenty-two (22) mortgage loans in loan
                                      group 2, representing 75.1% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      for a period ending on a date determined
                                      by the related mortgage note (which may be
                                      the maturity date), which period is
                                      referred to in this prospectus supplement
                                      as a lock-out period, but permit the
                                      related borrower, after an initial period
                                      of at least two years following the date
                                      of issuance of the certificates, to
                                      defease the mortgage loan by pledging
                                      "government securities" as defined in the
                                      Investment Company Act of 1940 that
                                      provide for payment on or prior to each
                                      due date through and including the
                                      maturity date (or such earlier due date on
                                      which the mortgage loan first becomes
                                      freely prepayable) of amounts at least
                                      equal to the amounts that would have been
                                      payable on those dates under the terms of
                                      the mortgage loans and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage;

                                 o    Thirty-nine (39) mortgage loans,
                                      representing 15.9% of the initial
                                      outstanding pool balance (which include
                                      thirty-two (32) mortgage loans in loan
                                      group 1, representing 16.4% of the initial
                                      outstanding loan group 1 balance, and
                                      seven (7) mortgage loans in loan group 2,
                                      representing 11.5% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provide for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula or
                                      1% of the amount prepaid;

                                 o    Forty-eight (48) mortgage loans,
                                      representing 15.7% of the initial
                                      outstanding pool balance (which include
                                      forty-five (45) mortgage loans in loan
                                      group 1, representing 16.4% of the initial
                                      outstanding loan group 1 balance, and
                                      three (3) mortgage loans in loan group 2,
                                      representing 9.8% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period,

--------------------------------------------------------------------------------

                                      S-24

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                                      and following the lock-out period provide
                                      for a prepayment premium or yield
                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula or 1% of the amount prepaid, and
                                      also permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of the issuance of the
                                      certificates, to defease the mortgage loan
                                      by pledging "government securities" as
                                      defined above;

                                 o    One (1) mortgage loan, representing 7.0%
                                      of the initial outstanding pool balance
                                      (representing 7.9% of the initial
                                      outstanding loan group 1 balance), has no
                                      lock-out period and permits voluntary
                                      principal prepayments at any time during
                                      the first twenty-five (25) monthly payment
                                      periods if accompanied by a yield
                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula or 1% of the amount prepaid and
                                      also permits the related borrower, after
                                      the initial twenty-five (25) monthly
                                      payment periods (which will be at least
                                      two years following the date of issuance
                                      of the certificates) to make voluntary
                                      principal prepayments if accompanied by a
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid or to defease the mortgage loan by
                                      pledging "government securities" as
                                      defined above;

                                 o    Six (6) mortgage loans, representing 2.7%
                                      of the initial outstanding pool balance
                                      (which include five (5) mortgage loans in
                                      loan group 1, representing 2.6% of the
                                      initial outstanding loan group 1 balance,
                                      and one (1) mortgage loans in loan group
                                      2, representing 3.6% of the initial
                                      outstanding loan group 2 balance), have no
                                      lock-out period and permit voluntary
                                      principal prepayments if accompanied by a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula or
                                      1% of the amount prepaid;

                                 o    One (1) mortgage loan, representing 0.9%
                                      of the initial outstanding pool balance
                                      (representing 1.1% of the initial
                                      outstanding loan group 1 balance),
                                      prohibits voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provides for a yield
                                      maintenance charge calculated on the basis
                                      of a yield maintenance formula;

                                 o    One (1) mortgage loan, representing 0.7%
                                      of the initial outstanding pool balance
                                      (representing 0.8% of the initial
                                      outstanding loan group 1 balance),
                                      prohibits voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period permits voluntary
                                      principal prepayments during the 36th to
                                      40th monthly payment periods if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid, and following the 40th monthly
                                      payment period until maturity permits the
                                      related borrower to defease the mortgage
                                      loan by pledging "government securities"
                                      as defined above; and

                                 o    Two (2) mortgage loans, representing 0.4%
                                      of the initial outstanding pool balance
                                      (representing 0.4% of the initial
                                      outstanding loan group 1 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period permit voluntary
                                      principal prepayments during the

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                                      S-25

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                                      following second or tenth monthly payment
                                      periods, as the case may be, if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid and following those periods permit
                                      the related borrower to defease the
                                      mortgage loans by pledging "government
                                      securities" as defined above, and permit
                                      voluntary principal prepayments if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of a yield maintenance formula or 1%
                                      of the amount prepaid.

                                 Notwithstanding the above, the mortgage loans
                                 generally (i) permit prepayment in connection
                                 with casualty or condemnation and certain other
                                 matters without payment of a prepayment premium
                                 or yield maintenance charge and (ii) provide
                                 for a specified period commencing prior to and
                                 including the maturity date or the anticipated
                                 repayment date during which the related
                                 borrower may prepay the mortgage loan without
                                 payment of a prepayment premium or yield
                                 maintenance charge. See the footnotes to
                                 Appendix II attached to this prospectus
                                 supplement for more details about the various
                                 yield maintenance formulas.

                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o    One (1) mortgage loan, representing 7.0%
                                      of the initial outstanding pool balance
                                      (representing 7.9% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of any of the
                                      mortgaged properties at any time upon
                                      prepayment of an amount equal to 115% of
                                      the allocated loan amount of the mortgaged
                                      property being released if accompanied by
                                      a prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula or
                                      1% of the amount prepaid, and permits the
                                      release of any of the mortgaged properties
                                      after a lock-out period upon the
                                      defeasance of an amount equal to 115% of
                                      the allocated loan amount of the mortgaged
                                      property being released if, in the case of
                                      either a prepayment or a defeasance, the
                                      remaining mortgaged properties debt
                                      service coverage ratio immediately
                                      following the release is not less than the
                                      greater of 1.46x and the debt service
                                      coverage ratio immediately preceding the
                                      release and the loan-to-value-ratio of the
                                      remaining mortgaged properties is not
                                      greater than the lesser of 65% and the
                                      loan-to-value-ratio immediately preceding
                                      the release;

                                 o    One (1) mortgage loan, representing 3.8%
                                      of the initial outstanding pool balance
                                      (representing 4.3% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of any of the
                                      mortgaged properties from the lien of the
                                      mortgage after the applicable lock-out
                                      period upon prepayment of an amount equal
                                      to 115% of the allocated loan amount of
                                      the mortgaged property being released if
                                      the loan-to-value ratio immediately
                                      following such release is not greater than
                                      59% and the debt service coverage ratio
                                      immediately following such release is at
                                      least equal to or greater than 1.23x
                                      (based on a

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                                      S-26

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                                      9.30% debt service constant). Eight (8) of
                                      the related mortgaged properties may be
                                      released at any time subject to various
                                      provisions stated in the loan agreement
                                      upon payment of 100% of the allocated loan
                                      amount of the mortgaged property being
                                      released together with a prepayment
                                      premium based on a yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1% of the amount prepaid. In addition, the
                                      borrower is permitted to obtain the
                                      release of up to ten (10) of the related
                                      properties from the lien of the related
                                      mortgage by substituting a new property
                                      that meets certain requirements set forth
                                      in the mortgage loan documents, including,
                                      among other requirements, that (i) the
                                      debt service coverage ratio of all
                                      properties after substitution is not less
                                      than the debt service coverage ratio on
                                      the closing date or immediately preceding
                                      the substitution and (ii) the net
                                      operating income and debt service coverage
                                      ratio for the replacement property for the
                                      twelve (12) months immediately preceding
                                      the substitution is not less than the net
                                      operating income and debt service coverage
                                      ratio for the substituted property in the
                                      same period;

                                 o    One (1) mortgage loan, representing 0.9%
                                      of the initial outstanding pool balance
                                      (representing 1.0% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of any of the
                                      mortgaged properties from the lien of the
                                      mortgage after the applicable lock-out
                                      period upon the defeasance of an amount
                                      equal to 125% of the allocated mortgage
                                      loan amount of the mortgaged property
                                      being released and the satisfaction of
                                      certain conditions under the mortgage loan
                                      documents, including, the debt service
                                      coverage ratio of the remaining properties
                                      immediately following the release is at
                                      least equal to or greater than 1.30x and
                                      the loan-to-value-ratio of the remaining
                                      mortgaged properties immediately following
                                      the release is not greater than 70%;

                                 o    One (1) mortgage loan, representing 0.6%
                                      of the initial outstanding pool balance
                                      (and representing 0.7% of the initial loan
                                      group 1 balance), permits the borrower to
                                      release a portion of the mortgaged
                                      property from the lien of the mortgage at
                                      any time upon prepayment of an amount
                                      equal to 120% of the allocated loan amount
                                      of the mortgaged property being released
                                      if accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid and (i) the remaining properties
                                      debt service coverage ratio immediately
                                      following the release is not less than
                                      1.38x and (ii) the loan-to-value-ratio of
                                      the remaining mortgaged properties is not
                                      greater than 65%;

                                 o    One (1) mortgage loan, representing 0.4%
                                      of the initial outstanding pool balance
                                      (and representing 0.5% of the initial loan
                                      group 1 balance) permits the release of a
                                      portion of the mortgaged property through
                                      partial defeasance subject to the
                                      satisfaction of certain requirements and
                                      conditions set forth in the loan documents
                                      including, but not limited to the
                                      following: (i) payment of an amount equal
                                      to 125% of the specified release price,
                                      (ii) the LTV immediately following the
                                      release is not greater than 60% and (iii)

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                                      S-27

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                                      the DSCR immediately following the release
                                      is at least equal to or greater than
                                      1.80x.

                                 See Appendix II attached to this prospectus
                                 supplement for specific yield maintenance
                                 provisions with respect to the prepayment and
                                 defeasance provisions set forth above.

                                 Notwithstanding the above, the mortgage loans
                                 generally provide that the related borrower may
                                 prepay the mortgage loan without prepayment
                                 premium or defeasance requirements commencing
                                 one (1) to sixty-one (61) payment dates prior
                                 to and including the maturity date or the
                                 anticipated repayment date.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property that
                                 were given no value or minimal value in the
                                 underwriting process, subject to the
                                 satisfaction of certain conditions. In
                                 addition, certain of the mortgage loans may
                                 permit the related borrower to substitute
                                 collateral under certain circumstances.

                                 See the footnotes to Appendix II attached to
                                 this prospectus supplement for more details
                                 concerning certain of the foregoing provisions
                                 including the method of calculation of any
                                 prepayment premium or yield maintenance charge,
                                 which will vary for any mortgage loan.

   J. MORTGAGE LOAN RANGES
      AND WEIGHTED AVERAGES...   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

         I. MORTGAGE INTEREST
            RATES                Mortgage interest rates ranging from 4.714% per
                                 annum to 6.690% per annum (and ranging from
                                 4.714% per annum to 6.690% per annum for loan
                                 group 1 and from 4.880% per annum to 5.780% per
                                 annum for loan group 2), and a weighted average
                                 mortgage interest rate of 5.504% per annum (and
                                 5.506% per annum for loan group 1 and 5.493%
                                 per annum for loan group 2);

         II. ORIGINAL TERMS      Original terms to scheduled maturity ranging
                                 from sixty (60) months to two hundred
                                 eighty-eight (288) months (and ranging from
                                 sixty (60) months to two hundred eighty-eight
                                 (288) months for loan group 1 and from
                                 seventy-two (72) months to one hundred eighty
                                 (180) months for loan group 2), and a weighted
                                 average original term to scheduled maturity of
                                 one hundred fifteen (115) months (and weighted
                                 average remaining term to scheduled maturity of
                                 one hundred thirteen (113) months for loan
                                 group 1 and one hundred twenty-six (126) months
                                 for loan group 2);

         III. REMAINING TERMS    Remaining terms to scheduled maturity ranging
                                 from fifty-one (51) months to two hundred
                                 seventy-seven (277) months (and ranging from
                                 fifty-one (51) months to two hundred
                                 seventy-seven (277) months for loan group 1 and
                                 from seventy (70) months to one hundred
                                 seventy-five (175) months for loan group 2),
                                 and a weighted average remaining term to
                                 scheduled maturity of one hundred twelve (112)
                                 months (and weighted average remaining term to
                                 scheduled maturity of one hundred ten (110)
                                 months for loan group 1 and one hundred
                                 twenty-four (124) months for loan group 2);

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         IV. REMAINING
             AMORTIZATION
             TERMS               Remaining amortization terms (excluding loans
                                 which provide for interest only payments for
                                 the entire loan term) ranging from one hundred
                                 sixteen (116) months to four hundred eight
                                 (408) months (and ranging from one hundred
                                 sixteen (116) months to three hundred sixty
                                 (360) months for loan group 1 and from one
                                 hundred eighteen (118) months to four hundred
                                 eight (408) months for loan group 2), and a
                                 weighted average remaining amortization term of
                                 three hundred thirty-eight (338) months (and
                                 three hundred thirty-six (336) months for loan
                                 group 1 and three hundred forty-seven (347)
                                 months for loan group 2);

         V. LOAN-TO-VALUE
            RATIOS               Loan-to-value ratios, calculated as described
                                 in this prospectus supplement, range from 7.7%
                                 to 81.8% (and range from 7.7% to 81.8% for loan
                                 group 1 and from 12.0% to 80.0% for loan group
                                 2), and a weighted average loan-to-value ratio,
                                 calculated as described in this prospectus
                                 supplement, of 57.8% (and 58.1% for loan group
                                 1 and 55.2% for loan group 2);

                                 For all but one of the mortgage loans, the
                                 loan-to-value ratio was calculated according to
                                 the methodology set forth in this prospectus
                                 supplement based on the estimate of value from
                                 a third-party appraisal, which was generally
                                 conducted after January 2005, the other having
                                 been conducted in August of 2004;

                                 For detailed methodologies, see "Description of
                                 the Mortgage Pool--Assessments of Property
                                 Value and Condition--Appraisals" in this
                                 prospectus supplement;

         VI. DEBT SERVICE
             COVERAGE RATIOS*    Debt service coverage ratios, determined
                                 according to the methodology presented in this
                                 prospectus supplement, ranging from 1.10x to
                                 15.19x (and ranging from 1.10x to 15.19x for
                                 loan group 1 and from 1.27x to 7.41x for loan
                                 group 2) and a weighted average debt service
                                 coverage ratio, calculated as described in this
                                 prospectus supplement, of 2.03x (and 2.03x for
                                 loan group 1 and 2.08x for loan group 2). These
                                 calculations are based on underwritable cash
                                 flow and actual debt service of the related
                                 mortgage loans as described in this prospectus
                                 supplement; and

         VII. DEBT SERVICE
              COVERAGE RATIOS
              POST IO PERIOD     Debt Service Coverage Ratio Post IO Period,
                                 determined according to the methodology
                                 presented in this prospectus supplement,
                                 ranging from 1.06x to 15.19x (and ranging from
                                 1.10x to 15.19x for loan group 1 and from 1.06x
                                 to 7.41x for loan group 2), and a weighted
                                 average debt service coverage ratio, calculated
                                 as described in this prospectus supplement, of
                                 1.95x (and 1.95x for loan group 1 and 1.94x for
                                 loan group 2).

                                 "Debt Service Coverage Ratio Post IO Period" or
                                 "DSCR Post IO Period" means, with respect to
                                 the related mortgage loan that has an
                                 interest-only period that has not expired as of
                                 the cut-off date but will expire prior to
                                 maturity, a debt service coverage ratio
                                 calculated in the same manner as debt service
                                 coverage ratios except that the amount of the
                                 monthly debt service payment considered in the
                                 calculation is the amount of the monthly debt
                                 service payment that is due in the first month
                                 following the expiration of the applicable
                                 interest-only period.

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                                      S-29

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                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" in
                                 this prospectus supplement.

                                 *The debt service coverage ratios set forth
                                 above and throughout this prospectus supplement
                                 are based on certain assumptions with respect
                                 to Mortgage Loan No. 46. See footnote (2) of
                                 the related summary for that loan in "Appendix
                                 IV - Significant Loan Summaries" of this
                                 prospectus supplement.

   K. NON-SERVICED MORTGAGE
      LOANS...................   The Alderwood Mall Pari Passu Loan, which, as
                                 of the cut-off date, had an unpaid principal
                                 balance of $103,268,302 and represents 6.1% of
                                 the initial outstanding pool balance (and
                                 representing 6.8% of the initial outstanding
                                 loan group 1 balance), is secured by the
                                 related mortgaged property on a pari passu
                                 basis with, and pursuant to the same mortgage
                                 as, another note that are is not included in
                                 the trust (the "Alderwood Mall Companion Loan")
                                 and which had an outstanding principal balance
                                 as of the cut-off date of approximately
                                 $107,483,334. The Alderwood Mall Companion Loan
                                 has the same interest rate, maturity date and
                                 amortization terms as the Alderwood Mall Pari
                                 Passu Loan.

                                 In addition, with respect to the Alderwood Mall
                                 Pari Passu Loan, the mortgage on the related
                                 mortgaged property also secures a subordinated
                                 B note (the Alderwood Mall B Note, which
                                 together with the Alderwood Mall Pari Passu
                                 Loan and the Alderwood Mall Companion Loan are
                                 referred to in this prospectus supplement as
                                 the Alderwood Mall Loan Group), which had an
                                 outstanding principal balance as of the Cut-Off
                                 Date of $54,419,436. The Alderwood Mall B Note
                                 is not as asset of the trust.

                                 The Mervyns Portfolio Pari Passu Loan, which,
                                 as of the cut-off date, had an unpaid principal
                                 balance of $64,190,000 and represents 3.8% of
                                 the initial outstanding pool balance (and
                                 representing 4.3% of the initial outstanding
                                 loan group 1 balance), is secured by the
                                 related mortgaged property on a pari passu
                                 basis with, and pursuant to the same mortgage
                                 as, another note that is not included in the
                                 trust (the Mervyns Portfolio Companion Loan,
                                 that together with the Mervyns Portfolio Pari
                                 Passu Loan are referred to in this prospectus
                                 supplement as the Mervyns Portfolio Loan Group)
                                 and which had an original outstanding principal
                                 balance of $66,810,000. The Mervyns Portfolio
                                 Companion Loan has the same interest rate,
                                 maturity date and amortization terms as the
                                 Mervyns Portfolio Pari Passu Loan.

                                 The Alderwood Mall Loan Group and the Mervyns
                                 Portfolio Loan Group are currently being
                                 serviced and administered pursuant to the MSCI
                                 2006-TOP21 Pooling and Servicing Agreement. The
                                 MSCI 2006-TOP21 Pooling and Servicing Agreement
                                 provides for servicing arrangements that are
                                 generally consistent with the terms of other
                                 comparably rated commercial mortgage loan
                                 securitizations. See "Servicing of the Mortgage
                                 Loans--Servicing of Alderwood Mall Loan Group,
                                 the Mervyns Portfolio Loan Group and the A/B
                                 Mortgage Loans--The Alderwood Mall Loan Group"
                                 and "--The Mervyns Portfolio Loan Group" in
                                 this prospectus supplement.

                                 The terms of the MSCI 2006-TOP21 Pooling and
                                 Servicing Agreement provide that:

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                                      S-30

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                                 o    LaSalle Bank National Association, which
                                      is the trustee under the MSCI 2006-TOP21
                                      Pooling and Servicing Agreement, will, in
                                      that capacity, be the mortgagee of record
                                      with respect to the mortgaged property
                                      securing the Alderwood Mall Pari Passu
                                      Loan and the Mervyns Portfolio Pari Passu
                                      Loan;

                                 o    Wells Fargo Bank, National Association,
                                      which is the master servicer for the
                                      Alderwood Mall Loan Group and the Mervyns
                                      Portfolio Loan Group under the MSCI
                                      2006-TOP21 Pooling and Servicing
                                      Agreement, will, in that capacity, be the
                                      master servicer for the Alderwood Mall
                                      Pari Passu Loan and the Mervyns Portfolio
                                      Pari Passu Loan, subject to replacement
                                      pursuant to the terms of the MSCI
                                      2006-TOP21 Pooling and Servicing
                                      Agreement;

                                 o    ARCap Servicing, Inc., which is the
                                      special servicer under the MSCI 2006-TOP21
                                      Pooling and Servicing Agreement, will, in
                                      that capacity, be the special servicer for
                                      the Alderwood Mall Pari Passu Loan and the
                                      Mervyns Portfolio Pari Passu Loan, subject
                                      to replacement pursuant to the terms of
                                      the MSCI 2006-TOP21 Pooling and Servicing
                                      Agreement.

                                 See "Servicing of the Mortgage Loans--Servicing
                                 of the Alderwood Mall Loan Group, the Mervyns
                                 Portfolio Loan Group and the A/B Mortgage
                                 Loans--The Alderwood Mall Loan Group" and
                                 "--The Mervyns Portfolio Loan Group" in this
                                 prospectus supplement.

                                 References in this prospectus supplement,
                                 however, to the trustee, master servicer and
                                 special servicer will mean the trustee, master
                                 servicer and special servicer, respectively,
                                 under the pooling and servicing agreement
                                 related to the offered certificates unless the
                                 context clearly indicates otherwise.

ADVANCES

   A. PRINCIPAL AND
      INTEREST ADVANCES.......   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer (and the trustee, if
                                 applicable) will be required to advance
                                 delinquent monthly mortgage loan payments for
                                 the mortgage loans that are part of the trust.
                                 The master servicer and the trustee will not be
                                 required to advance any additional interest
                                 accrued as a result of the imposition of any
                                 default rate or any rate increase after an
                                 anticipated repayment date. The master servicer
                                 and the trustee also are not required to
                                 advance prepayment or yield maintenance
                                 premiums, excess interest or balloon payments.
                                 With respect to any balloon payment, the master
                                 servicer (and the trustee, if applicable) will
                                 instead be required to advance an amount equal
                                 to the scheduled payment that would have been
                                 due if the related balloon payment had not
                                 become due. If a P&I Advance is made, the
                                 master servicer will defer rather than advance
                                 its master servicing fee, the excess servicing
                                 fee and the primary servicing fee, but will
                                 advance the trustee fee.

                                 For an REO Property, subject to a
                                 recoverability determination described in this
                                 prospectus supplement, the advance will equal
                                 the scheduled payment that would have been due
                                 if the predecessor mortgage loan had remained
                                 outstanding and continued to amortize in

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                                      S-31

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                                 accordance with its amortization schedule in
                                 effect immediately before the REO Property was
                                 acquired.

   B. SERVICING ADVANCES......   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer, the special servicer and the
                                 trustee may also make servicing advances to pay
                                 delinquent real estate taxes, insurance
                                 premiums and similar expenses necessary to
                                 maintain and protect the mortgaged property, to
                                 maintain the lien on the mortgaged property or
                                 to enforce the mortgage loan documents, and
                                 subject to a substantially similar
                                 recoverability determination set forth in the
                                 related non-serviced mortgage loan pooling and
                                 servicing agreement, each of such parties under
                                 that agreement will be required to make
                                 servicing advances of such type with respect to
                                 any non-serviced mortgage loans.

   C. INTEREST ON ADVANCES....   All advances made by the master servicer, the
                                 special servicer or the trustee will accrue
                                 interest at a rate equal to the "prime rate" as
                                 reported in The Wall Street Journal.

   D. BACK-UP ADVANCES........   Pursuant to the requirements of the pooling and
                                 servicing agreement, if the master servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance, subject
                                 to the same limitations, and with the same
                                 rights of the master servicer.

   E. RECOVERABILITY..........   None of the master servicer, the special
                                 servicer or the trustee will be required to
                                 make any advance if the master servicer, the
                                 special servicer (or another master servicer,
                                 special servicer, trustee or any fiscal agent
                                 with respect to a non-serviced companion
                                 mortgage loan) or the trustee, as the case may
                                 be, reasonably determines that the advance
                                 would not be recoverable in accordance with the
                                 servicing standard (in the case of the master
                                 servicer or special servicer) or in accordance
                                 with its business judgment (in the case of the
                                 trustee). The trustee may rely on any such
                                 determination made by the master servicer or
                                 the special servicer.

   F. ADVANCES DURING AN
      APPRAISAL REDUCTION
      EVENT...................   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 special servicer to obtain a new appraisal or
                                 other valuation of the related mortgaged
                                 property. In general, if the principal amount
                                 of a mortgage loan plus all other amounts due
                                 under the mortgage loan and interest on
                                 advances made with respect to the mortgage loan
                                 exceeds 90% of the value of the mortgaged
                                 property determined by an appraisal or other
                                 valuation, an appraisal reduction may be
                                 created in the amount of the excess as
                                 described in this prospectus supplement. If
                                 there exists an appraisal reduction for any
                                 mortgage loan, the interest portion of the
                                 amount required to be advanced on that mortgage
                                 loan will be proportionately reduced to the
                                 extent of the appraisal reduction. This will
                                 reduce the funds available to pay interest on
                                 the most subordinate class or classes of
                                 certificates then outstanding.

                                 See "Description of the Offered
                                 Certificates--Advances" in this prospectus
                                 supplement.

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                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Fitch, Inc. and Moody's Investors Service, Inc.

                                 --------------------------------------------
                                                                   Ratings
                                             Class              Fitch/Moody's
                                 --------------------------------------------
                                 Classes A-1, A-2, A-3, A-AB,      AAA/Aaa
                                 A-4 and A-1A
                                 --------------------------------------------
                                 Class A-M                         AAA/Aaa
                                 --------------------------------------------
                                 Class A-J                         AAA/Aaa
                                 --------------------------------------------

                                 A rating agency may lower or withdraw a
                                 security rating at any time. Each of the rating
                                 agencies identified above is expected to
                                 perform ratings surveillance with respect to
                                 its ratings for so long as the offered
                                 certificates remain outstanding except that a
                                 rating agency may stop performing ratings
                                 surveillance at any time if, among other
                                 reasons, that rating agency does not have
                                 sufficient information to allow it to continue
                                 to perform ratings surveillance on the
                                 certificates. The depositor has no ability to
                                 ensure that the rating agencies perform ratings
                                 surveillance.

                                 See "Ratings" in this prospectus supplement and
                                 "Ratings" in the prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations of and restrictions on the ratings,
                                 and the conclusions that should not be drawn
                                 from a rating.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 principal balance of the mortgage loans is less
                                 than or equal to 1% of the initial outstanding
                                 pool balance, the holders of a majority of the
                                 controlling class, the special servicer, the
                                 master servicer and any holder of a majority
                                 interest in the Class R-I Certificates, in that
                                 order of priority, will have the option to
                                 purchase all of the remaining mortgage loans,
                                 and all property acquired through exercise of
                                 remedies in respect of any mortgage loan, at
                                 the price specified in this prospectus
                                 supplement. Exercise of this option would
                                 terminate the trust and retire the then
                                 outstanding certificates at par plus accrued
                                 interest.

REPURCHASE OR SUBSTITUTION....   Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it, as described
                                 under "Description of the Mortgage
                                 Pool--Representations and Warranties" and
                                 "--Repurchases and Other Remedies." If a
                                 mortgage loan seller has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "Description of the Mortgage
                                 Pool--Repurchases and Other Remedies", then
                                 that mortgage loan seller will be required to
                                 either cure the breach, repurchase the affected
                                 mortgage loan from the trust fund or substitute
                                 the affected mortgage loan with another
                                 mortgage loan. If the related mortgage loan
                                 seller decides to repurchase the affected
                                 mortgage loan, the repurchase would have the
                                 same effect on the offered certificates as a
                                 prepayment in full of such mortgage loan,
                                 except that the purchase

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                                      S-33

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                                 will not be accompanied by any prepayment
                                 premium or yield maintenance charge. In
                                 addition, certain mortgage loans may be
                                 purchased from the trust fund by the holders of
                                 a B Note or mezzanine loan under certain
                                 circumstances. See "Description of the Mortgage
                                 Pool--Subordinate and Other Financing" and
                                 "Servicing of the Mortgage Loans--Servicing of
                                 Alderwood Mall Loan Group, the Mervyns
                                 Portfolio Loan Group and the A/B Mortgage
                                 Loans" in this prospectus supplement.

SALE OF DEFAULTED LOANS.......   Pursuant to the pooling and servicing
                                 agreement, (i) the holder of the certificates
                                 representing the greatest percentage interest
                                 in the controlling class of certificates, (ii)
                                 the special servicer, and (iii) any mortgage
                                 loan seller (other than Wells Fargo Bank,
                                 National Association), with respect to each
                                 mortgage loan it sold to the Depositor, in that
                                 order, has the option to purchase from the
                                 trust any defaulted mortgage loan that is at
                                 least sixty (60) days delinquent as to any
                                 monthly debt service payment (or is delinquent
                                 as to its balloon payment) at a price equal to
                                 the fair value of such mortgage loan as
                                 determined by the special servicer for such
                                 mortgage loan (provided, that if such mortgage
                                 loan is being purchased by the special servicer
                                 or by a holder of certificates of the
                                 controlling class, the trustee will be required
                                 to verify that such price is equal to fair
                                 value). In addition, certain of the mortgage
                                 loans are subject to a purchase option upon
                                 certain events of default in favor of a
                                 subordinate lender or mezzanine lender. For
                                 more information relating to the sale of
                                 defaulted mortgage loans, see "Servicing of the
                                 Mortgage Loans--Sale of Defaulted Mortgage
                                 Loans" in this prospectus supplement.

DENOMINATIONS.................   The Class A-1, Class A-2, Class A-3, Class
                                 A-AB, Class A-4, Class A-1A, Class A-M and
                                 Class A-J Certificates will be offered in
                                 minimum denominations of $25,000. Investments
                                 in excess of the minimum denominations may be
                                 made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.............   Your certificates will be registered in the
                                 name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder of record. You will
                                 receive distributions on your certificates and
                                 reports relating to distributions only through
                                 The Depository Trust Company, Clearstream
                                 Banking, societe anonyme or the Euroclear
                                 System or through participants in The
                                 Depository Trust Company, Clearstream Banking
                                 or Euroclear.

                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Banking or Euroclear in
                                      Europe.

                                 Transfers within The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be
                                 effected in The Depository

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                                      S-34

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                                 Trust Company through the relevant depositories
                                 of Clearstream Banking or Euroclear.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such intent from The
                                 Depository Trust Company, the participants
                                 holding beneficial interests in the
                                 certificates agree to initiate such
                                 termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Banking or Euroclear on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as three separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II and REMIC III--for federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates will evidence "regular interests"
                                 in REMIC III. The portion of the trust
                                 consisting of the right to excess interest
                                 (interest on each mortgage loan with an
                                 anticipated repayment date accruing after such
                                 date at a rate in excess of the rate that
                                 applied prior to such date) and the related
                                 sub-accounts will be treated as a grantor trust
                                 for federal income tax purposes.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                 o    Beneficial owners of offered certificates
                                      will be required to report income on the
                                      certificates in accordance with the
                                      accrual method of accounting.

                                 o    We anticipate that the Class A-1, Class
                                      A-2, Class A-AB, Class A-4 and Class A-1A
                                      Certificates will be issued at a premium
                                      and that the Class A-3, Class A-M and
                                      Class A-J Certificates will be issued with
                                      de minimis original issue discount for
                                      federal income tax purposes.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement.

CONSIDERATIONS RELATED TO
   TITLE I OF THE EMPLOYEE
   RETIREMENT INCOME SECURITY
   ACT OF 1974................   Subject to the satisfaction of important
                                 conditions described under "ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts.

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                                      S-35

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LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement.

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                                      S-36

                                  RISK FACTORS

          You  should  carefully   consider  the  risks  involved  in  owning  a
certificate  before  purchasing a certificate.  Among other risks, the timing of payments and payments you receive on your  certificates  will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should  carefully  consider  both the risk factors  relating to the mortgage loans  and  the  mortgaged  properties  and  the  other  risks  relating  to the certificates.

          The risks and uncertainties  described in this section,  together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your  certificates.  Your  investment  could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED AND YOUR
   SOURCE FOR REPAYMENTS IS
   LIMITED TO PAYMENTS UNDER
   THE MORTGAGE LOANS            Payments under the mortgage loans are not
                                 insured or guaranteed by any governmental
                                 entity or mortgage insurer. Accordingly, the
                                 sources for repayment of your certificates are
                                 limited to amounts due with respect to the
                                 mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related loan documents, we
                                 have not necessarily undertaken an evaluation
                                 of the financial condition of any of these
                                 persons. If a default occurs, the lender's
                                 remedies generally are limited to foreclosing
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Such remedies may be insufficient to
                                 provide a full return on your investment.
                                 Payment of amounts due under a mortgage loan
                                 prior to its maturity or anticipated repayment
                                 date is dependent primarily on the sufficiency
                                 of the net operating income of the related
                                 mortgaged property. Payment of those mortgage
                                 loans that are balloon loans at maturity or on
                                 its anticipated repayment date is primarily
                                 dependent upon the borrower's ability to sell
                                 or refinance the property for an amount
                                 sufficient to repay the loan.

                                 In limited circumstances, the related mortgage
                                 loan seller may be obligated to repurchase or
                                 replace a mortgage loan that it sold to us if
                                 the applicable mortgage loan seller's
                                 representations and warranties concerning that
                                 mortgage loan are materially breached or if
                                 there are material defects in the documentation
                                 for that mortgage loan. However, there can be
                                 no assurance that any of these entities will be
                                 in a financial position to effect a repurchase
                                 or substitution. The representations and
                                 warranties address the characteristics of the
                                 mortgage loans and mortgaged properties as of
                                 the date of issuance of the certificates. They
                                 do not relieve you or the trust of the risk of
                                 defaults and losses on the mortgage loans.

                                      S-37

THE REPAYMENT OF A COMMERCIAL
   MORTGAGE LOAN IS DEPENDENT
   ON THE CASH FLOW PRODUCED
   BY THE PROPERTY WHICH CAN
   BE VOLATILE AND
   INSUFFICIENT TO ALLOW
   TIMELY PAYMENT ON YOUR
   CERTIFICATES                  The mortgage loans are secured by various types
                                 of income-producing commercial, multifamily and
                                 manufactured housing community properties.
                                 Commercial lending is generally thought to
                                 expose a lender to greater risk than
                                 one-to-four family residential lending because,
                                 among other things, it typically involves
                                 larger loans.

                                 Two hundred nineteen (219) mortgage loans,
                                 representing 99.0% of the initial outstanding
                                 pool balance (which include one hundred
                                 eighty-six (186) mortgage loans in loan group
                                 1, representing 98.9% of the initial
                                 outstanding loan group 1 balance, and
                                 thirty-three (33) mortgage loans in loan group
                                 2, representing 100.0% of the initial
                                 outstanding loan group 2 balance), were
                                 originated within twelve (12) months prior to
                                 the cut-off date. Consequently, these mortgage
                                 loans do not have a long-standing payment
                                 history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected, among other things, by
                                 any one or more of the following factors:

                                 o    the age, design and construction quality
                                      of the property;

                                 o    the lack of any operating history in the
                                      case of a newly built or renovated
                                      mortgaged property;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      property;

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses (including
                                      common area maintenance charges) at the
                                      property and in relation to competing
                                      properties;

                                 o    an increase in the capital expenditures
                                      needed to maintain the property or make
                                      improvements;

                                 o    the dependence upon a single tenant, or a
                                      concentration of tenants in a particular
                                      business or industry;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    an increase in vacancy rates; and

                                      S-38

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates);

                                 o    local real estate conditions (such as an
                                      oversupply of competing properties, rental
                                      space or multifamily housing);

                                 o    demographic factors;

                                 o    decreases in consumer confidence (caused
                                      by events such as threatened or continuing
                                      military action, recent disclosures of
                                      wrongdoing or financial misstatements by
                                      major corporations and financial
                                      institutions and other factors);

                                 o    changes in consumer tastes and
                                      preferences; and

                                 o    retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    the level of tenant defaults;

                                 o    the ability to convert an unsuccessful
                                      property to an alternative use;

                                 o    new construction in the same market as the
                                      mortgaged property;

                                 o    rent control and stabilization laws or
                                      other laws impacting operating costs;

                                 o    the number and diversity of tenants;

                                 o    the rate at which new rentals occur;

                                 o    the property's operating leverage (which
                                      is the percentage of total property
                                      expenses in relation to revenue), the
                                      ratio of fixed operating expenses to those
                                      that vary with revenues, and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants; and

                                 o    in the case of residential cooperative
                                      properties, the payments received by the
                                      cooperative corporation from its
                                      tenants/shareholders, including any
                                      special assessments against the property.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by such properties.

                                      S-39

THE PROSPECTIVE PERFORMANCE OF
   THE COMMERCIAL AND
   MULTIFAMILY MORTGAGE LOANS
   INCLUDED IN THE TRUST FUND
   SHOULD BE EVALUATED
   SEPARATELY FROM THE
   PERFORMANCE OF THE MORTGAGE
   LOANS IN ANY OF OUR OTHER
   TRUSTS                        While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting analysis.
                                 Furthermore, economic and other conditions
                                 affecting real properties, whether worldwide,
                                 national, regional or local, vary over time.
                                 The performance of a pool of mortgage loans
                                 originated and outstanding under a given set of
                                 economic conditions may vary significantly from
                                 the performance of an otherwise comparable
                                 mortgage pool originated and outstanding under
                                 a different set of economic conditions.
                                 Accordingly, investors should evaluate the
                                 mortgage loans underlying the offered
                                 certificates independently from the performance
                                 of mortgage loans underlying any other series
                                 of certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 supplement does not include disclosure
                                 concerning the delinquency and loss experience
                                 of static pools of periodic originations by the
                                 sponsors of commercial mortgage loans (known as
                                 "static pool information"). Because of the
                                 highly heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool information for prior
                                 securitized pools, even those involving the
                                 same property types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool information showing a
                                 low level of delinquencies and defaults would
                                 not be indicative of the performance of this
                                 pool or any other pools of mortgage loans
                                 originated by the same sponsor or sponsors.
                                 Therefore, investors should evaluate this
                                 offering on the basis of the information set
                                 forth in this prospectus supplement with
                                 respect to the mortgage loans, and not on the
                                 basis of any successful performance of other
                                 pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
   HAVE A LIMITED OPERATING
   HISTORY                       The properties securing certain of the mortgage
                                 loans are newly constructed and/or recently
                                 opened and, as such, have a limited operating
                                 history. There can be no assurance that any of
                                 the properties, whether newly constructed
                                 and/or recently opened or otherwise, will
                                 perform as anticipated.

                                      S-40

CONVERTING COMMERCIAL
   PROPERTIES TO ALTERNATIVE
   USES MAY REQUIRE
   SIGNIFICANT EXPENSES
   WHICH COULD REDUCE PAYMENTS
   ON YOUR CERTIFICATES          Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o    converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                 o    zoning or other restrictions also may
                                      prevent alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. In addition, certain
                                 properties that are legally permitted to be
                                 used in a non-conforming manner may be subject
                                 to restrictions that would require compliance
                                 with current zoning laws under certain
                                 circumstances such as non-operation for a
                                 period in excess of certain timeframes. If this
                                 type of mortgaged property were liquidated and
                                 a lower liquidation value were obtained, less
                                 funds would be available for distributions on
                                 your certificates. See "Mortgaged Properties
                                 Securing The Mortgage Loans That Are Not In
                                 Compliance With Zoning And Building Code
                                 Requirements And Use Restrictions Could
                                 Adversely Affect Payments On Your
                                 Certificates."

PROPERTY VALUE MAY BE
   ADVERSELY AFFECTED EVEN
   WHEN THERE IS NO CHANGE IN
   CURRENT OPERATING INCOME      Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o    changes in the local, regional or national
                                      economy;

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    proximity and attractiveness of competing
                                      properties;

                                 o    new construction of competing properties
                                      in the same market;

                                 o    convertibility of a property to an
                                      alternative use;

                                 o    the availability of refinancing;

                                 o    changes in interest rate levels;

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    increases in operating costs;

                                      S-41

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements; and

                                 o    increase in vacancy rates.

TENANT CONCENTRATION INCREASES
   THE RISK THAT CASH FLOW
   WILL BE INTERRUPTED WHICH
   COULD REDUCE PAYMENTS ON
   YOUR CERTIFICATES             A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants,
                                 because rent payable by such tenants generally
                                 will represent all or a significant portion of
                                 the cash flow available to the borrower to pay
                                 its obligations to the lender. We cannot
                                 provide assurances that any major tenant will
                                 continue to perform its obligations under its
                                 lease. Eighty-four (84) of the mortgaged
                                 properties, securing 20.1% of the initial
                                 outstanding pool balance (securing 22.7% of the
                                 initial outstanding loan group 1 balance) are
                                 leased to single tenants, and with respect to
                                 five (5) of those mortgaged properties,
                                 securing 1.4% of the initial outstanding pool
                                 balance (securing 1.5% of the initial
                                 outstanding loan group 1 balance), the sole
                                 tenant is related to the borrower.

                                 Mortgaged properties leased to a single tenant
                                 or a small number of tenants are more
                                 susceptible to interruptions of cash flow if a
                                 tenant fails to renew its lease or defaults
                                 under its lease. This is so because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 Additionally, some of the tenants at the
                                 mortgaged properties (including sole tenants or
                                 other significant tenants) have lease
                                 termination option dates or lease expiration
                                 dates that are prior to or shortly after the
                                 related maturity date or anticipated repayment
                                 date. See Appendix II attached to this
                                 prospectus supplement for the lease expiration
                                 date for each of the top three (3) tenants at
                                 each mortgaged property. There are a number of
                                 other mortgaged properties that similarly have
                                 a significant amount of scheduled lease
                                 expirations or potential terminations before
                                 the maturity of the related mortgage loan,
                                 although those circumstances were generally
                                 addressed by escrow requirements or other
                                 mitigating provisions.

                                 Another factor that you should consider is that
                                 retail, industrial and office properties also
                                 may be adversely affected if there is a
                                 concentration of tenants or of tenants in the
                                 same or similar business or industry.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower or an
                                 affiliate of that borrower.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II attached to
                                 this prospectus supplement.

                                      S-42

LEASING MORTGAGED PROPERTIES
   TO MULTIPLE TENANTS MAY
   RESULT IN HIGHER RE-LEASING
   COSTS WHICH COULD REDUCE
   PAYMENTS ON YOUR
   CERTIFICATES                  If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These costs may cause a borrower to
                                 default in its obligations to a lender which
                                 could reduce cash flow available for debt
                                 service payments. Multi-tenanted mortgaged
                                 properties also may experience higher
                                 continuing vacancy rates and greater volatility
                                 in rental income and expenses.

RE-LEASING RISKS                 Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations.

                                 In addition, certain properties may have
                                 tenants that are paying rent but are not in
                                 occupancy or may have vacant space that is not
                                 leased. Any "dark" space may cause the property
                                 to be less desirable to other potential tenants
                                 or the related tenant may be more likely to
                                 default in its obligations under the lease. We
                                 cannot assure you that those tenants will
                                 continue to fulfill their lease obligations or
                                 that the space will be relet.

                                 Certain tenants at the retail properties,
                                 including without limitation anchor tenants,
                                 may have the right to terminate their leases if
                                 certain other tenants are not operating, or if
                                 their sales at the property do not reach a
                                 specified level. Even if vacated space is
                                 successfully relet, the costs associated with
                                 reletting, including tenant improvements and
                                 leasing commissions, could be substantial and
                                 could reduce cash flow from the related
                                 mortgaged properties. Fifty-five (55) of the
                                 mortgaged properties, securing mortgage loans
                                 representing approximately 23.4% of the initial
                                 outstanding pool balance (excluding
                                 multifamily, manufactured housing community,
                                 self storage, hospitality and certain other
                                 property types) (representing 23.4% of the
                                 initial outstanding loan group 1 balance), as
                                 of the cut-off date, have reserves for tenant
                                 improvements and leasing commissions which may
                                 serve to defray those costs. We cannot assure
                                 you, however, that the funds (if any) held in
                                 those reserves for tenant improvements and
                                 leasing commissions will be sufficient to cover
                                 the costs and expenses associated with tenant
                                 improvements or leasing commission obligations.
                                 In addition, if a tenant defaults in its
                                 obligations to a borrower, the borrower may
                                 incur substantial costs and experience
                                 significant delays associated with enforcing
                                 rights and protecting its investment, including
                                 costs incurred in renovating or reletting the
                                 property.

                                      S-43

THE CONCENTRATION OF LOANS
   WITH THE SAME OR RELATED
   BORROWERS INCREASES THE
   POSSIBILITY OF LOSS ON THE
   LOANS WHICH COULD REDUCE
   PAYMENTS ON YOUR
   CERTIFICATES                  The effect of mortgage pool loan losses will be
                                 more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the pool's aggregate principal balance
                                      of all mortgage loans.

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; and the owner could attempt to avert
                                 foreclosure on one mortgaged real property by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting monthly payments for
                                 an indefinite period on all of the related
                                 mortgage loans.

                                 Thirteen (13) groups of mortgage loans were
                                 made to the same borrower or borrowers related
                                 through common ownership and where, in general,
                                 the related mortgaged properties are commonly
                                 managed. The related borrower concentrations of
                                 the three (3) largest groups represent 9.1%,
                                 2.3% and 2.2%, respectively, of the initial
                                 outstanding pool balance. The related borrower
                                 concentrations of the 3 largest groups in loan
                                 group 1 represent 10.3%, 2.5% and 1.4%,
                                 respectively, of the initial outstanding loan
                                 group 1 balance. The related borrower
                                 concentrations of the 3 largest groups in loan
                                 group 2 represent 14.0%, 5.8% and 3.9%,
                                 respectively, of the initial outstanding loan
                                 group 2 balance.

                                 The ten largest mortgage loans in the aggregate
                                 represent 29.2% of the initial outstanding pool
                                 balance. Each of the other mortgage loans
                                 represents no greater than 1.3% of the initial
                                 outstanding pool balance.

                                 The largest mortgage loan represents 7.0% of
                                 the initial outstanding pool balance. The
                                 second largest mortgage loan represents 6.1% of
                                 the initial outstanding pool balance. The third
                                 largest mortgage loan represents 3.8% of the
                                 initial outstanding pool balance. Each of the
                                 other mortgage loans represents no greater than
                                 2.3% of the initial outstanding pool balance.

                                 The largest mortgage loan in loan group 1
                                 represents 7.9% of the initial outstanding loan
                                 group 1 balance. The second largest mortgage
                                 loan in loan group 1 represents 6.8% of the
                                 initial outstanding loan group 1 balance. The
                                 third largest mortgage loan in loan group 1
                                 represents 4.3% of the initial outstanding loan
                                 group 1 balance. Each of the other mortgage
                                 loans represents less than or equal to 2.6% of
                                 the initial outstanding loan group 1 balance.

                                 The largest mortgage loan in loan group 2
                                 represents 8.7% of the initial outstanding loan
                                 group 2 balance. Two (2) mortgage loans in loan

                                      S-44

                                 group 2, which are cross collateralized with
                                 each other, in the aggregate represent 8.4% of
                                 the initial outstanding loan group 2 balance.
                                 The next largest mortgage loan in loan group 2
                                 represents 6.1% of the initial outstanding loan
                                 group 2 balance. Each of the other mortgage
                                 loans represents less than or equal to 6.1% of
                                 the initial outstanding loan group 2 balance.

                                 In some cases, the sole or significant tenant
                                 is related to the subject borrower. In the case
                                 of Mortgage Loan Nos. 92, 105, 200, 208, 222,
                                 228, 258 and 261, the tenant at all of the
                                 related mortgaged properties is the parent of
                                 the related borrower. For further information
                                 with respect to tenant concentrations, see
                                 Appendix II attached to this prospectus
                                 supplement.

A CONCENTRATION OF LOANS WITH
   THE SAME PROPERTY TYPES
   INCREASES THE POSSIBILITY
   OF LOSS ON THE LOANS WHICH
   COULD REDUCE PAYMENTS ON
   YOUR CERTIFICATES             A concentration of mortgaged property types
                                 also can pose increased risks. A concentration
                                 of mortgage loans secured by the same property
                                 type can increase the risk that a decline in a
                                 particular industry will have a
                                 disproportionately large impact on the pool of
                                 mortgage loans or a particular loan group. The
                                 following property types represent the
                                 indicated percentage of the initial outstanding
                                 pool balance:

                                 o    retail properties represent 35.0%;

                                 o    office properties represent 21.3%;

                                 o    hospitality properties represent 12.3%;

                                 o    multifamily properties represent 9.6%;

                                 o    industrial properties represent 9.1%;

                                 o    self storage properties represent 5.0%;

                                 o    mixed use properties represent 3.1%;

                                 o    manufactured housing community properties
                                      represent 2.4%; and

                                 o    other properties represent 2.3%.

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
   PROPERTIES IN A LIMITED
   NUMBER OF LOCATIONS MAY
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by those properties.
                                 In the past, several regions of the United
                                 States have experienced significant real estate
                                 downturns at times when other regions have not.
                                 Regional economic declines or adverse
                                 conditions in regional real estate markets
                                 could adversely affect

                                      S-45

                                 the income from, and market value of, the
                                 mortgaged properties located in the region.
                                 Other regional factors--e.g., earthquakes,
                                 floods or hurricanes or changes in governmental
                                 rules or fiscal policies--also may adversely
                                 affect those mortgaged properties.

                                 The mortgaged properties are located in
                                 thirty-five (35) different states and one of
                                 the U.S. Virgin Islands (which include
                                 thirty-four (34) states and one of the U.S.
                                 Virgin Islands for loan group 1 and twelve (12)
                                 states for loan group 2). In particular,
                                 investors should note that approximately 26.7%
                                 of the mortgaged properties, based on the
                                 initial outstanding pool balance (28.4% of the
                                 initial outstanding loan group 1 balance and
                                 13.3% of the initial outstanding loan group 2
                                 balance), are located in California. Mortgaged
                                 properties located in California may be more
                                 susceptible to some types of special hazards
                                 that may not be adequately covered by insurance
                                 (such as earthquakes and flooding) than
                                 properties located in other parts of the
                                 country. If a borrower does not have insurance
                                 against such risks and a severe casualty occurs
                                 at a mortgaged property, the borrower may be
                                 unable to generate income from the mortgaged
                                 property in order to make payments on the
                                 related mortgage loan. The mortgage loans
                                 generally do not require any borrowers to
                                 maintain earthquake insurance.

                                 In addition, 9.9%, 8.7%, 7.8% and 6.5% of the
                                 mortgaged properties, based on the initial
                                 outstanding pool balance, are located in New
                                 York, Pennsylvania, Washington and New Jersey
                                 respectively, and concentrations of mortgaged
                                 properties, in each case, representing less
                                 than or equal to 4.8% of the initial
                                 outstanding pool balance, also exist in several
                                 other states.

                                 For information regarding the location of the
                                 properties securing the mortgage loans included
                                 in loan group 1 and loan group 2, see Appendix
                                 I to this prospectus supplement.

A LARGE CONCENTRATION OF
   RETAIL PROPERTIES IN THE
   MORTGAGE POOL WILL SUBJECT
   YOUR INVESTMENT TO THE
   SPECIAL RISKS OF RETAIL
   PROPERTIES                    One hundred five (105) of the mortgaged
                                 properties, securing mortgage loans
                                 representing 35.0% of the initial outstanding
                                 pool balance (and representing 39.5% of the
                                 initial outstanding loan group 1 balance), are
                                 retail properties. The quality and success of a
                                 retail property's tenants significantly affect
                                 the property's value. The success of retail
                                 properties can be adversely affected by local
                                 competitive conditions and changes in consumer
                                 spending patterns. A borrower's ability to make
                                 debt service payments can be adversely affected
                                 if rents are based on a percentage of the
                                 tenant's sales and sales decline or if the
                                 closure of one store gives rise to lease
                                 provisions permitting the closure of another
                                 store.

                                 An "anchor tenant" is proportionately larger in
                                 size than other tenants at a retail property
                                 and is considered to be vital in attracting
                                 customers to a retail property, whether or not
                                 the anchor tenant's premises are part of the
                                 mortgaged property. Eighty-nine (89) of the
                                 mortgaged properties, securing 31.7% of the
                                 initial outstanding pool balance (and securing
                                 35.8% of the initial loan group 1 balance), are
                                 properties

                                      S-46

                                 considered by the applicable mortgage loan
                                 seller to be leased to or are adjacent to or
                                 are occupied by anchor tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating
                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o    an anchor store's failure to renew its
                                      lease;

                                 o    termination of an anchor store's lease;

                                 o    the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or its
                                      parent company; or

                                 o    the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales or
                                 to terminate their leases if certain anchor
                                 stores and/or major tenants are either not
                                 operated or fail to meet certain business
                                 objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet web
                                 sites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail properties are located,
                                 which could adversely affect the rents
                                 collectible at the retail properties included
                                 in the mortgage pool, as well as the income
                                 from, and market value of, the mortgaged
                                 properties.

A LARGE CONCENTRATION OF
   OFFICE PROPERTIES IN THE
   MORTGAGE POOL WILL SUBJECT
   YOUR INVESTMENT TO THE
   SPECIAL RISKS OF OFFICE
   PROPERTIES                    Forty-three (43) of the mortgaged properties,
                                 securing mortgage loans representing 21.3% of
                                 the initial outstanding pool balance (and
                                 representing 24.0% of the initial outstanding
                                 loan group 1 balance), are office properties.

                                 A large number of factors may affect the value
                                 of these office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the diversity of an office building's
                                      tenants, reliance on a single or dominant
                                      tenant or tenants in a volatile industry
                                      (e.g., technology

                                      S-47

                                      and internet companies that have
                                      experienced or may in the future
                                      experience circumstances that make their
                                      businesses volatile);

                                 o    the physical attributes of the building in
                                      relation to competing buildings, e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                 o    the suitability of a space for re-leasing
                                      without significant build-out costs.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

                                 Included in the office properties referenced
                                 above are four (4) medical office properties,
                                 which secure approximately 0.9% of the initial
                                 outstanding pool balance (and representing 1.0%
                                 of the initial outstanding loan group 1
                                 balance). The performance of a medical office
                                 property may depend on the proximity of such
                                 property to a hospital or other health care
                                 establishment and on reimbursements for patient
                                 fees from private or government-sponsored
                                 insurance companies. The sudden closure of a
                                 nearby hospital may adversely affect the value
                                 of a medical office property. In addition, the
                                 performance of a medical office property may
                                 depend on reimbursements for patient fees from
                                 private or government-sponsored insurers and
                                 issues related to reimbursement (ranging from
                                 non payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties appeal to a narrow market of
                                 tenants and the value of a medical office
                                 property may be adversely affected by the
                                 availability of competing medical office
                                 properties.

A LARGE CONCENTRATION OF
   MULTIFAMILY PROPERTIES IN
   THE MORTGAGE POOL WILL
   SUBJECT YOUR INVESTMENT TO
   THE SPECIAL RISKS OF
   MULTIFAMILY PROPERTIES        Twenty-nine (29) of the mortgaged properties,
                                 securing mortgage loans representing 9.6% of
                                 the initial outstanding pool balance (which
                                 include two (2) mortgaged properties in loan
                                 group 1, representing 0.6% of the initial
                                 outstanding loan group 1 balance, and
                                 twenty-seven (27) mortgaged properties in loan
                                 group 2, representing 78.8% of the initial
                                 outstanding loan group 2 balance), are
                                 multifamily properties.

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                 o    the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                 o    the location of the property;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                      S-48

                                 o    the types of services and amenities
                                      provided at the property;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates and
                                      favorable income and economic conditions
                                      (which may encourage tenants to purchase
                                      rather than rent housing);

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                 o    the tenant mix (such as tenants being
                                      predominantly students or military
                                      personnel or employees of a particular
                                      business or industry) and requirements
                                      that tenants meet certain criteria (such
                                      as age restrictions for senior housing);

                                 o    in the case of any student housing
                                      facilities, which may be more susceptible
                                      to damage or wear and tear than other
                                      types of multifamily housing, the reliance
                                      on the financial well-being of the college
                                      or university to which it relates,
                                      competition from on-campus housing units
                                      (which may adversely affect occupancy),
                                      the physical layout of the housing (which
                                      may not be readily convertible to
                                      traditional multifamily use), and student
                                      tenants having a higher turnover rate than
                                      other types of multifamily tenants, which
                                      in certain cases is compounded by the fact
                                      that student leases are available for
                                      periods of less than 12 months;

                                 o    state and local regulations (which may
                                      limit the ability to increase rents); and

                                 o    government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

                                 In addition to state regulation of the landlord
                                 tenant relationship, certain counties and
                                 municipalities impose rent control on apartment
                                 buildings. These ordinances may limit rent
                                 increases to fixed percentages, to percentages
                                 of increases in the consumer price index, to
                                 increases set or approved by a governmental
                                 agency, or to increases determined through
                                 mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants and other
                                 covenants and restrictions with respect to
                                 various tax credit, city, state and federal
                                 housing subsidies, rent stabilization or
                                 similar programs, in respect of various units
                                 within the mortgaged properties. Generally, the
                                 related mortgaged property must satisfy certain
                                 requirements, the borrower must observe certain
                                 leasing practices and/or the tenant(s) must
                                 regularly meet certain income requirements or
                                 the borrower or mortgaged property must have
                                 certain other characteristics consistent with
                                 the government policy related to the applicable
                                 program. The limitations and restrictions
                                 imposed by these programs could result in
                                 losses on the mortgage loans. In

                                      S-49

                                 addition, in the event that the program is
                                 cancelled, it could result in less income for
                                 the project. In certain cases, housing
                                 assistance program contracts may not be
                                 assigned to the related borrower or purchaser
                                 of the property until after the origination
                                 date of the mortgage loan. We cannot assure you
                                 these contracts will ultimately be assigned.
                                 These programs may include, among others:

                                 o    rent limitations that would adversely
                                      affect the ability of borrower to increase
                                      rents to maintain the condition of their
                                      mortgaged properties and satisfy operating
                                      expense; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The difference in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

A LARGE CONCENTRATION OF
   HOSPITALITY PROPERTIES IN
   THE MORTGAGE POOL WILL
   SUBJECT YOUR INVESTMENT TO
   THE SPECIAL RISKS OF
   HOSPITALITY PROPERTIES        Eighteen (18) of the mortgaged properties,
                                 securing mortgage loans representing 12.3% of
                                 the initial outstanding pool balance (and
                                 representing 13.9% of the initial outstanding
                                 loan group 1 balance), are hospitality
                                 properties. Various factors may adversely
                                 affect the economic performance of a
                                 hospitality property, including:

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing, and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    franchise affiliation (or lack thereof);

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel; and

                                 o    changes in travel patterns, terrorist
                                      attacks, increases in energy prices,
                                      strikes, relocation of highways or the
                                      construction of additional highways.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than are other types of commercial
                                 properties.

                                      S-50

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 The laws and regulations relating to liquor
                                 licenses generally prohibit the transfer of
                                 those liquor licenses to any other person. In
                                 the event of a foreclosure of a hotel property
                                 with a liquor license, the special servicer on
                                 behalf of the trustee or a purchaser in a
                                 foreclosure sale would likely have to apply for
                                 a new license. There can be no assurance that a
                                 new liquor license could be obtained promptly
                                 or at all. The lack of a liquor license in a
                                 full service hotel could have an adverse impact
                                 on the revenue generated by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence, reputation
                                 and financial strength of the franchisor or
                                 hotel management company and,

                                 o    the public perception of the franchise or
                                      management company or hotel chain service
                                      mark;

                                 o    the duration of the franchise licensing
                                      agreement or management agreement; and

                                 o    which in certain cases may have a term
                                      that expires prior to the loan maturity.

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

A LARGE CONCENTRATION OF SELF
   STORAGE FACILITIES IN THE
   MORTGAGE POOL WILL SUBJECT
   YOUR INVESTMENT TO THE
   SPECIAL RISKS OF SELF
   STORAGE FACILITIES            Twenty-three (23) of the mortgaged properties,
                                 securing mortgage loans representing 5.0% of
                                 the initial outstanding pool balance (and
                                 representing 5.7% of the initial outstanding
                                 loan group 1 balance), are self storage
                                 facilities. Various factors may adversely
                                 affect the value and successful operation of a
                                 self storage facility including:

                                 o    competition, because both acquisition and
                                      development costs and break-even occupancy
                                      are relatively low;

                                 o    conversion of a self storage facility to
                                      an alternative use generally requires
                                      substantial capital expenditures;

                                 o    security concerns; and

                                      S-51

                                 o    user privacy and ease of access to
                                      individual storage space may increase
                                      environmental risks (although lease
                                      agreements generally prohibit users from
                                      storing hazardous substances in the
                                      units).

                                 The environmental assessments discussed in this
                                 prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units of the self storage properties.
                                 Accordingly, there is no assurance that all of
                                 the units included in the self storage
                                 properties are free from hazardous substances
                                 or will remain so in the future.

A LARGE CONCENTRATION OF
   INDUSTRIAL PROPERTIES IN
   THE MORTGAGE POOL WILL
   SUBJECT YOUR INVESTMENT TO
   THE SPECIAL RISKS OF
   INDUSTRIAL PROPERTIES         Thirty-six (36) of the mortgaged properties,
                                 securing mortgage loans representing 9.1% of
                                 the initial outstanding pool balance (and
                                 representing 10.2% of the initial outstanding
                                 loan group 1 balance), are industrial
                                 properties. Various factors may adversely
                                 affect the economic performance of these
                                 industrial properties, which could adversely
                                 affect payments on your certificates,
                                 including:

                                 o    reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                 o    increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                 o    a property becoming functionally obsolete;

                                 o    insufficient supply of labor to meet
                                      demand;

                                 o    changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                 o    location of the property in relation to
                                      access to transportation;

                                 o    suitability for a particular tenant;

                                 o    building design and adaptability;

                                 o    a change in the proximity of supply
                                      sources; and

                                 o    environmental hazards.

A LARGE CONCENTRATION OF
   MANUFACTURED HOUSING
   COMMUNITY PROPERTIES IN THE
   MORTGAGE POOL WILL SUBJECT
   YOUR INVESTMENT TO THE
   SPECIAL RISKS OF
   MANUFACTURED HOUSING
   COMMUNITY PROPERTIES          Six (6) mortgaged properties, securing mortgage
                                 loans representing 2.4% of the initial
                                 outstanding pool balance and six (6) mortgaged
                                 properties in loan group 2, representing 21.2%
                                 of the initial outstanding loan group 2
                                 balance), are manufactured housing community
                                 properties. Various factors may adversely
                                 affect the economic performance of manufactured
                                 housing community properties, which could
                                 adversely affect payments on your certificates,
                                 including:

                                      S-52

                                 o    the physical attributes of the community
                                      (e.g., age, condition and design);

                                 o    the location of the community;

                                 o    the services and amenities provided by the
                                      community and its management (including
                                      maintenance and insurance);

                                 o    the strength and nature of the local
                                      economy (which may limit the amount that
                                      may be charged, the timely payments of
                                      those amounts, and may reduce occupancy
                                      levels);

                                 o    state and local regulations (which may
                                      affect the property owner's ability to
                                      increase amounts charged or limit the
                                      owner's ability to convert the property to
                                      an alternate use);

                                 o    competing residential developments in the
                                      local market, such as other manufactured
                                      housing communities, apartment buildings
                                      and single family homes;

                                 o    the property's reputation;

                                 o    the availability of public water and sewer
                                      facilities, or the adequacy of any such
                                      privately-owned facilities; and

                                 o    the property may not be readily
                                      convertible to an alternate use.

MORTGAGED PROPERTIES WITH
   CONDOMINIUM OWNERSHIP COULD
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          One or more of the mortgaged properties
                                 securing the mortgage loans in the pool may be
                                 primarily secured by the related borrower's fee
                                 simple ownership in one or more condominium
                                 units.

                                 The management and operation of a condominium
                                 is generally controlled by a condominium board
                                 representing the owners of the individual
                                 condominium units, subject to the terms of the
                                 related condominium rules or by-laws.
                                 Generally, the consent of a majority of the
                                 board members is required for any actions of
                                 the condominium board. The condominium board is
                                 generally responsible for administration of the
                                 affairs of the condominium, including providing
                                 for maintenance and repair of common areas,
                                 adopting rules and regulations regarding common
                                 areas, and obtaining insurance and repairing
                                 and restoring the common areas of the property
                                 after a casualty. Notwithstanding the insurance
                                 and casualty provisions of the related mortgage
                                 loan documents, the condominium board may have
                                 the right to control the use of casualty
                                 proceeds. In addition, the condominium board
                                 generally has the right to assess individual
                                 unit owners for their share of expenses related
                                 to the operation and maintenance of the common
                                 elements. In the event that an owner of another
                                 unit fails to pay its allocated assessments,
                                 the related borrower may be required to pay
                                 those assessments in order to properly maintain
                                 and operate the common elements of the
                                 property. Although the condominium board
                                 generally may obtain a lien against any unit
                                 owner for common expenses that are not paid,
                                 the lien generally is

                                      S-53

                                 extinguished if a mortgagee takes possession
                                 pursuant to a foreclosure. Each unit owner is
                                 responsible for maintenance of its respective
                                 unit and retains essential operational control
                                 over its unit.

                                 Due to the nature of condominiums and a
                                 borrower's ownership interest therein, a
                                 default on a loan secured by the borrower's
                                 interest in one or more condominium units may
                                 not allow the holder of the mortgage loan the
                                 same flexibility in realizing upon the
                                 underlying real property as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of any other unit
                                 owners, the governing documents of the owners'
                                 association and state and local laws applicable
                                 to condominiums must be considered and
                                 respected. Consequently, servicing and
                                 realizing upon such collateral could subject
                                 the trust to greater delay, expense and risk
                                 than servicing and realizing upon collateral
                                 for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
   ADVERSELY AFFECT THE INCOME
   PRODUCED BY THE PROPERTY
   AND MAY ADVERSELY AFFECT
   THE PAYMENTS ON YOUR
   CERTIFICATES                  Certain of the tenants at some of the mortgaged
                                 properties may have been, may currently be, or
                                 may in the future become a party in a
                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may adversely affect the
                                 income produced by the property. Under the
                                 federal bankruptcy code, a tenant/debtor has
                                 the option of affirming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim for breach of the
                                 lease would be a general unsecured claim
                                 against the tenant, absent collateral securing
                                 the claim. The claim would be limited to the
                                 unpaid rent under the lease for the periods
                                 prior to the bankruptcy petition, or earlier
                                 surrender of the leased premises, plus the rent
                                 under the lease for the greater of one year, or
                                 15%, not to exceed three years, of the
                                 remaining term of the lease and the actual
                                 amount of the recovery could be less than the
                                 amount of the claim.

ENVIRONMENTAL LAWS ENTAIL
   RISKS THAT MAY ADVERSELY
   AFFECT PAYMENTS ON YOUR
   CERTIFICATES                  Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to the property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic substances.
                                 For example, certain laws impose liability for
                                 release of asbestos-containing materials into
                                 the air or require the removal or containment
                                 of asbestos-containing materials. In some
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure
                                 payment of the costs of cleanup. In some
                                 states, this lien has priority over the lien of
                                 a pre-existing mortgage. Additionally, third
                                 parties may seek recovery from owners or
                                 operators of real properties for cleanup costs,
                                 property damage or personal injury associated
                                 with releases of, or other exposure to
                                 hazardous substances related to the properties.

                                      S-54

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to refinance the property or to
                                 sell the property to a third party. The
                                 presence of, or strong potential for
                                 contamination by, hazardous substances
                                 consequently can have a materially adverse
                                 effect on the value of the property and a
                                 borrower's ability to repay its mortgage loan.

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard. Any potential environmental liability
                                 could reduce or delay payments on the offered
                                 certificates.

ENVIRONMENTAL RISKS RELATING
   TO SPECIFIC MORTGAGED
   PROPERTIES MAY ADVERSELY
   AFFECT PAYMENTS ON YOUR
   CERTIFICATES                  Except for mortgaged properties securing
                                 mortgage loans that are the subject of a
                                 secured creditor impaired property policy, all
                                 of the mortgaged properties securing the
                                 mortgage loans have been subject to
                                 environmental site assessments, or in some
                                 cases an update of a previous assessment, in
                                 connection with the origination or
                                 securitization of the loans. In all cases, the
                                 environmental site assessment was a Phase I
                                 environmental assessment, although in some
                                 cases a Phase II site assessment was also
                                 performed. With respect to the mortgaged
                                 properties securing the mortgage loans that
                                 were not the subject of an environmental site
                                 assessment within eighteen months prior to the
                                 cut-off date, the applicable mortgage loan
                                 seller either (a) represented that with respect
                                 to each such mortgaged property (i) no
                                 hazardous material is present on the mortgaged
                                 property and (ii) the mortgaged property is in
                                 material compliance with all applicable
                                 federal, state and local laws pertaining to
                                 hazardous materials or environmental hazards,
                                 in each case subject to limitations of
                                 materiality and the other qualifications set
                                 forth in the representation, or (b) provided
                                 secured creditor impaired property policies
                                 providing coverage for certain losses that may
                                 arise from adverse environmental conditions
                                 that may exist at the related mortgaged
                                 property. These reports generally did not
                                 disclose the presence or risk of environmental
                                 contamination that is considered material and
                                 adverse to the interests of the holders of the
                                 certificates; however, in certain cases, these
                                 assessments did reveal conditions that resulted
                                 in requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition,
                                 and/or provide additional security such as
                                 letters of credit, reserves or stand-alone
                                 secured creditor impaired property policies.

                                 Forty-five (45) of the mortgaged properties,
                                 securing mortgage loans representing 5.9% of
                                 the initial outstanding pool balance (which
                                 include forty-one (41) mortgaged properties in
                                 loan group 1, representing 5.9% of the initial
                                 outstanding loan group 1 balance and four (4)
                                 mortgaged properties in loan group 2,
                                 representing 5.2% of the initial outstanding
                                 loan group 2 balance), are the subject of a
                                 group secured creditor impaired property policy
                                 providing coverage for certain losses that may
                                 arise from adverse environmental conditions

                                      S-55

                                 that may exist at the related mortgaged
                                 properties. We describe this policy under
                                 "Description of the Mortgage
                                 Pool--Environmental Insurance" in this
                                 prospectus supplement. Generally, environmental
                                 site assessments were not performed with
                                 respect to those mortgaged properties covered
                                 by the group secured creditor impaired property
                                 policy.

                                 We cannot assure you, however, that the
                                 environmental assessments revealed all existing
                                 or potential environmental risks or that all
                                 adverse environmental conditions have been
                                 completely abated or remediated or that any
                                 reserves, insurance or operations and
                                 maintenance plans will be sufficient to
                                 remediate the environmental conditions.
                                 Moreover, we cannot assure you that:

                                 o    future laws, ordinances or regulations
                                      will not impose any material environmental
                                      liability; or

                                 o    the current environmental condition of the
                                      mortgaged properties will not be adversely
                                      affected by tenants or by the condition of
                                      land or operations in the vicinity of the
                                      mortgaged properties (such as underground
                                      storage tanks).

                                 In addition, some borrowers under the mortgage
                                 loans may not have satisfied or may not satisfy
                                 all post-closing obligations required by the
                                 related mortgage loan documents with respect to
                                 environmental matters. There can be no
                                 assurance that recommended operations and
                                 maintenance plans have been implemented or will
                                 continue to be complied with.

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans may include tenants
                                 that operate as, were previously operated as,
                                 or are located near other properties currently
                                 or previously operated as on-site dry-cleaners
                                 or gasoline stations. Both types of operations
                                 involve the use and storage of hazardous
                                 materials, leading to an increased risk of
                                 liability to the tenant, the landowner and,
                                 under certain circumstances, a lender (such as
                                 the trust) under environmental laws.
                                 Dry-cleaners and gasoline station operators may
                                 be required to obtain various environmental
                                 permits or licenses in connection with their
                                 operations and activities and to comply with
                                 various environmental laws, including those
                                 governing the use and storage of hazardous
                                 materials. These operations incur ongoing costs
                                 to comply with environmental laws governing,
                                 among other things, containment systems and
                                 underground storage tank systems. In addition,
                                 any liability to borrowers under environmental
                                 laws, especially in connection with releases
                                 into the environment of gasoline, dry-cleaning
                                 solvents or other hazardous substances from
                                 underground storage tank systems or otherwise,
                                 could adversely impact the related borrower's
                                 ability to repay the related mortgage loan.
                                 Certain of the mortgaged properties may have
                                 environmental contamination that has been
                                 remediated and for which no-further action
                                 letters have been issued or may be the subject
                                 of ongoing remediation.

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. Although the mortgaged properties are
                                 required to be

                                      S-56

                                 inspected periodically, there are no generally
                                 accepted standards for the assessment of any
                                 existing mold. If left unchecked, problems
                                 associated with mold could result in the
                                 interruption of cash flow, remediation expenses
                                 and litigation which could adversely impact
                                 collections from a mortgaged property. In
                                 addition, many of the insurance policies
                                 presently covering the mortgaged properties may
                                 specifically exclude losses due to mold.

                                 Before the special servicer acquires title to a
                                 mortgaged property on behalf of the trust or
                                 assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property, or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability could reduce or delay
                                 payments to certificateholders.

IF A BORROWER IS UNABLE TO
   REPAY ITS LOAN ON ITS
   MATURITY DATE, YOU MAY
   EXPERIENCE A LOSS             Two hundred twelve (212) mortgage loans,
                                 representing 97.6% of the initial outstanding
                                 pool balance (which include one hundred eighty
                                 (180) mortgage loans in loan group 1,
                                 representing 97.5% of the initial outstanding
                                 loan group 1 balance, and thirty-two (32)
                                 mortgage loans in loan group 2, representing
                                 99.1% of the initial outstanding loan group 2
                                 balance), are balloon loans. Sixteen (16) of
                                 these mortgage loans, representing 10.0% of the
                                 initial outstanding pool balance (which include
                                 thirteen (13) mortgage loans in loan group 1,
                                 representing 9.5% of the initial outstanding
                                 loan group 1 balance and three (3) mortgage
                                 loans in loan group 2, representing 14.0% of
                                 the initial outstanding loan group 2 balance),
                                 are mortgage loans, which are also referred to
                                 in this prospectus supplement as "ARD Loans",
                                 that have an anticipated repayment date that
                                 provide for an increase in the mortgage rate
                                 and/or principal amortization at a specified
                                 date prior to stated maturity. These ARD Loans
                                 are structured to encourage the borrower to
                                 repay the mortgage loan in full by the
                                 specified date (which is prior to the mortgage
                                 loan's stated maturity date) upon which these
                                 increases occur. Included in these balloon
                                 loans are two (2) mortgage loans, representing
                                 7.8% of the initial outstanding pool balance
                                 (and representing 8.8% of the initial
                                 outstanding loan group 1 balance), that
                                 amortize principal in accordance with the
                                 schedules attached to this prospectus
                                 supplement as Schedule B1 and Schedule B2. Also
                                 included in these balloon loans are fifty-three
                                 (53) mortgage loans, representing 24.1% of the
                                 initial outstanding pool balance (which include
                                 thirty-nine (39) mortgage loans in loan group
                                 1, representing 21.4% of the initial
                                 outstanding loan group 1 balance, and fourteen
                                 (14) mortgage loans in loan group 2,
                                 representing 45.2% of the initial outstanding
                                 loan group 2 balance), that currently provide
                                 for monthly payments of interest only for a
                                 portion of their respective terms ranging from
                                 12 months to 60 months and then provide for the
                                 monthly payment of principal and interest over
                                 their respective remaining terms,

                                      S-57

                                 and thirty-eight (38) mortgage loans,
                                 representing 27.4% of the initial outstanding
                                 pool balance (which include thirty-four (34)
                                 mortgage loans in loan group 1, representing
                                 29.6% of the initial outstanding loan group 1
                                 balance, and four (4) mortgage loans in loan
                                 group 2, representing 10.1% of the initial
                                 outstanding loan group 2 balance), that provide
                                 for monthly payments of interest only for their
                                 entire respective terms and one (1) mortgage
                                 loan, representing 1.8% of the initial
                                 outstanding pool balance (and representing 2.0%
                                 of the initial outstanding loan group 1
                                 balance), that provides for the monthly payment
                                 of principal and interest for the first 36
                                 months of its term, then provides for the
                                 monthly payment of interest for the 37th to
                                 60th monthly payment periods and then provides
                                 for the monthly payment of principal and
                                 interest for the remaining monthly payment
                                 periods until maturity. For purposes of this
                                 prospectus supplement, we consider a mortgage
                                 loan to be a "balloon loan" if its principal
                                 balance is not scheduled to be fully or
                                 substantially amortized by the loan's
                                 respective anticipated repayment date (in the
                                 case of a loan having an anticipated repayment
                                 date) or maturity date. We cannot assure you
                                 that each borrower will have the ability to
                                 repay the principal balance outstanding on the
                                 pertinent date, especially under a scenario
                                 where interest rates have increased from the
                                 historically low interest rates in effect at
                                 the time that most of the mortgage loans were
                                 originated. Balloon loans involve greater risk
                                 than fully amortizing loans because a
                                 borrower's ability to repay the loan on its
                                 anticipated repayment date or stated maturity
                                 date typically will depend upon its ability
                                 either to refinance the loan or to sell the
                                 mortgaged property at a price sufficient to
                                 permit repayment. A borrower's ability to
                                 achieve either of these goals will be affected
                                 by a number of factors, including:

                                 o    the availability of, and competition for,
                                      credit for commercial real estate
                                      projects;

                                 o    prevailing interest rates;

                                 o    the fair market value of the related
                                      mortgaged property;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the borrower's financial condition;

                                 o    the operating history and occupancy level
                                      of the mortgaged property;

                                 o    tax laws; and

                                 o    prevailing general and regional economic
                                      conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 No mortgage loan seller or any of its
                                 respective affiliates is under any obligation
                                 to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
   REDUCE THE CASH FLOW
   AVAILABLE TO THE MORTGAGED
   PROPERTY WHICH MAY
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          Five (5) of the mortgage loans, representing
                                 17.8% of the initial outstanding pool balance
                                 (which include four (4) mortgage loans in loan
                                 group 1, representing 19.4% of the initial loan
                                 group 1 balance and

                                      S-58

                                 one (1) mortgage loan in loan group 2,
                                 representing 5.3% of the initial loan group 2
                                 balance), currently have additional financing
                                 in place that is secured by the mortgaged
                                 property or properties related to such mortgage
                                 loan. Mortgage Loan Nos. 1-17 (the
                                 "Chesterbrook/Glenhardie Portfolio Mortgage
                                 Loan"), which had an outstanding principal
                                 balance as of the cut-off date of $120,000,000,
                                 is secured by the related mortgaged property,
                                 which also secures a subordinated B note (the
                                 "Chesterbrook/Glenhardie Portfolio B Note"),
                                 that had an outstanding principal balance as of
                                 the cut-off date of $55,000,000. Mortgage Loan
                                 No. 18 (the "Alderwood Mall Pari Passu Loan"),
                                 which had an aggregate outstanding principal
                                 balance as of the cut-off date of $103,268,302,
                                 is secured by the related mortgaged property on
                                 a pari passu basis with another note (the
                                 "Alderwood Mall Companion Loan"), which had an
                                 outstanding principal balance as of the cut-off
                                 date of $107,483,334, and which also secures a
                                 subordinated B note (the "Alderwood Mall B
                                 Note") that had an outstanding principal
                                 balance as of the cut-off date of $54,419,436.
                                 In addition, the Alderwood Mall Pari Passu Loan
                                 has related mezzanine financing in the original
                                 principal amount of $35,000,000. Mortgage Loan
                                 Nos. 19 - 43 (the "Mervyns Portfolio Pari Passu
                                 Loan"), which had an aggregate outstanding
                                 principal balance as of the cut-off date of
                                 $64,190,000, is secured by the related
                                 mortgaged property on a pari passu basis with
                                 another note (the "Mervyns Portfolio Companion
                                 Loan"), that had outstanding principal balance
                                 as of the cut-off date of $66,810,000. Mortgage
                                 Loan No. 91 (the "College Park Apartments A/B
                                 Mortgage Loan"), which had an outstanding
                                 principal balance as of the cut-off date of
                                 $10,400,000, is secured by the related
                                 mortgaged property, which also secures a
                                 subordinated B note (the "College Park
                                 Apartments B Note"), that had an outstanding
                                 principal balance as of the cut-off date of
                                 $500,000. See "Servicing of the Mortgage
                                 Loans--Servicing of the Alderwood Mall Loan
                                 Group, the Mervyns Portfolio Loan Group and the
                                 A/B Mortgage Loans." In addition, Mortgage Loan
                                 No. 133, which had an outstanding principal
                                 balance as of the cut-off date of $5,000,000,
                                 is secured by the related mortgaged property,
                                 which also secures a subordinated second lien
                                 loan that had an outstanding principal balance
                                 as of the cut-off date of $2,784,000.

                                 Five (5) of the mortgage loans, representing
                                 3.3% of the initial outstanding pool balance
                                 (which include two (2) mortgage loans in loan
                                 group 1, representing 2.4% of the initial
                                 outstanding loan group 1 balance, and three (3)
                                 mortgage loans in loan group 2, representing
                                 10.2% of the initial outstanding loan group 2
                                 balance), permit future additional secured
                                 financing of the property, provided that
                                 certain debt service coverage ratio and
                                 loan-to-value tests are satisfied as further
                                 discussed in this prospectus supplement under
                                 "Description of the Mortgage Pool--Material
                                 Terms and Characteristics of the Mortgage
                                 Loans--Subordinate and Other Financing."

                                 Seventeen (17) of the mortgage loans,
                                 representing 19.5% of the initial outstanding
                                 pool balance (which include eleven (11)
                                 mortgage loans in loan group 1, representing
                                 20.0% of the initial outstanding loan group 1
                                 balance, and six (6) mortgage loans in loan
                                 group 2, representing 15.4% of the initial
                                 outstanding loan group 2 balance), permit the
                                 borrower to enter into additional financing
                                 that is not secured by the related mortgaged
                                 property (or to retain unsecured debt existing
                                 at the

                                      S-59

                                 time of the origination of such loan) and/or
                                 permit the owners of the borrower to enter into
                                 financing that is secured by a pledge of equity
                                 interests in the borrower. In general,
                                 borrowers that have not agreed to certain
                                 special purpose covenants in the related
                                 mortgage loan documents may also be permitted
                                 to incur additional financing that is not
                                 secured by the mortgaged property.

                                 In the case of some or all of the mortgage
                                 loans with existing subordinate or mezzanine
                                 debt, the holder of the subordinate or
                                 mezzanine loan has the right to cure certain
                                 defaults occurring on the mortgage loan and/or
                                 the right to purchase the mortgage loan from
                                 the trust if certain defaults on the mortgage
                                 loan occur. The purchase price required to be
                                 paid in connection with such a purchase is
                                 generally equal to the outstanding principal
                                 balance of the mortgage loan, together with
                                 accrued and unpaid interest on, and all unpaid
                                 servicing expenses and Advances relating to,
                                 the mortgage loan. Such purchase price
                                 generally does not include a yield maintenance
                                 charge or prepayment premium. Accordingly, such
                                 purchase (if made prior to the maturity date or
                                 anticipated repayment date) will have the
                                 effect of a prepayment made without payment of
                                 a yield maintenance charge or prepayment
                                 premium.

                                 We make no representation as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in such
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related mortgaged
                                 property. The existence of such debt may reduce
                                 cash flow on the related borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 suffer by not making capital infusions to
                                 support the mortgaged property.

                                 Generally, all of the mortgage loans also
                                 permit the related borrower to incur other
                                 unsecured indebtedness, including but not
                                 limited to trade payables, in the ordinary
                                 course of business and to incur indebtedness
                                 secured by equipment or other personal property
                                 located at the mortgaged property.

                                 When a mortgage loan borrower, or its
                                 constituent members, also has one or more other
                                 outstanding loans, even if the loans are
                                 subordinated or are mezzanine loans not
                                 directly secured by the mortgaged property, the
                                 trust is subjected to certain risks. For
                                 example, the borrower may have difficulty
                                 servicing and repaying multiple loans. Also,
                                 the existence of another loan generally will
                                 make it more difficult for the borrower to
                                 obtain refinancing of the mortgage loan and may
                                 thus jeopardize the borrower's ability to repay
                                 any balloon payment due under the mortgage loan
                                 at maturity or to repay the mortgage loan on
                                 its anticipated repayment date. Moreover, the
                                 need to service additional debt may reduce the
                                 cash flow available to the borrower to operate
                                 and maintain the mortgaged property.

                                      S-60

                                 Additionally, if the borrower, or its
                                 constituent members, are obligated to another
                                 lender, actions taken by other lenders could
                                 impair the security available to the trust. If
                                 a junior lender files an involuntary bankruptcy
                                 petition against the borrower, or the borrower
                                 files a voluntary bankruptcy petition to stay
                                 enforcement by a junior lender, the trust's
                                 ability to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of a junior lender also may operate to stay
                                 foreclosure by the trust.

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.
                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plans on the grounds prebankruptcy contracts
                                 cannot override rights expressly provided by
                                 the Bankruptcy Code. This holding, which at
                                 least one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                 For further information with respect to
                                 subordinate debt, mezzanine debt and other
                                 financing, see Appendix II attached to this
                                 prospectus supplement.

BANKRUPTCY PROCEEDINGS
   RELATING TO A BORROWER CAN
   RESULT IN DISSOLUTION OF
   THE BORROWER AND THE
   ACCELERATION OF THE RELATED
   MORTGAGE LOAN AND CAN
   OTHERWISE ADVERSELY IMPACT
   REPAYMENT OF THE RELATED
   MORTGAGE LOAN                 Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay the commencement or
                                 continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may reduce the amount of
                                 secured indebtedness to the then current value
                                 of the mortgaged property. Such an action would
                                 make the lender a general unsecured creditor
                                 for the difference between the then current
                                 value and the amount of its outstanding
                                 mortgage indebtedness. A bankruptcy court also
                                 may:

                                      S-61

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the terms of the mortgage
                                      loan, including the repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as
                                 debtor-in-possession, has special powers to
                                 avoid, subordinate or disallow debts. In some
                                 circumstances, the claims of the mortgage
                                 lender may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lock-box arrangement to be used by the borrower
                                 to maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up of its affairs and the distribution
                                 of its assets could result in an early
                                 repayment of the related mortgage loan.

BANKRUPTCY OR OTHER
   PROCEEDINGS RELATED TO THE
   SPONSOR OF A BORROWER MAY
   ADVERSELY AFFECT THE
   PERFORMANCE OF THE RELATED
   MORTGAGE LOAN                 Certain of the mortgage loans may have sponsors
                                 that have previously filed bankruptcy or have
                                 been subject to foreclosure actions, which in
                                 some cases may have involved the same property
                                 that currently secures the mortgage loan. In
                                 each case, the related entity or person has
                                 emerged from bankruptcy or, in the case of
                                 previous foreclosure actions, is not permitted
                                 to directly or indirectly manage the related
                                 borrower. However, we cannot assure you that
                                 such sponsors will not be more likely than
                                 other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

                                      S-62

CERTAIN OF THE MORTGAGE LOANS
   LACK CUSTOMARY PROVISIONS     Certain of the mortgage loans lack many
                                 provisions that are customary in mortgage loans
                                 intended for securitization. Generally, the
                                 borrowers with respect to these mortgage loans
                                 are not required to make payments to lockboxes
                                 or to maintain reserves for certain expenses,
                                 such as taxes, insurance premiums, capital
                                 expenditures, tenant improvements and leasing
                                 commissions, and the lenders under these
                                 mortgage loans do not have the right to
                                 terminate the related property manager upon the
                                 occurrence of certain events or require lender
                                 approval of a replacement property manager.

BORROWERS THAT ARE NOT SPECIAL
   PURPOSE ENTITIES MAY BE
   MORE LIKELY TO FILE
   BANKRUPTCY PETITIONS AND
   THIS MAY ADVERSELY AFFECT
   PAYMENTS ON YOUR
   CERTIFICATES                  While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers are not special purpose
                                 entities. The loan documents and organizational
                                 documents of these borrowers that are not
                                 special purpose entities generally do not limit
                                 the purpose of the borrowers to owning the
                                 mortgaged properties and do not contain the
                                 representations, warranties and covenants
                                 customarily employed to ensure that a borrower
                                 is a special purpose entity (such as
                                 limitations on indebtedness, affiliate
                                 transactions and the conduct of other
                                 businesses, restrictions on the borrower's
                                 ability to dissolve, liquidate, consolidate,
                                 merge or sell all of its assets and
                                 restrictions upon amending its organizational
                                 documents). Consequently, these borrowers may
                                 have other monetary obligations, and certain of
                                 the loan documents provide that a default under
                                 any such other obligations constitutes a
                                 default under the related mortgage loan. In
                                 addition, many of the borrowers and their
                                 owners do not have an independent director
                                 whose consent would be required to file a
                                 bankruptcy petition on behalf of the borrower.
                                 One of the purposes of an independent director
                                 is to avoid a bankruptcy petition filing that
                                 is intended solely to benefit a borrower's
                                 affiliate and is not justified by the
                                 borrower's own economic circumstances.
                                 Therefore, the borrowers described above may be
                                 more likely to file or be subject to voluntary
                                 or involuntary bankruptcy petitions which may
                                 adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT
   UPON SUCCESSFUL MANAGEMENT    The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                      S-63

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve building
                                 value. On the other hand, management errors
                                 can, in some cases, impair short-term cash flow
                                 and the long-term viability of an income
                                 producing property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers of the
                                 mortgaged properties. Additionally, we cannot
                                 assure you that the property managers will be
                                 in a financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements.

PROVISIONS REQUIRING YIELD
   MAINTENANCE CHARGES OR
   DEFEASANCE PROVISIONS MAY
   NOT BE ENFORCEABLE            Provisions prohibiting prepayment during a
                                 lock-out period or requiring the payment of
                                 prepayment premiums or yield maintenance
                                 charges may not be enforceable in some states
                                 and under federal bankruptcy law. Provisions
                                 requiring the payment of prepayment premiums or
                                 yield maintenance charges also may be
                                 interpreted as constituting the collection of
                                 interest for usury purposes. Accordingly, we
                                 cannot assure you that the obligation to pay
                                 any prepayment premium or yield maintenance
                                 charge will be enforceable either in whole or
                                 in part. Also, we cannot assure you that
                                 foreclosure proceeds will be sufficient to pay
                                 an enforceable prepayment premium or yield
                                 maintenance charge.

                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a yield
                                 maintenance charge. In certain jurisdictions,
                                 collateral substitution provisions might be
                                 deemed unenforceable under applicable law or
                                 public policy, or usurious.

THE ABSENCE OF LOCKBOXES
   ENTAILS RISKS THAT COULD
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          The mortgage loans generally do not require the
                                 related borrower to cause rent and other
                                 payments to be made into a lockbox account
                                 maintained on behalf of the lender. If rental
                                 payments are not required to be made directly
                                 into a lockbox account, there is a risk that
                                 the borrower will divert such funds for
                                 purposes other than the payment of the mortgage
                                 loan and maintaining the mortgaged property.

                                      S-64

ENFORCEABILITY OF
   CROSS-COLLATERALIZATION
   PROVISIONS MAY BE
   CHALLENGED AND THE BENEFITS
   OF THESE PROVISIONS MAY
   OTHERWISE BE LIMITED AND
   MAY ADVERSELY AFFECT
   PAYMENTS ON YOUR
   CERTIFICATES                  The mortgage pool includes six (6) groups of
                                 mortgage loans representing 13.0% of the
                                 initial outstanding pool balance (which include
                                 five (5) groups of mortgage loans in loan group
                                 1, representing 13.6% of the initial
                                 outstanding loan group 1 balance, one (1) group
                                 of mortgage loans in loan group 2, representing
                                 8.4% of the initial outstanding loan group 2
                                 balance) under which an aggregate amount of
                                 indebtedness is secured by multiple real
                                 properties, through cross-collateralization
                                 with other mortgage loans or otherwise. These
                                 arrangements attempt to reduce the risk that
                                 one mortgaged real property may not generate
                                 enough net operating income to pay debt
                                 service. However, arrangements of this type
                                 involving more than one borrower (i.e. in the
                                 case of cross-collateralized mortgage loans)
                                 could be challenged as fraudulent conveyances
                                 if:

                                 o    one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                 o    the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged real
                                      property or properties to be encumbered by
                                      a lien benefiting the other borrowers; and

                                 o    the borrower was insolvent when it granted
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was unable to pay
                                      its debts as they matured.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on:

                                 o    the benefits realized by such borrower
                                      entity from the respective mortgage loan
                                      proceeds as compared to the value of its
                                      respective property; and

                                 o    the overall cross-collateralization.

                                 If a court were to conclude that the granting
                                 of the liens was an avoidable fraudulent
                                 conveyance, that court could subordinate all or
                                 part of the borrower's respective mortgage loan
                                 to existing or future indebtedness of that
                                 borrower. The court also could recover payments
                                 made under that mortgage loan or take other
                                 actions detrimental to the holders of the
                                 certificates, including, under certain
                                 circumstances, invalidating the loan or the
                                 related mortgages that are subject to
                                 cross-collateralization.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax.

                                      S-65

                                 This mortgage amount may equal the appraised
                                 value or allocated loan amount for the
                                 mortgaged real property and will limit the
                                 extent to which proceeds from the property will
                                 be available to offset declines in value of the
                                 other properties securing the same mortgage
                                 loan or group of cross-collateralized mortgage
                                 loans.

                                 Moreover, one (1) group of multi-property
                                 mortgage loans or crossed loan groups,
                                 representing 3.8% of the initial outstanding
                                 pool balance (and representing 4.3% of the
                                 initial outstanding loan group 1 balance), are
                                 secured by mortgaged properties located in
                                 various states. Foreclosure actions are brought
                                 in state court and the courts of one state
                                 cannot exercise jurisdiction over property in
                                 another state. Upon a default under any of
                                 these mortgage loans, it may not be possible to
                                 foreclose on the related mortgaged real
                                 properties simultaneously.

RESERVES TO FUND CAPITAL
   EXPENDITURES MAY BE
   INSUFFICIENT AND THIS MAY
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          Many of the mortgage loans do not require the
                                 borrowers to set aside funds for specific
                                 reserves controlled by the lender. Even to the
                                 extent that the mortgage loans require any
                                 reserves, we cannot assure you that any reserve
                                 amounts will be sufficient to cover the actual
                                 costs of items such as taxes, insurance
                                 premiums, capital expenditures, tenant
                                 improvements and leasing commissions (or other
                                 items for which the reserves were established)
                                 or that borrowers under the related mortgage
                                 loans will put aside sufficient funds to pay
                                 for those items. We also cannot assure you that
                                 cash flow from the properties will be
                                 sufficient to fully fund the ongoing monthly
                                 reserve requirements or to enable the borrowers
                                 under the related mortgage loans to fully pay
                                 for those items.

INADEQUACY OF TITLE INSURERS
   MAY ADVERSELY AFFECT
   PAYMENTS ON YOUR
   CERTIFICATES                  Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o    a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                 o    the title insurer will maintain its
                                      present financial strength; or

                                 o    a title insurer will not contest claims
                                      made upon it.

MORTGAGED PROPERTIES SECURING
   THE MORTGAGE LOANS THAT ARE
   NOT IN COMPLIANCE WITH
   ZONING AND BUILDING CODE
   REQUIREMENTS AND USE
   RESTRICTIONS COULD
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would reduce or
                                 delay the amount of proceeds available for
                                 distributions on

                                      S-66

                                 your certificates. At origination of the
                                 mortgage loans, the mortgage loan sellers took
                                 steps to establish that the use and operation
                                 of the mortgaged properties securing the
                                 mortgage loans were in compliance in all
                                 material respects with all applicable zoning,
                                 land-use and building ordinances, rules,
                                 regulations, and orders. Evidence of this
                                 compliance may be in the form of legal
                                 opinions, confirmations from government
                                 officials, title policy endorsements,
                                 appraisals, zoning consultants' reports and/or
                                 representations by the related borrower in the
                                 related mortgage loan documents. These steps
                                 may not have revealed all possible violations
                                 and certain mortgaged properties that were in
                                 compliance may not remain in compliance.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage loan sellers generally do not consider
                                 those defects known to them to be material or
                                 have obtained policy endorsements and/or law
                                 and ordinance insurance to mitigate the risk of
                                 loss associated with any material violation or
                                 noncompliance. In some cases, the use,
                                 operation and/or structure of a mortgaged
                                 property constitutes a permitted nonconforming
                                 use and/or structure as a result of changes in
                                 zoning laws after such mortgaged properties
                                 were constructed and the structure may not be
                                 rebuilt to its current state or be used for its
                                 current purpose if a material casualty event
                                 occurs. Insurance proceeds may not be
                                 sufficient to pay the mortgage loan in full if
                                 a material casualty event were to occur, or the
                                 mortgaged property, as rebuilt for a conforming
                                 use, may not generate sufficient income to
                                 service the mortgage loan and the value of the
                                 mortgaged property or its revenue producing
                                 potential may not be the same as it was before
                                 the casualty. If a mortgaged property could not
                                 be rebuilt to its current state or its current
                                 use were no longer permitted due to building
                                 violations or changes in zoning or other
                                 regulations, then the borrower might experience
                                 cash flow delays and shortfalls or be subject
                                 to penalties that would reduce or delay the
                                 amount of proceeds available for distributions
                                 on your certificates

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
   MORTGAGED PROPERTIES
   SECURING THE MORTGAGE LOANS
   COULD ADVERSELY AFFECT
   PAYMENTS ON YOUR
   CERTIFICATES                  From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use of
                                 the affected mortgaged property, or on an
                                 affected borrower's ability to meet its
                                 obligations under the related mortgage loan.
                                 Therefore, we cannot assure you that

                                      S-67

                                 the occurrence of any condemnation will not
                                 have a negative impact upon the distributions
                                 on your certificates.

IMPACT OF TERRORIST ATTACKS
   AND MILITARY OPERATIONS ON
   THE FINANCIAL MARKETS AND
   YOUR INVESTMENT               On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. In its aftermath, there was
                                 considerable uncertainty in the world financial
                                 markets. It is impossible to predict whether,
                                 or the extent to which, future terrorist
                                 activities may occur in the United States.
                                 According to publicly available reports, the
                                 financial markets have in the past responded to
                                 the uncertainty with regard to the scope,
                                 nature and timing of current and possible
                                 future military responses led by the United
                                 States, as well as to the disruptions in air
                                 travel, substantial losses reported by various
                                 companies including airlines, insurance
                                 providers and aircraft makers, the need for
                                 heightened security across the country and
                                 decreases in consumer confidence that can cause
                                 a general slowdown in economic growth.

                                 It is impossible to predict the duration of the
                                 current military involvement of the United
                                 States in Iraq or Afghanistan and whether the
                                 United States will be involved in any other
                                 future military actions. The continued presence
                                 of United States military personnel in Iraq and
                                 Afghanistan may prompt further terrorist
                                 attacks against the United States.

                                 It is uncertain what effects the aftermath of
                                 such military operations of the United States
                                 in Iraq, any future terrorist activities in the
                                 United States or abroad and/or any consequent
                                 actions on the part of the United States
                                 Government and others, including military
                                 action, will have on: (a) United States and
                                 world financial markets, (b) local, regional
                                 and national economies, (c) real estate markets
                                 across the United States, (d) particular
                                 business segments, including those that are
                                 important to the performance of the mortgaged
                                 properties that secure the mortgage loans
                                 and/or (e) insurance costs and the availability
                                 of insurance coverage for terrorist acts,
                                 particularly for large mortgaged properties,
                                 which could adversely affect the cash flow at
                                 such mortgaged properties. In particular, the
                                 decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties,
                                 including hospitality mortgaged properties and
                                 those mortgaged properties in tourist areas
                                 which could reduce the ability of such
                                 mortgaged properties to generate cash flow. As
                                 a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. These disruptions and
                                 uncertainties could materially and adversely
                                 affect the value of, and your ability to
                                 resell, your certificates.

IMPACT OF HURRICANE KATRINA,
   HURRICANE RITA AND
   HURRICANE WILMA ON THE
   MORTGAGE LOANS AND YOUR
   INVESTMENT                    The damage caused by Hurricane Katrina,
                                 Hurricane Rita and Hurricane Wilma and related
                                 windstorms, floods and tornadoes in areas of
                                 Alabama, Louisiana, Texas and Florida in
                                 August, September and

                                      S-68

                                 October 2005 may adversely affect certain of
                                 the mortgaged properties. As of the cut-off
                                 date, thirty-six (36) of the mortgaged
                                 properties, securing mortgage loans
                                 representing 8.4% of the initial outstanding
                                 pool balance (including thirty-three (33)
                                 mortgaged properties in loan group 1,
                                 representing 8.8% of the outstanding loan group
                                 1 balance, and three (3) mortgaged properties
                                 in loan group 2, representing 5.1% of the
                                 outstanding loan group 2 balance), were secured
                                 by mortgaged properties located in Alabama,
                                 Texas, Louisiana and Florida. Although it is
                                 too soon to assess the full impact of Hurricane
                                 Katrina, Hurricane Rita and Hurricane Wilma on
                                 the United States and local economies, in the
                                 short term the effects of the storms are
                                 expected to have a material adverse effect on
                                 the local economies and income producing real
                                 estate in the affected areas. Areas affected by
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma have suffered severe flooding, wind and
                                 water damage, forced evacuations, lawlessness,
                                 contamination, gas leaks and fire and
                                 environmental damage. The devastation caused by
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma could lead to a general economic
                                 downturn, including increased oil prices, loss
                                 of jobs, regional disruptions in travel,
                                 transportation and tourism and a decline in
                                 real-estate related investments, in particular,
                                 in the areas most directly damaged by the
                                 storms. Specifically, there can be no assurance
                                 that displaced residents of the affected areas
                                 will return, that the economies in the affected
                                 areas will recover sufficiently to support
                                 income producing real estate at pre-storm
                                 levels or that the costs of clean-up will not
                                 have a material adverse effect on the national
                                 economy. Additionally, the standard all-risk
                                 insurance policies that borrowers under the
                                 mortgage loans are required to maintain
                                 typically do not cover flood damage. Although
                                 certain mortgage loans may require borrowers to
                                 maintain additional flood insurance, there can
                                 be no assurance that such additional insurance
                                 will be sufficient to cover damage to a
                                 mortgaged property in a heavily flooded area.
                                 Because of the difficulty in obtaining
                                 information about the affected areas and
                                 mortgaged properties it is not possible at this
                                 time to make a complete assessment of the
                                 severity of loss, the availability of insurance
                                 coverage to cover these losses and the extent
                                 and expected duration of the effects of
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma on the mortgaged properties, the
                                 southeast states and the United States as a
                                 whole.

THE ABSENCE OF OR INADEQUACY
   OF INSURANCE COVERAGE ON
   THE PROPERTY MAY ADVERSELY
   AFFECT PAYMENTS ON YOUR
   CERTIFICATES                  The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially reasonable rates. In
                                 addition, some of the mortgaged properties are
                                 located in California and in other coastal
                                 areas of certain states, which are areas that
                                 have historically been at greater risk of acts
                                 of nature, including earthquakes, fires,
                                 hurricanes and floods. The mortgage loans
                                 generally do not require borrowers to maintain
                                 earthquake, hurricane or flood insurance and we
                                 cannot assure you that borrowers will attempt
                                 or be able to obtain adequate insurance against
                                 such risks. If a borrower does not have
                                 insurance against such risks and a casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to

                                      S-69

                                 generate income from the mortgaged property in
                                 order to make payments on the related mortgage
                                 loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original construction may materially impair the
                                 borrower's ability to effect such
                                 reconstruction or major repairs or may
                                 materially increase their cost.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City, the Washington, D.C.
                                 area and Pennsylvania, the comprehensive
                                 general liability and business interruption or
                                 rent loss insurance policies required by
                                 typical mortgage loans (which are generally
                                 subject to periodic renewals during the term of
                                 the related mortgage loans) have been affected.
                                 To give time for private markets to develop a
                                 pricing mechanism and to build capacity to
                                 absorb future losses that may occur due to
                                 terrorism, on November 26, 2002 the Terrorism
                                 Risk Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 Under the Terrorism Insurance Program, the
                                 federal government shares the risk of loss
                                 associated with certain future terrorist acts.

                                 The Terrorism Insurance Program was originally
                                 scheduled to expire on December 31, 2005.
                                 However, on December 22, 2005, the Terrorism
                                 Risk Insurance Extension Act of 2005 was
                                 enacted, which extended the duration of the
                                 Terrorism Insurance Program until December 31,
                                 2007.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and through
                                 December 31, 2007 will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that results in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States Government.

                                 In addition, with respect to any act of
                                 terrorism occurring after March 31, 2006, no
                                 compensation will be paid under the Terrorism
                                 Insurance Program unless the aggregate industry
                                 losses relating to such act of terror exceed
                                 $50 million (or, if such insured losses occur
                                 in 2007, $100 million). As a result, unless the
                                 borrowers obtain separate coverage for events
                                 that do not meet these thresholds (which
                                 coverage may not be required by the respective
                                 loan documents and may not otherwise be
                                 obtainable), such events would not be covered.

                                 The Treasury Department has established
                                 procedures for the program under which the
                                 federal share of compensation will be equal to
                                 90% (or, in 2007, 85%) of that portion of
                                 insured losses that exceeds an applicable
                                 insurer deductible required to be paid during
                                 each program year. The federal share in the
                                 aggregate in any program year may not exceed
                                 $100 billion (and the insurers will not be
                                 liable for any amount that exceeds this cap).

                                      S-70

                                 Through December 2007, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses. Any state approval
                                 of those types of exclusions in force on
                                 November 26, 2002 are also voided.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 mortgage loans may result. In addition, the
                                 failure to maintain that type of insurance may
                                 constitute a default under a mortgage loan,
                                 which could result in the acceleration and
                                 foreclosure of that mortgage loan.
                                 Alternatively, the increased costs of
                                 maintaining that type of insurance could have
                                 an adverse effect on the financial condition of
                                 the mortgage loan borrowers.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. If those casualty losses are
                                 not covered by standard casualty insurance
                                 policies, then in the event of a casualty from
                                 an act of terrorism, the amount available to
                                 make distributions on your certificates could
                                 be reduced.

CERTAIN OTHER RISKS RELATED TO
   CASUALTY AND CASUALTY
   INSURANCE                     The loan documents for each mortgage loan
                                 generally require that (A) "all risk" insurance
                                 policies be maintained in an amount equal to
                                 either (i) not less than the full replacement
                                 cost of the related mortgaged property or (ii)
                                 the lesser of the full replacement cost of each
                                 related mortgaged property and the outstanding
                                 principal balance of the mortgage loan or (B)
                                 the related borrower will maintain such
                                 insurance coverages in such amounts as the
                                 lender may reasonably require. Notwithstanding
                                 such requirement, however, under insurance law,
                                 if an insured property is not rebuilt,
                                 insurance companies are generally required to
                                 pay only the "actual cash value" of the
                                 property, which is defined under state law but
                                 is generally equal to the replacement cost of
                                 the property less depreciation. The
                                 determination of "actual cash value" is both
                                 inexact and heavily dependent on facts and
                                 circumstances. Notwithstanding the requirements
                                 of the loan documents, an insurer may refuse to
                                 insure a mortgaged property for the loan amount
                                 if it determines that the "actual cash value"
                                 of the mortgaged property would be a lower
                                 amount, and even if it does insure a mortgaged
                                 property for the full loan amount, if at the
                                 time of casualty the "actual cash value" is
                                 lower, and the mortgaged property is not
                                 restored, only the "actual cash value" will be
                                 paid. Accordingly, if a borrower does not meet
                                 the conditions to restore a mortgaged property
                                 and the mortgagee elects to require the
                                 borrower to apply the insurance proceeds to
                                 repay the mortgage loan, rather than toward
                                 restoration, there can be no assurance that
                                 such proceeds will be sufficient to repay the
                                 mortgage loan.

                                 Certain leases may provide that such leases are
                                 terminable in connection with a casualty or
                                 condemnation including in the event the leased
                                 premises are not repaired or restored within a
                                 specified time period.

                                      S-71

CLAIMS UNDER BLANKET INSURANCE
   POLICIES MAY ADVERSELY
   AFFECT PAYMENTS ON YOUR
   CERTIFICATES                  Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that such policies are
                                 drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available under such policies may thereby be
                                 reduced and could be insufficient to cover each
                                 mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
   ENGINEERING REPORTS MAY NOT
   REFLECT ALL CONDITIONS THAT
   REQUIRE REPAIR ON THE
   PROPERTY                      Licensed engineers or consultants generally
                                 inspected the mortgaged properties and prepared
                                 engineering reports in connection with the
                                 origination or securitization of the mortgage
                                 loans to assess items such as structure,
                                 exterior walls, roofing, interior construction,
                                 mechanical and electrical systems and general
                                 condition of the site, buildings and other
                                 improvements. However, we cannot assure you
                                 that all conditions requiring repair or
                                 replacement were identified. In those cases
                                 where a material condition was disclosed, such
                                 condition has been or is required to be
                                 remedied to the mortgage loan seller's
                                 satisfaction, or funds as deemed necessary by
                                 the mortgage loan seller, or the related
                                 engineer or consultant have been reserved to
                                 remedy the material condition. No additional
                                 property inspections were conducted by us in
                                 connection with the issuance of the
                                 certificates.

VALUATION ESTIMATES MAY
   INACCURATELY REFLECT THE
   VALUE OF THE MORTGAGED
   PROPERTIES                    An appraisal certified by the applicable
                                 appraiser to be in compliance with FIRREA was
                                 conducted in respect of each mortgaged property
                                 in connection with the origination or
                                 securitization of the related mortgage loan.
                                 The resulting estimated property values
                                 represent the analysis and opinion of the
                                 person performing the appraisal and are not
                                 guarantees of present or future values. The
                                 person performing the appraisal may have
                                 reached a different conclusion of value than
                                 the conclusion that would be reached by a
                                 different appraiser appraising the same
                                 property. Moreover, the values of the mortgaged
                                 properties may have changed significantly since
                                 the appraisal was performed. In addition,
                                 appraisals seek to establish the amount a
                                 typically motivated buyer would pay a typically
                                 motivated seller. Such amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. The estimates of
                                 value reflected in the appraisals and the
                                 related loan-to-value ratios are presented for
                                 illustrative purposes only in Appendix I and
                                 Appendix II to this prospectus supplement. In
                                 each case the estimate presented is the one set
                                 forth in the most recent appraisal available to
                                 us as of the cut-off date, although we
                                 generally have not obtained updates to the
                                 appraisals. In certain cases, the appraised
                                 value may be an "as-stabilized" value rather
                                 than an "as-is" value and as such, may be
                                 subject to assumptions of certain future
                                 conditions, such as an increased leased
                                 percentage. There is no assurance that the
                                 appraisal values indicated accurately reflect
                                 past, present or future market values of the
                                 mortgaged properties.

                                      S-72

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY CAUSE
   INCREASED POOL
   CONCENTRATION, WHICH MAY
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are
                                 certificate classes with a higher payment
                                 priority. This occurs because realized losses
                                 are allocated to the class outstanding at any
                                 time with the lowest payment priority and
                                 principal on the certificates entitled to
                                 principal is generally payable in sequential
                                 order or alphabetical order (provided that the
                                 Class A-M Certificates will be senior in right
                                 to the Class A-J Certificates), with such
                                 classes generally not being entitled to receive
                                 principal until the preceding class or classes
                                 entitled to receive principal have been
                                 retired.

SUBORDINATION OF SOME
   CERTIFICATES MAY AFFECT THE
   TIMING OF PAYMENTS AND THE
   APPLICATION OF LOSSES ON
   YOUR CERTIFICATES             As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J Certificates). Losses on the mortgage
                                 loans will be allocated to the Class P, Class
                                 O, Class N, Class M, Class L, Class K, Class J,
                                 Class H, Class G, Class F, Class E, Class D,
                                 Class C, Class B, Class A-J and Class A-M
                                 Certificates, in that order, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated or cause
                                 shortfalls to the Class A-1, Class A-2, Class
                                 A-3, Class A-AB, Class A-4 and Class A-1A
                                 Certificates, pro rata, and, solely with
                                 respect to losses of interest, to the Class X
                                 Certificates, in proportion to the amounts of
                                 interest or principal distributable on those
                                 certificates.

THE OPERATION OF THE MORTGAGED
   PROPERTY FOLLOWING
   FORECLOSURE OF THE MORTGAGE
   LOAN MAY AFFECT THE TAX
   STATUS OF THE TRUST AND MAY
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the special servicer will
                                 generally retain an independent contractor to
                                 operate the property. Any net income from
                                 operations other than qualifying "rents from
                                 real property", or any rental income based on
                                 the net profits derived by any person from such
                                 property or allocable to a non-customary
                                 service, will subject the trust to a federal
                                 tax on such income at the highest marginal
                                 corporate tax rate, which is currently 35%,
                                 and, in addition, possible state or local tax.
                                 In this event, the net proceeds available for
                                 distribution on your

                                      S-73

                                 certificates will be reduced. The special
                                 servicer may permit the trust to earn such
                                 above described "net income from foreclosure
                                 property" but only if it determines that the
                                 net after-tax benefit to certificateholders is
                                 greater than under another method of operating
                                 or leasing the mortgaged property. In addition,
                                 if the trust were to acquire one or more
                                 mortgaged properties pursuant to a foreclosure
                                 or deed in lieu of foreclosure, upon
                                 acquisition of those mortgaged properties, the
                                 trust may in certain jurisdictions,
                                 particularly in New York, be required to pay
                                 state or local transfer or excise taxes upon
                                 liquidation of such mortgaged properties. Such
                                 state or local taxes may reduce net proceeds
                                 available for distribution to the
                                 certificateholders.

STATE LAWS APPLICABLE TO
   FORECLOSURE ACTIONS MAY
   AFFECT THE TIMING OF
   PAYMENTS ON YOUR
   CERTIFICATES                  Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the master servicer or special servicer
                                 may be required to foreclose first on mortgaged
                                 properties located in states where these "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the ability to
                                 realize upon the mortgage loans may be
                                 significantly delayed and otherwise limited by
                                 the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
   OF ANY AFFILIATED BORROWERS
   MAY ADVERSELY AFFECT
   PAYMENTS ON YOUR
   CERTIFICATES                  Thirteen (13) groups of mortgage loans (which
                                 include nine (9) groups of mortgage loans in
                                 loan group 1, three (3) groups of mortgage
                                 loans in loan group 2 and one (1) group of
                                 mortgage loans that includes loans in loan
                                 group 1 and loan group 2), the three (3)
                                 largest of which represent 9.1%, 2.3% and 2.2%,
                                 respectively, of the initial outstanding pool
                                 balance, were made to borrowers that are
                                 affiliated through common ownership of
                                 partnership or other equity interests and
                                 where, in general, the related mortgaged
                                 properties are commonly managed. The related
                                 borrower concentrations of the 3 largest groups
                                 in loan group 1 represent 10.3%, 2.5% and 1.4%,
                                 respectively, of the initial outstanding loan
                                 group 1 balance, the 3 largest groups in loan
                                 group 2 represent 14.0%, 5.8% and 3.9% of the
                                 initial outstanding loan group 2 balance, and
                                 the one group that contains mortgage loans in
                                 loan group 1 and loan group 2 represents 2.3%
                                 of the initial outstanding pool balance.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or controls several
                                 mortgaged properties experiences financial
                                 difficulty at one such property, it could defer
                                 maintenance at one or more other mortgaged
                                 properties in order to satisfy current expenses

                                      S-74

                                 with respect to the mortgaged property
                                 experiencing financial difficulty, or it could
                                 attempt to avert foreclosure by filing a
                                 bankruptcy petition that might have the effect
                                 of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

TENANT LEASES MAY HAVE
   PROVISIONS THAT COULD
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following
                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of these provisions.
                                 Accordingly, if a mortgaged property is located
                                 in such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is
                                 particularly likely if such tenants were paying
                                 above-market rents or could not be replaced.

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage, for
                                 example, provisions relating to application of
                                 insurance proceeds or condemnation awards, or
                                 which could affect the enforcement of the
                                 lender's rights, for example, an option to
                                 purchase the mortgaged property or a right of
                                 first refusal to purchase the mortgaged
                                 property, the provisions of the lease will take
                                 precedence over the provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Such provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price.

TENANCIES IN COMMON MAY HINDER
   RECOVERY                      Borrowers under twenty (20) mortgage loans,
                                 representing 11.5% of the initial outstanding
                                 pool balance (including eighteen (18) mortgage
                                 loans in loan group 1, representing 12.5% of
                                 the outstanding loan group 1 balance, and two
                                 (2) mortgage loans in loan group 2,
                                 representing 3.9% of the outstanding loan group
                                 2 balance, and which include Mortgage Loan Nos.
                                 18, 50, 75, 109, 110, 130, 140, 177, 180, 206,
                                 207, 215, 217, 231, 234, 236, 239, 245, 256 and
                                 259) own the related mortgaged property as
                                 tenants-in-common. In general, with respect to
                                 a tenant-in-common ownership structure, each
                                 tenant-in-common owns an undivided interest in
                                 the property and if such tenant-in-common
                                 desires to sell its interest in the property
                                 (and is unable to find a buyer

                                      S-75

                                 or otherwise needs to force a partition) the
                                 tenant-in-common has the ability to request
                                 that a court order a sale of the property and
                                 distribute the proceeds to each
                                 tenant-in-common proportionally.

                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan. In some cases,
                                 the related mortgage loan documents provide for
                                 full recourse to the related tenant-in-common
                                 borrower or the guarantor if a tenant-in-common
                                 files for partition or bankruptcy. In some
                                 cases, the related tenant-in-common borrower
                                 waived its right to partition, reducing the
                                 risk of partition. However, there can be no
                                 assurance that, if challenged, this waiver
                                 would be enforceable. In most cases, the
                                 related tenant-in-common borrower is a special
                                 purpose entity (in some cases
                                 bankruptcy-remote), reducing the risk of
                                 bankruptcy. The tenant-in-common structure may
                                 cause delays in the enforcement of remedies
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court stay
                                 will be reinstated. There can be no assurance
                                 that a bankruptcy proceeding by a single
                                 tenant-in-common borrower will not delay
                                 enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES
   DUE TO TERMINATION OF A
   PILOT PROGRAM OR OTHER TAX
   ABATEMENT ARRANGEMENTS MAY
   REDUCE PAYMENTS TO
   CERTIFICATEHOLDERS            Certain of the mortgaged properties securing
                                 the mortgage loans have or may in the future
                                 have the benefit of reduced real estate taxes
                                 under a local government program of payment in
                                 lieu of taxes (often known as a PILOT program)
                                 or other tax abatement arrangements. Some of
                                 these programs or arrangements may be scheduled
                                 to terminate or have significant tax increases
                                 prior to the maturity of the related mortgage
                                 loan, resulting in higher, and in some cases
                                 substantially higher, real estate tax
                                 obligations for the related borrower. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that any such program will continue for the
                                 duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF
   ORDINARY BUSINESS COULD
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          There may be pending or threatened legal
                                 actions, suits or proceedings against the
                                 borrowers and managers of the mortgaged
                                 properties and their respective affiliates
                                 arising out of their ordinary business. We
                                 cannot assure you that any such actions, suits
                                 or proceedings would not have a material
                                 adverse effect on your certificates.

                                 With respect to Mortgage Loan Nos. 58, 116 and
                                 169, representing 1.6% of the initial
                                 outstanding pool balance (and representing
                                 14.0% of the initial outstanding loan group 2
                                 balance), according to published reports,
                                 Charles Kushner, the former sole chairman of
                                 the Kushner

                                      S-76

                                 Companies and a holder of an interest in the
                                 related borrower (as described more fully
                                 below), pled guilty on August 18, 2004 to 16
                                 counts of assisting in the filing of false tax
                                 returns, one count of retaliating against a
                                 cooperative witness and one count of making
                                 false statements to the Federal Election
                                 Committee, is currently serving a two-year jail
                                 sentence and has resigned from his post as the
                                 chairman of the Kushner Companies. Charles
                                 Kushner currently has an indirect ownership
                                 interest in a portion of the related borrowers
                                 of those mortgage loans. We cannot assure you
                                 that these circumstances would not have an
                                 adverse effect on the performance of the
                                 related mortgaged properties or the related
                                 mortgage loans.

RISKS RELATING TO COMPLIANCE
   WITH THE AMERICANS WITH
   DISABILITIES ACT COULD
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur costs complying with the Americans
                                 with Disabilities Act. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. If a borrower
                                 incurs such costs or fines, the amount
                                 available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
   AN ADVERSE EFFECT ON YOUR
   CERTIFICATES                  Conflicts between various certificateholders.
                                 The special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans. The operating adviser will have
                                 the right to replace the special servicer upon
                                 satisfaction of certain conditions set forth in
                                 the pooling and servicing agreement. At any
                                 given time, the operating adviser will be
                                 controlled generally by the holders of the most
                                 subordinate, or, if its certificate principal
                                 balance is less than 25% of its original
                                 certificate balance, the next most subordinate,
                                 class of certificates, that is, the controlling
                                 class, outstanding from time to time (or with
                                 respect to an A/B Mortgage Loan, the holder of
                                 the related B Note to the extent set forth in
                                 the related intercreditor agreement), and such
                                 holders may have interests in conflict with
                                 those of the holders of the other certificates.
                                 In addition, the operating adviser will have
                                 the right to approve the determination of
                                 customarily acceptable costs with respect to
                                 insurance coverage and the right to advise the
                                 special servicer with respect to certain
                                 actions of the special servicer and, in
                                 connection with such rights, may act solely in
                                 the interest of the holders of certificates of
                                 the controlling class, without any liability to
                                 any certificateholder. For instance, the
                                 holders of certificates of the controlling
                                 class might desire to mitigate the potential
                                 for loss to that class from a troubled mortgage
                                 loan by deferring enforcement in the hope of
                                 maximizing future proceeds. However, the
                                 interests of the trust may be better served by
                                 prompt action, since delay followed by a market
                                 downturn could result in less proceeds to the
                                 trust than would have been realized if earlier
                                 action had been taken. In general, no servicer
                                 is required to act in a manner more favorable
                                 to the offered certificates than to the
                                 privately offered certificates.

                                      S-77

                                 The master servicer, any primary servicer, the
                                 special servicer or an affiliate of any of them
                                 may hold subordinate mortgage notes or acquire
                                 certain of the most subordinated certificates,
                                 including those of the initial controlling
                                 class. Under such circumstances, the master
                                 servicer, a primary servicer and the special
                                 servicer may have interests that conflict with
                                 the interests of the other holders of the
                                 certificates. However, the pooling and
                                 servicing agreement and each primary servicing
                                 agreement will provide that the mortgage loans
                                 are to be serviced in accordance with the
                                 servicing standard and without regard to
                                 ownership of any certificates by the master
                                 servicer, the primary servicer or the special
                                 servicer, as applicable. The initial special
                                 servicer under the pooling and servicing
                                 agreement will be ARCap Servicing, Inc.; the
                                 initial operating adviser under the pooling and
                                 servicing agreement will be ARCap REIT, Inc.

                                 Conflicts between certificateholders and the
                                 Non-Serviced Mortgage Loan Master Servicer
                                 and/or the Non-Serviced Mortgage Loan Special
                                 Servicer. Any Non-Serviced Mortgage Loan will
                                 be serviced and administered pursuant to the
                                 related Non-Serviced Mortgage Loan Pooling and
                                 Servicing Agreement, which provides for
                                 servicing arrangements that are generally
                                 consistent with the terms of other comparably
                                 rated commercial mortgage loan securitizations.
                                 Consequently, Non-Serviced Mortgage Loans will
                                 not be serviced and administered pursuant to
                                 the terms of the Pooling and Servicing
                                 Agreement. In addition, the legal and/or
                                 beneficial owners of the other mortgage loans
                                 secured by the mortgaged property securing
                                 Non-Serviced Mortgage Loans, directly or
                                 through representatives, have certain rights
                                 under the related Non-Serviced Mortgage Loan
                                 Pooling and Servicing Agreement and the related
                                 intercreditor agreement that affect such
                                 mortgage loans, including with respect to the
                                 servicing of such mortgage loans and the
                                 appointment of a special servicer with respect
                                 to such mortgage loans. Those legal and/or
                                 beneficial owners may have interests that
                                 conflict with your interests.

                                 Conflicts between certificateholders and the
                                 holders of subordinate notes. Pursuant to the
                                 terms of the related intercreditor agreements,
                                 neither the master servicer nor special
                                 servicer may enter into material amendments,
                                 modifications or extensions of a mortgage loan
                                 in a material manner without the consent of the
                                 holder of the related subordinate note, subject
                                 to the expiration of the subordinate note
                                 holder's consent rights. The holders of the
                                 subordinate notes (or their respective
                                 designees) may have interests in conflict with
                                 those of the certificateholders of the classes
                                 of offered certificates. As a result, approvals
                                 to proposed actions of the master servicer or
                                 special servicer, as applicable, under the
                                 pooling and servicing agreement may not be
                                 granted in all instances, thereby potentially
                                 adversely affecting some or all of the classes
                                 of offered certificates.

                                 Conflicts between certificateholders and
                                 primary servicer. The primary servicer for
                                 certain of the mortgage loans will be Principal
                                 Global Investors, LLC, an affiliate of a
                                 mortgage loan seller. The primary servicer for
                                 certain of the mortgage loans will be Wells
                                 Fargo Bank, National Association, a mortgage
                                 loan seller. It is anticipated that the master
                                 servicer will delegate many of its servicing
                                 obligations with respect to these mortgage
                                 loans to such primary servicers pursuant

                                      S-78

                                 to primary servicing agreements. Under these
                                 circumstances, the primary servicers, because
                                 it is either a seller or an affiliate of a
                                 seller, may have interests that conflict with
                                 the interests of the holders of the
                                 certificates.

                                 Conflicts between borrowers and property
                                 managers. It is likely that many of the
                                 property managers of the mortgaged properties,
                                 or their affiliates, manage additional
                                 properties, including properties that may
                                 compete with the mortgaged properties.
                                 Affiliates of the managers, and managers
                                 themselves, also may own other properties,
                                 including competing properties. The managers of
                                 the mortgaged properties may accordingly
                                 experience conflicts of interest in the
                                 management of such mortgaged properties.

                                 Conflicts between the trust and the mortgage
                                 loan sellers. The activities of the mortgage
                                 loan sellers, and their affiliates or
                                 subsidiaries, may involve properties that are
                                 in the same markets as the mortgaged properties
                                 underlying the certificates. In such case, the
                                 interests of each of the mortgage loan sellers,
                                 or their affiliates or subsidiaries, may differ
                                 from, and compete with, the interests of the
                                 trust, and decisions made with respect to those
                                 assets may adversely affect the amount and
                                 timing of distributions with respect to the
                                 certificates. Conflicts of interest may arise
                                 between the trust and each of the mortgage loan
                                 sellers, or their affiliates or subsidiaries,
                                 that engage in the acquisition, development,
                                 operation, leasing, financing and disposition
                                 of real estate if those mortgage loan sellers
                                 acquire any certificates. In particular, if
                                 certificates held by a mortgage loan seller are
                                 part of a class that is or becomes the
                                 controlling class the mortgage loan seller as
                                 part of the holders of the controlling class
                                 would have the ability to influence certain
                                 actions of the special servicer under
                                 circumstances where the interests of the trust
                                 conflict with the interests of the mortgage
                                 loan seller, or its affiliates or subsidiaries,
                                 as acquirors, developers, operators, tenants,
                                 financers or sellers of real estate related
                                 assets.

                                 The mortgage loan sellers, or their affiliates
                                 or subsidiaries, may acquire a portion of the
                                 certificates. Under those circumstances, they
                                 may become the controlling class, and as the
                                 controlling class, have interests that may
                                 conflict with their interests as a seller of
                                 the mortgage loans.

                                 In addition, any subordinate indebtedness
                                 secured by the related mortgaged property, any
                                 mezzanine loans and/or any future mezzanine
                                 loans related to certain of the mortgage loans
                                 may be held by the respective sellers of such
                                 mortgage loan or affiliates or subsidiaries
                                 thereof. The holders of such subordinate
                                 indebtedness or such mezzanine loans may have
                                 interests that conflict with the interests of
                                 the holders of the certificates.

                                 Additionally, certain of the mortgage loans
                                 included in the trust may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller, or an affiliate or
                                 subsidiary of a mortgage loan seller, and the
                                 mortgage loan sellers, or their affiliates or
                                 subsidiaries, may have or have had equity
                                 investments in the borrowers (or in the owners
                                 of the borrowers) or properties under certain
                                 of the mortgage loans included in the trust.
                                 Each of the mortgage loan sellers, and their
                                 affiliates or

                                      S-79

                                 subsidiaries, have made and/or may make or have
                                 preferential rights to make loans to, or equity
                                 investments in, affiliates of the borrowers
                                 under the mortgage loans.

                                 Other Conflicts. The depositor is an affiliate
                                 of Bear Stearns Commercial Mortgage, Inc., a
                                 mortgage loan seller and a sponsor, and Bear,
                                 Stearns & Co. Inc., one of the underwriters.
                                 Morgan Stanley Mortgage Capital Inc., one of
                                 the mortgage loan sellers and a sponsor, is an
                                 affiliate of Morgan Stanley & Co. Incorporated,
                                 one of the underwriters. Wells Fargo Bank,
                                 National Association is a mortgage loan seller,
                                 a sponsor, the master servicer, the paying
                                 agent, the certificate registrar and the
                                 authenticating agent. Principal Commercial
                                 Funding II, LLC and Principal Commercial
                                 Funding, LLC, each mortgage loan sellers and
                                 sponsors, are each affiliated with the other
                                 and with Principal Global Investors, LLC, one
                                 of the primary servicers. LaSalle Bank National
                                 Association and Morgan Stanley Mortgage Capital
                                 Inc. are parties to a custodial agreement
                                 whereby LaSalle, for consideration, provides
                                 custodial services to Morgan Stanley Mortgage
                                 Capital Inc. for certain commercial mortgage
                                 loans originated or purchased by it. Pursuant
                                 to this custodial agreement, LaSalle Bank
                                 National Association is currently providing
                                 custodial services for most of the mortgage
                                 loans to be sold by Morgan Stanley Mortgage
                                 Capital Inc. to the depositor in connection
                                 with this securitization. The terms of the
                                 custodial agreement are customary for the
                                 commercial mortgage-backed securitization
                                 industry providing for the delivery, receipt,
                                 review and safekeeping of mortgage loan files.
                                 LaSalle Bank National Association and Bear
                                 Stearns Commercial Mortgage Inc. are parties to
                                 a custodial agreement whereby LaSalle, for
                                 consideration, provides custodial services to
                                 Bear Stearns Commercial Mortgage Inc. for
                                 certain commercial mortgage loans originated or
                                 purchased by it. Pursuant to this custodial
                                 agreement, LaSalle Bank National Association is
                                 currently providing custodial services for most
                                 of the mortgage loans to be sold by Bear
                                 Stearns Commercial Mortgage Inc. to the
                                 depositor in connection with this
                                 securitization. The terms of the custodial
                                 agreement are customary for the commercial
                                 mortgage-backed securitization industry
                                 providing for the delivery, receipt, review and
                                 safekeeping of mortgage loan files.

PREPAYMENTS MAY REDUCE THE
   YIELD ON YOUR CERTIFICATES    The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of a mortgage loan seller's
                                 material breach of representations and
                                 warranties or material defects in a mortgage
                                 loan's documentation. In addition, certain of
                                 the mortgage loans may require that, upon the
                                 occurrence of certain events, funds held in
                                 escrow or proceeds from letters of credit may
                                 be applied to the outstanding principal balance
                                 of such mortgage loans.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                      S-80

                                 Voluntary prepayments under some of the
                                 mortgage loans are prohibited for specified
                                 lock-out periods or require payment of a
                                 prepayment premium or a yield maintenance
                                 charge or both, unless the prepayment occurs
                                 within a specified period prior to and
                                 including the anticipated repayment date or
                                 maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or the amount of such premium or charge
                                 will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur or that borrowers will not default in
                                 order to avoid the application of lock-out
                                 periods. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lock-out
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer, primary servicer or
                                      special servicer to enforce the related
                                      provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments (i) in connection with a casualty
                                 or condemnation unless an event of default has
                                 occurred or (ii) in connection with the
                                 resolution of a specially serviced mortgage
                                 loan. In addition, if a seller repurchases any
                                 mortgage loan from the trust due to the
                                 material breach of a representation or warranty
                                 or a material document defect or the mortgage
                                 loan is otherwise purchased from the trust
                                 (including certain purchases by the holder of a
                                 B Note or mezzanine loan), the repurchase price
                                 paid will be passed through to the holders of
                                 the certificates with the same effect as if the
                                 mortgage loan had been prepaid in part or in
                                 full, except that no yield maintenance charge
                                 or prepayment premium will be payable. Any such
                                 repurchase or purchase may, therefore,
                                 adversely affect the yield to maturity on your
                                 certificates.

                                 Although all of the mortgage loans have
                                 protection against voluntary prepayments in the
                                 form of lock-out periods, defeasance
                                 provisions, yield maintenance provisions and/or
                                 prepayment premium provisions, there can be no
                                 assurance that (i) borrowers will refrain from
                                 prepaying mortgage loans due to the existence
                                 of a yield maintenance charge or prepayment
                                 premium or (ii) involuntary prepayments or
                                 repurchases will not occur.

                                      S-81

                                 In addition, the yield maintenance formulas are
                                 not the same for all of the mortgage loans that
                                 have yield maintenance charges. This can lead
                                 to substantial variance from loan to loan with
                                 respect to the amount of yield maintenance
                                 charge that is due on the related prepayment.
                                 Also, the description in the mortgage notes of
                                 the method of calculation of prepayment
                                 premiums and yield maintenance charges is
                                 complex and subject to legal interpretation and
                                 it is possible that another person would
                                 interpret the methodology differently from the
                                 way we did in estimating an assumed yield to
                                 maturity on your certificates as described in
                                 this prospectus supplement. See Appendix II
                                 attached to this prospectus supplement for a
                                 description of the various prepayment
                                 provisions.

RELEASE OF COLLATERAL            Notwithstanding the prepayment restrictions
                                 described in this prospectus supplement,
                                 certain of the mortgage loans permit the
                                 release of a mortgaged property (or a portion
                                 of the mortgaged property) subject to the
                                 satisfaction of certain conditions described in
                                 Appendix II attached to this prospectus
                                 supplement. In order to obtain such release
                                 (other than with respect to the release of
                                 certain non-material portions of the mortgaged
                                 properties which may not require payment of a
                                 release price), the borrower is required (among
                                 other things) to pay a release price, which may
                                 include a prepayment premium or yield
                                 maintenance charge on all or a portion of such
                                 payment. See Appendix II attached to this
                                 prospectus supplement for further details
                                 regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATE
   WILL BE AFFECTED BY THE
   PRICE AT WHICH THE
   CERTIFICATE WAS PURCHASED
   AND THE RATE, TIMING AND
   AMOUNT OF DISTRIBUTIONS ON
   YOUR CERTIFICATE              The yield on any certificate will depend on (1)
                                 the price at which such certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for such certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which such amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of the master servicer, the special
                                      servicer or the trustee, as applicable,
                                      out of the Certificate Account of
                                      nonrecoverable advances or advances
                                      remaining unreimbursed on a modified
                                      mortgage loan on the date of such
                                      modification;

                                      S-82

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in
                                      master servicer compensation as described
                                      in this prospectus supplement;

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      such certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
   DEFAULTS                      The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J Certificates). Losses on the mortgage
                                 loans will be allocated to the Class P, Class
                                 O, Class N, Class M, Class L, Class K, Class J,
                                 Class H, Class G, Class F, Class E, Class D,
                                 Class C, Class B, Class A-J and Class A-M
                                 Certificates, in that order, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated to the Class A-1
                                 Certificates, the Class A-2 Certificates, the
                                 Class A-3 Certificates, the Class A-AB
                                 Certificates, the Class A-4 Certificates and
                                 the Class A-1A Certificates, pro rata, and with
                                 respect to losses of interest only, the Class X
                                 Certificates based on their respective
                                 entitlements.

                                 If losses on the mortgage loans exceed the
                                 aggregate certificate balance of the classes of
                                 certificates subordinated to a particular
                                 class, that particular class will suffer a loss
                                 equal to the full amount of that excess up to
                                 the outstanding certificate balance of such
                                 class.

                                      S-83

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and such losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, such yield could be
                                 negative. In general, the earlier a loss is
                                 borne by your certificates, the greater the
                                 effect on your yield to maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or the subordination of
                                 another class of certificates fully offsets the
                                 effects of any such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with an anticipated repayment
                                 date by its anticipated repayment date, the
                                 effect will be to increase the weighted average
                                 life of your certificates and may reduce your
                                 yield to maturity.

                                 Furthermore, if P&I Advances and/or Servicing
                                 Advances are made with respect to a mortgage
                                 loan after default and the mortgage loan is
                                 thereafter worked out under terms that do not
                                 provide for the repayment of those advances in
                                 full at the time of the workout, then any
                                 reimbursements of those advances prior to the
                                 actual collection of the amount for which the
                                 advance was made may also result in reductions
                                 in distributions of principal to the holders of
                                 the offered certificates for the current month.

INTEREST ON ADVANCES AND
   COMPENSATION TO THE MASTER
   SERVICER, THE SPECIAL
   SERVICER, THE TRUSTEE MAY
   HAVE AN ADVERSE EFFECT ON
   THE PAYMENTS ON YOUR
   CERTIFICATES                  To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, if applicable (and the
                                 related master servicer, the special servicer,
                                 the trustee or any fiscal agent in respect of
                                 any Non-Serviced Mortgage Loans), will be
                                 entitled to receive interest at the "prime
                                 rate" on unreimbursed advances they have made
                                 with respect to delinquent monthly payments or
                                 that are made with respect to the preservation
                                 and protection of the related mortgaged
                                 property or enforcement of the mortgage loan.
                                 This interest will generally accrue from the
                                 date on which the related advance is made or
                                 the related expense is incurred to the date of
                                 reimbursement. No advance interest will accrue
                                 during the grace period, if any, for the
                                 related mortgage loan. This interest may be
                                 offset in part by default interest and late
                                 payment charges paid by the borrower in
                                 connection with the mortgage loan or by certain
                                 other amounts. In addition, under certain
                                 circumstances, including delinquencies in the
                                 payment of principal and interest, a mortgage
                                 loan will be serviced by the special servicer,
                                 and the special servicer is entitled to
                                 compensation for special servicing activities.
                                 The right to receive interest on advances and
                                 special servicing compensation is senior to the
                                 rights of certificateholders to receive
                                 distributions. The payment of interest on
                                 advances and the payment of compensation to the
                                 special servicer may result in shortfalls in
                                 amounts otherwise distributable on the
                                 certificates.

                                      S-84

LEASEHOLD INTERESTS ENTAIL
   CERTAIN RISKS WHICH MAY
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          Three (3) of the mortgaged properties, securing
                                 mortgage loans representing 1.7% of the initial
                                 outstanding pool balance (and representing 1.9%
                                 of the initial outstanding loan group 1
                                 balance), are subject to a first mortgage lien
                                 on a leasehold interest under a ground lease.

                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. The most significant of these risks
                                 is that if the borrower's leasehold were to be
                                 terminated upon a lease default, the lender
                                 would lose its security. Generally, each
                                 related ground lease requires the lessor to
                                 give the lender notice of the borrower's
                                 defaults under the ground lease and an
                                 opportunity to cure them, permits the leasehold
                                 interest to be assigned to the lender or the
                                 purchaser at a foreclosure sale, in some cases
                                 only upon the consent of the lessor, and
                                 contains certain other protective provisions
                                 typically included in a "mortgageable" ground
                                 lease.

                                 In addition, certain of the mortgaged
                                 properties are subject to various use
                                 restrictions imposed by the related ground
                                 lease, and these limitations could adversely
                                 affect the ability of the related borrower to
                                 lease or sell the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically
                                 grants the lender such right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In such circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 In a decision by the United States Court of
                                 Appeals for the Seventh Circuit (Precision
                                 Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d
                                 537 (7th Cir. 2003)) the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(f)) upon the bankruptcy of a landlord, such
                                 sale terminates a lessee's possessory interest
                                 in the property, and the purchaser assumes
                                 title free and clear of any interest, including
                                 any leasehold estates. Pursuant to Section
                                 363(e) of the Bankruptcy Code (11 U.S.C.
                                 Section 363(a)), a lessee may request the
                                 bankruptcy court to prohibit or condition the
                                 statutory sale of the property so as to provide
                                 adequate protection of the leasehold interests;
                                 however, the court ruled that this provision
                                 does not ensure continued possession of the
                                 property, but rather entitles the lessee to
                                 compensation for the value

                                      S-85

                                 of its leasehold interest, typically from the
                                 sale proceeds. While there are certain
                                 circumstances under which a "free and clear"
                                 sale under Section 363(f) of the Bankruptcy
                                 Code would not be authorized (including that
                                 the lessee could not be compelled in a legal or
                                 equitable proceeding to accept a monetary
                                 satisfaction of his possessory interest, and
                                 that none of the other conditions of Section
                                 363(f)(1)-(4) of the Bankruptcy Code otherwise
                                 permits the sale), we cannot provide assurances
                                 that those circumstances would be present in
                                 any proposed sale of a leased premises. As a
                                 result, we cannot provide assurances that, in
                                 the event of a statutory sale of leased
                                 property pursuant to Section 363(f) of the
                                 Bankruptcy Code, the lessee may be able to
                                 maintain possession of the property under the
                                 ground lease. In addition, we cannot provide
                                 assurances that the lessee and/or the lender
                                 will be able to recoup the full value of the
                                 leasehold interest in bankruptcy court.

                                 Some of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent payable under the ground lease increases
                                 during the term of the lease. These increases
                                 may adversely affect the cash flow and net
                                 income of the borrower from the mortgaged
                                 property.

THE MORTGAGE LOAN SELLERS ARE
   SUBJECT TO BANKRUPTCY OR
   INSOLVENCY LAWS THAT MAY
   AFFECT THE TRUST'S
   OWNERSHIP OF THE MORTGAGE
   LOANS                         In the event of the insolvency of any mortgage
                                 loan seller, it is possible the trust's right
                                 to payment from or ownership of the mortgage
                                 loans could be challenged, and if such
                                 challenge were successful, delays or reductions
                                 in payments on your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the mortgage loan sellers, which
                                 opinions are subject to various assumptions and
                                 qualifications, the depositor believes that
                                 such a challenge will be unsuccessful, but
                                 there can be no assurance that a bankruptcy
                                 trustee, if applicable, or other interested
                                 party will not attempt to assert such a
                                 position. Even if actions seeking such results
                                 were not successful, it is possible that
                                 payments on the certificates would be delayed
                                 while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
   VALUE MAY ADVERSELY AFFECT
   PAYMENTS ON YOUR
   CERTIFICATES                  Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 the Underwriters currently intend to make a
                                 secondary market in the certificates, none of
                                 them is obligated to do so. Accordingly, you
                                 may not have an active or liquid secondary
                                 market for your certificates, which could
                                 result in a substantial decrease in the market
                                 value of your certificates. The market value of
                                 your certificates also may be affected by many
                                 other factors, including then-prevailing
                                 interest rates. Furthermore, you should be
                                 aware that the market for securities of the
                                 same type as the certificates has in the past
                                 been volatile and offered very limited
                                 liquidity.

                                      S-86

WEIGHTED AVERAGE COUPON RATE
   ENTAILS RISKS WHICH MAY
   ADVERSELY AFFECT PAYMENTS
   ON YOUR CERTIFICATES          The interest rates on one or more classes of
                                 certificates may be based on a weighted average
                                 of the mortgage loan interest rates net of the
                                 administrative cost rate, which is calculated
                                 based upon the respective principal balances of
                                 the mortgage loans. Alternatively, the interest
                                 rate on one or more classes of the certificates
                                 may be capped at such weighted average rate.
                                 This weighted average rate is further described
                                 in this prospectus supplement under the
                                 definition of "Weighted Average Net Mortgage
                                 Rate" in the "Glossary of Terms." Any class of
                                 certificates that is either fully or partially
                                 based upon the weighted average net mortgage
                                 rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low
                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above
                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-87

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Bear Stearns Commercial Mortgage, Inc.

Overview

          Bear Stearns Commercial Mortgage, Inc., a New York corporation
("BSCMI") is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated and underwrote all of the mortgage loans sold to the depositor by it. BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

          BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

          BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
January 1, 2006, the total amount of commercial mortgage loans originated by
BSCMI since 1995 was in excess of $29 billion, of which approximately $22 billion has been securitized. Of the approximately $22 billion of securitized commercial mortgage loans, approximately $14 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $8 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2005, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $3 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $3 billion was securitized by unaffiliated entities acting as depositor.

          BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in 2005. The commercial mortgage loans originated by
BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the U.S. Virgin Islands.

          As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an affiliate of
BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital
Funding, LLC, Wells Fargo Bank, National Association, Principal Commercial
Funding, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the BSCMSI Depositor acts as depositor. As of January 1, 2006,
BSCMI securitized approximately $5 billion of commercial mortgage loans through the TOP program and approximately $5 billion of commercial mortgage loans through the PWR program.

                                      S-88

          Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI's Underwriting Standards

          General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

          Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

          Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from
BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

PROPERTY TYPE                    DSCR GUIDELINE   LTV RATIO GUIDELINE
------------------------------   --------------   -------------------
Multifamily                           1.20x               80%
Office                                1.25x               75%
Anchored Retail                       1.20x               80%
Unanchored Retail                     1.30x               75%
Self-storage                          1.30x               75%
Hotel                                 1.40x               70%
Industrial                            1.25x               70%
Manufactured Housing Community        1.25x               75%

          Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

          Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

                                      S-89

          Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

          Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

PROPERTY TYPE                    RESERVE GUIDELINE
------------------------------   -----------------------------
Multifamily                      $250 per unit
Office                           $0.20 per square foot
Retail                           $0.15 per square foot
Self-storage                     $0.15 per square foot
Hotel                            5% of gross revenue
Industrial                       $0.10 - $0.15 per square foot
Manufactured Housing Community   $50 per pad

          Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

          Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Morgan Stanley Mortgage Capital Inc.

          Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers MSMC is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los
Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

MSMC's Commercial Mortgage Securitization Program

          MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

          Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates

                                      S-90

subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on
December 31, 2005.

                                                        TOTAL MSMC
                                                      MORTGAGE LOANS     TOTAL MSMC
                         TOTAL MSMC MORTGAGE LOANS   SECURITIZED WITH     MORTGAGE
          TOTAL MSMC          SECURITIZED WITH        NON-AFFILIATED       LOANS
YEAR   MORTGAGE LOANS*      AFFILIATED DEPOSITOR         DEPOSITOR      SECURITIZED
----   ---------------   -------------------------   ----------------   -----------
                          (APPROXIMATE AMOUNTS IN BILLIONS OF $S)

2005         12.1                   8.2                     1.8             10.0
2004          7.7                   5.3                     1.2              6.5
2003          6.4                   3.3                     1.3              4.6
2002          4.6                   2.2                     0.6              2.8

          *Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

          MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

          Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

          Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

                                      S-91

          Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

          Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

          MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Wells Fargo Bank, National Association

          Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us.

          Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

          Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells
Fargo Bank is a national banking association chartered by the Office of the
Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

Wells Fargo Bank's Commercial Mortgage Securitization Program

          Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together

                                      S-92

with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP" program in which Morgan Stanley Capital I Inc. and Bear
Stearns Commercial Mortgage Securities Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage Securities, Inc.
acts as depositor and the "HQ" and "LIFE" programs in which Morgan Stanley
Capital I Inc. acts as depositor.

          Between the inception of its commercial mortgage securitization program in 1995 and December 31, 2005, Wells Fargo Bank originated approximately
2,966 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $14.6 billion, which were included in approximately 42 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.9 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

          Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "Transaction
Parties-Master Servicer," in this prospectus supplement. Wells Fargo Bank is also acting as paying agent, certificate registrar, authenticating agent and tax administrator in this transaction.

Underwriting Standards

          Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

          An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"-Appraisals," "-Environmental Assessments," "-Property Condition Assessments,"
"-Seismic Review Process," and "-Zoning and Building Code Compliance."

          A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

          Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's
underwriting criteria generally require a minimum debt service coverage ratio of
1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher
LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to

                                      S-93

certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of
Underwritten Net Cash Flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

Principal Commercial Funding II, LLC

          Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

          PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction.
Principal Global Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

          In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has and in which PCFII is anticipating to participate in include the "TOP" program in which Bear Stearns Commercial Mortgage
Securities Inc. and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage
Securities Inc. acts as depositor and the "IQ" and "HQ" programs in which Morgan
Stanley Capital I Inc. has acted as depositor.

          Since the inception of PCF's mortgage loan securitization program in
1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of December
31, 2005, was approximately $7.4 billion. As of such date, these securitized loans included approximately 1,112 mortgage loans, all of which were fixed rate and which have been included in approximately 31 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31,

                                      S-94

2005, PCF and/or PCFII originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or
PCFII's total securitizations have grown from approximately $337.7 million in
1999 to approximately $2.2 billion in 2005.

          The mortgage loans originated for PCFII include fixed rate conduit loans. PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

          Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

Underwriting Standards

          PCFII's mortgage loans originated for securitization are underwritten by PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

          All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In

                                      S-95

addition, with respect to certain mortgage loans originated for PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

Principal Commercial Funding, LLC

          Principal Commercial Funding, LLC ("PCF") a Delaware limited liability company formed in 1998, is a sponsor of this transaction and one of the mortgage loan sellers. PCF is a wholly owned subsidiary of Principal Global Investors,
LLC, which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-owned subsidiary of Principal
Financial Services, Inc., which is wholly-owned by Principal Financial Group
(NYSE: PFG). The principal offices of PCF are located at 801 Grand Avenue, Des
Moines, Iowa 50392, telephone number (515) 248-3944.

          PCF's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or an affiliate of
PCF originated all of the mortgage loans it is selling to us. Principal Global
Investors, LLC, an affiliate of PCF and a primary servicer in this transaction, services the mortgage loans sold to the trust by PCF.

Principal Commercial Funding, LLC's Commercial Real Estate Securitization
Program

          PCF has been active as a participant in securitizations of commercial mortgage loans since 1999. PCF originates mortgage loans and either by itself or together with other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has participated in to date include the
"TOP" program in which Bear Stearns Commercial Mortgage Securities, Inc. and
Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR"
program in which Bear Stearns Commercial Mortgage Securities, Inc. acts as depositor and the "IQ", "HQ" and "LIFE" programs in which Morgan Stanley Capital
I Inc. has acted as depositor.

          As of December 31, 2005, the total amount of commercial and multifamily mortgage loans originated by PCF and included in securitizations since the inception of its commercial mortgage securitization program in 1998 was approximately $7.4 billion (the "PCF Securitized Loans"). As of such date, the PCF Securitized Loans included approximately 1,112 mortgage loans, all of which were fixed rate, which have been included in approximately 31 securitizations. In connection with originating commercial mortgage loans for securitization, PCF and/or certain of PCF's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2005, PCF originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as

                                      S-96

depositor. PCF's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

          The commercial mortgage loans originated by PCF include fixed rate conduit loans. PCF's conduit loan program (which is the program under which PCF originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement), also sometimes originates large loans which have been securitized within conduit issuances. PCF originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

          Principal Global Investors, LLC, an affiliate of PCF and a primary servicer in this transaction, services such mortgage loans on PCF's behalf. See
"Transactions Parties--Primary Servicer" in this prospectus supplement.

Servicing

          Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

Underwriting Standards

          Conduit mortgage loans originated for securitization by PCF or an affiliate of PCF in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The credit underwriting team for each mortgage loan is comprised of real estate professionals of PCF and certain of its affiliates. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PCF also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "Appraisals," "Environmental Assessments,"
"Property Condition Assessments," "Seismic Review Process," and "Zoning and
Building Code Compliance."

          Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PCF and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. PCF's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PCF or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of

                                      S-97

additional collateral such as reserves, letters of credit and/or guarantees,
PCF's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PCF or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix I hereto may differ from the amount calculated at the time of origination. In addition, PCF's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. PCF often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. PCF may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PCF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PCF.

          The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE DEPOSITOR

          Bear Stearns Commercial Mortgage Securities Inc., the depositor, is a
Delaware corporation. Our principal executive offices are located at 383 Madison
Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

          The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. Bear Stearns Commercial Mortgage
Securities Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the paying agent and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the paying agent against certain securities laws liabilities, and (v) signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting
Agreement to indemnify the Underwriters for certain securities law liabilities.

THE ISSUING ENTITY

          The issuing entity with respect to the offered certificates will be the Bear Stearns Commercial Mortgage Securities Trust 2006-TOP22 (the "Trust").
The Trust will be a New York common law trust that will be formed on the Closing
Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing
Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO
Property, issuing the certificates, making distributions, providing reports to
Certificateholders and other activities described in this prospectus supplement.
Accordingly, the Trust may not issue securities other than the certificates, or invest in

                                      S-98

securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set in this prospectus supplement under "Description of the Offered Certificates--Amendments to the Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee," "--The Paying Agent, Certificate Registrar and Authenticating
Agent," "--The Master Servicer," and "--The Special Servicer" and "Servicing of
the Mortgage Loans."

          The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

          The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

          Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

          LaSalle Bank National Association ("LaSalle") will act as the trustee under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994,
LaSalle has served as trustee on approximately 590 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of
February 28, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions which it serves as trustee numbers 408 with an outstanding certificate balance of approximately $266.2 billion. The depositor, the master servicer, the special servicer and the primary servicer may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust Services - Bear
Stearns Commercial Mortgage Securities Trust 2006-TOP22, Commercial Mortgage
Pass-Through Certificates, Series 2006-TOP22, or at such other address as the trustee may designate from time to time. As of June 30, 2005, LaSalle Bank
National Association had total assets of approximately $69.7 billion.

          The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times

                                      S-99

rated not less than "Prime-1" by Moody's and whose long-term senior unsecured debt is rated not less than "AA-" by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch) and
"Aa3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.

Duties of the Trustee

          The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing
Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing
Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See
"Description of the Offered Certificates--Advances" in this prospectus supplement.

          In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

          The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

          The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability

                                      S-100

or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing
Agreement.

Resignation and Removal of the Trustee

          The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the
Depositor, the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of certificates with a rating as evidenced in writing by the Rating
Agencies, then Bear Stearns Commercial Mortgage Securities Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv)
above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal or if such parties refuse to pay, the Trust Fund.

Trustee Compensation

          As compensation for the performance of its duties as trustee, LaSalle
Bank National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.0015% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

                                      S-101

The Custodian

          LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's
two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          Certain information set forth in this prospectus supplement concerning the trustee and the custodian has been provided by them.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

          Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the
United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

          The Depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo
Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer and a mortgage loan seller. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

          Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 325 series of

                                      S-102

commercial mortgage-backed securities and, as of November 30, 2005, was acting as paying agent with respect to more than $200 billion of outstanding commercial mortgage-backed securities.

          Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

MASTER SERVICER

          Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

          Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

          As of March 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 9,493 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $77.6 billion, including approximately 8,151 loans securitized in approximately 84 commercial mortgage-backed securitization transactions master serviced by Wells Fargo Bank and having an aggregate outstanding principal balance of approximately $72.8 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac.
The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of
America, as of March 31, 2006, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

          Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing
Transfer Event.

          A Wells Fargo Bank proprietary website
(www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which
Wells Fargo Bank is master servicer.

          Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of the master servicer are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

                                      S-103

          The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that following the Closing Date the master servicer may not appoint a sub-servicer without the Depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

          Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

          Wells Fargo & Company is the holding company for Wells Fargo Bank.
Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

          The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

PRIMARY SERVICER

          Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC and Principal Commercial Funding, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance
Company. PGI is the parent of Principal Commercial Funding, LLC, who owns a 49%
interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa 50392.

          PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

          As of December 31, 2005, PGI was responsible for servicing approximately 2,700 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $19 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

          As of December 31, 2005, PGI was a primary servicer in approximately
34 commercial mortgage-backed securitization transactions, servicing approximately 1,200 loans with an aggregate outstanding principal balance of approximately $8.0 billion.

          PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding, LLC and Principal Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

          o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

          o    providing certain CMSA reports to the master servicer;

          o    processing certain borrower requests (and obtaining, when
               required, consent of the master servicer and/or special servicer, as applicable); and

                                      S-104

          o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

          PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

          The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

THE SPECIAL SERVICER

          ARCap Servicing, Inc. will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the
Specially Serviced Mortgage Loans and REO Properties. ARCap Servicing, Inc.
("ASI") is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of ARCap REIT, Inc. ARCap REIT, Inc. is anticipated to be the operating advisor with respect to the transaction described in this prospectus supplement. The principal offices of ARCap Servicing, Inc. are located at 5221 N. O'Connor Blvd. Suite 600, Irving, Texas 75039, and its
telephone number is 972-868-5300.

          Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under
"Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of
Defaulted Mortgage Loans" and "--Foreclosures." Certain terms of the Pooling and
Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"--Termination of Special Servicer." Certain limitations on the special servicer's liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loan--General". ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the mortgage loan documents and applicable laws.

          ASI has a special servicer rating of "CSS1" from Fitch. ASI is also on
S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of December 31, 2005, ASI was the named special servicer in approximately 51 commercial mortgage-backed securities transactions representing approximately 7,713 loans, with an aggregate outstanding principal balance of approximately $54 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to such transactions as of such date, the special servicer was administering approximately 60 assets with an outstanding principal balance of approximately $373 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through December 31, 2005, ASI has resolved 212 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.16 billion.

          The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

          ARCap Servicing, Inc. has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the
Pooling and Servicing Agreement, applicable law and the applicable servicing standard.

                                      S-105

          ASI was formed in 2002 for the purpose of supporting its parent's related business of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately
51 transactions consisting of approximately 7,713 loans with an approximate outstanding aggregate principal balance of $54 billion as of December 31, 2005.

          The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

          The depositor is an affiliate of Bear Stearns Commercial Mortgage,
Inc., a mortgage loan seller and sponsor, and Bear, Stearns & Co. Inc., one of the underwriters. Morgan Stanley Capital Inc., a mortgage loan seller and sponsor is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters. Principal Commercial Funding, LLC and Principal Commercial Funding
II, LLC, each a sponsor and mortgage loan seller and Principal Global Investors,
LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial Funding, LLC and Principal Commercial Funding II,
LLC, are affiliates. Wells Fargo Bank, National Association is a mortgage loan seller, a sponsor, the master servicer and the paying agent with respect to the mortgage loans included in the Trust. LaSalle Bank National Association is a
party to custodial agreements with both Morgan Stanley Mortgage Capital Inc. and
Bear Stearns Commercial Mortgage Inc. whereby LaSalle, for consideration, provides custodial services for certain commercial mortgage loans originated or purchased by the respective party. Pursuant to these custodial agreements,
LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by Morgan Stanley Mortgage Capital Inc.
and Bear Stearns Commercial Mortgage Inc. For more information on these custodial agreements, see "Risk Factors - Conflicts of Interest May Have An
Adverse Effect On Your Certificates - Other Conflicts."

                                      S-106

                     DESCRIPTION OF THE OFFERED CERTIFICATES

          Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

          The Series 2006-TOP22 Commercial Mortgage Pass-Through Certificates
will be issued on or about April 20, 2006 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

          The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

          o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and
               Scheduled Payments of principal and interest due on or before the
               Cut-off Date;

          o    any mortgaged property acquired on behalf of the
               Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

          o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

          o    certain rights of the Depositor under, or assigned to the
               Depositor pursuant to, each of the Mortgage Loan Purchase
               Agreements relating to, among other things, mortgage loan
               document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

          The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

          The certificates will consist of various Classes, to be designated as:

          o    the Class A-1 Certificates, the Class A-2 Certificates, the Class
               A-3 Certificates, the Class A-AB Certificates, the Class A-4
               Certificates and the Class A-1A Certificates;

          o    the Class X Certificates;

          o    the Class A-M Certificates, the Class A-J Certificates, the Class
               B Certificates, the Class C Certificates, the Class D
               Certificates, the Class E Certificates, the Class F Certificates,
               the Class G Certificates, the Class H Certificates, the Class J
               Certificates, the Class K Certificates, the Class L Certificates,
               the Class M Certificates, the Class N Certificates, the Class O
               Certificates and the Class P Certificates; and

          o    the Class R-I Certificates, the Class R-II Certificates and the
               Class R-III Certificates.

          The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

          Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus

                                      S-107

under "Description Of The Certificates--Book-Entry Registration and Definitive
Certificates." Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

          All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related
Certificate Owners through DTC's Participants in accordance with DTC procedures.
Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

          Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

          Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

          Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial
Certificate Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

             APPROXIMATE INITIAL       APPROXIMATE
                  AGGREGATE        PERCENT OF INITIAL       RATINGS         APPROXIMATE
   CLASS     CERTIFICATE BALANCE      POOL BALANCE      (FITCH/MOODY'S)   CREDIT SUPPORT
----------   -------------------   ------------------   ---------------   --------------

Class A-1        $ 96,790,000             5.68%             AAA/Aaa           27.000%
Class A-2        $212,000,000            12.44%             AAA/Aaa           27.000%
Class A-3        $ 95,100,000             5.58%             AAA/Aaa           27.000%
Class A-AB       $ 81,500,000             4.78%             AAA/Aaa           27.000%
Class A-4        $563,831,000            33.08%             AAA/Aaa           27.000%
Class A-1A       $195,208,000            11.45%             AAA/Aaa           27.000%
Class A-M        $170,469,000            10.00%             AAA/Aaa           17.000%
Class A-J        $125,722,000             7.38%             AAA/Aaa            9.625%

                                      S-108

          The percentages indicated under the columns "Approximate Credit
Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4 and Class A-1A Certificates represent the approximate credit support for the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates in the aggregate.

          The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the Certificate Balance of those certificate on that
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

          The Interest Only Certificates will not have a Certificate Balance and will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount. The Notional
Amount of the Class X Certificates will be equal to the aggregate of the
Certificate Balances of the Classes of Principal Balance Certificates
outstanding from time to time.

          Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates. Upon initial issuance, the aggregate Notional Amount of the Class X Certificates will be
$1,704,697,348, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

          The Residual Certificates will not have Certificate Balances or
Notional Amounts.

PASS-THROUGH RATES

          The pass-through rate for the Class A-1 Certificates will, at all times, be a per annum rate equal to the lesser of 5.415% and the weighted average net mortgage rate. The pass-through rates for the Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will, at all times, be a per annum rate equal to the Weighted Average Net Mortgage Rate.

          The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.003% per annum. The
Pass-Through Rate applicable to the Class X Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the Classes of the
Principal Balance Certificates. The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of
Principal Balance Certificates. Under no circumstances will any Class X Strip
Rate be less than zero.

          The Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
will, at all times, accrue interest at a per annum rate equal to the Weighted
Average Net Mortgage Rate.

          The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

                                      S-109

DISTRIBUTIONS

General

          Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in May 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

          The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to that certificate, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a Class of certificates will be allocated pro rata among those certificates based on their respective Percentage
Interests in such Class.

          Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

          Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

          With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

          With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (or
January or February if the related Distribution Date is the final Distribution
Date), the paying agent will withdraw an amount from the Interest Reserve
Account in respect of each Interest Reserve Loan equal to the related Interest
Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

          Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

                                      S-110

   TYPE/RECIPIENT                          AMOUNT                              FREQUENCY                  SOURCE OF PAYMENT
-------------------   ------------------------------------------------   --------------------   ------------------------------------

Fees

Servicing Fee /       The product of the portion of the per annum        Monthly.               Interest payment on the related
Master Servicer       Master Servicing Fee Rate for the master                                  mortgage loan.
                      servicer applicable to such month, determined in
                      the same manner as the applicable mortgage rate
                      is determined for each mortgage loan for such
                      month, and the Scheduled Principal Balance of
                      each mortgage loan, reduced by any Compensating
                      Interest Payment. The Master Servicing Fee Rate
                      (including any subservicing fees) will range, on
                      a loan-by-loan basis, from 0.02% per annum to
                      0.14% per annum.

Additional            o    50% of assumption fees on non-Specially       Time to time.          The related fees or investment
Servicing                  Serviced Mortgage Loans that require                                 income.
Compensation /             special servicer consent and 100% of such
Master Servicer            fees on non-Specially Serviced Mortgage
                           Loans that do not require special servicer
                           consent;

                      o    all late payment fees and net default
                           interest (other than on Specially Serviced
                           Mortgage Loans) not used to pay interest on
                           Advances and additional trust fund
                           expenses;

                      o    100% of application, loan modification,
                           forbearance and extension fees on
                           non-Specially Serviced Mortgage Loans;

                      o    all investment income earned on amounts on
                           deposit in the Collection Account and (if
                           not required to be paid to borrower) escrow
                           accounts;

                      o    any Prepayment Interest Excess not used to
                           offset Prepayment Interest Shortfalls
                           (other than on Specially Serviced Mortgage
                           Loans); and

                      o    the Primary Servicer is entitled to all or
                           a portion of the fees otherwise payable to
                           the master servicer set forth in the five
                           bullet points above that are paid on the
                           mortgage loans for which it acts as the
                           primary servicer.

Special Servicing     The product of the portion of a rate equal to      Monthly.               Collections on the mortgage loans in
Fee / Special         0.25% per annum applicable to such month,                                 the mortgage pool.
Servicer              determined in the same manner as the applicable
                      mortgage rate is determined for each Specially
                      Serviced Mortgage Loan for such month, and the
                      Scheduled Principal Balance of each Specially
                      Serviced Mortgage Loan.

Workout Fee /         1.0% of each collection of principal and           Monthly.               The related collection of principal
Special Servicer      interest on each Rehabilitated Mortgage Loan.                             and/or interest.

                                      S-111

   TYPE/RECIPIENT                          AMOUNT                              FREQUENCY                  SOURCE OF PAYMENT
-------------------   ------------------------------------------------   --------------------   ------------------------------------

Liquidation Fee /     1.0% of the Liquidation Proceeds received in       Upon receipt of        The related Liquidation Proceeds,
Special Servicer      connection with a full or partial liquidation of   Liquidation            Condemnation Proceeds or Insurance
                      a Specially Serviced Mortgage Loan or related      Proceeds,              Proceeds
                      REO Property and/or any Condemnation Proceeds or   Condemnation
                      Insurance Proceeds received by the trust (other    Proceeds and
                      than Liquidation Proceeds received in connection   Insurance Proceeds.
                      with a repurchase by a mortgage loan seller or
                      purchase by a mezzanine or subordinate lender
                      within the time periods specified in the
                      definition of Liquidation Fee in this prospectus
                      supplement).

Additional Special    o    all late payment fees and net default         Time to time.          The related fee or investment
Servicing                  interest (on Specially Serviced Mortgage                             income.
Compensation /             Loans) not used to pay interest on
Special Servicer           Advances;

                      o    50% of assumption fees on non-Specially
                           Serviced Mortgage Loans that
                           require special servicer consent and 100%
                           of such fees on Specially Serviced Mortgage
                           Loans;

                      o    100% of application, loan modification,
                           forbearance and extension fees on Specially
                           Serviced Mortgage Loans; and

                      o    all investment income received on funds in
                           any REO Account.

Trustee Fee /         The product of the portion of a rate equal to      Monthly.               Interest on each mortgage loan.
Trustee & Paying      0.0015% per annum applicable to such month,
Agent                 determined in the same manner as the applicable
                      mortgage rate is determined for each mortgage
                      loan for such month, and the Scheduled Principal
                      Balance of each mortgage loan. A portion of the
                      Trustee Fee is payable to the paying agent.

Primary Servicing     The product of the applicable Primary Servicing    Monthly.               Collections on the related mortgage
Fees                  Fee Rate and the Scheduled Principal Balance of                           loan.
                      the applicable mortgage loan immediately before
                      the related Due Date (prorated for the number of
                      days during the calendar month for that mortgage
                      loan for which interest actually accrues on that
                      mortgage loan). The Primary Servicing Fee Rate
                      for each of Principal Global Investors, LLC and
                      Wells Fargo Bank, National Association is 0.01%
                      per annum.

Expenses

Servicing Advances    To the extent of funds available, the amount of    Time to time.          Recoveries on the related mortgage
/ Master              any Servicing Advances.                                                   loan, or to the extent that the
Servicer and                                                                                    party making the advance determines
Trustee                                                                                         it is nonrecoverable, from
                                                                                                collections in the Certificate
                                                                                                Account.

                                      S-112

   TYPE/RECIPIENT                          AMOUNT                              FREQUENCY                  SOURCE OF PAYMENT
-------------------   ------------------------------------------------   --------------------   ------------------------------------

Interest on           At Prime Rate.                                     When Advance is        First from late payment charges and
Servicing                                                                reimbursed.            default interest in excess of the
Advances /                                                                                      regular interest rate, and then from
Master Servicer                                                                                 collections in the Certificate
and Trustee                                                                                     Account.

P&I Advances /        To the extent of funds available, the amount of    Time to time.          Recoveries on the related mortgage
Master Servicer       any P&I Advances.                                                         loan, or to the extent that the
and Trustee                                                                                     party making the advance determines
                                                                                                it is nonrecoverable, from
                                                                                                collections in the Certificate
                                                                                                Account.

Interest on P&I       At Prime Rate.                                     When Advance is        First from late payment charges and
Advances /                                                               reimbursed.            default interest in excess of the
Master Servicer                                                                                 regular interest rate, and then from
and Trustee                                                                                     all collections in the Certificate
                                                                                                Account.

Indemnification       Amounts for which the trustee, the paying agent,   From time to time.     All collections in the Certificate
Expenses /            the master servicer and the special servicer are                          Account.
Trustee, Paying       entitled to indemnification.
Agent, Master
Servicer and
Special Servicer

Trust Fund Expenses   Based on third party charges.                      From time to time.     All collections in the Certificate
not Advanced                                                                                    Account.
(may include
environmental
remediation
costs,
appraisals,
independent
contractor to
operate REO)

Application of the Available Distribution Amount

          On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i)  to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
     A-4, Class A-1A and Class X Certificates, concurrently,

               o    to the holders of the Class A-1, Class A-2, Class A-3, Class
                    A-AB and Class A-4, the Distributable Certificate Interest
                    Amount in respect of each such Class for such Distribution
                    Date (which shall be payable from amounts in the Available
                    Distribution

                                      S-113

               Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

          o    to the holders of the Class A-1A Certificates, the Distributable
               Certificate Interest Amount in respect of such Class for such
               Distribution Date (which shall be payable from amounts in the
               Available Distribution Amount attributable to Loan Group 2);

          o    to the holders of the Class X Certificates, the Distributable
               Certificate Interest Amount in respect of that Class for such
               Distribution Date;

provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior
Certificates or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those
Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

(ii) to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
     A-4 and Class A-1A Certificates, the Principal Distribution Amount for such
     Distribution Date, concurrently:

     (A)  to the holders of the Class A-1A Certificates in an amount equal to the lesser of --

          o    the portion of the Principal Distribution Amount for that
               Distribution Date that is attributable to Loan Group 2 and, on or after the Distribution Date on which the aggregate Certificate
               Balance of the Class A-1, Class A-2, Class A-3, Class A-AB and
               Class A-4 Certificates has been reduced to zero, the portion of the Principal Distribution Amount for that Distribution Date that is attributable to Loan Group 1 (net of any portion thereof that is distributable on that Distribution Date to the holders of the
               Class A-1, Class A-2, Class A-3, Class A-AB and/or Class A-4
               Certificates), and

          o    the aggregate Certificate Balance of the Class A-1A Certificates immediately prior to that Distribution Date;

     (B)  to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and
          Class A-4 Certificates collectively in an aggregate amount equal to the lesser of --

          o    the portion of the Principal Distribution Amount for that
               Distribution Date that is attributable to Loan Group 1 and, on or after the Distribution Date on which the aggregate Certificate
               Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution Amount for that
               Distribution Date that is attributable to Loan Group 2 (net of any portion thereof that is distributable on that Distribution
               Date to the holders of the Class A-1A Certificates), and

          o    the aggregate Certificate Balance of the Class A-1, Class A-2,
               Class A-3, Class A-AB and Class A-4 Certificates immediately prior to that Distribution Date;

               which amount described in (B) above (the "Certificate Group 1
               Principal Distribution Amount") will be further allocated among those holders in the following amounts and order of priority:

          o    first, to the holders of the Class A-AB Certificates in an amount equal to the lesser of --

               (1)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, and

                                      S-114

               (2)  an amount sufficient to reduce the aggregate Certificate
                    Balance of the Class A-AB Certificates to the Class A-AB
                    Planned Principal Balance for that Distribution Date;

          o    second, to the holders of the Class A-1 Certificates in an amount equal to the lesser of--

               (1)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, reduced by any portion of that
                    amount that is allocable to reduce the aggregate Certificate
                    Balance of the Class A-AB Certificates to the Class A-AB
                    Planned Principal Balance for that Distribution Date as
                    described in the preceding bullet and paid to the holders of that Class on that Distribution Date, and

               (2)  the aggregate Certificate Balance of the Class A-1
                    Certificates immediately prior to that Distribution Date;

          o    third, to the holders of the Class A-2 Certificates in an amount equal to the lesser of --

               (1)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, reduced by any portion of that
                    amount that is allocable to reduce the aggregate Certificate
                    Balances of the Class A-AB Certificates (to the Class A-AB
                    Planned Principal Balance for that Distribution Date) or the
                    Class A-1 Certificates, in each case as described in the
                    preceding bullets and paid to the holders of those Classes on that Distribution Date, and

               (2)  the aggregate Certificate Balance of the Class A-2
                    Certificates immediately prior to that Distribution Date;

          o    fourth, to the holders of the Class A-3 Certificates in an amount equal to the lesser of --

               (1)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, reduced by any portion of that
                    amount that is allocable to reduce the aggregate Certificate
                    Balance of the Class A-AB Certificates (to the Class A-AB
                    Planned Principal Balance for that Distribution Date), or
                    the Class A-1 or Class A-2 Certificates, in each case as
                    described in the preceding bullets and paid to the holders of those Classes on that Distribution Date, and

               (2)  the aggregate Certificate Balance of the Class A-3
                    Certificates immediately prior to that Distribution Date;

          o    fifth, to the holders of the Class A-AB Certificates in an amount
               (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of --

               (1)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, reduced by any portion of that
                    amount that is allocable to reduce the aggregate Certificate
                    Balances of the Class A-AB Certificates (to the Class A-AB
                    Planned Principal Balance for that Distribution Date as
                    described in the first bullet above), or the Class A-1,
                    Class A-2 or Class A-3 Certificates, in each case as
                    described in the preceding bullets and paid to the holders of those Classes on that Distribution Date, and

               (2)  the aggregate Certificate Balance of the Class A-AB
                    Certificates immediately after the allocation made pursuant to the first bullet above; and

          o    finally, to the holders of the Class A-4 Certificates in an amount equal to the lesser of --

                                      S-115

               (1)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, reduced by any portion of that
                    amount that is allocable to the Class A-1, Class A-2, or
                    Class A-3 or Class A-AB Certificates, in each case as
                    described in the preceding bullets and paid to the holders of those Classes on that Distribution Date, and

               (2)  the aggregate Certificate Balance of the Class A-4
                    Certificates immediately prior to that Distribution Date

(iii)  to the holders of the Class A Senior Certificates and the Class X
       Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any
       Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

(iv)   to the holders of the Class A-M Certificates, the Distributable
       Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(v)    upon payment in full of the aggregate Certificate Balance of the Class
       A-4 and Class A-1A Certificates, to the holders of the Class A-M
       Certificates, the Principal Distribution Amount for such Distribution
       Date until the aggregate Certificate Balance of the Class A-M
       Certificates has been reduced to zero; the portion of the Principal
       Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior Certificates;

(vi)   to the holders of the Class A-M Certificates, to reimburse them for any
       Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

(vii)  to the holders of the Class A-J Certificates, the Distributable
       Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(viii) upon payment in full of the aggregate Certificate Balance of the Class
       A-M Certificates, to the holders of the Class A-J Certificates, the
       Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class
       A Senior and Class A-M Certificates;

(ix)   to the holders of the Class A-J Certificates, to reimburse them for any
       Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

(x)    to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

          Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

                                      S-116

o    first, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
     Class A-1A Certificates, in proportion to their respective Certificate
     Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o    second, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
     Class A-1A Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense
     Losses previously allocated to such Classes, plus interest on such Realized
     Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

          On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X Certificates and the Residual
Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class
B Certificates, then payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates:

          (1)  to pay interest to the holders of the particular Class of certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such Class of
               certificates for such Distribution Date;

          (2)  if the aggregate Certificate Balance of each other Class of
               Subordinate Certificates, if any, with an earlier alphabetical
               Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the
               particular Class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b) the remaining Principal
               Distribution Amount for such Distribution Date; and

          (3)  to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such Class of
               certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at
               one-twelfth the Pass-Through Rate of such Classes.

          Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I
Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related Collection Period will be paid to holders of the Class P Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

          Excess Liquidation Proceeds will be deposited into the Reserve
Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance
Certificates -- in order of alphabetical Class designation (provided that the
Class A-M Certificates will be senior in right to the Class A-J Certificates) --
for any, and to the extent of, Unpaid Interest; second, Realized Losses and
Expense Losses, including interest on Advances, previously allocated to them;
and third, upon the reduction of the aggregate Certificate Balance of the
Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer
Compensation.

Class A-AB Planned Principal Balance

          On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal from the Certificate Group
1 Principal Distribution Amount (including after the principal balance of the
Class A-1A Certificates has been reduced to zero, the portions of the Principal
Distribution Amount for that Distribution Date that is attributable to Loan
Group 2) in either case, to reduce its Certificate Balance to the Planned
Principal Balance for such Distribution Date as described in
"--Distributions--Application of the Available

                                      S-117

Distribution Amount" above. The "Planned Principal Balance" for any Distribution
Date is the balance shown for such Distribution Date in the table set forth in
Schedule A to this prospectus supplement. These balances were calculated using, among other things, the Structuring Assumptions. Based on these assumptions, the
Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on
Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-AB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date on Schedule A. In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining Certificate Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the
Class A-AB Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of certificates as follows: to the holders of each of the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A Certificates, on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges
relating to a mortgage loan in Loan Group 1 and collected during the related
Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A Certificates, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield
Maintenance Charges relating to a mortgage loan in Loan Group 2 and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

          No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class
O and Class P Certificates or the Residual Certificates. Any Prepayment Premiums
or Yield Maintenance Charges distributed to holders of a Class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

          Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property may be acquired by the trust fund with respect to a Non-Serviced Mortgage Loan acquired under a Non-Serviced
Mortgage Loan Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing
Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such

                                      S-118

REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under
"--Advances" below and the effect of any Appraisal Reductions described under
"--Appraisal Reductions" below, the master servicer will be required to make P&I
Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

          Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or
A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing
Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.
Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

          As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of such mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or
Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

          The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.
See "--Advances--P&I Advances" below.

          Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage
Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I
Advances (including advances, if any, to be made on such Non-Serviced Mortgage
Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be
made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

          As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to

                                      S-119

the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each Class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of
Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate
Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire
Certificate Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each
Distribution Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

          Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of
Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates).

          Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional
Amount), to the Class X Certificates, pro rata with the Class A Senior
Certificates, in each case reducing principal and/or interest otherwise payable thereon.

          Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

                                      S-120

          Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any Class of certificates on any
Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

          Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans.

          Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

          Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

          For any Distribution Date a shortfall in the collection of a full month's interest (each, a "Prepayment Interest Shortfall") will arise with respect to any Mortgage Loan if the related borrower makes a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such Mortgage Loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Primary Servicing Fee, the Excess Servicing Fee and the Trustee Fee)
that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates.
In such a case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest that would have accrued at the
Net Mortgage Rate (less the Special Servicing Fee, if the related Mortgage Loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of
such Mortgage Loan if the Mortgage Loan had paid on its Due Date and such
Principal Prepayment or Balloon Payment had not been made, over (b) the aggregate interest that did so accrue through the date such payment was made
(net of the Master Servicing Fee, the Primary Servicing Fee, the Excess
Servicing Fee, the Special Servicing Fee, if the related Mortgage Loan is a
Specially Serviced Mortgage Loan, and the Trustee Fee).

          In any other case in which a full or partial Principal Prepayment or a
Balloon Payment is made during any Collection Period after the Due Date for such
Mortgage Loan, "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment will exceed the corresponding amount of interest accruing on the
Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the Mortgage Loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee and, if the
related Mortgage Loan is a Specially Serviced Mortgage Loan, net of the Special
Servicing Fee.

          To the extent that the aggregate Prepayment Interest Shortfalls on all
Mortgage Loans other than Specially Serviced Mortgage Loans exceed the aggregate
Prepayment Interest Excesses for such Mortgage Loans for the Collection Period related to a Distribution Date, the Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced by the amount of any
Compensating Interest (as defined in this Prospectus Supplement), subject to certain limitations described in this Prospectus Supplement. See "Servicing of the Mortgage

                                      S-121

Loans--The Master Servicer--Master Servicer Compensation" in this Prospectus
Supplement. Any such reduction of the Master Servicing Fee to cover such shortfalls will constitute a "Compensating Interest Payment" by the Master
Servicer. The aggregate of all Prepayment Interest Shortfalls incurred in respect of Mortgage Loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such Mortgage Loans during such Collection Period nor covered by a
Compensating Interest Payment paid by the Master Servicer will constitute the
"Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

          Any Net Aggregate Prepayment Interest Shortfall for a Distribution
Date will be allocated to each class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest accrued thereon on such Distribution
Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any Class of
Certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such Class of Certificates.

          On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all Mortgage Loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such Mortgage
Loans for such Distribution Date, the excess amount will be payable to the
Master Servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such
Mortgage Loans for such Distribution Date, the excess amount will be payable to the Special Servicer as additional servicing compensation. Prepayment Interest
Shortfalls on Specially Serviced Mortgage Loans that are in excess of Prepayment
Interest Excesses on such Mortgage Loans will result in shortfalls to the most subordinate Class of Certificates.

          In the case of any Mortgage Loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the Master Servicer will be required to remit to the Trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the Master Servicer (from the borrower or the related Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

          The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to
1% of the balance as of the Cut-off Date of the mortgage loans.

          The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

                                      S-122

          Upon any such termination, the Purchase Price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

          ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

          On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
     Loan, the portion of the Appraisal Reduction that is allocable to such
     Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
     applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

          In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

          With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

          The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

          P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--

                                      S-123

Reimbursement of Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

          Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I
Advance, as described above for the master servicer.

          Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, the obligation to make P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the
Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and
Servicing Agreement.

Servicing Advances

          Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

          With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

          o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

          o    items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

          o    any ground rents in respect of such REO Property; and

          o    other costs and expenses necessary to maintain, manage or operate such REO Property.

          Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

                                      S-124

          The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

          In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

          Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that Distribution
Date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

          The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable

                                      S-125

(subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

          In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

          Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date (in the aggregate and by Loan
Group as appropriate):

          (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

               (i)     the date of such Distribution Date, and of the Record
                       Date, Interest Accrual Period, and Determination Date for
                       such Distribution Date;

               (ii)    the Available Distribution Amount for the Distribution
                       Date, and any other cash flows received on the mortgage
                       loans and applied to pay fees and expenses (including the
                       components of the Available Distribution Amount or such
                       other cash flows);

               (iii)   the aggregate amount of servicing fees, Special Servicing
                       Fees, other special servicing compensation and Trustee
                       Fees paid to the master servicer, the Primary Servicer,
                       the special servicer, the holders of the rights to Excess
                       Servicing Fees, the trustee and the paying agent with
                       respect to the Mortgage Pool;

               (iv)    the amount of other fees and expenses accrued and paid
                       from the Trust Fund, including without limitation Advance
                       reimbursement and interest on Advances, and specifying
                       the purpose of such fees or expenses and the party
                       receiving payment of those amounts, if applicable;

               (v)     the amount, if any, of such distributions to the holders
                       of each Class of Principal Balance Certificates applied
                       to reduce the aggregate Certificate Balance of that
                       Class;

               (vi)    the amount of such distribution to holders of each Class
                       of certificates allocable to (A) interest and (B)
                       Prepayment Premiums or Yield Maintenance Charges;

               (vii)   the amount of any shortfall in principal distributions
                       and any shortfall in interest distributions to each
                       applicable Class of certificates;

                                      S-126

               (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

               (ix)    the aggregate Certificate Balance or Notional Amount of
                       each Class of certificates before and after giving effect
                       to the distribution made on such Distribution Date;

               (x)     the Pass-Through Rate applicable to each Class of
                       certificates for such Distribution Date;

               (xi)    the weighted average mortgage rate (and interest rates by
                       distributional groups or ranges) of the mortgage loans as
                       of the related Determination Date;

               (xii)   the number of outstanding mortgage loans and the
                       aggregate principal balance and Scheduled Principal
                       Balance of the mortgage loans and weighted average
                       remaining term at the close of business on the related
                       Determination Date, with respect to the Mortgage Pool and
                       with respect to each Loan Group;

               (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                       (A) delinquent 30 to 59 days,

                       (B) delinquent 60 to 89 days,

                       (C) delinquent 90 days or more,

                       (D) as to which foreclosure proceedings have been
                       commenced, or

                       (E) as to which bankruptcy proceedings have been
                       commenced;

               (xiv)   the aggregate amount and general purpose of Servicing
                       Advances and P&I Advances outstanding, separately stated,
                       that have been made by the master servicer, the special
                       servicer and the trustee with respect to the Mortgage
                       Pool and the aggregate amount and general purpose of
                       Servicing Advances and P&I Advances made by the
                       applicable Non-Serviced Mortgage Loan Master Servicer in
                       respect of the Non-Serviced Mortgage Loans;

               (xv)    the number and related principal balances of any mortgage
                       loans modified, extended or waived on a loan-by-loan
                       basis since the previous Determination Date (including a
                       description of any modifications, extensions or waivers
                       to mortgage loan terms, fees, penalties or payments
                       during the distribution period);

               (xvi)   with respect to any REO Property included in the trust,
                       the principal balance of the related mortgage loan as of
                       the date of acquisition of the REO Property and the
                       Scheduled Principal Balance of the mortgage loan;

               (xvii)  as of the related Determination Date:

                       (A) as to any REO Property sold during the related
                       Collection Period, the date of the related determination
                       by such special servicer that it has recovered all
                       payments which it expects to be finally recoverable and
                       the amount of the proceeds of such sale deposited into
                       the applicable Certificate Account, and

                       (B) the aggregate amount of other revenues collected by
                       each special servicer with respect to each REO Property
                       during the related Collection Period and credited to the

                                      S-127

                       applicable Certificate Account, in each case identifying
                       such REO Property by the loan number of the related
                       mortgage loan;

               (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the
                       Mortgage Pool and with respect to each Loan Group;

               (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                       Losses, if any, incurred with respect to the mortgage
                       loans, including a break out by type of such Realized
                       Losses or Expense Losses, with respect to the Mortgage
                       Pool and with respect to each Loan Group;

               (xx)    Material Breaches of mortgage loan representations and
                       warranties of which the trustee, the master servicer or
                       the special servicer has received written notice; and

               (xxi)   the amount of any Appraisal Reductions effected during
                       the related Collection Period on a loan-by-loan basis and
                       the total Appraisal Reductions in effect as of such
                       Distribution Date, with respect to the Mortgage Pool (and
                       in the case of the Non-Serviced Mortgage Loans, the
                       amount of any appraisal reductions effected under the
                       related Non-Serviced Mortgage Loan Pooling and Servicing
                       Agreement).

          (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in
               Appendix I.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(xix) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

          The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

          In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

          On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

                                      S-128

          The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

          The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

          o    the Pooling and Servicing Agreement and any amendments to it;

          o    all reports or statements delivered to holders of the relevant
               Class of certificates since the Closing Date;

          o    all officer's certificates delivered to the paying agent since the Closing Date;

          o    all accountants' reports delivered to the paying agent since the
               Closing Date;

          o    the mortgage loan files;

          o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

          o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's
               determination that any Advance was not or, if made, would not be, recoverable.

          Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

          The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Bear Stearns Commercial Mortgage Securities Trust 2006-TOP22." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.
Additional information

                                      S-129

regarding the Public Reference Room can be obtained by calling the Commission at
1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Book-Entry Certificates

          Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

          The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in April 2006:

The close of business on

April 1 (except as described in this   (A)   Cut-off Date.
prospectus supplement)

April 28                               (B)   Record Date for all Classes of Certificates.

April 2 - May 5                        (C)   The Collection Period. The master servicer
                                             receives Scheduled Payments due after the Cut-off
                                             Date and any Principal Prepayments made after the
                                             Cut-off Date and on or prior to May 5.

May 5                                  (D)   Determination Date.

May 11                                 (E)   Master Servicer Remittance Date.

May 12                                 (F)   Distribution Date.

          Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

                                      S-130

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to May 5, 2006 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

          (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

          (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

          (F) The paying agent will make distributions to Certificateholders on the 12th day of each month or, if such day is not a business day, the next succeeding business day.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final distribution date for any
Class may be earlier or later (and could be substantially later) than the expected final distribution date.

          The Rated Final Distribution Date of each Class of certificates is the
Distribution Date in April 2038.

          The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

          The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

          o    to cure any ambiguity;

          o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the
               statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement in this prospectus
               supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be
               inconsistent with any other provisions;

          o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each
               REMIC (or the grantor trust portion of the trust) for the
               purposes of federal income tax law (or comparable provisions of state income tax law);

          o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing
               Agreement not inconsistent with the provisions therein;

                                      S-131

          o    to modify, add to or eliminate the provisions in the Pooling and
               Servicing Agreement relating to transfers of Residual
               Certificates;

          o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

          o    to modify the provisions relating to the timing of reimbursements of Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

          o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

          No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of any B Note may be effected unless the holder of the related B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

          The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and the Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and
Servicing Agreement.

          The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

          o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

          o    reduce  the  aforesaid   percentages  of  aggregate   certificate
               percentage  or  Certificate  Balance,  the  Holders  of which are required to consent to any such amendment  without the consent of all the Holders of each Class of certificates affected thereby;

          o    eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be
               necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings
               promulgated under the Code; or

          o    adversely affect the status of any REMIC created under the
               Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders) or
               adversely affect the status of the grantor trust created from the related portion of the trust, without the consent of 100% of the holders of the Class P Certificates. The trustee may request, at its option, to receive an opinion of

                                      S-132

               counsel that any amendment pursuant to this paragraph is
               permitted under the Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

          Each of the master servicer, the special servicer, the Primary
Servicer and the paying agent will be required under the Pooling and Servicing
Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the
Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional
Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

          In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each
Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of
Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

          o    a statement of the party's responsibility for assessing
               compliance with the servicing criteria set forth in Item 1122 of
               Regulation AB applicable to it;

          o    a statement that the party used the criteria in Item 1122(d) of
               Regulation AB to assess compliance with the applicable servicing criteria;

          o    the party's assessment of compliance with the applicable
               servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

          o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation
Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company
Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

          o    the Pass-Through Rate for such certificate;

                                      S-133

          o    the rate and timing of principal payments, including Principal
               Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of
               representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or
               Notional Amount of such certificate;

          o    the rate, timing and severity of Realized Losses and Expense
               Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional
               Amount of such certificate or in reduction of amounts
               distributable thereon;

          o    the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
               Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

          o    the timing and severity of any Net Aggregate Prepayment Interest
               Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

          In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable
Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 12th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

          The Pass-Through Rates on one or more Classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more
Classes of certificates may be capped at such weighted average rate.
Accordingly, the yield on those Classes of certificates may (and in the case of a Class with a Pass-Through Rate equal to or based on the Weighted Average Net
Mortgage Rate, will) be sensitive to changes in the relative composition of the
Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized
Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

          The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such Class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate Certificate Balance of such Class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account

                                      S-134

of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1,
Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the
Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

          A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class
A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the
Certificate Balances of the Class A-M through Class P Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of such Certificates, the Class A-1A
Certificates will receive principal distributions from the collections on the
Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates without regard to Loan Group.

          Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

          Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the
Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

          The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

          In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or notional amounts

                                      S-135

of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class X
Certificates, the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

          Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

          If the portion of the Available Distribution Amount distributable in respect of interest on any Class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of the Class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

          The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates) order of
Class designation -- from the Class O Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates. As to each of such Classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such Class until such
Certificate Balance is reduced to zero (in the case of the Principal Balance
Certificates); (ii) second, Unpaid Interest owing to such Class; and (iii)
third, Distributable Certificate Interest Amounts owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class
A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4
Certificates and Class A-1A Certificates, and, as to their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding
Certificate Balances or accrued interest, as the case may be. Net Aggregate
Prepayment Interest Shortfalls will be borne by the holders of each Class of certificates, as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses
generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate Class of certificates outstanding.

RELEVANT FACTORS

          The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment

                                      S-136

of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon
Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See
"Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

          The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment
Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the weighted average life on the Class A-1, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

          The following tables indicate the percent of the initial Certificate
Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

          The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent

                                      S-137

with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables.
These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

          For the purposes of each table, the weighted average life of a certificate is determined by:

          o    multiplying the amount of each reduction in the Certificate
               Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

          o    summing the results; and

          o    dividing the sum by the aggregate amount of the reductions in the
               Certificate Balance of such certificate.

          The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
April 2007                         88%    88%    88%    88%    88%
April 2008                         74%    74%    74%    74%    74%
April 2009                         58%    58%    58%    58%    58%
April 2010                         40%    31%    19%     2%     0%
April 2011                          0%     0%     0%     0%     0%
Weighted average life (years)    2.99   2.95   2.90   2.85   2.79

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
April 2007                        100%   100%   100%   100%   100%
April 2008                        100%   100%   100%   100%   100%
April 2009                        100%   100%   100%   100%   100%
April 2010                        100%   100%   100%   100%    71%
April 2011                          0%     0%     0%     0%     0%
Weighted average life (years)    4.64   4.64   4.63   4.61   4.38

                                     S-138

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                  0%    25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
April 2007                        100%   100%   100%   100%   100%
April 2008                        100%   100%   100%   100%   100%
April 2009                        100%   100%   100%   100%   100%
April 2010                        100%   100%   100%   100%   100%
April 2011                        100%   100%   100%   100%   100%
April 2012                        100%   100%   100%   100%   100%
April 2013                          0%     0%     0%     0%     0%
Weighted average life (years)    6.55   6.55   6.54   6.54   6.46

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
April 2007                        100%   100%   100%   100%   100%
April 2008                        100%   100%   100%   100%   100%
April 2009                        100%   100%   100%   100%   100%
April 2010                        100%   100%   100%   100%   100%
April 2011                        100%   100%   100%   100%   100%
April 2012                         78%    78%    78%    78%    78%
April 2013                         55%    55%    55%    55%    55%
April 2014                         31%    31%    31%    30%    29%
April 2015                          0%     0%     0%     0%     0%
Weighted average life (years)    7.17   7.17   7.17   7.16   7.15

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
April 2007                        100%   100%   100%   100%   100%
April 2008                        100%   100%   100%   100%   100%
April 2009                        100%   100%   100%   100%   100%
April 2010                        100%   100%   100%   100%   100%
April 2011                        100%   100%   100%   100%   100%
April 2012                        100%   100%   100%   100%   100%
April 2013                        100%   100%   100%   100%   100%
April 2014                        100%   100%   100%   100%   100%
April 2015                        100%   100%    99%    99%    96%
April 2016                          0%     0%     0%     0%     0%
Weighted average life (years)    9.67   9.65   9.64   9.61   9.45

                                     S-139

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
April 2007                         99%    99%    99%    99%    99%
April 2008                         98%    98%    98%    98%    98%
April 2009                         97%    97%    97%    97%    97%
April 2010                         96%    96%    96%    96%    96%
April 2011                         95%    95%    95%    95%    95%
April 2012                         89%    89%    89%    89%    89%
April 2013                         87%    87%    87%    87%    87%
April 2014                         86%    86%    86%    86%    86%
April 2015                         80%    80%    80%    80%    80%
April 2016                          0%     0%     0%     0%     0%
Weighted average life (years)    9.06   9.05   9.04   9.02   8.84

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
April 2007                        100%   100%   100%   100%   100%
April 2008                        100%   100%   100%   100%   100%
April 2009                        100%   100%   100%   100%   100%
April 2010                        100%   100%   100%   100%   100%
April 2011                        100%   100%   100%   100%   100%
April 2012                        100%   100%   100%   100%   100%
April 2013                        100%   100%   100%   100%   100%
April 2014                        100%   100%   100%   100%   100%
April 2015                        100%   100%   100%   100%   100%
April 2016                          0%     0%     0%     0%     0%
Weighted average life (years)    9.89   9.89   9.89   9.89   9.72

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                      100%   100%   100%   100%   100%
April 2007                        100%   100%   100%   100%   100%
April 2008                        100%   100%   100%   100%   100%
April 2009                        100%   100%   100%   100%   100%
April 2010                        100%   100%   100%   100%   100%
April 2011                        100%   100%   100%   100%   100%
April 2012                        100%   100%   100%   100%   100%
April 2013                        100%   100%   100%   100%   100%
April 2014                        100%   100%   100%   100%   100%
April 2015                        100%   100%   100%   100%   100%
April 2016                          0%     0%     0%     0%     0%
Weighted average life (years)    9.92   9.92   9.91   9.91   9.82

                                     S-140

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of two hundred twenty-two (222)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$1,704,697,348, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $999,214 to $120,000,000, and the mortgage loans have an average Cut-off Date Balance of $7,678,817.

          For purposes of calculating distributions on certain Classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

          Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than twenty-seven (27) mortgage loans that are secured by multifamily properties and six (6) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of one hundred eighty-nine (189) mortgage loans, with an Initial Loan Group 1 Balance of $1,509,489,098, subject to a permitted variance of plus or minus 5%. Loan
Group 1 represents approximately 88.5% of the Initial Pool Balance.

          Loan Group 2 will consist of twenty-seven (27) of the mortgage loans that are secured by multifamily properties and six (6) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan
Group 2 Balance of $195,208,250. Loan Group 2 represents approximately 11.5% of the initial outstanding pool balance and approximately 95.5% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community.

          The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from $999,214 to $120,000,000 and the mortgage loans in Loan Group 1 had an average Cut-off Date Balance of $7,986,715. The Cut-off Date Balances of the
mortgage loans in Loan Group 2 range from $1,678,514 to $16,960,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of
$5,915,402.

          Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage
Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

          A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Inc., Wells Fargo
Bank, National Association, Principal Commercial Funding II, LLC and Principal
Commercial Funding, LLC are set forth in this prospectus supplement under "The
Sponsors, Mortgage Loan Sellers and Originators--Bear Stearns Commercial
Mortgage, Inc.--Underwriting Standards," "--Morgan Stanley Mortgage Capital
Inc.--Underwriting Standards," "--Wells Fargo Bank, National
Association--Underwriting Standards" "--Principal Commercial Funding II,
LLC--Underwriting Standards" and "--Principal Commercial Funding,
LLC--Underwriting Standards," respectively.

          The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

          The mortgage loans were originated between May 5, 2004 and March 17,
2006. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans

                                      S-141

associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

          Two hundred sixty-eight (268) mortgaged properties, securing mortgage loans representing 98.3% of the Initial Pool Balance (which include two hundred thirty-five (235) mortgaged properties in Loan Group 1, securing mortgage loans representing 98.1% of the Initial Loan Group 1 Balance, and thirty-three (33)
mortgaged properties in Loan Group 2, securing mortgage loans representing
100.0% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Three (3) mortgaged properties, securing mortgage loans representing 1.7% of the Initial Pool Balance (and securing mortgage loans representing 1.9% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

          On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase
Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and
Originators" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

          The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Two hundred three
(203) mortgage loans, representing 90.6% of the Initial Pool Balance (which include one hundred seventy (170) mortgaged properties in Loan Group 1, representing 89.4% of the Initial Loan Group 1 Balance, and thirty-three (33)
mortgaged properties in Loan Group 2, representing 100.0% of the Initial Loan
Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Nineteen (19) mortgage loans, representing
9.4% of the Initial Pool Balance (and representing 10.6% of the Initial Loan
Group 1 Balance), accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

          The mortgage loans consist of the following property types:

          o    Retail - One hundred five (105) of the mortgaged properties, which secure 35.0% of the Initial Pool Balance (and securing
               39.5% of the Initial Loan Group 1 Balance), are retail
               properties;

          o    Office - Forty-three (43) of the mortgaged properties, which secure 21.3% of the Initial Pool Balance (and securing 24.0% of the Initial Loan Group 1 Balance), are office properties;

          o    Hospitality - Eighteen (18) of the mortgaged properties, which secure 12.3% of the Initial Pool Balance (and securing 13.9% of the Initial Loan Group 1 Balance), are hospitality properties;

          o    Multifamily - Twenty-nine (29) of the mortgaged properties, which secure 9.6% of the Initial Pool Balance (which include two (2)
               mortgaged properties in Loan Group 1, securing 0.6% of the
               Initial Loan Group 1 Balance, and twenty-seven (27) mortgaged properties in Loan Group 2, securing 78.8% of the Initial Loan
               Group 2 Balance), are multifamily properties;

          o    Industrial - Thirty-six (36) of the mortgaged properties, which secure 9.1% of the Initial Pool Balance (and securing 10.2% of the Initial Loan Group 1 Balance), are industrial properties;

                                      S-142

          o    Self Storage - Twenty-three (23) of the mortgaged properties, which secure 5.0% of the Initial Pool Balance (and securing 5.7%
               of the Initial Loan Group 1 Balance), are self storage
               properties;

          o    Mixed Use - Eight (8) of the mortgaged properties, which secure
               3.1% of the Initial Pool Balance (and securing 3.5% of the
               Initial Loan Group 1 Balance), are mixed use properties.

          o    Manufactured Housing Community - Six (6) of the mortgaged
               properties, which secure 2.4% of the Initial Pool Balance (and securing 21.2% of the Initial Loan Group 2 Balance), are
               manufactured housing community properties; and

          o    Other - Three (3) of the mortgaged properties, which secure 2.3%
               of the Initial Pool Balance (and securing 2.6% of the Initial
               Loan Group 1 Balance), are a type of property other than those set forth in this paragraph.

          For information regarding the property types in Loan Group 1 or Loan
Group 2, see Appendix I to this prospectus supplement.

Property Location

          The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, New York,
Pennsylvania, Washington and New Jersey.

          o    Ninety-six (96) mortgaged properties, representing security for
               26.7% of the Initial Pool Balance, are located in California
               (which include ninety-one (91) mortgaged properties in Loan Group
               1, representing security for 28.4% of the Initial Loan Group 1
               Balance, and five (5) mortgaged properties in Loan Group 2, representing security for 13.3% of the Initial Loan Group 2
               Balance). Of the mortgaged properties located in California, fifty-four (54) of such mortgaged properties, representing security for 16.3% of the Initial Pool Balance, are located in
               Southern California (which include fifty-two (52) mortgaged properties in Loan Group 1, representing security for 17.4% of the Initial Loan Group 1 Balance, and two (2) mortgaged
               properties in Loan Group 2, representing security for 7.7% of the
               Initial Loan Group 2 Balance), and forty-two (42) mortgaged properties, representing security for 10.4% of the Initial Pool
               Balance, are located in Northern California (which include thirty-nine (39) mortgaged properties in Loan Group 1,
               representing security for 11.0% of the Initial Loan Group 1
               Balance, and three (3) mortgaged properties in Loan Group 2, representing security for 5.6% of the Initial Loan Group 2
               Balance). Northern California includes areas with zip codes above
               93600 and Southern California includes areas with zip codes of
               93600 and below;

          o    Sixteen (16) mortgaged properties, representing security for 9.9%
               of the Initial Pool Balance, are located in New York (which include twelve (12) mortgaged properties in Loan Group 1,
               representing security for 10.4% of the Initial Loan Group 1
               Balance, and four (4) mortgaged properties in Loan Group 2, representing security for 6.5% of the Initial Loan Group 2
               Balance);

          o    Twenty-one (21) mortgaged properties, representing security for
               8.7% of the Initial Pool Balance, are located in Pennsylvania
               (which include twenty (20) mortgaged properties in Loan Group 1, representing security for 9.6% of the Initial Loan Group 1
               Balance, and one (1) mortgaged property in Loan Group 2,
               representing security for 2.0% of the Initial Loan Group 2
               Balance);

          o    Six (6) mortgaged properties, representing security for 7.8% of the Initial Pool Balance, are located in Washington (which include three (3) mortgaged properties in Loan Group 1,
               representing security for 7.3% of the Initial Loan Group 1
               Balance, and three (3) mortgaged properties in Loan Group 2, representing security for 11.4% of the Initial Loan Group 2
               Balance); and

          o    Nine (9) mortgaged properties, representing security for 6.5% of the Initial Pool Balance, are located in New Jersey (which include five (5) mortgaged properties in Loan Group 1,
               representing security for

                                      S-143

               5.4% of the Initial Loan Group 1 Balance, and four (4) mortgaged properties in Loan Group 2, representing security for 15.4% of the Initial Loan Group 2 Balance).

          For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

          Two hundred seventeen (217) of the mortgage loans, representing 83.7%
of the Initial Pool Balance (which include one hundred eighty-five (185)
mortgage loans in Loan Group 1, representing 82.3% of the Initial Loan Group 1
Balance, and thirty-two (32) mortgage loans in Loan Group 2, representing 94.7%
of the Initial Loan Group 2 Balance), have Due Dates on the 1st day of each calendar month. Two (2) of the mortgage loans, representing 1.4% of the Initial
Pool Balance (which includes one (1) mortgage loan in Loan Group 1, representing
0.9% of the Initial Loan Group 1 Balance and one (1) mortgage loan in Loan Group
2, representing 5.3% of the Initial Loan Group 2 Balance), have Due Dates on the
3rd day of each calendar month. One (1) of the mortgage loans, representing 6.1%
of the Initial Pool Balance (and representing 6.8% of the Initial Loan Group 1
Balance), has a Due Date on the 6th day of each calendar month. One (1) of the mortgage loans, representing 7.0% of the Initial Pool Balance (and representing
7.9% of the Initial Loan Group 1 Balance), has a Due Date on the 8th day of each calendar month. One (1) of the mortgage loans, representing 1.8% of the Initial
Pool Balance (and representing 2.0% of the Initial Loan Group 1 Balance), has a
Due Dates on the 10th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including two hundred twenty-one (221) mortgage loans, representing 99.2% of the Initial
Pool Balance (which include one hundred eighty-eight (188) mortgage loans in
Loan Group 1, representing 99.1% of the Initial Loan Group 1 Balance, and thirty-three (33) mortgage loans in Loan Group 2, representing 100.0% of the
Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days and one (1)
mortgage loan, representing 0.8% of the Initial Pool Balance (and representing
0.9% of the Initial Loan Group 1 Balance), with a grace period prior to the imposition of late payment charges of 8 business days. Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this prospectus supplement which are based on the related mortgage loan documents.

Amortization

          The mortgage loans have the following amortization features:

          o    Two hundred twelve (212) mortgage loans, representing 97.6% of the Initial Pool Balance, are Balloon Loans (which include one hundred eighty (180) mortgage loans in Loan Group 1, representing
               97.5% of the Initial Loan Group 1 Balance, and thirty-two (32)
               mortgage loans in Loan Group 2, representing 99.1% of the Initial
               Loan Group 2 Balance). For purposes of this prospectus
               supplement, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or
               substantially amortized by the loan's stated maturity date or
               Anticipated Repayment Date, as applicable. Sixteen (16) of these mortgage loans, representing 10.0% of the Initial Pool Balance are mortgage loans that have an Anticipated Repayment Date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity (which include thirteen (13) mortgage loans in Loan Group 1,
               representing 9.5% of the Initial Loan Group 1 Balance and three
               (3) mortgage loans in Loan Group 2, representing 14.0% of the
               Initial Loan Group 2 Balance). These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated
               maturity date) upon which these increases occur. Two (2) of the
               Balloon Loans, representing 7.8% of the Initial Pool Balance (and representing 8.8% of the Initial Loan Group 1 Balance), referred to in this paragraph amortize principal in accordance with the schedules attached to this prospectus supplement as Schedule B1 and Schedule B2.

          o    The remaining ten (10) mortgage loans, representing 2.4% of the
               Initial Pool Balance (which include nine (9) mortgage loans in
               Loan Group 1, representing 2.5% of the Initial Loan Group 1
               Balance, and one (1) mortgage loan in Loan Group 2, representing
               0.9% of the Initial Loan Group 2 Balance), are

                                      S-144

               fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated
               maturity dates.

Prepayment Restrictions

          As of the Cut-off Date, each of the mortgage loans restricted voluntary Principal Prepayments in one of the following ways:

          o    One hundred twenty-four (124) mortgage loans, representing 56.6%
               of the Initial Pool Balance (which include one hundred two (102)
               mortgage loans in Loan Group 1, representing 54.2% of the Initial
               Loan Group 1 Balance, and twenty-two (22) mortgage loans in Loan
               Group 2, representing 75.1% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during the Lock-out
               Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging
               "government securities" as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage;

          o    Thirty-nine (39) mortgage loans, representing 15.9% of the
               Initial Pool Balance (which include thirty-two (32) mortgage loans in Loan Group 1, representing 16.4% of the Initial Loan
               Group 1 Balance, and seven (7) mortgage loans in Loan Group 2, representing 11.5% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or
               Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid;

          o    Forty-eight (48) mortgage loans, representing 15.7% of the
               Initial Pool Balance (which include forty-five (45) mortgage loans in Loan Group 1, representing 16.4% of the Initial Loan
               Group 1 Balance, and three (3) mortgage loans in Loan Group 2, representing 9.8% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or
               Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the
               certificates, to defease the mortgage loan by pledging
               "government securities" as defined above;

          o    One (1) mortgage loan, representing 7.0% of the Initial Pool
               Balance (representing 7.9% of the Initial Loan Group 1 Balance), has no Lock-out Period and permits voluntary principal
               prepayments at any time during the first twenty-five (25) monthly payment periods if accompanied by a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid and also permits the related borrower, after the initial twenty-five (25) monthly payment periods (which will be at least two years following the date of issuance of the certificates) to make voluntary principal
               prepayments if accompanied by a Yield Maintenance Charge
               calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid or to defease the mortgage loan by pledging "government securities" as defined above;

          o    Six (6) mortgage loans, representing 2.7% of the Initial Pool
               Balance (which include five (5) mortgage loans in Loan Group 1, representing 2.6% of the Initial Loan Group 1 Balance, and one
               (1) mortgage loans in Loan Group 2, representing 3.6% of the
               Initial Loan Group 2 Balance), have no Lock-out Period and permit voluntary principal prepayments if accompanied by a Prepayment
               Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid;

                                      S-145

          o    One (1) mortgage loan, representing 0.9% of the Initial Pool
               Balance (representing 1.1% of the Initial Loan Group 1 Balance), prohibits voluntary principal prepayments during a Lock-out
               Period, and following the Lock-out Period provides for a Yield
               Maintenance Charge calculated on the basis of a yield maintenance formula;

          o    One (1) mortgage loan, representing 0.7% of the Initial Pool
               Balance (representing 0.8% of the Initial Loan Group 1 Balance), prohibits voluntary principal prepayments during a Lock-out
               Period, and following the Lock-out Period permits voluntary principal prepayments during the 36th to 40th monthly payment periods if accompanied by a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and following the 40th monthly payment period until maturity, permits the related borrower to defease the mortgage loan by pledging
               "government securities" as defined above; and

          o    Two (2) mortgage loans, representing 0.4% of Initial Pool Balance
               (representing 0.4% of the Initial Loan Group 1 Balance), prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period permits voluntary principal
               prepayments during the following second or tenth monthly payment period, as the case may be, if accompanied by a Prepayment
               Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid and following those periods permit the related borrower to defease the mortgage loan by pledging "government securities"
               as defined above or make voluntary principal prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge
               calculated on the basis of a yield maintenance formula or 1% of the amount prepaid.

          Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

          With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

          o    One (1) mortgage loan, representing 7.0% of the Initial Pool
               Balance (representing 7.9% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties at any time upon prepayment of an amount equal to 115% of the allocated loan amount of the mortgaged property being released if accompanied by a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and permits the release of any of the
               mortgaged properties after a lock-out period upon the defeasance of an amount equal to 115% of the allocated loan amount of the mortgaged property being released if, in the case of either a prepayment or a defeasance, the remaining mortgaged properties debt service coverage ratio immediately following the release is not less than the greater of 1.46x and the debt service coverage ratio immediately preceding the release and the
               loan-to-value-ratio of the remaining mortgaged properties is not greater than the lesser of 65% and the loan-to-value-ratio immediately preceding the release;

          o    One (1) mortgage loan, representing 3.8% of the Initial Pool
               Balance (representing 4.3% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage after the applicable Lock-out Period upon prepayment of an amount equal to 115% of the allocated loan amount of the mortgaged property being released if the loan-to-value ratio immediately following such release is not greater than 59% and the debt service coverage ratio immediately following such release is at least equal to or greater than 1.23x (based on a
               9.30% debt service constant). Eight (8) of the related mortgaged properties may be

                                      S-146

               released at any time subject to various provisions stated in the loan agreement upon payment of 100% of the allocated loan amount of the mortgaged property being released together with a
               Prepayment Premium based on a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1%
               of the amount prepaid. In addition, the borrower is permitted to obtain the release of up to ten (10) of the related properties from the lien of the related mortgage by substituting a new property that meets certain requirements set forth in the
               mortgage loan documents, including, among other requirements, that (i) the debt service coverage ratio of all properties after substitution is not less than the debt service coverage ratio on the closing date or immediately preceding the substitution and
               (ii) the net operating income and debt service coverage ratio for the replacement property for the twelve (12) months immediately preceding the substitution is not less than the net operating income and debt service coverage ratio for the substituted property in the same period;

          o    One (1) mortgage loan, representing 0.9% of the Initial Pool
               Balance (representing 1.0% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage after the applicable Lock-out Period upon the defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released and the satisfaction of certain conditions under the mortgage loan documents, including, the debt service coverage ratio of the remaining properties immediately following the release is at least equal to or greater than 1.30x and the loan-to-value-ratio of the remaining mortgaged properties immediately following the release is not greater than 70%;

          o    One (1) mortgage loan, representing 0.6% of the Initial Pool
               Balance (and representing 0.7% of the Initial Loan Group 1
               Balance), permits the borrower to release a portion of the mortgaged property from the lien of the mortgage at any time upon prepayment of an amount equal to 120% of the allocated loan amount of the mortgaged property being released if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid and (i) the remaining properties debt service coverage ratio immediately following the release is not less than
               1.38x and (ii) the loan-to-value-ratio of the remaining mortgaged properties is not greater than 65%;

          o    One (1) mortgage loan, representing 0.4% of the Initial Pool
               Balance (representing 0.5% of the Initial Loan Group 1 Balance)
               permits the release of a portion of the mortgaged property through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) payment of an amount equal to 125% of the specified release price, (ii) the LTV immediately following the release is not greater than 60% and
               (iii) the DSCR immediately following the release is at least equal to or greater than 1.80x; and

          o    Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without
               Prepayment Premium or defeasance requirements commencing one (1)
               to sixty-one (61) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

          The method of calculation of any Prepayment Premium or Yield
Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

          In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

          See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield
Maintenance Charge which will vary for any mortgage loan.

                                      S-147

Non-Recourse Obligations

          The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the mortgage loans, any Serviced Companion
Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

          Five (5) of the mortgage loans, representing 17.8% of the Initial Pool
Balance (which include four (4) mortgage loans in Loan Group 1, representing
19.4% of the Initial Loan Group 1 Balance and one (1) mortgage loan in Loan
Group 2, representing 5.3% of the Initial Loan Group 2 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan Nos. 1 - 17 (the
"Chesterbrook/Glenhardie Portfolio Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $120,000,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the
"Chesterbrook/Glenhardie Portfolio B Note"), that had an outstanding principal balance as of the Cut-Off Date of $55,000,000. Mortgage Loan No. 18 (the
"Alderwood Mall Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of $103,268,302, is secured by the related mortgaged property on a pari passu basis with another note (the "Alderwood Mall
Companion Loan"), which had an outstanding principal balance as of the Cut-Off
Date of $107,483,334, and which also secures a subordinated B Note (the
"Alderwood Mall B Note") that had an outstanding principal balance as of the
Cut-Off Date of $54,419,436. In addition, the Alderwood Mall Pari Passu Loan has related mezzanine financing in the original principal amount of $35,000,000.
Mortgage Loan Nos. 19 - 43 (the "Mervyns Portfolio Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of
$64,190,000, is secured by the related mortgaged property on a pari passu basis with another note (the "Mervyns Portfolio Companion Loan"), that had outstanding principal balance as of the Cut-Off Date of $66,810,000. Mortgage Loan No. 91
(the "College Park Apartments A/B Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $10,400,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the
"College Park Apartments B Note"), that had an outstanding principal balance as of the Cut-Off Date of $500,000. See "Servicing of the Mortgage Loans--Servicing
of the Alderwood Mall Loan Group, the Mervyns Portfolio Loan Group and the A/B
Mortgage

                                      S-148

Loans." In addition, Mortgage Loan No. 133, which had an outstanding principal balance as of the cut-off date of $5,000,000, is secured by the related mortgaged property, which also secures a subordinated second lien loan that had an outstanding principal balance as of the Cut-Off Date of $2,784,000.

          Five (5) of the mortgage loans, representing 3.3% of the Initial Pool
Balance (which include two (2) mortgage loans in loan group 1, representing 2.4%
of the Initial Loan Group 1 Balance, and three (3) mortgage loans in loan group
2, representing 10.2% of the Initial Loan Group 2 Balance), permit the related borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio ("DSCR")
and loan-to-value ("LTV") tests are satisfied. With respect to Mortgage Loan No.
49, future secured, subordinated financing is allowed if the combined DSCR is greater than 1.75x and the combined LTV in less than 75%. With respect to
Mortgage Loan No. 81, future secured, subordinated financing is allowed if the combined DSCR is greater than 1.34x based on a 10% constant and 1.75x on actual and the combined LTV does not exceed 55%. With respect to Mortgage Loan No. 83, future secured, subordinated financing is allowed if the combined DSCR is not less than 1.55x and the combined LTV in not greater than 75%. With respect to
Mortgage Loan No. 137, future secured, subordinated financing is allowed if the combined DSCR is greater than 1.60x based on a 10% constant and 2.30x on actual and the combined LTV does not exceed 45%. With respect to Mortgage Loan No. 204, future secured, subordinated financing is allowed if the combined DSCR is greater than 1.00x based on a 10% constant and 1.40x on actual and the combined
LTV does not exceed 70%.

          Seventeen (17) of the mortgage loans, representing 19.5% of the
Initial Pool Balance (which include eleven (11) mortgage loans in Loan Group 1, representing 20.0% of the Loan Group 1 Balance, and six (6) mortgage loan in
Loan Group 2, representing 15.4% of the Loan Group 2 Balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

          In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a Yield Maintenance Charge or Prepayment
Premium. Accordingly, such purchase (if made prior to the maturity date or
Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

          The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

          Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

The Tropicana Loan Group

          Mortgage Loan No. 133 (referred to herein as the "Tropicana Mortgage
Loan") had an outstanding principal balance as of the Cut-Off Date of
$5,000,000, representing 0.3% of the Initial Pool Balance (and representing 0.3%
of the Initial Loan Group 1 Balance). The related mortgaged property also secures a subordinated mortgage (the "Tropicana Subordinated Loan") that had an outstanding principal balance as of the Cut-Off Date of $2,784,000.

                                      S-149

          The Tropicana Subordinated Loan is currently held by Alliance Bank, but may be sold or further divided at any time (subject to compliance with the subordination agreement referred to in the next paragraph and obtaining the written consent of the holder of the Tropicana Mortgage Loan). The Tropicana
Subordinated Loan or a portion of such note may be included in a future securitization. The Tropicana Mortgage Loan and the Tropicana Subordinated Loan
are collectively referred to herein as the "Tropicana Loan Group." The Tropicana
Mortgage Loan is included in the trust. The Tropicana Loan Group will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make servicing advances in respect of the mortgaged property securing the
Tropicana Loan Group, but will make P&I advances only in respect of the
Tropicana Mortgage Loan, and will remit collections on the Tropicana Mortgage
Loan to, or on behalf of, the trust.

          Distributions. Under the terms of the Tropicana Subordination
Agreement, the holder of the Tropicana Subordinated Loan's right to payments is subordinated to the rights of the holder of the Tropicana Mortgage Loan and any of the holder of the Tropicana Mortgage Loan's debt. The holder of the Tropicana
Subordinated Loan agrees that it will not (i) demand, sue for or commence any legal proceeding to collect any of its subordinate debt, accelerate its payment, or commence a bankruptcy action without the written consent of the holder of the
Tropicana Mortgage Loan or until the Tropicana Mortgage Loan has been paid in full; (ii) receive or be entitled to receive any portion of its debt at any time during which a default exists with respect to Tropicana Mortgage Loan or the holder of the Tropicana Subordinated Loan is in breach of its obligations under the Tropicana Subordination Agreement; (iii) receive or be entitled to receive any portion of its debt, except to the extent paid from excess cash flow; or
(iv) accept or obtain any lien, pledge or security interest as security for its debt. The holder of the Tropicana Subordinated Loan is entitled to retain and distribute any payments received by the related mortgage borrower in accordance with the terms of the Tropicana Subordination Agreement prior to the events described in clause (ii) above.

          Rights of the Holder of the Tropicana Subordinated Loan

          The holder of the Tropicana Subordinated Loan has certain rights under the Tropicana Subordination Agreement, including, among others, the following:

          Option to Cure Defaults Under Tropicana Loan Group. The holder of the
Tropicana Subordinated Loan has the right to cure monetary events of default with respect to the Tropicana Mortgage Loan, within 10 business days of receipt by the holder of the Tropicana Subordinated Loan of notice of the event of default; provided, however, that if the holder of the Tropicana Subordinate Loan elects to cure such monetary default, such holder agrees (x) to indemnify, defend and hold harmless the holder of the Tropicana Mortgage Loan for all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements arising under any servicing agreement applicable to the related mortgage loan to the extent imposed on, incurred by or asserted against the holder of the Tropicana Mortgage Loan due to or arising from such cure period;
(y) reimburse the holder of the Tropicana Mortgage Loan for any interest charged on any advances during the cure period; and (z) if the monetary default is not cured within the cure period but is thereafter cured by the holder of the
Tropicana Subordinate Loan, to pay the holder of the Tropicana Mortgage Loan the excess of interest accruing at the applicable default rate over interest accruing at the applicable interest rate under the related mortgage loan for the number of days that such default continued uncured less any amounts paid by the holder of the Tropicana Subordinate Loan under (y) above. The right to cure monetary events of default is only available for six consecutive months.

          The holder of the Tropicana Subordinate Loan is not required, in order to effect a cure, to pay any late charge or interest at the default rate under the related mortgage loan documents, and no late charges or interest at the applicable default rate will accrue against such holder for such period.

          Option to Purchase the Tropicana Mortgage Loan. The holder of the
Tropicana Subordinated Loan has the right at any time that the Tropicana
Mortgage Loan is in monetary default or non-monetary default that is subject to enforcement action and remains in default or if the Tropicana Mortgage Loan is a
Specially Serviced Mortgage Loan as a result of an event of default, upon 10 days' prior written notice to the holder of the Tropicana Mortgage Loan to purchase the Tropicana Mortgage Loan in whole, but not in part, at a price generally equal to the unpaid principal balance of the Tropicana Mortgage Loan, plus accrued and unpaid interest, fees and all other related expenses set forth in the Tropicana Subordination Agreement.

                                      S-150

          For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

          We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

Loan Purpose

          Fifty-nine (59) of the mortgage loans we intend to include in the
Trust, representing 31.5% of the Initial Pool Balance (which include fifty-four
(54) mortgage loans in Loan Group 1, representing 33.5% of the Loan Group 1
Balance, and five (5) mortgage loans in Loan Group 2, representing 16.6% of the
Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred sixty-three (163) of the mortgage loans, representing 68.5% of the
Initial Pool Balance (which include one hundred thirty-five (135) mortgage loans in Loan Group 1, representing 66.5% of the Loan Group 1 Balance, and twenty-eight (28) mortgage loan in Loan Group 2, representing 83.4% of the Loan
Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

          Six (6) of the mortgage loans, representing 3.6% of the Initial Pool
Balance (which include five (5) mortgage loans in Loan Group 1, representing
3.3% of the Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 6.1% of the Loan Group 2 Balance), have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrower does not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loan. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

          Sixteen (16) mortgage loans, representing 10.0% of the Initial Pool
Balance (which include thirteen (13) mortgage loans in Loan Group 1, representing 9.5% of the Loan Group 1 Balance, and three (3) mortgage loans in
Loan Group 2, representing 14.0% of the Loan Group 2 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its
Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the revised rate for that mortgage loan rather than at the initial rate. In addition, funds on deposit in lock box accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

          Forty-one (41) of the mortgage loans, representing 41.2% of the
Initial Pool Balance (which include thirty-eight (38) mortgage loans in Loan
Group 1, representing 44.7% of the Initial Loan Group 1 Balance, and three (3)
mortgage loans in Loan Group 2, representing 14.0% of the Initial Loan Group 2
Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

                                      S-151

          Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related
               borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain
               transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
               forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust
               according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be
               established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

                                      S-152

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

          In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

          The appraisals for certain of the mortgaged properties state a
"stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the footnotes to Appendix II to this prospectus supplement.

Environmental Assessments

          An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

          In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where

                                      S-153

seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

          Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

          In the case of forty-five (45) mortgaged properties, securing mortgage loans representing approximately 5.9% of the Initial Pool Balance (and representing 5.9% of the Initial Loan Group 1 Balance), the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of approximately $5,300,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

          In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

          o    if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real
               property, the insurer will indemnify the insured for the
               outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

          o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

          o    if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

          The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an

                                      S-154

amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed $5,000,000 and the total claims under the group policy is subject to a maximum of $33,090,000. There is no deductible under the policy.

          The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

          The secured creditor impaired property policy will be issued by
Steadfast Insurance Company, an affiliate of Zurich North America.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

          For purposes of the tables in Appendix I and for the information presented in Appendix II, Appendix III and Appendix IV:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable
               Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix
               II, Appendix III and Appendix IV, the "Debt Service Coverage
               Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service
               Coverage Ratio (unless otherwise indicated) reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate
               indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan. The Debt Service
               Coverage Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the
               indebtedness under the related mortgage loan, but not the
               subordinated, second lien indebtedness.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information
               provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing
               commission and tenant improvement reserves.

                                      S-155

               The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating
               statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

               Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
               mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
               borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in
               determining the presented operating information.

               The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (2)  References to "DSCR Post IO Period" are references to "Debt
               Service Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
               Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or
               "DSCR Post IO Period" for any mortgage loan is calculated
               pursuant to the definition of those terms under the "Glossary of
               Terms" in this prospectus supplement. For purposes of the
               information presented in this prospectus supplement, the Debt
               Service Coverage Ratio Post IO Period (unless otherwise
               indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and
               interest for the remaining term of the mortgage loan, the
               annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

          (3)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
               Appendix IV, the "Cut-off Date LTV," "Cut-off Date
               Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any
               mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus
               supplement. For

                                      S-156

               purposes of the information presented in this prospectus
               supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related
               Non-Serviced Companion Mortgage Loan. The loan-to-value
               information in this prospectus supplement with respect to any A/B
               Mortgage Loan reflects the indebtedness under the related
               mortgage loan, but not the indebtedness on the related B Note.
               The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related
               mortgage loan, but not the subordinated, second lien
               indebtedness.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals."

               When information with respect to mortgaged properties is
               expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (4)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

          The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

          The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

                                      S-157

          If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

          o    the outstanding principal balance of the related mortgage loan;
               and

          o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

          If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

          In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination

                                      S-158

and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk Factors--The Absence Of
Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect
Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

          On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

          The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

          The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

          In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

          (2) such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3) no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

          (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

          (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

                                      S-159

          (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

          (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

          (9) the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

          (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan
Purchase Agreement;

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

          (16) the related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

          (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

                                      S-160

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

          (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

          If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

          If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

          o    repurchase the affected mortgage loan from the trust at the
               Purchase Price; or

          o    at its option, if within the two-year period commencing on the
               Closing Date, replace such mortgage loan with a Qualifying
               Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

          The related mortgage loan seller must cure any Material Document
Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

                                      S-161

          The foregoing obligations of any mortgage loan seller to cure a
Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

          If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage
Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans ("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the
case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be)
shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such
Crossed Mortgage Loan in accordance with the provisions of the applicable
Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document
Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the debt service coverage ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage
Loans (including the Affected Loans(s)) set forth in Appendix II of this prospectus supplement and (B) the debt service coverage ratio for all such
Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected
Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed
Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II of this prospectus supplement plus 10% and (B) the loan-to-value ratio for all such
Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller
(such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

          With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment

                                      S-162

of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered. Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in the certification required to be delivered by the trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

          Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

          Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

          On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

          Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-

                                      S-163

servicer after the Closing Date without the Depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary
Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

          The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

          o    a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
               Adviser, the Depositor and the trustee;

          o    the master servicer or special servicer bears all costs
               associated with its resignation and the transfer of servicing;
               and

          o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
               qualification of the then current ratings on the certificates.

          Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

          The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

          The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

          The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

          Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" in this prospectus supplement (generally regarded as "Servicing Transfer
Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible

                                      S-164

for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially Serviced Mortgage
Loan" in the "Glossary of Terms" to this prospectus supplement.

          A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

          The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

          The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

          The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE ALDERWOOD MALL LOAN GROUP, THE MERVYNS PORTFOLIO LOAN GROUP AND
THE A/B MORTGAGE LOANS

THE ALDERWOOD MALL LOAN GROUP

          Mortgage Loan No. 18 (the "Alderwood Mall Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $103,268,302, representing 6.1% of the Initial Pool Balance (and representing 6.8% of the
Initial Loan Group 1 Balance), is secured by the same mortgaged properties on a pari passu basis with another note (the "Alderwood Mall Companion Loan"), and a subordinate note (the "Alderwood Mall B Note"). The Alderwood Mall Pari Passu
Loan and the Alderwood Mall Companion Loan and the Alderwood Mall B Note have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Alderwood Mall Companion Loan are identical to those of the Alderwood Mall
Pari Passu Loan. Payments from the borrower under the Alderwood Mall Loan Group will be applied on a pari passu basis to the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan. The Alderwood Mall B Note had an outstanding principal balance as of the Cut-Off Date of $54,419,436. The Alderwood Mall
Companion Loan and the Alderwood Mall B Note are not assets of the trust.

          The Alderwood Mall Companion Loan is included in a securitization known as the Morgan Stanley Capital I Trust 2006-TOP21 ("MSCI 2006-TOP21"). The
Alderwood Mall Loan Group is currently being serviced pursuant to the MSCI
2006-TOP21 Pooling and Servicing Agreement. Terms of the intercreditor agreements between the holders of the Alderwood Mall Pari Passu Loan, the holders of the Alderwood Mall Companion Loan and the holders of the Alderwood
Mall B Note provide that for so long as the Alderwood Mall Companion Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, will be obligated to administer the Alderwood Mall Pari
Passu Loan and the Alderwood Mall B Note consistently with the terms of the related intercreditor agreements and the MSCI 2006-TOP21 Pooling and Servicing
Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the Alderwood Mall Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be

                                      S-165

recoverable from collections on the Alderwood Mall Pari Passu Loan. The MSCI
2006-TOP21 Master Servicer or the MSCI 2006-TOP21 Trustee, as applicable, are required to make Servicing Advances on the Alderwood Mall Loan Group unless the
MSCI 2006-TOP21 Master Servicer, the MSCI 2006-TOP21 Special Servicer or the
MSCI 2006-TOP21 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the Alderwood Mall Loan Group.

Alderwood Mall Pari Passu Loan and Alderwood Mall Companion Loan Intercreditor
Agreement

          The holders of the Alderwood Mall Pari Passu Loan and the Alderwood
Mall Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Alderwood Mall Pari Passu
Loan and the Alderwood Mall Companion Loan and provides, in general, that:

          Distributions. The Alderwood Mall Pari Passu Loan and the Alderwood
Mall Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;

          All payments, proceeds and other recoveries on or in respect of the
Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan will be applied to the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the
MSCI 2006-TOP21 Master Servicer, the MSCI 2006-TOP21 Special Servicer, the MSCI
2006-TOP21 Trustee and any fiscal agent and any of the master servicer, the special servicer or the trustee with respect to the Alderwood Mall Pari Passu
Loan, in accordance with the terms of the MSCI 2006-TOP21 Pooling and Servicing
Agreement or the Pooling and Servicing Agreement, as applicable); and

          Consultation and Consent. The MSCI 2006-TOP21 Special Servicer is
required to consult with the special servicer under the Pooling and Servicing
Agreement (who shall consult with the majority certificateholder of the
Controlling Class) with respect to any proposed action that requires approval of the majority certificateholder of the Controlling Class. The special servicer under the Pooling and Servicing Agreement (and majority certificateholders of the Controlling Class) have two fifteen (15) business day periods to consult with the MSCI 2006-TOP21 Special Servicer. If the special servicer under the
Pooling and Servicing Agreement and the MSCI 2006-TOP21 Special Servicer are
unable to agree on the appropriate course of action by the end of such review periods, then the MSCI 2006-TOP21 Special Servicer shall decide, in accordance with the servicing standard under the MSCI 2006-TOP21 Pooling and Servicing
Agreement, what course of action to follow. If the MSCI 2006-TOP21 Special
Servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the MSCI 2006-TOP21 Special Servicer shall decide in accordance with the servicing standard under the MSCI 2006-TOP21 Pooling and
Servicing Agreement what course of action to take.

          Sale of Defaulted Mortgage Loan. In addition, under the MSCI
2006-TOP21 Pooling and Servicing Agreement, if the Alderwood Mall Companion Loan
is subject to a fair value purchase option, then any holder of that option will also be required to purchase the Alderwood Mall Pari Passu Loan in connection with the exercise of that option.

          Termination of the Master Servicer or Special Servicer. If an event of default under the MSCI 2006-TOP21 Pooling and Servicing Agreement occurs, is continuing and has not been remedied, the MSCI 2006-TOP21 Depositor or the MSCI
2006-TOP21 Trustee may, and upon written direction from the holders of at least
51% of all of the certificates issued pursuant to the MSCI 2006-TOP21 Pooling and Servicing Agreement or the Depositor, to the extent that it is affected by such event of default, the MSCI 2006-TOP21 Trustee will, terminate the MSCI
2006-TOP21 Master Servicer or MSCI 2006-TOP21 Special Servicer with respect to the Alderwood Mall Loan Group, as applicable, if such party is the defaulting party.

          Alderwood Mall Loan B Note Intercreditor Agreement

          Payments. Under the terms of the Alderwood Mall B Note intercreditor agreement, prior to (i) the occurrence and continuance of a monetary event of default (or if a monetary event of default has occurred and is continuing but the holder of the Alderwood Mall B Note is exercising or has indicated its intention to exercise its

                                      S-166

cure rights in accordance with the related intercreditor agreement and thereafter actually exercises such rights as and when required under the related intercreditor agreement, then prior to the expiration of the cure periods therein), (ii) the acceleration of the Alderwood Mall Loan Group, (iii) the
Alderwood Mall Loan Group becoming a specially serviced mortgage loan under the
MSCI 2006-TOP21 Pooling and Servicing Agreement (unless the Alderwood Mall Loan
Group is a rehabilitated loan) that is in default or (iv) the occurrence of the maturity date (unless the related borrower continues making payments and satisfies the refinancing tests set out in the related intercreditor agreement), or if the Alderwood Mall Loan Group is a rehabilitated loan, in each case after payment or reimbursement of all amounts that are then due and payable pursuant to the MSCI 2006-TOP21 Pooling and Servicing Agreement to the MSCI 2006-TOP21
Master Servicer and the MSCI 2006-TOP21 Special Servicer, including without limitation the servicing fees, trust fund expenses, reimbursement of advances and interest thereon at the rate specified in the MSCI 2006-TOP21 Pooling and
Servicing Agreement, all payments and proceeds (of whatever nature, including, without limitation, proceeds under title, hazard or other insurance policies, condemnation awards and payments received in connection with a defeasance of the
Alderwood Mall Loan Group) received with respect to the Alderwood Mall Loan
Group (including amounts received by the master servicer or the special servicer pursuant to the MSCI 2006-TOP21 Pooling and Servicing Agreement, but excluding any amounts for required reserves or escrows required by the related loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged property or released to the related borrower in accordance with the terms of the related loan documents and excluding any principal prepayment of holder of the Alderwood Mall B Note made and any yield maintenance premium related thereto in connection with a defeasance of the
Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan) will be paid:

          o    first, pari passu to the holders of the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan, in an amount equal to the accrued and unpaid interest on the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan at the net rate for the Alderwood Mall Pari Passu Loan and the Alderwood Mall
               Companion Loan;

          o    second, pari passu to the holders of the Alderwood Mall Pari
               Passu Loan and the Alderwood Mall Companion Loan, in an amount equal to (i) scheduled principal payments due in respect of the
               Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
               Loan and (ii) their pro rata portion of all other principal payments on the Alderwood Mall Pari Passu Loan and the Alderwood
               Mall Companion Loan (based on the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan principal balance and the
               Alderwood Mall B Note principal balance immediately prior to such date of payment), to be applied in reduction of the Alderwood
               Mall Pari Passu Loan and the Alderwood Mall Companion Loan
               principal balance (excluding any principal prepayment of the
               Alderwood Mall B Note made and yield maintenance premium related thereto in connection with a defeasance of the Alderwood Mall
               Pari Passu Loan and the Alderwood Mall Companion Loan);

          o    third, to the holder of the Alderwood Mall B Note, up to the aggregate amount of all payments made by the holder of the
               Alderwood Mall B Note in connection with the exercise of its cure rights under the related intercreditor agreement;

          o    fourth, to the holder of the Alderwood Mall B Note, in an amount equal to the accrued and unpaid interest on the Alderwood Mall B
               Note principal balance at the net rate for the Alderwood Mall B
               Note;

          o    fifth, to the holder of the Alderwood Mall B Note, in an amount equal to (i) scheduled principal payments due in respect of
               Alderwood Mall B Note and (ii) its pro rata portion of all other principal payments on the Alderwood Mall Loan Group (based on the principal balance of the Alderwood Mall Pari Passu Loan and the
               Alderwood Mall Companion Loan and the Alderwood Mall B Note
               principal balance immediately prior to such date of payment), to be applied in reduction of the Alderwood Mall B Note principal balance (excluding any principal prepayment of the Alderwood Mall
               B Note made and yield maintenance premium related thereto in connection with a defeasance of the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan);

          o    sixth, pari passu to the holder of the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan, an amount equal to the yield maintenance premium due in respect of Alderwood

                                      S-167

               Mall Pari Passu Loan and the Alderwood Mall Companion Loan in
               accordance with the loan documents;

          o    seventh, to the holder of the Alderwood Mall B Note, an amount equal to the yield maintenance premium due in respect of
               Alderwood Mall B Note in accordance with the loan documents
               (other than in connection with a defeasance of Alderwood Mall
               Pari Passu Loan and the Alderwood Mall Companion Loan and related prepayment of the Alderwood Mall B Note);

          o    eighth, any default interest in excess of the interest paid in accordance with clauses first and fourth above, to the extent actually paid by the related borrower, shall be paid to the holders of the Alderwood Mall Pari Passu Loan and the Alderwood
               Mall Companion Loan and the holder of the Alderwood Mall B Note on a pro rata basis (based on the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan principal balance and the
               Alderwood Mall B Note principal balance immediately prior to such date of payment), to the extent not payable to another party pursuant to the MSCI 2006-TOP21 Pooling and Servicing Agreement;

          o    ninth, any late payment charges, to the extent actually paid by the related borrower, shall be paid to the holders of the
               Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
               Loan and the holder of the Alderwood Mall B Note on a pro rata basis (based on the Alderwood Mall Pari Passu Loan and the
               Alderwood Mall Companion Loan principal balance and the Alderwood
               Mall B Note principal balance immediately prior to such date of payment), to the extent not payable to another party pursuant to the MSCI 2006-TOP21 Pooling and Servicing Agreement; and

          o    tenth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower and not otherwise applied in accordance with the above payment
               priorities, such amount shall be paid to the holders of the
               Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
               Loan and the holder of the Alderwood Mall B Note, pro rata (based on the initial Alderwood Mall Pari Passu Loan and the Alderwood
               Mall Companion Loan principal balance and the initial Alderwood
               Mall B Note principal balance).

          Following the occurrence and continuance of a monetary event of default (which remains uncured after the expiration of any applicable cure period), the acceleration of the Alderwood Mall Loan Group, the Alderwood Mall
Loan Group becoming a Specially Serviced Mortgage Loan under the MSCI 2006-TOP21
Pooling and Servicing Agreement (unless the Alderwood Mall Loan Group is a rehabilitated loan) that is in default, the occurrence of the maturity date (as defined in the related loan documents) or a foreclosure (or deed in lieu of foreclosure) on the related mortgaged property, in each case after payment or reimbursement of all amounts that are then due and payable pursuant to the MSCI
2006-TOP21 Pooling and Servicing Agreement to the MSCI 2006-TOP21 Master
Servicer and the MSCI 2006-TOP21 Special Servicer, including without limitation servicing fees, additional trust fund expenses, reimbursement of advances and interest thereon at the rate specified in the MSCI 2006-TOP21 Pooling and
Servicing Agreement, all payments and proceeds (of whatever nature, including, without limitation, proceeds under title, hazard or other insurance policies, condemnation awards and payments received in connection with a defeasance of the
Alderwood Mall Loan Group) received with respect to the Alderwood Mall Loan
Group (including amounts received by the master servicer or the special servicer pursuant to the MSCI 2006-TOP21 Pooling and Servicing Agreement, but excluding any amounts for required reserves or escrows required by the related loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged property or released to the related borrower in accordance with the terms of the related loan documents and excluding any principal prepayment of Alderwood Mall B Note made, and yield maintenance premium related thereto, in connection with a defeasance of Alderwood Mall Pari
Passu Loan and the Alderwood Mall Companion Loan) will be paid:

          o    first, pari passu to the holders of the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan, in an amount equal to the accrued and unpaid interest on the Alderwood Mall Pari Passu
               Loan and the Alderwood Mall Companion Loan at the net rate for the Alderwood Mall Pari Passu Loan and the Alderwood Mall
               Companion Loan;

                                      S-168

          o    second, to the holders of the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan, pro rata, in an amount equal to the Alderwood Mall Pari Passu Loan and the Alderwood Mall
               Companion Loan principal balance, until such amount has been paid in full;

          o    third, to the holder of the Alderwood Mall B Note, up to the aggregate amount of all payments made by the holder of the
               Alderwood Mall B Note in connection with the exercise of its cure rights under the intercreditor agreement;

          o    fourth, to the holder of the Alderwood Mall B Note, in an amount equal to the accrued and unpaid interest on the Alderwood Mall B
               Note principal balance at the net rate for the Alderwood Mall B
               Note;

          o    fifth, to the holder of the Alderwood Mall B Note in an amount equal to the Note B Principal Balance, until such amount has been paid in full;

          o    sixth, to the holders of the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan, an amount equal to the Yield
               Maintenance Premium due in respect of the Alderwood Mall Pari
               Passu Loan and the Alderwood Mall Companion Loan in accordance with the related loan documents;

          o    seventh, to the holder of the Alderwood Mall B Note, an amount equal to the yield maintenance premium due in respect of the
               Alderwood Mall B Note in accordance with the related loan
               documents;

          o    eighth, any default interest in excess of the interest paid in accordance with clauses first and fourth of this paragraph, to the extent actually paid by the related borrower, shall be paid to the holders of the Alderwood Mall Pari Passu Loan and the
               Alderwood Mall Companion Loan and the holder of the Alderwood
               Mall B Note on a pro rata basis (based on the Alderwood Mall Pari
               Passu Loan and the Alderwood Mall Companion Loan principal balance and the Alderwood Mall B Note principal balance
               immediately prior to such date of payment), to the extent not payable to another party pursuant to the MSCI 2006-TOP21 Pooling and Servicing Agreement;

          o    ninth, any late payment charges, to the extent actually paid by the related borrower, shall be paid to the holders of the
               Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
               Loan and the holder of the Alderwood Mall B Note on a pro rata basis (based on the Alderwood Mall Pari Passu Loan and the
               Alderwood Mall Companion Loan principal balance and the Alderwood
               Mall B Note principal balance immediately prior to such date of payment), to the extent not payable to another party pursuant to the MSCI 2006-TOP21 Pooling and Servicing Agreement; and

          o    tenth, if any excess amount is paid by the related borrower and is not required to be returned to the borrower and not otherwise applied in accordance with this paragraph, such amount shall be paid to the holders of the Alderwood Mall Pari Passu Loan and the
               Alderwood Mall Companion Loan and the holder of the Alderwood
               Mall B Note, pro rata (based on the initial Alderwood Mall Pari
               Passu Loan and the Alderwood Mall Companion Loan principal balance and the initial Alderwood Mall B Note principal balance).

Rights of the Holders of the Alderwood Mall B Note and the Alderwood Mall Pari
Passu Loan and Alderwood Mall Companion Loan

          Except under the circumstances described below in this section, the applicable master servicer and the special servicer for the Alderwood Mall Loan
Group will be required to obtain the consult with the holder of the Alderwood
Mall B Note and shall not take any of the following unless and until the holder of the Alderwood Mall B Note has approved (or is deemed to have approved) such action:

          o    any modification of, or waiver with respect to, the Alderwood
               Mall Loan Group that would result in the extension of the
               maturity date or extended maturity date thereof, a discounted pay-off of the Alderwood Mall Loan Group, a reduction in the interest rate borne thereby or the monthly debt

                                      S-169

               service payment or a deferral or a forgiveness of interest on or principal of the Alderwood Mall Loan Group or a modification or waiver of any other monetary term of the Alderwood Mall Loan
               Group (other than default interest) or a modification or waiver of any provision of the Alderwood Mall Loan Group which restricts the related borrower or its equity owners from incurring
               additional indebtedness, or any other material non-monetary term of the Alderwood Mall Loan Group;

          o    any acceptance of an assumption agreement releasing the related borrower from liability under the Alderwood Mall Loan Group;

          o    any foreclosure upon or comparable conversion of the ownership of the related mortgaged property or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

          o    any release of collateral for the Alderwood Mall Loan Group
               (other than in accordance with the terms thereof);

          o    any determination to bring the related mortgaged property
               securing the Alderwood Mall Loan Group into compliance with applicable environmental laws;

          o    any acceptance of substitute or additional collateral for the
               Alderwood Mall Loan Group (other than in accordance with the terms thereof);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          o    any proposed sale of the Alderwood Mall Loan Group following the occurrence of a default or of the related mortgaged property after it becomes REO Property;

          o    any renewal or replacement of the then existing insurance
               policies to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if approval is required by the loan documents;

          o    any approval of a material capital expenditure, if approval is required by the loan documents;

          o    any replacement of the property manager, if approval is required by the loan documents;

          o    any approval of the incurrence of additional indebtedness secured by the related mortgaged property, if approval is required by the loan documents; and

          o    any adoption or approval of a plan in bankruptcy of the related borrower.

          The holder of the Alderwood Mall B Note shall provide the MSCI
2006-TOP21 Master Servicer and the MSCI 2006-TOP21 Special Servicer with its response to any of the foregoing proposed actions within ten (10) business days after its receipt of any such proposal and any back-up materials and shall be deemed to have given its approval if no response is received within such ten
(10) business days.

          Alderwood Mall B Note Purchase Option. Upon the termination of the cure periods specified in the related intercreditor agreement, or if the holder of the Alderwood Mall B Note has exhausted its cure rights thereunder, the holder of the Alderwood Mall B Note shall have the right, prior to any other party, with forty-five (45) days prior written notice, to purchase the Alderwood
Mall Pari Passu Loan and Alderwood Mall Companion Loan at a purchase price equal to the outstanding principal balance on the Alderwood Mall Pari Passu Loan and
Alderwood Mall Companion Loan less any P&I Advances made by the holder of the
Alderwood Mall B Note, plus accrued and unpaid interest, any unreimbursed
Advances, any special servicing fees, and any other trust fund expenses related to the Alderwood Mall Pari Passu Loan and Alderwood Mall Companion Loan (the
"Alderwood Mall Purchase Price")

                                      S-170

(provided that, at the time of such purchase, an event of default shall then be continuing). The Defaulted Loan Purchase Price shall be determined by the special servicer.

          Alderwood Mall B Note Cure Rights. The holders of the Alderwood Mall B
Note have the rights to cure defaults under the Alderwood Mall Loan Group loan documents: (i) in the event that the related borrower fails to make any scheduled payment due under the related loan documents on the applicable due date; (ii) in the event of any default in the payment of any unscheduled amounts by Alderwood Mall LLC; and (iii) in the event of a default by Alderwood Mall LLC under the related loan documents which is not a monetary event of default.

          Without the prior written consent of the master servicer or special servicer, as applicable, the holder of the Alderwood Mall B Note shall not have the right to cure (i) more than four (4) consecutive payment defaults within any twelve (12) month period or (ii) more than five (5) payment defaults in the aggregate within any twelve (12) month period. For purposes of this paragraph, a default that is cured by Alderwood Mall LLC shall not constitute cure of such default by the holder of the Alderwood Mall B Note.

THE MERVYNS PORTFOLIO LOAN GROUP

          Mortgage Loan Nos. 19 - 43 ("the Mervyns Portfolio Pari Passu Loan"),
which, as of the cut-off date, had an unpaid principal balance of $64,190,000 and represents 3.8% of the Initial Pool Balance (and representing 4.3% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, another note that is not included in the trust (the "Mervyns Portfolio Companion Loan," and together with the Mervyns Portfolio Pari Passu Loan, the "Mervyns Portfolio Loan
Group") and which had an original outstanding principal balance of $66,810,000.
The Mervyns Portfolio Companion Loan has the same interest rate, maturity date and amortization terms as the Mervyns Portfolio Pari Passu Loan. The holders of the Mervyns Portfolio Loan Group, together with BSCMI entered into an intercreditor agreement. That intercreditor agreement generally provides (among other things) for the following:

          o    the Mervyns Portfolio Loan Group are of equal priority with each other and no portion of any of them will have priority or
               preference over the other;

          o    the MSCI 2006-TOP21 Pooling and Servicing Agreement and the
               related intercreditor agreement will exclusively govern the servicing and administration of the Mervyns Portfolio Loan Group
               (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Mervyns Portfolio Loan
               Group will be effected in accordance with the MSCI 2006-TOP21
               Pooling and Servicing Agreement) and the MSCI 2006-TOP21 Trustee
               (or the MSCI 2006-TOP21 Master Servicer or MSCI 2006-TOP21
               Special Servicer on its behalf) has the exclusive right to exercise remedies with respect to the Mervyns Portfolio Loan
               Group, including, without limitation, seeking foreclosure;

          o    the controlling class representative appointed pursuant to the
               MSCI 2006-TOP21 Pooling and Servicing Agreement will act as controlling class representative with respect to the Mervyns
               Portfolio Loan Group and have all rights with respect to the
               Mervyns Portfolio Loan Group set forth in the MSCI 2006-TOP21
               Pooling and Servicing Agreement;

          o    all payments, proceeds and other recoveries on or in respect of the Mervyns Portfolio Pari Passu Loan and/or the Mervyns
               Portfolio Companion Loan (in each case, subject to the rights of the MSCI 2006-TOP21 Master Servicer, the MSCI 2006-TOP21 Special
               Servicer, the MSCI 2006-TOP21 Depositor or the MSCI 2006-TOP21
               Trustee to payments and reimbursements pursuant to and in
               accordance with the terms of the MSCI 2006-TOP21 Pooling and
               Servicing Agreement) will be applied to the Mervyns Portfolio
               Loan Group on a pari passu basis according to their respective outstanding principal balances; and

          o    the transfer of the ownership of the Mervyns Portfolio Companion
               Loan to any person or entity is generally prohibited other than to institutional lenders, investment funds, and affiliates thereof that

                                      S-171

               satisfy minimum net worth and experience requirements and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the
               proceeds of such loans.

          In addition, under the MSCI 2006-TOP21 Pooling and Servicing
Agreement, if the Mervyns Portfolio Companion Loan is subject to a fair value purchase option, then any holder of that option will also be required to purchase the Mervyns Portfolio Pari Passu Loan in connection with the exercise of that option.

          Under the MSCI 2006-TOP21 Pooling and Servicing Agreement, the
servicing and administration of the Mervyns Portfolio Loan Group will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the MSCI 2006-TOP21 Pooling and Servicing Agreement. Notwithstanding the
foregoing, the holder of the Mervyns Portfolio Pari Passu Loan has certain consultation rights with respect to the Mervyns Portfolio Loan Group and the related mortgaged property under the MSCI 2006-TOP21 Pooling and Servicing
Agreement and related intercreditor agreement.

THE CHESTERBROOK/GLENHARDIE PORTFOLIO A/B MORTGAGE LOAN

          Mortgage Loan Nos. 1-17 (referred to herein as the
"Chesterbrook/Glenhardie Portfolio Mortgage Loan") is secured by the mortgaged property. The Chesterbrook/Glenhardie Portfolio Mortgage Loan had an outstanding principal balance as of the Cut-Off Date of $120,000,000, representing 7.0% of the Initial Pool Balance (and representing 7.9% of the Initial Loan Group 1
Balance). The mortgage on the related mortgaged property also secures a subordinated B Note (the "Chesterbrook/Glenhardie Portfolio B Note") that had an outstanding principal balance as of the Cut-Off Date of $55,000,000.

          The Chesterbrook/Glenhardie Portfolio B Note or a portion of such note may be included in a future securitization. The Chesterbrook/Glenhardie
Portfolio Mortgage Loan and the Chesterbrook/Glenhardie Portfolio B Note are
collectively referred to herein as the "Chesterbrook/Glenhardie Portfolio Loan
Group." The Chesterbrook/Glenhardie Portfolio Mortgage Loan is included in the trust. The Chesterbrook/Glenhardie Portfolio Loan Group will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make servicing advances in respect of the mortgaged property securing the
Chesterbrook/Glenhardie Portfolio Loan Group, but will make P&I advances only in respect of the Chesterbrook/Glenhardie Portfolio Mortgage Loan, and will remit collections on the Chesterbrook/Glenhardie Portfolio Mortgage Loan to, or on
behalf of, the trust.

          The Chesterbrook/Glenhardie Portfolio B Note has the same maturity date as the Chesterbrook/Glenhardie Portfolio Mortgage Loan and has a fixed interest rate. On the eighth day of each month ending prior to the stated
maturity date, the related borrower is required to make a payment of principal and interest in arrears on the Chesterbrook/Glenhardie Portfolio Mortgage Loan
and the Chesterbrook/Glenhardie Portfolio B Note. Such payments will be applied in accordance with the intercreditor agreement entered into by the
Chesterbrook/Glenhardie Portfolio Loan Group lenders (the
"Chesterbrook/Glenhardie Portfolio Intercreditor Agreement") described below.

Distributions.

          Under the terms of the Chesterbrook/Glenhardie Portfolio Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the
Chesterbrook/Glenhardie Portfolio Loan Group (and, after such a default has occurred, so long as the holder of the Chesterbrook/Glenhardie Portfolio B Note has cured or still has time to cure such a default in accordance with the terms of the Chesterbrook/Glenhardie Portfolio Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing
Agreement, payments and proceeds received with respect to the
Chesterbrook/Glenhardie Portfolio Loan Group will generally be paid in the following manner, in each case to the extent of available funds:

          o    first, to the Chesterbrook/Glenhardie Portfolio Mortgage Loan
               holder in an amount equal to the accrued and unpaid interest on the Chesterbrook/Glenhardie Portfolio Mortgage Loan principal balance at (x) the Chesterbrook/Glenhardie Portfolio Mortgage
               Loan interest rate, as defined in the

                                      S-172

               Chesterbrook/Glenhardie Portfolio Intercreditor Agreement, minus
               (y) the applicable servicing fee rate and trustee fee rate;

          o    second, to the Chesterbrook/Glenhardie Portfolio Mortgage Loan
               holder in an amount equal to the scheduled principal due on
               Chesterbrook/Glenhardie Portfolio Mortgage Loan, to be applied in reduction of the Chesterbrook/Glenhardie Portfolio Mortgage Loan
               principal balance;

          o    third, to the Chesterbrook/Glenhardie Portfolio B Note holder, up to the aggregate amount of all payments made by the
               Chesterbrook/Glenhardie Portfolio B Note Holder in connection with the exercise if its cure rights under the
               Chesterbrook/Glenhardie Portfolio Intercreditor Agreement;

          o    fourth, to the Chesterbrook/Glenhardie Portfolio B Note holder in an amount equal to the accrued and unpaid interest on the
               Chesterbrook/Glenhardie Portfolio B Note principal balance at (x)
               the Chesterbrook/Glenhardie Portfolio B Note interest rate, as defined in the Chesterbrook/Glenhardie Portfolio Intercreditor
               Agreement, minus (y) the applicable servicing fee rate;

          o    fifth, to the Chesterbrook/Glenhardie Portfolio B Note holder in an amount equal to the scheduled principal due on the
               Chesterbrook/Glenhardie Portfolio B Note, to be applied in reduction of the Chesterbrook/Glenhardie Portfolio B Note
               principal balance;

          o    sixth, to the Chesterbrook/Glenhardie Portfolio Mortgage Loan
               holder and the Chesterbrook/Glenhardie Portfolio B Note holder in an amount equal to their pro rata portion of all principal payments (other than scheduled principal payments) on the
               Chesterbrook/Glenhardie Portfolio Loan Group (based on the
               Chesterbrook/Glenhardie Portfolio Mortgage Loan principal balance and the Chesterbrook/Glenhardie Portfolio B Note principal balance);

          o    seventh, to pay any prepayment premium, to the extent actually paid by the related borrowers, to the Chesterbrook/Glenhardie
               Portfolio Mortgage Loan holder and to the Chesterbrook/Glenhardie
               Portfolio B Note holder, pro rata, based on the respective amounts payable to each when the prepayment premium for each of the loans is separately computed on the prepaid amount of the principal balance of each such loan in the manner set forth in the respective loan agreement;

          o    eighth, to the Chesterbrook/Glenhardie Portfolio B Note holder, in an amount equal to the Chesterbrook/Glenhardie Portfolio B
               Note prepayment fee;

          o    ninth, any default interest (in excess of the interest paid in accordance with clauses first and third above to the
               Chesterbrook/Glenhardie Portfolio Mortgage Loan holder and the
               Chesterbrook/Glenhardie Portfolio B Note holder, pro rata (based on the Chesterbrook/Glenhardie Portfolio Mortgage Loan principal balance and the Chesterbrook/Glenhardie Portfolio B Note
               principal balance) to the extent not applied to pay interest on advances or payable to any servicer or trustee pursuant to the
               Pooling and Servicing Agreement;

          o    tenth, to the Chesterbrook/Glenhardie Portfolio B Note holder, up to the amount of any reimbursed costs and expenses paid or advanced by the Chesterbrook/Glenhardie Portfolio B Note holder with respect to the Chesterbrook/Glenhardie Portfolio Loan Group pursuant to the Chesterbrook/Glenhardie Portfolio Intercreditor
               Agreement or the Pooling and Servicing Agreement; and

          o    eleventh, if any excess amount is paid by the related borrowers and is not required to be returned to the related borrowers or to another person and not otherwise applied in accordance with clauses first through eighth of this paragraph, such amount will be paid to the Chesterbrook/Glenhardie Portfolio Mortgage Loan holder and the Chesterbrook/Glenhardie Portfolio B Note holder, pro rata (based on the initial Chesterbrook/Glenhardie Portfolio
               Mortgage Loan principal balance and the initial
               Chesterbrook/Glenhardie Portfolio B Note principal balance).

                                      S-173

          Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Chesterbrook/Glenhardie Portfolio Loan Group (unless the holder of the
Chesterbrook/Glenhardie Portfolio B Note has cured or still has time to cure such a default), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to the Chesterbrook/Glenhardie Portfolio Loan Group will generally be applied in the following manner, in each case to the extent of available funds:

          o    first, to the Chesterbrook/Glenhardie Portfolio Mortgage Loan
               holder in an amount equal to the accrued and unpaid interest on the Chesterbrook/Glenhardie Portfolio Mortgage Loan principal balance at (x) the Chesterbrook/Glenhardie Portfolio Mortgage
               Loan interest rate, as defined in the Chesterbrook/Glenhardie
               Portfolio Intercreditor Agreement, minus (y) the applicable servicing fee rate and trustee fee rate;

          o    second, to the Chesterbrook/Glenhardie Portfolio Mortgage Loan
               holder, in an amount equal to the remaining
               Chesterbrook/Glenhardie Portfolio Mortgage Loan principal
               balance, until such amount has been reduced to zero;

          o    third, to the Chesterbrook/Glenhardie Portfolio B Note holder, up to the aggregate amount of all payments made by the
               Chesterbrook/Glenhardie Portfolio B Note holder in connection with the exercise of its cure rights under the
               Chesterbrook/Glenhardie Portfolio Intercreditor Agreement;

          o    fourth, to the Chesterbrook/Glenhardie Portfolio B Note holder in an amount equal to the accrued and unpaid interest on the
               Chesterbrook/Glenhardie Portfolio B Note principal balance at (x)
               the Chesterbrook/Glenhardie Portfolio B Note interest rate, as defined in the Chesterbrook/Glenhardie Portfolio Intercreditor
               Agreement, minus (y) the applicable servicing fee rate;

          o    fifth, to the Chesterbrook/Glenhardie Portfolio B Note holder in an amount equal to the remaining Chesterbrook/Glenhardie
               Portfolio B Note principal balance, until such amount has been reduced to zero;

          o    sixth, to pay any prepayment premium, to the extent actually paid by the related borrowers, to the Chesterbrook/Glenhardie
               Portfolio Mortgage Loan holder and the Chesterbrook/Glenhardie
               Portfolio B Note holder, pro rata, based on the respective amounts payable to each when the prepayment premium for each of the related loans is separately computed on the prepaid amount of the principal balance of each such mortgage loan in the manner set forth in the related loan agreement;

          o    seventh, to the Chesterbrook/Glenhardie Portfolio B Note holder, in an amount equal to the Chesterbrook/Glenhardie Portfolio B
               Note prepayment fee;

          o    eighth, any default interest (in excess of the interest paid in accordance with clauses first and third above) first, to the
               Chesterbrook/Glenhardie Portfolio Mortgage Loan holder, and then, to the Chesterbrook/Glenhardie Portfolio B Note holder, based on the total amount of such default interest then owing to each such holder, to the extent not applied to pay interest on advances or payable to any servicer or trustee pursuant to the Pooling and
               Servicing Agreement;

          o    ninth, to the Chesterbrook/Glenhardie Portfolio B Note holder, up to the amount of any unreimbursed costs and expenses paid or advanced by the Chesterbrook/Glenhardie Portfolio B Note holder with respect to the Chesterbrook/Glenhardie Portfolio Loan Group pursuant to the Chesterbrook/Glenhardie Portfolio Intercreditor
               Agreement or the Pooling and Servicing Agreement;

          o    tenth, if the proceeds of any foreclosure sale or any liquidation of the related loan or property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, inclusive, and (i) as a result of a workout pursuant to
               Section 5 of the Chesterbrook/Glenhardie Portfolio Intercreditor
               Agreement the Chesterbrook/Glenhardie Portfolio B Note principal balance has

                                      S-174

               been reduced or (ii) any Realized Principal Loss was allocated to the Chesterbrook/Glenhardie Portfolio B Note, such excess amount will be paid to the Chesterbrook/Glenhardie Portfolio B Note holder in an amount up to the amount of the reduction to the
               Chesterbrook/Glenhardie Portfolio B Note principal balance as a result of such workout or realized principal loss; and

          o    eleventh, if any excess amount is paid by the related borrowers and is not required to be returned to the related borrowers or to another person, and not otherwise applied in accordance with the foregoing clauses first through seventh, or if the proceeds of any foreclosure sale or liquidation of the
               Chesterbrook/Glenhardie Portfolio Loan Group or the mortgaged property are received in excess of the amounts required to be applied in accordance with the Chesterbrook/Glenhardie Portfolio
               Intercreditor Agreement, then in each such case, such remaining amount will be paid, pro rata (based on the initial
               Chesterbrook/Glenhardie Portfolio Mortgage Loan principal balance and the initial Chesterbrook/Glenhardie Portfolio B Note
               principal balance), to the Chesterbrook/Glenhardie Portfolio
               Mortgage Loan holder and to the Chesterbrook/Glenhardie Portfolio
               B Note holder.

Rights of the Holder of the Chesterbrook/Glenhardie Portfolio B Note

          The holder of the Chesterbrook/Glenhardie Portfolio B Note has certain rights under the Chesterbrook/Glenhardie Portfolio Intercreditor Agreement,
including, among others, the following:

          Option to Cure Defaults Under Chesterbrook/Glenhardie Portfolio Loan
Group. The holder of the Chesterbrook/Glenhardie Portfolio B Note has the right to cure monetary events of default with respect to the Chesterbrook/Glenhardie
Portfolio Mortgage Loan, within 5 business days of receipt by the holder of the
Chesterbrook/Glenhardie Portfolio B Note of notice of the subject event of default. The holder of the Chesterbrook/Glenhardie Portfolio B Note may not cure a monetary event of default more than nine times over the life of such loan and no single cure event may exceed four consecutive months. So long as the holder of the Chesterbrook/Glenhardie Portfolio B Note is exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i)
accelerate the Chesterbrook/Glenhardie Portfolio Mortgage Loan, (ii) treat such event of default as such for purposes of transferring the
Chesterbrook/Glenhardie Portfolio Loan Group to special servicing, or (iii)
commence foreclosure proceedings. Notwithstanding the foregoing, in connection with this cure right, the holder of the Chesterbrook/Glenhardie Portfolio B Note must pay or reimburse the special servicer, any master servicer, any trustee, any paying agent or other appropriate person for all unreimbursed Advances made and unpaid fees made with respect to the related mortgage loan, together with interest thereon and any other expenses incurred by the trust.

          Option to Purchase the Chesterbrook/Glenhardie Portfolio Mortgage
Loan. The holder of the Chesterbrook/Glenhardie Portfolio B Note has the right at any time that the Chesterbrook/Glenhardie Portfolio Mortgage Loan is in
default and remains in default, to purchase the Chesterbrook/Glenhardie
Portfolio Mortgage Loan, at a price generally equal to the unpaid principal balance of the Chesterbrook/Glenhardie Portfolio Mortgage Loan, plus accrued and unpaid interest on the Chesterbrook/Glenhardie Portfolio Mortgage Loan at the
Chesterbrook/Glenhardie Portfolio Mortgage Loan interest rate (other than the interest portion of any cure payments made by the Chesterbrook/Glenhardie
Portfolio B Note holder), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances, master servicer, special servicer, trustee and paying agent compensation and fees, any liquidation fee payable with respect to the
Chesterbrook/Glenhardie Portfolio Loan Group pursuant to the Pooling and
Servicing Agreement and any other additional trust fund expenses allocable to the Chesterbrook/Glenhardie Portfolio Loan Group.

          Consent Rights of the holder of the Chesterbrook/Glenhardie Portfolio
B Note. Pursuant to the Chesterbrook/Glenhardie Portfolio Intercreditor
Agreement, the "Controlling Holder" is entitled to consent to the master servicer's or the special servicer's taking (as the case may be), subject to the servicing standard under the Pooling and Servicing Agreement, certain actions with respect to the Chesterbrook/Glenhardie Portfolio Loan Group, including, without limitation:

                                      S-175

          o    any proposed or actual foreclosure upon or comparable conversion of the ownership of the related mortgaged property and the other collateral securing the loan if it comes into and continues in default or other enforcement action under the related loan documents;

          o    any proposed modification, amendment or waiver, of a money term or other material term (including timing of payments) or any material non-monetary term of the loan;

          o    any acceptance of a discounted payoff;

          o    any determination to bring the related mortgaged property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

          o    any release of collateral for the related loan or any release of the related mortgage loan borrower or any guarantor under the related loan (other than in accordance with the terms of the related loan (with no material discretion by the mortgagee), or upon satisfaction of the related loan);

          o    any acceptance of substitute or additional collateral for the related loan (other than in accordance with the terms of the related loan with no material discretion by the mortgagee) or any subordination of the liens granted under the terms of the related loan documents in respect of such collateral;

          o    any waiver or determination to enforce or not enforce a
               "due-on-sale" or "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that require the consent of the mortgagee;

          o    any acceptance of an assumption agreement releasing the related borrower or a guarantor from the liability under the related loan;

          o    any acceptance of a change in the property management company for the related property or any proposed termination or material modification of the management agreement for the related
               property;

          o    any extension of the maturity date of the related loan;

          o    any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower (except as expressly permitted by the terms of the loan documents with no material discretion by the mortgagee);

          o    the voting on any plan or reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

          o    any proposed modification or waiver of any provision of the related loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower, and any renewal or replacement of the
               then-existing insurance policies (to the extent the mortgagee's approval is required under the related loan documents);

          o    any sale of the related loan other than in connection with the exercise of a fair value purchase option set forth in the pooling and servicing agreement or in connection with the repurchase of the related loan in connection with the breach of a
               representation or warranty or a document defect (provided that the foregoing will not limit the Chesterbrook/Glenhardie
               Portfolio Mortgage Loan holder's or the Chesterbrook/Glenhardie
               Portfolio B Note holder's rights to transfer the
               Chesterbrook/Glenhardie Portfolio Mortgage Loan or the
               Chesterbrook/Glenhardie Portfolio B Note or any interest in either of them, as applicable, in accordance with the
               Chesterbrook/Glenhardie Portfolio Intercreditor Agreement);

                                      S-176

          o    any transfer, as defined in the related loan agreement, of all or any portion of the related property (other than in connection with a termination of the trust created in connection with a securitization) or any transfer (as defined in the related loan agreement) of any direct or indirect ownership interest in the related borrower (except as expressly permitted by the related loan documents or any consent to an assignment and assumption of the related loan pursuant to the related loan documents;

          o    any material reduction or material waiver of the related
               borrower's obligations to pay any reserve amounts under the loan documents;

          o    any acceleration of the related loan;

          o    any material alteration to the related property (to the extent the mortgagee's consent is required pursuant to the related loan documents).

          o    any approval of the making, material modification or termination of any lease (to the extent the mortgagee's consent is required pursuant to the related loan documents);

          o    any approval of annual budgets and business plans for the related property, to the extent of any such approval rights in the related loan agreement;

          o    any determination regarding the use or application of
               condemnation awards or casualty insurance proceeds to the extent the mortgagee and discretion thereover; and

          o    any waiver of any guarantor's obligations under any guaranty or indemnity.

          The foregoing consent rights of the Chesterbrook/Glenhardie Portfolio
B Note (except those relating to enforcement of "due-on-sale" or
"due-on-encumbrance" clauses, assumption agreements and transfers) will cease to exist at any time that the holder of the Chesterbrook/Glenhardie Portfolio B
Note ceases to be the Controlling Holder.

          The Controlling Holder will be the holder of the
Chesterbrook/Glenhardie Portfolio B Note unless the Chesterbrook/Glenhardie
Portfolio B Note holder is an affiliate of the related borrower or a
Chesterbrook/Glenhardie Portfolio Control Appraisal Event has occurred and is continuing.

          In addition, no advice, direction or objection from or by the
Controlling Holder may (and the Chesterbrook/Glenhardie Portfolio Mortgage Loan
holder and any servicer will ignore and act without regard to any such advice, direction or objection that the Chesterbrook/Glenhardie Portfolio Mortgage Loan holder or a servicer has determined, in its reasonable, good faith judgment, will) require or cause the Chesterbrook/Glenhardie Portfolio Mortgage Loan holder or servicer to violate any provision of the Chesterbrook/Glenhardie
Portfolio Intercreditor Agreement, the related mortgage loan documents or the
Pooling and Servicing Agreement (including any REMIC provisions), including each servicer's obligation to act in accordance with the Servicing Standard.

          Special Servicer Removal Rights of the holder of the
Chesterbrook/Glenhardie Portfolio B Note. The Controlling Holder may remove (or, from and after the date of the securitization, may direct the trustee to remove)
the special servicer at any time upon the appointment and acceptance of appointment by a successor to the special servicer; provided that, from and after the date of the securitization, the trustee will have first received rating agency confirmation from each rating agency. The Controlling Holder will pay any costs and expenses of itself and the trust so incurred.

          The foregoing special servicer removal rights of the
Chesterbrook/Glenhardie Portfolio B Note will cease to exist at any time that the holder of the Chesterbrook/Glenhardie Portfolio B Note ceases to be the
Controlling Holder, as described above.

                                      S-177

THE COLLEGE PARK APARTMENTS A/B MORTGAGE LOAN

          Mortgage Loan No. 91, which had an outstanding principal balance as of the Cut-off Date of $10,400,000 (the "College Park Apartments Mortgage Loan"),
represents approximately 0.6% of the Initial Pool Balance (and representing 5.3%
of the Initial Loan Group 2 Balance). The mortgage on the related mortgaged property also secures one subordinate note with an outstanding principal balance as of the Cut-Off Date of $500,000 (the "College Park Apartments B Note").

          The College Park Apartments B Note initially will be held by Principal
Life Insurance Company, which holder may sell or transfer the College Park
Apartments B Note at any time subject to compliance with the requirements of the related intercreditor agreement. The College Park Apartments B Note is not included in the trust but will be serviced pursuant to the Pooling and Servicing
Agreement. The College Park Apartments Mortgage Loan together with the College
Park Apartments B Note is referred to in this prospectus supplement as the
"College Park Apartments A/B Mortgage Loan." The College Park Apartments
Mortgage Loan and the College Park Apartments B Note comprising the College Park
Apartments A/B Mortgage Loan have the same borrower and the same maturity date.

The College Park Apartments Intercreditor Agreement

          The initial holder of the College Park Apartments Mortgage Loan and the initial holder of the College Park Apartments B Note have entered into an intercreditor agreement (the "College Park Apartments Intercreditor Agreement").

Rights of the Holder of the College Park Apartments B Note

          Pursuant to the terms of the College Park Apartments Intercreditor
Agreement, the holder of the College Park Apartments B Note has the right to direct the master servicer with respect to various servicing matters (including substitution or release of the related mortgaged property) affecting the College
Park Apartments A/B Mortgage Loan as described hereunder. In addition, the holder of the College Park Apartments B Note has the right (i) to replace the special servicer of the College Park Apartments A/B Mortgage Loan under the conditions described under "Servicing of the Mortgage Loans--Events of
Default--Termination of the Special Servicer" and (ii) whether or not a College
Park Apartments Change of Control Event has occurred, (a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods;
(b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the College Park Apartments
Mortgage Loan (in whole but not in part) in certain instances if the College
Park Apartments A/B Mortgage Loan has become specially serviced.

          If a monetary event of default (as to which the holder of the College
Park Apartments B Note or its designee is not curing in accordance with the
College Park Apartments Intercreditor Agreement) has occurred and is continuing with respect to the College Park Apartments Mortgage Loan, or a material non-monetary event of default (as to which the holder of the College Park
Apartments B Note or its designee is not curing in accordance with the College
Park Apartments Intercreditor Agreement) has occurred and is continuing at a time when the College Park Apartments Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the College Park Apartments Intercreditor Agreement (until such amounts have been paid in full) payable on the College Park Apartments Mortgage
Loan prior to paying interest or principal to the holder of the College Park
Apartments B Note. At all other times, amounts received and other collections with respect to the College Park Apartments A/B Mortgage Loan will be applied to pay accrued and unpaid interest and principal payable on the College Park
Apartments Mortgage Loan and the College Park Apartments B Note, as further described in the College Park Apartments Intercreditor Agreement.

                                      S-178

Certain Rights to Consult with and Direct the Special Servicer

          With respect to the College Park Apartments A/B Mortgage Loan, except under the circumstances described below, neither the master servicer nor the special servicer, as applicable, will be permitted to take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing
Agreement, to consent to the master servicer's taking), at any time (whether or not an event of default under the College Park Apartments A/B Mortgage Loan documents has occurred) any of the following actions (but only if the Pooling and Servicing Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action), unless the master servicer or special servicer, as applicable, has notified the holder of the College Park Apartments B Note of such proposed action in writing, and such holder has not objected in writing within 5 business days (if the College Park
Apartments A/B Mortgage Loan is not specially serviced) or within 10 business days (if the College Park Apartments A/B Mortgage Loan is specially serviced)
following the holder of the College Park Apartments B Note having been notified and provided with all information that such holder reasonably requests with respect to the proposed action:

          o    any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include
               acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the College
               Park Apartments A/B Mortgage Loan;

          o    any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the College Park Apartments A/B
               Mortgage Loan (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of the College Park Apartments A/B Mortgage Loan);

          o    any proposed sale of the related mortgaged property after it becomes REO Property;

          o    any acceptance of a discounted payoff of the College Park
               Apartments A/B Mortgage Loan;

          o    any determination to bring the related mortgaged property
               (including if it is an REO Property) into compliance with
               applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

          o    any release of material collateral for the College Park
               Apartments A/B Mortgage Loan (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the College Park Apartments A/B Mortgage Loan;

          o    any acceptance of substitute or additional collateral for the
               College Park Apartments A/B Mortgage Loan (other than in
               accordance with the terms of the College Park Apartments A/B
               Mortgage Loan);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the College Park Apartments A/B Mortgage Loan or the
               approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

          o    any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the College Park Apartments A/B Mortgage Loan, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to the College Park Apartments A/B Mortgage Loan) from liability under the College Park Apartments A/B Mortgage Loan;

                                      S-179

          o    any renewal or replacement of the then existing insurance
               policies with respect to the College Park Apartments A/B Mortgage
               Loan to the extent that such renewal or replacement policy does not comply in all material respects with the terms of the related mortgage loan documents or any waiver, modification or amendment of any material insurance requirements under the related mortgage loan documents, in each case if lender's approval is required under the related mortgage loan documents; and

          o    any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the certificateholders and the holder of the applicable College
Park Apartments B Note (as a collective whole), the master servicer or special servicer, as applicable, may take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the master servicer's taking) any such action without waiting for the response of the College Park Apartments B Note holder.

          Notwithstanding the foregoing, no advice, direction or objection given or made by the holder of the College Park Apartments B Note for the College Park
Apartments A/B Mortgage Loan may, and the master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

          o    require, cause or permit such servicer to violate applicable law, any provision of the College Park Apartments Intercreditor
               Agreement or the Pooling and Servicing Agreement, including that party's obligation to act in accordance with the Servicing
               Standard; or

          o    result in an adverse tax consequence for the trust fund.

          Furthermore, the master servicer or the special servicer, as applicable will not be obligated to seek approval from the holder of the College
Park Apartments B Note for any actions to be taken by such servicer with respect to the workout or liquidation of the College Park Apartments A/B Mortgage Loan if:

          o    the master servicer or special servicer has, as provided in the second preceding paragraph, notified the holder of the College
               Park Apartments B Note in writing of various actions that the master servicer or special servicer proposes to take with respect to the workout or liquidation of the College Park Apartments B
               Note; and

          o    for 90 days following the first such notice, the holder of the
               College Park Apartments B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the master servicer or special servicer considers to be consistent with the Servicing Standard.

          Notwithstanding the foregoing, the holder of the College Park
Apartments B Note will not have the rights otherwise described above for so long as a College Park Apartments Change of Control Event exists with respect to the
College Park Apartments A/B Mortgage Loan.

Cure Rights of the Holder of the College Park Apartments B Note

          In addition, the holder of the College Park Apartments B Note will be entitled (subject to certain terms and conditions set forth in the College Park
Apartments Intercreditor Agreement) to cure monetary events of default under the
College Park Apartments A/B Mortgage Loan, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The holder of the College Park
Apartments B Note may exercise such right to cure within 10 days after the later of receipt of notice or the expiration of the grace period. Notwithstanding the foregoing, the holder of the College Park Apartments B Note will not be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the
College Park Apartments A/B Mortgage Loan is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the College Park Apartments Intercreditor
Agreement is made, or a non-monetary default

                                      S-180

exists for which the holder of the College Park Apartments B Note (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the College Park Apartments Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer; but such limitation will not prevent the master servicer or special servicer from collecting default interest or late charges. Notwithstanding the foregoing, the holder of such B Note is entitled to (i) no more than 4 consecutive cure events,
(ii) no more than 6 cure events, whether or not consecutive, in any 12 month period and (iii) no more than 9 cure events over the life of the College Park
Apartments Mortgage Loan.

Purchase Option

     If and for so long as the College Park Apartments A/B Mortgage Loan remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the holder of the College Park Apartments B Note losing its control rights under the
College Park Apartments Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and
(iii) the initiation of foreclosure proceedings or any other enforcement action by the special servicer, the holder of the College Park Apartments B Note may, at its option, purchase or designate another person to purchase the College Park
Apartments Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the College Park Apartments Intercreditor Agreement,
which such purchase price is generally equal to a par purchase price. No workout fee, liquidation fee or similar fee payable to the master servicer or special servicer for the College Park Apartments A/B Mortgage Loan will be payable by the holder of the College Park Apartments B Note if (i) the Pooling and
Servicing Agreement does not expressly provide for payment of such liquidation fees by the holder of the College Park Apartments B Note or (ii) with respect to any liquidation fee which is expressly required to be paid under the Pooling and
Servicing Agreement in connection with such purchase by the holder of the
College Park Apartments B Note, the College Park Apartments Mortgage Loan is
purchased within 90 days of the later of the transfer of the College Park
Apartments A/B Mortgage Loan to the special servicer and the receipt by the holder of the College Park Apartments B Note of written notice from the special servicer that such transfer has taken place. Furthermore, the holder of the
College Park Apartments B Note will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of the holder of the College Park Apartments B Note do not apply to any REO Property related to the College Park Apartments A/B Mortgage Loan and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property.

     The initial holder of the College Park Apartments B Note will be Principal
Life Insurance Company or an affiliate thereof. Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for the College Park Apartments A/B Mortgage Loan.

     The holder of the College Park Apartments B Note may have relationships and interests that conflict with those of the certificateholders. The holder of the
College Park Apartments B Note has no obligations to the certificateholders and may act solely in its own interests. No certificateholder may take any action against the holder of the College Park Apartments B Note for acting solely in its own interests.

     When reviewing the rest of this "Servicing of the Mortgage Loans" section under this prospectus supplement, it is important that you consider the effects that the rights and powers of the holder of the College Park Apartments B Note discussed above could have on the actions of the master servicer or special servicer.

Master Servicer Compensation

     The master servicer will be entitled to a Master Servicing Fee equal to the
Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at

                                      S-181

a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

          The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

          In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not
Specially Serviced Mortgage Loans. The special servicer will generally be entitled to approve assumptions.

          In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

          If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of
Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate immediately upon the date which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default
occurs primarily by reason of the occurrence of a default of the Primary
Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

          The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

          Upon termination of the master servicer under the Pooling and
Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the

                                      S-182

conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and
(ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a Rating
Agency downgrade or its failure to remain on an approved servicer list of any
Rating Agency, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as such terminated master servicer is on the S&P Select Servicer List as a
U.S. Commercial Mortgage Servicer and the Operating Advisor has consented to such primary servicing or subservicing arrangement.

          However, if the master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing
Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating
Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

          The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

Special Servicer Compensation

          The special servicer will be entitled to receive:

          o    a Special Servicing Fee;

          o    a Workout Fee; and

          o    a Liquidation Fee.

          The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

                                      S-183

          The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

          In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

          As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

          If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

          The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the pooling and servicing agreement, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

          The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

          Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to the College Park Apartments A/B Mortgage Loan, to the extent that no College Park Apartments B Note Change of Control Event
exists, the holder of the College Park Apartments B Note or its designee has and shall have the right to appoint and replace the special servicer for the College
Park Apartments A/B Mortgage Loans with a qualified special servicer, provided, however, that such holder or its designee shall only have the right to terminate the special servicer if such special servicer no longer meets the eligibility criteria for a special servicer as set forth in the Pooling and Servicing
Agreement or in the event that neither the special servicer nor an affiliate thereof holds a majority of the Controlling Class. Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to the
Chesterbrook/Glenhardie Portfolio A/B Mortgage Loan, to the extent that no
Chesterbrook/Glenhardie Portfolio Control Appraisal Event exists and so long as the Chesterbrook/Glenhardie Portfolio B Note is not held by an affiliate of the related borrower, the holder of the Chesterbrook/Glenhardie Portfolio B Note or its designee has and shall have the right to appoint and replace the special servicer for the Chesterbrook/Glenhardie Portfolio A/B Mortgage Loans with a qualified special servicer.

                                      S-184

          In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

          An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

          o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original
               maturity date;

          o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

          o    any proposed sale of a defaulted mortgage loan or A/B Mortgage
               Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

          o    any determination to bring an REO Property into compliance with applicable environmental laws;

          o    any release of or acceptance of substitute or additional
               collateral for a mortgage loan or A/B Mortgage Loan;

          o    any acceptance of a discounted payoff;

          o    any waiver or consent to a waiver of a "due-on-sale" or
               "due-on-encumbrance" clause;

          o    any acceptance or consent to acceptance of an assumption
               agreement releasing a borrower from liability under a mortgage loan or A/B Mortgage Loan;

          o    any release of collateral for a Specially Serviced Mortgage Loan or A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

          o    any franchise changes or management company changes to which the special servicer is required to consent;

          o    certain releases of any escrow accounts, reserve accounts or letters of credit; and

          o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B
               Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

          In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then

                                      S-185

assigned to any Class of Certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

          At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

          The Operating Adviser shall be responsible for its own expenses.

          We anticipate that an affiliate of the initial special servicer will purchase certain non-offered Classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

          Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

          Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

          Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

          o    reduce the amounts owing under any Specially Serviced Mortgage
               Loan by forgiving principal, accrued interest and/or any
               Prepayment Premium or Yield Maintenance Charge;

          o    reduce the amount of the Scheduled Payment on any Specially
               Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

          o    forbear in the enforcement of any right granted under any
               mortgage note or mortgage relating to a Specially Serviced
               Mortgage Loan;

          o    extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

          o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, equal to or exceeding the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

                                     S-186

          In no event, however, will the special servicer be permitted to:

          o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
               Distribution Date; or

          o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
               Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

          Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

          The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

          The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

          The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class, (b) the special servicer, and (c) any mortgage loan seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement)
that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a
defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest
Percentage Interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price equal to fair value.

          The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

          Additionally, each holder of a B Note may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and to the extent described under "Servicing of the Mortgage Loans--Servicing of the Alderwood Mall Loan Group, the Mervyns Portfolio Loan Group and the A/B
Mortgage Loans" above.

FORECLOSURES

          The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure

                                     S-187

proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing
Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

          If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

          If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute
"net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing
Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                                     S-188

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

          For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess
Interest and the Excess Interest Sub-account (the "Excess Interest Grantor
Trust"). Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

          o    the accuracy of all representations made with respect to the mortgage loans;

          o    ongoing compliance with all provisions of the Pooling and
               Servicing Agreement and other related documents and no amendments to them;

          o    ongoing compliance with any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

          o    ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury
               Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor
Trust.

          The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Federal Income Tax Consequences--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

          The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest

                                     S-189

described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S.
obligations.

          Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

          The offered certificates will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

          We anticipate that the Class A-1, Class A-2, Class A-AB, Class A-4 and
Class A-1A Certificates will be issued at a premium and that the Class A-3,
Class A-M and Class A-J Certificates will be issued with de minimis original issue discount for federal income tax purposes. Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

          Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each Class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in
the prospectus.

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all Classes of certificates issued by the trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a Class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. It appears that
Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not

                                     S-190

entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

          The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

          Federal income tax information reporting duties with respect to the offered certificates, REMIC I, REMIC II, REMIC III and the Excess Interest
Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

          For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 26.7% of the Initial
Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

          Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

CERTAIN ERISA CONSIDERATIONS

          ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.
Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

                                     S-191

PLAN ASSETS

          Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

          Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
               obligations that meet the conditions and requirements of the
               Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

          The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
               transaction with an unrelated party;

                                     S-192

          o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

          o    the trustee cannot be an affiliate of any member of the
               Restricted Group, other than an underwriter. The "Restricted
               Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of certificates, or any affiliate of any of these parties;

          o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
               the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the 1933 Act.

          A fiduciary of a Plan contemplating purchasing any such Class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such Classes of certificates. A fiduciary of a Plan contemplating purchasing any such Class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

          Before purchasing any such Class of certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each Class of certificates does not exceed 25% of all of the certificates outstanding of that Class at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

                                     S-193

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

          Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or

                                     S-194

review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

          We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the certificates.

                                     S-195

                              PLAN OF DISTRIBUTION

          We have entered into an Underwriting Agreement with Morgan Stanley &
Co. Incorporated and Bear, Stearns & Co. Inc. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter and each Underwriter has agreed severally to purchase from us, the respective aggregate Certificate Balance of each class of offered certificates presented below.

      UNDERWRITERS          CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-AB
-----------------------   -----------   ------------   -----------   -----------
Bear, Stearns & Co.
   Inc.                   $48,395,000   $106,000,000   $47,550,000   $40,750,000

Morgan Stanley & Co.
   Incorporated           $48,395,000   $106,000,000   $47,550,000   $40,750,000
      Total ...........   $96,790,000   $212,000,000   $95,100,000   $81,500,000

      UNDERWRITERS          CLASS A-4     CLASS A-1A      CLASS A-M      CLASS A-J
-----------------------   ------------   ------------   ------------   ------------

Bear, Stearns & Co.
   Inc.                   $281,915,500   $ 97,604,000   $ 85,234,500   $ 62,861,000

Morgan Stanley & Co.
   Incorporated           $281,915,500   $ 97,604,000   $ 85,234,500   $ 62,861,000
      Total ...........   $563,831,000   $195,208,000   $170,469,000   $125,722,000

          Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

          The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $1,539,063,986, plus accrued interest on the Certificates.

          The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

          One or more affiliates of the Underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the Underwriters, including Bear Stearns
Commercial Mortgage, Inc., engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--Conflicts of
Interest May Have An Adverse Effect On Your Certificates" in this prospectus supplement.

                                     S-196

          In connection with the offering, the Underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involves the sale by the
Underwriter of a greater number of certificates than they are required to purchase from Bear Stearns Commercial Mortgage Securities Inc. in the offering.
An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if the certificates are repurchased by the
Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

          The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about April 20, 2006, which is the tenth business day following the date of pricing of the certificates.

          Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

          The Underwriters and any dealers that participate with the
Underwriters in the distribution of the offered certificates will be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of
1933, as amended.

          We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

          One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

          The Depositor is an affiliate of Bear, Stearns & Co. Inc., an
Underwriter, and Bear Stearns Commercial Mortgage, Inc., a mortgage loan seller.

                                  LEGAL MATTERS

          The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York
and by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the Underwriters by
Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by Cadwalader, Wickersham & Taft
LLP, New York, New York, for Morgan Stanley Mortgage Capital Inc. by Latham &
Watkins LLP, New York, New York, for Wells Fargo Bank, National Association, in
its capacity as sponsor and mortgage loan seller, by Andrews & Kurth LLP, for
Wells Fargo Bank, National Association, in its capacity as master servicer, by
Sidley Austin LLP, New York, New York, for Principal Commercial Funding II, LLC
and Principal Commercial Funding, LLC by Dechert LLP, New York, New York, for
Wells Fargo Bank, National Association, in its capacity as paying agent, certificate registrar and authenticating agent, by Kennedy Covington Lobdell &
Hickman LLP and for LaSalle Bank National Association by Kennedy Covington
Lobdell & Hickman LLP.

                                     S-197

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and Moody's.

CLASS           FITCH   MOODY'S
-------------   -----   -------
Class A-1....    AAA      Aaa
Class A-2....    AAA      Aaa
Class A-3....    AAA      Aaa
Class A-AB...    AAA      Aaa
Class A-4....    AAA      Aaa
Class A-1A...    AAA      Aaa
Class A-M....    AAA      Aaa
Class A-J....    AAA      Aaa

          It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the
Offered Certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the ARD
Loan that, as of the Cut-off Date, has the longest remaining amortization term.
The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

          The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class of the offered certificates and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such Class at the request of the Depositor.

                                     S-198

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

          "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the trust.

          "A/B Mortgage Loan" means the Chesterbrook/Glenhardie Portfolio A/B
Mortgage Loan, the College Park Apartments A/B Mortgage Loan or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note one or more of which senior mortgage note(s) is included in the trust. References in this prospectus supplement to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

          "Accrued Certificate Interest" means, in respect of each Class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Additional Servicer" means each affiliate of the master servicer, the
Depositor, MSMC, BSCMI, PCF, PCFII, Wells Fargo Bank, or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the Depositor, MSMC, BSCMI, PCF, PCFII, Wells Fargo Bank or
any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

          "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II and Appendix III.

          "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

          "Advances" means Servicing Advances and P&I Advances, collectively.

          "Alderwood Mall B Note" means the loan that is secured by the
Alderwood Mall Pari Passu Mortgage on a subordinate basis to the Alderwood Mall
Pari Passu Loan and the Alderwood Mall Companion Loan.

          "Alderwood Mall Companion Loan" means the loan that is secured by the
Alderwood Mall Pari Passu Mortgage on a pari passu basis with the Alderwood Mall
Pari Passu Loan and on a senior basis to the Alderwood Mall B Note.

          "Alderwood Mall Loan Group" means, collectively, the Alderwood Mall
Pari Passu Loan, the Alderwood Mall Companion Loan and the Alderwood Mall B
Note.

                                     S-199

          "Alderwood Mall Pari Passu Loan" means Mortgage Loan No. 18, which is secured on a pari passu basis with the Alderwood Mall Companion Loan pursuant to the Alderwood Mall Pari Passu Mortgage.

          "Alderwood Mall Pari Passu Mortgage" means the mortgage securing the
Alderwood Mall Pari Passu Loan, the Alderwood Mall Companion Loan and the
Alderwood Mall B Note.

          "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

          "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

          "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

          "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o    to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or
     A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

                                     S-200

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
     (but were not deposited) in respect of the related mortgaged property or
     REO Property, as the case may be,

     over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.
In the case of the Alderwood Mall Pari Passu Loan, any Appraisal Reduction will be calculated in respect of the Alderwood Mall Loan Group taken as a whole and any such Appraisal Reduction will be allocated first to the Alderwood Mall Loan
B Note and then allocated to the Alderwood Mall Pari Passu Loan and the
Alderwood Mall Companion Loan, pro rata based on their respective principal balances.

          "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

          "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

          "Available Distribution Amount" means in general, for any Distribution
Date:

          (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
               represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that
               represents one or more of the following:

               o    Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period;

                                     S-201

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

               o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary
                    Servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess
                    Servicing Fees);

               o    amounts deposited in the Certificate Account in error;

               o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                    Amounts with respect to the Interest Reserve Loans to be
                    deposited into the Interest Reserve Account;

               o    in the case of the REO Property related to an A/B Mortgage
                    Loan or Loan Pair, all amounts received with respect to such
                    A/B Mortgage Loan or Loan Pair, as applicable, that are
                    required to be paid to the holder of the related B Note or
                    Serviced Companion Mortgage Loan pursuant to the terms of
                    the related B Note or Serviced Companion Mortgage Loan and the related intercreditor agreement; and

               o    any portion of such amounts payable to the holders of any
                    Serviced Companion Mortgage Loan or B Note;

          (2)  to the extent not already included in clause (1), any P&I
               Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

          (3)  if such Distribution Date occurs during March of any year or on the final Distribution Date, the aggregate of the Interest
               Reserve Amounts then on deposit in the Interest Reserve Account.

          "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-Off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated
Repayment Dates, as the case may be, unless previously prepaid.

          "Balloon LTV" - See "Balloon LTV Ratio."

          "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

          "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

          "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any Class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y)
the difference between (i) the Pass-Through Rate on that Class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to the principal prepayment (or the current
Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii)
the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to that principal prepayment (or the current
Discount Rate if not used in such

                                     S-202

calculation), provided, however, that under no circumstances will the Base
Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base
Interest Fraction will equal zero.

          "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

          "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

          "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing
Agreement.

          "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

          "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

          "Certificate Group 1 Principal Distribution Amount" means, for any
Distribution Date, an amount equal to the lesser of (A) the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 1, and (ii) on or after the Distribution Date on which the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution Amount attributable to Loan Group 2 (net of any portion thereof that is distributable on that
Distribution Date to the holders of the Class A-1A Certificates), and (B) the
Aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-AB
and Class A-4 Certificates outstanding immediately before such Distribution
Date.

          "Certificate Owner" means an entity acquiring an interest in an offered certificate.

          "Chesterbrook/Glenhardie Portfolio A/B Mortgage Loan" means the
Chesterbrook/Glenhardie Portfolio Mortgage Loan and the Chesterbrook/Glenhardie
Portfolio B Note.

          "Chesterbrook/Glenhardie Portfolio B Note" means, with respect to the
Chesterbrook/Glenhardie Portfolio Mortgage Loan, the related B Note.

          "Chesterbrook/Glenhardie Portfolio Control Appraisal Event" means, with respect to the Chesterbrook/Glenhardie Portfolio Mortgage Loan, if and for
so long as (a) the initial unpaid principal balance of the
Chesterbrook/Glenhardie Portfolio B Note minus the sum of (i) any principal payments allocated or received on the Chesterbrook/Glenhardie Portfolio B Note,
(ii) any appraisal reductions allocated to the Chesterbrook/Glenhardie Portfolio
Loan Group and (iii) any realized losses allocated to the
Chesterbrook/Glenhardie Portfolio B Note, plus (b) the amount of any threshold event collateral, as defined in the Chesterbrook/Glenhardie Portfolio
Intercreditor Agreement, is less than 25% of an amount equal to the (1) initial
Chesterbrook/Glenhardie Portfolio B Note principal balance minus (2) any payment of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received by the Chesterbrook/Glenhardie Portfolio B
Note.

                                     S-203

          "Chesterbrook/Glenhardie Portfolio Intercreditor Agreement" means the intercreditor agreement, between the initial holder of the
Chesterbrook/Glenhardie Portfolio Mortgage Loan and the initial holder of the
Chesterbrook/Glenhardie Portfolio B Note.

          "Chesterbrook/Glenhardie Portfolio Mortgage Loan" means Mortgage Loan
Nos. 1-17.

          "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

          "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates,
the Class A-4 Certificates and the Class A-1A Certificates.

          "Clearstream Bank" means Clearstream Bank, societe anonyme.

          "Closing Date" means on or about April 20, 2006.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

          "College Park Apartments A/B Mortgage Loan" means the College Park
Apartments Mortgage Loan and the College Park Apartments B Note.

          "College Park Apartments B Note" means, with respect to the College
Park Apartments Mortgage Loan, the related B Note.

          "College Park Apartments Change of Control Event" means, with respect to the College Park Apartments A/B Mortgage Loan, as of any date of determination if (a) (i) the initial unpaid principal balance of the College
Park Apartments B Note minus (ii) the sum of (x) any Scheduled Payments or prepayments of principal allocated to, and received on, the College Park
Apartments B Note, (y) any Appraisal Reduction in effect as of such date of determination and allocable to the College Park Apartments B Note and (z) any realized losses allocated to the College Park Apartments B Note is less than (b)
25% of the difference between (x) the initial unpaid principal balance of the
College Park Apartments B Note and (y) any Scheduled Payments or prepayments of principal allocated to, and received on, the College Park Apartments B Note.

          "College Park Apartments Intercreditor Agreement" means the intercreditor agreement, between the initial holder of the College Park
Apartments Mortgage Loan and the initial holder of the College Park Apartments B
Note.

          "College Park Apartments Mortgage Loan" means Mortgage Loan No. 91.

          "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not

                                     S-204

including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion
Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

          "Compensating Interest Payment" means any payment of Compensating
Interest.

          "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced
Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

          "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

          "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Subordinate Certificates.

          "CPR" - See "Constant Prepayment Rate" above.

          "Cut-off Date" means April 1, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in April 2006 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on April 1, 2006, not the actual day which such Scheduled Payments were due.

          "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

          "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

          "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

                                     S-205

          "Debt Service Coverage Ratio" or "DSCR" means the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the
Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Depositor" means Bear Stearns Commercial Mortgage Securities Inc.

          "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 7th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

          "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

          "Distributable Certificate Interest Amount" means, in respect of any
Class of certificates for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such Class or Classes of certificates for such Distribution Date, reduced (to not less than zero)
     by:

               o    any Net Aggregate Prepayment Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

               o    Realized Losses and Expense Losses, in each case
                    specifically allocated with respect to such Distribution
                    Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance
                    with the terms of the Pooling and Servicing Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
     Distribution Date; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

          "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

          "Distribution Date" means the 12th day of each month, or if any such
12th day is not a business day, on the next succeeding business day.

                                     S-206

          "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

          "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

          "DSCR" - See "Debt Service Coverage Ratio."

          "DTC" means The Depository Trust Company.

          "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

          "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's and "F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "A2" by Moody's and at least "AA-" by Fitch
(or "A-" by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than "F-1" by Fitch), if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the trustee, the paying agent or other financial institution having a combined capital and surplus of at least
$50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) and whose long-term senior unsecured debt obligations or other long-term deposits, or the trustee's or paying agent's parent's long-term senior unsecured debt obligations or other long-term deposits, are rated at least "Baa3" by Moody's, or (iii) an account or accounts of a depository institution acceptable to each rating agency, as evidenced by confirmation that the use of any such account as the
Certificate Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells
Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's, and "F-1" in the case of Fitch. if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa2" in the case of Moody's and at least "A+" in the case of Fitch, if the deposits are to be held in the account for more than 30 days.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

          "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

          "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such

                                     S-207

     failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer receives actual knowledge that Moody's has (i)
     qualified, downgraded or withdrawn its rating or ratings of one or more
     Classes of certificates, or (ii) placed one or more Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating;

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates; or

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

          Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Securities and Exchange Act of 1934, will constitute an event of default that entitles the Depositor or another party to terminate that defaulting party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

          "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

                                     S-208

          "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

          "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO
Property related to a Loan Pair, a prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion
Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage
Loan, Excess Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

          "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

          "Excess Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

          "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

          "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

          "Financial Market Publishers" means TREPP, LLC and Intex Solutions,
Inc., or any successor entities thereof.

          "Fitch" means Fitch, Inc.

          "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

          "Initial Loan Group 1 Balance" means the aggregate Cut-off Date
Balance of the mortgage loans in Loan Group 1, or $1,509,489,098.

          "Initial Loan Group 2 Balance" means the aggregate Cut-off Date
Balance of the mortgage loans in Loan Group 2, or $195,208,250.

                                     S-209

          "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,704,697,348.

          "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

          "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower pursuant to law. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

          "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Only Certificates" means the Class X Certificates.

          "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

          "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

          "Interest Reserve Loan" - See "Non-30/360 Loan" below.

          "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

          "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or
A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

          "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

          "Loan Group 1" means that distinct loan group consisting of one hundred eighty-nine (189) mortgage loans, representing 88.5% of the Initial Pool
Balance, comprised of all of the mortgage loans other than twenty-seven (27)
mortgage loans that are secured by multifamily properties and six (6) mortgage loans that are secured by manufactured housing community properties.

          "Loan Group 2" means that distinct loan group consisting of thirty-three (33) mortgage loans, representing 11.5% of the Initial Pool Balance
(and representing approximately 95.5% of the Initial Pool Balance of all the mortgage loans secured by multifamily and manufactured housing community properties), comprised of twenty-seven (27) mortgage loans that are secured by multifamily properties and six (6) mortgage loans that are secured by manufactured housing community properties.

                                     S-210

          "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

          "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

          "MAI" means Member of the Appraisal Institute.

          "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

          "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note. Notwithstanding the foregoing, no Master Servicing Fee will be payable with respect to the College Park Apartments B Note, or otherwise be allocable to the College Park Apartments B Note, or the trust with respect to the College
Park Apartments B Note.

          "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage
Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.
The Master Servicing Fee Rate for Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.02% per annum to 0.14% per annum.

          "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

          "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

          "Mervyns Portfolio Companion Loan" means the loan that is secured by the Mervyns Portfolio Pari Passu Mortgage on a pari passu basis with the Mervyns
Portfolio Pari Passu Loan.

          "Mervyns Portfolio Loan Group" means, collectively, the Mervyns
Portfolio Pari Passu Loan and the Mervyns Portfolio Companion Loan.

          "Mervyns Portfolio Pari Passu Loan" means Mortgage Loan Nos. 19 - 43, which are secured on a pari passu basis with the Mervyns Portfolio Companion
Loan pursuant to the Mervyns Portfolio Pari Passu Mortgage.

          "Mervyns Portfolio Pari Passu Mortgage" means the mortgage securing the Mervyns Portfolio Pari Passu Loan and the Mervyns Portfolio Companion Loan.

          "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

          "Moody's" means Moody's Investors Service, Inc.

                                     S-211

          "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

          "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

          "Mortgage Pool" means the two hundred twenty-two (222) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,704,697,348, which may vary on the Closing Date by up to 5%.

          "MSCI 2006-TOP21" means the securitization known as the Morgan Stanley
Capital I Trust Series 2006-TOP21.

          "MSCI 2006-TOP21 Depositor" means the "depositor" under the MSCI
2006-TOP21 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Morgan Stanley Capital I Inc.

          "MSCI 2006-TOP21 Master Servicer" means the "master servicer" under the MSCI 2006-TOP21 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

          "MSCI 2006-TOP21 Operating Adviser" means the operating adviser appointed under the MSCI 2006-TOP21 Pooling and Servicing Agreement.

          "MSCI 2006-TOP21 Paying Agent" means the "paying agent" under the MSCI
2006-TOP21 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

          "MSCI 2006-TOP21 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement entered into between the MSCI 2006-TOP21 Depositor, the
MSCI 2006-TOP21 Master Servicer, the MSCI 2006-TOP21 Special Servicer, the MSCI
2006-TOP21 Paying Agent and the MSCI 2006-TOP21 Trustee.

          "MSCI 2006-TOP21 Special Servicer" means the "special servicer" under the MSCI 2006-TOP21 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ARCap Servicing, Inc.

                                     S-212

          "MSCI 2006-TOP21 Trustee" means the "trustee" under the MSCI
2006-TOP21 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

          "MSMC" means Morgan Stanley Mortgage Capital Inc.

          "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

          "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

          "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each Class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest Reserve
     Account for the preceding January, if applicable, and February.

          "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the "NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

          "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Alderwood Mall
Companion Loan and the Mervyns Portfolio Companion Loan.

          "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the Alderwood Mall Pari Passu Loan and the Mervyns Portfolio Pari
Passu Loan.

                                     S-213

          "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

          "Non-Serviced Mortgage Loan Group" means the Alderwood Mall Loan Group and the Mervyns Portfolio Loan Group.

          "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Mortgage" means the Alderwood Mall Pari
Passu Mortgage and the Mervyns Portfolio Pari Passu Mortgage.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI 2006-TOP21 Pooling and Servicing Agreement.

          "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months.

          "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

          "OID" means original issue discount.

          "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement). The initial operating adviser will be ARCap REIT, Inc., an affiliate of the special servicer.

          "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement

          "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

          "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

          "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Participants" means DTC's participating organizations.

                                     S-214

          "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code).

          "Pass-Through Rate" means the rate per annum at which any Class of certificates (other than the Residual Certificates) accrues interest.

          "PCF" means Principal Commercial Funding, LLC.

          "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

          "PCFII" means Principal Commercial Funding II, LLC.

          "PCFII Loans" means the mortgage loans that were originated for PCFII by its affiliates.

          "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

          "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II and Appendix III to this prospectus supplement as the "Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

          "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable
Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a
Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the
Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing
Agreement.

          "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

          "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

          "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of April 1, 2006, between Bear Stearns Commercial Mortgage
Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National
Association, as trustee and Wells Fargo Bank, National Association, as paying agent and certificate registrar.

                                      S-215

          "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

          "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan
Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee
Fee that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the
Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
     Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
     if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
     Trustee Fee).

          "Prepayment Premium" means, with respect to any mortgage loan,
Serviced Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion
Mortgage Loan or B Note.

          "Primary Servicer" means Principal Global Investors, LLC.

          "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

          "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for each of Principal Global Investors, LLC and Wells Fargo
Bank, National Association is 0.01% per annum.

          "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

          "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage

                                      S-216

     Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related
     Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases)
     that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

          The following amounts shall generally reduce the Principal
Distribution Amount (and, in each case, will be allocated first to reduce the
Principal Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates, and then to reduce the Principal Distribution
Amount attributable to the other Loan Group) to the extent applicable:

o    if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution
     Date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to increase the Principal Distribution Amount attributable to such other Loan Group, and then to increase the Principal
     Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection
     Period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the
     Collection Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to increase the Principal Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution Amount attributable to the
     Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs).

          So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will effectively be calculated in the aggregate for both Loan Groups.

          "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

          "PTCE" means a DOL Prohibited Transaction Class Exemption.

                                      S-217

          "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase
Agreement, all expenses reasonably incurred or to be incurred by the Primary
Servicer, the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

          "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

          "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the ARD Loan that, as of the Cut-off Date, has the longest remaining amortization term.

          "Rating Agencies" means Fitch and Moody's.

          "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

          If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

          "Record Date" means, with respect to each Class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

                                      S-218

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

          "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

          "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

          "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

          "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

          "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

          "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

          "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

          "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

                                      S-219

          "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

          "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

          "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Companion Mortgage Loans related to the trust.

          "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. There are no Serviced Pari Passu
Mortgage Loans related to the trust.

          "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

          "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

          "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the

                                      S-220

     Certificateholders (as a collective whole) (or in the case of any A/B
     Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net
     Mortgage Rate, in the case of the mortgage loans (other than any A Note or
     Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B
     Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related
     Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

          i.   any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

          ii.  the ownership of any certificate or any interest in any Serviced
               Companion Mortgage Loan, any Non-Serviced Companion Mortgage
               Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

          iii. the master servicer's obligation to make Advances;

          iv.  the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive
               reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

          v.   any obligation of the master servicer (or any of its affiliates)
               to repurchase any mortgage loan from the trust.

          "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

          "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
     Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

                                      S-221

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any
     A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan (as the case may be).

          "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

          "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

                                      S-222

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any
     Class of certificates;

o    the special servicer has been downgraded to a servicer rating level below
     CSS3, or its then equivalent, by Fitch;

o    the servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of certificates, or (ii) placed one or more
     Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either (i) or (ii), citing servicing concerns with the special servicer as the sole and material factor in such rating action; or

o    the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities and
     Exchange Act of 1934, as amended, and the Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing
     Agreement.

          "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

          "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

o    the Closing Date for the sale of the certificates is April 20, 2006;

o    distributions on the certificates are made on the 12th day of each month, commencing in May 2006;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

                                      S-223

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no mortgage loan exercises its partial release option;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
     Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

          "Subordinate Certificates" means the Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates.

          "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S.
government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable)
of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

          "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

          "UCF" - See "Underwritable Cash Flow."

          "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwriters" means Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated.

          "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

                                      S-224

          "Unpaid Interest" means, on any Distribution Date with respect to any
Class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

          "WAC" - See "Weighted Average Net Mortgage Rate."

          "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

          "Wells Fargo" means Wells Fargo Bank, National Association.

          "Workout Fee" means that fee, payable with respect to any
Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

          "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans" and "Appendix III - Certain
Characteristics of the Multifamily and Manufactured Housing Community Loans."

                                      S-225

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                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN SELLER                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A          103        511,471,346       30.0       5.694        110       1.82      1.71       58.1      49.2
Morgan Stanley Mortgage
Capital Inc.                    50        510,894,202       30.0       5.385        107       2.19      2.13       50.8      43.7
Bear Stearns Commercial
Mortgage, Inc.                  42        414,206,083       24.3       5.292        109       2.20      2.12       58.5      53.7
Principal Commercial
Funding II, LLC                 19        180,546,310       10.6       5.679        121       2.06      1.95       71.4      63.3
Principal Commercial
Funding, LLC                     8         87,579,407        5.1       5.736        143       1.55      1.43       64.4      47.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
CUT-OFF DATE BALANCE ($)      LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                    2          1,998,452        0.1       6.255        119       1.53      1.53       56.6      48.4
1,000,001 - 2,000,000           27         42,577,906        2.5       5.790        115       1.79      1.75       53.1      39.0
2,000,001 - 3,000,000           47        121,366,748        7.1       5.602        112       2.09      2.01       53.1      45.0
3,000,001 - 4,000,000           36        128,580,572        7.5       5.552        117       2.28      2.18       57.4      47.7
4,000,001 - 5,000,000           24        111,099,235        6.5       5.766        118       1.94      1.86       54.7      45.7
5,000,001 - 6,000,000           13         72,748,060        4.3       5.549        117       2.48      2.38       58.1      51.6
6,000,001 - 7,000,000            6         40,023,210        2.3       5.732        127       1.75      1.65       58.9      47.8
7,000,001 - 8,000,000           10         73,472,343        4.3       5.659        106       1.59      1.48       65.0      57.2
8,000,001 - 9,000,000            5         41,285,791        2.4       5.664        116       1.60      1.55       64.0      54.4
9,000,001 - 10,000,000           5         47,981,195        2.8       5.515        109       1.54      1.48       66.0      55.5
10,000,001 - 15,000,000         25        307,197,846       18.0       5.514        116       1.75      1.63       62.2      53.6
15,000,001 - 20,000,000         10        175,059,479       10.3       5.411        121       2.12      1.93       61.7      49.2
20,000,001 - 25,000,000          4         89,912,771        5.3       5.745        147       1.89      1.82       58.5      47.0
25,000,001 - 50,000,000          5        163,935,440        9.6       5.510        105       2.62      2.50       58.5      54.1
50,000,001 <=                    3        287,458,302       16.9       5.152         85       2.13      2.13       49.6      48.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: $999,214
Maximum: $120,000,000
Average: $7,678,817

                                                                I-1

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

STATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
STATE                      PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

California - Southern           54        277,459,447       16.3       5.547        108       1.73      1.66       59.1      51.7
California - Northern           42        177,510,385       10.4       5.706        120       1.86      1.80       53.5      45.0
New York                        16        169,395,710        9.9       5.420        128       3.89      3.71       49.3      39.7
Pennsylvania                    21        149,060,977        8.7       5.675        119       2.16      2.10       51.3      49.1
Washington                       6        132,751,737        7.8       4.921         66       1.74      1.74       50.9      46.3
New Jersey                       9        111,196,456        6.5       5.671        140       1.70      1.63       65.9      54.7
Florida                         14         81,882,889        4.8       5.592        109       1.77      1.72       59.9      49.6
Virginia                         6         78,977,601        4.6       5.403         80       2.00      1.98       57.1      52.7
Texas                           20         53,194,073        3.1       5.457         89       1.79      1.73       63.4      54.7
Michigan                         8         45,805,272        2.7       5.229         97       2.26      2.18       54.2      49.1
Tennessee                        4         43,621,764        2.6       5.660        117       1.48      1.40       70.8      63.0
Arizona                          9         41,604,133        2.4       5.701        133       1.67      1.56       62.9      50.3
Georgia                          3         35,113,250        2.1       5.446        111       1.74      1.44       71.0      63.9
Ohio                             7         31,821,917        1.9       5.476        115       1.95      1.70       61.9      54.7
Illinois                         5         27,152,040        1.6       5.371        112       1.77      1.71       66.2      61.5
Rhode Island                     2         23,500,000        1.4       5.436        118       1.70      1.52       59.0      56.8
Maryland                         3         22,789,098        1.3       5.621        166       1.36      1.29       71.0      49.4
Kentucky                         2         19,600,000        1.1       5.484        119       1.51      1.43       64.2      50.7
Massachusetts                    3         19,220,000        1.1       5.663        130       1.83      1.51       72.1      62.9
Minnesota                        5         17,353,262        1.0       5.701        129       1.59      1.59       68.2      51.6
Maine                            1         17,250,000        1.0       4.740         60       2.63      2.63       56.0      56.0
West Virginia                    2         16,400,000        1.0       5.440        119       1.90      1.55       59.5      53.3
Missouri                         2         15,578,866        0.9       5.462        117       2.25      1.81       49.1      40.7
Wisconsin                        3         15,099,120        0.9       5.506        124       1.69      1.56       69.0      60.0
Idaho                            3         13,067,567        0.8       5.683        118       1.92      1.92       57.4      51.0
North Dakota                     1         12,782,633        0.7       5.530        114       1.60      1.60       65.2      50.3
Nevada                           4         11,217,047        0.7       5.598        109       2.55      2.55       38.7      29.0
Oregon                           2          9,488,757        0.6       5.961        119       1.48      1.48       58.5      49.7
Virgin Islands                   1          6,984,338        0.4       5.797        118       2.23      2.23       44.2      37.4
Colorado                         4          6,108,153        0.4       5.935        129       1.58      1.39       57.7      42.8
Alabama                          1          5,650,000        0.3       5.650        120       1.68      1.29       73.4      62.5
Indiana                          3          5,258,549        0.3       5.505         94       1.96      1.96       66.6      62.5
Connecticut                      1          3,000,000        0.2       5.330        118       1.76      1.42       64.5      55.1
North Carolina                   1          2,552,079        0.1       5.840        117       1.47      1.47       73.0      61.9
Louisiana                        1          2,376,218        0.1       5.250        111       2.15      2.15       45.3      38.0
Utah                             1          1,575,000        0.1       6.010        120       1.36      1.36       73.9      62.9
Wyoming                          1          1,299,011        0.1       6.320        119       1.25      1.25       72.2      62.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         271    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

                                                                I-2

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
PROPERTY TYPE              PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                     49        391,662,486       23.0       5.212        100       1.83      1.77       59.7      52.9
   Shadow Anchored              21         88,833,157        5.2       5.531        103       1.87      1.64       58.7      51.1
   Unanchored                   16         55,627,705        3.3       5.679        118       1.89      1.83       51.8      44.4
   Free Standing                14         43,267,911        2.5       5.326        103       1.88      1.85       60.6      54.1
   Specialty                     2         11,644,029        0.7       5.940        119       1.53      1.53       54.0      44.7
   Big Box                       3          4,888,558        0.3       5.797        118       2.25      2.08       49.1      40.2
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                105    $   595,923,847       35.0%      5.330%       103       1.84X     1.76X      58.7%     51.7%
Office
   Suburban                     31        250,686,766       14.7       5.592        110       1.99      1.95       52.2      46.1
   Urban                         8         95,935,440        5.6       5.594        119       1.43      1.38       66.2      58.6
   Medical                       4         15,735,957        0.9       5.801        128       1.43      1.31       66.5      51.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 43    $   362,358,164       21.3%      5.602%       113       1.81X     1.77X      56.5%     49.7%
Hospitality
   Full Service                 10        143,580,206        8.4       5.482        114       2.73      2.52       50.7      43.4
   Limited Service               8         66,320,069        3.9       5.713        126       1.76      1.62       64.4      49.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 18    $   209,900,275       12.3%      5.555%       118       2.43X     2.23X      55.0%     45.3%
Multifamily
   Garden                       21        122,731,615        7.2       5.575        128       1.94      1.75       56.4      48.3
   Mid Rise                      5         28,332,866        1.7       5.403        137       2.42      2.34       57.6      48.8
   High Rise                     3         12,000,000        0.7       5.138        139      10.97     10.97       13.3      13.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 29    $   163,064,481        9.6%      5.513%       130       2.69X     2.53X      53.4%     45.8%
Industrial
   Warehouse                    19        100,715,562        5.9       5.596        116       1.63      1.57       63.0      52.6
   Light Industrial             11         38,455,347        2.3       5.628        113       1.47      1.42       63.5      52.6
   Flex Industrial               6         15,359,317        0.9       5.839        132       1.33      1.33       58.5      27.0
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 36    $   154,530,226        9.1%      5.628%       117       1.56X     1.51X      62.7%     50.1%
Self Storage
   Self Storage                 21         80,592,035        4.7       5.878        105       1.79      1.70       61.0      53.0
   Self Storage/Parking          2          4,800,000        0.3       6.230         57       1.70      1.35       69.7      64.8
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 23    $    85,392,035        5.0%      5.898%       102       1.78X     1.68X      61.5%     53.6%
Mixed Use
   Retail/Office                 6         24,400,792        1.4       5.782        138       1.57      1.52       58.9      49.0
   Retail/Hospitality            1         24,000,000        1.4       5.467        117       2.38      2.38       58.5      58.5
   Industrial/Retail             1          3,738,375        0.2       5.830        117       1.39      1.39       70.4      59.7
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  8    $    52,139,167        3.1%      5.641%       127       1.93X     1.91X      59.5%     54.1%
Manufactured Housing
      Community
   Manufactured Housing
      Community                  6         41,393,769        2.4       5.313        103       2.23      2.14       51.8      45.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  6    $    41,393,769        2.4%      5.313%       103       2.23X     2.14X      51.8%     45.3%
Other
   Leased Fee                    2         35,000,000        2.1       5.608        119       4.90      4.90       66.9      66.9
   Parking                       1          4,995,384        0.3       5.580        119       1.77      1.77       42.5      35.7
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  3    $    39,995,384        2.3%      5.605%       119       4.51X     4.51X      63.9%     63.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         271    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

                                                                I-3

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MORTGAGE RATE (%)             LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

4.501 - 5.000                   17        252,834,552       14.8       4.807         64       2.46      2.46       51.9      50.6
5.001 - 5.500                   56        450,336,201       26.4       5.363        112       2.34      2.18       54.1      46.6
5.501 - 6.000                  123        904,021,903       53.0       5.682        121       1.82      1.73       60.9      52.4
6.001 - 6.500                   21         75,302,573        4.4       6.233        152       1.43      1.41       61.1      40.5
6.501 <=                         5         22,202,119        1.3       6.595        112       1.70      1.70       58.4      49.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 4.714%
Maximum: 6.690%
Weighted Average: 5.504%

ORIGINAL TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED     MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

60                              19        244,284,180       14.3       5.055         55       1.99      1.97       52.6      50.5
61 - 120                       183      1,281,304,316       75.2       5.554        114       2.06      1.96       58.4      51.7
121 - 180                       18        173,358,451       10.2       5.743        167       1.92      1.82       60.8      38.8
181 - 240                        1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
241 - 300                        1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 60 mos.
Maximum: 288 mos.
Weighted Average: 115 mos.

REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING TERMS TO STATED   MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 60                          19        244,284,180       14.3       5.055         55       1.99      1.97       52.6      50.5
61 - 120                       184      1,293,997,090       75.9       5.555        114       2.06      1.96       58.2      51.5
121 - 180                       17        160,665,678        9.4       5.747        172       1.87      1.75       62.1      39.3
181 - 240                        1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
241 - 300                        1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 51 mos.
Maximum: 277 mos.
Weighted Average: 112 mos.

                                                                I-4

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                38        467,112,500       27.4       5.313         98       2.83      2.83       52.0      52.0
   121 - 180                     1          1,794,111        0.1       6.000        119       1.64      1.64       52.8      23.9
   181 - 240                     4         22,475,073        1.3       5.586         96       1.87      1.87       45.0      33.0
   241 - 300                    32        229,918,429       13.5       5.795        124       1.65      1.59       61.7      46.5
   301 - 360                   136        932,839,547       54.7       5.516        113       1.77      1.63       60.2      52.3
   361 <=                        1         10,400,000        0.6       5.490        120       1.65      1.41       72.2      64.5
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      212    $ 1,664,539,659       97.6%      5.499%       110       2.05X     1.96X      58.0%     51.2%

FULLY AMORTIZING LOANS
   61 - 120                      3          6,090,457        0.4       5.638        117       1.37      1.37       40.0       0.7
   121 - 180                     5         28,316,831        1.7       5.626        177       1.19      1.19       51.6       1.0
   181 - 240                     1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
   241 <=                        1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       10    $    40,157,689        2.4%      5.732%       178       1.36X     1.36X      49.8%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 120 mos.
Maximum: 408 mos.
Weighted Average: 340 mos.

REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING AMORTIZATION      MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                38        467,112,500       27.4       5.313         98       2.83      2.83       52.0      52.0
   121 - 180                     1          1,794,111        0.1       6.000        119       1.64      1.64       52.8      23.9
   181 - 240                     4         22,475,073        1.3       5.586         96       1.87      1.87       45.0      33.0
   241 - 300                    32        229,918,429       13.5       5.795        124       1.65      1.59       61.7      46.5
   301 - 360                   136        932,839,547       54.7       5.516        113       1.77      1.63       60.2      52.3
   361 <=                        1         10,400,000        0.6       5.490        120       1.65      1.41       72.2      64.5
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      212    $ 1,664,539,659       97.6%      5.499%       110       2.05X     1.96X      58.0%     51.2%

FULLY AMORTIZING LOANS
   61 - 120                      3          6,090,457        0.4       5.638        117       1.37      1.37       40.0       0.7
   121 - 180                     5         28,316,831        1.7       5.626        177       1.19      1.19       51.6       1.0
   181 - 240                     1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
   241 - 300                     1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       10    $    40,157,689        2.4%      5.732%       178       1.36X     1.36X      49.8%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 116 mos.
Maximum: 408 mos.
Weighted Average: 338 mos.

                                                                I-5

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (X)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                          4         47,143,368        2.8       5.961        177       1.16      1.16       61.7      21.8
1.21 - 1.30                     18         85,476,854        5.0       5.687        122       1.25      1.23       72.1      58.0
1.31 - 1.40                     27        189,791,925       11.1       5.668        119       1.35      1.33       66.8      55.8
1.41 - 1.50                     25        172,019,362       10.1       5.711        132       1.46      1.32       69.0      57.3
1.51 - 1.60                     25        143,722,871        8.4       5.690        113       1.55      1.47       63.2      52.6
1.61 - 1.70                     18         97,496,842        5.7       5.527        116       1.67      1.54       60.6      51.1
1.71 - 1.80                     14         87,569,468        5.1       5.734        133       1.74      1.61       58.6      49.9
1.81 <=                         91        881,476,659       51.7       5.331         99       2.57      2.47       50.7      47.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 1.10x
Maximum: 15.19x
Weighted Average: 2.03x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIOS AFTER IO PERIOD (X)    LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                         13        122,382,368        7.2       5.775        146       1.32      1.16       70.2      49.6
1.21 - 1.30                     28        166,832,854        9.8       5.672        121       1.39      1.25       71.7      60.6
1.31 - 1.40                     31        202,691,925       11.9       5.677        116       1.39      1.35       65.0      54.7
1.41 - 1.50                     19        131,584,362        7.7       5.662        139       1.57      1.45       63.0      50.2
1.51 - 1.60                     27        161,342,871        9.5       5.622        117       1.69      1.56       62.3      51.6
1.61 - 1.70                     15         78,791,842        4.6       5.587        116       1.77      1.66       61.2      50.0
1.71 - 1.80                     11         53,019,468        3.1       5.817        118       1.76      1.75       56.9      49.7
1.81 <=                         78        788,051,659       46.2       5.302         97       2.64      2.57       48.9      46.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 1.06x
Maximum: 15.19x
Weighted Average: 1.95x

                                                                I-6

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN-TO-VALUE RATIO (%)       LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                          5         19,227,754        1.1       5.070        143       9.74      9.74       12.2      11.2
20.1 - 30.0                      6         18,267,018        1.1       5.503        117       3.23      3.03       25.3      22.0
30.1 - 40.0                     10         49,310,010        2.9       5.615        112       2.33      2.25       36.2      30.6
40.1 - 50.0                     40        465,460,998       27.3       5.389         98       2.27      2.20       46.5      42.2
50.1 - 60.0                     62        447,405,691       26.2       5.377        107       1.95      1.87       56.4      49.3
60.1 - 70.0                     58        345,998,492       20.3       5.603        119       1.60      1.53       64.6      53.6
70.1 - 80.0                     39        350,168,837       20.5       5.725        126       1.75      1.61       74.3      63.6
80.1 <=                          2          8,858,549        0.5       5.671        119       1.46      1.24       81.5      71.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 7.7%
Maximum: 81.8%
Weighted Average: 57.8%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (%)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                         16         64,373,947        3.8       5.526        163       3.94      3.94       36.4       5.4
20.1 - 30.0                      8         36,818,161        2.2       5.633        118       2.61      2.52       32.8      26.7
30.1 - 40.0                     27        140,864,923        8.3       5.664        116       2.18      2.10       45.5      36.5
40.1 - 50.0                     54        578,848,856       34.0       5.446        108       2.07      1.98       51.8      45.5
50.1 - 60.0                     70        524,104,747       30.7       5.423        104       1.85      1.78       61.3      54.8
60.1 - 70.0                     41        286,676,714       16.8       5.638        117       1.49      1.36       72.7      64.5
70.1 - 80.0                      6         73,010,000        4.3       5.624        119       3.00      2.84       76.5      72.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 0.4%
Maximum: 73.5%
Weighted Average: 50.0%

                                                                I-7

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               APR-06               APR-07               APR-08               APR-09
-----------------------------------------------------------------------------------------------------------------

Locked Out                            90.23%               90.19%               89.04%               58.47%
YM (2)                                 0.00%                0.00%                0.00%                0.00%
Greater of YM and 1.00% (2)(3)         9.77%                9.81%               10.96%               41.53%
Open                                   0.00%                0.00%                0.00%                0.00%
-----------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%              100.00%              100.00%              100.00%
-----------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $1,704,697,348       $ 1,691,113,113      $1,675,931,847       $1,658,354,437
% Initial Pool Balance                100.00%              99.20%               98.31%               97.28%
=================================================================================================================

-----------------------------------------------------------------------
Prepayment Restrictions               APR-10               APR-11
-----------------------------------------------------------------------

Locked Out                            52.11%               57.24%
YM (2)                                 0.00%                1.04%
Greater of YM and 1.00% (2)(3)        41.72%               41.73%
Open                                   6.17%                0.00%
-----------------------------------------------------------------------
TOTALS                                100.00%              100.00%
-----------------------------------------------------------------------
Pool Balance Outstanding          $1,639,161,597       $1,385,247,447
% Initial Pool Balance                96.16%               81.26%
=======================================================================

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)      APR-12                APR-13              APR-14                APR-15
-----------------------------------------------------------------------------------------------------------------

Locked Out                            56.78%                60.91%              60.76%                58.70%
YM (2)                                1.03%                 1.09%               1.08%                 1.07%
Greater of YM and 1.00% (2)(3)        42.19%                37.99%              38.06%                38.21%
Open                                  0.00%                 0.00%               0.10%                 2.01%
-----------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%               100.00%             100.00%               100.00%
-----------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $1,355,954,210        $1,239,152,936      $1,216,020,756        $1,179,901,279
% Initial Pool Balance                79.54%                72.69%              71.33%                69.21%
=================================================================================================================

-----------------------------------------------------------------------
Prepayment Restrictions (cont'd)      APR-16                APR-17
-----------------------------------------------------------------------

Locked Out                            62.99%                63.66%
YM (2)                                0.00%                 0.00%
Greater of YM and 1.00% (2)(3)        30.61%                30.91%
Open                                  6.40%                 5.43%
-----------------------------------------------------------------------
TOTALS                               100.00%               100.00%
-----------------------------------------------------------------------
Pool Balance Outstanding           $128,465,014          $122,991,886
% Initial Pool Balance                7.54%                 7.21%
=======================================================================

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)      APR-18                APR-19              APR-20                APR-21
-----------------------------------------------------------------------------------------------------------------

Locked Out                            73.92%                75.26%              76.87%               100.00%
YM (2)                                0.00%                 0.00%               0.00%                 0.00%
Greater of YM and 1.00% (2)(3)        21.13%                21.28%              15.59%                0.00%
Open                                  4.95%                 3.45%               7.54%                 0.00%
-----------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%               100.00%             100.00%               100.00%
-----------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $102,146,521          $96,385,152         $90,289,904            $2,316,732
% Initial Pool Balance                5.99%                 5.65%               5.30%                 0.14%
=================================================================================================================

Notes:

(1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
(2) See Appendix II for a description of the Yield Maintenance.
(3) DEF/YM1 loans have been modeled as Yield Maintenance.

                                                                 I-8

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN SELLER                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
 Capital Inc.                   38        459,884,701       30.5       5.391        106       2.08      2.05       51.5      44.2
Wells Fargo Bank, N.A           89        422,218,514       28.0       5.729        110       1.82      1.70       59.5      50.2
Bear Stearns Commercial
 Mortgage, Inc.                 39        386,902,083       25.6       5.274        104       2.26      2.19       57.0      52.8
Principal Commercial
 Funding II, LLC                16        159,704,393       10.6       5.691        121       2.13      2.03       71.5      63.3
Principal Commercial
 Funding, LLC                    7         80,779,407        5.4       5.732        145       1.50      1.37       67.1      49.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
CUT-OFF DATE BALANCE ($)      LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                    2          1,998,452        0.1       6.255        119       1.53      1.53       56.6      48.4
1,000,001 - 2,000,000           26         40,899,392        2.7       5.797        115       1.80      1.75       54.5      40.6
2,000,001 - 3,000,000           38         97,379,650        6.5       5.666        111       1.79      1.73       56.7      47.7
3,000,001 - 4,000,000           29        102,387,401        6.8       5.590        113       2.16      2.10       58.1      48.2
4,000,001 - 5,000,000           21         97,360,731        6.4       5.794        118       1.90      1.84       56.4      46.9
5,000,001 - 6,000,000           12         67,508,060        4.5       5.544        117       2.55      2.47       56.8      50.4
6,000,001 - 7,000,000            4         26,639,210        1.8       5.758        118       1.76      1.66       60.5      49.8
7,000,001 - 8,000,000            8         59,069,136        3.9       5.649        103       1.63      1.53       65.1      57.1
8,000,001 - 9,000,000            5         41,285,791        2.7       5.664        116       1.60      1.55       64.0      54.4
9,000,001 - 10,000,000           4         38,424,648        2.5       5.601        109       1.55      1.47       65.6      55.1
10,000,001 - 15,000,000         19        237,130,636       15.7       5.519        118       1.70      1.59       64.9      55.6
15,000,001 - 20,000,000          9        158,099,479       10.5       5.393        116       2.19      2.01       59.7      47.2
20,000,001 - 25,000,000          4         89,912,771        6.0       5.745        147       1.89      1.82       58.5      47.0
25,000,001 - 50,000,000          5        163,935,440       10.9       5.510        105       2.62      2.50       58.5      54.1
50,000,001 <=                    3        287,458,302       19.0       5.152         85       2.13      2.13       49.6      48.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: $999,214
Maximum: $120,000,000
Average: $7,986,715

                                                                I-9

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

STATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
STATE                      PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

California - Southern           52        262,426,974       17.4       5.536        107       1.72      1.65       60.1      52.6
California - Northern           39        166,593,367       11.0       5.710        120       1.85      1.79       54.6      46.0
New York                        12        156,667,956       10.4       5.441        127       3.74      3.54       51.8      41.5
Pennsylvania                    20        145,070,589        9.6       5.684        119       2.18      2.11       50.8      48.9
Washington                       3        110,436,775        7.3       4.788         55       1.80      1.80       49.3      45.7
New Jersey                       5         81,085,097        5.4       5.703        135       1.72      1.68       65.6      54.7
Florida                         13         79,485,038        5.3       5.588        109       1.77      1.72       60.6      50.2
Virginia                         6         78,977,601        5.2       5.403         80       2.00      1.98       57.1      52.7
Texas                           18         45,609,073        3.0       5.429         85       1.85      1.81       61.9      53.2
Tennessee                        4         43,621,764        2.9       5.660        117       1.48      1.40       70.8      63.0
Georgia                          3         35,113,250        2.3       5.446        111       1.74      1.44       71.0      63.9
Arizona                          8         34,584,133        2.3       5.704        136       1.71      1.63       62.5      48.3
Illinois                         5         27,152,040        1.8       5.371        112       1.77      1.71       66.2      61.5
Rhode Island                     2         23,500,000        1.6       5.436        118       1.70      1.52       59.0      56.8
Kentucky                         2         19,600,000        1.3       5.484        119       1.51      1.43       64.2      50.7
Massachusetts                    3         19,220,000        1.3       5.663        130       1.83      1.51       72.1      62.9
Minnesota                        5         17,353,262        1.1       5.701        129       1.59      1.59       68.2      51.6
Maine                            1         17,250,000        1.1       4.740         60       2.63      2.63       56.0      56.0
Maryland                         2         16,205,098        1.1       5.640        163       1.39      1.39       67.4      42.3
Missouri                         2         15,578,866        1.0       5.462        117       2.25      1.81       49.1      40.7
Wisconsin                        3         15,099,120        1.0       5.506        124       1.69      1.56       69.0      60.0
Idaho                            3         13,067,567        0.9       5.683        118       1.92      1.92       57.4      51.0
North Dakota                     1         12,782,633        0.8       5.530        114       1.60      1.60       65.2      50.3
Nevada                           4         11,217,047        0.7       5.598        109       2.55      2.55       38.7      29.0
Michigan                         4         10,799,742        0.7       5.057         88       2.08      2.08       63.8      62.0
Oregon                           2          9,488,757        0.6       5.961        119       1.48      1.48       58.5      49.7
Virgin Islands                   1          6,984,338        0.5       5.797        118       2.23      2.23       44.2      37.4
Ohio                             2          6,700,000        0.4       5.496        101       1.67      1.67       62.9      56.7
Colorado                         4          6,108,153        0.4       5.935        129       1.58      1.39       57.7      42.8
Alabama                          1          5,650,000        0.4       5.650        120       1.68      1.29       73.4      62.5
Indiana                          3          5,258,549        0.3       5.505         94       1.96      1.96       66.6      62.5
Connecticut                      1          3,000,000        0.2       5.330        118       1.76      1.42       64.5      55.1
North Carolina                   1          2,552,079        0.2       5.840        117       1.47      1.47       73.0      61.9
Louisiana                        1          2,376,218        0.2       5.250        111       2.15      2.15       45.3      38.0
Utah                             1          1,575,000        0.1       6.010        120       1.36      1.36       73.9      62.9
Wyoming                          1          1,299,011        0.1       6.320        119       1.25      1.25       72.2      62.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         238    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

                                                                I-10

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
PROPERTY TYPE              PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                     49        391,662,486       25.9       5.212        100       1.83      1.77       59.7      52.9
   Shadow Anchored              21         88,833,157        5.9       5.531        103       1.87      1.64       58.7      51.1
   Unanchored                   16         55,627,705        3.7       5.679        118       1.89      1.83       51.8      44.4
   Free Standing                14         43,267,911        2.9       5.326        103       1.88      1.85       60.6      54.1
   Specialty                     2         11,644,029        0.8       5.940        119       1.53      1.53       54.0      44.7
   Big Box                       3          4,888,558        0.3       5.797        118       2.25      2.08       49.1      40.2
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                105    $   595,923,847       39.5%      5.330%       103       1.84X     1.76X      58.7%     51.7%
Office
   Suburban                     31        250,686,766       16.6       5.592        110       1.99      1.95       52.2      46.1
   Urban                         8         95,935,440        6.4       5.594        119       1.43      1.38       66.2      58.6
   Medical                       4         15,735,957        1.0       5.801        128       1.43      1.31       66.5      51.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 43    $   362,358,164       24.0%      5.602%       113       1.81X     1.77X      56.5%     49.7%
Hospitality
   Full Service                 10        143,580,206        9.5       5.482        114       2.73      2.52       50.7      43.4
   Limited Service               8         66,320,069        4.4       5.713        126       1.76      1.62       64.4      49.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 18    $   209,900,275       13.9%      5.555%       118       2.43X     2.23X      55.0%     45.3%
Industrial
   Warehouse                    19        100,715,562        6.7       5.596        116       1.63      1.57       63.0      52.6
   Light Industrial             11         38,455,347        2.5       5.628        113       1.47      1.42       63.5      52.6
   Flex Industrial               6         15,359,317        1.0       5.839        132       1.33      1.33       58.5      27.0
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 36    $   154,530,226       10.2%      5.628%       117       1.56X     1.51X      62.7%     50.1%
Self Storage
   Self Storage                 21         80,592,035        5.3       5.878        105       1.79      1.70       61.0      53.0
   Self Storage/Parking          2          4,800,000        0.3       6.230         57       1.70      1.35       69.7      64.8
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 23    $    85,392,035        5.7%      5.898%       102       1.78X     1.68X      61.5%     53.6%
Mixed Use
   Retail/Office                 6         24,400,792        1.6       5.782        138       1.57      1.52       58.9      49.0
   Retail/Hospitality            1         24,000,000        1.6       5.467        117       2.38      2.38       58.5      58.5
   Industrial/Retail             1          3,738,375        0.2       5.830        117       1.39      1.39       70.4      59.7
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  8    $    52,139,167        3.5%      5.641%       127       1.93X     1.91X      59.5%     54.1%
Other
   Leased Fee                    2         35,000,000        2.3       5.608        119       4.90      4.90       66.9      66.9
   Parking                       1          4,995,384        0.3       5.580        119       1.77      1.77       42.5      35.7
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  3    $    39,995,384        2.6%      5.605%       119       4.51X     4.51X      63.9%     63.0%
Multifamily
   High Rise                     2          9,250,000        0.6       5.051        146      13.33     13.33        8.3       8.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  2    $     9,250,000        0.6%      5.051%       146      13.33X    13.33X       8.3%      8.3%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         238    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

                                                                I-11

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MORTGAGE RATE (%)             LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

4.501 - 5.000                   15        246,834,552       16.4       4.804         63       2.36      2.36       52.8      51.5
5.001 - 5.500                   40        357,218,282       23.7       5.363        112       2.35      2.20       54.2      46.4
5.501 - 6.000                  108        807,931,572       53.5       5.686        120       1.85      1.76       61.1      52.7
6.001 - 6.500                   21         75,302,573        5.0       6.233        152       1.43      1.41       61.1      40.5
6.501 <=                         5         22,202,119        1.5       6.595        112       1.70      1.70       58.4      49.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 4.714%
Maximum: 6.690%
Weighted Average: 5.506%

ORIGINAL TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED     MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

60                              19        244,284,180       16.2       5.055         55       1.99      1.97       52.6      50.5
61 - 120                       154      1,117,377,820       74.0       5.563        114       2.05      1.96       59.3      52.7
121 - 180                       14        142,076,698        9.4       5.793        167       1.90      1.82       58.3      34.1
181 - 240                        1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
241 <=                           1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 60 mos.
Maximum: 288 mos.

Weighted Average: 113 mos.

REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING TERM TO STATED    MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 60                          19        244,284,180       16.2       5.055         55       1.99      1.97       52.6      50.5
61 - 120                       155      1,130,070,593       74.9       5.565        114       2.06      1.96       59.1      52.5
121 - 180                       13        129,383,925        8.6       5.803        172       1.83      1.74       59.7      34.2
181 - 240                        1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
241 <=                           1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 51 mos.
Maximum: 277 mos.
Weighted Average: 110 mos.

                                                                I-12

                                                             APPENDIX I
                                                               GROUP 1
                                                      MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                   34        447,362,500       29.6       5.315         97       2.78      2.78       52.8      52.8
    121 - 180                    1          1,794,111        0.1       6.000        119       1.64      1.64       52.8      23.9
    181 - 240                    2          5,226,090        0.3       5.905        118       1.46      1.46       54.5      35.9
    241 - 300                   32        229,918,429       15.2       5.795        124       1.65      1.59       61.7      46.5
    301 - 360                  111        786,708,793       52.1       5.514        110       1.75      1.61       60.4      52.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      180    $ 1,471,009,922       97.5%      5.500%       108       2.05X     1.96X      58.3%     51.7%

FULLY AMORTIZING LOANS
    61 - 120                     2          4,411,943        0.3       5.641        117       1.25      1.25       47.3       0.8
    121 - 180                    5         28,316,831        1.9       5.626        177       1.19      1.19       51.6       1.0
    181 - 240                    1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
    241 <=                       1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        9    $    38,479,176        2.5%      5.736%       180       1.34X     1.34X      51.0%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 339 mos.

REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING AMORTIZATION      MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                   34        447,362,500       29.6       5.315         97       2.78      2.78       52.8      52.8
    121 - 180                    1          1,794,111        0.1       6.000        119       1.64      1.64       52.8      23.9
    181 - 240                    2          5,226,090        0.3       5.905        118       1.46      1.46       54.5      35.9
    241 - 300                   32        229,918,429       15.2       5.795        124       1.65      1.59       61.7      46.5
    301 - 360                  111        786,708,793       52.1       5.514        110       1.75      1.61       60.4      52.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      180    $ 1,471,009,922       97.5%      5.500%       108       2.05X     1.96X      58.3%     51.7%

FULLY AMORTIZING LOANS
    61 - 120                     2          4,411,943        0.3       5.641        117       1.25      1.25       47.3       0.8
    121 - 180                    5         28,316,831        1.9       5.626        177       1.19      1.19       51.6       1.0
    181 - 240                    1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
    241 <=                       1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        9    $    38,479,176        2.5%      5.736%       180       1.34X     1.34X      51.0%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 116 mos.
Maximum: 360 mos.
Weighted Average: 336 mos.

                                                                I-13

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (X)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                          4         47,143,368        3.1       5.961        177       1.16      1.16       61.7      21.8
1.21 - 1.30                     15         72,427,825        4.8       5.696        118       1.25      1.25       71.4      56.9
1.31 - 1.40                     24        166,659,852       11.0       5.681        117       1.35      1.33       67.1      56.0
1.41 - 1.50                     20        136,204,362        9.0       5.734        129       1.46      1.35       67.9      55.7
1.51 - 1.60                     24        134,166,324        8.9       5.727        114       1.55      1.46       62.9      52.2
1.61 - 1.70                     15         81,427,939        5.4       5.537        115       1.67      1.55       59.6      50.2
1.71 - 1.80                     14         87,569,468        5.8       5.734        133       1.74      1.61       58.6      49.9
1.81 <=                         73        783,889,960       51.9       5.317         97       2.55      2.46       52.0      49.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 1.10x
Maximum: 15.19x
Weighted Average: 2.03x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO AFTER IO PERIOD (X)     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                          8        100,203,368        6.6       5.820        146       1.30      1.17       69.3      46.5
1.21 - 1.30                     24        136,387,825        9.0       5.682        115       1.38      1.25       71.0      59.8
1.31 - 1.40                     29        183,319,852       12.1       5.683        116       1.40      1.35       65.4      55.0
1.41 - 1.50                     18        121,184,362        8.0       5.677        141       1.57      1.45       62.2      49.0
1.51 - 1.60                     24        135,386,324        9.0       5.676        117       1.67      1.56       62.2      51.0
1.61 - 1.70                     13         73,122,939        4.8       5.599        116       1.78      1.66       61.8      50.9
1.71 - 1.80                     11         53,019,468        3.5       5.817        118       1.76      1.75       56.9      49.7
1.81 <=                         62        706,864,960       46.8       5.286         95       2.61      2.55       50.3      48.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 1.10x
Maximum: 15.19x
Weighted Average: 1.95x

                                                                I-14

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN-TO-VALUE RATIO (%)       LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                          2          9,250,000        0.6       5.051        146      13.33     13.33        8.3       8.3
20.1 - 30.0                      3          8,850,000        0.6       5.429        117       4.04      3.63       26.6      25.6
30.1 - 40.0                      5         21,179,910        1.4       5.614        104       2.31      2.28       38.1      34.0
40.1 - 50.0                     34        430,120,656       28.5       5.390         98       2.26      2.19       46.5      42.3
50.1 - 60.0                     59        419,016,825       27.8       5.370        106       1.97      1.90       56.2      49.1
60.1 - 70.0                     51        308,410,237       20.4       5.613        119       1.62      1.55       64.5      53.2
70.1 - 80.0                     33        303,802,921       20.1       5.752        122       1.79      1.67       73.8      63.2
80.1 <=                          2          8,858,549        0.6       5.671        119       1.46      1.24       81.5      71.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 7.7%
Maximum: 81.8%
Weighted Average: 58.1%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (%)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                         11         47,729,176        3.2       5.603        174       3.67      3.67       42.7       2.4
20.1 - 30.0                      5         15,278,800        1.0       5.521        117       3.26      3.02       32.2      26.5
30.1 - 40.0                     23        121,075,201        8.0       5.720        120       2.14      2.08       46.0      36.7
40.1 - 50.0                     49        553,957,497       36.7       5.448        108       2.04      1.96       52.0      45.6
50.1 - 60.0                     61        465,147,626       30.8       5.415        102       1.89      1.82       61.1      54.9
60.1 - 70.0                     34        233,290,798       15.5       5.654        110       1.49      1.39       72.0      64.3
70.1 - 80.0                      6         73,010,000        4.8       5.624        119       3.00      2.84       76.5      72.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 0.4%
Maximum: 73.5%
Weighted Average: 50.4%

                                                                I-15

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             APR-06           APR-07           APR-08           APR-09           APR-10           APR-11
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                          89.43%           89.39%           88.09%           56.35%           49.18%           54.55%
YM (2)                               0.00%            0.00%            0.00%            0.00%            0.00%            1.20%
Greater of YM and 1.00% (2)(3)      10.57%           10.61%           11.91%           43.65%           43.85%           44.25%
Open                                 0.00%            0.00%            0.00%            0.00%            6.97%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,509,489,098   $1,497,391,568   $1,483,928,930   $1,468,448,161   $1,451,703,730   $1,200,648,710
% Initial Pool Balance              100.00%          99.20%           98.31%           97.28%           96.17%           79.54%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)    APR-12           APR-13           APR-14           APR-15           APR-16           APR-17
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                          54.35%           58.94%           58.77%           56.71%           59.23%           59.95%
YM (2)                               1.18%            1.27%            1.25%            1.24%            0.00%            0.00%
Greater of YM and 1.00% (2)(3)      44.47%           39.79%           39.86%           39.73%           32.55%           33.03%
Open                                 0.00%            0.00%            0.12%            2.32%            8.21%            7.02%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,182,908,809   $1,069,058,640   $1,049,047,785   $1,024,225,015   $  100,130,351   $   95,222,758
% Initial Pool Balance              78.36%           70.82%           69.50%           67.85%            6.63%            6.31%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

--------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)    APR-18           APR-19           APR-20           APR-21
--------------------------------------------------------------------------------------------------

Locked Out                          73.00%           74.76%           76.94%           100.00%
YM (2)                               0.00%            0.00%            0.00%            0.00%
Greater of YM and 1.00% (2)(3)      20.26%           20.47%           12.49%            0.00%
Open                                 6.74%            4.77%           10.57%            0.00%
--------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          100.00%
--------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $   74,975,319   $   69,846,125   $   64,415,259   $    2,316,732
% Initial Pool Balance               4.97%            4.63%            4.27%            0.15%
--------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)   See Appendix II for a description of the Yield Maintenance.

(3)   DEF/YM1 loans have been modeled as Yield Maintenance.

                                                                I-16

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN SELLER                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A           14         89,252,833       45.7       5.526        111       1.80      1.76       51.8      44.4
Morgan Stanley Mortgage
Capital Inc.                    12         51,009,501       26.1       5.329        122       3.16      2.88       44.8      39.6
Bear Stearns Commercial
Mortgage, Inc.                   3         27,304,000       14.0       5.543        171       1.41      1.16       80.0      67.0
Principal Commercial
Funding II, LLC                  3         20,841,917       10.7       5.589        119       1.54      1.33       70.4      63.1
Principal Commercial
Funding, LLC                     1          6,800,000        3.5       5.780        120       2.15      2.15       32.4      21.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
CUT-OFF DATE BALANCE ($)      LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000            1          1,678,514        0.9       5.630        118       1.69      1.69       20.7       0.4
2,000,001 - 3,000,000            9         23,987,097       12.3       5.344        117       3.27      3.16       38.4      34.1
3,000,001 - 4,000,000            7         26,193,171       13.4       5.406        134       2.75      2.50       54.7      46.0
4,000,001 - 5,000,000            3         13,738,504        7.0       5.567        118       2.17      1.94       42.5      37.0
5,000,001 - 6,000,000            1          5,240,000        2.7       5.610        118       1.46      1.20       75.4      66.3
6,000,001 - 7,000,000            2         13,384,000        6.9       5.679        145       1.73      1.61       55.8      43.8
7,000,001 - 8,000,000            2         14,403,207        7.4       5.700        118       1.41      1.29       64.8      57.4
9,000,001 - 10,000,000           1          9,556,547        4.9       5.170        107       1.52      1.52       68.0      57.2
10,000,001 - 15,000,000          6         70,067,210       35.9       5.495        112       1.90      1.79       53.2      46.9
15,000,001 <=                    1         16,960,000        8.7       5.575        171       1.47      1.21       80.0      67.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: $1,678,514
Maximum: $16,960,000
Average: $5,915,402

                                                                I-17

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

STATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
STATE                      PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Michigan                         4         35,005,530       17.9       5.282        100       2.31      2.21       51.2      45.1
New Jersey                       4         30,111,359       15.4       5.583        155       1.65      1.48       66.6      54.5
California - Southern            2         15,032,473        7.7       5.740        119       1.82      1.82       41.3      35.0
California - Northern            3         10,917,018        5.6       5.649        118       1.93      1.83       37.3      29.7
Ohio                             5         25,121,917       12.9       5.471        119       2.02      1.70       61.6      54.1
Washington                       3         22,314,961       11.4       5.581        119       1.44      1.44       58.5      49.2
West Virginia                    2         16,400,000        8.4       5.440        119       1.90      1.55       59.5      53.3
New York                         4         12,727,754        6.5       5.162        134       5.68      5.68       18.9      17.3
Texas                            2          7,585,000        3.9       5.625        118       1.46      1.20       72.8      64.0
Arizona                          1          7,020,000        3.6       5.690        118       1.50      1.24       64.7      60.3
Maryland                         1          6,584,000        3.4       5.575        171       1.29      1.06       80.0      67.1
Pennsylvania                     1          3,990,389        2.0       5.360        118       1.68      1.68       66.5      55.5
Florida                          1          2,397,850        1.2       5.700        119       1.88      1.88       36.9      31.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

                                                                I-18

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
PROPERTY TYPE              PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Multifamily
    Garden                      21        122,731,615       62.9       5.575        128       1.94      1.75       56.4      48.3
    Mid Rise                     5         28,332,866       14.5       5.403        137       2.42      2.34       57.6      48.8
    High Rise                    1          2,750,000        1.4       5.430        117       3.02      3.02       29.9      29.9
-----------------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:              27    $   153,814,481       78.8%      5.541%       129       2.05X     1.88X      56.2%     48.1%
Manufactured Housing
Community
    Manufactured Housing
    Community                    6         41,393,769       21.2       5.313        103       2.23      2.14       51.8      45.3
-----------------------------------------------------------------------------------------------------------------------------------
          SUBTOTAL:              6    $    41,393,769       21.2%      5.313%       103       2.23X     2.14X      51.8%     45.3%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MORTGAGE RATE (%)          PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

4.501 - 5.000                    2          6,000,000        3.1       4.935        116       6.56      6.56       14.6      14.6
5.001 - 5.500                   16         93,117,920       47.7       5.365        116       2.31      2.11       53.8      47.2
5.501 - 6.000                   15         96,090,331       49.2       5.652        131       1.59      1.47       59.2      49.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 4.880%
Maximum: 5.780%
Weighted Average: 5.493%

                                                                I-19

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

ORIGINAL TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED     MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

61 - 120                        29        163,926,497       84.0       5.488        114       2.10      1.96       52.0      45.1
121 - 180                        4         31,281,754       16.0       5.515        172       2.02      1.80       72.1      60.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 72 mos.
Maximum: 180 mos.
Weighted Average: 126 mos.

REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING TERM TO STATED    MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

61 - 120                        29        163,926,497       84.0       5.488        114       2.10      1.96       52.0      45.1
121 - 180                        4         31,281,754       16.0       5.515        172       2.02      1.80       72.1      60.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 70 mos.
Maximum: 175 mos.
Weighted Average: 124 mos.

                                                                I-20

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                4         19,750,000       10.1       5.274        117       3.93      3.93       33.6      33.6
    181 - 240                    2         17,248,983        8.8       5.489         90       1.99      1.99       42.1      32.2
    301 - 360                   25        146,130,754       74.9       5.521        129       1.88      1.70       58.9      50.5
    361 <=                       1         10,400,000        5.3       5.490        120       1.65      1.41       72.2      64.5
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       32    $   193,529,737       99.1%      5.491%       124       2.09X     1.94X      55.5%     47.9%

FULLY AMORTIZING LOANS
    61 - 120                     1          1,678,514        0.9       5.630        118       1.69      1.69       20.7       0.4
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        1    $     1,678,514        0.9%      5.630%       118       1.69X     1.69X      20.7%      0.4%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 120 mos.
Maximum: 408 mos.
Weighted Average: 348 mos.

REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING AMORTIZATION      MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                4         19,750,000       10.1       5.274        117       3.93      3.93       33.6      33.6
    181 - 240                    2         17,248,983        8.8       5.489         90       1.99      1.99       42.1      32.2
    301 - 360                   25        146,130,754       74.9       5.521        129       1.88      1.70       58.9      50.5
    361 <=                       1         10,400,000        5.3       5.490        120       1.65      1.41       72.2      64.5
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       32    $   193,529,737       99.1%      5.491%       124       2.09X     1.94X      55.5%     47.9%

FULLY AMORTIZING LOANS
    61 - 120                     1          1,678,514        0.9       5.630        118       1.69      1.69       20.7       0.4
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        1    $     1,678,514        0.9%      5.630%       118       1.69X     1.69X      20.7%      0.4%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 118 mos.
Maximum: 408 mos.
Weighted Average: 347 mos.

                                                                I-21

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (X)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.21 - 1.30                      3         13,049,029        6.7       5.641        145       1.28      1.17       76.3      64.2
1.31 - 1.40                      3         23,132,073       11.8       5.573        127       1.32      1.28       64.7      54.4
1.41 - 1.50                      5         35,815,000       18.3       5.621        143       1.47      1.21       73.3      63.6
1.51 - 1.60                      1          9,556,547        4.9       5.170        107       1.52      1.52       68.0      57.2
1.61 - 1.70                      3         16,068,902        8.2       5.472        119       1.66      1.51       65.4      55.6
1.81 <=                         18         97,586,699       50.0       5.442        115       2.72      2.57       40.6      35.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 1.27x
Maximum: 7.41x
Weighted Average: 2.08x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO AFTER IO PERIOD (X)     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                          5         22,179,000       11.4       5.573        143       1.39      1.14       74.0      63.5
1.21 - 1.30                      4         30,445,029       15.6       5.630        148       1.44      1.23       74.9      64.3
1.31 - 1.40                      2         19,372,073        9.9       5.617        119       1.32      1.32       61.8      52.0
1.41 - 1.50                      1         10,400,000        5.3       5.490        120       1.65      1.41       72.2      64.5
1.51 - 1.60                      3         25,956,547       13.3       5.341        115       1.76      1.54       62.6      54.7
1.61 - 1.70                      2          5,668,902        2.9       5.440        118       1.68      1.68       52.9      39.2
1.81 <=                         16         81,186,699       41.6       5.442        114       2.89      2.78       36.8      31.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 1.06x
Maximum: 7.41x
Weighted Average: 1.94x

                                                                I-22

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN-TO-VALUE RATIO (%)       LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                          3          9,977,754        5.1       5.088        139       6.41      6.41       15.8      13.8
20.1 - 30.0                      3          9,417,018        4.8       5.572        118       2.47      2.47       24.2      18.7
30.1 - 40.0                      5         28,130,100       14.4       5.616        119       2.34      2.22       34.7      28.0
40.1 - 50.0                      6         35,340,342       18.1       5.378        103       2.38      2.22       47.0      41.9
50.1 - 60.0                      3         28,388,866       14.5       5.491        119       1.65      1.45       59.7      52.0
60.1 - 70.0                      7         37,588,255       19.3       5.528        115       1.46      1.37       65.8      56.9
70.1 - 80.0                      6         46,365,917       23.8       5.549        150       1.46      1.23       77.5      66.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 12.0%
Maximum: 80.0%
Weighted Average: 55.2%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (%)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                          5         16,644,771        8.5       5.305        131       4.74      4.74       18.2      13.9
20.1 - 30.0                      3         21,539,361       11.0       5.713        119       2.16      2.16       33.3      26.8
30.1 - 40.0                      4         19,789,722       10.1       5.318         92       2.40      2.23       42.7      35.5
40.1 - 50.0                      5         24,891,359       12.8       5.411        117       2.59      2.36       46.5      43.0
50.1 - 60.0                      9         58,957,121       30.2       5.491        117       1.55      1.42       63.0      54.2
60.1 - 70.0                      7         53,385,917       27.3       5.568        146       1.47      1.23       75.8      65.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 0.4%
Maximum: 67.1%
Weighted Average: 47.5%

                                                                I-23

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             APR-06           APR-07           APR-08           APR-09           APR-10           APR-11
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                          96.40%           96.38%           96.34%           74.92%           74.82%           74.71%
Greater of YM and 1.00% (2)(3)       3.60%            3.62%            3.66%           25.08%           25.18%           25.29%
Open                                 0.00%            0.00%            0.00%            0.00%            0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $  195,208,250   $  193,721,545   $  192,002,917   $  189,906,276   $  187,457,868   $  184,598,737
% Initial Pool Balance              100.00%          99.24%           98.36%           97.28%           96.03%           94.57%
-----------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)    APR-12           APR-13           APR-14           APR-15           APR-16           APR-17
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                          73.38%           73.30%           73.22%           71.75%           76.27%           76.36%
Greater of YM and 1.00% (2)(3)      26.62%           26.70%           26.78%           28.25%           23.73%           23.64%
Open                                 0.00%            0.00%            0.00%            0.00%            0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $  173,045,401   $  170,094,296   $  166,972,971   $  155,676,263   $   28,334,663   $   27,769,129
% Initial Pool Balance              88.65%           87.13%           85.54%           79.75%           14.52%           14.23%
-----------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

--------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)    APR-18           APR-19           APR-20           APR-21
--------------------------------------------------------------------------------------------------

Locked Out                          76.46%           76.57%           76.69%           0.00%
Greater of YM and 1.00% (2)(3)      23.54%           23.43%           23.31%           0.00%
Open                                 0.00%            0.00%            0.00%           0.00%
--------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          0.00%
--------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $   27,171,202   $   26,539,027   $   25,874,645        $ 0
% Initial Pool Balance              13.92%           13.60%           13.25%           0.00%
--------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)   See Appendix II for a description of the Yield Maintenance.

(3)   DEF/YM1 loans have been modeled as Yield Maintenance.

                                                                I-24

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA       LOAN GROUP      MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  (ONE OR TWO)  LOAN SELLER(1)  PROPERTY NAME(2)
-----------------------------------------------------------------------------------------------------------------------------

              1                                      MSMC       Chesterbrook/Glenhardie Portfolio - Roll-up (I)
    1                   1-001           1            MSMC       Chesterbrook/Glenhardie Portfolio - 725 Chesterbrook Blvd (I)
    2                   1-002           1            MSMC       Chesterbrook/Glenhardie Portfolio - 965 Chesterbrook Blvd (I)
    3                   1-003           1            MSMC       Chesterbrook/Glenhardie Portfolio - 955 Chesterbrook Blvd (I)
    4                   1-004           1            MSMC       Chesterbrook/Glenhardie Portfolio - 735 Chesterbrook Blvd (I)
    5                   1-005           1            MSMC       Chesterbrook/Glenhardie Portfolio - 1300 Morris Drive (I)
    6                   1-006           1            MSMC       Chesterbrook/Glenhardie Portfolio - 1400 Morris Drive (I)
    7                   1-007           1            MSMC       Chesterbrook/Glenhardie Portfolio - 640 Lee Road (I)
    8                   1-008           1            MSMC       Chesterbrook/Glenhardie Portfolio - 690 Lee Road (I)
    9                   1-009           1            MSMC       Chesterbrook/Glenhardie Portfolio - 701 Lee Road (I)
   10                   1-010           1            MSMC       Chesterbrook/Glenhardie Portfolio - 1325 Morris Drive (I)
   11                   1-011           1            MSMC       Chesterbrook/Glenhardie Portfolio - 1285 Drummers Lane (I)
   12                   1-012           1            MSMC       Chesterbrook/Glenhardie Portfolio - 1275 Drummers Lane (I)
   13                   1-013           1            MSMC       Chesterbrook/Glenhardie Portfolio - 1255 Drummers Lane (I)
   14                   1-014           1            MSMC       Chesterbrook/Glenhardie Portfolio - 1265 Drummers Lane (I)
   15                   1-015           1            MSMC       Chesterbrook/Glenhardie Portfolio - 600 Lee Road (I)
   16                   1-016           1            MSMC       Chesterbrook/Glenhardie Portfolio - 601 Lee Road (I)
   17                   1-017           1            MSMC       Chesterbrook/Glenhardie Portfolio - 620 Lee Road (I)
   18         2         2-001           1            MSMC       Alderwood Mall
              3                                      BSCMI      Mervyns - Roll-up (II)
   19                   3-001           1            BSCMI      Mervyns - Carmel Mountain Plaza (II)
   20                   3-002           1            BSCMI      Mervyns - Escondido (II)
   21                   3-003           1            BSCMI      Mervyns - Oceanside (II)
   22                   3-004           1            BSCMI      Mervyns - Sun Valley (II)
   23                   3-005           1            BSCMI      Mervyns - Manteca (II)
   24                   3-006           1            BSCMI      Mervyns - Elk Grove (II)
   25                   3-007           1            BSCMI      Mervyns - Roseville (II)
   26                   3-008           1            BSCMI      Mervyns - Highland (II)
   27                   3-009           1            BSCMI      Mervyns - Vacaville (II)
   28                   3-010           1            BSCMI      Mervyns - Fontana (II)
   29                   3-011           1            BSCMI      Mervyns - Arbor Faire (II)
   30                   3-012           1            BSCMI      Mervyns - McAllen (II)

MORTGAGE        LOAN PURPOSE
LOAN NO.  (ACQUISITION/REFINANCE)  STREET ADDRESS                     CITY        STATE  ZIP CODE  PROPERTY TYPE  PROPERTY SUB-TYPE
-----------------------------------------------------------------------------------------------------------------------------------

    1           Acquisition        725 Chesterbrook Blvd.             Wayne         PA     19087   Office         Suburban
    2           Acquisition        965 Chesterbrook Blvd.             Wayne         PA     19087   Office         Suburban
    3           Acquisition        955 Chesterbrook Blvd.             Wayne         PA     19087   Office         Suburban
    4           Acquisition        735 Chesterbrook Blvd.             Wayne         PA     19087   Office         Suburban
    5           Acquisition        1300 Morris Drive                  Wayne         PA     19312   Office         Suburban
    6           Acquisition        1400 Morris Drive                  Wayne         PA     19312   Office         Suburban
    7           Acquisition        640 Lee Rd.                        Wayne         PA     19087   Office         Suburban
    8           Acquisition        690 Lee Road                       Wayne         PA     19087   Office         Suburban
    9           Acquisition        701 Lee Road                       Wayne         PA     19087   Office         Suburban
   10           Acquisition        1325 Morris Drive                  Wayne         PA     19312   Office         Suburban
   11           Acquisition        1285 Drummers Lane                 Wayne         PA     19087   Office         Suburban
   12           Acquisition        1275 Drummers Lane                 Wayne         PA     19087   Office         Suburban
   13           Acquisition        1255 Drummers Lane                 Wayne         PA     19087   Office         Suburban
   14           Acquisition        1265 Drummers Lane                 Wayne         PA     19087   Office         Suburban
   15           Acquisition        600 Lee Road                       Wayne         PA     19087   Office         Suburban
   16           Acquisition        601 Lee Road                       Wayne         PA     19087   Office         Suburban
   17           Acquisition        620 Lee Road                       Wayne         PA     19087   Office         Suburban
   18            Refinance         3000 184th Street SW Interstate 5  Lynnwood      WA     98037   Retail         Anchored
   19           Acquisition        11940 Carmel Mountain Road         San Diego     CA     92128   Retail         Anchored
   20           Acquisition        1200 Auto Park Way                 Escondido     CA     92029   Retail         Anchored
   21           Acquisition        2335 Vista Way                     Oceanside     CA     92054   Retail         Anchored
   22           Acquisition        8501 Laurel Canyon Boulevard       Sun Valley    CA     91352   Retail         Anchored
   23           Acquisition        1055 South Main Street             Manteca       CA     95337   Retail         Anchored
   24           Acquisition        9175 E. Stockton Boulevard         Elk Grove     CA     95624   Retail         Anchored
   25           Acquisition        1815 Douglas Boulevard             Roseville     CA     95661   Retail         Anchored
   26           Acquisition        4010 Highland Avenue               Highland      CA     92346   Retail         Anchored
   27           Acquisition        2021 Harbison Drive                Vacaville     CA     95687   Retail         Anchored
   28           Acquisition        17204 Slover Avenue                Fontana       CA     92337   Retail         Anchored
   29           Acquisition        3380 West Shaw Avenue              Fresno        CA     93711   Retail         Anchored
   30           Acquisition        700 E. Expressway 83               McAllen       TX     78503   Retail         Anchored

MORTGAGE                                               PERCENT  PERCENT LEASED
LOAN NO.  UNITS/SF(3)  YEAR BUILT   YEAR RENOVATED   LEASED(4)   AS OF DATE(4)  SECURITY TYPE(5)  LIEN POSITION
---------------------------------------------------------------------------------------------------------------

    1         135,384     1992            NAP           100.0%    01/20/2006    Fee                   First
    2         119,779     1987            NAP           100.0%    01/20/2006    Fee                   First
    3         118,634     1986            NAP            85.4%    01/20/2006    Fee                   First
    4          84,350     1990            NAP           100.0%    01/20/2006    Fee                   First
    5          87,137     1982            NAP           100.0%    01/20/2006    Fee                   First
    6          88,566     1987            NAP            83.8%    01/20/2006    Fee                   First
    7          73,418     1988            NAP            76.7%    01/20/2006    Fee                   First
    8          73,178     1988            NAP            90.1%    01/20/2006    Fee                   First
    9          78,826     1992            NAP            88.7%    01/20/2006    Fee                   First
   10          63,890     1981            NAP            63.5%    01/20/2006    Fee                   First
   11          62,862     1983            NAP             0.0%    01/20/2006    Fee                   First
   12          63,006     1979            NAP            75.5%    01/20/2006    Fee                   First
   13          64,621     1985            NAP            79.9%    01/20/2006    Fee                   First
   14          64,119     1984            NAP            82.0%    01/20/2006    Fee                   First
   15          38,400     1987            NAP             0.0%    01/20/2006    Fee                   First
   16          35,361     1982            NAP           100.0%    01/20/2006    Fee                   First
   17          28,300     1986            NAP           100.0%    01/20/2006    Fee                   First
   18         564,856     1979     1995, 1996, 2004      95.5%    04/28/2005    Fee                   First
   19          78,657     1994            NAP           100.0%    04/01/2006    Fee                   First
   20          75,712     1987            NAP           100.0%    04/01/2006    Fee                   First
   21          75,360     1984            NAP           100.0%    04/01/2006    Fee                   First
   22          85,783     1979           2003           100.0%    04/01/2006    Fee                   First
   23          88,515     1992            NAP           100.0%    04/01/2006    Fee                   First
   24          77,874     1993            NAP           100.0%    04/01/2006    Fee                   First
   25          75,928     1982           1993           100.0%    04/01/2006    Fee                   First
   26          80,521     1993            NAP           100.0%    04/01/2006    Fee                   First
   27          77,936     1992            NAP           100.0%    04/01/2006    Fee                   First
   28          78,961     1992            NAP           100.0%    04/01/2006    Fee                   First
   29          77,431     1993            NAP           100.0%    04/01/2006    Fee                   First
   30          78,027     1984            NAP           100.0%    04/01/2006    Fee                   First

MORTGAGE                                          RELATED                                              ORIGINAL  CUT-OFF DATE
LOAN NO.                                       BORROWER LIST                                            BALANCE    BALANCE(6)
-----------------------------------------------------------------------------------------------------------------------------

    1                                               NAP                                            $ 14,902,000  $ 14,902,000
    2                                               NAP                                            $ 13,046,000  $ 13,046,000
    3                                               NAP                                            $ 12,101,000  $ 12,101,000
    4                                               NAP                                            $  9,427,000  $  9,427,000
    5                                               NAP                                            $  8,740,000  $  8,740,000
    6                                               NAP                                            $  8,560,000  $  8,560,000
    7                                               NAP                                            $  6,257,000  $  6,257,000
    8                                               NAP                                            $  6,124,000  $  6,124,000
    9                                               NAP                                            $  6,093,000  $  6,093,000
   10                                               NAP                                            $  5,977,000  $  5,977,000
   11                                               NAP                                            $  5,193,000  $  5,193,000
   12                                               NAP                                            $  5,183,000  $  5,183,000
   13                                               NAP                                            $  5,104,000  $  5,104,000
   14                                               NAP                                            $  4,809,000  $  4,809,000
   15                                               NAP                                            $  3,221,000  $  3,221,000
   16                                               NAP                                            $  2,955,000  $  2,955,000
   17                                               NAP                                            $  2,308,000  $  2,308,000
   18                                               NAP                                            $104,370,000  $103,268,302
   19     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  3,871,000  $  3,871,000
   20     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  3,283,000  $  3,283,000
   21     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  3,136,000  $  3,136,000
   22     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  2,940,000  $  2,940,000
   23     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  2,793,000  $  2,793,000
   24     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  2,695,000  $  2,695,000
   25     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  2,646,000  $  2,646,000
   26     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  2,597,000  $  2,597,000
   27     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  2,548,000  $  2,548,000
   28     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  2,548,000  $  2,548,000
   29     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  2,499,000  $  2,499,000
   30     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $  2,499,000  $  2,499,000

                                  % OF APPLICABLE     CUT-OFF DATE
MORTGAGE     % OF TOTAL POOL         LOAN GROUP        BALANCE PER              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.  CUT-OFF DATE BALANCE  CUT-OFF DATE BALANCE    UNIT OR SF   NOTE DATE    DATE (P&I)     Date (IO)    Maturity Date
---------------------------------------------------------------------------------------------------------------------------

    1              0.9%                 1.0%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
    2              0.8%                 0.9%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
    3              0.7%                 0.8%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
    4              0.6%                 0.6%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
    5              0.5%                 0.6%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
    6              0.5%                 0.6%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
    7              0.4%                 0.4%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
    8              0.4%                 0.4%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
    9              0.4%                 0.4%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
   10              0.4%                 0.4%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
   11              0.3%                 0.3%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
   12              0.3%                 0.3%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
   13              0.3%                 0.3%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
   14              0.3%                 0.3%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
   15              0.2%                 0.2%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
   16              0.2%                 0.2%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
   17              0.1%                 0.2%                  $ 94  03/08/2006       NAP         04/08/2006     03/08/2016
   18              6.1%                 6.8%                  $373  06/14/2005    08/06/2005        NAP         07/06/2010
   19              0.2%                 0.3%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012
   20              0.2%                 0.2%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012
   21              0.2%                 0.2%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012
   22              0.2%                 0.2%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012
   23              0.2%                 0.2%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012
   24              0.2%                 0.2%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012
   25              0.2%                 0.2%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012
   26              0.2%                 0.2%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012
   27              0.1%                 0.2%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012
   28              0.1%                 0.2%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012
   29              0.1%                 0.2%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012
   30              0.1%                 0.2%                  $ 69  09/26/2005       NAP         11/01/2005     10/01/2012

MORTGAGE    GRACE               LOCKBOX   LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING   MORTGAGE
LOAN NO.  Period(7)  ARD LOAN    STATUS     TYPE     TO MATURITY    TO MATURITY   AMORT. TERM(8)  AMORT. TERM      RATE
-----------------------------------------------------------------------------------------------------------------------

    1         0         No      In Place    Soft        120            119              IO             IO        5.670%
    2         0         No      In Place    Soft        120            119              IO             IO        5.670%
    3         0         No      In Place    Soft        120            119              IO             IO        5.670%
    4         0         No      In Place    Soft        120            119              IO             IO        5.670%
    5         0         No      In Place    Soft        120            119              IO             IO        5.670%
    6         0         No      In Place    Soft        120            119              IO             IO        5.670%
    7         0         No      In Place    Soft        120            119              IO             IO        5.670%
    8         0         No      In Place    Soft        120            119              IO             IO        5.670%
    9         0         No      In Place    Soft        120            119              IO             IO        5.670%
   10         0         No      In Place    Soft        120            119              IO             IO        5.670%
   11         0         No      In Place    Soft        120            119              IO             IO        5.670%
   12         0         No      In Place    Soft        120            119              IO             IO        5.670%
   13         0         No      In Place    Soft        120            119              IO             IO        5.670%
   14         0         No      In Place    Soft        120            119              IO             IO        5.670%
   15         0         No      In Place    Soft        120            119              IO             IO        5.670%
   16         0         No      In Place    Soft        120            119              IO             IO        5.670%
   17         0         No      In Place    Soft        120            119              IO             IO        5.670%
   18         0         No     Springing    Hard         60             51             360            351        4.714%
   19         5         No     Springing    Hard         84             78              IO             IO        4.890%
   20         5         No     Springing    Hard         84             78              IO             IO        4.890%
   21         5         No     Springing    Hard         84             78              IO             IO        4.890%
   22         5         No     Springing    Hard         84             78              IO             IO        4.890%
   23         5         No     Springing    Hard         84             78              IO             IO        4.890%
   24         5         No     Springing    Hard         84             78              IO             IO        4.890%
   25         5         No     Springing    Hard         84             78              IO             IO        4.890%
   26         5         No     Springing    Hard         84             78              IO             IO        4.890%
   27         5         No     Springing    Hard         84             78              IO             IO        4.890%
   28         5         No     Springing    Hard         84             78              IO             IO        4.890%
   29         5         No     Springing    Hard         84             78              IO             IO        4.890%
   30         5         No     Springing    Hard         84             78              IO             IO        4.890%

MORTGAGE        MONTHLY       MONTHLY  THIRD MOST RECENT  THIRD MOST RECENT  SECOND MOST RECENT  SECOND MOST RECENT  MOST RECENT
LOAN NO.  PAYMENT (P&I)  PAYMENT (IO)                NOI           NOI DATE                 NOI            NOI DATE          NOI
--------------------------------------------------------------------------------------------------------------------------------

    1               NAP       $71,390                NAP                NAP           ($536,884)         12/31/2004    ($448,362)
    2               NAP       $62,498                NAP                NAP         $ 2,820,645          12/31/2004  $ 2,137,172
    3               NAP       $57,971                NAP                NAP         $ 2,057,168          12/31/2004  $ 1,132,256
    4               NAP       $45,161                NAP                NAP           ($396,148)         12/31/2004    ($505,347)
    5               NAP       $41,870                NAP                NAP         $ 1,741,814          12/31/2004  $ 1,667,318
    6               NAP       $41,008                NAP                NAP         $   735,504          12/31/2004  $ 1,003,538
    7               NAP       $29,975                NAP                NAP         $ 1,093,085          12/31/2004  $ 1,043,696
    8               NAP       $29,338                NAP                NAP         $   615,067          12/31/2004  $   739,865
    9               NAP       $29,189                NAP                NAP         $   207,878          12/31/2004  $   674,005
   10               NAP       $28,634                NAP                NAP         $   551,543          12/31/2004  $   474,562
   11               NAP       $24,878                NAP                NAP           ($293,976)         12/31/2004    ($278,973)
   12               NAP       $24,830                NAP                NAP         $   740,790          12/31/2004  $   881,329
   13               NAP       $24,451                NAP                NAP         $   238,628          12/31/2004  $   442,306
   14               NAP       $23,038                NAP                NAP         $   656,843          12/31/2004  $   631,704
   15               NAP       $15,431                NAP                NAP            ($87,261)         12/31/2004    ($172,451)
   16               NAP       $14,156                NAP                NAP           ($168,985)         12/31/2004     ($39,079)
   17               NAP       $11,057                NAP                NAP         $   223,438          12/31/2004  $    47,449
   18          $536,890           NAP        $14,319,609         12/31/2003         $16,365,916          12/31/2004  $18,225,935
   19               NAP       $15,774                NAP                NAP                 NAP                 NAP          NAP
   20               NAP       $13,378                NAP                NAP                 NAP                 NAP          NAP
   21               NAP       $12,779                NAP                NAP                 NAP                 NAP          NAP
   22               NAP       $11,981                NAP                NAP                 NAP                 NAP          NAP
   23               NAP       $11,381                NAP                NAP                 NAP                 NAP          NAP
   24               NAP       $10,982                NAP                NAP                 NAP                 NAP          NAP
   25               NAP       $10,782                NAP                NAP                 NAP                 NAP          NAP
   26               NAP       $10,583                NAP                NAP                 NAP                 NAP          NAP
   27               NAP       $10,383                NAP                NAP                 NAP                 NAP          NAP
   28               NAP       $10,383                NAP                NAP                 NAP                 NAP          NAP
   29               NAP       $10,183                NAP                NAP                 NAP                 NAP          NAP
   30               NAP       $10,183                NAP                NAP                 NAP                 NAP          NAP

MORTGAGE  MOST RECENT NOI  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE     NOI      NCF
LOAN NO.             DATE            EGI       EXPENSES            NOI  CAPITAL ITEMS      CASH FLOW   DSCR(9)  DSCR(9)
-----------------------------------------------------------------------------------------------------------------------

    1          12/31/2005    $ 3,234,280     $1,222,458    $ 2,011,822       $245,194    $ 1,766,628    2.50      2.22
    2          12/31/2005    $ 3,366,208     $1,135,263    $ 2,230,945       $229,928    $ 2,001,017    2.50      2.22
    3          12/31/2005    $ 2,841,153     $1,126,045    $ 1,715,108       $188,023    $ 1,527,085    2.50      2.22
    4          12/31/2005    $ 2,170,092     $  825,615    $ 1,344,477       $156,672    $ 1,187,805    2.50      2.22
    5          12/31/2005    $ 2,735,034     $  929,725    $ 1,805,309       $174,675    $ 1,630,634    2.50      2.22
    6          12/31/2005    $ 2,129,220     $  757,662    $ 1,371,558       $138,269    $ 1,233,289    2.50      2.22
    7          12/31/2005    $ 1,493,362     $  707,800    $   785,562       $123,518    $   662,044    2.50      2.22
    8          12/31/2005    $ 1,912,656     $  696,902    $ 1,215,754       $125,302    $ 1,090,452    2.50      2.22
    9          12/31/2005    $ 1,774,500     $  750,615    $ 1,023,885       $123,576    $   900,309    2.50      2.22
   10          12/31/2005    $ 1,172,797     $  601,077    $   571,720       $ 73,352    $   498,368    2.50      2.22
   11          12/31/2005    $         0     $        0    $         0       $      0    $         0    2.50      2.22
   12          12/31/2005    $ 1,460,854     $  611,432    $   849,422       $ 89,084    $   760,338    2.50      2.22
   13          12/31/2005    $ 1,314,361     $  568,378    $   745,983       $ 93,571    $   652,412    2.50      2.22
   14          12/31/2005    $ 1,343,206     $  597,111    $   746,095       $ 94,044    $   652,051    2.50      2.22
   15          12/31/2005    $         0     $        0    $         0       $      0    $         0    2.50      2.22
   16          12/31/2005    $   869,175     $  390,741    $   478,434       $ 64,679    $   413,755    2.50      2.22
   17          12/31/2005    $   676,080     $  300,283    $   375,797       $ 51,255    $   324,542    2.50      2.22
   18     TTM (03/31/2005)   $32,154,180     $7,579,441    $24,574,739       $583,407    $23,991,332    1.87      1.82
   19                 NAP    $   963,942     $   28,918    $   935,023       $      0    $   935,023    2.46      2.46
   20                 NAP    $   927,851     $   27,836    $   900,015       $      0    $   900,015    2.46      2.46
   21                 NAP    $   923,537     $   27,706    $   895,831       $      0    $   895,831    2.46      2.46
   22                 NAP    $   692,698     $   20,781    $   671,917       $      0    $   671,917    2.46      2.46
   23                 NAP    $   714,759     $   21,443    $   693,316       $      0    $   693,316    2.46      2.46
   24                 NAP    $   628,833     $   18,865    $   609,968       $      0    $   609,968    2.46      2.46
   25                 NAP    $   613,119     $   18,394    $   594,725       $      0    $   594,725    2.46      2.46
   26                 NAP    $   650,207     $   19,506    $   630,701       $      0    $   630,701    2.46      2.46
   27                 NAP    $   629,333     $   18,880    $   610,453       $      0    $   610,453    2.46      2.46
   28                 NAP    $   637,610     $   19,128    $   618,482       $      0    $   618,482    2.46      2.46
   29                 NAP    $   625,255     $   18,758    $   606,498       $      0    $   606,498    2.46      2.46
   30                 NAP    $   630,068     $   18,902    $   611,166       $      0    $   611,166    2.46      2.46

MORTGAGE    NCF POST IO    CUT-OFF DATE  BALLOON      BALLOON     APPRAISED   VALUATION                                   LEASE
LOAN NO.  PERIOD DSCR(10)       LTV        LTV        BALANCE         VALUE   DATE(11)   LARGEST TENANT(12)          EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------------

    1           2.22           47.4%      47.4%   $14,902,000  $ 32,325,000  01/17/2006  Shire Pharmaceuticals Inc.     09/30/2015
    2           2.22           47.4%      47.4%   $13,046,000  $ 28,300,000  01/17/2006  Centocor, Inc.                 01/31/2009
    3           2.22           47.4%      47.4%   $12,101,000  $ 23,525,000  01/17/2006  Centocor, Inc.                 07/31/2009
    4           2.22           47.4%      47.4%   $ 9,427,000  $ 20,450,000  01/17/2006  Shire Pharmaceuticals Inc.     09/30/2016
    5           2.22           47.4%      47.4%   $ 8,740,000  $ 19,450,000  01/17/2006  AmerisourceBergen Drug Co      06/30/2010
    6           2.22           47.4%      47.4%   $ 8,560,000  $ 17,725,000  01/17/2006  AmerisourceBergen Drug Co      06/30/2010
    7           2.22           47.4%      47.4%   $ 6,257,000  $ 12,600,000  01/17/2006  GHR Systems Inc                05/31/2006
    8           2.22           47.4%      47.4%   $ 6,124,000  $ 12,900,000  01/17/2006  Astrazeneca LP                 04/30/2007
    9           2.22           47.4%      47.4%   $ 6,093,000  $ 13,925,000  01/17/2006  1&1 Internet Inc               08/31/2011
   10           2.22           47.4%      47.4%   $ 5,977,000  $ 11,250,000  01/17/2006  Planalytics Inc                01/31/2010
   11           2.22           47.4%      47.4%   $ 5,193,000  $  8,925,000  01/17/2006  NAP                                NAP
   12           2.22           47.4%      47.4%   $ 5,183,000  $ 11,800,000  01/17/2006  Covalent Research              12/31/2009
   13           2.22           47.4%      47.4%   $ 5,104,000  $ 11,250,000  01/17/2006  New England Life Insurance     12/31/2009
   14           2.22           47.4%      47.4%   $ 4,809,000  $ 10,600,000  01/17/2006  Morgan Stanley DW Inc.         10/31/2011
   15           2.22           47.4%      47.4%   $ 3,221,000  $  5,525,000  01/17/2006  NAP                                NAP
   16           2.22           47.4%      47.4%   $ 2,955,000  $  7,200,000  01/17/2006  MEDecision, Inc.               08/31/2016
   17           2.22           47.4%      47.4%   $ 2,308,000  $  5,625,000  01/17/2006  MEDecision, Inc.               08/31/2016
   18           1.82           48.4%      45.2%   $96,329,649  $435,000,000  06/07/2005  Borders Books & Music          01/31/2020
   19           2.46           55.8%      55.8%   $ 3,871,000  $ 14,350,000  08/03/2005  Mervyns                        09/30/2025
   20           2.46           55.8%      55.8%   $ 3,283,000  $ 13,810,000  08/03/2005  Mervyns                        09/30/2025
   21           2.46           55.8%      55.8%   $ 3,136,000  $ 13,750,000  08/03/2005  Mervyns                        09/30/2025
   22           2.46           55.8%      55.8%   $ 2,940,000  $ 10,000,000  08/06/2005  Mervyns                        09/30/2025
   23           2.46           55.8%      55.8%   $ 2,793,000  $  9,740,000  08/02/2005  Mervyns                        09/30/2025
   24           2.46           55.8%      55.8%   $ 2,695,000  $  9,100,000  08/05/2005  Mervyns                        09/30/2025
   25           2.46           55.8%      55.8%   $ 2,646,000  $  9,850,000  08/05/2005  Mervyns                        09/30/2025
   26           2.46           55.8%      55.8%   $ 2,597,000  $  9,050,000  09/12/2005  Mervyns                        09/30/2025
   27           2.46           55.8%      55.8%   $ 2,548,000  $  9,360,000  08/08/2005  Mervyns                        09/30/2025
   28           2.46           55.8%      55.8%   $ 2,548,000  $  9,500,000  09/12/2005  Mervyns                        09/30/2025
   29           2.46           55.8%      55.8%   $ 2,499,000  $  8,690,000  08/10/2005  Mervyns                        09/30/2025
   30           2.46           55.8%      55.8%   $ 2,499,000  $  8,720,000  07/22/2005  Mervyns                        09/30/2025

MORTGAGE                                         LEASE                                                LEASE
LOAN NO.  % NSF SECOND LARGEST TENANT(12)   EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(12)     EXPIRATION DATE   % NSF
------------------------------------------------------------------------------------------------------------------------

    1     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
    2     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
    3      34.1% Crothall Healthcare, Inc.    06/30/2008     24.4%  Ford Motor Credit Company       04/30/2006     10.0%
    4     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
    5     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
    6      53.4% SAS Institute Inc.           01/31/2008     14.4%  Environmental Systems Rese      12/31/2011     13.9%
    7      34.8% Investor Force, Inc.         02/29/2012     16.3%  Dun & Bradstreet Inc.           06/30/2010      8.7%
    8      30.9% Liberty Mutual Insurance     03/30/2011     24.4%  Campbell Campbell Edwards       08/31/2009     13.7%
    9      17.6% Patron Solutions LP          01/31/2009     12.0%  Acordia Northeast (PA)          06/30/2010     11.9%
   10      27.5% DMW Acquisition LLC          08/31/2008     24.7%  Regis Insurance Company         04/30/2015     11.4%
   11        NAP NAP                              NAP          NAP  NAP                                NAP           NAP
   12      54.0% Proctor & Gamble             02/28/2010     10.3%  Precyse Solutions               03/31/2010      9.3%
   13      21.9% Solomon Edwards Group        02/28/2013     20.2%  Armstrong, Doyle & Carroll      12/31/2011      7.3%
   14      20.9% Alternative Resources        08/31/2009     11.2%  Old Republic National Title     03/31/2010     10.1%
   15        NAP NAP                              NAP          NAP  NAP                                NAP           NAP
   16     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   17      51.8% CP Venture                   11/30/2016     48.2%  NAP                                NAP           NAP
   18       4.3% R.E.I.                       01/31/2015      4.0%  Express                         01/31/2007      2.9%
   19     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   20     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   21     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   22     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   23     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   24     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   25     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   26     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   27     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   28     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   29     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP
   30     100.0% NAP                              NAP          NAP  NAP                                NAP           NAP

MORTGAGE     INSURANCE           TAX        CAPITAL EXPENDITURE         TI/LC                   OTHER
LOAN NO.  ESCROW IN PLACE  ESCROW IN PLACE  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)   ESCROW DESCRIPTION(15)
-------------------------------------------------------------------------------------------------------------

    1            No              Yes                Yes                  Yes                    NAP
    2            No              Yes                Yes                  Yes                    NAP
    3            No              Yes                Yes                  Yes                    NAP
    4            No              Yes                Yes                  Yes                    NAP
    5            No              Yes                Yes                  Yes                    NAP
    6            No              Yes                Yes                  Yes                    NAP
    7            No              Yes                Yes                  Yes                    NAP
    8            No              Yes                Yes                  Yes                    NAP
    9            No              Yes                Yes                  Yes                    NAP
   10            No              Yes                Yes                  Yes                    NAP
   11            No              Yes                Yes                  Yes                    NAP
   12            No              Yes                Yes                  Yes                    NAP
   13            No              Yes                Yes                  Yes                    NAP
   14            No              Yes                Yes                  Yes                    NAP
   15            No              Yes                Yes                  Yes                    NAP
   16            No              Yes                Yes                  Yes                    NAP
   17            No              Yes                Yes                  Yes                    NAP
   18            No               No                 No                   No                    NAP
   19            No               No                 No                   No          Rebate Letter of Credit
   20            No               No                 No                   No          Rebate Letter of Credit
   21            No               No                 No                   No          Rebate Letter of Credit
   22            No               No                 No                   No          Rebate Letter of Credit
   23            No               No                 No                   No          Rebate Letter of Credit
   24            No               No                 No                   No          Rebate Letter of Credit
   25            No               No                 No                   No          Rebate Letter of Credit
   26            No               No                 No                   No          Rebate Letter of Credit
   27            No               No                 No                   No          Rebate Letter of Credit
   28            No               No                 No                   No          Rebate Letter of Credit
   29            No               No                 No                   No          Rebate Letter of Credit
   30            No               No                 No                   No          Rebate Letter of Credit

MORTGAGE              SPRINGING            INITIAL CAPITAL EXPENDITURE  MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE
LOAN NO.       ESCROW DESCRIPTION(16)           ESCROW REQUIREMENT(17)       ESCROW REQUIREMENT(18)           ESCROW BALANCE(19)
--------------------------------------------------------------------------------------------------------------------------------

    1                Insurance                                      $0                       $2,821                           $0
    2                Insurance                                      $0                       $2,495                           $0
    3                Insurance                                      $0                       $2,472                           $0
    4                Insurance                                      $0                       $1,757                           $0
    5                Insurance                                      $0                       $1,816                           $0
    6                Insurance                                      $0                       $1,845                           $0
    7                Insurance                                      $0                       $1,526                           $0
    8                Insurance                                      $0                       $1,525                           $0
    9                Insurance                                      $0                       $1,646                           $0
   10                Insurance                                      $0                       $1,331                           $0
   11                Insurance                                      $0                       $1,310                           $0
   12                Insurance                                      $0                       $1,313                           $0
   13                Insurance                                      $0                       $1,348                           $0
   14                Insurance                                      $0                       $1,336                           $0
   15                Insurance                                      $0                       $  725                           $0
   16                Insurance                                      $0                       $  425                           $0
   17                Insurance                                      $0                       $  425                           $0
   18     RE Tax, Insurance, CapEx, TI/LC                           $0                       $    0                           $0
   19     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0
   20     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0
   21     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0
   22     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0
   23     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0
   24     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0
   25     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0
   26     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0
   27     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0
   28     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0
   29     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0
   30     RE Tax, Insurance, CapEx, Other                           $0                       $    0                           $0

MORTGAGE           INITIAL TI/LC           MONTHLY TI/LC       CURRENT TI/LC  ENVIRONMENTAL     INTEREST
LOAN NO.  ESCROW REQUIREMENT(20)  ESCROW REQUIREMENT(21)  ESCROW BALANCE(22)    INSURANCE    ACCRUAL METHOD  SEASONING(23)
--------------------------------------------------------------------------------------------------------------------------

    1                 $1,017,225                      $0          $1,017,225        No         Actual/360          1
    2                 $  886,839                      $0          $  886,839        No         Actual/360          1
    3                 $  878,369                      $0          $  878,369        No         Actual/360          1
    4                 $  633,775                      $0          $  633,775        No         Actual/360          1
    5                 $  645,159                      $0          $  645,159        No         Actual/360          1
    6                 $  655,747                      $0          $  655,747        No         Actual/360          1
    7                 $  543,592                      $0          $  543,592        No         Actual/360          1
    8                 $  541,815                      $0          $  541,815        No         Actual/360          1
    9                 $  583,625                      $0          $  583,625        No         Actual/360          1
   10                 $  473,039                      $0          $  473,039        No         Actual/360          1
   11                 $  465,428                      $0          $  465,428        No         Actual/360          1
   12                 $  466,509                      $0          $  466,509        No         Actual/360          1
   13                 $  478,459                      $0          $  478,459        No         Actual/360          1
   14                 $  474,749                      $0          $  474,749        No         Actual/360          1
   15                 $  284,320                      $0          $  284,320        No         Actual/360          1
   16                 $  261,812                      $0          $  261,812        No         Actual/360          1
   17                 $  209,540                      $0          $  209,540        No         Actual/360          1
   18                 $        0                      $0          $        0        No         Actual/360          9
   19                 $        0                      $0          $        0        No           30/360            6
   20                 $        0                      $0          $        0        No           30/360            6
   21                 $        0                      $0          $        0        No           30/360            6
   22                 $        0                      $0          $        0        No           30/360            6
   23                 $        0                      $0          $        0        No           30/360            6
   24                 $        0                      $0          $        0        No           30/360            6
   25                 $        0                      $0          $        0        No           30/360            6
   26                 $        0                      $0          $        0        No           30/360            6
   27                 $        0                      $0          $        0        No           30/360            6
   28                 $        0                      $0          $        0        No           30/360            6
   29                 $        0                      $0          $        0        No           30/360            6
   30                 $        0                      $0          $        0        No           30/360            6

                           PREPAYMENT CODE(24)
MORTGAGE  -----------------------------------------------------       YM      ADMINISTRATIVE
LOAN NO.  LO  DEF  DEF/YM1.00  YM3.00  YM2.00  YM1.00  YM  OPEN  FORMULA(25)   COST RATE(26)
--------------------------------------------------------------------------------------------

    1      0           91                        25          4        A            3.150
    2      0           91                        25          4        A            3.150
    3      0           91                        25          4        A            3.150
    4      0           91                        25          4        A            3.150
    5      0           91                        25          4        A            3.150
    6      0           91                        25          4        A            3.150
    7      0           91                        25          4        A            3.150
    8      0           91                        25          4        A            3.150
    9      0           91                        25          4        A            3.150
   10      0           91                        25          4        A            3.150
   11      0           91                        25          4        A            3.150
   12      0           91                        25          4        A            3.150
   13      0           91                        25          4        A            3.150
   14      0           91                        25          4        A            3.150
   15      0           91                        25          4        A            3.150
   16      0           91                        25          4        A            3.150
   17      0           91                        25          4        A            3.150
   18     33   20                                            7                     4.150
   19     35                                     47          2        B            3.150
   20     35                                     47          2        B            3.150
   21     35                                     47          2        B            3.150
   22     35                                     47          2        B            3.150
   23     35                                     47          2        B            3.150
   24     35                                     47          2        B            3.150
   25     35                                     47          2        B            3.150
   26     35                                     47          2        B            3.150
   27     35                                     47          2        B            3.150
   28     35                                     47          2        B            3.150
   29     35                                     47          2        B            3.150
   30     35                                     47          2        B            3.150

MORTGAGE    CMSA        CMSA       LOAN GROUP      MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  (ONE OR TWO)  LOAN SELLER(1)  PROPERTY NAME(2)
---------------------------------------------------------------------------------------------------------------------------

   31                   3-013          1             BSCMI      Mervyns - Moreno Valley (II)
   32                   3-014          1             BSCMI      Mervyns - Morgan Hill (II)
   33                   3-015          1             BSCMI      Mervyns - Temecula (II)
   34                   3-016          1             BSCMI      Mervyns - East Hills (II)
   35                   3-017          1             BSCMI      Mervyns - Rancho Cucamonga (II)
   36                   3-018          1             BSCMI      Mervyns - Redlands (II)
   37                   3-019          1             BSCMI      Mervyns - Ventura (II)
   38                   3-020          1             BSCMI      Mervyns - Yarbrough (II)
   39                   3-021          1             BSCMI      Mervyns - Point West (II)
   40                   3-022          1             BSCMI      Mervyns - Hanford (II)
   41                   3-023          1             BSCMI      Mervyns - Lodi (II)
   42                   3-024          1             BSCMI      Mervyns - Turlock (II)
   43                   3-025          1             BSCMI      Mervyns - Ridgecrest (II)
   44         4         4-001          1             MSMC       Olympic Plaza
   45         5         5-001          1              WFB       12601 Fair Lakes Circle
   46         6         6-001          1            PCF II      234 West 48th Street
   47         7         7-001          1            PCF II      Commerce Center
   48         8         8-001          1              WFB       60 Thompson Street
   49         9         9-001          1             BSCMI      1 Route 46 West
   50        10        10-001          1              PCF       Hopewell Crossing Shopping Center
   51        11        11-001          1             MSMC       Embassy Suites Sacramento
   52        12        12-001          1             BSCMI      Sunrise Plaza
   53        13        13-001          1             MSMC       Hudson Point Office
   54        14        14-001          1             BSCMI      The Chambers Hotel
   55        15        15-001          1              PCF       Park Place Shopping Center
   56        16        16-001          1             BSCMI      Blakely Hotel
   57        17        17-001          1             BSCMI      Bangor Parkade
   58        18        18-001          2             BSCMI      Woodlane Crossing
                                                     MSMC       Morgantown Multifamily Portfolio - Roll-up (A)
   59        19        19-001          2             MSMC       Morgantown Multifamily Portfolio - Bon Vista and Villas (A)
   60        20        20-001          2             MSMC       Morgantown Multifamily Portfolio - Barrington North (A)
   61        21        21-001          1              WFB       Kohl's-Newbury Park
   62        22        22-001          1             MSMC       Lake Buena Vista Courtyard by Marriott
   63        23        23-001          1             BSCMI      Federal Express Facility
   64        24        24-001          1              WFB       Courtyard Marriott, (Langhorne, PA)
             25                                      BSCMI      Platinum Portfolio Roll-up (III)

MORTGAGE        LOAN PURPOSE
LOAN NO.  (ACQUISITION/REFINANCE)  STREET ADDRESS                  CITY                     STATE  ZIP CODE  PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------------

   31           Acquisition        12625 Frederick Street          Moreno Valley              CA     92553   Retail
   32           Acquisition        100 Cochrane Plaza              Morgan Hill                CA     95037   Retail
   33           Acquisition        26443 Ynez Road                 Temecula                   CA     92591   Retail
   34           Acquisition        2800 Mall View Road             Bakersfield                CA     93306   Retail
   35           Acquisition        10640 Foothill Boulevard        Rancho Cucamonga           CA     91730   Retail
   36           Acquisition        1520 Industrial Park Avenue     Redlands                   CA     92374   Retail
   37           Acquisition        4750 Telephone Road             Ventura                    CA     93003   Retail
   38           Acquisition        10501 Gateway Boulevard West    El Paso                    TX     79925   Retail
   39           Acquisition        1896 Arden Way                  Sacramento                 CA     95815   Retail
   40           Acquisition        1677 West Lacey Boulevard       Hanford                    CA     93230   Retail
   41           Acquisition        530 West Kettleman Lane         Lodi                       CA     95240   Retail
   42           Acquisition        2840 Geer Road                  Turlock                    CA     95382   Retail
   43           Acquisition        700 North China Lake Boulevard  Ridgecrest                 CA     93555   Retail
   44            Refinance         11500 West Olympic Boulevard    Los Angeles                CA     90064   Office
   45           Acquisition        12601 Fair Lakes Circle         Fairfax                    VA     22033   Office
   46           Acquisition        234 West 48th Street            New York                   NY     10036   Other
   47            Refinance         211 Commerce Street             Nashville                  TN     37201   Office
   48            Refinance         60 Thompson Street              New York                   NY     10012   Hospitality
   49            Refinance         1 Rt. 46 West                   Totowa                     NJ     07512   Mixed Use
   50            Refinance         800 Denow Road                  Hopewell                   NJ     08525   Retail
   51            Refinance         100 Capitol Mall                Sacramento                 CA     95814   Hospitality
   52            Refinance         620-696 Blossom Hill Road       San Jose                   CA     95123   Retail
   53            Refinance         303 South Broadway              Tarrytown                  NY     10591   Office
   54            Refinance         15 W. 56th Street               New York                   NY     10019   Hospitality
   55            Refinance         4505 Ashford Dunwoody Road      Atlanta                    GA     30346   Retail
   56            Refinance         136 West 55th Street            New York                   NY     10019   Hospitality
   57           Acquisition        482-534 Stillwater Avenue       Bangor                     ME     04401   Retail
   58            Refinance         4385-A US Route 130 South       Edgewater Park Township    NJ     08016   Multifamily
   59            Refinance         1325 Stewartstown Road          Morgantown                 WV     26505   Multifamily
   60            Refinance         104-112 Wedgewood Drive         Morgantown                 WV     26505   Multifamily
   61            Refinance         1930, 1940, 1960 Newbury Road   Newbury Park               CA     91320   Retail
   62            Refinance         8501 Palm Parkway               Orlando                    FL     32836   Hospitality
   63            Refinance         324-396 Wilson Avenue           Newark                     NJ     07105   Industrial
   64           Acquisition        5 No. Cabot Blvd.               Langhorne                  PA     19047   Hospitality

MORTGAGE                                                                PERCENT   PERCENT LEASED
LOAN NO.  PROPERTY SUB-TYPE   UNITS/SF(3)  YEAR BUILT  YEAR RENOVATED  LEASED(4)   AS OF DATE(4)  SECURITY TYPE(5)  LIEN POSITION
---------------------------------------------------------------------------------------------------------------------------------

   31     Anchored                 77,192     1988           NAP         100.0%      04/01/2006   Fee                   First
   32     Anchored                 77,185     1989           NAP         100.0%      04/01/2006   Fee                   First
   33     Anchored                 76,248     1990           NAP         100.0%      04/01/2006   Fee                   First
   34     Anchored                 75,140     1989           NAP         100.0%      04/01/2006   Fee                   First
   35     Anchored                 74,991     1991           NAP         100.0%      04/01/2006   Fee                   First
   36     Anchored                 75,890     1981           NAP         100.0%      04/01/2006   Fee                   First
   37     Anchored                 75,247     1982          2002         100.0%      04/01/2006   Fee                   First
   38     Anchored                 75,522     1984           NAP         100.0%      04/01/2006   Fee                   First
   39     Anchored                 72,304     1979       1990 / 2003     100.0%      04/01/2006   Fee                   First
   40     Anchored                 78,459     1992           NAP         100.0%      04/01/2006   Fee                   First
   41     Anchored                 68,017     1981           NAP         100.0%      04/01/2006   Fee                   First
   42     Anchored                 61,026     1987           NAP         100.0%      04/01/2006   Fee                   First
   43     Anchored                 59,042     1990           NAP         100.0%      04/01/2006   Fee                   First
   44     Urban                   244,448     1982           NAP          96.0%      01/13/2006   Fee                   First
   45     Suburban                263,990     1995           NAP         100.0%      01/31/2006   Fee                   First
   46     Leased Fee                  334     1927          1989         100.0%      03/09/2006   Fee                   First
   47     Urban                   228,567     2000           NAP         100.0%      02/17/2006   Fee                   First
   48     Full Service                 98     2001           NAP          94.6%      12/31/2005   Fee                   First
   49     Retail/Hospitality      111,462  1983/1997         NAP         100.0%      02/03/2006   Fee                   First
   50     Anchored                108,993     2005           NAP          99.0%      01/20/2006   Fee                   First
   51     Full Service                242     2002           NAP          79.3%      12/31/2005   Fee                   First
   52     Anchored                119,180  1991-1999         NAP         100.0%      01/01/2006   Fee                   First
   53     Suburban                197,764     1980          2004          98.5%      01/31/2006   Fee                   First
   54     Full Service                 77     2001           NAP          76.7%      12/31/2005   Fee                   First
   55     Shadow Anchored          81,594  1979/2005         NAP          94.4%      03/07/2006   Fee                   First
   56     Full Service                118     1929          2005          82.9%      12/31/2005   Fee                   First
   57     Anchored                232,764     2005           NAP          89.6%      01/24/2006   Leasehold             First
   58     Garden                      281     1964           NAP          97.5%      02/15/2006   Fee                   First
   59     Garden                      320  1971-2003         NAP          98.1%      12/01/2005   Fee                   First
   60     Garden                       59     1992        2003-2005      100.0%      12/01/2005   Fee                   First
   61     Anchored                100,861     2003           NAP         100.0%      11/02/2005   Fee                   First
   62     Limited Service             308     1989          2005          72.2%      11/30/2005   Fee                   First
   63     Warehouse                45,984     2005           NAP         100.0%      04/01/2006   Fee                   First
   64     Limited Service             118     2002           NAP          79.9%      09/30/2005   Fee                   First

MORTGAGE                                          RELATED                                             ORIGINAL  CUT-OFF DATE
LOAN NO.                                       BORROWER LIST                                           BALANCE    BALANCE(6)
----------------------------------------------------------------------------------------------------------------------------

   31     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 2,499,000   $ 2,499,000
   32     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 2,499,000   $ 2,499,000
   33     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 2,499,000   $ 2,499,000
   34     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 2,450,000   $ 2,450,000
   35     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 2,450,000   $ 2,450,000
   36     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 2,450,000   $ 2,450,000
   37     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 2,450,000   $ 2,450,000
   38     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 2,450,000   $ 2,450,000
   39     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 2,352,000   $ 2,352,000
   40     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 2,303,000   $ 2,303,000
   41     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 2,156,000   $ 2,156,000
   42     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 1,960,000   $ 1,960,000
   43     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $ 1,617,000   $ 1,617,000
   44                                               NAP                                            $40,000,000   $39,962,516
   45                                               NAP                                            $35,000,000   $35,000,000
   46                                               NAP                                            $30,000,000   $30,000,000
   47                                               NAP                                            $30,000,000   $29,972,925
   48                                               NAP                                            $29,000,000   $29,000,000
   49                                               NAP                                            $24,000,000   $24,000,000
   50                                               NAP                                            $23,000,000   $22,932,846
   51                                               NAP                                            $21,800,000   $21,779,925
   52                                               NAP                                            $21,200,000   $21,200,000
   53                                               NAP                                            $20,000,000   $19,714,117
   54                                             54, 56                                           $19,500,000   $19,500,000
   55                                               NAP                                            $19,500,000   $19,500,000
   56                                             54, 56                                           $18,500,000   $18,500,000
   57     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $17,250,000   $17,250,000
   58                                          58, 116, 169                                        $16,960,000   $16,960,000
   59                                               NAP                                            $14,240,000   $14,240,000
   60                                               NAP                                            $ 2,160,000   $ 2,160,000
   61                                               NAP                                            $16,120,000   $16,120,000
   62                                               NAP                                            $16,000,000   $15,978,110
   63                                               NAP                                            $16,000,000   $15,962,251
   64                                             64, 118                                          $15,575,000   $15,575,000

MORTGAGE    % OF TOTAL POOL     % OF APPLICABLE LOAN GROUP  CUT-OFF DATE BALANCE              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.  CUT-OFF DATE BALANCE     CUT-OFF DATE BALANCE           PER UNIT OR SF   NOTE DATE    DATE (P&I)     Date (IO)
--------------------------------------------------------------------------------------------------------------------------

   31             0.1%                     0.2%                         $     69  09/26/2005       NAP         11/01/2005
   32             0.1%                     0.2%                         $     69  09/26/2005       NAP         11/01/2005
   33             0.1%                     0.2%                         $     69  09/26/2005       NAP         11/01/2005
   34             0.1%                     0.2%                         $     69  09/26/2005       NAP         11/01/2005
   35             0.1%                     0.2%                         $     69  09/26/2005       NAP         11/01/2005
   36             0.1%                     0.2%                         $     69  09/26/2005       NAP         11/01/2005
   37             0.1%                     0.2%                         $     69  09/26/2005       NAP         11/01/2005
   38             0.1%                     0.2%                         $     69  09/26/2005       NAP         11/01/2005
   39             0.1%                     0.2%                         $     69  09/26/2005       NAP         11/01/2005
   40             0.1%                     0.2%                         $     69  09/26/2005       NAP         11/01/2005
   41             0.1%                     0.1%                         $     69  09/26/2005       NAP         11/01/2005
   42             0.1%                     0.1%                         $     69  09/26/2005       NAP         11/01/2005
   43             0.1%                     0.1%                         $     69  09/26/2005       NAP         11/01/2005
   44             2.3%                     2.6%                         $    163  02/28/2006    04/01/2006        NAP
   45             2.1%                     2.3%                         $    133  01/11/2006       NAP         03/01/2006
   46             1.8%                     2.0%                         $ 89,820  03/09/2006       NAP         04/10/2006
   47             1.8%                     2.0%                         $    131  02/17/2006    04/01/2006     04/01/2009
   48             1.7%                     1.9%                         $295,918  10/11/2005    12/01/2010     12/01/2005
   49             1.4%                     1.6%                         $    114  12/14/2005       NAP         02/01/2006
   50             1.3%                     1.5%                         $    210  01/20/2006    03/01/2006        NAP
   51             1.3%                     1.4%                         $ 90,000  02/16/2006    04/01/2006        NAP
   52             1.2%                     1.4%                         $    178  10/31/2005    12/01/2008     12/01/2005
   53             1.2%                     1.3%                         $    100  11/30/2005    01/01/2006        NAP
   54             1.1%                     1.3%                         $253,247  04/14/2005    06/01/2010     06/01/2005
   55             1.1%                     1.3%                         $    239  05/03/2005    01/01/2007     07/01/2005
   56             1.1%                     1.2%                         $156,780  06/01/2005       NAP         07/01/2005
   57             1.0%                     1.1%                         $     74  03/17/2006       NAP         05/01/2006
   58             1.0%                     8.7%                         $ 60,356  06/30/2005    08/01/2010     08/01/2005
   59             0.8%                     7.3%                         $ 43,272  02/08/2006    04/01/2009     04/01/2006
   60             0.1%                     1.1%                         $ 43,272  02/08/2006    04/01/2009     04/01/2006
   61             0.9%                     1.1%                         $    160  03/03/2006    04/01/2008     05/01/2006
   62             0.9%                     1.1%                         $ 51,877  02/13/2006    04/01/2006        NAP
   63             0.9%                     1.1%                         $    347  01/30/2006    03/01/2006        NAP
   64             0.9%                     1.0%                         $131,992  01/03/2006    02/01/2008     03/01/2006

MORTGAGE                   GRACE     ARD   LOCKBOX   LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING   MORTGAGE
LOAN NO.  MATURITY DATE  PERIOD(7)  LOAN   STATUS     TYPE     TO MATURITY     TO MATURITY   AMORT. TERM(8)  AMORT. TERM      RATE
----------------------------------------------------------------------------------------------------------------------------------

   31      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   32      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   33      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   34      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   35      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   36      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   37      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   38      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   39      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   40      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   41      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   42      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   43      10/01/2012        5       No   Springing   Hard          84              78              IO            IO        4.890%
   44      03/01/2016        0       No   In Place    Soft         120             119             360           359        5.520%
   45      02/01/2011        5       No   Springing   Hard          60              58              IO            IO        5.440%
   46      03/01/2016        0       Yes  In Place    Hard         120             119              IO            IO        5.670%
   47      03/01/2016        0       No     None       NAP         120             119             360           359        5.670%
   48      11/01/2015        5       Yes  Springing   Hard         120             115             360           360        5.250%
   49      01/01/2016        0       No   In Place    Hard         120             117              IO            IO        5.467%
   50      02/01/2021        3       No     None       NAP         180             178             300           298        6.350%
   51      03/01/2016        5       No     None       NAP         120             119             360           359        5.590%
   52      11/01/2020        5       No   In Place    Hard         180             175             360           360        5.564%
   53      12/01/2020        5       No   In Place    Soft         180             176             180           176        5.500%
   54      05/01/2015        5       No     None       NAP         120             109             360           360        5.240%
   55      06/01/2015        0       No     None       NAP         120             110             360           360        5.320%
   56      06/01/2015        5       No     None       NAP         120             110              IO            IO        5.200%
   57      04/01/2011        5       No   Springing   Hard          60              60              IO            IO        4.740%
   58      07/01/2020        5       Yes  In Place    Hard         180             171             360           360        5.575%
   59      03/01/2016        5       No     None       NAP         120             119             360           360        5.440%
   60      03/01/2016        5       No     None       NAP         120             119             360           360        5.440%
   61      04/01/2016        5       No     None       NAP         120             120             360           360        5.790%
   62      03/01/2016        5       No     None       NAP         120             119             300           299        5.640%
   63      02/01/2016        5       Yes  Springing   Hard         120             118             360           358        5.472%
   64      02/01/2016        5       Yes  Springing   Hard         120             118             312           312        5.750%

MORTGAGE        MONTHLY       MONTHLY  THIRD MOST RECENT  THIRD MOST RECENT  SECOND MOST RECENT  SECOND MOST RECENT  MOST RECENT
LOAN NO.  PAYMENT (P&I)  PAYMENT (IO)                NOI           NOI DATE                 NOI            NOI DATE          NOI
--------------------------------------------------------------------------------------------------------------------------------

   31               NAP      $ 10,183                NAP                NAP                 NAP                 NAP          NAP
   32               NAP      $ 10,183                NAP                NAP                 NAP                 NAP          NAP
   33               NAP      $ 10,183                NAP                NAP                 NAP                 NAP          NAP
   34               NAP      $  9,984                NAP                NAP                 NAP                 NAP          NAP
   35               NAP      $  9,984                NAP                NAP                 NAP                 NAP          NAP
   36               NAP      $  9,984                NAP                NAP                 NAP                 NAP          NAP
   37               NAP      $  9,984                NAP                NAP                 NAP                 NAP          NAP
   38               NAP      $  9,984                NAP                NAP                 NAP                 NAP          NAP
   39               NAP      $  9,584                NAP                NAP                 NAP                 NAP          NAP
   40               NAP      $  9,385                NAP                NAP                 NAP                 NAP          NAP
   41               NAP      $  8,786                NAP                NAP                 NAP                 NAP          NAP
   42               NAP      $  7,987                NAP                NAP                 NAP                 NAP          NAP
   43               NAP      $  6,589                NAP                NAP                 NAP                 NAP          NAP
   44          $227,618           NAP         $4,058,742         12/31/2003          $3,831,519          12/31/2004   $4,124,724
   45               NAP      $160,870         $4,823,889         12/31/2003          $4,975,040          12/31/2004   $5,108,395
   46               NAP      $143,719                NAP                NAP          $5,958,722          12/31/2004   $9,579,934
   47          $173,550      $138,147         $2,920,968         12/31/2003          $3,025,073          12/31/2004   $3,163,394
   48          $160,139      $128,637         $4,066,501         12/31/2003          $4,346,756          12/31/2004   $6,260,933
   49               NAP      $110,859         $3,054,256         12/31/2003          $3,098,198          12/31/2004   $3,158,105
   50          $153,149           NAP                NAP                NAP                 NAP                 NAP          NAP
   51          $125,012           NAP         $2,896,039         12/31/2003          $3,461,649          12/31/2004   $3,984,820
   52          $121,224      $ 99,663         $2,189,939         12/31/2003          $2,183,807          12/31/2004   $2,231,250
   53          $163,417           NAP         $2,563,102         12/31/2003          $3,123,783          12/31/2004   $2,985,199
   54          $107,559      $ 86,333         $2,086,609         12/31/2003          $2,692,904          12/31/2004   $3,244,907
   55          $108,527      $ 87,651                NAP                NAP                 NAP                 NAP          NAP
   56               NAP      $ 81,280                NAP                NAP                 NAP                 NAP   $4,038,569
   57               NAP      $ 68,138                NAP                NAP                 NAP                 NAP          NAP
   58           $97,097      $ 79,888         $1,179,580         12/31/2003          $1,331,699          12/31/2004   $1,324,101
   59           $80,318      $ 65,451         $  890,088         12/31/2003          $1,334,311          12/31/2004   $1,460,609
   60           $12,183      $  9,928         $  185,306         12/31/2003          $  236,897          12/31/2004   $  241,403
   61           $94,482      $ 78,859                NAP                NAP                 NAP                 NAP   $1,012,655
   62           $99,596           NAP         $  764,525         12/31/2003          $2,454,192          12/31/2004   $2,078,125
   63           $90,565           NAP                NAP                NAP                 NAP                 NAP          NAP
   64           $96,303      $ 75,667         $1,730,760         12/31/2003          $1,899,513          12/31/2004   $2,182,823

MORTGAGE   MOST RECENT NOI  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE   NOI       NCF
LOAN NO.              DATE            EGI       EXPENSES            NOI  CAPITAL ITEMS      CASH FLOW  DSCR(9)  DSCR(9)
-----------------------------------------------------------------------------------------------------------------------

   31                  NAP    $   623,325    $    18,700     $  604,626       $      0     $  604,626    2.46     2.46
   32                  NAP    $   623,269    $    18,698     $  604,571       $      0     $  604,571    2.46     2.46
   33                  NAP    $   615,703    $    18,471     $  597,232       $      0     $  597,232    2.46     2.46
   34                  NAP    $   606,756    $    18,203     $  588,553       $      0     $  588,553    2.46     2.46
   35                  NAP    $   605,552    $    18,167     $  587,386       $      0     $  587,386    2.46     2.46
   36                  NAP    $   612,812    $    18,384     $  594,427       $      0     $  594,427    2.46     2.46
   37                  NAP    $   607,620    $    18,229     $  589,391       $      0     $  589,391    2.46     2.46
   38                  NAP    $   609,840    $    18,295     $  591,545       $      0     $  591,545    2.46     2.46
   39                  NAP    $   583,855    $    17,516     $  566,339       $      0     $  566,339    2.46     2.46
   40                  NAP    $   633,556    $    19,007     $  614,550       $      0     $  614,550    2.46     2.46
   41                  NAP    $   549,237    $    16,477     $  532,760       $      0     $  532,760    2.46     2.46
   42                  NAP    $   492,785    $    14,784     $  478,001       $      0     $  478,001    2.46     2.46
   43                  NAP    $   476,764    $    14,303     $  462,461       $      0     $  462,461    2.46     2.46
   44     T-12 (11/30/2005)   $ 6,692,140    $ 2,485,916     $4,206,224       $418,006     $3,788,217    1.54     1.39
   45     T-12 (11/30/2005)   $ 6,983,521    $ 2,105,152     $4,878,370       $467,082     $4,411,287    2.53     2.29
   46           12/31/2005    $19,904,895    $10,324,961     $9,579,934       $796,196     $8,783,738    5.55     5.09
   47           12/31/2005    $ 5,106,163    $ 2,099,531     $3,006,632       $274,279     $2,732,353    1.44     1.31
   48           12/31/2005    $13,962,512    $ 7,955,671     $6,006,841       $558,500     $5,448,340    3.89     3.53
   49           12/31/2005    $ 4,365,614    $ 1,091,259     $3,274,354       $104,032     $3,170,322    2.46     2.38
   50                  NAP    $ 3,179,349    $   982,463     $2,196,886       $ 38,146     $2,158,740    1.20     1.17
   51           12/31/2005    $14,981,655    $10,999,907     $3,981,748       $599,266     $3,382,482    2.65     2.25
   52           12/31/2005    $ 2,814,787    $   660,104     $2,154,683       $ 74,483     $2,080,200    1.80     1.74
   53     T-12 (09/30/2005)   $ 5,412,565    $ 2,892,688     $2,519,877       $266,981     $2,252,896    1.28     1.15
   54           12/31/2005    $ 8,785,754    $ 5,459,217     $3,326,537       $351,430     $2,975,107    3.21     2.87
   55                  NAP    $ 2,816,337    $   712,050     $2,104,287       $ 78,648     $2,025,639    2.00     1.93
   56           12/31/2005    $ 9,867,177    $ 5,368,467     $4,498,710       $394,687     $4,104,023    4.61     4.21
   57                  NAP    $ 3,486,180    $ 1,232,706     $2,253,474       $102,484     $2,150,990    2.76     2.63
   58           12/31/2005    $ 2,767,919    $ 1,292,601     $1,475,318       $ 70,250     $1,405,068    1.54     1.47
   59     T-12 (11/30/2005)   $ 2,284,066    $   708,850     $1,575,217       $ 82,875     $1,492,342    2.01     1.90
   60     T-12 (11/30/2005)   $   378,049    $   132,975     $  245,074       $ 14,750     $  230,324    2.01     1.90
   61     T-12 (06/30/2005)   $ 1,876,569    $   488,209     $1,388,359       $ 28,670     $1,359,689    1.47     1.44
   62     T-12 (11/30/2005)   $ 7,440,292    $ 5,328,352     $2,111,940       $297,802     $1,814,138    1.77     1.52
   63                  NAP    $ 1,906,186    $    57,186     $1,849,000       $      0     $1,849,000    1.70     1.70
   64     T-12 (09/30/2005)   $ 4,427,354    $ 2,359,131     $2,068,223       $199,231     $1,868,992    2.28     2.06

MORTGAGE    NCF POST IO    CUT-OFF DATE  BALLOON     BALLOON    APPRAISED   VALUATION
LOAN NO.  PERIOD DSCR(10)       LTV         LTV      BALANCE        VALUE   DATE(11)    LARGEST TENANT(12)
--------------------------------------------------------------------------------------------------------------------------------

   31           2.46            55.8%      55.8%  $ 2,499,000  $ 9,280,000  08/11/2005  Mervyns
   32           2.46            55.8%      55.8%  $ 2,499,000  $ 9,625,000  08/16/2005  Mervyns
   33           2.46            55.8%      55.8%  $ 2,499,000  $ 9,170,000  08/03/2005  Mervyns
   34           2.46            55.8%      55.8%  $ 2,450,000  $ 8,430,000  08/03/2005  Mervyns
   35           2.46            55.8%      55.8%  $ 2,450,000  $ 9,000,000  09/12/2005  Mervyns
   36           2.46            55.8%      55.8%  $ 2,450,000  $ 9,100,000  09/12/2005  Mervyns
   37           2.46            55.8%      55.8%  $ 2,450,000  $ 9,000,000  08/09/2005  Mervyns
   38           2.46            55.8%      55.8%  $ 2,450,000  $ 8,440,000  07/22/2005  Mervyns
   39           2.46            55.8%      55.8%  $ 2,352,000  $ 8,450,000  08/05/2005  Mervyns
   40           2.46            55.8%      55.8%  $ 2,303,000  $ 8,000,000  08/10/2005  Mervyns
   41           2.46            55.8%      55.8%  $ 2,156,000  $ 7,500,000  08/02/2005  Mervyns
   42           2.46            55.8%      55.8%  $ 1,960,000  $ 6,750,000  08/02/2005  Mervyns
   43           2.46            55.8%      55.8%  $ 1,617,000  $ 6,020,000  08/03/2005  Mervyns
   44           1.39            59.8%      50.2%  $33,521,816  $66,800,000  12/16/2005  Syska & Hennessey Engineers
   45           2.29            45.5%      45.5%  $35,000,000  $77,000,000  12/15/2005  CGI -AMS
   46           5.09            73.5%      73.5%  $30,000,000  $40,800,000  01/10/2006  WB President Hotel NY Lessee LLC
   47           1.31            71.4%      63.0%  $26,447,209  $42,000,000  01/13/2006  Baker Donelson
   48           2.84            43.5%      40.4%  $26,882,584  $66,600,000  08/01/2005  NAP
   49           2.38            58.5%      58.5%  $24,000,000  $41,000,000  11/09/2005  CompUSA
   50           1.17            71.0%      43.7%  $14,104,641  $32,300,000  03/01/2006  Stop & Shop Supermarket Company
   51           2.25            47.3%      39.8%  $18,308,636  $46,000,000  01/26/2006  NAP
   52           1.43            56.5%      44.9%  $16,825,019  $37,500,000  08/29/2005  Sportmart
   53           1.15            51.6%       1.0%  $   398,883  $38,200,000  10/21/2005  WPHSP Leasing Corp. (Hudson Health Plan)
   54           2.31            52.7%      48.9%  $18,077,724  $37,000,000  03/01/2007  NAP
   55           1.56            67.0%      57.9%  $16,843,093  $29,100,000  03/10/2006  EatZi's, LLC
   56           4.21            42.0%      42.0%  $18,500,000  $44,000,000  06/01/2005  NAP
   57           2.63            56.0%      56.0%  $17,250,000  $30,800,000  12/07/2005  Kohl's
   58           1.21            80.0%      67.1%  $14,234,517  $21,200,000  04/28/2005  NAP
   59           1.55            59.5%      53.3%  $12,750,283  $24,000,000  12/27/2005  NAP
   60           1.55            59.5%      53.3%  $ 1,934,032  $ 3,570,000  12/27/2005  NAP
   61           1.20            75.0%      66.1%  $14,218,929  $21,500,000  01/01/2006  Kohl's
   62           1.52            63.9%      49.1%  $12,285,929  $25,000,000  12/16/2005  NAP
   63           1.70            63.6%      53.3%  $13,377,490  $25,100,000  01/09/2006  FedEx Freight, East, Inc.
   64           1.62            70.5%      59.1%  $13,063,803  $22,100,000  11/22/2005  NAP

MORTGAGE       LEASE                                                         LEASE
LOAN NO.  EXPIRATION DATE   % NSF  SECOND LARGEST TENANT(12)            EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(12)
----------------------------------------------------------------------------------------------------------------------------------

   31       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   32       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   33       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   34       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   35       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   36       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   37       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   38       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   39       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   40       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   41       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   42       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   43       09/30/2025     100.0%  NAP                                        NAP          NAP  NAP
   44       05/31/2011      11.3%  Barrister Executive Suites              12/31/2011    10.4%  U.S. General Services Admin
   45       02/28/2011     100.0%  NAP                                        NAP          NAP  NAP
   46       03/31/2111        NAP  NAP                                        NAP          NAP  NAP
   47       09/07/2010      39.7%  Barge Waggoner                          08/31/2010    24.3%  Chamber of Commerce
   48           NAP           NAP  NAP                                        NAP          NAP  NAP
   49       03/13/2013      23.0%  Petco                                   12/31/2015    21.2%  Lenscrafters
   50       06/01/2025      52.1%  Sleepy's The Mattress Professionals     02/28/2010     6.4%  Piccolo Trattoria, LLC
   51           NAP           NAP  NAP                                        NAP          NAP  NAP
   52       01/31/2009      34.5%  CompUSA                                 06/30/2011    21.1%  Western Appliance
   53       08/31/2010      19.7%  Framework Inc.                          12/31/2007    12.5%  Nationwide Mutual Insurance Co.
   54           NAP           NAP  NAP                                        NAP          NAP  NAP
   55       11/30/2014      13.6%  Spa Sydell                              01/13/2016    12.3%  Houlihan's Restaurant & Bar
   56           NAP           NAP  NAP                                        NAP          NAP  NAP
   57       01/31/2026      38.2%  Linens N Things                         01/31/2016    12.1%  Office Depot
   58           NAP           NAP  NAP                                        NAP          NAP  NAP
   59           NAP           NAP  NAP                                        NAP          NAP  NAP
   60           NAP           NAP  NAP                                        NAP          NAP  NAP
   61       03/31/2028      87.7%  Lovi's Delicatessen                     10/22/2015     5.1%  Sharky's Mexican Grill/Killer Food
                                                                                                Concepts
   62           NAP           NAP  NAP                                        NAP          NAP  NAP
   63       12/21/2020     100.0%  NAP                                        NAP          NAP  NAP
   64           NAP           NAP  NAP                                        NAP          NAP  NAP

MORTGAGE       LEASE                 INSURANCE           TAX        CAPITAL EXPENDITURE         TI/LC
LOAN NO.  EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)
------------------------------------------------------------------------------------------------------------

   31           NAP          NAP        No               No                 No                   No
   32           NAP          NAP        No               No                 No                   No
   33           NAP          NAP        No               No                 No                   No
   34           NAP          NAP        No               No                 No                   No
   35           NAP          NAP        No               No                 No                   No
   36           NAP          NAP        No               No                 No                   No
   37           NAP          NAP        No               No                 No                   No
   38           NAP          NAP        No               No                 No                   No
   39           NAP          NAP        No               No                 No                   No
   40           NAP          NAP        No               No                 No                   No
   41           NAP          NAP        No               No                 No                   No
   42           NAP          NAP        No               No                 No                   No
   43           NAP          NAP        No               No                 No                   No
   44        02/20/2013     6.1%        Yes              Yes                Yes                  No
   45           NAP          NAP        No               No                 No                   No
   46           NAP          NAP        No               No                 No                   No
   47        05/31/2020    12.6%        No               No                 No                   No
   48           NAP          NAP        No               Yes                Yes                  No
   49        07/01/2007    16.3%        No               No                 No                   No
   50        06/30/2015     4.1%        No               Yes                No                   No
   51           NAP          NAP        No               No                 No                   No
   52        01/31/2010     8.4%        Yes              Yes                No                   No
   53        03/31/2010     8.1%        No               Yes                No                   No
   54           NAP          NAP        No               Yes                No                   No
   55        09/30/2009    10.2%        No               Yes                No                   No
   56           NAP          NAP        No               Yes                No                   No
   57        11/30/2015    10.1%        No               No                 No                   No
   58           NAP          NAP        No               Yes                Yes                  No
   59           NAP          NAP        Yes              Yes                Yes                  No
   60           NAP          NAP        Yes              Yes                Yes                  No
   61        07/31/2015     2.4%        Yes              No                 No                   No
   62           NAP          NAP        No               Yes                Yes                  No
   63           NAP          NAP        No               No                 No                   No
   64           NAP          NAP        No               Yes                Yes                  No

MORTGAGE                      OTHER                                   SPRINGING             INITIAL CAPITAL EXPENDITURE
LOAN NO.              ESCROW DESCRIPTION(15)                    ESCROW DESCRIPTION(16)            ESCROW REQUIREMENT(17)
------------------------------------------------------------------------------------------------------------------------

   31                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   32                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   33                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   34                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   35                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   36                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   37                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   38                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   39                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   40                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   41                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   42                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   43                Rebate Letter of Credit               RE Tax, Insurance, CapEx, Other                       $    0
   44                          NAP                                                                               $    0
   45                          NAP                         RE Tax, Insurance, CapEx, TI/LC                       $    0
   46                          NAP                                RE Tax, Insurance                              $    0
   47                          NAP                             RE Tax, Insurance, TI/LC                          $    0
   48                          NAP                                    Insurance                                  $    0
   49                          NAP                         RE Tax, Insurance, CapEx, TI/LC                       $    0
   50            Additional Security Stop and Shop                    Insurance                                  $    0
                Completion ($4,700,000) and Occupany
          Reserve ($387,786) and Rent Abatement ($66,600)
   51                          NAP                                RE Tax, Insurance                              $    0
   52                 Sportmart Roof Reserve                         CapEx, TI/LC                                $    0
   53                          NAP                             Insurance, CapEx, TI/LC                           $    0
   54                          NAP                                 Insurance, CapEx                              $    0
   55                  Additional Security                                                                       $    0
   56                          NAP                                 Insurance, CapEx                              $    0
   57                          NAP                         RE Tax, Insurance, CapEx, Other                       $    0
   58                          NAP                                    Insurance                                  $7,475
   59                          NAP                                                                               $    0
   60                          NAP                                                                               $    0
   61                          NAP                                      RE Tax                                   $    0
   62                          NAP                                    Insurance                                  $    0
   63                          NAP                             RE Tax, Insurance, CapEx                          $    0
   64                          NAP                                    Insurance                                  $    0

MORTGAGE    MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE           INITIAL TI/LC           MONTHLY TI/LC
LOAN NO.         ESCROW REQUIREMENT(18)           ESCROW BALANCE(19)  ESCROW REQUIREMENT(20)  ESCROW REQUIREMENT(21)
--------------------------------------------------------------------------------------------------------------------

   31                           $     0                      $     0                      $0                      $0
   32                           $     0                      $     0                      $0                      $0
   33                           $     0                      $     0                      $0                      $0
   34                           $     0                      $     0                      $0                      $0
   35                           $     0                      $     0                      $0                      $0
   36                           $     0                      $     0                      $0                      $0
   37                           $     0                      $     0                      $0                      $0
   38                           $     0                      $     0                      $0                      $0
   39                           $     0                      $     0                      $0                      $0
   40                           $     0                      $     0                      $0                      $0
   41                           $     0                      $     0                      $0                      $0
   42                           $     0                      $     0                      $0                      $0
   43                           $     0                      $     0                      $0                      $0
   44                           $ 3,056                      $     0                      $0                      $0
   45                           $     0                      $     0                      $0                      $0
   46                           $     0                      $     0                      $0                      $0
   47                           $     0                      $     0                      $0                      $0
   48      3% of Monthly Gross Revenues                      $     0                      $0                      $0
   49                           $     0                      $     0                      $0                      $0
   50                           $     0                      $     0                      $0                      $0
   51                           $     0                      $     0                      $0                      $0
   52                           $     0                      $     0                      $0                      $0
   53                           $     0                      $     0                      $0                      $0
   54                           $     0                      $     0                      $0                      $0
   55                           $     0                      $     0                      $0                      $0
   56                           $     0                      $     0                      $0                      $0
   57                           $     0                      $     0                      $0                      $0
   58                           $ 7,475                      $30,536                      $0                      $0
   59                           $ 6,906                      $     0                      $0                      $0
   60                           $ 1,219                      $     0                      $0                      $0
   61                           $     0                      $     0                      $0                      $0
   62                           $24,820                      $     0                      $0                      $0
   63                           $     0                      $     0                      $0                      $0
   64     4% of Monthly Gross Revenues,                      $14,758                      $0                      $0
                      5% after 1/1/2009

                                                                                              PREPAYMENT CODE(24)
MORTGAGE       CURRENT TI/LC  ENVIRONMENTAL     INTEREST                    -----------------------------------------------------
LOAN NO.  ESCROW BALANCE(22)   INSURANCE     ACCRUAL METHOD  SEASONING(23)  LO  DEF  DEF/YM1.00  YM3.00  YM2.00  YM1.00  YM  OPEN
---------------------------------------------------------------------------------------------------------------------------------

   31                     $0        No            30/360            6       35                                     47          2
   32                     $0        No            30/360            6       35                                     47          2
   33                     $0        No            30/360            6       35                                     47          2
   34                     $0        No            30/360            6       35                                     47          2
   35                     $0        No            30/360            6       35                                     47          2
   36                     $0        No            30/360            6       35                                     47          2
   37                     $0        No            30/360            6       35                                     47          2
   38                     $0        No            30/360            6       35                                     47          2
   39                     $0        No            30/360            6       35                                     47          2
   40                     $0        No            30/360            6       35                                     47          2
   41                     $0        No            30/360            6       35                                     47          2
   42                     $0        No            30/360            6       35                                     47          2
   43                     $0        No            30/360            6       35                                     47          2
   44                     $0        No          Actual/360          1       25   91                                            4
   45                     $0        No          Actual/360          2       26           30                                    4
   46                     $0        No          Actual/360          1       25   93                                            2
   47                     $0        No          Actual/360          1       25                                     93          2
   48                     $0        No          Actual/360          5       29   87                                            4
   49                     $0        No          Actual/360          3       27           88                                    5
   50                     $0        No          Actual/360          2       26  150                                            4
   51                     $0        No          Actual/360          1       25   91                                            4
   52                     $0        No          Actual/360          5       29  150                                            1
   53                     $0        No          Actual/360          4       28   91                                           61
   54                     $0        No          Actual/360         11       35   84                                            1
   55                     $0        No          Actual/360         10       34   82                                            4
   56                     $0        No          Actual/360         10       34   85                                            1
   57                     $0        No            30/360            0       35                                     23          2
   58                     $0        No          Actual/360          9       33  146                                            1
   59                     $0        No          Actual/360          1       25   91                                            4
   60                     $0        No          Actual/360          1       25   91                                            4
   61                     $0        No          Actual/360          0       24           92                                    4
   62                     $0        No          Actual/360          1       59                                           57    4
   63                     $0        No          Actual/360          2       26   93                                            1
   64                     $0        No          Actual/360          2       35           81                                    4

MORTGAGE       YM      ADMINISTRATIVE
LOAN NO.  FORMULA(25)  COST RATE(26)
-------------------------------------

   31           B           3.150
   32           B           3.150
   33           B           3.150
   34           B           3.150
   35           B           3.150
   36           B           3.150
   37           B           3.150
   38           B           3.150
   39           B           3.150
   40           B           3.150
   41           B           3.150
   42           B           3.150
   43           B           3.150
   44                       3.150
   45           C           3.150
   46                       3.150
   47           D           3.150
   48                       3.150
   49           E           3.150
   50                       3.150
   51                       8.150
   52                       3.150
   53                       3.150
   54                       3.150
   55                       3.150
   56                       3.150
   57           B           3.150
   58                       3.150
   59                       8.150
   60                       8.150
   61           C           3.150
   62           F           3.150
   63                       3.150
   64           C           3.150

MORTGAGE    CMSA        CMSA       LOAN GROUP      MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  (ONE OR TWO)  LOAN SELLER(1)  PROPERTY NAME(2)
---------------------------------------------------------------------------------------------------------------

   65                  25-001           1            BSCMI      Platnum Portfolio - 22554 Ventura Blvd. (III)
   66                  25-002           1            BSCMI      Platnum Portfolio - 16921 Parthenia St. (III)
   67                  25-003           1            BSCMI      Platnum Portfolio - 16909 Parthenia St. (III)
   68                  25-004           1            BSCMI      Platnum Portfolio - 14546 Hamlin St. (III)
   69                  25-005           1            BSCMI      Platnum Portfolio - 16861 Parthenia St. (III)
   70        26        26-001           1            PCF II     Santa Barbara Corporate Center
   71        27        27-001           1            BSCMI      Lake View US GSA Center
   72        28        28-001           1            PCF II     Killian Hill Center
   73        29        29-001           1            PCF II     Commerce Crossings Six
   74        30        30-001           1             WFB       Giant Food Store
   75        31        31-001           1            BSCMI      Webster Square
   76        32        32-001           1             WFB       Holiday Inn Fargo
   77        33        33-001           1            BSCMI      Marriott Courtyard - Fort Lauderdale
   78        34        34-001           1             MSMC      Franklin Shopping Plaza
   79        35        35-001           1            BSCMI      501 Route 17 South
   80        36        36-001           1             PCF       Lord Salisbury Shopping Center
   81        37        37-001           2             WFB       Tamarack Garden Apartments
   82        38        38-001           2             WFB       Illumina at Lake Union
   83        39        39-001           1            BSCMI      Rolling Meadows Shopping Center
   84        40        40-001           1             MSMC      Jesse Metcalf Building
   85        41        41-001           2             WFB       Oak Ridge Estates
   86        42        42-001           1            BSCMI      Carrier Towne Crossing
   87        43        43-001           1            PCF II     Gateway Business Center
   88        44        44-001           1            PCF II     Harding Industrial
   89        45        45-001           1             MSMC      Boardwalk Square Shopping Center
   90        46        46-001           2             WFB       Rudgate Silver Springs MHC
   91        47        47-001           2            PCF II     College Park Apartments
   92        48        48-001           1             WFB       Markwins Industrial
   93        49        49-001           1             PCF       River Park Plaza Shopping Center
   94        50        50-001           1             PCF       Metro North Retail Center
   95        51        51-001           2             WFB       Hamburg Hills Estates & Coventry Woods
   96        52        52-001           1            BSCMI      Grand Pacific Palisades
   97        53        53-001           1             WFB       A-American Sun Valley
   98        54        54-001           1            BSCMI      1312-1320 3rd Street Promenade
   99        55        55-001           1             WFB       Comfort Inn Pentagon
  100        56        56-001           1            PCF II     2420-2452 East Springs Drive

MORTGAGE      LOAN PURPOSE
LOAN NO.  (ACQUISITION/REFINANCE)  STREET ADDRESS                                                       CITY              STATE
-------------------------------------------------------------------------------------------------------------------------------

   65            Refinance         22554 Ventura Blvd.                                                  Woodland Hills      CA
   66            Refinance         16921 Parthenia St.                                                  North Hills         CA
   67            Refinance         16909 Parthenia St.                                                  North Hills         CA
   68            Refinance         14546 Hamlin St.                                                     Van Nuys            CA
   69            Refinance         16861 Parthenia St.                                                  Los Angeles         CA
   70            Refinance         201 Mentor Drive                                                     Goleta              CA
   71           Acquisition        115 Lake View Parkway                                                Suffolk             VA
   72           Acquisition        4051 Stone Mountain Highway                                          Lilburn             GA
   73            Refinance         4500 Commerce Crossing Drive                                         Louisville          KY
   74            Refinance         437 Tiffany Drive                                                    Waynesboro          VA
   75            Refinance         950 Ridge Road                                                       Webster             NY
   76            Refinance         3803 13th Avenue South                                               Fargo               ND
   77            Refinance         400 Gulf Stream Way                                                  Dania Beach         FL
   78            Refinance         100 Franklin Street                                                  Westerly            RI
   79            Refinance         501 Route 17 South                                                   Paramus             NJ
   80            Refinance         2641 N. Salisbury Boulevard                                          Salisbury           MD
   81            Refinance         250 W. Central Avenue                                                Brea                CA
   82            Refinance         1540 Eastlake Avenue East                                            Seattle             WA
   83           Acquisition        3000 Kirchoff Road                                                   Rolling Meadows     IL
   84           Acquisition        140 Pine Street                                                      Providence          RI
   85            Refinance         6447 E. Dunbar                                                       Monroe              MI
   86           Acquisition        3950 South Carrier Parkway                                           Grand Prairie       TX
   87           Acquisition        1333-1335 Gateway Drive                                              Melbourne           FL
   88            Refinance         521-555 Harding Industrial Drive                                     Nashville           TN
   89            Refinance         6130 Northwest Barry Road                                            Kansas City         MO
   90            Refinance         43600 Park Drive West                                                Clinton Township    MI
   91           Acquisition        1669 College Park Drive                                              Columbus            OH
   92            Refinance         22067 Ferrero Parkway                                                City of Industry    CA
   93            Refinance         8002, 8010, 8040, 8062 N. Blackstone Avenue 80 & 102 E. Nees Avenue  Fresno              CA
   94            Refinance         99 & 103 Commerce Way                                                Woburn              MA
   95            Refinance         7243 Sheldon Rd.                                                     Whitmore Lake       MI
   96            Refinance         5803 Armada Drive                                                    Carlsbad            CA
   97            Refinance         7880 San Fernando Road                                               Sun Valley          CA
   98            Refinance         1312-1320 3rd Street Promenade                                       Santa Monica        CA
   99            Refinance         2480 South Glebe Road                                                Arlington           VA
  100            Refinance         2420-2452 East Springs Drive                                         Madison             WI

MORTGAGE
LOAN NO.  ZIP CODE  PROPERTY TYPE                   PROPERTY SUB-TYPE               UNITS/SF(3)   YEAR BUILT      YEAR RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

   65       91364   Office                          Urban                                23,435      1956             2005
   66       91343   Office                          Urban                                24,856      1986              NAP
   67       91343   Office                          Urban                                21,207      1984              NAP
   68       91411   Office                          Urban                                25,276      1988              NAP
   69       91343   Office                          Urban                                12,112      1987              NAP
   70       93111   Office                          Suburban                             72,489      1991              NAP
   71       23435   Office                          Suburban                            110,007   2000-2004            NAP
   72       30047   Retail                          Anchored                            113,216      1985              2003
   73       40229   Industrial                      Warehouse                           500,000   2002/2005            NAP
   74       22980   Retail                          Anchored                             72,636      2005              NAP
   75       14580   Retail                          Anchored                            229,939      1990              NAP
   76       58103   Hospitality                     Full Service                            308  1972 / 1975  1975, 1984, 1990, 1999
   77       33004   Hospitality                     Full Service                            174      2004              NAP
   78       02891   Retail                          Anchored                            191,724      1965             1996
   79       07652   Retail                          Anchored                             39,851      1982              NAP
   80       21801   Retail                          Anchored                            108,309      2005              NAP
   81       92821   Multifamily                     Garden                                  194      1988              NAP
   82       98102   Multifamily                     Mid Rise                                110      2005              NAP
   83       60008   Retail                          Anchored                            130,436      1956             1990
   84       02903   Office                          Urban                                99,500      1898           1989-2003
   85       48161   Manufactured Housing Community  Manufactured Housing Community          621   1987-1994            NAP
   86       75052   Retail                          Shadow Anchored                      65,419      1998              NAP
   87       32901   Office                          Suburban                            117,050      1986              NAP
   88       37211   Industrial                      Warehouse                           390,000   1974/1977           2000
   89       64154   Retail                          Shadow Anchored                     146,824      1990              NAP
   90       48036   Manufactured Housing Community  Manufactured Housing Community          547      1995              NAP
   91       43209   Multifamily                     Garden                                  250      1999              NAP
   92       91789   Industrial                      Warehouse                           314,121      1999              NAP
   93       93720   Retail                          Free Standing                        35,000   2003-2006            NAP
   94       01801   Retail                          Shadow Anchored                      38,014      2005              NAP
   95       48189   Manufactured Housing Community  Manufactured Housing Community          347  1974 / 1994           NAP
   96       92008   Hospitality                     Full Service                             90   1998-1999            NAP
   97       91352   Self Storage                    Self Storage                        101,258      1974              NAP
   98       90401   Mixed Use                       Retail/Office                        30,034      1945           1983-1993
   99       22206   Hospitality                     Limited Service                         120      1999             2004
  100       53704   Retail                          Anchored                             69,292   1996/1997            NAP

MORTGAGE   PERCENT   PERCENT LEASED
LOAN NO.  LEASED(4)   AS OF DATE(4)  SECURITY TYPE(5)  LIEN POSITION
----------------------------------------------------------------------

   65        91.4%     12/06/2005    Fee                   First
   66       100.0%     12/06/2005    Fee                   First
   67       100.0%     12/06/2005    Fee                   First
   68        90.1%     12/06/2005    Fee                   First
   69       100.0%     12/06/2005    Fee                   First
   70       100.0%     02/08/2006    Fee                   First
   71       100.0%     04/01/2006    Fee                   First
   72        97.5%     02/28/2006    Fee                   First
   73       100.0%     03/06/2006    Fee                   First
   74        98.1%     01/23/2006    Fee                   First
   75        99.2%     02/01/2006    Fee                   First
   76        63.9%     07/31/2005    Fee                   First
   77        74.8%     12/31/2005    Fee                   First
   78        94.2%     09/29/2005    Fee                   First
   79        93.7%     01/31/2006    Fee                   First
   80        93.6%     01/09/2006    Fee                   First
   81        97.4%     11/01/2005    Fee                   First
   82        97.3%     01/19/2006    Fee                   First
   83        97.5%     02/21/2006    Fee                   First
   84       100.0%     04/01/2006    Fee                   First
   85        97.9%     12/15/2005    Fee                   First
   86        93.6%     03/15/2006    Fee                   First
   87        93.6%     01/24/2006    Fee                   First
   88       100.0%     03/13/2006    Fee                   First
   89        99.1%     01/31/2006    Fee                   First
   90        95.6%     01/17/2006    Fee                   First
   91        96.4%     03/13/2006    Fee                   First
   92       100.0%     04/01/2006    Fee                   First
   93       100.0%     02/22/2006    Fee                   First
   94        96.6%     02/10/2006    Fee                   First
   95        89.3%     01/18/2006    Fee                   First
   96        93.0%     12/31/2005    Fee                   First
   97        88.4%     12/20/2005    Fee                   First
   98        91.5%     12/31/2005    Fee                   First
   99        64.7%     11/30/2005    Fee                   First
  100       100.0%     01/27/2006    Fee                   First

MORTGAGE                                          RELATED                                             ORIGINAL  CUT-OFF DATE
LOAN NO.                                       BORROWER LIST                                           BALANCE    BALANCE(6)
----------------------------------------------------------------------------------------------------------------------------

   65                                               NAP                                            $ 4,370,000   $ 4,370,000
   66                                               NAP                                            $ 3,560,000   $ 3,560,000
   67                                               NAP                                            $ 3,040,000   $ 3,040,000
   68                                               NAP                                            $ 2,590,000   $ 2,590,000
   69                                               NAP                                            $ 1,440,000   $ 1,440,000
   70                                               NAP                                            $15,000,000   $14,986,667
   71     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $14,470,000   $14,470,000
   72                                               NAP                                            $14,150,000   $14,150,000
   73                                               NAP                                            $14,000,000   $14,000,000
   74                                               NAP                                            $13,500,000   $13,468,604
   75                                               NAP                                            $13,000,000   $13,000,000
   76                                             76, 103                                          $12,900,000   $12,782,633
   77                                               NAP                                            $13,000,000   $12,692,773
   78                                               NAP                                            $12,500,000   $12,500,000
   79                                               NAP                                            $12,290,000   $12,290,000
   80                                               NAP                                            $12,250,000   $12,210,508
   81                                               NAP                                            $12,000,000   $11,989,361
   82                                               NAP                                            $12,000,000   $11,988,866
   83                                               NAP                                            $11,911,250   $11,911,250
   84                                               NAP                                            $11,000,000   $11,000,000
   85                                               NAP                                            $11,000,000   $11,000,000
   86     19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $10,992,000   $10,992,000
   87                                               NAP                                            $10,500,000   $10,500,000
   88                                               NAP                                            $10,500,000   $10,500,000
   89                                               NAP                                            $10,500,000   $10,500,000
   90                                               NAP                                            $10,500,000   $10,448,983
   91                                               NAP                                            $10,400,000   $10,400,000
   92                                               NAP                                            $10,200,000   $10,176,201
   93                                               NAP                                            $10,000,000   $ 9,990,465
   94                                               NAP                                            $ 9,750,000   $ 9,750,000
   95                                               NAP                                            $ 9,567,072   $ 9,556,547
   96                                               NAP                                            $ 9,600,000   $ 9,496,319
   97                                             97, 102                                          $ 9,200,000   $ 9,187,863
   98                                               NAP                                            $ 8,500,000   $ 8,473,739
   99                                               NAP                                            $ 8,500,000   $ 8,472,671
  100                                               NAP                                            $ 8,200,000   $ 8,200,000

MORTGAGE     % OF TOTAL POOL    % OF APPLICABLE LOAN GROUP  CUT-OFF DATE BALANCE              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.  CUT-OFF DATE BALANCE     CUT-OFF DATE BALANCE           PER UNIT OR SF   NOTE DATE    DATE (P&I)      DATE (IO)
--------------------------------------------------------------------------------------------------------------------------

   65             0.3%                     0.3%                         $    140  02/13/2006    04/01/2010     04/01/2006
   66             0.2%                     0.2%                         $    140  02/13/2006    04/01/2010     04/01/2006
   67             0.2%                     0.2%                         $    140  02/13/2006    04/01/2010     04/01/2006
   68             0.2%                     0.2%                         $    140  02/13/2006    04/01/2010     04/01/2006
   69             0.1%                     0.1%                         $    140  02/13/2006    04/01/2010     04/01/2006
   70             0.9%                     1.0%                         $    207  02/07/2006    04/01/2006        NAP
   71             0.8%                     1.0%                         $    132  01/24/2006        NAP        03/01/2006
   72             0.8%                     0.9%                         $    125  02/28/2006    04/01/2011     04/01/2006
   73             0.8%                     0.9%                         $     28  03/14/2006    05/03/2006        NAP
   74             0.8%                     0.9%                         $    185  01/23/2006    03/01/2006        NAP
   75             0.8%                     0.9%                         $     57  03/17/2006    05/01/2006        NAP
   76             0.7%                     0.8%                         $ 41,502  09/21/2005    11/01/2005        NAP
   77             0.7%                     0.8%                         $ 72,947  11/24/2004    01/01/2005        NAP
   78             0.7%                     0.8%                         $     65  12/29/2005    02/01/2011     02/01/2006
   79             0.7%                     0.8%                         $    308  01/31/2006    09/01/2009     03/01/2006
   80             0.7%                     0.8%                         $    113  01/09/2006    03/01/2006        NAP
   81             0.7%                     6.1%                         $ 61,801  02/06/2006    04/01/2006        NAP
   82             0.7%                     6.1%                         $108,990  02/07/2006    04/01/2006        NAP
   83             0.7%                     0.8%                         $     91  11/29/2005        NAP        01/01/2006
   84             0.6%                     0.7%                         $    111  02/08/2006        NAP        04/01/2006
   85             0.6%                     5.6%                         $ 17,713  12/22/2005        NAP        02/01/2006
   86             0.6%                     0.7%                         $    168  01/23/2006        NAP        03/01/2006
   87             0.6%                     0.7%                         $     90  01/24/2006    03/01/2007     03/01/2006
   88             0.6%                     0.7%                         $     27  03/13/2006    05/01/2009     05/01/2006
   89             0.6%                     0.7%                         $     72  02/01/2006    03/01/2008     03/01/2006
   90             0.6%                     5.4%                         $ 19,102  01/19/2006    03/01/2006        NAP
   91             0.6%                     5.3%                         $ 41,600  03/17/2006    05/03/2007     05/03/2006
   92             0.6%                     0.7%                         $     32  02/01/2006    03/01/2006        NAP
   93             0.6%                     0.7%                         $    285  02/27/2006    04/01/2006        NAP
   94             0.6%                     0.6%                         $    256  02/10/2006    04/01/2008     04/01/2006
   95             0.6%                     4.9%                         $ 27,540  03/14/2006    04/01/2006        NAP
   96             0.6%                     0.6%                         $105,515  08/16/2005    10/01/2005        NAP
   97             0.5%                     0.6%                         $     91  02/07/2006    04/01/2006        NAP
   98             0.5%                     0.6%                         $    282  12/22/2005    02/01/2006        NAP
   99             0.5%                     0.6%                         $ 70,606  01/25/2006    03/01/2006        NAP
  100             0.5%                     0.5%                         $    118  01/27/2006    03/01/2008     03/01/2006

MORTGAGE                  GRACE               LOCKBOX    LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING
LOAN NO.  MATURITY DATE  PERIOD(7)  ARD LOAN    STATUS     TYPE    TO MATURITY     TO MATURITY   AMORT. TERM(8)  AMORT. TERM
----------------------------------------------------------------------------------------------------------------------------

   65       03/01/2016       5          No    Springing    Hard        120             119             360           360
   66       03/01/2016       5          No    Springing    Hard        120             119             360           360
   67       03/01/2016       5          No    Springing    Hard        120             119             360           360
   68       03/01/2016       5          No    Springing    Hard        120             119             360           360
   69       03/01/2016       5          No    Springing    Hard        120             119             360           360
   70       03/01/2016       0          No       None      NAP         120             119             360           359
   71       02/01/2011       5          No       None      NAP         60              58              IO            IO
   72       03/01/2016       0         Yes       None      NAP         120             119             360           360
   73       04/03/2016       0          No       None      NAP         120             120             300           300
   74       02/01/2016       8         Yes    Springing    Hard        120             118             360           358
   75       04/01/2021       5          No    Springing    Hard        180             180             300           300
   76       10/01/2015       5          No       None      NAP         120             114             300           294
   77       06/01/2015       5          No    Springing    Hard        126             110             300           284
   78       01/01/2016       5          No       None      NAP         120             117             360           360
   79       02/01/2016       5          No       None      NAP         120             118             360           360
   80       02/01/2021       0          No       None      NAP         180             178             300           298
   81       03/01/2016       5          No       None      NAP         120             119             360           359
   82       03/01/2016       5          No       None      NAP         120             119             360           359
   83       12/01/2015       0          No       None      NAP         120             116             IO            IO
   84       03/01/2016       5          No    Springing    Hard        120             119             IO            IO
   85       01/01/2016       5          No       None      NAP         120             117             IO            IO
   86       02/01/2011       5          No       None      NAP         60              58              IO            IO
   87       02/01/2016       0          No       None      NAP         120             118             360           360
   88       04/01/2016       0          No       None      NAP         120             120             360           360
   89       02/01/2016       5          No       None      NAP         120             118             300           300
   90       02/01/2012       5          No       None      NAP         72              70              240           238
   91       04/03/2016       0          No       None      NAP         120             120             408           408
   92       02/01/2016       5          No       None      NAP         120             118             360           358
   93       03/01/2016       0          No       None      NAP         120             119             360           359
   94       03/01/2018       0          No       None      NAP         144             143             360           360
   95       03/01/2015       5          No       None      NAP         108             107             348           347
   96       09/01/2015       5          No       None      NAP         120             113             300           293
   97       03/01/2011       5          No       None      NAP         60              59              300           299
   98       01/01/2021       5          No       None      NAP         180             177             360           357
   99       02/01/2016       5          No    Springing    Hard        120             118             300           298
  100       02/01/2018       0          No       None      NAP         144             142             360           360

MORTGAGE  MORTGAGE        MONTHLY       MONTHLY  THIRD MOST RECENT  THIRD MOST RECENT  SECOND MOST RECENT  SECOND MOST RECENT
LOAN NO.      RATE  PAYMENT (P&I)  PAYMENT (IO)                NOI           NOI DATE                 NOI            NOI DATE
-----------------------------------------------------------------------------------------------------------------------------

   65       5.585%        $25,046       $20,621                NAP                NAP          $  257,635          12/31/2004
   66       5.585%        $20,404       $16,799         $  321,230         12/31/2003          $  371,564          12/31/2004
   67       5.585%        $17,423       $14,345                NAP                NAP          $  250,702          12/31/2004
   68       5.585%        $14,844       $12,222                NAP                NAP          $  177,656          12/31/2004
   69       5.585%        $ 8,253       $ 6,795                NAP                NAP          $  203,113          12/31/2004
   70       5.730%        $87,345           NAP         $1,473,576         12/31/2002          $1,522,909          12/31/2003
   71       4.900%            NAP       $59,086                NAP                NAP          $1,218,082          12/31/2004
   72       5.670%        $81,858       $67,787                NAP                NAP          $1,113,506          12/31/2004
   73       5.430%        $85,388           NAP                NAP                NAP                 NAP                 NAP
   74       5.560%        $77,160           NAP                NAP                NAP                 NAP                 NAP
   75       6.100%        $84,556           NAP                NAP                NAP          $1,581,476          12/31/2004
   76       5.530%        $79,449           NAP         $1,489,425         12/31/2003          $1,838,530          12/31/2004
   77       5.688%        $81,297           NAP                NAP                NAP          $2,093,076          12/31/2004
   78       5.230%        $68,871       $55,236         $1,178,217         12/31/2003          $1,251,789          12/31/2004
   79       5.454%        $69,427       $56,634         $1,020,610         12/31/2002          $  984,560          12/31/2003
   80       5.620%        $76,106           NAP                NAP                NAP                 NAP                 NAP
   81       5.740%        $69,953           NAP         $1,485,733         12/31/2003          $1,576,126          12/31/2004
   82       5.560%        $68,587           NAP                NAP                NAP          $  336,092          12/31/2005
   83       5.344%            NAP       $53,782         $1,310,699         12/31/2003          $1,383,113          12/31/2004
   84       5.670%            NAP       $52,697         $  768,262         12/31/2003          $  933,169          12/31/2004
   85       5.420%            NAP       $50,373         $1,726,072         12/31/2003          $1,678,269          12/31/2004
   86       4.910%            NAP       $44,976                NAP                NAP                 NAP                 NAP
   87       5.860%        $62,011       $51,987         $  776,496         12/31/2002          $  715,898          12/31/2003
   88       5.670%        $60,743       $50,302         $  831,153         12/31/2002          $  909,410          12/31/2003
   89       5.380%        $63,729       $47,729         $1,775,992         12/31/2003          $1,774,816          12/31/2004
   90       5.300%        $71,047           NAP         $1,833,574         12/31/2003          $1,820,490          12/31/2004
   91       5.490%        $56,328       $48,241         $  977,829         12/31/2003          $1,009,585          12/31/2004
   92       5.540%        $58,171           NAP                NAP                NAP                 NAP                 NAP
   93       5.450%        $56,466           NAP                NAP                NAP                 NAP                 NAP
   94       5.670%        $56,404       $46,709                NAP                NAP                 NAP                 NAP
   95       5.170%        $53,117           NAP         $1,203,845         12/31/2003          $1,165,929          12/31/2004
   96       5.467%        $58,763           NAP         $1,292,844         12/31/2003          $1,360,125          12/31/2004
   97       5.830%        $58,323           NAP         $1,003,865         12/31/2003          $  946,898          12/31/2004
   98       5.848%        $50,134           NAP         $  799,181         12/31/2003          $1,012,279          12/31/2004
   99       5.640%        $52,910           NAP                NAP                NAP          $1,159,624          12/31/2004
  100       5.750%        $47,853       $39,837                NAP                NAP          $  782,751          12/31/2003

MORTGAGE  MOST RECENT          MOST RECENT NOI  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE    NOI
LOAN NO.          NOI                     DATE            EGI       EXPENSES            NOI  CAPITAL ITEMS      CASH FLOW  DSCR(9)
----------------------------------------------------------------------------------------------------------------------------------

   65      $  333,015    Ann. 11 mos. (11/2005)   $   530,917     $  161,200     $  369,717       $ 30,859     $  338,858    1.71
   66      $  415,473    Ann. 11 mos. (11/2005)   $   499,202     $   92,087     $  407,116       $ 36,560     $  370,556    1.71
   67      $  303,704    Ann. 11 mos. (11/2005)   $   422,064     $  107,251     $  314,812       $ 31,853     $  282,959    1.71
   68      $  241,502    Ann. 11 mos. (11/2005)   $   388,270     $  169,676     $  218,594       $ 34,995     $  183,599    1.71
   69      $  146,739    Ann. 11 mos. (11/2005)   $   202,785     $   64,604     $  138,180       $ 10,033     $  128,147    1.71
   70      $1,523,287               12/31/2004    $ 1,825,526     $  448,737     $1,376,789       $ 97,859     $1,278,930    1.31
   71      $1,537,167            T-12 (06/2005)   $ 2,246,854     $  551,409     $1,695,445       $ 22,001     $1,673,444    2.39
   72      $1,218,503               12/31/2005    $ 1,544,433     $  327,344     $1,217,089       $ 45,251     $1,171,838    1.50
   73             NAP                      NAP    $ 2,085,991     $  397,579     $1,688,412       $150,000     $1,538,412    1.65
   74             NAP                      NAP    $ 1,333,453     $  190,759     $1,142,694       $ 14,128     $1,128,565    1.23
   75      $1,568,296               12/31/2005    $ 2,108,619     $  572,811     $1,535,808       $ 80,885     $1,454,923    1.51
   76      $1,529,021         T-12 (07/31/2005)   $11,636,418     $9,644,780     $1,991,638       $465,457     $1,526,181    2.09
   77      $2,880,703               12/31/2005    $ 6,812,715     $3,981,255     $2,831,460       $272,509     $2,558,951    2.90
   78      $1,138,852  T-8 (08/31/2005) Annual    $ 1,631,320     $  429,396     $1,201,924       $ 78,278     $1,123,646    1.81
   79      $1,087,228               12/31/2004    $ 1,281,255     $  310,038     $  971,217       $ 25,063     $  946,154    1.43
   80             NAP                      NAP    $ 1,616,635     $  365,152     $1,251,483       $ 46,518     $1,204,965    1.37
   81      $1,707,336               12/31/2005    $ 2,772,246     $1,030,661     $1,741,584       $ 96,612     $1,644,972    2.07
   82      $1,289,337  Ann. 3 mos. (12/31/2005)   $ 1,578,994     $  475,433     $1,103,561       $ 27,500     $1,076,061    1.34
   83      $1,332,189     Ann. 8 mos. (08/2005)   $ 2,444,240     $1,157,201     $1,287,039       $ 94,007     $1,193,033    1.99
   84      $  952,384         T-12 (12/16/2005)   $ 2,265,592     $1,088,044     $1,177,548       $ 95,520     $1,082,028    1.86
   85      $1,680,662         T-12 (09/30/2005)   $ 2,458,881     $  783,938     $1,674,944       $ 31,050     $1,643,894    2.77
   86             NAP                      NAP    $ 1,821,352     $  540,513     $1,280,839       $ 61,200     $1,219,639    2.37
   87      $  681,041               12/31/2004    $ 1,376,683     $  422,767     $  953,916       $ 61,116     $  892,800    1.53
   88      $1,029,683               12/31/2004    $ 1,447,554     $  263,844     $1,183,710       $ 91,821     $1,091,889    1.96
   89      $1,838,787         T-12 (11/30/2005)   $ 2,394,018     $  784,603     $1,609,415       $123,333     $1,486,083    2.81
   90      $1,702,440         T-12 (11/30/2005)   $ 2,281,402     $  641,916     $1,639,486       $ 27,350     $1,612,136    1.92
   91      $  885,531               12/31/2005    $ 1,841,010     $  837,328     $1,003,682       $ 50,000     $  953,682    1.73
   92             NAP                      NAP    $ 1,713,534     $  498,628     $1,214,906       $ 72,951     $1,141,955    1.74
   93             NAP                      NAP    $ 1,340,317     $  310,273     $1,030,044       $ 40,816     $  989,228    1.52
   94             NAP                      NAP    $ 1,223,331     $  224,050     $  999,281       $ 29,131     $  970,150    1.78
   95      $1,012,923               12/31/2005    $ 1,494,329     $  508,620     $  985,709       $ 17,350     $  968,359    1.55
   96      $1,491,660               12/31/2005    $ 4,223,894     $2,876,230     $1,347,664       $168,956     $1,178,708    1.91
   97      $  978,556               12/31/2005    $ 1,349,335     $  411,170     $  938,165       $ 15,189     $  922,976    1.34
   98      $  914,396               12/31/2005    $ 1,213,042     $  302,505     $  910,537       $ 39,197     $  871,340    1.51
   99      $1,557,708         T-12 (11/30/2005)   $ 2,955,789     $1,697,601     $1,258,188       $147,789     $1,110,399    1.98
  100      $  780,527               12/31/2004    $ 1,044,930     $  296,422     $  748,508       $ 40,045     $  708,463    1.57

MORTGAGE    NCF       NCF POST IO   CUT-OFF DATE  BALLOON      BALLOON    APPRAISED  VALUATION
LOAN NO.  DSCR(9)  PERIOD DSCR(10)       LTV        LTV        BALANCE        VALUE   DATE(11)
-----------------------------------------------------------------------------------------------

   65       1.54         1.26           74.1%       67.8%  $ 4,000,501  $ 5,900,000  01/06/2006
   66       1.54         1.26           74.1%       67.8%  $ 3,258,989  $ 4,800,000  01/06/2006
   67       1.54         1.26           74.1%       67.8%  $ 2,782,957  $ 4,100,000  01/06/2006
   68       1.54         1.26           74.1%       67.8%  $ 2,371,006  $ 3,500,000  01/06/2006
   69       1.54         1.26           74.1%       67.8%  $ 1,318,243  $ 1,950,000  01/06/2006
   70       1.22         1.22           73.1%       61.7%  $12,651,283  $20,500,000  01/10/2006
   71       2.36         2.36           57.9%       57.9%  $14,470,000  $25,000,000  08/18/2005
   72       1.44         1.19           77.7%       72.5%  $13,201,936  $18,200,000  01/13/2006
   73       1.50         1.50           65.1%       49.6%  $10,667,672  $21,500,000  03/01/2006
   74       1.22         1.22           79.7%       67.0%  $11,317,665  $16,900,000  12/01/2005
   75       1.43         1.43           61.3%       37.1%  $ 7,870,847  $21,200,000  09/06/2005
   76       1.60         1.60           65.2%       50.3%  $ 9,862,609  $19,600,000  07/28/2005
   77       2.62         2.62           43.2%       33.3%  $ 9,798,941  $29,400,000  03/01/2006
   78       1.70         1.36           53.9%       49.9%  $11,583,894  $23,200,000  09/30/2005
   79       1.39         1.14           77.8%       70.3%  $11,114,649  $15,800,000  10/21/2005
   80       1.32         1.32           71.4%       42.2%  $ 7,211,649  $17,100,000  09/28/2005
   81       1.96         1.96           34.6%       29.3%  $10,124,073  $34,610,000  12/01/2005
   82       1.31         1.31           59.9%       50.3%  $10,068,904  $20,000,000  12/29/2005
   83       1.85         1.85           61.4%       61.4%  $11,911,250  $19,400,000  10/14/2005
   84       1.71         1.71           64.7%       64.7%  $11,000,000  $17,000,000  12/30/2005
   85       2.72         2.72           44.9%       44.9%  $11,000,000  $24,500,000  11/30/2005
   86       2.26         2.26           57.6%       57.6%  $10,992,000  $19,080,000  11/20/2005
   87       1.43         1.20           73.9%       64.0%  $ 9,092,118  $14,200,000  12/27/2005
   88       1.81         1.50           73.4%       66.0%  $ 9,441,952  $14,300,000  02/06/2006
   89       2.59         1.94           42.9%       35.1%  $ 8,606,140  $24,500,000  12/14/2005
   90       1.89         1.89           48.4%       39.3%  $ 8,496,691  $21,600,000  12/13/2005
   91       1.65         1.41           72.2%       64.5%  $ 9,288,232  $14,400,000  01/26/2006
   92       1.64         1.64           49.8%       41.9%  $ 8,545,917  $20,420,000  07/15/2005
   93       1.46         1.46           62.4%       52.3%  $ 8,362,358  $16,000,000  02/10/2006
   94       1.73         1.43           65.9%       55.5%  $ 8,207,878  $14,800,000  02/01/2006
   95       1.52         1.52           68.0%       57.2%  $ 8,033,590  $14,050,000  02/01/2006
   96       1.67         1.67           62.5%       48.2%  $ 7,321,853  $15,200,000  06/30/2005
   97       1.32         1.32           71.8%       65.0%  $ 8,317,646  $12,800,000  01/03/2006
   98       1.45         1.45           56.5%       41.2%  $ 6,173,078  $15,000,000  10/11/2005
   99       1.75         1.75           60.5%       46.6%  $ 6,520,613  $14,000,000  12/01/2005
  100       1.48         1.23           73.9%       62.3%  $ 6,915,731  $11,100,000  01/05/2006

MORTGAGE                                                         LEASE
LOAN NO.  LARGEST TENANT(12)                                EXPIRATION DATE   % NSF  SECOND LARGEST TENANT(12)
------------------------------------------------------------------------------------------------------------------------

   65     Stan Kunin, D.V.M.                                   12/31/2015      8.0%  Gerald Gelfand, DMD
   66     Coast to Coast Computer Prod.                        12/14/2010     52.8%  E&I Enterprises
   67     Child & Family Guidance Center                       06/30/2008     17.5%  Assisted Home Recovery, Inc.
   68     Quality Financial, Inc.                              06/30/2007     33.6%  Congressman Howard Berman
   69     San Fernando Valley Child Guidance Clinic            06/30/2008    100.0%  NAP
   70     Mentor Corporation                                   02/09/2012     77.7%  The Medstat Group, Inc.
   71     United States of America                             05/16/2014    100.0%  NAP
   72     Publix Super Markets, Inc.                           02/28/2023     48.0%  Dollar General
   73     Sonopress, LLC                                       07/31/2015     52.0%  Solectron Global Services USA, Inc.
   74     Martin's Food Market                                 12/31/2025     92.6%  Video Warehouse
   75     BJ's Wholesale, Inc.                                 11/30/2013     52.5%  KMart
   76     NAP                                                     NAP           NAP  NAP
   77     NAP                                                     NAP           NAP  NAP
   78     J.C. Penney Co.                                      07/31/2012     36.6%  Shaw's Supermarket
   79     The Gap                                              01/31/2024     50.2%  Five Below
   80     Ross Stores, Inc                                     01/31/2016     27.9%  Marshalls of MA, Inc.
   81     NAP                                                     NAP           NAP  NAP
   82     NAP                                                     NAP           NAP  NAP
   83     Jewel Food Stores                                    11/30/2010     47.7%  NP/I&G Institutional Retail Co.
   84     State of Rhode Island and Providence Plantations     11/30/2015    100.0%  NAP
   85     NAP                                                     NAP           NAP  NAP
   86     Party City                                           01/31/2009     15.7%  PrimaCare Medical Center
   87     Live TV                                              04/30/2009     11.0%  Synergon Solutions, Inc.
   88     Clopay Plastic Products Company                      03/31/2009     38.5%  American Tire Distributors, Inc.
   89     Hob Lob LP dba Hobby Lobby                           06/05/2010     38.8%  CVS Pharmacy
   90     NAP                                                     NAP           NAP  NAP
   91     NAP                                                     NAP           NAP  NAP
   92     Markwins International Corporation                   12/17/2026    100.0%  NAP
   93     Jo-Ann Stores, Inc.                                  02/28/2016    100.0%  NAP
   94     Petco                                                01/31/2018     41.1%  Work N Gear
   95     NAP                                                     NAP           NAP  NAP
   96     NAP                                                     NAP           NAP  NAP
   97     NAP                                                     NAP           NAP  NAP
   98     Hamagami/Carroll, Inc.                               08/31/2006     27.6%  Benetton USA - Retail
   99     NAP                                                     NAP           NAP  NAP
  100     Best Buy                                             01/31/2017     66.1%  Office Max

MORTGAGE      LEASE                                                                    LEASE                 INSURANCE
LOAN NO.  EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(12)                        EXPIRATION DATE  % NSF  ESCROW IN PLACE
-------------------------------------------------------------------------------------------------------------------------

   65        01/31/2006     7.7%  Joseph Sciarra, D.D.S.                             12/31/2013     7.0%        Yes
   66        03/31/2007    11.2%  Benefit Strategies                                 01/31/2008     8.1%        Yes
   67        01/31/2007    10.8%  Crisis Pregnancy Center of San Fernando Valley     06/30/2007     9.6%        Yes
   68        12/31/2006    11.7%  Attorney Search Network, Inc.                      04/30/2009    10.1%        Yes
   69            NAP         NAP  NAP                                                   NAP          NAP        Yes
   70        06/30/2009    22.3%  NAP                                                   NAP          NAP        No
   71            NAP        0.0%  NAP                                                   NAP         0.0%        No
   72        01/31/2009     8.6%  The Little Gym of Snellville                       05/31/2009     5.0%        No
   73        01/31/2013    48.0%  NAP                                                   NAP          NAP        No
   74        12/31/2010     5.5%  Fueling Station                                    12/31/2025     0.0%        Yes
   75        11/30/2015    37.6%  Dollar Tree Store                                  08/31/2009     2.2%        No
   76            NAP         NAP  NAP                                                   NAP          NAP        Yes
   77            NAP         NAP  NAP                                                   NAP          NAP        No
   78        02/28/2017    28.1%  T.J. Maxx                                          01/31/2007    14.6%        Yes
   79        04/30/2015    15.7%  Visionary Properties, Inc. (EyeDrX)                08/31/2012     8.2%        Yes
   80        08/31/2015    27.7%  Bed, Bath, and Beyond, Inc.                        01/31/2016    19.8%        No
   81            NAP         NAP  NAP                                                   NAP          NAP        No
   82            NAP         NAP  NAP                                                   NAP          NAP        Yes
   83        11/30/2008    16.1%  United States Postal Service                       01/31/2011     5.2%        No
   84            NAP         NAP  NAP                                                   NAP          NAP        Yes
   85            NAP         NAP  NAP                                                   NAP          NAP        No
   86        07/31/2008     6.9%  Mattress Giant                                     05/31/2008     6.9%        No
   87        11/30/2008     8.9%  Computer Task Group, Inc.                          06/30/2007     6.7%        No
   88        05/31/2016    25.6%  CAM International, LLC                             03/16/2007    15.4%        No
   89        04/30/2008     5.8%  Blockbuster Viedo                                  03/31/2010     4.3%        No
   90            NAP         NAP  NAP                                                   NAP          NAP        No
   91            NAP         NAP  NAP                                                   NAP          NAP        No
   92            NAP         NAP  NAP                                                   NAP          NAP        Yes
   93            NAP         NAP  NAP                                                   NAP          NAP        No
   94        12/31/2015    12.5%  Gardner Mattress                                   01/31/2016     7.8%        No
   95            NAP         NAP  NAP                                                   NAP          NAP        Yes
   96            NAP         NAP  NAP                                                   NAP          NAP        Yes
   97            NAP         NAP  NAP                                                   NAP          NAP        Yes
   98        02/28/2013    19.8%  Enterprise for Education                           02/28/2007     4.7%        No
   99            NAP         NAP  NAP                                                   NAP          NAP        No
  100        06/30/2017    33.9%  NAP                                                   NAP          NAP        No

MORTGAGE        TAX        CAPITAL EXPENDITURE         TI/LC                 OTHER                         SPRINGING
LOAN NO.  ESCROW IN PLACE  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)  ESCROW DESCRIPTION(15)          ESCROW DESCRIPTION(16)
-----------------------------------------------------------------------------------------------------------------------------------

   65           Yes                Yes                  Yes                   NAP                            TI/LC
   66           Yes                Yes                  Yes                   NAP                            TI/LC
   67           Yes                Yes                  Yes                   NAP                            TI/LC
   68           Yes                Yes                  Yes                   NAP                            TI/LC
   69           Yes                Yes                  Yes                   NAP                            TI/LC
   70           Yes                 No                   No           Lessee Construction                    TI/LC
   71           No                  No                   No                   NAP                   RE Tax, Insurance, CapEx
   72           Yes                 No                   No                   NAP
   73           Yes                 No                   No                   NAP                         TI/LC, Other
   74           Yes                Yes                   No                   NAP                            Other
   75           No                  No                   No                   NAP               RE Tax, Insurance, CapEx, TI/LC
   76           Yes                Yes                   No                   NAP
   77           No                  No                   No                   NAP                   RE Tax, Insurance, CapEx
   78           No                  No                   No                Dress Barn                        RE Tax
   79           Yes                Yes                  Yes                   NAP                            TI/LC
   80           No                  No                  Yes                   NAP                            TI/LC
   81           No                  No                   No                   NAP
   82           Yes                 No                   No             Rent-Up Impound                      CapEx
   83           No                  No                   No             Hallmark Escrow         RE Tax, Insurance, CapEx, TI/LC
   84           Yes                 No                   No                   NAP                         CapEx, TI/LC
   85           No                  No                   No                   NAP                   RE Tax, Insurance, CapEx
   86           No                  No                   No                   NAP                   RE Tax, Insurance, CapEx
   87           Yes                 No                  Yes             Roof replacement                     TI/LC
   88           No                  No                   No                   NAP                            TI/LC
   89           No                  No                   No                   NAP            RE Tax, Insurance, CapEx, TI/LC, Other
   90           No                  No                   No                   NAP                   RE Tax, Insurance, CapEx
   91           Yes                 No                   No                   NAP
   92           Yes                Yes                   No                   NAP
   93           No                  No                   No                   NAP
   94           No                  No                   No                   NAP                            TI/LC
   95           Yes                 No                   No                   NAP                            CapEx
   96           Yes                Yes                   No                   NAP
   97           Yes                 No                   No                   NAP
   98           No                  No                   No               Holdback/LOC              RE Tax, Insurance, CapEx
   99           No                 Yes                   No                   NAP               RE Tax, Insurance, CapEx, Other
  100           No                  No                   No                   NAP                            TI/LC

MORTGAGE  INITIAL CAPITAL EXPENDITURE   MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE           INITIAL TI/LC
LOAN NO.       ESCROW REQUIREMENT(17)        ESCROW REQUIREMENT(18)           ESCROW BALANCE(19)  ESCROW REQUIREMENT(20)
------------------------------------------------------------------------------------------------------------------------

   65                        $    391                          $391                     $    391              $   65,776
   66                        $    414                          $414                     $    414              $   69,764
   67                        $    353                          $353                     $    353              $   59,522
   68                        $    421                          $421                     $    421              $   70,943
   69                        $    202                          $202                     $    202              $   33,995
   70                        $      0                            $0                     $      0              $        0
   71                        $      0                            $0                     $      0              $        0
   72                        $      0                            $0                     $      0              $        0
   73                        $      0                            $0                     $      0              $        0
   74                        $      0                          $905                     $    905              $        0
   75                        $      0                            $0                     $      0              $        0
   76                        $      0  4% of Monthly Gross Revenues                     $194,171              $        0
   77                        $      0                            $0                     $      0              $        0
   78                        $      0                            $0                     $      0              $        0
   79                        $    498                          $498                     $    996              $    1,667
   80                        $      0                            $0                     $      0              $1,276,595
   81                        $      0                            $0                     $      0              $        0
   82                        $      0                            $0                     $      0              $        0
   83                        $      0                            $0                     $      0              $        0
   84                        $      0                            $0                     $      0              $        0
   85                        $      0                            $0                     $      0              $        0
   86                        $      0                            $0                     $      0              $        0
   87                        $      0                            $0                     $      0              $   50,000
   88                        $      0                            $0                     $      0              $        0
   89                        $      0                            $0                     $      0              $        0
   90                        $      0                            $0                     $      0              $        0
   91                        $      0                            $0                     $      0              $        0
   92                        $ 65,000                            $0                     $ 65,000              $        0
   93                        $      0                            $0                     $      0              $        0
   94                        $      0                            $0                     $      0              $        0
   95                        $      0                            $0                     $      0              $        0
   96                        $ 17,085                       $17,085                     $119,592              $        0
   97                        $      0                            $0                     $      0              $        0
   98                        $      0                            $0                     $      0              $        0
   99                        $125,000                            $0                     $125,000              $        0
  100                        $      0                            $0                     $      0              $        0

                                                                                                           PREPAYMENT CODE(24)
MORTGAGE           MONTHLY TI/LC       CURRENT TI/LC  ENVIRONMENTAL     INTEREST                    ---------------------------
LOAN NO.  ESCROW REQUIREMENT(21)  ESCROW BALANCE(22)    INSURANCE    ACCRUAL METHOD  SEASONING(23)  LO  DEF  DEF/YM1.00  YM3.00
-------------------------------------------------------------------------------------------------------------------------------

   65                     $    0          $   65,776        No         Actual/360          1        25   94
   66                     $    0          $   69,764        No         Actual/360          1        25   94
   67                     $    0          $   59,522        No         Actual/360          1        25   94
   68                     $    0          $   70,943        No         Actual/360          1        25   94
   69                     $    0          $   33,995        No         Actual/360          1        25   94
   70                     $    0          $        0        No         Actual/360          1        25           92
   71                     $    0          $        0        No           30/360            2        35
   72                     $    0          $        0        No         Actual/360          1        25   93
   73                     $    0          $        0        No         Actual/360          0         0
   74                     $    0          $        0        No         Actual/360          2        35   83
   75                     $    0          $        0        No         Actual/360          0        24  155
   76                     $    0          $        0        No         Actual/360          6        35   81
   77                     $    0          $        0        No         Actual/360         16        35   85
   78                     $    0          $        0        No         Actual/360          3        27   89
   79                     $1,667          $    3,333        No         Actual/360          2        26   93
   80                     $    0          $1,276,595        No         Actual/360          2         0
   81                     $    0          $        0        No         Actual/360          1        35   81
   82                     $    0          $        0        No         Actual/360          1        35           81
   83                     $    0          $        0        No         Actual/360          4        28           85
   84                     $    0          $        0        No         Actual/360          1        25   91
   85                     $    0          $        0        No         Actual/360          3        35   81
   86                     $    0          $        0        No           30/360            2        35
   87                     $    0          $   50,141        No         Actual/360          2        26   92
   88                     $    0          $        0        No         Actual/360          0        24           94
   89                     $    0          $        0        No         Actual/360          2        26   90
   90                     $    0          $        0        No         Actual/360          2        26   42
   91                     $    0          $        0        No         Actual/360          0        24   94
   92                     $    0          $        0        No         Actual/360          2        35   81
   93                     $    0          $        0        No         Actual/360          1        25
   94                     $    0          $        0        No         Actual/360          1        25
   95                     $    0          $        0        No         Actual/360          1        25   79
   96                     $    0          $        0        No         Actual/360          7        31   88
   97                     $    0          $        0        No         Actual/360          1        35   21
   98                     $    0          $        0        No         Actual/360          3        27  152
   99                     $    0          $        0        No         Actual/360          2        26   90
  100                     $    0          $        0        No         Actual/360          2        0

             PREPAYMENT CODE(24)
MORTGAGE  ------------------------      YM       ADMINISTRATIVE
LOAN NO.  YM2.00  YM1.00  YM  OPEN  FORMULA(25)  COST RATE(26)
---------------------------------------------------------------

   65                           1                    3.150
   66                           1                    3.150
   67                           1                    3.150
   68                           1                    3.150
   69                           1                    3.150
   70                           3        D           3.150
   71                23         2        B           3.150
   72                           2                    3.150
   73               117         3        D           3.150
   74                           2                    8.150
   75                           1                    3.150
   76                           4                    3.150
   77                5          1        G           7.150
   78                           4                    3.150
   79                           1                    3.150
   80               176         4        D           3.150
   81                           4                    3.150
   82                           4        C           3.150
   83                           7        E           3.150
   84                           4                    3.150
   85                           4                    3.150
   86                23         2        B           3.150
   87                           2                    3.150
   88                           2        D           3.150
   89                           4                    3.150
   90                           4                    3.150
   91                           2                    3.150
   92                           4                    3.150
   93                91         4        D           3.150
   94               115         4        D           3.150
   95                           4                    3.150
   96                           1                    7.150
   97                           4                    3.150
   98                           1                    3.150
   99                           4                    3.150
  100               140         4        D           3.150

MORTGAGE    CMSA        CMSA       LOAN GROUP      MORTGAGE                                                       LOAN PURPOSE
LOAN NO.  LOAN NO.  PROPERTY NO.  (ONE OR TWO)  LOAN SELLER(1)  PROPERTY NAME(2)                            (ACQUISITION/REFINANCE)
------------------------------------------------------------------------------------------------------------------------------------

   101       57        57-001          1             BSCMI      Super Stop & Shop - Hyde Park                     Acquisition
   102       58        58-001          1              WFB       A-American La Verne                                Refinance
   103       59        59-001          1              WFB       Hilton Garden Inn Minneapolis/Eden Prairie         Refinance
   104       60        60-001          1              WFB       Monterey Shore Plaza                              Acquisition
   105       61        61-001          1             MSMC       List Industries Building                           Refinance
   106       62        62-001          2              WFB       Meadow Brook Place Apartments                     Acquisition
   107       63        63-001          1              WFB       Ventura Office Building                           Acquisition
   108       64        64-001          1             BSCMI      Paradise Largo                                    Acquisition
   109       65        65-001          1             BSCMI      Desert Square                                     Acquisition
   110       66        66-001          1              WFB       Holiday Inn Auburn                                 Refinance
   111       67        67-001          1              WFB       Las Palmas Medical & Dental Building              Acquisition
   112       68        68-001          2            PCF II      Brentwood Apartments                              Acquisition
   113       69        69-001          1              WFB       LA Fitness Hillsboro                              Acquisition
   114       70        70-001          1             BSCMI      Port of Sale                                       Refinance
   115       71        71-001          2              PCF       Alexandria Apartments                              Refinance
   116       72        72-001          2             BSCMI      Cedar Towers                                       Refinance
   117       73        73-001          1             MSMC       Hilton Garden Inn - St. Augustine Beach            Refinance
   118       74        74-001          1              WFB       Courtyard Scranton Wilkes-Barre                   Acquisition
   119       75        75-001          1            PCF II      Scripps Poway Corporate Center                     Refinance
   120       76        76-001          1             BSCMI      4811 E. La Palma Ave.                              Refinance
   121       77        77-001          1              WFB       Security Public Storage - Bermuda Dunes            Refinance
   122       78        78-001          1             BSCMI      Woodbridge Plaza                                   Refinance
   123       79        79-001          1             BSCMI      McKesson Distribution                             Acquisition
   124       80        80-001          1            PCF II      2515 Highway 78                                    Refinance
   125       81        81-001          1             MSMC       IBM Business Center                               Acquisition
   126       82        82-001          1              WFB       Tucson Fiesta Center                               Refinance
   127       83        83-001          1              WFB       Boise Airport Industrial                           Refinance
   128       84        84-001          1             MSMC       161 West 75th Street Coop                          Refinance
   129       85        85-001          1             MSMC       Overland Park Shopping Center                      Refinance
   130       86        86-001          2              WFB       South Point Village Apartments                    Acquisition
   131       87        87-001          1             MSMC       Hampton Inn St. Charles                            Refinance
   132       88        88-001          1             BSCMI      Canyon Lakes Shopping Center                       Refinance
   133       89        89-001          1             BSCMI      Tropicana Avenue                                   Refinance
   134       90        90-001          1              WFB       Planet Self Storage - Somerville                   Refinance
   135       91        91-001          1              WFB       675 Post Street Garage                             Refinance
   136       92        92-001          1              WFB       Westlake Office Court                              Refinance

MORTGAGE                                                                                                                PROPERTY
LOAN NO.  STREET ADDRESS                                           CITY             STATE  ZIP CODE  PROPERTY TYPE      SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------

   101    5 Saint Andrews Road                                     Hyde Park          NY     12538   Retail         Free Standing
   102    1640 White Avenue                                        La Verne           CA     91750   Self Storage   Self Storage
   103    6330 Point Chase                                         Eden Prairie       MN     55344   Hospitality    Full Service
   104    72-680 & 72-750 Dinah Shore Dr                           Palm Desert        CA     92211   Retail         Shadow Anchored
   105    401 Jim Moran Boulevard                                  Deerfield Beach    FL     33442   Industrial     Light Industrial
   106    2231 NE Bridge Creek Avenue                              Vancouver          WA     98664   Multifamily    Garden
   107    17835 Ventura Blvd.                                      Encino             CA     91316   Office         Suburban
   108    10411 Ulmerton Road                                      Largo              FL     33771   Retail         Anchored
   109    7109 & 7245 E. Golf Links Road and 2511 South Kolb Road  Tucson             AZ     85730   Retail         Anchored
   110    120 Grass Valley Highway                                 Auburn             CA     95603   Hospitality    Full Service
   111    16620 N. 40th Street                                     Phoenix            AZ     85032   Office         Medical
   112    11821 North 28th Drive                                   Phoenix            AZ     85029   Multifamily    Garden
   113    21970 NW Imbrie Drive                                    Hillsboro          OR     97124   Retail         Specialty
   114    9100 Havensight                                          St. Thomas         VI     00802   Retail         Unanchored
   115    61 Alexandria Drive                                      Hackettstown       NJ     07840   Multifamily    Garden
   116    3701 Twin Lakes Court                                    Randallstown       MD     21244   Multifamily    Mid Rise
   117    401 AIA Beach Boulevard                                  St. Augustine      FL     32084   Hospitality    Limited Service
   118    16 Glenmaura National Boulevard                          Moosic             PA     18507   Hospitality    Limited Service
   119    13475 Danielson Street                                   Poway              CA     92064   Office         Suburban
   120    4811 E. La Palma Ave.                                    Anaheim            CA     92807   Industrial     Warehouse
   121    39505 Berkey Drive                                       Palm Desert        CA     92211   Self Storage   Self Storage
   122    1500-1648 St. Georges Avenue                             Woodbridge         NJ     07095   Retail         Anchored
   123    3301 Pollok Drive                                        Conroe             TX     77303   Industrial     Warehouse
   124    2515 Highway 78                                          Moody              AL     35004   Industrial     Warehouse
   125    455 Park Place                                           Lexington          KY     40511   Office         Suburban
   126    4215 - 4225 N. Oracle Road                               Tucson             AZ     85705   Retail         Anchored
   127    1000, 1100, & 1200 Boeing Street                         Boise              ID     83705   Industrial     Warehouse
   128    161 West 75th Street                                     New York           NY     10023   Multifamily    High Rise
   129    7189 Overland Road                                       Boise              ID     83709   Retail         Unanchored
   130    6808 South IH-35                                         Austin             TX     78745   Multifamily    Garden
   131    3720 W. Clay Street                                      St. Charles        MO     63301   Hospitality    Limited Service
   132    500 Bollinger Canyon Way                                 San Ramon          CA     94582   Retail         Unanchored
   133    165 East Tropicana Avenue                                Las Vegas          NV     89119   Other          Leased Fee
   134    39R Medford Street                                       Somerville         MA     02143   Self Storage   Self Storage
   135    675 Post Street                                          San Francisco      CA     94109   Other          Parking
   136    5743 Corsa Avenue                                        Westlake Village   CA     91362   Office         Suburban

MORTGAGE                                                    PERCENT   PERCENT LEASED
LOAN NO.  UNITS/SF(3)      YEAR BUILT      YEAR RENOVATED  LEASED(4)   AS OF DATE(4)  SECURITY TYPE(5)  LIEN POSITION
---------------------------------------------------------------------------------------------------------------------

   101       52,500           1998               NAP         100.0%     04/01/2006    Fee                   First
   102      108,830           1974               NAP          97.8%     12/20/2005    Fee                   First
   103           97           2000               NAP          68.2%     09/30/2005    Fee                   First
   104       67,050        1992 / 2003           2003        100.0%     11/01/2005    Fee                   First
   105       99,686           1970               2002        100.0%     04/01/2006    Fee                   First
   106          154           1997               NAP          96.8%     11/21/2005    Fee                   First
   107       45,308           1972               1995         90.9%     01/04/2006    Fee                   First
   108       54,640           2005               NAP          97.4%     10/01/2005    Fee                   First
   109       99,804         1976/1999            NAP          97.0%     02/17/2006    Fee                   First
   110           96           1996               NAP          79.9%     10/31/2005    Fee                   First
   111       55,735           1984               NAP          96.8%     01/12/2006    Fee                   First
   112          224           1980               NAP          98.2%     01/27/2006    Fee                   First
   113       45,000           2005               NAP         100.0%     02/02/2006    Fee                   First
   114       41,630           1998               NAP          95.9%     02/21/2006    Leasehold             First
   115          342           1976            2002-2006       91.2%     02/27/2006    Fee                   First
   116          172           1972               NAP          97.1%     02/15/2006    Fee                   First
   117           83           1999               NAP          78.4%     08/01/2005    Fee                   First
   118          120           1996           2003 / 2005      64.3%     11/30/2005    Fee                   First
   119       48,480           2001            2004-2005       92.7%     01/26/2006    Fee                   First
   120       70,198           1998               NAP         100.0%     04/01/2006    Fee                   First
   121      138,371    1980 / 1998 / 2001        NAP          84.0%     01/18/2006    Fee                   First
   122       77,751           1980               NAP          93.6%     01/17/2006    Fee                   First
   123      162,613           2005               NAP         100.0%     04/01/2006    Fee                   First
   124      182,000           2004               NAP         100.0%     03/17/2006    Fee                   First
   125      118,095           1980               NAP          80.4%     02/27/2006    Fee                   First
   126       67,354           1994               NAP         100.0%     01/06/2006    Fee                   First
   127      170,000         1980/1982            NAP         100.0%     02/21/2006    Fee                   First
   128          131           1925               NAP         100.0%     03/31/2005    Fee                   First
   129      148,695           1978               NAP          96.6%     11/01/2005    Fee                   First
   130          176           1984               NAP          94.9%     10/21/2005    Fee                   First
   131          123           1985               2006         67.5%     08/01/2005    Fee                   First
   132       28,396           1989               NAP          91.6%     01/01/2006    Fee                   First
   133       71,464           1978               2004        100.0%     10/31/2005    Fee                   First
   134       38,140           1913               1995         83.7%     11/30/2005    Fee                   First
   135       48,972           1919               2003        100.0%     01/01/2006    Fee                   First
   136       59,748           1983               NAP          98.7%     02/13/2006    Fee                   First

MORTGAGE                                          RELATED                                           ORIGINAL   CUT-OFF DATE
LOAN NO.                                       BORROWER LIST                                         BALANCE    BALANCE(6)
---------------------------------------------------------------------------------------------------------------------------

   101    19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $8,100,000   $8,100,000
   102                                            97, 102                                          $8,050,000   $8,039,380
   103                                            76, 103                                          $7,700,000   $7,664,235
   104                                              NAP                                            $7,600,000   $7,600,000
   105                                              NAP                                            $7,600,000   $7,590,166
   106                                              NAP                                            $7,400,000   $7,383,207
   107                                              NAP                                            $7,350,000   $7,350,000
   108    19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $7,325,000   $7,325,000
   109                                              NAP                                            $7,260,000   $7,260,000
   110                                              NAP                                            $7,200,000   $7,179,735
   111                                              NAP                                            $7,100,000   $7,100,000
   112                                              NAP                                            $7,020,000   $7,020,000
   113                                              NAP                                            $7,000,000   $6,994,029
   114                                              NAP                                            $7,000,000   $6,984,338
   115                                              NAP                                            $6,800,000   $6,800,000
   116                                         58, 116, 169                                        $6,584,000   $6,584,000
   117                                              NAP                                            $6,400,000   $6,360,843
   118                                            64, 118                                          $6,300,000   $6,300,000
   119                                              NAP                                            $6,000,000   $6,000,000
   120                                              NAP                                            $6,000,000   $5,980,575
   121                  121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                 $5,970,000   $5,956,715
   122                                              NAP                                            $5,900,000   $5,900,000
   123    19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $5,760,000   $5,760,000
   124                                              NAP                                            $5,650,000   $5,650,000
   125                                              NAP                                            $5,600,000   $5,600,000
   126                                           126, 168                                          $5,600,000   $5,581,904
   127                                              NAP                                            $5,400,000   $5,400,000
   128                                              NAP                                            $5,300,000   $5,300,000
   129                                              NAP                                            $5,300,000   $5,300,000
   130                                           130, 234                                          $5,240,000   $5,240,000
   131                                           131, 154                                          $5,100,000   $5,078,866
   132                                              NAP                                            $5,000,000   $5,000,000
   133                                              NAP                                            $5,000,000   $5,000,000
   134                                           134, 150                                          $5,000,000   $5,000,000
   135                                              NAP                                            $5,000,000   $4,995,384
   136                                              NAP                                            $5,000,000   $4,995,221

MORTGAGE    % OF TOTAL POOL     % OF APPLICABLE LOAN GROUP  CUT-OFF DATE BALANCE              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.  CUT-OFF DATE BALANCE     CUT-OFF DATE BALANCE           PER UNIT OR SF   NOTE DATE    DATE (P&I)     DATE (IO)
--------------------------------------------------------------------------------------------------------------------------

   101            0.5%                     0.5%                          $   154  01/04/2006       NAP         03/01/2006
   102            0.5%                     0.5%                          $    74  02/07/2006    04/01/2006        NAP
   103            0.4%                     0.5%                          $79,013  12/02/2005    02/01/2006        NAP
   104            0.4%                     0.5%                          $   113  01/11/2006    03/01/2007     03/01/2006
   105            0.4%                     0.5%                          $    76  02/09/2006    04/01/2006        NAP
   106            0.4%                     3.8%                          $47,943  01/19/2006    03/01/2006        NAP
   107            0.4%                     0.5%                          $   162  02/07/2006    04/01/2009     04/01/2006
   108            0.4%                     0.5%                          $   134  12/07/2005       NAP         02/01/2006
   109            0.4%                     0.5%                          $    73  01/06/2006       NAP         03/01/2006
   110            0.4%                     0.5%                          $74,789  01/10/2006    03/01/2006        NAP
   111            0.4%                     0.5%                          $   127  02/24/2006    03/01/2008     04/01/2006
   112            0.4%                     3.6%                          $31,339  01/30/2006    03/01/2011     03/01/2006
   113            0.4%                     0.5%                          $   155  02/07/2006    04/01/2006        NAP
   114            0.4%                     0.5%                          $   168  01/27/2006    03/01/2006        NAP
   115            0.4%                     3.5%                          $19,883  03/01/2006    05/01/2006        NAP
   116            0.4%                     3.4%                          $38,279  06/30/2005    08/01/2010     08/01/2005
   117            0.4%                     0.4%                          $76,637  11/17/2005    01/01/2006        NAP
   118            0.4%                     0.4%                          $52,500  02/01/2006    02/01/2008     03/01/2006
   119            0.4%                     0.4%                          $   124  02/02/2006    04/01/2008     04/01/2006
   120            0.4%                     0.4%                          $    85  12/29/2005    02/01/2006        NAP
   121            0.3%                     0.4%                          $    43  01/25/2006    03/01/2006        NAP
   122            0.3%                     0.4%                          $    76  01/19/2006       NAP         03/01/2006
   123            0.3%                     0.4%                          $    35  12/30/2005       NAP         02/01/2006
   124            0.3%                     0.4%                          $    31  03/17/2006    05/01/2009     05/01/2006
   125            0.3%                     0.4%                          $    47  12/21/2005    02/01/2007     02/01/2006
   126            0.3%                     0.4%                          $    83  12/27/2005    02/01/2006        NAP
   127            0.3%                     0.4%                          $    32  02/16/2006    05/01/2006        NAP
   128            0.3%                     0.4%                          $40,458  05/27/2005       NAP         07/01/2005
   129            0.3%                     0.4%                          $    36  12/20/2005       NAP         02/01/2006
   130            0.3%                     2.7%                          $29,773  01/03/2006    03/01/2008     03/01/2006
   131            0.3%                     0.3%                          $41,292  11/17/2005    01/01/2006        NAP
   132            0.3%                     0.3%                          $   176  01/12/2006    03/01/2009     03/01/2006
   133            0.3%                     0.3%                          $    70  01/17/2006       NAP         03/01/2006
   134            0.3%                     0.3%                          $   131  12/07/2005    02/01/2009     02/01/2006
   135            0.3%                     0.3%                          $   102  02/10/2006    04/01/2006        NAP
   136            0.3%                     0.3%                          $    84  02/21/2006    04/01/2006        NAP

MORTGAGE                   GRACE               LOCKBOX   LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING
LOAN NO.  MATURITY DATE  PERIOD(7)  ARD LOAN    STATUS     TYPE    TO MATURITY     TO MATURITY   AMORT. TERM(8)  AMORT. TERM
----------------------------------------------------------------------------------------------------------------------------

   101      02/01/2013       5         No        None      NAP           84             82             IO            IO
   102      03/01/2011       5         No        None      NAP           60             59             300           299
   103      01/01/2016       5         No        None      NAP          120            117             300           297
   104      02/01/2011       5         No        None      NAP           60             58             360           360
   105      03/01/2016       5         No     Springing   Hard          120            119             300           299
   106      02/01/2016       5         No        None      NAP          120            118             360           358
   107      03/01/2016       5         No        None      NAP          120            119             360           360
   108      01/01/2011       5         No        None      NAP           60             57             IO            IO
   109      02/01/2016       5         No        None      NAP          120            118             IO            IO
   110      02/01/2016       5         No        None      NAP          120            118             300           298
   111      03/01/2016       5         No        None      NAP          120            119             360           360
   112      02/01/2016       0         No        None      NAP          120            118             360           360
   113      03/01/2016       5         No     In Place    Hard          120            119             360           359
   114      02/01/2016       5         No        None      NAP          120            118             360           358
   115      04/01/2016       0         No        None      NAP          120            120             240           240
   116      07/01/2020       5        Yes     In Place    Hard          180            171             360           360
   117      12/01/2015       5         No        None      NAP          120            116             300           296
   118      02/01/2016       5        Yes     Springing   Hard          120            118             312           312
   119      03/01/2016       0         No        None      NAP          120            119             360           360
   120      01/01/2016       5         No     Springing   Hard          120            117             360           357
   121      02/01/2016       5         No        None      NAP          120            118             360           358
   122      02/01/2016       5         No        None      NAP          120            118             IO            IO
   123      01/01/2011       5         No        None      NAP           60             57             IO            IO
   124      04/01/2016       0         No        None      NAP          120            120             300           300
   125      01/01/2016       5         No        None      NAP          120            117             360           360
   126      01/01/2016       5         No        None      NAP          120            117             360           357
   127      04/01/2016       5         No        None      NAP          120            120             360           360
   128      06/01/2020       5         No        None      NAP          180            170             IO            IO
   129      01/01/2016       5         No        None      NAP          120            117             IO            IO
   130      02/01/2016       5         No        None      NAP          120            118             360           360
   131      12/01/2015       5         No        None      NAP          120            116             360           356
   132      02/01/2016       5         No        None      NAP          120            118             360           360
   133      02/01/2016       5         No        None      NAP          120            118             IO            IO
   134      01/01/2016       5         No        None      NAP          120            117             360           360
   135      03/01/2016       5         No     Springing   Hard          120            119             360           359
   136      03/01/2011       5         No        None      NAP           60             59             360           359

MORTGAGE  MORTGAGE        MONTHLY       MONTHLY   THIRD MOST RECENT  THIRD MOST RECENT  SECOND MOST RECENT  SECOND MOST RECENT
LOAN NO.      RATE   PAYMENT (P&I)  PAYMENT (IO)                NOI           NOI DATE                 NOI            NOI DATE
------------------------------------------------------------------------------------------------------------------------------

   101      5.245%             NAP       $35,404         $  832,929         12/31/2003          $  873,966          12/31/2004
   102      5.830%         $51,033           NAP         $  777,449         12/31/2003          $  826,794          12/31/2004
   103      5.570%         $47,607           NAP         $  720,892         12/31/2003          $  809,352          12/31/2004
   104      5.750%         $44,352       $36,922                NAP                NAP          $  847,370          12/31/2004
   105      5.930%         $48,642           NAP                NAP                NAP                 NAP                 NAP
   106      5.710%         $42,997           NAP         $  798,120         12/31/2003          $  669,974          12/31/2004
   107      5.560%         $42,010       $34,528         $  398,243         12/31/2003          $  558,425          12/31/2004
   108      4.880%             NAP       $29,788                NAP                NAP                 NAP                 NAP
   109      5.302%             NAP       $32,523         $  611,732         12/31/2003          $  546,769          12/31/2004
   110      6.620%         $49,156           NAP         $  971,897         12/31/2003          $1,169,818          12/31/2004
   111      5.585%         $40,692       $33,504         $  668,334         12/31/2003          $  653,928          12/31/2004
   112      5.690%         $40,700       $33,749         $  499,854         12/31/2003          $  608,094          12/31/2004
   113      5.890%         $41,475           NAP                NAP                NAP                 NAP                 NAP
   114      5.797%         $41,059           NAP         $  390,025         12/31/2003          $  853,016          12/31/2004
   115      5.780%         $47,858           NAP         $1,363,952         12/31/2001          $1,616,128          12/31/2002
   116      5.575%         $37,694       $31,013         $  537,297         12/31/2003          $  311,272          12/31/2004
   117      5.500%         $39,302           NAP         $  693,039         12/31/2003          $  696,850          12/31/2004
   118      5.830%         $39,263       $31,033         $  690,447         12/31/2003          $  807,828          12/31/2004
   119      5.740%         $34,976       $29,099                NAP                NAP                 NAP                 NAP
   120      5.600%         $34,445           NAP                NAP                NAP                 NAP                 NAP
   121      5.830%         $35,143           NAP         $  640,346         12/31/2003          $  743,098          12/31/2004
   122      5.298%             NAP       $26,410         $  603,645         12/31/2003          $  678,288          12/31/2004
   123      4.940%             NAP       $23,712                NAP                NAP                 NAP                 NAP
   124      5.650%         $35,204       $26,972                NAP                NAP                 NAP                 NAP
   125      5.620%         $32,219       $26,591         $  524,388         12/31/2003          $  553,023          12/31/2004
   126      5.610%         $32,184           NAP                NAP                NAP          $1,184,899          12/31/2003
   127      5.850%         $31,857           NAP         $  597,081         12/31/2003          $  606,623          12/31/2004
   128      5.290%             NAP       $23,689         $  539,428         12/31/2002          $  293,653          12/31/2003
   129      5.470%             NAP       $24,495         $  906,382         12/31/2003          $  923,943          12/31/2004
   130      5.610%         $30,115       $24,837         $  410,692         12/31/2003          $  307,129          12/31/2004
   131      5.630%         $29,375           NAP         $  541,031         12/31/2003          $  546,987          12/31/2004
   132      5.522%         $28,459       $23,328         $  512,900         12/31/2003          $  507,180          12/31/2004
   133      5.238%             NAP       $22,128         $  672,621         12/31/2003          $  894,125          12/31/2004
   134      5.590%         $28,672       $23,615         $  473,116         12/31/2003          $  495,094          12/31/2004
   135      5.580%         $28,641           NAP         $  600,270         12/31/2003          $  623,554          12/31/2004
   136      5.440%         $28,202           NAP         $  826,440         12/31/2003          $  851,912          12/31/2004

MORTGAGE  MOST RECENT        MOST RECENT NOI  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE    NOI
LOAN NO.          NOI                   DATE            EGI       EXPENSES            NOI  CAPITAL ITEMS      CASH FLOW  DSCR(9)
--------------------------------------------------------------------------------------------------------------------------------

   101     $  885,348            12/31/2004      $  895,755     $   39,998     $  855,757       $  7,875     $  847,882    2.01
   102     $  853,963            12/31/2005      $1,181,358     $  359,283     $  822,076       $ 16,325     $  805,751    1.34
   103     $  967,640      T-12 (09/30/2005)     $3,068,947     $2,059,668     $1,009,279       $122,758     $  886,521    1.77
   104     $  865,391            12/31/2005      $1,031,032     $  292,150     $  738,882       $ 55,002     $  683,880    1.67
   105            NAP                   NAP      $1,128,704     $  340,778     $  787,926       $ 29,906     $  758,020    1.35
   106     $  866,942      T-12 (11/30/2005)     $1,190,989     $  466,248     $  724,741       $ 38,500     $  686,241    1.40
   107     $  649,689            12/31/2005      $1,113,422     $  420,245     $  693,177       $ 65,010     $  628,167    1.67
   108            NAP                   NAP      $1,081,311     $  283,513     $  797,797       $ 14,252     $  783,545    2.23
   109     $  856,559  Ann. 8 mos. (08/2005)     $1,204,958     $  397,499     $  807,459       $ 74,342     $  733,116    2.07
   110     $1,234,964      T-12 (10/31/2005)     $2,726,060     $1,650,771     $1,075,289       $136,303     $  938,986    1.82
   111     $  654,623            12/31/2005      $1,077,000     $  392,130     $  684,871       $ 86,749     $  598,121    1.70
   112     $  620,615            12/31/2005      $1,316,525     $  640,104     $  676,421       $ 70,336     $  606,085    1.67
   113            NAP                   NAP      $  722,813     $   21,684     $  701,128       $ 33,197     $  667,931    1.41
   114     $  801,136            12/31/2005      $2,063,011     $  920,640     $1,142,370       $ 42,955     $1,099,415    2.32
   115     $1,407,557            12/31/2003      $3,120,308     $1,799,498     $1,320,810       $ 85,500     $1,235,310    2.30
   116     $  277,221            12/31/2005      $1,328,075     $  806,164     $  521,911       $ 43,172     $  478,739    1.40
   117     $  888,403      T-12 (07/31/2005)     $2,345,883     $1,553,386     $  792,497       $ 93,835     $  698,662    1.68
   118     $  864,133      T-12 (11/30/2005)     $2,556,242     $1,686,180     $  870,061       $127,812     $  742,249    2.34
   119            NAP                   NAP      $  958,432     $  273,206     $  685,226       $100,938     $  584,288    1.96
   120            NAP                   NAP      $  749,581     $  131,980     $  617,602       $ 26,116     $  591,486    1.49
   121     $  771,082            12/31/2005      $1,207,022     $  439,018     $  768,004       $ 20,756     $  747,248    1.82
   122     $  722,181   Ann. 8 mos (08/2005)     $1,337,913     $  678,346     $  659,567       $ 46,097     $  613,470    2.08
   123            NAP                   NAP      $  661,035     $   13,221     $  647,815       $ 16,261     $  631,553    2.28
   124     $  199,785            12/31/2005      $  744,386     $  146,505     $  597,881       $ 54,600     $  543,281    1.85
   125     $  393,026      T-12 (09/30/2005)     $1,199,098     $  609,583     $  589,515       $101,562     $  487,953    1.85
   126     $1,044,557            12/31/2004      $  847,548     $  220,998     $  626,549       $ 40,591     $  585,958    1.62
   127     $  553,444            12/31/2005      $  764,426     $  212,680     $  551,746       $ 40,954     $  510,791    1.44
   128     $  416,742            12/31/2004      $5,493,810     $2,066,981     $3,426,829       $ 32,750     $3,394,079   12.06
   129     $  956,157      T-12 (09/30/2005)     $1,239,664     $  314,832     $  924,832       $141,102     $  783,730    3.15
   130     $  420,527      T-12 (10/31/2005)     $1,059,141     $  580,513     $  478,628       $ 44,000     $  434,628    1.61
   131     $  828,558      T-12 (08/31/2005)     $2,112,094     $1,481,468     $  630,626       $ 84,513     $  546,113    1.79
   132     $  600,756  Ann. 9 mos. (09/2005)     $  891,127     $  324,283     $  566,845       $ 29,289     $  537,556    2.02
   133     $1,015,630      T-12 (09/30/2005)     $1,015,630     $   20,313     $  995,317       $      0     $  995,317    3.75
   134     $  548,318      T-12 (08/31/2005)     $  857,130     $  305,542     $  551,587       $  5,721     $  545,866    1.95
   135     $  646,154            12/31/2005      $  691,497     $   76,155     $  615,343       $  7,346     $  607,997    1.79
   136     $  872,267            12/31/2005      $1,235,250     $  325,279     $  909,970       $111,272     $  798,698    2.69

MORTGAGE    NCF      NCF POST IO    CUT-OFF DATE  BALLOON    BALLOON     APPRAISED   VALUATION
LOAN NO.  DSCR(9)  PERIOD DSCR(10)       LTV        LTV      BALANCE         VALUE   DATE(11)
----------------------------------------------------------------------------------------------

   101      2.00         2.00           57.9%      57.9%   $8,100,000  $14,000,000  08/15/2005
   102      1.32         1.32           71.5%      64.7%   $7,277,940  $11,250,000  12/22/2005
   103      1.55         1.55           67.8%      52.2%   $5,893,398  $11,300,000  10/29/2005
   104      1.54         1.28           57.1%      54.2%   $7,209,034  $13,300,000  12/09/2005
   105      1.30         1.30           66.0%      51.3%   $5,893,789  $11,500,000  12/20/2005
   106      1.33         1.33           64.8%      54.7%   $6,231,915  $11,400,000  12/14/2005
   107      1.52         1.25           69.5%      62.4%   $6,597,205  $10,575,000  01/17/2006
   108      2.19         2.19           55.9%      55.9%   $7,325,000  $13,100,000  11/01/2005
   109      1.88         1.88           59.5%      59.5%   $7,260,000  $12,200,000  09/13/2005
   110      1.59         1.59           64.1%      50.9%   $5,704,573  $11,200,000  11/15/2005
   111      1.49         1.22           81.4%      71.4%   $6,231,518  $ 8,725,000  01/16/2006
   112      1.50         1.24           64.7%      60.3%   $6,547,283  $10,850,000  01/05/2006
   113      1.34         1.34           63.6%      53.9%   $5,932,200  $11,000,000  01/21/2006
   114      2.23         2.23           44.2%      37.4%   $5,910,366  $15,800,000  11/29/2005
   115      2.15         2.15           32.4%      21.2%   $4,447,096  $21,000,000  01/19/2006
   116      1.29         1.06           80.0%      67.1%   $5,525,947  $ 8,230,000  05/24/2005
   117      1.48         1.48           69.1%      53.1%   $4,887,858  $ 9,200,000  10/08/2005
   118      1.99         1.58           66.3%      55.7%   $5,295,132  $ 9,500,000  01/10/2006
   119      1.67         1.39           63.2%      55.8%   $5,296,737  $ 9,500,000  12/15/2005
   120      1.43         1.43           63.6%      53.6%   $5,036,676  $ 9,400,000  11/15/2005
   121      1.77         1.77           56.7%      48.1%   $5,045,629  $10,500,000  12/06/2005
   122      1.94         1.94           53.6%      53.6%   $5,900,000  $11,000,000  07/15/2005
   123      2.22         2.22           58.2%      58.2%   $5,760,000  $ 9,900,000  10/01/2005
   124      1.68         1.29           73.4%      62.5%   $4,815,594  $ 7,700,000  02/02/2006
   125      1.53         1.26           62.0%      53.4%   $4,818,950  $ 9,025,000  09/10/2005
   126      1.52         1.52           62.0%      52.2%   $4,702,324  $ 9,000,000  10/18/2005
   127      1.34         1.34           75.0%      63.5%   $4,568,897  $ 7,200,000  02/09/2006
   128     11.94        11.94            8.8%       8.8%   $5,300,000  $60,000,000  05/03/2005
   129      2.67         2.67           39.8%      39.8%   $5,300,000  $13,300,000  11/11/2005
   130      1.46         1.20           75.4%      66.3%   $4,609,604  $ 6,950,000  12/07/2005
   131      1.55         1.55           61.9%      52.3%   $4,286,151  $ 8,200,000  10/17/2005
   132      1.92         1.57           58.1%      52.1%   $4,481,302  $ 8,600,000  11/04/2005
   133      3.75         3.75           27.5%      27.5%   $5,000,000  $18,200,000  11/15/2005
   134      1.93         1.59           78.1%      70.1%   $4,487,693  $ 6,400,000  08/31/2005
   135      1.77         1.77           42.5%      35.7%   $4,197,944  $11,750,000  01/13/2006
   136      2.36         2.36           37.8%      35.2%   $4,649,993  $13,200,000  01/10/2006

MORTGAGE                                                                           LEASE
LOAN NO.  LARGEST TENANT(12)                                                  EXPIRATION DATE   % NSF  SECOND LARGEST TENANT(12)
------------------------------------------------------------------------------------------------------------------------------------

   101    The Stop & Shop Supermarket Company                                    11/30/2025    100.0%  NAP
   102    NAP                                                                       NAP           NAP  NAP
   103    NAP                                                                       NAP           NAP  NAP
   104    The Office Furniture Place                                             08/31/2009     29.8%  Ethan Allen
   105    List Industries                                                        02/10/2021    100.0%  NAP
   106    NAP                                                                       NAP           NAP  NAP
   107    Maurice LaCroix USA                                                    11/30/2010     10.8%  Nathan Stone Insurance Agency
   108    Publix Super Markets                                                   07/31/2025     82.1%  Bank Atlantic
   109    99 Cents Only                                                          01/31/2009     26.6%  Fallas Paredes
   110    NAP                                                                       NAP           NAP  NAP
   111    Arizona Oncology Services, An Arizona Corporation                      04/30/2011     10.0%  Dr. James Foltz
   112    NAP                                                                       NAP           NAP  NAP
   113    LA Fitness International                                               04/30/2020    100.0%  NAP
   114    Firstbank                                                              09/30/2017     19.4%  Southland Gaming
   115    NAP                                                                       NAP           NAP  NAP
   116    NAP                                                                       NAP           NAP  NAP
   117    NAP                                                                       NAP           NAP  NAP
   118    NAP                                                                       NAP           NAP  NAP
   119    Lender Support Systems, Inc.                                           01/31/2011     18.1%  Protocol Services Inc.
   120    Orange County Industrial Plastics                                      12/31/2020    100.0%  NAP
   121    NAP                                                                       NAP           NAP  NAP
   122    Pathmark                                                               01/31/2015     64.4%  99 Cents
   123    McKesson Corporation                                                   05/31/2016    100.0%  NAP
   124    Trinity Glass International, Inc. d/b/a Feather River Door Company     11/30/2010     71.4%  Jan Pak, Inc.
   125    International Business Machine                                         12/31/2010     66.9%  Software Information System
   126    Sports Authority                                                       03/31/2014     63.2%  Office Depot
   127    Office Environment                                                     03/31/2010     23.8%  Idaho Specialized Transport
   128    NAP                                                                       NAP           NAP  NAP
   129    Smiths/Liquidation World                                               12/31/2009     27.1%  Ace Hardware
   130    NAP                                                                       NAP           NAP  NAP
   131    NAP                                                                       NAP           NAP  NAP
   132    The Bath Studio, Inc.                                                  11/15/2009     12.7%  Country Club Cleaners
   133    Motel 6                                                                12/01/2012    100.0%  NAP
   134    NAP                                                                       NAP           NAP  NAP
   135    NAP                                                                       NAP           NAP  NAP
   136    Law Office of Rory Clark                                               12/31/2010      6.3%  Conejo Financial Inc.

MORTGAGE       LEASE                                                LEASE                 INSURANCE           TAX
LOAN NO.  EXPIRATION DATE   % NSF  THIRD LARGEST TENANT(12)    EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE
-----------------------------------------------------------------------------------------------------------------------

   101           NAP          NAP  NAP                                NAP         NAP         No                No
   102           NAP          NAP  NAP                                NAP         NAP        Yes               Yes
   103           NAP          NAP  NAP                                NAP         NAP        Yes               Yes
   104       11/30/2014     21.1%  Ironwood Furnishings, Inc.     01/31/2015     16.0%       Yes               Yes
   105           NAP          NAP  NAP                                NAP         NAP         No                No
   106           NAP          NAP  NAP                                NAP         NAP        Yes               Yes
   107       08/31/2010     10.7%  McKeehan Escrow Co.            07/31/2008      9.7%        No               Yes
   108       07/31/2010      7.7%  Hairmasters                    08/31/2010      2.6%        No                No
   109       12/31/2009     15.6%  Salvation Army                 04/30/2008      9.7%        No               Yes
   110           NAP          NAP  NAP                                NAP         NAP         No               Yes
   111       04/30/2007      9.6%  Maureen Toal                   12/31/2008      6.3%       Yes               Yes
   112           NAP          NAP  NAP                                NAP         NAP         No               Yes
   113           NAP          NAP  NAP                                NAP         NAP         No                No
   114       04/30/2008     13.5%  Caribbean Lottery              12/31/2009      6.7%        Yes               No
   115           NAP          NAP  NAP                                NAP         NAP         No               Yes
   116           NAP          NAP  NAP                                NAP         NAP         No               Yes
   117           NAP          NAP  NAP                                NAP         NAP        Yes               Yes
   118           NAP          NAP  NAP                                NAP         NAP         No               Yes
   119       11/30/2007     11.5%  Data Strategies Inc.           11/30/2010     11.3%        No               Yes
   120           NAP          NAP  NAP                                NAP         NAP         No                No
   121           NAP          NAP  NAP                                NAP         NAP         No                No
   122       05/31/2012      6.0%  Photo Time                     07/31/2012      3.7%        No                No
   123           NAP          NAP  NAP                                NAP         NAP         No                No
   124       07/31/2011     28.6%  NAP                                NAP         NAP        Yes               Yes
   125       12/31/2010     13.5%  NAP                                NAP         NAP        Yes               Yes
   126       03/31/2009     36.8%  NAP                                NAP         NAP         No                No
   127       07/31/2009     21.3%  Rose City                      12/31/2009     17.8%        No                No
   128           NAP          NAP  NAP                                NAP         NAP         No                No
   129       12/31/2008      9.8%  Overland Park Cinema           05/31/2008      8.5%        No                No
   130           NAP          NAP  NAP                                NAP         NAP        Yes               Yes
   131           NAP          NAP  NAP                                NAP         NAP         No               Yes
   132       01/31/2012     12.7%  Yantai Enterprises, Inc.       10/31/2008     12.2%       Yes               Yes
   133           NAP          NAP  NAP                                NAP         NAP         No                No
   134           NAP          NAP  NAP                                NAP         NAP        Yes               Yes
   135           NAP          NAP  NAP                                NAP         NAP         No                No
   136       01/31/2008      5.6%  Wai & Conner, LLP              11/30/2006      5.2%        No                No

MORTGAGE  CAPITAL EXPENDITURE         TI/LC                   OTHER                      SPRINGING
LOAN NO.  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)   ESCROW DESCRIPTION(15)        ESCROW DESCRIPTION(16)
-------------------------------------------------------------------------------------------------------------

   101            No                    No                     NAP               RE Tax, Insurance, CapEx
   102            No                    No                     NAP
   103            Yes                   No                     NAP
   104            Yes                   No                     NAP
   105            Yes                   No                     NAP                   RE Tax, Insurance
   106            Yes                   No                     NAP
   107            No                    Yes              Lease-Up Impound
   108            No                    No                     NAP                RE Tax, Insurance, CapEx
   109            No                    No                     NAP                Insurance, CapEx, TI/LC
   110            Yes                   No                     NAP                       Insurance
   111            Yes                   Yes                    NAP                         TI/LC
   112            Yes                   No                     NAP
   113            No                    No                     NAP                         TI/LC
   114            Yes                   Yes                Ground Rent                     Other
   115            No                    No                     NAP
   116            Yes                   No                     NAP                       Insurance
   117            Yes                   No                     NAP
   118            Yes                   No                     NAP                Insurance, CapEx, Other
   119            No                    No             Additional Security
   120            No                    No                     NAP                RE Tax, Insurance, CapEx
   121            No                    No                     NAP                   RE Tax, Insurance
   122            Yes                   No          Pathmark Rollover Reserve     RE Tax, Insurance, Other
   123            No                    No                     NAP                RE Tax, Insurance, CapEx
   124            No                    Yes                    NAP                         TI/LC
   125            No                    Yes             New Tenant Reserve
   126            No                    No                     NAP                RE Tax, Insurance, TI/LC
   127            No                    No                     NAP                         TI/LC
   128            No                    No                     NAP                RE Tax, Insurance, CapEx
   129            No                    No                     NAP            RE Tax, Insurance, CapEx, TI/LC
   130            Yes                   No                     NAP
   131            Yes                   No                   PIP work                    Insurance
   132            Yes                   Yes                    NAP
   133            No                    No                     NAP                   RE Tax, Insurance
   134            Yes                   No                     NAP
   135            No                    No                     NAP                   RE Tax, Insurance
   136            No                    No                     NAP

MORTGAGE  INITIAL CAPITAL EXPENDITURE                                  MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE
LOAN NO.       ESCROW REQUIREMENT(17)                                       ESCROW REQUIREMENT(18)           ESCROW BALANCE(19)
-------------------------------------------------------------------------------------------------------------------------------

   101                       $      0                                                       $    0                     $      0
   102                       $      0                                                       $    0                     $      0
   103                       $      0  4% of Monthly Gross Revenues, but not less than $10,229.83.                     $ 20,460
   104                       $      0                                                       $  950                     $    950
   105                       $      0                                                       $  498                     $      0
   106                       $      0                                                       $3,208                     $      0
   107                       $      0                                                       $    0                     $      0
   108                       $      0                                                       $    0                     $      0
   109                       $      0                                                       $    0                     $      0
   110                       $      0                                 5% of Monthly Gross Revenues                     $      0
   111                       $150,000                                                       $    0                     $150,000
   112                       $      0                                                       $4,667                     $      0
   113                       $      0                                                       $    0                     $      0
   114                       $    517                                                       $  517                     $  1,033
   115                       $      0                                                       $    0                     $      0
   116                       $  3,598                                                       $3,598                     $ 18,118
   117                       $      0                                                       $7,820                     $ 15,640
   118                       $358,718                                                       $8,978                     $  8,978
   119                       $      0                                                       $    0                     $      0
   120                       $      0                                                       $    0                     $      0
   121                       $      0                                                       $    0                     $      0
   122                       $    972                                                       $  972                     $  1,944
   123                       $      0                                                       $    0                     $      0
   124                       $      0                                                       $    0                     $      0
   125                       $      0                                                       $    0                     $      0
   126                       $      0                                                       $    0                     $      0
   127                       $      0                                                       $    0                     $      0
   128                       $      0                                                       $    0                     $      0
   129                       $      0                                                       $    0                     $      0
   130                       $125,000                                                       $3,667                     $125,000
   131                       $      0                                                       $5,280                     $ 10,580
   132                       $    663                                                       $  663                     $  1,325
   133                       $      0                                                       $    0                     $      0
   134                       $      0                                                       $  477                     $    954
   135                       $      0                                                       $    0                     $      0
   136                       $      0                                                       $    0                     $      0

MORTGAGE       INITIAL TI/LC           MONTHLY TI/LC         CURRENT TI/LC    ENVIRONMENTAL     INTEREST
LOAN NO.  ESCROW REQUIREMENT(20)  ESCROW REQUIREMENT(21)  Escrow Balance(22)    INSURANCE    ACCRUAL METHOD  SEASONING(23)
--------------------------------------------------------------------------------------------------------------------------

   101                  $      0                  $    0            $      0       No            30/360             2
   102                  $      0                  $    0            $      0       No          Actual/360           1
   103                  $      0                  $    0            $      0       No          Actual/360           3
   104                  $      0                  $    0            $      0       No          Actual/360           2
   105                  $      0                  $    0            $      0       No          Actual/360           1
   106                  $      0                  $    0            $      0       No          Actual/360           2
   107                  $244,000                  $    0            $244,068       No          Actual/360           1
   108                  $      0                  $    0            $      0       No            30/360             3
   109                  $      0                  $    0            $      0       No          Actual/360           2
   110                  $      0                  $    0            $      0       No          Actual/360           2
   111                  $250,000                  $    0            $250,000       No          Actual/360           1
   112                  $      0                  $    0            $      0       No          Actual/360           2
   113                  $      0                  $    0            $      0       No          Actual/360           1
   114                  $100,000                  $    0            $100,000       No          Actual/360           2
   115                  $      0                  $    0            $      0       No          Actual/360           0
   116                  $      0                  $    0            $      0       No          Actual/360           9
   117                  $      0                  $    0            $      0       No          Actual/360           4
   118                  $      0                  $    0            $      0       No          Actual/360           2
   119                  $      0                  $    0            $      0       No          Actual/360           1
   120                  $      0                  $    0            $      0       No          Actual/360           3
   121                  $      0                  $    0            $      0       No          Actual/360           2
   122                  $      0                  $    0            $      0       No          Actual/360           2
   123                  $      0                  $    0            $      0       No            30/360             3
   124                  $      0                  $8,333            $      0       No          Actual/360           0
   125                  $      0                  $3,333            $  3,333       No          Actual/360           3
   126                  $      0                  $    0            $      0       No          Actual/360           3
   127                  $      0                  $    0            $      0       No          Actual/360           0
   128                  $      0                  $    0            $      0       No          Actual/360          10
   129                  $      0                  $    0            $      0   Yes - Group     Actual/360           3
   130                  $      0                  $    0            $      0       No          Actual/360           2
   131                  $      0                  $    0            $      0       No          Actual/360           4
   132                  $  1,667                  $1,667            $  3,338       No          Actual/360           2
   133                  $      0                  $    0            $      0       No          Actual/360           2
   134                  $      0                  $    0            $      0       No          Actual/360           3
   135                  $      0                  $    0            $      0       No          Actual/360           1
   136                  $      0                  $    0            $      0       No          Actual/360           1

                           PREPAYMENT CODE(24)
MORTGAGE  -----------------------------------------------------      YM       ADMINISTRATIVE
LOAN NO.  LO  DEF  DEF/YM1.00  YM3.00  YM2.00  YM1.00  YM  OPEN  FORMULA(25)   COST RATE(26)
-----------------  -------------------------------------------------------------------------

   101    35                                      47         2        B            3.150
   102    35   21                                            4                     3.150
   103    35   81                                            4                     3.150
   104    26            31                                   3        C            3.150
   105    25   91                                            4                     3.150
   106    35   83                                            2                     3.150
   107    35            81                                   4        C            3.150
   108    35                                      23         2        B            3.150
   109    26   91                                            3                     3.150
   110    35            81                                   4        C            3.150
   111    35   81                                            4                     3.150
   112     0                                     116         4        D            3.150
   113    35   81                                            4                     3.150
   114    26   93                                            1                     3.150
   115    24   92                                            4                     3.150
   116    33  146                                            1                     3.150
   117    28   88                                            4                     3.150
   118    35            81                                   4        C            3.150
   119    25                                      92         3        D            3.150
   120    27   92                                            1                     3.150
   121    35   83                                            2                     3.150
   122    26   92                                            2                     3.150
   123    35                                      23         2        B            3.150
   124    24   94                                            2                     3.150
   125    27            80                                  13        H           13.150
   126    36   82                                            2                     3.150
   127    35   83                                            2                     3.150
   128    34                                     142         4        I            3.150
   129    27   89                                            4                     3.150
   130    35   81                                            4                     3.150
   131    28                                      88         4        J            3.150
   132    26   91                                            3                     3.150
   133    26   93                                            1                     3.150
   134    27            88                                   5        C            3.150
   135    35   81                                            4                     3.150
   136    23            31                         2         4        C            3.150

MORTGAGE    CMSA        CMSA       LOAN GROUP      MORTGAGE                                                        LOAN PURPOSE
LOAN NO.  LOAN NO.  PROPERTY NO.  (ONE OR TWO)  LOAN SELLER(1)  PROPERTY NAME(2)                             (ACQUISITION/REFINANCE)
------------------------------------------------------------------------------------------------------------------------------------

   137       93        93-001          2              WFB       Whitman Green Apartments                            Refinance
   138       94        94-001          1              WFB       Burbank Media Center                                Refinance
   139       95        95-001          1             BSCMI      Ramada Inn Burbank                                  Refinance
   140       96        96-001          1              WFB       Walgreens - Chicago                                 Refinance
   141       97        97-001          1             BSCMI      200 & 300 Plaza Drive                              Acquisition
   142       98        98-001          1             MSMC       Tassajara Village                                   Refinance
   143       99        99-001          1              WFB       Security Public Storage - Daly City                 Refinance
   144       100       100-001         1              WFB       10838 Cara Mia Industrial                           Refinance
   145       101       101-001         1              WFB       Wildrose Business Park Bldgs 15 and 16              Refinance
   146       102       102-001         2             MSMC       Westbrooke Village Apartments                       Refinance
   147       103       103-001         1            PCF II      525 West Baseline Road                             Acquisition
   148       104       104-001         1              WFB       Security Public Storage - Salinas                   Refinance
   149       105       105-001         1              WFB       Country Inn & Suites By Carlson Scottsdale          Refinance
   150       106       106-001         1              WFB       Planet Self Storage - Sasha                         Refinance
   151       107       107-001         1              WFB       Security Public Storage - Modesto (McHenry)         Refinance
   152       108       108-001         2              WFB       The Park Club Apartments                            Refinance
   153       109       109-001         1              WFB       Woodbridge Square                                   Refinance
   154       110       110-001         1             MSMC       Hampton Inn Wausau                                  Refinance
   155       111       111-001         1              WFB       San Mateo Retail                                    Refinance
   156       112       112-001         2             MSMC       LeMans Village Apartments                           Refinance
   157       113       113-001         2             MSMC       Mill Pond Village MHC                               Refinance
   158       114       114-001         1              WFB       Garden Grove Secured Storage                        Refinance
   159       115       115-001         1            PCF II      Piney Shops                                         Refinance
   160       116       116-001         2             MSMC       Red Hill Estates MHC                                Refinance
   161       117       117-001         1             MSMC       Hartco-Ventura                                      Refinance
   162       118       118-001         1             MSMC       Barclay Square                                      Refinance
   163       119       119-001         2             MSMC       Hillcrest Point Coop                                Refinance
   164       120       120-001         1             MSMC       450 West End Avenue Coop                            Refinance
   165       121       121-001         1              WFB       Security Public Storage - Santa Rosa                Refinance
   166       122       122-001         1              WFB       Boston Building                                     Refinance
   167       123       123-001         1             MSMC       27 Radio Circle                                     Refinance
   168       124       124-001         1              WFB       Teleflex Warehouse                                 Acquisition
   169       125       125-001         2             BSCMI      Sussex House Apartments                             Refinance
   170       126       126-001         1             MSMC       Dixie Farm Phase II                                 Refinance
   171       127       127-001         1             MSMC       LaSalle Bank - Joliet                               Refinance
   172       128       128-001         1             BSCMI      Walgreens - Dearborn                               Acquisition

MORTGAGE
LOAN NO.  STREET ADDRESS                                    CITY                  STATE  ZIP CODE  PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------------

   137    26379 Whitman Street                              Hayward                CA     94544    Multifamily
   138    1001 North San Fernando Blvd.                     Burbank                CA     91504    Retail
   139    2900 San Fernando Boulevard                       Burbank                CA     91504    Hospitality
   140    4745 W. Belmont Avenue                            Chicago                IL     60641    Retail
   141    200 & 300 Plaza Drive                             Folsom                 CA     95630    Retail
   142    9000 Crow Canyon Road                             Danville               CA     94506    Retail
   143    99 Hyde Court                                     Daly City              CA     94015    Self Storage
   144    10838 Cara Mia Parkway                            Castroville            CA     95012    Industrial
   145    9031 & 9073 Pulsar Court                          Corona                 CA     92883    Industrial
   146    5530 Autumn Hill Drive                            Trotwood               OH     45426    Multifamily
   147    525 West Baseline Road                            Mesa                   AZ     85210    Industrial
   148    271 Sun Way                                       Salinas                CA     93901    Self Storage
   149    10801 North 89th Place                            Scottsdale             AZ     85260    Hospitality
   150    100 Southampton Street                            Boston                 MA     02118    Self Storage
   151    3941 McHenry Avenue                               Modesto                CA     95336    Self Storage
   152    1320 - 1326 E. Cotati Boulevard                   Rohnert Park           CA     94928    Multifamily
   153    13227 Occoquan Road                               Woodbridge             VA     22191    Retail
   154    615 South 24th Avenue                             Wausau                 WI     54401    Hospitality
   155    4060 South El Camino Real                         San Mateo              CA     94403    Retail
   156    5026 Dierker Road                                 Columbus               OH     43220    Multifamily
   157    1500 Mill Pond Lane                               Lansing                MI     48911    Manufactured Housing Community
   158    13632 Euclid Avenue                               Garden Grove           CA     92843    Self Storage
   159    8743 Piney Orchard Parkway                        Odenton                MD     21113    Retail
   160    633 Apple Street                                  Red Hill               PA     18076    Manufactured Housing Community
   161    3007 Bunsen Avenue                                Ventura                CA     93003    Industrial
   162    2980 Jog Road                                     Greenacres             FL     33467    Retail
   163    1-296 West Sneden Place                           Spring Valley          NY     10977    Multifamily
   164    450 West End Avenue                               New York               NY     10024    Multifamily
   165    1021 Hopper Avenue                                Santa Rosa             CA     95403    Self Storage
   166    8 Boston Street and 2206 Queen Anne Avenue North  Seattle                WA     98109    Mixed Use
   167    27 Radio Circle                                   Mt. Kisco              NY     10549    Office
   168    11495 Deerfield Road                              Blue Ash               OH     45242    Industrial
   169    1001 N. Kings Highway                             Cherry Hill Township   NJ     08034    Multifamily
   170    15225 Gulf Freeway                                Houston                TX     77034    Mixed Use
   171    6 Stryker Avenue                                  Joliet                 IL     60436    Retail
   172    8706 N. Telegraph Road                            Dearborn Heights       MI     48127    Retail

MORTGAGE                                                                                    PERCENT   PERCENT LEASED
LOAN NO.  PROPERTY SUB-TYPE               UNITS/SF(3)      YEAR BUILT      YEAR RENOVATED  LEASED(4)  AS OF DATE(4)
--------------------------------------------------------------------------------------------------------------------

   137    Garden                                  188  1965 / 1971 / 1988    2001-2005        95.2%     01/25/2006
   138    Shadow Anchored                      12,863         2005              NAP          100.0%     12/12/2005
   139    Full Service                            142    1962,1983,1986         NAP           86.9%     12/31/2005
   140    Anchored                             18,340         2000              NAP          100.0%     12/16/2005
   141    Specialty                            69,140      1988, 2004           NAP          100.0%     02/01/2006
   142    Unanchored                           30,429         1996              NAP          100.0%     01/17/2006
   143    Self Storage                         61,033         1967              1986          86.1%     09/29/2005
   144    Warehouse                            70,720         1993              2005         100.0%     02/10/2006
   145    Light Industrial                     77,251         2005              NAP          100.0%     12/01/2005
   146    Garden                                  312      1974, 1977           NAP           94.9%     10/28/2005
   147    Light Industrial                     36,000         1999              NAP          100.0%     01/30/2006
   148    Self Storage                        118,036         1978              NAP           72.2%     11/01/2005
   149    Limited Service                         163         1995              NAP           71.6%     10/31/2005
   150    Self Storage                         49,513         1985              NAP           89.4%     12/13/2005
   151    Self Storage                        114,605         1976              1984          85.7%     01/31/2006
   152    Garden                                   56         1978              NAP           98.2%     01/31/2006
   153    Unanchored                           42,775         1990              NAP           97.2%     10/31/2005
   154    Limited Service                          89         1997              NAP           71.9%     08/01/2005
   155    Shadow Anchored                      13,562         1989              NAP          100.0%     11/08/2005
   156    Garden                                  229   1967, 1968, 1970        NAP           88.6%     10/31/2005
   157    Manufactured Housing Community          354         1970              NAP           94.1%     10/31/2005
   158    Self Storage                         53,397         1986              NAP           99.4%     09/30/2005
   159    Shadow Anchored                      19,900         2005              NAP          100.0%     02/15/2006
   160    Manufactured Housing Community          149         1987              NAP          100.0%     01/11/2006
   161    Light Industrial                     88,080         1981              NAP           96.2%     01/01/2006
   162    Unanchored                           76,417         1987              NAP           86.9%     01/30/2006
   163    Garden                                  293         1974              NAP           99.0%     03/23/2006
   164    High Rise                                57         1931              NAP          100.0%     12/27/2005
   165    Self Storage                         78,315  1977 / 1979 / 1998       1985          98.4%     12/18/2005
   166    Retail/Office                        21,168      1906 / 2000          2000          95.4%     01/05/2006
   167    Suburban                             44,880         1976              1990         100.0%     10/11/2005
   168    Warehouse                           106,152       1977-1998           NAP          100.0%     01/23/2006
   169    Mid Rise                                 59         1960         2003 and 2004      96.6%     02/15/2006
   170    Industrial/Retail                    71,962         2002              NAP           93.0%     02/28/2006
   171    Free Standing                         4,900         2005              NAP          100.0%     03/01/2006
   172    Anchored                             13,905         1997              NAP          100.0%     04/01/2006

MORTGAGE                                                                           RELATED
LOAN NO.  SECURITY TYPE(5)  LIEN POSITION                                       BORROWER LIST
----------------------------------------------------------------------------------------------------------------------------------

   137    Fee                   First                                                NAP
   138    Fee                   First                                                NAP
   139    Fee                   First                                                NAP
   140    Fee                   First                                                NAP
   141    Fee                   First                                                NAP
   142    Fee                   First                                                NAP
   143    Fee                   First                     121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253
   144    Fee                   First                                                NAP
   145    Fee                   First                                                NAP
   146    Fee                   First                                           146, 156, 210
   147    Fee                   First                                                NAP
   148    Fee                   First                     121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253
   149    Leasehold             First                                                NAP
   150    Fee                   First                                              134, 150
   151    Fee                   First                     121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253
   152    Fee                   First                                                NAP
   153    Fee                   First                                                NAP
   154    Fee                   First                                              131, 154
   155    Fee                   First                                                NAP
   156    Fee                   First                                           146, 156, 210
   157    Fee                   First                                                NAP
   158    Fee                   First                                                NAP
   159    Fee                   First                                                NAP
   160    Fee                   First                                                NAP
   161    Fee                   First                                                NAP
   162    Fee                   First                                              162, 203
   163    Fee                   First                                                NAP
   164    Fee                   First                                                NAP
   165    Fee                   First                     121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253
   166    Fee                   First                                                NAP
   167    Fee                   First                                                NAP
   168    Fee                   First                                              126, 168
   169    Fee                   First                                            58, 116, 169
   170    Fee                   First                                                NAP
   171    Fee                   First                                                NAP
   172    Fee                   First      19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262

MORTGAGE    ORIGINAL  CUT-OFF DATE     % OF TOTAL POOL     % OF APPLICABLE LOAN GROUP  CUT-OFF DATE BALANCE
LOAN NO.     BALANCE     BALANCE(6)  CUT-OFF DATE BALANCE     CUT-OFF DATE BALANCE           PER UNIT OR SF   NOTE DATE
-----------------------------------------------------------------------------------------------------------------------

   137    $5,000,000    $4,988,504         0.3%                    2.6%                             $26,535  01/09/2006
   138    $4,990,000    $4,985,587         0.3%                    0.3%                             $   388  02/14/2006
   139    $5,000,000    $4,984,586         0.3%                    0.3%                             $35,103  01/20/2006
   140    $4,950,000    $4,934,184         0.3%                    0.3%                             $   269  12/21/2005
   141    $4,650,000    $4,650,000         0.3%                    0.3%                             $    67  03/03/2006
   142    $4,650,000    $4,634,689         0.3%                    0.3%                             $   152  12/30/2005
   143    $4,650,000    $4,633,935         0.3%                    0.3%                             $    76  11/07/2005
   144    $4,525,000    $4,520,998         0.3%                    0.3%                             $    64  02/02/2006
   145    $4,530,000    $4,518,936         0.3%                    0.3%                             $    59  01/09/2006
   146    $4,500,000    $4,500,000         0.3%                    2.3%                             $14,423  12/29/2005
   147    $4,500,000    $4,496,020         0.3%                    0.3%                             $   125  02/10/2006
   148    $4,500,000    $4,485,038         0.3%                    0.3%                             $    38  11/08/2005
   149    $4,500,000    $4,472,158         0.3%                    0.3%                             $27,437  12/22/2005
   150    $4,470,000    $4,470,000         0.3%                    0.3%                             $    90  12/07/2005
   151    $4,270,000    $4,255,248         0.2%                    0.3%                             $    37  11/07/2005
   152    $4,250,000    $4,250,000         0.2%                    2.2%                             $75,893  01/25/2006
   153    $4,200,000    $4,186,326         0.2%                    0.3%                             $    98  12/29/2005
   154    $4,100,000    $4,082,420         0.2%                    0.3%                             $45,870  11/17/2005
   155    $4,060,000    $4,060,000         0.2%                    0.3%                             $   299  01/31/2006
   156    $4,000,000    $4,000,000         0.2%                    2.0%                             $17,467  12/29/2005
   157    $4,000,000    $4,000,000         0.2%                    2.0%                             $11,299  11/29/2005
   158    $4,000,000    $4,000,000         0.2%                    0.3%                             $    75  11/23/2005
   159    $4,000,000    $3,994,590         0.2%                    0.3%                             $   201  02/17/2006
   160    $4,000,000    $3,990,389         0.2%                    2.0%                             $26,781  01/30/2006
   161    $4,000,000    $3,990,294         0.2%                    0.3%                             $    45  01/10/2006
   162    $4,000,000    $3,981,449         0.2%                    0.3%                             $    52  12/08/2005
   163    $4,000,000    $3,977,754         0.2%                    2.0%                             $13,576  10/27/2005
   164    $3,950,000    $3,950,000         0.2%                    0.3%                             $69,298  09/06/2005
   165    $3,920,000    $3,911,418         0.2%                    0.3%                             $    50  01/25/2006
   166    $3,900,000    $3,891,250         0.2%                    0.3%                             $   184  01/10/2006
   167    $3,900,000    $3,880,510         0.2%                    0.3%                             $    86  10/31/2005
   168    $3,800,000    $3,800,000         0.2%                    0.3%                             $    36  03/07/2006
   169    $3,760,000    $3,760,000         0.2%                    1.9%                             $63,729  06/30/2005
   170    $3,750,000    $3,738,375         0.2%                    0.2%                             $    52  12/06/2005
   171    $3,600,000    $3,583,906         0.2%                    0.2%                             $   731  11/30/2005
   172    $3,549,600    $3,549,600         0.2%                    0.2%                             $   255  10/24/2005

MORTGAGE  FIRST PAYMENT  FIRST PAYMENT                   GRACE               LOCKBOX   LOCKBOX  ORIGINAL TERM  REMAINING TERM
LOAN NO.    DATE (P&I)     DATE (IO)    MATURITY DATE  PERIOD(7)  ARD LOAN   STATUS     TYPE     TO MATURITY     TO MATURITY
-----------------------------------------------------------------------------------------------------------------------------

   137    03/01/2006          NAP         02/01/2016       5         No        None      NAP         120           118
   138    04/01/2006          NAP         03/01/2016       5         No        None      NAP         120           119
   139    03/01/2006          NAP         02/01/2016       5         No        None      NAP         120           118
   140    02/01/2006          NAP         01/01/2016       5         Yes     In Place   Hard         120           117
   141    05/01/2006          NAP         04/01/2016       5         No        None      NAP         120           120
   142    02/01/2006          NAP         01/01/2016       5         No        None      NAP         120           117
   143    01/01/2006          NAP         12/01/2015       5         No        None      NAP         120           116
   144    04/01/2006          NAP         03/01/2016       5         No        None      NAP         120           119
   145    03/01/2006          NAP         02/01/2016       5         No        None      NAP         120           118
   146    02/01/2008       02/01/2006     01/01/2016       5         No        None      NAP         120           117
   147    04/01/2006          NAP         03/01/2016       0         No        None      NAP         120           119
   148    01/01/2006          NAP         12/01/2015       5         No        None      NAP         120           116
   149    02/01/2006          NAP         01/01/2026       5         No        None      NAP         240           237
   150    02/01/2009       02/01/2006     01/01/2016       5         No        None      NAP         120           117
   151    01/01/2006          NAP         12/01/2015       5         No        None      NAP         120           116
   152    03/01/2008       03/01/2006     02/01/2016       5         No        None      NAP         120           118
   153    02/01/2006          NAP         01/01/2016       5         No        None      NAP         120           117
   154    01/01/2006          NAP         12/01/2015       5         No        None      NAP         120           116
   155    04/01/2007       04/01/2006     03/01/2011       5         No        None      NAP          60            59
   156    02/01/2008       02/01/2006     01/01/2016       5         No        None      NAP         120           117
   157    01/01/2009       01/01/2006     12/01/2015       5         No        None      NAP         120           116
   158    02/01/2011       02/01/2006     01/01/2016       5         No        None      NAP         120           117
   159    04/01/2006          NAP         03/01/2016       0         No        None      NAP         120           119
   160    03/01/2006          NAP         02/01/2016       5         No        None      NAP         120           118
   161    03/01/2006          NAP         02/01/2016       5         No        None      NAP         120           118
   162    02/01/2006          NAP         01/01/2016       5         No        None      NAP         120           117
   163    12/01/2005          NAP         11/01/2020       5         No        None      NAP         180           175
   164        NAP          11/01/2005     10/01/2015       5         No        None      NAP         120           114
   165    03/01/2006          NAP         02/01/2016       5         No        None      NAP         120           118
   166    03/01/2006          NAP         02/01/2016       5         No        None      NAP         120           118
   167    12/01/2005          NAP         11/01/2015       5         No        None      NAP         120           115
   168    05/01/2006          NAP         04/01/2016       5         Yes     In Place   Hard         120           120
   169    08/01/2010       08/01/2005     07/01/2020       5         Yes     In Place   Hard         180           171
   170    02/01/2006          NAP         01/01/2016       5         No        None      NAP         120           117
   171    01/01/2006          NAP         12/01/2015       5         Yes    Springing   Hard         120           116
   172        NAP          12/01/2005     11/01/2012       5         No        None      NAP          84            79

MORTGAGE     ORIGINAL      REMAINING   MORTGAGE        MONTHLY       MONTHLY   THIRD MOST RECENT  THIRD MOST RECENT
LOAN NO.  AMORT. TERM(8)  AMORT. TERM      RATE  PAYMENT (P&I)  PAYMENT (IO)                 NOI           NOI DATE
-------------------------------------------------------------------------------------------------------------------

   137        360             358        5.630%        $28,799           NAP          $  994,920         12/31/2003
   138        360             359        5.750%        $29,120           NAP                 NAP                NAP
   139        300             298        5.950%        $32,062           NAP          $  849,705         12/31/2003
   140        360             357        5.670%        $28,636           NAP          $  283,333         12/31/2003
   141        300             300        6.014%        $30,000           NAP                 NAP                NAP
   142        360             357        5.510%        $26,431           NAP          $  766,015         12/31/2003
   143        360             356        6.510%        $29,422           NAP          $  658,352         12/31/2003
   144        360             359        5.750%        $26,407           NAP                 NAP                NAP
   145        360             358        5.260%        $25,043           NAP                 NAP                NAP
   146        360             360        5.390%        $25,241       $20,493          $  712,980         12/31/2003
   147        360             359        5.750%        $26,261           NAP                 NAP                NAP
   148        360             356        6.690%        $29,008           NAP          $  670,452         12/31/2003
   149        240             237        6.450%        $33,418           NAP          $  570,764         12/31/2003
   150        360             360        5.730%        $26,029       $21,641          $  574,030         12/31/2003
   151        360             356        6.510%        $27,017           NAP          $  529,186         12/31/2003
   152        360             360        5.680%        $24,613       $20,396          $  418,621         12/31/2003
   153        360             357        5.570%        $24,032           NAP          $  251,466         12/31/2003
   154        360             356        5.460%        $23,177           NAP          $  458,596         12/31/2003
   155        360             360        5.890%        $24,055       $20,205          $  362,168         12/31/2003
   156        360             360        5.390%        $22,436       $18,216          $  683,265         12/31/2003
   157        360             360        5.120%        $21,767       $17,304          $1,015,927         12/31/2003
   158        360             360        5.560%        $22,862       $18,791          $  455,029         12/31/2003
   159        300             299        5.700%        $25,044           NAP                 NAP                NAP
   160        360             358        5.360%        $22,361           NAP          $  475,243         12/31/2003
   161        360             358        5.300%        $22,212           NAP          $  441,070         12/31/2003
   162        300             297        5.580%        $24,755           NAP          $  456,753         12/31/2003
   163        360             355        5.320%        $22,262           NAP          $  263,985         12/31/2002
   164        IO              IO         4.730%            NAP       $15,786          $  225,941         12/31/2003
   165        360             358        5.930%        $23,326           NAP          $  465,532         12/31/2003
   166        360             358        5.780%        $22,834           NAP          $  455,806         12/31/2003
   167        360             355        5.860%        $23,033           NAP                 NAP                NAP
   168        360             360        5.700%        $22,055           NAP                 NAP                NAP
   169        360             360        5.345%        $20,985       $16,980          $  205,436         12/31/2003
   170        360             357        5.830%        $22,075           NAP          $  271,416         12/31/2003
   171        360             356        5.250%        $19,879           NAP                 NAP                NAP
   172        IO              IO         4.863%            NAP       $14,385                 NAP                NAP

MORTGAGE  SECOND MOST RECENT  SECOND MOST RECENT  MOST RECENT           MOST RECENT NOI    UNDERWRITABLE  UNDERWRITABLE
LOAN NO.                 NOI            NOI DATE          NOI                      DATE              EGI       EXPENSES
-----------------------------------------------------------------------------------------------------------------------

   137            $  947,247          12/31/2004   $  905,861         T-12 (09/30/2005)       $2,195,852     $1,292,249
   138                   NAP                 NAP          NAP                       NAP       $  876,144     $  203,263
   139            $  899,520          12/31/2004   $1,436,800                12/31/2005       $3,989,609     $2,724,509
   140            $  424,450          12/31/2004   $  424,353                12/31/2005       $  420,750     $    4,708
   141                   NAP                 NAP   $  720,204                12/31/2005       $  689,894     $   20,697
   142            $  835,025          12/31/2004   $  835,233         T-12 (10/31/2005)       $1,217,928     $  410,852
   143            $  705,483          12/31/2004   $  685,361         T-12 (06/30/2005)       $  979,974     $  306,441
   144                   NAP                 NAP          NAP                       NAP       $  561,062     $  107,141
   145                   NAP                 NAP          NAP                       NAP       $  574,231     $  117,520
   146            $  799,547          12/31/2004   $  747,767         T-12 (10/31/2005)       $1,573,919     $  855,232
   147                   NAP                 NAP          NAP                       NAP       $  563,655     $  134,932
   148            $  689,140          12/31/2004   $  651,502         T-12 (06/30/2005)       $1,005,898     $  366,657
   149            $  709,725          12/31/2004   $  971,894         T-12 (10/31/2005)       $3,212,431     $2,297,769
   150            $  518,573          12/31/2004   $  513,796         T-12 (08/31/2005)       $  886,601     $  374,753
   151            $  498,765          12/31/2004   $  560,499         T-12 (06/30/2005)       $  807,014     $  280,601
   152            $  371,275          12/31/2004   $  378,995         T-12 (10/31/2005)       $  584,677     $  220,398
   153            $  406,215          12/31/2004   $  478,253         T-12 (09/30/2005)       $  676,449     $  231,464
   154            $  524,768          12/31/2004   $  662,168             TTM (08/2005)       $1,661,080     $1,107,449
   155            $  422,880          12/31/2004   $  405,046         T-12 (11/30/2005)       $  511,279     $  123,350
   156            $  705,385          12/31/2004   $  623,838         T-12 (10/31/2005)       $1,383,837     $  749,526
   157            $1,012,274          12/31/2004   $  970,386         T-12 (10/31/2005)       $1,382,858     $  496,644
   158            $  476,108          12/31/2004   $  474,276         T-12 (09/30/2005)       $  735,871     $  300,157
   159                   NAP                 NAP          NAP                       NAP       $  617,147     $  115,814
   160            $  490,389          12/31/2004   $  526,403                12/31/2005       $  651,043     $  192,339
   161            $  417,287          12/31/2004   $  548,353         T-12 (10/31/2005)       $  635,589     $  157,603
   162            $  537,564          12/31/2004   $  721,406                12/31/2005       $  933,421     $  384,076
   163            $  165,214          12/31/2003   $  266,700                12/31/2004       $3,647,129     $1,920,186
   164               $85,001          12/31/2004   $  186,001     T-11 (11/30/2005) Ann       $4,426,579     $1,535,452
   165            $  570,281          12/31/2004   $  515,546         T-12 (11/30/2005)       $  755,723     $  247,918
   166            $  495,694          12/31/2004   $  528,715  Ann. 9 mos. (09/30/2005)       $  594,825     $  135,159
   167            $  465,631          12/31/2003   $  674,701                12/31/2004       $  910,517     $  372,473
   168                   NAP                 NAP          NAP                       NAP       $  464,655     $  112,941
   169            $   82,665          12/31/2004   $  288,398                12/31/2005       $  622,765     $  329,882
   170            $  313,281          12/31/2004   $  346,048      T-7 (7/31/2005) Ann.       $  634,160     $  215,976
   171                   NAP                 NAP          NAP                       NAP       $  309,430     $   13,212
   172                   NAP                 NAP          NAP                       NAP       $  385,510     $        0

MORTGAGE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE   NOI       NCF      NCF POST IO    CUT-OFF DATE  BALLOON    BALLOON
LOAN NO.            NOI  CAPITAL ITEMS      CASH FLOW  DSCR(9)  DSCR(9)  PERIOD DSCR(10)       LTV        LTV      BALANCE
---------------------------------------------------------------------------------------------------------------------------

   137       $  903,603       $ 62,356     $  841,247    2.61     2.43         2.43           22.2%      18.7%   $4,200,633
   138       $  672,881       $ 26,581     $  646,300    1.93     1.85         1.85           41.5%      35.1%   $4,211,191
   139       $1,265,100       $159,584     $1,105,516    3.29     2.87         2.87           46.6%      36.2%   $3,876,090
   140       $  416,043       $  1,834     $  414,209    1.21     1.21         1.21           79.6%      67.2%   $4,164,058
   141       $  669,197       $ 14,447     $  654,750    1.86     1.82         1.82           39.6%      30.8%   $3,614,600
   142       $  807,076       $ 47,254     $  759,822    2.54     2.40         2.40           34.8%      29.3%   $3,892,732
   143       $  673,533       $  9,155     $  664,378    1.91     1.88         1.88           57.9%      50.1%   $4,008,744
   144       $  453,922       $ 36,141     $  417,781    1.43     1.32         1.32           72.3%      61.1%   $3,818,767
   145       $  456,711       $ 50,889     $  405,822    1.52     1.35         1.35           69.5%      57.9%   $3,762,647
   146       $  718,687       $ 80,808     $  637,879    2.92     2.59         2.11           46.9%      41.0%   $3,938,364
   147       $  428,723       $ 22,385     $  406,338    1.36     1.29         1.29           69.2%      58.4%   $3,797,668
   148       $  639,241       $ 17,705     $  621,536    1.84     1.79         1.79           55.0%      47.8%   $3,898,572
   149       $  914,663       $128,497     $  786,165    2.28     1.96         1.96           47.6%       0.4%   $   33,239
   150       $  511,849       $  7,428     $  504,421    1.97     1.94         1.61           79.0%      71.1%   $4,023,176
   151       $  526,413       $ 17,191     $  509,222    1.62     1.57         1.57           59.8%      51.7%   $3,681,148
   152       $  364,279       $ 14,392     $  349,887    1.49     1.43         1.18           61.6%      54.3%   $3,744,791
   153       $  444,986       $ 48,514     $  396,471    1.54     1.37         1.37           68.6%      57.7%   $3,522,460
   154       $  553,631       $ 66,455     $  487,176    1.99     1.75         1.75           61.9%      51.9%   $3,427,871
   155       $  387,929       $ 21,329     $  366,600    1.60     1.51         1.27           66.6%      63.3%   $3,859,181
   156       $  634,312       $ 60,483     $  573,829    2.90     2.63         2.13           46.0%      40.2%   $3,500,767
   157       $  886,214       $ 17,700     $  868,514    4.27     4.18         3.33           35.7%      31.8%   $3,556,237
   158       $  435,715       $ 10,679     $  425,035    1.93     1.88         1.55           55.2%      51.4%   $3,724,148
   159       $  501,333       $ 19,877     $  481,456    1.67     1.60         1.60           55.1%      42.5%   $3,077,826
   160       $  458,704       $  7,450     $  451,254    1.71     1.68         1.68           66.5%      55.5%   $3,332,820
   161       $  477,986       $ 63,418     $  414,568    1.79     1.56         1.56           54.7%      45.6%   $3,326,592
   162       $  549,345       $ 49,671     $  499,674    1.85     1.68         1.68           51.7%      39.8%   $3,062,560
   163       $1,726,943       $ 73,250     $1,653,693    6.46     6.19         6.19           17.7%      12.6%   $2,828,755
   164       $2,891,127       $ 14,250     $2,876,877   15.26    15.19        15.19            7.7%       7.7%   $3,950,000
   165       $  507,805       $ 11,747     $  496,058    1.81     1.77         1.77           58.9%      50.0%   $3,322,804
   166       $  459,666       $ 38,187     $  421,479    1.68     1.54         1.54           62.8%      53.1%   $3,291,256
   167       $  538,044       $ 56,350     $  481,695    1.95     1.74         1.74           55.4%      47.1%   $3,299,491
   168       $  351,715       $ 32,794     $  318,920    1.33     1.21         1.21           69.1%      58.2%   $3,200,772
   169       $  292,883       $ 14,750     $  278,133    1.44     1.36         1.10           80.0%      66.7%   $3,133,402
   170       $  418,184       $ 50,373     $  367,811    1.58     1.39         1.39           70.4%      59.7%   $3,169,696
   171       $  296,218       $      0     $  296,218    1.24     1.24         1.24           79.6%      66.4%   $2,990,196
   172       $  385,510       $  2,086     $  383,424    2.23     2.22         2.22           65.1%      65.1%   $3,549,600

MORTGAGE    APPRAISED  VALUATION                                       LEASE
LOAN NO.        VALUE   DATE(11)   LARGEST TENANT(12)             EXPIRATION DATE   % NSF  SECOND LARGEST TENANT(12)
---------------------------------------------------------------------------------------------------------------------------------

   137    $22,500,000  11/22/2005  NAP                                   NAP          NAP  NAP
   138    $12,000,000  01/19/2006  Indymac Bank                      10/31/2010     21.1%  Zankou Chicken
   139    $10,700,000  05/26/2005  NAP                                   NAP          NAP  NAP
   140    $ 6,200,000  11/04/2005  WALGREENS                         01/31/2062    100.0%  NAP
   141    $11,750,000  01/06/2006  GP1SAC-SK, Inc.                   06/30/2019     67.0%  Folsom Collision Center
   142    $13,300,000  11/18/2005  HomeReady/Owens Corning           11/30/2010     15.7%  Garlex Pizza
   143    $ 8,000,000  09/12/2005  NAP                                   NAP          NAP  NAP
   144    $ 6,250,000  01/05/2006  Higgens Lumber                    02/28/2012     56.6%  Storage Mobility
   145    $ 6,500,000  01/12/2006  Angelus Furniture                 08/31/2012     48.8%  Sedaker Group-Direct Buy
   146    $ 9,600,000  11/01/2005  NAP                                   NAP          NAP  NAP
   147    $ 6,500,000  01/14/2006  Floorworks, Inc.                  05/31/2010    100.0%  NAP
   148    $ 8,150,000  09/20/2005  NAP                                   NAP          NAP  NAP
   149    $ 9,400,000  09/28/2005  NAP                                   NAP          NAP  NAP
   150    $ 5,660,000  08/31/2005  NAP                                   NAP          NAP  NAP
   151    $ 7,120,000  08/26/2005  NAP                                   NAP          NAP  NAP
   152    $ 6,900,000  12/29/2005  NAP                                   NAP          NAP  NAP
   153    $ 6,100,000  10/10/2005  Americana Grocery of Virginia     10/31/2013     23.5%  Sun Laundromat, DBA Spin Cycle
   154    $ 6,600,000  10/10/2005  NAP                                   NAP          NAP  NAP
   155    $ 6,100,000  12/23/2005  Fed-Ex Kinkos                     11/30/2010     44.3%  Massage Envy
   156    $ 8,700,000  10/26/2005  NAP                                   NAP          NAP  NAP
   157    $11,200,000  10/26/2005  NAP                                   NAP          NAP  NAP
   158    $ 7,250,000  10/19/2005  NAP                                   NAP          NAP  NAP
   159    $ 7,250,000  01/21/2006  Mamma Roma                        05/31/2016     18.1%  Piney Orchard Wine & Spirits, LLC
   160    $ 6,000,000  12/20/2005  NAP                                   NAP          NAP  NAP
   161    $ 7,300,000  11/10/2005  Ventrex                           01/15/2007     26.0%  Naso Industries
   162    $ 7,700,000  10/14/2005  Church of the Risen Messiah       09/01/2006     12.4%  Lawnmower Headquarters
   163    $22,500,000  07/29/2005  NAP                                   NAP          NAP  NAP
   164    $51,600,000  07/19/2005  NAP                                   NAP          NAP  NAP
   165    $ 6,640,000  01/09/2006  NAP                                   NAP          NAP  NAP
   166    $ 6,200,000  11/14/2005  Newground Social Investment       01/31/2007     10.6%  Banjara Indian Restaurant
   167    $ 7,000,000  08/12/2005  Vistalab Technologies, I          12/31/2007     57.3%  Pro Swing Baseball and Softball Center
   168    $ 5,500,000  01/24/2006  Teleflex, Inc.                    12/31/2016    100.0%  NAP
   169    $ 4,700,000  05/31/2005  NAP                                   NAP          NAP  NAP
   170    $ 5,310,000  08/31/2005  Cool Parts & Supply               06/30/2008      9.4%  Bayway Lincoln
   171    $ 4,500,000  09/06/2005  LaSalle Bank                      11/13/2030    100.0%  NAP
   172    $ 5,450,000  08/17/2005  Walgreen Co.                      06/30/2058    100.0%  NAP

MORTGAGE       LEASE                                               LEASE                 INSURANCE           TAX
LOAN NO.  EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(12)    EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE
----------------------------------------------------------------------------------------------------------------------

   137           NAP         NAP  NAP                               NAP          NAP         No               No
   138        08/15/2015   20.1%  Starbucks                      11/01/2015    18.5%         No               No
   139           NAP         NAP  NAP                               NAP          NAP        Yes              Yes
   140           NAP         NAP  NAP                               NAP          NAP         No               No
   141        02/01/2016   33.0%  NAP                               NAP         0.0%         No               No
   142        09/30/2007   10.3%  Blackhawk Veterinary           09/30/2007     7.1%        Yes              Yes
   143           NAP         NAP  NAP                               NAP          NAP         No               No
   144        06/30/2008   28.7%  Ultra Pure Solutions, Inc.     12/31/2016    14.7%        Yes              Yes
   145        09/30/2012   30.5%  Copper Creek                   08/31/2009    20.7%        Yes              Yes
   146           NAP         NAP  NAP                               NAP          NAP         No               No
   147           NAP         NAP  NAP                               NAP          NAP         No              Yes
   148           NAP         NAP  NAP                               NAP          NAP         No               No
   149           NAP         NAP  NAP                               NAP          NAP         No               No
   150           NAP         NAP  NAP                               NAP          NAP        Yes              Yes
   151           NAP         NAP  NAP                               NAP          NAP         No               No
   152           NAP         NAP  NAP                               NAP          NAP        Yes              Yes
   153        03/31/2014   13.7%  99 Cents Plus                  11/30/2008     7.0%        Yes              Yes
   154           NAP         NAP  NAP                               NAP          NAP         No              Yes
   155        09/18/2010   21.3%  Strands                        12/22/2007    13.6%        Yes              Yes
   156           NAP         NAP  NAP                               NAP          NAP         No               No
   157           NAP         NAP  NAP                               NAP          NAP         No               No
   158           NAP         NAP  NAP                               NAP          NAP        Yes              Yes
   159        12/31/2015   18.1%  Hawaii Tan & Spa               08/31/2015    12.3%         No              Yes
   160           NAP         NAP  NAP                               NAP          NAP        Yes              Yes
   161        12/31/2010   24.0%  Alba's Garment Works           12/31/2007     9.3%        Yes              Yes
   162        06/01/2009    8.5%  PPG Industries                 06/01/2009     7.9%         No              Yes
   163           NAP         NAP  NAP                               NAP          NAP         No               No
   164           NAP         NAP  NAP                               NAP          NAP         No               No
   165           NAP         NAP  NAP                               NAP          NAP         No               No
   166        04/30/2007   10.3%  Orrapin Thai Cafe              09/30/2007    10.0%        Yes              Yes
   167        08/31/2007   20.8%  MRE Management Corp            10/31/2006     5.5%        Yes              Yes
   168           NAP         NAP  NAP                               NAP          NAP         No               No
   169           NAP         NAP  NAP                               NAP          NAP         No              Yes
   170        02/28/2007    7.5%  Free Lighting Corporation      07/31/2007     7.5%         No              Yes
   171           NAP         NAP  NAP                               NAP          NAP         No              Yes
   172           NAP         NAP  NAP                               NAP          NAP         No               No

MORTGAGE  CAPITAL EXPENDITURE         TI/LC                                        OTHER
LOAN NO.  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)                        ESCROW DESCRIPTION(15)
----------------------------------------------------------------------------------------------------------------------

   137             No                   No                                          NAP
   138             No                   No                                          NAP
   139            Yes                   No                                          NAP
   140            Yes                   No                                          NAP
   141             No                   No                                          NAP
   142             No                   No                                          NAP
   143             No                   No                                          NAP
   144             No                   No                                          NAP
   145             No                   No                    Special Assessment Impound/Security Deposit LOC
   146             No                   No                                          NAP
   147             No                   No                                          NAP
   148             No                   No                                          NAP
   149             No                   No                                          NAP
   150            Yes                   No                                          NAP
   151             No                   No                                          NAP
   152            Yes                   No                                          NAP
   153            Yes                  Yes                                          NAP
   154            Yes                   No                                          NAP
   155            Yes                  Yes                                          NAP
   156             No                   No                                          NAP
   157             No                   No                                          NAP
   158            Yes                   No                                          NAP
   159             No                  Yes                                  Additional Security
   160             No                   No                                          NAP
   161            Yes                  Yes                                          NAP
   162            Yes                   No                                 insurance loss draft
   163             No                   No                                          NAP
   164             No                   No                                          NAP
   165             No                   No                                          NAP
   166             No                   No                                          NAP
   167            Yes                  Yes          Vistalabs reserve ($300,000); Vistalabs Security Deposit ($36,000)
   168             No                   No                                Minimum Account Balance
   169            Yes                   No                                          NAP
   170            Yes                  Yes                                          NAP
   171             No                   No                                          NAP
   172             No                   No                                          NAP

MORTGAGE                 SPRINGING                 INITIAL CAPITAL EXPENDITURE  MONTHLY CAPITAL EXPENDITURE
LOAN NO.           ESCROW DESCRIPTION(16)               ESCROW REQUIREMENT(17)       ESCROW REQUIREMENT(18)
-----------------------------------------------------------------------------------------------------------

   137                                                                 $     0                      $     0
   138                     TI/LC                                       $     0                      $     0
   139                                                                 $16,559                      $16,559
   140               RE Tax, Insurance                                 $     0                      $   150
   141        RE Tax, Insurance, CapEx, TI/LC                          $     0                      $     0
   142                                                                 $     0                      $     0
   143               RE Tax, Insurance                                 $     0                      $     0
   144                     TI/LC                                       $     0                      $     0
   145                     TI/LC                                       $     0                      $     0
   146           RE Tax, Insurance, CapEx                              $     0                      $     0
   147                     TI/LC                                       $     0                      $     0
   148               RE Tax, Insurance                                 $     0                      $     0
   149           RE Tax, Insurance, CapEx                              $     0                      $     0
   150                                                                 $     0                      $   619
   151               RE Tax, Insurance                                 $     0                      $     0
   152                                                                 $     0                      $ 1,199
   153                                                                 $     0                      $ 1,248
   154                   Insurance                                     $     0                      $ 4,153
   155                                                                 $     0                      $   543
   156    RE Tax, Insurance, CapEx, Environmental                      $     0                      $     0
   157           RE Tax, Insurance, CapEx                              $     0                      $     0
   158                                                                 $     0                      $   890
   159                                                                 $     0                      $     0
   160                     CapEx                                       $     0                      $     0
   161                                                                 $     0                      $ 1,101
   162                   Insurance                                     $     0                      $   892
   163           RE Tax, Insurance, CapEx                              $     0                      $     0
   164           RE Tax, Insurance, CapEx                              $     0                      $     0
   165               RE Tax, Insurance                                 $     0                      $     0
   166                     TI/LC                                       $     0                      $     0
   167                                                                 $     0                      $   979
   168           RE Tax, Insurance, TI/LC                              $     0                      $     0
   169                   Insurance                                     $ 1,932                      $ 1,932
   170                                                                 $     0                      $   600
   171                   Insurance                                     $     0                      $     0
   172           RE Tax, Insurance, CapEx                              $     0                      $     0

MORTGAGE  CURRENT CAPITAL EXPENDITURE           INITIAL TI/LC           MONTHLY TI/LC       CURRENT TI/LC
LOAN NO.           ESCROW BALANCE(19)  ESCROW REQUIREMENT(20)  ESCROW REQUIREMENT(21)  ESCROW BALANCE(22)
---------------------------------------------------------------------------------------------------------

   137                        $     0                      $0                  $    0            $      0
   138                        $     0                      $0                  $    0            $      0
   139                        $33,118                      $0                  $    0            $      0
   140                        $   300                      $0                  $    0            $      0
   141                        $     0                      $0                  $    0            $      0
   142                        $     0                      $0                  $    0            $      0
   143                        $     0                      $0                  $    0            $      0
   144                        $     0                      $0                  $    0            $      0
   145                        $     0                      $0                  $    0            $      0
   146                        $     0                      $0                  $    0            $      0
   147                        $     0                      $0                  $    0            $      0
   148                        $     0                      $0                  $    0            $      0
   149                        $     0                      $0                  $    0            $      0
   150                        $ 1,238                      $0                  $    0            $      0
   151                        $     0                      $0                  $    0            $      0
   152                        $ 1,199                      $0                  $    0            $      0
   153                        $ 2,496                      $0                  $2,790            $  5,580
   154                        $ 8,321                      $0                  $    0            $      0
   155                        $     0                      $0                  $1,023            $      0
   156                        $     0                      $0                  $    0            $      0
   157                        $     0                      $0                  $    0            $      0
   158                        $ 1,780                      $0                  $    0            $      0
   159                        $     0                      $0                  $1,900            $      0
   160                        $     0                      $0                  $    0            $      0
   161                        $     0                      $0                  $3,333            $      0
   162                        $   892                      $0                  $    0            $      0
   163                        $     0                      $0                  $    0            $      0
   164                        $     0                      $0                  $    0            $      0
   165                        $     0                      $0                  $    0            $      0
   166                        $     0                      $0                  $    0            $      0
   167                        $ 2,937                      $0                  $2,824            $347,028
   168                        $     0                      $0                  $    0            $      0
   169                        $ 8,150                      $0                  $    0            $      0
   170                        $     0                      $0                  $1,389            $  1,389
   171                        $     0                      $0                  $    0            $      0
   172                        $     0                      $0                  $    0            $      0

                                                                         PREPAYMENT CODE(24)
MORTGAGE  ENVIRONMENTAL      INTEREST                   -----------------------------------------------------
LOAN NO.   INSURANCE     ACCRUAL METHOD  SEASONING(23)  LO  DEF  DEF/YM1.00  YM3.00  YM2.00  YM1.00  YM  OPEN
-------------------------------------------------------------------------------------------------------------

   137          No         Actual/360           2       35   81                                            4
   138          No         Actual/360           1       35   81                                            4
   139          No         Actual/360           2       26   93                                            1
   140          No         Actual/360           3       35   81                                            4
   141          No         Actual/360           0       24   95                                            1
   142          No         Actual/360           3       27   89                                            4
   143          No         Actual/360           4       35            83                                   2
   144          No         Actual/360           1       35            81                                   4
   145          No         Actual/360           2       35   81                                            4
   146          No         Actual/360           3       27   89                                            4
   147          No         Actual/360           1       25                                      92         3
   148          No         Actual/360           4       35            83                                   2
   149          No           30/360             3       35   201                                           4
   150          No         Actual/360           3       27            88                                   5
   151          No         Actual/360           4       35            83                                   2
   152          No         Actual/360           2       35            83                                   2
   153          No         Actual/360           3       35   81                                            4
   154          No         Actual/360           4       28                                      88         4
   155          No         Actual/360           1       35   21                                            4
   156          No         Actual/360           3       27   89                                            4
   157          No         Actual/360           4       28   88                                            4
   158     Yes - Group     Actual/360           3       35   81                                            4
   159          No         Actual/360           1       0                                      116         4
   160          No         Actual/360           2       26   90                                            4
   161          No         Actual/360           2       26   90                                            4
   162          No         Actual/360           3       59                                      57         4
   163          No         Actual/360           5       29                                     147         4
   164          No         Actual/360           6       60                                      56         4
   165     Yes - Group     Actual/360           2       35   83                                            2
   166          No         Actual/360           2       35            81                                   4
   167          No         Actual/360           5       29   87                                            4
   168          No         Actual/360           0       35   83                                            2
   169          No         Actual/360           9       33                                     146         1
   170          No         Actual/360           3       27   89                                            4
   171          No         Actual/360           4       28   88                                            4
   172          No           30/360             5       35                                      47         2

MORTGAGE      YM       ADMINISTRATIVE
LOAN NO.  FORMULA(25)  COST RATE(26)
-------------------------------------

   137                     3.150
   138                     3.150
   139                     8.150
   140                     3.150
   141                     3.150
   142                     3.150
   143         C           3.150
   144         C           3.150
   145                     3.150
   146                     3.150
   147         D           3.150
   148         C           3.150
   149                     3.150
   150         C           3.150
   151         C           3.150
   152         C           3.150
   153                     3.150
   154         J           3.150
   155                     3.150
   156                     3.150
   157                     8.150
   158                     8.150
   159         D           3.150
   160                     3.150
   161                     3.150
   162         J           3.150
   163         K           3.150
   164         L           3.150
   165                     3.150
   166         C           3.150
   167                     3.150
   168                     3.150
   169         M           3.150
   170                     3.150
   171                     3.150
   172         B           3.150

MORTGAGE    CMSA        CMSA       LOAN GROUP      MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  (ONE OR TWO)  LOAN SELLER(1)  PROPERTY NAME(2)
----------------------------------------------------------------------------------------------------------------

   173       129       129-001         1              WFB       Mount Prospect Commons
   174       130       130-001         1              WFB       Grand Market Plaza
   175       131       131-001         1             BSCMI      CVS Jacksonville
   176       132       132-001         2            PCF II      Drayton Court Apartments
   177       133       133-001         1            PCF II      940 Williston Park Point
   178       134       134-001         1              WFB       Warm Springs Business Center
   179       135       135-001         1              WFB       130 South Myers Street Industrial
   180       136       136-001         1             MSMC       DBSI - Wistar Center
   181       137       137-001         1              WFB       Aspen Medical Phase II
             138                                     BSCMI      SunTrust & AmSouth Bank Portfolio - Roll-up (IV)
   182                 138-001         1             BSCMI      SunTrust Bank (IV)
   183                 138-002         1             BSCMI      AmSouth Bank (IV)
   184       139       139-001         1              WFB       Tuscany Plaza
   185       140       140-001         1             MSMC       74 & 98 Fox Island Road
   186       141       141-001         1             BSCMI      Walgreens - Rockford
   187       142       142-001         1              PCF       1601 Perrino Place
   188       143       143-001         1              PCF       Oley King's Plaza
             144                                      WFB       Dollar General Portfolio - Roll-up (V)
   189                 144-001         1              WFB       Dollar General Portfolio - N. Veterans Blvd. (V)
   190                 144-002         1              WFB       Dollar General Portfolio - W. Griffin Pkwy (V)
   191                 144-003         1              WFB       Dollar General Portfolio - S. Raul Longoria (V)
   192                 144-004         1              WFB       Dollar General Portfolio - Old Pearsall Road (V)
   193                 144-005         1              WFB       Dollar General Porfolio - Babcock Rd. (V)
   194       145       145-001         1              WFB       Chardonnay East
   195       146       146-001         1              WFB       Stor Stuff Lancaster
   196       147       147-001         2              WFB       Windgate Village Apartments
   197       148       148-001         2             MSMC       85 Eighth Avenue Condop
   198       149       149-001         1             MSMC       155 Woodward Avenue
   199       150       150-001         2             MSMC       16 East 98th Street Coop
   200       151       151-001         1              WFB       Summit Furniture Building
   201       152       152-001         1              WFB       SEMAG Shopping Center
   202       153       153-001         1             MSMC       Heights Corner II
   203       154       154-001         1             MSMC       Buttonwood Plaza
   204       155       155-001         2              WFB       Narrows Creek Townhomes
   205       156       156-001         1              WFB       Security Public Storage - Shaw
   206       157       157-001         1             BSCMI      HH Gregg Eastgate

MORTGAGE        LOAN PURPOSE
LOAN NO.  (ACQUISITION/REFINANCE)  STREET ADDRESS                                        CITY            STATE  ZIP CODE
------------------------------------------------------------------------------------------------------------------------

   173           Refinance         1710-1784 W. Golf Road                                Mount Prospect    IL    60056
   174           Refinance         12750 Nicollet Avenue South                           Burnsville        MN    55337
   175          Acquisition        2680 Race Track Road                                  Jacksonville      FL    32259
   176           Refinance         1459-1493 Chambers Road & 1753-1791 Drayton Park Ct.  Columbus          OH    43212
   177          Acquisition        940 Williston Park Point                              Lake Mary         FL    32746
   178           Refinance         47817 - 47835 Westinghouse Drive                      Fremont           CA    94539
   179           Refinance         130 South Myers Street                                Los Angeles       CA    90033
   180           Refinance         8101-8157 Staples Mill Road                           Richmond          VA    22901
   181           Refinance         2330 West Covell Blvd.                                Davis             CA    95616
   182          Acquisition        130 Fountain Parkway North                            St. Petersburg    FL    33716
   183          Acquisition        4904 Tamiami Trail East                               Naples            FL    34113
   184           Refinance         5204 - 5210 Road 68                                   Pasco             WA    99301
   185          Acquisition        74 & 98 Fox Island Road                               Port Chester      NY    10573
   186          Acquisition        2525 South Alpine Road                                Rockford          IL    61108
   187           Refinance         1601 Perrino Place                                    Los Angeles       CA    90023
   188           Refinance         4030 Friedenberg Road                                 Oley              PA    19547
   189           Refinance         2743 Veterans Blvd.                                   Eagle Pass        TX    78852
   190           Refinance         2105 W. Griffin Pkwy                                  Palmview          TX    78572
   191           Refinance         1121 S. Raul Longoria                                 Edinburg          TX    78539
   192           Refinance         5831 Old Pearsall Road                                San Antonio       TX    78242
   193           Refinance         6387 Babcock Rd.                                      San Antonio       TX    78249
   194           Refinance         4046 - 4098 East Avenue                               Livermore         CA    94550
   195           Refinance         42133 Challenger Way                                  Lancaster         CA    93535
   196           Refinance         510-536 East Grangeville Blvd.                        Hanford           CA    93230
   197           Refinance         85 Eighth Avenue                                      New York          NY    10011
   198           Refinance         155 Woodward Avenue                                   Norwalk           CT    06854
   199           Refinance         16 East 98th Street                                   New York          NY    10029
   200           Refinance         5 Harris Court                                        Monterey          CA    93940
   201           Refinance         17601- 17711 Pioneer Blvd.                            Artesia           CA    90701
   202           Refinance         4625 Donnelly Avenue                                  Ft. Worth         TX    76107
   203           Refinance         3060 Jog Road                                         Lake Worth        FL    33467
   204           Refinance         1101 North Mountain View Drive                        Tacoma            WA    98406
   205           Refinance         2633 W. Shaw Avenue                                   Fresno            CA    93711
   206          Acquisition        4468 Eastgate Boulevard                               Cincinnati        OH    45245

MORTGAGE                                                                               PERCENT   PERCENT LEASED
LOAN NO.  PROPERTY TYPE  PROPERTY SUB-TYPE  UNITS/SF(3)   YEAR BUILT  YEAR RENOVATED  LEASED(4)   AS OF DATE(4)  SECURITY TYPE(5)
---------------------------------------------------------------------------------------------------------------------------------

   173    Retail         Unanchored            43,390        1989          2005          97.2%     01/25/2006    Fee
   174    Mixed Use      Retail/Office         27,480        2004           NAP          89.4%     02/01/2006    Fee
   175    Retail         Free Standing         13,824        2004           NAP         100.0%     04/01/2006    Fee
   176    Multifamily    Garden                    32        2005           NAP         100.0%     01/30/2006    Fee
   177    Industrial     Light Industrial      48,044        2003           NAP         100.0%     01/20/2006    Fee
   178    Industrial     Flex Industrial       51,503        1985          2006         100.0%     03/02/2006    Fee
   179    Industrial     Warehouse             46,637        1951          2002         100.0%     01/30/2006    Fee
   180    Mixed Use      Retail/Office         49,163        1989           NAP          90.2%     09/28/2005    Fee
   181    Office         Medical               12,407        2006           NAP         100.0%     04/01/2006    Fee
   182    Retail         Free Standing         27,878        2005           NAP         100.0%     04/01/2006    Fee
   183    Retail         Free Standing         63,162        2004           NAP         100.0%     04/01/2006    Fee
   184    Retail         Shadow Anchored       20,538        2005           NAP         100.0%     02/03/2006    Fee
   185    Industrial     Light Industrial      54,486     1941/1964         NAP         100.0%     03/07/2006    Fee
   186    Retail         Anchored              14,725        1998           NAP         100.0%     04/01/2006    Fee
   187    Industrial     Light Industrial      64,632        1969          2005         100.0%     02/15/2006    Fee
   188    Retail         Anchored              60,271        1988          2005         100.0%     02/14/2006    Fee
   189    Retail         Shadow Anchored        9,014        2005           NAP         100.0%     12/02/2005    Fee
   190    Retail         Shadow Anchored        9,014        2005           NAP         100.0%     12/02/2005    Fee
   191    Retail         Shadow Anchored        9,014        2005           NAP         100.0%     12/02/2005    Fee
   192    Retail         Shadow Anchored        9,014        2005           NAP         100.0%     12/02/2005    Fee
   193    Retail         Shadow Anchored        9,014        2005           NAP         100.0%     12/02/2005    Fee
   194    Retail         Unanchored            24,294        1972          1999         100.0%     01/10/2006    Fee
   195    Self Storage   Self Storage          61,555        1987           NAP          98.2%     10/12/2005    Fee
   196    Multifamily    Garden                    54        2004           NAP          94.4%     12/01/2005    Fee
   197    Multifamily    Mid Rise                 118        1973           NAP         100.0%     12/31/2005    Fee
   198    Industrial     Light Industrial      48,909        1970       1985, 2005       75.5%     10/01/2005    Fee
   199    Multifamily    Mid Rise                  52        1925        2002-2005      100.0%     02/17/2006    Fee
   200    Industrial     Flex Industrial       32,800        1991          2001         100.0%     01/18/2006    Fee
   201    Retail         Unanchored            27,392        1972          2003         100.0%     12/31/2005    Fee
   202    Retail         Unanchored            15,050        2005           NAP          91.9%     11/08/2005    Fee
   203    Retail         Unanchored            46,114        1986           NAP          94.1%     01/11/2006    Fee
   204    Multifamily    Garden                    76        1991           NAP         100.0%     11/30/2005    Fee
   205    Self Storage   Self Storage          73,027    1978 / 1983        NAP          88.6%     12/07/2005    Fee
   206    Retail         Anchored              48,820        1995           NAP         100.0%     04/01/2006    Fee

MORTGAGE                                                         RELATED                                            ORIGINAL
LOAN NO.  LIEN POSITION                                       BORROWER LIST                                          BALANCE
----------------------------------------------------------------------------------------------------------------------------

   173        First                                                NAP                                            $3,500,000
   174        First                                                NAP                                            $3,500,000
   175        First      19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $3,475,000
   176        First                                                NAP                                            $3,425,000
   177        First                                                NAP                                            $3,400,000
   178        First                                                NAP                                            $3,400,000
   179        First                                                NAP                                            $3,400,000
   180        First                                                NAP                                            $3,380,000
   181        First                                                NAP                                            $3,340,000
   182        First                                                NAP                                            $1,816,624
   183        First                                                NAP                                            $1,483,376
   184        First                                                NAP                                            $3,280,000
   185        First                                                NAP                                            $3,250,000
   186        First      19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $3,222,700
   187        First                                                NAP                                            $3,200,000
   188        First                                                NAP                                            $3,200,000
   189        First                                                NAP                                            $  712,173
   190        First                                                NAP                                            $  648,077
   191        First                                                NAP                                            $  619,590
   192        First                                                NAP                                            $  576,860
   193        First                                                NAP                                            $  573,300
   194        First                                                NAP                                            $3,100,000
   195        First                                                NAP                                            $3,100,000
   196        First                                                NAP                                            $3,050,000
   197        First                                                NAP                                            $3,000,000
   198        First                                                NAP                                            $3,000,000
   199        First                                                NAP                                            $3,000,000
   200        First                                                NAP                                            $3,000,000
   201        First                                                NAP                                            $3,000,000
   202        First                                                NAP                                            $3,000,000
   203        First                                             162, 203                                          $3,000,000
   204        First                                                NAP                                            $2,950,000
   205        First                    121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                 $2,920,000
   206        First      19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $2,900,000

                                                                                 CUT-OFF
MORTGAGE  CUT-OFF DATE    % OF TOTAL POOL     % OF APPLICABLE LOAN GROUP    DATE BALANCE              FIRST PAYMENT  First Payment
LOAN NO.    BALANCE(6)  CUT-OFF DATE BALANCE     CUT-OFF DATE BALANCE     PER UNIT OR SF   NOTE DATE    DATE (P&I)     Date (IO)
----------------------------------------------------------------------------------------------------------------------------------

   173      $3,500,000          0.2%                     0.2%                   $     81  02/01/2006   03/01/2009       03/01/2006
   174      $3,488,984          0.2%                     0.2%                   $    127  12/29/2005   02/01/2006           NAP
   175      $3,475,000          0.2%                     0.2%                   $    251  12/30/2005       NAP          02/01/2006
   176      $3,421,917          0.2%                     1.8%                   $106,935  01/30/2006   04/01/2006           NAP
   177      $3,400,000          0.2%                     0.2%                   $     71  01/20/2006   09/01/2007       03/01/2006
   178      $3,400,000          0.2%                     0.2%                   $     66  03/02/2006   05/01/2006           NAP
   179      $3,384,557          0.2%                     0.2%                   $     73  01/17/2006   03/01/2006           NAP
   180      $3,380,000          0.2%                     0.2%                   $     69  11/30/2005   01/01/2011       01/01/2006
   181      $3,340,000          0.2%                     0.2%                   $    269  03/02/2006   05/01/2006           NAP
   182      $1,816,624          0.1%                     0.1%                   $     36  02/16/2006   04/01/2011       04/01/2006
   183      $1,483,376          0.1%                     0.1%                   $     36  02/16/2006   04/01/2011       04/01/2006
   184      $3,277,224          0.2%                     0.2%                   $    160  02/02/2006   04/01/2006           NAP
   185      $3,250,000          0.2%                     0.2%                   $     60  11/04/2005       NAP          01/01/2006
   186      $3,222,700          0.2%                     0.2%                   $    219  10/28/2005       NAP          12/01/2005
   187      $3,200,000          0.2%                     0.2%                   $     50  03/01/2006   05/01/2006           NAP
   188      $3,195,589          0.2%                     0.2%                   $     53  02/13/2006   04/01/2006           NAP
   189      $  709,032          0.0%                     0.0%                   $     69  12/02/2005   02/01/2006           NAP
   190      $  645,218          0.0%                     0.0%                   $     69  12/02/2005   02/01/2006           NAP
   191      $  616,857          0.0%                     0.0%                   $     69  12/02/2005   02/01/2006           NAP
   192      $  574,315          0.0%                     0.0%                   $     69  12/02/2005   02/01/2006           NAP
   193      $  570,771          0.0%                     0.0%                   $     69  12/02/2005   02/01/2006           NAP
   194      $3,093,068          0.2%                     0.2%                   $    127  01/04/2006   03/01/2006           NAP
   195      $3,092,696          0.2%                     0.2%                   $     50  12/19/2005   03/01/2006           NAP
   196      $3,043,112          0.2%                     1.6%                   $ 56,354  01/02/2006   03/01/2006           NAP
   197      $3,000,000          0.2%                     1.5%                   $ 25,424  10/14/2005       NAP          12/01/2005
   198      $3,000,000          0.2%                     0.2%                   $     61  01/05/2006   03/01/2007       03/01/2006
   199      $3,000,000          0.2%                     1.5%                   $ 57,692  11/18/2005       NAP          01/01/2006
   200      $3,000,000          0.2%                     0.2%                   $     91  03/10/2006   05/01/2006           NAP
   201      $2,993,225          0.2%                     0.2%                   $    109  01/20/2006   03/01/2006           NAP
   202      $2,990,397          0.2%                     0.2%                   $    199  12/13/2005   02/01/2006           NAP
   203      $2,986,087          0.2%                     0.2%                   $     65  12/08/2005   02/01/2006           NAP
   204      $2,942,888          0.2%                     1.5%                   $ 38,722  12/29/2005   03/01/2006           NAP
   205      $2,913,607          0.2%                     0.2%                   $     40  01/25/2006   03/01/2006           NAP
   206      $2,900,000          0.2%                     0.2%                   $     59  07/13/2005       NAP          09/01/2005

MORTGAGE                   GRACE               LOCKBOX   LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING
LOAN NO.  MATURITY DATE  PERIOD(7)  ARD LOAN   STATUS      TYPE    TO MATURITY     TO MATURITY   AMORT. TERM(8)  AMORT. TERM
----------------------------------------------------------------------------------------------------------------------------

   173      02/01/2016       5         No        None       NAP        120            118             360            360
   174      01/01/2016       5         No        None       NAP        120            117             360            357
   175      01/01/2011       5         No        None       NAP         60             57              IO             IO
   176      03/01/2016       0         No        None       NAP        120            119             360            359
   177      02/01/2016       0         No        None       NAP        120            118             360            360
   178      04/01/2021       5         No        None       NAP        180            180             180            180
   179      02/01/2016       5         No        None       NAP        120            118             240            238
   180      12/01/2015       5         No        None       NAP        120            116             360            360
   181      04/01/2016       5         No        None       NAP        120            120             300            300
   182      03/01/2016       5         No        None       NAP        120            119             360            360
   183      03/01/2016       5         No        None       NAP        120            119             360            360
   184      03/01/2016       5         No        None       NAP        120            119             360            359
   185      12/01/2010       5         No        None       NAP         60             56              IO             IO
   186      11/01/2012       5         No        None       NAP         84             79              IO             IO
   187      04/01/2016       0         No        None       NAP        120            120             300            300
   188      03/01/2016       0         No        None       NAP        120            119             300            299
   189      01/01/2016       5         No      In Place    Hard        120            117             300            297
   190      01/01/2016       5         No      In Place    Hard        120            117             300            297
   191      01/01/2016       5         No      In Place    Hard        120            117             300            297
   192      01/01/2016       5         No      In Place    Hard        120            117             300            297
   193      01/01/2016       5         No      In Place    Hard        120            117             300            297
   194      02/01/2016       5         No        None       NAP        120            118             360            358
   195      02/01/2016       5         No        None       NAP        120            118             360            358
   196      02/01/2016       5         No        None       NAP        120            118             360            358
   197      11/01/2015       5         No        None       NAP        120            115              IO             IO
   198      02/01/2016       5         No        None       NAP        120            118             360            360
   199      12/01/2015       5         No        None       NAP        120            116              IO             IO
   200      04/01/2016       5         No        None       NAP        120            120             360            360
   201      02/01/2016       5         No        None       NAP        120            118             360            358
   202      01/01/2016       5         No        None       NAP        120            117             360            357
   203      01/01/2016       5         No        None       NAP        120            117             300            297
   204      02/01/2016       5         No        None       NAP        120            118             360            358
   205      02/01/2016       5         No        None       NAP        120            118             360            358
   206      08/01/2012       5        Yes     Springing    Hard         84             76              IO             IO

MORTGAGE  MORTGAGE        MONTHLY       MONTHLY  THIRD MOST RECENT  THIRD MOST RECENT  SECOND MOST RECENT  SECOND MOST RECENT
LOAN NO.      RATE  PAYMENT (P&I)  PAYMENT (IO)                NOI           NOI DATE                 NOI            NOI DATE
-----------------------------------------------------------------------------------------------------------------------------

   173      5.630%       $20,159        $16,649           $435,815         12/31/2003            $374,667          12/31/2004
   174      5.750%       $20,425            NAP                NAP                NAP                 NAP                 NAP
   175      4.830%           NAP        $13,987                NAP                NAP                 NAP                 NAP
   176      5.680%       $19,835            NAP                NAP                NAP                 NAP                 NAP
   177      5.870%       $20,101        $16,863                NAP                NAP                 NAP                 NAP
   178      6.000%       $28,691            NAP                NAP                NAP                 NAP                 NAP
   179      5.930%       $24,222            NAP           $468,400         12/31/2003            $447,005          12/31/2004
   180      5.750%       $19,725        $16,421           $386,905         12/31/2003            $420,870          12/31/2004
   181      6.240%       $22,012            NAP                NAP                NAP                 NAP                 NAP
   182      5.564%       $10,388        $ 8,540                NAP                NAP                 NAP                 NAP
   183      5.564%       $ 8,482        $ 6,973                NAP                NAP                 NAP                 NAP
   184      5.920%       $19,497            NAP                NAP                NAP                 NAP                 NAP
   185      5.540%           NAP        $15,213                NAP                NAP                 NAP                 NAP
   186      4.863%           NAP        $13,060                NAP                NAP                 NAP                 NAP
   187      5.450%       $19,555            NAP                NAP                NAP                 NAP                 NAP
   188      5.600%       $19,842            NAP           $433,711         12/31/2003            $422,858          12/31/2004
   189      5.910%       $ 4,549            NAP                NAP                NAP                 NAP                 NAP
   190      5.910%       $ 4,140            NAP                NAP                NAP                 NAP                 NAP
   191      5.910%       $ 3,958            NAP                NAP                NAP                 NAP                 NAP
   192      5.910%       $ 3,685            NAP                NAP                NAP                 NAP                 NAP
   193      5.910%       $ 3,662            NAP                NAP                NAP                 NAP                 NAP
   194      5.800%       $18,189            NAP           $271,471         12/31/2003            $321,781          12/31/2004
   195      5.480%       $17,563            NAP           $431,114         12/31/2003            $445,591          12/31/2004
   196      5.740%       $17,780            NAP                NAP                NAP                 NAP                 NAP
   197      4.990%           NAP        $12,648           $145,869         12/31/2003            $138,591          12/31/2004
   198      5.330%       $16,715        $13,510                NAP                NAP                 NAP                 NAP
   199      4.880%           NAP        $12,369           $184,916         12/31/2002            $182,780          12/31/2003
   200      6.180%       $18,335            NAP           $378,515         12/31/2003            $402,044          12/31/2004
   201      5.740%       $17,488            NAP           $264,467         12/31/2003            $355,982          12/31/2004
   202      5.660%       $17,336            NAP                NAP                NAP                 NAP                 NAP
   203      5.580%       $18,566            NAP           $346,289         12/31/2003            $403,338          12/31/2004
   204      5.340%       $16,455            NAP           $505,199         12/31/2003            $455,740          12/31/2004
   205      5.930%       $17,376            NAP           $398,915         12/31/2003            $415,611          12/31/2004
   206      5.229%           NAP        $12,637                NAP                NAP                 NAP                 NAP

MORTGAGE  MOST RECENT            MOST RECENT NOI  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE   NOI
LOAN NO.          NOI                       DATE            EGI       EXPENSES            NOI  CAPITAL ITEMS      CASH FLOW  DSCR(9)
------------------------------------------------------------------------------------------------------------------------------------

   173       $544,611   Ann. 8 mos. (08/31/2005)     $  845,632     $  323,151     $  522,481        $43,535     $  478,946    2.62
   174            NAP                        NAP     $  560,137     $  215,837     $  344,300        $25,312     $  318,988    1.40
   175            NAP                        NAP     $  416,207     $        0     $  416,207        $ 2,074     $  414,133    2.48
   176            NAP                        NAP     $  421,537     $  113,961     $  307,576        $ 6,400     $  301,176    1.29
   177            NAP                        NAP     $  460,727     $  139,146     $  321,581        $18,376     $  303,205    1.59
   178            NAP                        NAP     $  561,757     $  157,365     $  404,392        $24,969     $  379,423    1.17
   179       $447,000   Ann. 9 mos. (09/30/2005)     $  565,304     $  120,016     $  445,288        $22,742     $  422,546    1.53
   180       $495,695      T-6 Ann. (06/30/2005)     $  531,921     $  125,894     $  406,027        $35,052     $  370,975    2.06
   181            NAP                        NAP     $  486,448     $  122,053     $  364,395        $19,468     $  344,927    1.38
   182            NAP                        NAP     $  165,684     $        0     $  165,684        $     0     $  165,684    1.63
   183            NAP                        NAP     $  138,562     $        0     $  138,562        $     0     $  138,562    1.63
   184            NAP                        NAP     $  428,501     $   79,210     $  349,291        $23,161     $  326,130    1.49
   185       $430,228                 12/31/2004     $  698,504     $  316,470     $  382,034        $43,154     $  338,880    2.09
   186            NAP                        NAP     $  350,000     $        0     $  350,000        $ 2,209     $  347,791    2.23
   187            NAP                        NAP     $  418,343     $   94,512     $  323,831        $25,446     $  298,385    1.38
   188       $415,478                 12/31/2005     $  647,474     $  252,642     $  394,832        $30,134     $  364,698    1.66
   189            NAP                        NAP     $   99,108     $   25,664     $   73,445        $ 4,730     $   68,714    1.34
   190            NAP                        NAP     $   96,816     $   30,503     $   66,313        $ 4,547     $   61,766    1.34
   191            NAP                        NAP     $   87,524     $   23,581     $   63,943        $ 4,476     $   59,467    1.34
   192            NAP                        NAP     $   87,495     $   28,051     $   59,444        $ 4,362     $   55,082    1.34
   193            NAP                        NAP     $   86,982     $   27,920     $   59,062        $ 4,352     $   54,710    1.34
   194       $326,884  Ann. 11 mos. (11/30/2005)     $  465,858     $  101,430     $  364,428        $29,804     $  334,624    1.67
   195       $494,151   Ann. 9 mos. (09/30/2005)     $  652,410     $  256,525     $  395,886        $ 9,849     $  386,037    1.88
   196       $285,388           T-4 (11/30/2005)     $  452,247     $  167,021     $  285,226        $10,800     $  274,426    1.34
   197       $390,415                12/31/2005      $2,464,137     $1,310,113     $1,154,025        $29,500     $1,124,525    7.60
   198            NAP                        NAP     $  422,942     $  110,495     $  312,447        $27,389     $  285,058    1.93
   199       $187,340                 12/31/2004     $1,357,732     $  494,428     $  863,304        $15,288     $  848,016    5.82
   200       $381,522                 12/31/2005     $  412,351     $   47,844     $  364,507        $19,495     $  345,013    1.66
   201       $373,623          T-12 (10/01/2005)     $  488,307     $  134,458     $  353,849        $33,908     $  319,941    1.69
   202       $ 96,143          T-12 (10/31/2005)     $  414,410     $  125,793     $  288,617        $18,512     $  270,105    1.39
   203       $370,449      T-9 (09/30/2005) Ann.     $  638,593     $  292,471     $  346,122        $33,202     $  312,920    1.55
   204       $502,201  Ann. 11 mos. (11/30/2005)     $  891,253     $  418,729     $  472,524        $31,231     $  441,292    2.39
   205       $397,732          T-12 (10/31/2005)     $  622,229     $  222,425     $  399,804        $10,954     $  388,850    1.92
   206            NAP                        NAP     $  376,000     $   11,280     $  364,720        $20,993     $  343,727    2.41

MORTGAGE    NCF      NCF POST IO    CUT-OFF DATE  BALLOON     BALLOON    APPRAISED  VALUATION
LOAN NO.  DSCR(9)  PERIOD DSCR(10)       LTV        LTV       BALANCE        VALUE  DATE(11)   LARGEST TENANT(12)
-----------------------------------------------------------------------------------------------------------------------------------

   173     2.40          1.98           50.7%      45.6%   $3,143,712  $ 6,900,000  10/19/2005  Family Dollar, Inc.
   174     1.30          1.30           75.0%      63.5%   $2,951,354  $ 4,650,000  11/01/2005  International Chefs' Culinary Center
   175     2.47          2.47           56.5%      56.5%   $3,475,000  $ 6,150,000  11/01/2005  CVS Corporation
   176     1.27          1.27           76.7%      64.7%   $2,884,353  $ 4,460,000  12/05/2005  NAP
   177     1.50          1.26           72.3%      63.4%   $2,978,745  $ 4,700,000  12/09/2005  Florida Business Interiors, Inc.
   178     1.10          1.10           61.8%       1.4%   $   76,119  $ 5,500,000  05/01/2006  GarrettCom, Inc.
   179     1.45          1.45           48.4%      31.9%   $2,234,820  $ 7,000,000  12/15/2005  MCL Distributing, Inc.
   180     1.88          1.57           61.5%      57.4%   $3,155,704  $ 5,500,000  10/06/2005  Bon Secors
   181     1.31          1.31           58.6%      45.9%   $2,615,785  $ 5,700,000  02/01/2006  CHW Medical Foundation
   182     1.63          1.34           59.7%      55.6%   $1,692,424  $ 3,050,000  01/09/2006  SunTrust Bank
   183     1.63          1.34           59.7%      55.6%   $1,381,960  $ 2,475,000  01/09/2006  AmSouth Bank
   184     1.39          1.39           62.1%      52.7%   $2,782,127  $ 5,275,000  12/12/2005  Fiesta Mexican Restaurants
   185     1.86          1.86           51.6%      51.6%   $3,250,000  $ 6,300,000  09/29/2005  Smith Party Rental
   186     2.22          2.22           65.1%      65.1%   $3,222,700  $ 4,950,000  08/22/2005  Walgreen Co.
   187     1.27          1.27           56.6%      43.2%   $2,440,029  $ 5,650,000  01/09/2006  Southern California Soap
   188     1.53          1.53           53.3%      40.9%   $2,453,794  $ 6,000,000  02/01/2006  Weis Markets, Inc.
   189     1.25          1.25           70.9%      55.1%   $  551,420  $ 1,000,000  07/05/2005  Dolgencorp of Texas, Inc.
   190     1.25          1.25           70.9%      55.1%   $  501,792  $   910,000  04/23/2005  Dolgencorp of Texas, Inc.
   191     1.25          1.25           70.9%      55.1%   $  479,735  $   870,000  04/23/2005  Dolgencorp of Texas, Inc.
   192     1.25          1.25           70.9%      55.1%   $  446,649  $   810,000  04/27/2005  Dolgencorp of Texas, Inc.
   193     1.25          1.25           70.9%      55.1%   $  443,894  $   805,000  04/27/2005  Dolgencorp of Texas, Inc.
   194     1.53          1.53           48.0%      40.6%   $2,617,682  $ 6,450,000  11/16/2005  Tiffany's Dance
   195     1.83          1.83           51.5%      43.2%   $2,592,525  $ 6,000,000  11/16/2005  NAP
   196     1.29          1.29           67.8%      57.3%   $2,570,865  $ 4,490,000  12/28/2005  NAP
   197     7.41          7.41           12.0%      12.0%   $3,000,000  $24,900,000  09/02/2005  NAP
   198     1.76          1.42           64.5%      55.1%   $2,561,131  $ 4,650,000  10/01/2005  Ride-Away
   199     5.71          5.71           17.2%      17.2%   $3,000,000  $17,400,000  09/26/2005  NAP
   200     1.57          1.57           52.2%      44.6%   $2,562,801  $ 5,750,000  01/26/2006  Summit Furniture
   201     1.52          1.52           55.5%      46.9%   $2,528,720  $ 5,390,000  12/07/2005  NDM Dance Studio
   202     1.30          1.30           72.9%      61.5%   $2,522,912  $ 4,100,000  02/01/2006  Henry Pham & Ryan Duong dba Nine Pan
                                                                                                Asia
   203     1.40          1.40           55.3%      42.5%   $2,296,920  $ 5,400,000  10/14/2005  Rehab Systems of Boca Raton
   204     2.23          2.23           37.0%      30.9%   $2,456,427  $ 7,950,000  10/10/2005  NAP
   205     1.86          1.86           58.3%      49.5%   $2,475,150  $ 5,000,000  12/19/2005  NAP
   206     2.27          2.27           54.7%      54.7%   $2,900,000  $ 5,300,000  02/10/2005  HH Gregg

MORTGAGE       LEASE                                                             LEASE
LOAN NO.  EXPIRATION DATE   % NSF  SECOND LARGEST TENANT(12)                EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(12)
------------------------------------------------------------------------------------------------------------------------------------

   173       12/31/2008     23.0%  South Beach Tan Corporation, Inc.           12/31/2008    12.4%  Spice Rack Gourmet Kitchen
                                                                                                    Suites, Inc.
   174       01/31/2015     33.6%  Nichols Financial Services Company          12/31/2010    23.0%  Jensen's Cafe, Inc.
   175       12/04/2024    100.0%  NAP                                            NAP          NAP  NAP
   176          NAP           NAP  NAP                                            NAP          NAP  NAP
   177       01/20/2016    100.0%  NAP                                            NAP          NAP  NAP
   178       06/30/2016    100.0%  NAP                                            NAP          NAP  NAP
   179       12/31/2013    100.0%  NAP                                            NAP          NAP  NAP
   180       01/31/2011     23.2%  ACC Telecommunications of Virginia, LLC     04/30/2008    14.2%  The Lydell Group, Inc. dba Alpha
                                                                                                    Graphics
   181       01/29/2021    100.0%  NAP                                            NAP          NAP  NAP
   182       08/04/2023    100.0%  NAP                                            NAP          NAP  NAP
   183       06/25/2023    100.0%  NAP                                            NAP          NAP  NAP
   184       10/31/2010     19.5%  Washington Mutual Bank                      02/28/2013    16.1%  Superior Healthcare
   185       12/31/2008     28.6%  International Harvest                       12/31/2013    15.9%  Innerspace Electronics
   186       10/31/2058    100.0%  NAP                                            NAP          NAP  NAP
   187       04/30/2010     43.8%  Baron Distributors                          06/30/2008    33.4%  Triple02 Inc.
   188       08/02/2019     91.0%  M.G.A.,Inc. (Movie Gallery)                 12/09/2007     4.0%  Regis Corp.
   189       02/28/2015    100.0%  NAP                                            NAP          NAP  NAP
   190       02/28/2015    100.0%  NAP                                            NAP          NAP  NAP
   191       07/31/2015    100.0%  NAP                                            NAP          NAP  NAP
   192       03/31/2015    100.0%  NAP                                            NAP          NAP  NAP
   193       06/30/2014    100.0%  NAP                                            NAP          NAP  NAP
   194       08/31/2015     19.8%  Raja Liquor & Grocery                       09/30/2015    13.2%  High Noon Pizza (Round Table)
   195          NAP           NAP  NAP                                            NAP          NAP  NAP
   196          NAP           NAP  NAP                                            NAP          NAP  NAP
   197          NAP           NAP  NAP                                            NAP          NAP  NAP
   198       07/30/2013     20.4%  Command Packaging                           10/31/2008    12.3%  Lesco
   199          NAP           NAP  NAP                                            NAP          NAP  NAP
   200       03/01/2018     70.1%  Sierra Instruments                          04/30/2011    29.9%  NAP
   201       10/31/2008     11.0%  Medicine Shoppe                             11/30/2006    10.8%  Pho Pioneer Restaurant
   202       02/28/2015     27.3%  Vagle, Inc. dba Plato's Closet              04/30/2010    19.9%  Vagle, Inc. dba Once Upon a
                                                                                                    Child
   203       01/10/2010      8.9%  Cicis Pizza                                 12/01/2007     7.8%  Sylvan Learning Center
   204          NAP           NAP  NAP                                            NAP          NAP  NAP
   205          NAP           NAP  NAP                                            NAP          NAP  NAP
   206       05/31/2014    100.0%  NAP                                            NAP          NAP  NAP

MORTGAGE       LEASE                 INSURANCE           TAX        CAPITAL EXPENDITURE         TI/LC                  OTHER
LOAN NO.  EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)  ESCROW DESCRIPTION(15)
------------------------------------------------------------------------------------------------------------------------------------

   173       10/31/2009     8.9%         No              No                 No                   No                     NAP
   174       12/31/2015    13.0%        Yes              Yes                Yes                  Yes                    NAP
   175          NAP          NAP         No              No                 No                   No                     NAP
   176          NAP          NAP         No              Yes                No                   No                     NAP
   177          NAP          NAP         No              Yes                No                   No                     NAP
   178          NAP          NAP         No              No                 No                   No                     NAP
   179          NAP          NAP         No              No                 No                   No                     NAP
   180       01/31/2007     7.0%         No              Yes                Yes                  Yes                    NAP
   181          NAP          NAP        Yes              Yes                No                   No                     NAP
   182          NAP          NAP         No              No                 No                   No                     NAP
   183          NAP          NAP         No              No                 No                   No                     NAP
   184       12/31/2010    16.1%        Yes              Yes                No                   Yes            Washington Mutual
                                                                                                                      Impound
   185       01/31/2014    13.8%         No              No                 Yes                  No                     NAP
   186          NAP          NAP         No              No                 No                   No                     NAP
   187       11/14/2008    22.8%         No              Yes                No                   Yes                    NAP
   188       06/30/2010     2.5%        Yes              Yes                No                   No                     NAP
   189          NAP          NAP         No              No                 No                   No                     NAP
   190          NAP          NAP         No              No                 No                   No                     NAP
   191          NAP          NAP         No              No                 No                   No                     NAP
   192          NAP          NAP         No              No                 No                   No                     NAP
   193          NAP          NAP         No              No                 No                   No                     NAP
   194       01/31/2012    11.5%        Yes              Yes                No                   Yes                    NAP
   195          NAP          NAP        Yes              Yes                Yes                  No                     NAP
   196          NAP          NAP        Yes              Yes                No                   No                     NAP
   197          NAP          NAP         No              No                 No                   No                     NAP
   198       04/30/2011    10.7%        Yes              Yes                Yes                  No                     NAP
   199          NAP          NAP         No              No                 No                   No                     NAP
   200          NAP          NAP        Yes              Yes                Yes                  No                     NAP
   201       02/28/2008     9.9%        Yes              Yes                Yes                  No                     NAP
   202       02/28/2011    17.9%        Yes              Yes                Yes                  Yes             Once Upon a Child
   203       09/01/2007     6.9%         No              Yes                Yes                  No               ADA Compliance
   204          NAP          NAP         No              No                 No                   No                     NAP
   205          NAP          NAP         No              No                 No                   No                     NAP
   206          NAP          NAP         No              No                 No                   No                     NAP

MORTGAGE             SPRINGING             INITIAL CAPITAL EXPENDITURE  MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE
LOAN NO.       ESCROW DESCRIPTION(16)           ESCROW REQUIREMENT(17)       ESCROW REQUIREMENT(18)           ESCROW BALANCE(19)
--------------------------------------------------------------------------------------------------------------------------------

   173    RE Tax, Insurance, CapEx, TI/LC                           $0                       $    0                       $    0
   174                                                              $0                       $  344                       $  687
   175       RE Tax, Insurance, CapEx                               $0                       $    0                       $    0
   176                                                              $0                       $    0                       $    0
   177                 Other                                        $0                       $    0                       $    0
   178       RE Tax, Insurance, TI/LC                               $0                       $    0                       $    0
   179                                                              $0                       $    0                       $    0
   180           Insurance, TI/LC                                   $0                       $  942                       $1,884
   181                 TI/LC                                        $0                       $    0                       $    0
   182       RE Tax, Insurance, CapEx                               $0                       $    0                       $    0
   183       RE Tax, Insurance, CapEx                               $0                       $    0                       $    0
   184                                                              $0                       $    0                       $    0
   185           RE Tax, Insurance                                  $0                       $1,516                       $3,032
   186       RE Tax, Insurance, CapEx                               $0                       $    0                       $    0
   187                                                              $0                       $    0                       $    0
   188                 TI/LC                                        $0                       $    0                       $    0
   189    RE Tax, Insurance, CapEx, TI/LC                           $0                       $    0                       $    0
   190    RE Tax, Insurance, CapEx, TI/LC                           $0                       $    0                       $    0
   191    RE Tax, Insurance, CapEx, TI/LC                           $0                       $    0                       $    0
   192    RE Tax, Insurance, CapEx, TI/LC                           $0                       $    0                       $    0
   193    RE Tax, Insurance, CapEx, TI/LC                           $0                       $    0                       $    0
   194                                                              $0                       $    0                       $    0
   195                                                              $0                       $  821                       $  821
   196                                                              $0                       $    0                       $    0
   197       RE Tax, Insurance, CapEx                               $0                       $    0                       $    0
   198                                                              $0                       $  611                       $    0
   199       RE Tax, Insurance, CapEx                               $0                       $    0                       $    0
   200                                                              $0                       $  383                       $    0
   201                                                              $0                       $  845                       $  845
   202                                                              $0                       $  126                       $  126
   203               Insurance                                      $0                       $  307                       $  307
   204           RE Tax, Insurance                                  $0                       $    0                       $    0
   205           RE Tax, Insurance                                  $0                       $    0                       $    0
   206       RE Tax, Insurance, CapEx                               $0                       $    0                       $    0

MORTGAGE           INITIAL TI/LC           MONTHLY TI/LC       CURRENT TI/LC  ENVIRONMENTAL     INTEREST
LOAN NO.  ESCROW REQUIREMENT(20)  ESCROW REQUIREMENT(21)  ESCROW BALANCE(22)    INSURANCE    ACCRUAL METHOD  SEASONING(23)
--------------------------------------------------------------------------------------------------------------------------

   173                  $      0                  $    0            $      0       No          Actual/360          2
   174                  $ 60,000                  $1,683            $ 63,366       No          Actual/360          3
   175                  $      0                  $    0            $      0       No            30/360            3
   176                  $      0                  $    0            $      0       No          Actual/360          1
   177                  $      0                  $    0            $      0       No          Actual/360          2
   178                  $      0                  $    0            $      0       No          Actual/360          0
   179                  $      0                  $    0            $      0   Yes - Group     Actual/360          2
   180                  $ 50,000                  $    0            $ 50,250       No          Actual/360          4
   181                  $      0                  $    0            $      0   Yes - Group     Actual/360          0
   182                  $      0                  $    0            $      0       No          Actual/360          1
   183                  $      0                  $    0            $      0       No          Actual/360          1
   184                  $      0                  $1,673            $      0   Yes - Group     Actual/360          1
   185                  $      0                  $    0            $      0       No          Actual/360          4
   186                  $      0                  $    0            $      0       No            30/360            5
   187                  $117,332                  $    0            $117,332       No          Actual/360          0
   188                  $      0                  $    0            $      0       No          Actual/360          1
   189                  $      0                  $    0            $      0   Yes - Group     Actual/360          3
   190                  $      0                  $    0            $      0   Yes - Group     Actual/360          3
   191                  $      0                  $    0            $      0   Yes - Group     Actual/360          3
   192                  $      0                  $    0            $      0   Yes - Group     Actual/360          3
   193                  $      0                  $    0            $      0   Yes - Group     Actual/360          3
   194                  $      0                  $2,027            $  2,027       No          Actual/360          2
   195                  $      0                  $    0            $      0   Yes - Group     Actual/360          2
   196                  $      0                  $    0            $      0   Yes - Group     Actual/360          2
   197                  $      0                  $    0            $      0       No          Actual/360          5
   198                  $      0                  $    0            $      0       No          Actual/360          2
   199                  $      0                  $    0            $      0       No          Actual/360          4
   200                  $      0                  $    0            $      0       No          Actual/360          0
   201                  $      0                  $    0            $      0   Yes - Group     Actual/360          2
   202                  $      0                  $1,667            $  1,667       No          Actual/360          3
   203                  $      0                  $    0            $      0       No          Actual/360          3
   204                  $      0                  $    0            $      0   Yes - Group     Actual/360          2
   205                  $      0                  $    0            $      0   Yes - Group     Actual/360          2
   206                  $      0                  $    0            $      0       No            30/360            8

                           PREPAYMENT CODE(24)
MORTGAGE  -----------------------------------------------------       YM      ADMINISTRATIVE
LOAN NO.  LO  DEF  DEF/YM1.00  YM3.00  YM2.00  YM1.00  YM  OPEN  FORMULA(25)   COST RATE(26)
--------------------------------------------------------------------------------------------

   173    35  81                                             4                      3.150
   174    35  81                                             4                      3.150
   175    35                                     23          2        B             3.150
   176    25                                     93          2        D             3.150
   177    26                                     90          4        D             3.150
   178    35  143                                            2                      5.150
   179    35           81                                    4        C             5.150
   180    28  88                                             4                      3.150
   181    35  81                                             4                      3.150
   182    25  94                                             1                      3.150
   183    25  94                                             1                      3.150
   184    35  82                                             3                      3.150
   185    28  28                                             4                      3.150
   186    35                                     47          2        B             3.150
   187    24  94                                             2                      3.150
   188    25  93                                             2                      3.150
   189    35  81                                             4                     15.150
   190    35  81                                             4                     15.150
   191    35  81                                             4                     15.150
   192    35  81                                             4                     15.150
   193    35  81                                             4                     15.150
   194    35           81                                    4        C             3.150
   195    35  81                                             4                      3.150
   196    35  83                                             2                      8.150
   197    29                                     87          4        J             3.150
   198    26  90                                             4                      3.150
   199    28                                     88          4        J             3.150
   200    35           78                                    7        C             3.150
   201    35  78                                             7                      3.150
   202    27  89                                             4                      3.150
   203    59                                     57          4        J             3.150
   204    35           83                                    2        C             5.150
   205    35  83                                             2                      5.150
   206    35                                     47          2        B             3.150

MORTGAGE    CMSA        CMSA       LOAN GROUP      MORTGAGE                                                    LOAN PURPOSE
LOAN NO.  LOAN NO.  PROPERTY NO.  (ONE OR TWO)  LOAN SELLER(1)  PROPERTY NAME(2)                         (ACQUISITION/REFINANCE)
--------------------------------------------------------------------------------------------------------------------------------

   207       158       158-001          1            MSMC       Desco Plaza II                                 Acquisition
   208       159       159-001          1             WFB       Sacramento ENT                                  Refinance
   209       160       160-001          1            BSCMI      Walgreens - Oshkosh                            Acquisition
   210       161       161-001          2            MSMC       Maple Canyon Apartments                         Refinance
   211       162       162-001          1             WFB       Continental Self Storage-AZ                     Refinance
   212       163       163-001          2            MSMC       37-20 81st Street Coop                          Refinance
   213       164       164-001          1             WFB       Midway Industrial Building                      Refinance
   214       165       165-001          1             WFB       Glenbrook Plaza - San Leandro                   Refinance
   215       166       166-001          1             WFB       Security Public Storage - Glendora              Refinance
   216       167       167-001          1            BSCMI      Walgreens - Westland                           Acquisition
   217       168       168-001          1            MSMC       U-Stor-It River Oaks                           Acquisition
   218       169       169-001          1             WFB       Allen Avenue Self Storage                       Refinance
   219       170       170-001          1             WFB       Security Public Storage - Sparks                Refinance
   220       171       171-001          2            MSMC       Hillcrest Apartments                            Refinance
   221       172       172-001          1             WFB       Hickory Industrial                             Acquisition
   222       173       173-001          1             WFB       Hamilton Retail Center                          Refinance
   223       174       174-001          1             WFB       Pacific Terrace                                 Refinance
   224       175       175-001          1             WFB       Roseridge Office Building                      Acquisition
   225       176       176-001          1            BSCMI      Walgreens - Livonia                            Acquisition
   226       177       177-001          1             WFB       DeSerpa - Abbott Commercial                     Refinance
   227       178       178-001          1            MSMC       Cortlandt Medical Center                        Refinance
   228       179       179-001          1            MSMC       The Hunton Group Building                       Refinance
   229       180       180-001          1             WFB       Petco-Minneapolis                              Acquisition
   230       181       181-001          2             WFB       Sun Coast Gateway MHP                           Refinance
   231       182       182-001          1            MSMC       Walgreens - Shreveport                         Acquisition
   232       183       183-001          1            MSMC       Phillippi Industrial Building                   Refinance
   233       184       184-001          1             WFB       PTK Building                                    Refinance
   234       185       185-001          2             WFB       Williamson Creek Apartments                    Acquisition
   235       186       186-001          1             WFB       Von Karman - McGaw                              Refinance
   236       187       187-001          1            MSMC       U-Stor-It Northwest                            Acquisition
   237       188       188-001          1            MSMC       Rowlett Shopping Center                        Acquisition
   238       189       189-001          1             WFB       845 Harbor Blvd                                 Refinance
   239       190       190-001          1             WFB       Rite Aid - Flint                               Acquisition
   240       191       191-001          1             WFB       Security Public Storage - Manteca               Refinance
   241       192       192-001          1             WFB       Security Public Storage - Moreno Valley         Refinance
   242       193       193-001          1             WFB       Security Public Storage - Blackstone            Refinance

MORTGAGE
LOAN NO.  STREET ADDRESS                                                           CITY                    STATE  ZIP CODE
--------------------------------------------------------------------------------------------------------------------------

   207    3687 Mt. Diablo Boulevard                                                Lafayette                 CA     94549
   208    3810 J Street                                                            Sacramento                CA     95816
   209    950 South Koeller Street                                                 Oshkosh                   WI     54902
   210    2093 Hampstead Drive South                                               Columbus                  OH     43229
   211    510-520 E. Whitehouse Canyon Road                                        Green Valley              AZ     85614
   212    37-20 81st Street                                                        Jackson Heights           NY     11372
   213    13151 Midway Place                                                       Cerritos                  CA     90703
   214    300-320 Davis Street                                                     San Leandro               CA     94577
   215    540 W. Foothill Blvd.                                                    Glendora                  CA     91741
   216    7210 N. Middlebelt Road                                                  Westland                  MI     48185
   217    5700 River Oaks Boulevard                                                River Oaks                TX     76114
   218    234 N. Allen Avenue                                                      Pasadena                  CA     91106
   219    506 El Rancho Drive                                                      Sparks                    NV     89431
   220    150 West Avenue                                                          Woodstown                 NJ     08098
   221    228 Timberbrook Lane and 1209, 1213, 1237, 1246-54, 1279 26th Street SE  Hickory, Granite Falls    NC     28630
   222    423 E. Hamilton Ave.                                                     Campbell                  CA     95008
   223    11505-11539 SW Pacific Hwy                                               Tigard                    OR     97223
   224    1611 W. County Road B                                                    Roseville                 MN     55113
   225    29200 Six Mile Road                                                      Livonia                   MI     48152
   226    333 & 335 Abbott Street                                                  Salinas                   CA     93901
   227    1985 Crompond Road                                                       Cortlandt                 NY     10567
   228    1055 Westpark Drive                                                      Houston                   TX     77042
   229    753 53rd Avenue Northeast                                                Fridley                   MN     55421
   230    6010 Ridge Road                                                          Port Richey               FL     34668
   231    3100 North Market Street                                                 Shreveport                LA     71107
   232    15 North Phillippi Street                                                Boise                     ID     83706
   233    8110 Shaffer Parkway                                                     Littleton                 CO     80127
   234    5112 South First Street                                                  Austin                    TX     78745
   235    2150 McGaw  Avenue                                                       Irvine                    CA     92614
   236    1850 Ephriham Avenue                                                     Fort Worth                TX     76114
   237    3370-3390 Lakeview Parkway                                               Rowlett                   TX     75088
   238    845 Harbor Blvd                                                          West Sacramento           CA     95691
   239    4519 Richfield Road                                                      Genesee Township          MI     48506
   240    316 West Lathrop Avenue                                                  Manteca                   CA     95336
   241    24861 Sunnymead Blvd.                                                    Moreno Valley             CA     92553
   242    4420 N. Blackstone Avenue                                                Fresno                    CA     93726

MORTGAGE                                                                                                              PERCENT
LOAN NO.  PROPERTY TYPE                   PROPERTY SUB-TYPE               UNITS/SF(3)   YEAR BUILT  YEAR RENOVATED  LEASED(4)
-----------------------------------------------------------------------------------------------------------------------------

   207    Office                          Suburban                             24,543     1985            NAP          100.0%
   208    Office                          Medical                              14,790     1950            1995         100.0%
   209    Retail                          Free Standing                        13,905     1999            NAP          100.0%
   210    Multifamily                     Garden                                  134     1972            NAP           97.8%
   211    Self Storage                    Self Storage                         64,216  1997 / 2002        NAP           99.9%
   212    Multifamily                     High Rise                                83     1925            NAP          100.0%
   213    Industrial                      Warehouse                            67,191     1978            NAP          100.0%
   214    Mixed Use                       Retail/Office                        15,100     1980            1998         100.0%
   215    Self Storage                    Self Storage                         51,446     1987            NAP           89.8%
   216    Retail                          Anchored                             13,905     1997            NAP          100.0%
   217    Self Storage                    Self Storage/Parking                 54,962     1985            2001          81.7%
   218    Self Storage                    Self Storage                         67,640  1951 / 1999    1998 - 1999       88.8%
   219    Self Storage                    Self Storage                         90,662  1977 / 1988        NAP           97.5%
   220    Multifamily                     Garden                                   96     1974            NAP          100.0%
   221    Industrial                      Flex Industrial                      86,572     1997            NAP           98.1%
   222    Retail                          Unanchored                           11,000     1973            2000         100.0%
   223    Retail                          Unanchored                           38,737     1979            NAP           91.4%
   224    Office                          Suburban                             34,738     1980            NAP           89.3%
   225    Retail                          Anchored                             13,905     1997            NAP          100.0%
   226    Mixed Use                       Retail/Office                        23,183     1949         2003-2005       100.0%
   227    Office                          Medical                              29,811  1985, 1995         NAP          100.0%
   228    Industrial                      Flex Industrial                      52,032     1990            NAP          100.0%
   229    Retail                          Shadow Anchored                      15,260     2005            NAP          100.0%
   230    Manufactured Housing Community  Manufactured Housing Community          173     1972            NAP          100.0%
   231    Retail                          Free Standing                        14,820     2005            NAP          100.0%
   232    Industrial                      Warehouse                            86,176     1972            NAP          100.0%
   233    Industrial                      Warehouse                            27,882     2005            NAP           86.2%
   234    Multifamily                     Garden                                  101     1982            NAP           95.0%
   235    Industrial                      Warehouse                            54,994     1971            1989         100.0%
   236    Self Storage                    Self Storage/Parking                 64,925     1985            NAP           68.6%
   237    Retail                          Unanchored                           38,300  1980, 1984         NAP           85.1%
   238    Retail                          Big Box                              24,050     1999            NAP          100.0%
   239    Retail                          Free Standing                        11,180     2002            NAP          100.0%
   240    Self Storage                    Self Storage                         70,362     1973            NAP           89.7%
   241    Self Storage                    Self Storage                         66,639     1988            NAP           77.6%
   242    Self Storage                    Self Storage                         54,230     1974            NAP           92.0%

             PERCENT
MORTGAGE      LEASED     SECURITY    LIEN                                            RELATED
LOAN NO.  AS OF DATE(4)  TYPE(5)   POSITION                                       BORROWER LIST
------------------------------------------------------------------------------------------------------------------------------------

   207     01/01/2006    Fee         First                                             NAP
   208     01/12/2006    Fee         First                                             NAP
   209     04/01/2006    Fee         First   19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262
   210     10/28/2005    Fee         First                                        146, 156, 210
   211     10/11/2005    Fee         First                                             NAP
   212     11/01/2005    Fee         First                                             NAP
   213     12/15/2005    Fee         First                                             NAP
   214     11/30/2005    Fee         First                                             NAP
   215     11/06/2005    Fee         First                 121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253
   216     04/01/2006    Fee         First   19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262
   217     02/28/2006    Fee         First                                             NAP
   218     08/26/2005    Fee         First                                             NAP
   219     11/03/2005    Fee         First                 121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253
   220     02/16/2006    Fee         First                                             NAP
   221     11/30/2005    Fee         First                                             NAP
   222     12/01/2005    Fee         First                                             NAP
   223     12/27/2005    Fee         First                                             NAP
   224     11/30/2005    Fee         First                                             NAP
   225     04/01/2006    Fee         First   19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262
   226     10/17/2005    Fee         First                                             NAP
   227     10/26/2005    Fee         First                                             NAP
   228     04/01/2006    Fee         First                                             NAP
   229     11/01/2005    Fee         First                                             NAP
   230     01/10/2006    Fee         First                                             NAP
   231     04/01/2006    Fee         First                                             NAP
   232     11/30/2005    Fee         First                                             NAP
   233     11/30/2005    Fee         First                                             NAP
   234     01/30/2006    Fee         First                                          130, 234
   235     11/02/2005    Fee         First                                             NAP
   236     03/01/2006    Fee         First                                             NAP
   237     12/20/2005    Fee         First                                             NAP
   238     09/21/2005    Fee         First                                             NAP
   239     01/03/2006    Fee         First                                             NAP
   240     09/18/2005    Fee         First                 121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253
   241     12/07/2005    Fee         First                 121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253
   242     12/01/2005    Fee         First                 121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253

                                                             % OF APPLICABLE
MORTGAGE    ORIGINAL  CUT-OFF DATE    % OF TOTAL POOL          LOAN GROUP       CUT-OFF DATE BALANCE              FIRST PAYMENT
LOAN NO.     BALANCE    BALANCE(6)  CUT-OFF DATE BALANCE  CUT-OFF DATE BALANCE        PER UNIT OR SF   NOTE DATE    DATE (P&I)
-------------------------------------------------------------------------------------------------------------------------------

   207    $2,930,000    $2,887,537          0.2%                  0.2%                       $   118  01/14/2005    03/01/2005
   208    $2,825,000    $2,822,628          0.2%                  0.2%                       $   191  02/02/2006    04/01/2006
   209    $2,816,700    $2,816,700          0.2%                  0.2%                       $   203  01/23/2006       NAP
   210    $2,800,000    $2,800,000          0.2%                  1.4%                       $20,896  12/29/2005    02/01/2008
   211    $2,800,000    $2,791,070          0.2%                  0.2%                       $    43  12/02/2005    02/01/2006
   212    $2,750,000    $2,750,000          0.2%                  1.4%                       $33,133  12/08/2005       NAP
   213    $2,700,000    $2,700,000          0.2%                  0.2%                       $    40  11/22/2005       NAP
   214    $2,700,000    $2,691,818          0.2%                  0.2%                       $   178  12/01/2005    02/01/2006
   215    $2,650,000    $2,643,847          0.2%                  0.2%                       $    51  01/04/2006    03/01/2006
   216    $2,624,600    $2,624,600          0.2%                  0.2%                       $   189  02/13/2006       NAP
   217    $2,600,000    $2,600,000          0.2%                  0.2%                       $    47  12/27/2005    02/01/2007
   218    $2,600,000    $2,600,000          0.2%                  0.2%                       $    38  10/25/2005    12/01/2010
   219    $2,600,000    $2,593,691          0.2%                  0.2%                       $    29  01/06/2006    03/01/2006
   220    $2,600,000    $2,591,359          0.2%                  1.3%                       $26,993  12/06/2005    02/01/2006
   221    $2,560,000    $2,552,079          0.1%                  0.2%                       $    29  12/01/2005    02/01/2006
   222    $2,500,000    $2,497,786          0.1%                  0.2%                       $   227  02/02/2006    04/01/2006
   223    $2,500,000    $2,494,728          0.1%                  0.2%                       $    64  01/24/2006    03/01/2006
   224    $2,500,000    $2,492,352          0.1%                  0.2%                       $    72  12/07/2005    02/01/2006
   225    $2,477,400    $2,477,400          0.1%                  0.2%                       $   178  10/27/2005       NAP
   226    $2,475,000    $2,475,000          0.1%                  0.2%                       $   107  09/29/2005       NAP
   227    $2,500,000    $2,473,330          0.1%                  0.2%                       $    83  12/02/2005    02/01/2006
   228    $2,500,000    $2,436,751          0.1%                  0.2%                       $    47  11/23/2005    01/01/2006
   229    $2,435,000    $2,429,447          0.1%                  0.2%                       $   159  01/13/2006    03/01/2006
   230    $2,400,000    $2,397,850          0.1%                  1.2%                       $13,860  02/02/2006    04/01/2006
   231    $2,400,000    $2,376,218          0.1%                  0.2%                       $   160  06/29/2005    08/01/2005
   232    $2,375,000    $2,367,567          0.1%                  0.2%                       $    27  12/21/2005    02/01/2006
   233    $2,350,000    $2,350,000          0.1%                  0.2%                       $    84  12/05/2005    02/01/2007
   234    $2,345,000    $2,345,000          0.1%                  1.2%                       $23,218  01/30/2006    03/01/2008
   235    $2,350,000    $2,344,641          0.1%                  0.2%                       $    43  01/19/2006    03/01/2006
   236    $2,200,000    $2,200,000          0.1%                  0.1%                       $    34  12/27/2005    02/01/2007
   237    $2,200,000    $2,191,476          0.1%                  0.1%                       $    57  11/10/2005    01/01/2006
   238    $2,200,000    $2,189,720          0.1%                  0.1%                       $    91  12/12/2005    02/01/2006
   239    $2,150,000    $2,148,142          0.1%                  0.1%                       $   192  02/02/2006    04/01/2006
   240    $2,145,000    $2,137,526          0.1%                  0.1%                       $    30  11/28/2005    01/01/2006
   241    $2,100,000    $2,095,140          0.1%                  0.1%                       $    31  01/04/2006    03/01/2006
   242    $2,100,000    $2,095,140          0.1%                  0.1%                       $    39  01/03/2006    03/01/2006

MORTGAGE  FIRST PAYMENT                   GRACE               LOCKBOX   LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL
LOAN NO.    DATE (IO)    MATURITY DATE  PERIOD(7)  ARD LOAN    STATUS     TYPE    TO MATURITY     TO MATURITY   AMORT. TERM(8)
------------------------------------------------------------------------------------------------------------------------------

   207         NAP         02/01/2015       5         No       None        NAP        120            106              360
   208         NAP         03/01/2016       5         No       None        NAP        120            119              360
   209      03/01/2006     02/01/2013       5         No       None        NAP         84             82              IO
   210      02/01/2006     01/01/2016       5         No       None        NAP        120            117              360
   211         NAP         01/01/2016       5         No       None        NAP        120            117              360
   212      02/01/2006     01/01/2016       5         No       None        NAP        120            117              IO
   213      02/01/2006     01/01/2016       5         No       None        NAP        120            117              IO
   214         NAP         01/01/2016       5         No       None        NAP        120            117              360
   215         NAP         02/01/2016       5         No       None        NAP        120            118              360
   216      04/01/2006     03/01/2013       5         No       None        NAP         84             83              IO
   217      02/01/2006     01/01/2011       5         No       None        NAP         60             57              300
   218      12/01/2005     11/01/2015       5         No       None        NAP        120            115              300
   219         NAP         02/01/2016       5         No       None        NAP        120            118              360
   220         NAP         01/01/2016       5         No       None        NAP        120            117              360
   221         NAP         01/01/2016       5         No       None        NAP        120            117              360
   222         NAP         03/01/2016       5         No       None        NAP        120            119              360
   223         NAP         02/01/2016       5         No       None        NAP        120            118              360
   224         NAP         01/01/2016       5         No       None        NAP        120            117              360
   225      12/01/2005     11/01/2012       5         No       None        NAP         84             79              IO
   226      12/01/2005     11/01/2015       5         No       None        NAP        120            115              IO
   227         NAP         01/01/2021       5         No       None        NAP        180            177              180
   228         NAP         12/01/2015       5         No     Springing    Hard        120            116              120
   229         NAP         02/01/2016       5         No     Springing    Hard        120            118              360
   230         NAP         03/01/2016       5         No       None        NAP        120            119              360
   231         NAP         07/01/2015       5         No       None        NAP        120            111              360
   232         NAP         01/01/2016       5         No       None        NAP        120            117              360
   233      02/01/2006     01/01/2016       5         No       None        NAP        120            117              360
   234      03/01/2006     02/01/2016       5         No       None        NAP        120            118              360
   235         NAP         02/01/2016       5         No       None        NAP        120            118              360
   236      02/01/2006     01/01/2011       5         No       None        NAP         60             57              300
   237         NAP         12/01/2015       5         No       None        NAP        120            116              360
   238         NAP         01/01/2016       5         No     Springing    Hard        120            117              300
   239         NAP         03/01/2016       5         No     Springing    Hard        120            119              360
   240         NAP         12/01/2015       5         No       None        NAP        120            116              360
   241         NAP         02/01/2016       5         No       None        NAP        120            118              360
   242         NAP         02/01/2016       5         No       None        NAP        120            118              360

                                                                    THIRD        THIRD       SECOND          SECOND
MORTGAGE   REMAINING   MORTGAGE        MONTHLY       MONTHLY  MOST RECENT  MOST RECENT  MOST RECENT     MOST RECENT  MOST RECENT
LOAN NO.  AMORT. TERM      RATE  PAYMENT (P&I)  Payment (IO)          NOI     NOI Date          NOI        NOI Date          NOI
--------------------------------------------------------------------------------------------------------------------------------

   207        346        5.730%        $17,062           NAP     $543,796   12/31/2003     $602,072  T-12 (09/2004)     $315,655
   208        359        5.950%        $16,847           NAP     $356,817   12/31/2003     $360,304      12/31/2004     $362,265
   209        IO         4.863%            NAP       $11,415          NAP          NAP          NAP             NAP          NAP
   210        360        5.390%        $15,705       $12,751     $461,952   12/31/2003     $518,033      12/31/2004     $405,927
   211        357        5.680%        $16,216           NAP     $119,192   12/31/2003     $295,526      12/31/2004     $407,182
   212        IO         5.430%            NAP       $12,617     $153,588   12/31/2002     $ 91,988      12/31/2003     $121,285
   213        IO         5.670%            NAP       $12,935     $322,422   12/31/2003     $334,525      12/31/2004     $341,078
   214        357        5.950%        $16,101           NAP     $348,661   12/31/2003     $339,747      12/31/2004     $377,353
   215        358        5.570%        $15,163           NAP     $349,577   12/31/2003     $335,124      12/31/2004     $363,140
   216        IO         4.863%            NAP       $10,636          NAP          NAP          NAP             NAP          NAP
   217        300        6.230%        $17,119       $13,686     $293,378   12/31/2003     $292,254      12/31/2004     $320,441
   218        300        5.580%        $16,091       $12,258     $610,365   12/31/2003     $641,501      12/31/2004     $696,776
   219        358        5.300%        $14,438           NAP     $295,111   12/31/2003     $230,983      12/31/2004     $322,276
   220        357        5.460%        $14,697           NAP     $374,463   12/31/2003     $414,465      12/31/2004     $408,387
   221        357        5.840%        $15,086           NAP     $332,202   12/31/2003     $345,727      12/31/2004     $337,442
   222        359        5.745%        $14,581           NAP     $268,537   12/31/2003     $227,294      12/31/2004     $312,042
   223        358        6.160%        $15,247           NAP     $299,206   12/31/2003     $337,797      12/31/2004     $354,355
   224        357        5.900%        $14,828           NAP          NAP          NAP     $282,844      12/31/2004     $359,110
   225        IO         4.863%            NAP       $10,040          NAP          NAP          NAP             NAP          NAP
   226        IO         5.470%            NAP       $11,439     $ 40,481   12/31/2003     $ 92,825      12/31/2004     $135,155
   227        177        5.660%        $20,640           NAP     $524,539   12/31/2003     $526,792      12/31/2004     $557,403
   228        116        5.350%        $26,946           NAP          NAP          NAP          NAP             NAP          NAP
   229        358        5.680%        $14,102           NAP          NAP          NAP          NAP             NAP          NAP
   230        359        5.700%        $13,930           NAP     $309,047   12/31/2003     $340,755      12/31/2004     $339,029
   231        351        5.250%        $13,253           NAP          NAP          NAP          NAP             NAP          NAP
   232        357        5.780%        $13,905           NAP     $268,358   12/31/2003     $272,740      12/31/2004     $323,229
   233        360        5.920%        $13,969       $11,754          NAP          NAP          NAP             NAP          NAP
   234        360        5.660%        $13,551       $11,214     $293,132   12/31/2003     $197,992      12/31/2004     $202,027
   235        358        5.680%        $13,610           NAP     $395,161   12/31/2003     $412,453      12/31/2004     $411,212
   236        300        6.230%        $14,486       $11,580     $259,081   12/31/2003     $268,200      12/31/2004     $286,905
   237        356        5.960%        $13,134           NAP     $205,615   12/31/2003     $291,200      12/31/2004     $427,478
   238        297        5.530%        $13,549           NAP     $319,221   12/31/2002     $319,164      12/31/2003     $348,157
   239        359        5.840%        $12,670           NAP          NAP          NAP          NAP             NAP          NAP
   240        356        6.470%        $13,516           NAP     $312,910   12/31/2003     $317,531      12/31/2004     $284,804
   241        358        5.590%        $12,042           NAP     $372,118   12/31/2003     $355,958      12/31/2004     $292,286
   242        358        5.590%        $12,042           NAP     $281,962   12/31/2003     $301,636      12/31/2004     $299,061

MORTGAGE            MOST RECENT NOI  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE    NOI      NCF
LOAN NO.                       DATE            EGI       EXPENSES            NOI  CAPITAL ITEMS      CASH FLOW  DSCR(9)  DSCR(9)
--------------------------------------------------------------------------------------------------------------------------------

   207       T-11 (12/31/2005) Ann.     $  605,408       $266,271       $339,137        $50,136       $289,001     1.66    1.41
   208      Annualized (10/31/2005)     $  422,853       $113,827       $309,026        $35,288       $273,738     1.53    1.35
   209                         NAP      $  305,910       $      0       $305,910        $ 2,086       $303,824     2.23    2.22
   210            T-12 (10/31/2005)     $  878,369       $447,588       $430,781        $42,541       $388,240     2.82    2.54
   211     Ann. 5 mos. (10/31/2005)     $  447,427       $139,113       $308,314        $ 9,632       $298,681     1.58    1.53
   212                  12/31/2004      $  958,514       $480,075       $478,439        $20,750       $457,689     3.16    3.02
   213            T-12 (09/30/2005)     $  396,178       $ 60,373       $335,805        $34,023       $301,782     2.16    1.94
   214     Ann. 9 mos. (09/30/2005)     $  393,811       $113,485       $280,326        $22,450       $257,876     1.45    1.33
   215            T-12 (10/31/2005)     $  576,396       $212,270       $364,126        $ 7,717       $356,409     2.00    1.96
   216                         NAP      $  285,053       $      0       $285,053        $ 2,086       $282,967     2.23    2.22
   217            T-12 (11/30/2005)     $  511,197       $228,196       $283,001        $ 9,240       $273,761     1.72    1.67
   218            T-12 (07/31/2005)     $1,013,159       $337,957       $675,202        $10,268       $664,935     4.59    4.52
   219            T-12 (09/30/2005)     $  593,237       $291,840       $301,397        $13,599       $287,798     1.74    1.66
   220            T-12 (09/30/2005)     $  891,671       $516,064       $375,607        $24,000       $351,607     2.13    1.99
   221     Ann. 7 mos. (07/31/2005)     $  364,315       $ 58,379       $305,936        $40,421       $265,515     1.69    1.47
   222    Ann. 11 mos. (11/30/2005)     $  372,019       $ 57,005       $315,014        $15,731       $299,283     1.80    1.71
   223            T-12 (10/31/2005)     $  530,914       $146,661       $384,253        $41,471       $342,783     2.10    1.87
   224            T-12 (10/31/2005)     $  603,084       $283,681       $319,403        $33,704       $285,699     1.79    1.61
   225                         NAP      $  269,061       $      0       $269,061        $ 2,086       $266,975     2.23    2.22
   226            T-12 (06/30/2005)     $  392,856       $ 65,292       $327,564        $23,468       $304,096     2.39    2.22
   227            T-12 (07/31/2005)     $  882,351       $425,367       $456,985        $76,316       $380,669     1.85    1.54
   228                         NAP      $  596,635       $177,173       $419,462        $28,097       $391,364     1.30    1.21
   229                         NAP      $  354,453       $105,184       $249,269        $ 9,710       $239,559     1.47    1.42
   230                  12/31/2005      $  620,763       $298,510       $322,253        $ 8,650       $313,603     1.93    1.88
   231                         NAP      $  345,000       $  3,450       $341,550        $     0       $341,550     2.15    2.15
   232            T-12 (10/31/2005)     $  401,627       $ 92,909       $308,718        $52,567       $256,151     1.85    1.54
   233                         NAP      $  362,844       $133,133       $229,711        $ 6,967       $222,745     1.63    1.58
   234                  12/31/2005      $  612,780       $392,536       $220,244        $25,250       $194,994     1.64    1.45
   235     Ann. 8 mos. (08/31/2005)     $  418,303       $ 30,930       $387,373        $24,963       $362,410     2.37    2.22
   236            T-12 (11/30/2005)     $  466,129       $215,038       $251,091        $10,391       $240,700     1.81    1.73
   237        T-8 Ann. (08/31/2005)     $  433,682       $171,510       $262,171        $37,534       $224,637     1.66    1.43
   238                  12/31/2004      $  400,288       $109,552       $290,736        $14,056       $276,681     1.79    1.70
   239                         NAP      $  261,297       $ 23,384       $237,913        $10,588       $227,324     1.56    1.50
   240            T-12 (09/30/2005)     $  504,862       $212,644       $292,218        $10,554       $281,663     1.80    1.74
   241            T-12 (10/31/2005)     $  509,873       $203,396       $306,476        $ 9,996       $296,481     2.12    2.05
   242            T-12 (10/31/2005)     $  490,145       $209,229       $280,916        $ 9,219       $271,697     1.94    1.88

MORTGAGE    NCF POST IO    CUT-OFF DATE  BALLOON    BALLOON    APPRAISED   VALUATION
LOAN NO.  PERIOD DSCR(10)       LTV        LTV      BALANCE      VALUE     DATE(11)   LARGEST TENANT(12)
----------------------------------------------------------------------------------------------------------------------------------

   207          1.41           48.9%      41.8%   $2,468,849  $5,900,000  08/03/2004  Employerware
   208          1.35           60.6%      51.5%   $2,398,310  $4,660,000  12/07/2005  Sacramento Ear, Nose and Throat Surgical and
                                                                                      Medical Group, Inc.
   209          2.22           65.1%      65.1%   $2,816,700  $4,325,000  08/22/2005  Walgreen Co.
   210          2.06           50.0%      43.8%   $2,450,537  $5,600,000  10/26/2005  NAP
   211          1.53           62.0%      52.4%   $2,356,136  $4,500,000  11/08/2005  NAP
   212          3.02           29.9%      29.9%   $2,750,000  $9,200,000  11/01/2005  NAP
   213          1.94           54.5%      54.5%   $2,700,000  $4,950,000  10/31/2005  Leggett & Platt
   214          1.33           49.2%      41.8%   $2,290,252  $5,475,000  10/20/2005  Social Security Administration
   215          1.96           51.8%      43.6%   $2,222,291  $5,100,000  11/10/2005  NAP
   216          2.22           65.1%      65.1%   $2,624,600  $4,030,000  08/17/2005  Walgreen Co.
   217          1.33           73.0%      67.9%   $2,417,608  $3,560,000  11/10/2005  NAP
   218          3.44           26.3%      23.6%   $2,340,147  $9,900,000  09/15/2005  NAP
   219          1.66           57.6%      48.1%   $2,162,285  $4,500,000  10/05/2005  NAP
   220          1.99           49.4%      41.4%   $2,173,243  $5,250,000  10/01/2005  NAP
   221          1.47           73.0%      61.9%   $2,164,486  $3,495,000  11/02/2005  Gemaire
   222          1.71           52.6%      44.4%   $2,109,499  $4,750,000  12/16/2005  New Century Title
   223          1.87           44.2%      37.8%   $2,133,273  $5,650,000  12/15/2005  Halal Meat & Mediterranean
   224          1.61           68.3%      58.0%   $2,117,499  $3,650,000  10/26/2005  Hoglund, Chwialkowski & Greeman
   225          2.22           64.8%      64.8%   $2,477,400  $3,825,000  08/17/2005  Walgreen Co.
   226          2.22           45.0%      45.0%   $2,475,000  $5,500,000  08/24/2005  Valley Spas
   227          1.54           41.2%       0.8%   $   51,000  $6,000,000  11/01/2005  Hudson Valley Cardiology
   228          1.21           53.0%       0.9%   $   41,877  $4,600,000  09/15/2005  The Hunton Group
   229          1.42           61.5%      51.9%   $2,048,793  $3,950,000  02/01/2006  Petco Animal Supplies Stores, Inc.
   230          1.88           36.9%      31.1%   $2,022,375  $6,500,000  12/01/2005  NAP
   231          2.15           45.3%      38.0%   $1,993,717  $5,250,000  06/04/2005  Walgreen Louisiana Co., Inc.
   232          1.54           56.4%      47.7%   $2,004,497  $4,200,000  12/01/2005  Boise Delivery and Tranfer
   233          1.33           73.7%      63.9%   $2,038,255  $3,190,000  10/14/2005  Community Power Corp
   234          1.20           67.0%      59.0%   $2,065,286  $3,500,000  12/29/2005  NAP
   235          2.22           44.0%      37.1%   $1,977,274  $5,325,000  11/29/2005  MPC Industrial Products, Inc.
   236          1.38           65.7%      61.1%   $2,045,669  $3,350,000  11/10/2005  NAP
   237          1.43           66.4%      56.6%   $1,867,185  $3,300,000  10/09/2005  Scrafin Maya Molina
   238          1.70           58.7%      45.1%   $1,681,504  $3,730,000  10/21/2005  Staples (Grocery Outlet)
   239          1.50           59.0%      50.0%   $1,819,331  $3,640,000  12/29/2005  Rite Aid
   240          1.74           49.1%      42.5%   $1,847,149  $4,350,000  08/25/2005  NAP
   241          2.05           46.0%      38.7%   $1,762,131  $4,550,000  11/11/2005  NAP
   242          1.88           55.4%      46.6%   $1,762,131  $3,780,000  11/18/2005  NAP

MORTGAGE      LEASE                                                   LEASE
LOAN NO.  EXPIRATION DATE   % NSF  SECOND LARGEST TENANT(12)     EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(12)
---------------------------------------------------------------------------------------------------------------------------

   207       04/30/2007     34.7%  GATX                             12/31/2007    28.5%  Sutter East Bay Medical Foundation
   208       01/31/2021     86.4%  HealthSouth                      04/30/2012    12.2%  SENT Hearing Aid Company
   209       08/31/2059    100.0%  NAP                                  NAP         NAP  NAP
   210          NAP           NAP  NAP                                  NAP         NAP  NAP
   211          NAP           NAP  NAP                                  NAP         NAP  NAP
   212          NAP           NAP  NAP                                  NAP         NAP  NAP
   213       07/10/2010    100.0%  NAP                                  NAP         NAP  NAP
   214       08/31/2011     49.7%  Hollywood Entertainment          10/19/2009    33.1%  Curves for Women
   215          NAP           NAP  NAP                                  NAP         NAP  NAP
   216       09/30/2057    100.0%  NAP                                  NAP         NAP  NAP
   217          NAP           NAP  NAP                                  NAP         NAP  NAP
   218          NAP           NAP  NAP                                  NAP         NAP  NAP
   219          NAP           NAP  NAP                                  NAP         NAP  NAP
   220          NAP           NAP  NAP                                  NAP         NAP  NAP
   221       04/30/2008     38.2%  Georg                            12/31/2006    16.6%  SIQUAR
   222       08/31/2008     56.2%  Carpeteria                       12/31/2017    43.8%  NAP
   223       12/31/2014     14.1%  Burger King                      10/31/2008     9.9%  Oregon Family Martial Arts
   224       01/31/2009     22.7%  Transworld Systems, Inc.         01/31/2008    14.6%  The USA Group, Inc.
   225       09/30/2057    100.0%  NAP                                  NAP         NAP  NAP
   226       03/17/2008     31.1%  Steinbeck Credit Union           03/14/2013    27.7%  Social Vocational Services
   227       02/28/2010     14.6%  Community Orthopedics            03/24/2010    12.8%  Hudson Valley OB/GYN
   228       12/31/2017    100.0%  NAP                                  NAP         NAP  NAP
   229       01/14/2020    100.0%  NAP                                  NAP         NAP  NAP
   230          NAP           NAP  NAP                                  NAP         NAP  NAP
   231       06/30/2080    100.0%  NAP                                  NAP         NAP  NAP
   232       05/31/2007     20.1%  All Idaho Kitchens, Inc.         12/31/2007    16.4%  AG Distributors
   233       10/15/2012     52.8%  AutoWorks                        03/31/2015    19.7%  Polar Field Services
   234          NAP           NAP  NAP                                  NAP         NAP  NAP
   235       10/31/2020    100.0%  NAP                                  NAP         NAP  NAP
   236          NAP           NAP  NAP                                  NAP         NAP  NAP
   237       11/30/2008     15.7%  Ronal G & Path G Sparazynski     04/30/2008     7.7%  Rehab Management, Inc.
   238       01/31/2014    100.0%  NAP                                  NAP         NAP  NAP
   239       09/30/2024    100.0%  NAP                                  NAP         NAP  NAP
   240          NAP           NAP  NAP                                  NAP         NAP  NAP
   241          NAP           NAP  NAP                                  NAP         NAP  NAP
   242          NAP           NAP  NAP                                  NAP         NAP  NAP

                                                                                           TI/LC
MORTGAGE      LEASE                   INSURANCE          TAX        CAPITAL EXPENDITURE  ESCROW IN              OTHER
LOAN NO.  EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE  ESCROW IN PLACE(13)  PLACE(14)     ESCROW DESCRIPTION(15)
-----------------------------------------------------------------------------------------------------------------------------

   207       11/30/2008    20.6%        Yes              Yes                No               No          Occupancy Reserve
   208           MTM        1.4%        Yes              Yes                No               No                 NAP
   209           NAP         NAP         No              No                 No               No                 NAP
   210           NAP         NAP         No              No                 No               No                 NAP
   211           NAP         NAP        Yes              Yes                Yes              No                 NAP
   212           NAP         NAP         No              No                 No               No                 NAP
   213           NAP         NAP         No              Yes                No               No                 NAP
   214       12/31/2008    10.6%         No              No                 No               No                 NAP
   215           NAP         NAP         No              No                 No               No                 NAP
   216           NAP         NAP         No              No                 No               No                 NAP
   217           NAP         NAP        Yes              Yes                No               No                 NAP
   218           NAP         NAP         No              No                 No               No                 NAP
   219           NAP         NAP        Yes              Yes                No               No                 NAP
   220           NAP         NAP         No              Yes                No               No                 NAP
   221       05/31/2006    13.4%        Yes              Yes                No               No             Holdback LOC
   222           NAP         NAP        Yes              Yes                Yes             Yes                 NAP
   223       10/31/2008     6.5%        Yes              Yes                No               No                 NAP
   224       07/31/2008    10.4%        Yes              Yes                Yes             Yes                 NAP
   225           NAP         NAP         No              No                 No               No                 NAP
   226       06/30/2015    27.5%         No              No                 No               No                 NAP
   227       08/31/2006    10.5%        Yes              Yes                Yes              No                 NAP
   228           NAP         NAP        Yes              Yes                No               No                 NAP
   229           NAP         NAP         No              No                 No               No                 NAP
   230           NAP         NAP         No              No                 No               No                 NAP
   231           NAP         NAP         No              No                 No               No                 NAP
   232       05/31/2006    13.9%        Yes              Yes                Yes             Yes                 NAP
   233       05/31/2012    13.7%        Yes              Yes                No              Yes         TI Letter of Credit
   234           NAP         NAP        Yes              Yes                Yes              No                 NAP
   235           NAP         NAP         No              No                 No               No                 NAP
   236           NAP         NAP        Yes              Yes                No               No                 NAP
   237       03/31/2008     6.8%        Yes              Yes                Yes             Yes                 NAP
   238           NAP         NAP         No              No                 No               No                 NAP
   239           NAP         NAP         No              No                 No               No     Debt Service Reserve Impound
   240           NAP         NAP         No              No                 No               No                 NAP
   241           NAP         NAP         No              No                 No               No                 NAP
   242           NAP         NAP         No              No                 No               No                 NAP

MORTGAGE             SPRINGING             INITIAL CAPITAL EXPENDITURE  MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE
LOAN NO.       ESCROW DESCRIPTION(16)           ESCROW REQUIREMENT(17)       ESCROW REQUIREMENT(18)           ESCROW BALANCE(19)
--------------------------------------------------------------------------------------------------------------------------------

   207                 CapEx                                  $      0                       $    0                     $      0
   208                 TI/LC                                  $      0                       $    0                     $      0
   209        RE Tax, Insurance, CapEx                        $      0                       $    0                     $      0
   210        RE Tax, Insurance, CapEx                        $      0                       $    0                     $      0
   211                                                        $      0                       $  803                     $  1,606
   212        RE Tax, Insurance, CapEx                        $      0                       $    0                     $      0
   213                 TI/LC                                  $      0                       $    0                     $      0
   214        RE Tax, Insurance, TI/LC                        $      0                       $    0                     $      0
   215           RE Tax, Insurance                            $      0                       $    0                     $      0
   216        RE Tax, Insurance, CapEx                        $      0                       $    0                     $      0
   217                                                        $      0                       $    0                     $      0
   218           RE Tax, Insurance                            $      0                       $    0                     $      0
   219                                                        $      0                       $    0                     $      0
   220            Insurance, CapEx                            $      0                       $    0                     $      0
   221                                                        $      0                       $    0                     $      0
   222                                                        $      0                       $  138                     $      0
   223                                                        $      0                       $    0                     $      0
   224                                                        $      0                       $  840                     $  1,679
   225        RE Tax, Insurance, CapEx                        $      0                       $    0                     $      0
   226                                                        $      0                       $    0                     $      0
   227                                                        $      0                       $  621                     $    621
   228              CapEx, TI/LC                              $      0                       $    0                     $      0
   229    RE Tax, Insurance, TI/LC, Other                     $      0                       $    0                     $      0
   230        RE Tax, Insurance, CapEx                        $      0                       $    0                     $      0
   231           RE Tax, Insurance                            $      0                       $    0                     $      0
   232                                                        $      0                       $1,077                     $  1,077
   233                 TI/LC                                  $      0                       $    0                     $      0
   234                                                        $209,936                       $2,105                     $209,936
   235        RE Tax, Insurance, TI/LC                        $      0                       $    0                     $      0
   236                                                        $      0                       $    0                     $      0
   237                                                        $      0                       $  638                     $  1,276
   238                 TI/LC                                  $      0                       $    0                     $      0
   239        RE Tax, Insurance, TI/LC                        $      0                       $    0                     $      0
   240           RE Tax, Insurance                            $      0                       $    0                     $      0
   241           RE Tax, Insurance                            $      0                       $    0                     $      0
   242           RE Tax, Insurance                            $      0                       $    0                     $      0

MORTGAGE           INITIAL TI/LC           MONTHLY TI/LC       CURRENT TI/LC  ENVIRONMENTAL     INTEREST
LOAN NO.  ESCROW REQUIREMENT(20)  ESCROW REQUIREMENT(21)  ESCROW BALANCE(22)    INSURANCE    ACCRUAL METHOD  SEASONING(23)
--------------------------------------------------------------------------------------------------------------------------

   207                  $      0                  $    0            $      0       No          Actual/360         14
   208                  $      0                  $    0            $      0   Yes - Group     Actual/360          1
   209                  $      0                  $    0            $      0       No            30/360            2
   210                  $      0                  $    0            $      0       No          Actual/360          3
   211                  $      0                  $    0            $      0   Yes - Group     Actual/360          3
   212                  $      0                  $    0            $      0       No          Actual/360          3
   213                  $      0                  $    0            $      0       No          Actual/360          3
   214                  $      0                  $    0            $      0   Yes - Group     Actual/360          3
   215                  $      0                  $    0            $      0   Yes - Group     Actual/360          2
   216                  $      0                  $    0            $      0       No            30/360            1
   217                  $      0                  $    0            $      0       No          Actual/360          3
   218                  $      0                  $    0            $      0   Yes - Group     Actual/360          5
   219                  $      0                  $    0            $      0   Yes - Group     Actual/360          2
   220                  $      0                  $    0            $      0       No          Actual/360          3
   221                  $      0                  $    0            $      0   Yes - Group     Actual/360          3
   222                  $      0                  $1,173            $      0   Yes - Group     Actual/360          1
   223                  $      0                  $    0            $      0       No          Actual/360          2
   224                  $109,000                  $    0            $109,000   Yes - Group     Actual/360          3
   225                  $      0                  $    0            $      0       No            30/360            5
   226                  $      0                  $    0            $      0       No          Actual/360          5
   227                  $      0                  $    0            $      0       No          Actual/360          3
   228                  $      0                  $    0            $      0       No          Actual/360          4
   229                  $      0                  $    0            $      0       No          Actual/360          2
   230                  $      0                  $    0            $      0   Yes - Group     Actual/360          1
   231                  $      0                  $    0            $      0       No          Actual/360          9
   232                  $ 75,000                  $3,333            $ 78,503       No          Actual/360          3
   233                  $ 70,000                  $    0            $ 70,310       No          Actual/360          3
   234                  $      0                  $    0            $      0       No          Actual/360          2
   235                  $      0                  $    0            $      0   Yes - Group     Actual/360          2
   236                  $      0                  $    0            $      0       No          Actual/360          3
   237                  $      0                  $3,192            $  6,384       No          Actual/360          4
   238                  $      0                  $    0            $      0   Yes - Group     Actual/360          3
   239                  $      0                  $    0            $      0       No          Actual/360          1
   240                  $      0                  $    0            $      0   Yes - Group     Actual/360          4
   241                  $      0                  $    0            $      0   Yes - Group     Actual/360          2
   242                  $      0                  $    0            $      0   Yes - Group     Actual/360          2

                             PREPAYMENT CODE(24)
MORTGAGE  -----------------------------------------------------       YM      ADMINISTRATIVE
LOAN NO.  LO  DEF  DEF/YM1.00  YM3.00  YM2.00  YM1.00  YM  OPEN  FORMULA(25)   COST RATE(26)
--------------------------------------------------------------------------------------------

   207    38   78                                            4                     3.150
   208    35   83                                            2                     3.150
   209    35                                      47         2        B            3.150
   210    27   89                                            4                     3.150
   211    35           81                                    4        C            8.150
   212    27                                      89         4        K            3.150
   213    35   81                                            4                     3.150
   214    35           81                                    4        C            5.150
   215    35   83                                            2                     5.150
   216    35                                      47         2        B            3.150
   217    27   20                                           13                     3.150
   218    35           78                                    7        C            5.150
   219    35   83                                            2                     3.150
   220    27                                      89         4        N            3.150
   221    35           81                                    4        C            3.150
   222    35           81                                    4        C            3.150
   223    35   81                                            4                     3.150
   224    35           81                                    4        C            3.150
   225    35                                      47         2        B            3.150
   226    35           81                                    4        C           10.150
   227    27                                     149         4        J            3.150
   228    28   88                                            4                     3.150
   229    35   81                                            4                    10.150
   230    35   81                                            4                     5.150
   231    33   83                                            4                     3.150
   232    27   89                                            4                     3.150
   233    35           81                                    4        C            3.150
   234    35   81                                            4                     3.150
   235    35           81                                    4        C            7.150
   236    27   20                                           13                     3.150
   237    28   88                                            4                     3.150
   238    35           81                                    4        C            7.150
   239    35   81                                            4                     5.150
   240    35           83                                    2        C            7.150
   241    35   83                                            2                     7.150
   242    35   83                                            2                     7.150

MORTGAGE    CMSA        CMSA       LOAN GROUP      MORTGAGE                                                     LOAN PURPOSE
LOAN NO.  LOAN NO.  PROPERTY NO.  (ONE OR TWO)  LOAN SELLER(1)  PROPERTY NAME(2)                          (ACQUISITION/REFINANCE)
---------------------------------------------------------------------------------------------------------------------------------

   243       194       194-001          1             WFB       15751 Roxford Street Industrial Building         Refinance
   244       195       195-001          1             WFB       Qwest Building                                   Refinance
   245       196       196-001          1            BSCMI      CVS - Aurora                                    Acquisition
   246       197       197-001          1             WFB       U Stow N Go                                      Refinance
   247       198       198-001          1             WFB       Leon International Office/Warehouse              Refinance
   248       199       199-001          1             WFB       Cubby Hole Texas                                 Refinance
   249       200       200-001          1           PCF II      Silver Run Center                                Refinance
   250       201       201-001          1            BSCMI      Eckerd - Chattanooga                            Acquisition
   251       202       202-001          1             WFB       The Ohio Building                                Refinance
   252       203       203-001          1            MSMC       Richfield Park                                   Refinance
   253       204       204-001          2             WFB       University Square Apartment                      Refinance
   254       205       205-001          1             WFB       Sunrise Shopping Center                          Refinance
   255       206       206-001          1             WFB       Desert Depot                                     Refinance
   256       207       207-001          1            BSCMI      CVS Madison                                     Acquisition
   257       208       208-001          1             WFB       Castle Plaza Shopping Center                     Refinance
   258       209       209-001          1             WFB       New York Carpets                                 Refinance
   259       210       210-001          1             WFB       Wasatch Point Industrial Building               Acquisition
   260       211       211-001          1             WFB       Palm Crossing                                    Refinance
   261       212       212-001          1             WFB       3528 Garfield Avenue                            Acquisition
   262       213       213-001          1            BSCMI      Prominence Point                                Acquisition
   263       214       214-001          1             WFB       Tractor Supply - Paris, Tennessee               Acquisition
   264       215       215-001          1             WFB       Rock Springs                                    Acquisition
   265       216       216-001          1            MSMC       CVS - Chanhassen                                Acquisition
   266       217       217-001          1             WFB       Walgreens - Avondale, AZ                         Refinance
   267       218       218-001          1             WFB       200 West Bullard Office                          Refinance
   268       219       219-001          1           PCF II      5990 South University Boulevard                  Refinance
   269       220       220-001          1             WFB       Washington Mutual Building, Edgewater           Acquisition
   270       221       221-001          1           PCF II      11707 West Loop 1604 North                       Refinance
   271       222       222-001          1             WFB       1335 Dayton Street                               Refinance
                                                                TOTALS AND WEIGHTED AVERAGES:

MORTGAGE
LOAN NO.  STREET ADDRESS                           CITY               STATE  ZIP CODE  PROPERTY TYPE  PROPERTY SUB-TYPE  UNITS/SF(3)
------------------------------------------------------------------------------------------------------------------------------------

   243    15751 Roxford Street                     Sylmar               CA     91342   Industrial     Flex Industrial         26,732
   244    4270 East Sahara Avenue                  Las Vegas            NV     89104   Industrial     Flex Industrial         24,000
   245    405 Green Blvd.                          Aurora               IN     47001   Retail         Free Standing           10,125
   246    1351 Heather Ridge Blvd.                 Dunedin              FL     34698   Self Storage   Self Storage            26,068
   247    2000 Wyoming, 2019 Missouri              El Paso              TX     79903   Industrial     Light Industrial        57,000
   248    2502 North Eastman Road                  Longview             TX     75605   Self Storage   Self Storage            67,075
   249    2866-2880 Charlestown Road               New Albany           IN     47150   Retail         Shadow Anchored         11,355
   250    5441 Highway 153                         Hixson               TN     37343   Retail         Free Standing           10,908
   251    11110 Ohio Avenue                        Los Angeles          CA     90025   Office         Suburban                21,302
   252    1000-1070 South Richfield Road           Placentia            CA     92870   Industrial     Warehouse               31,284
   253    300-336 J Street and 301-343 K Street    Davis                CA     95616   Multifamily    Garden                      89
   254    2548-2578, 2584-2598, 2520 Idaho Street  Elko                 NV     89801   Retail         Shadow Anchored         33,049
   255    7341 E. 30th Street                      Yuma                 AZ     85365   Industrial     Warehouse               57,600
   256    500 Clifty Drive                         Madison              IN     47250   Retail         Free Standing           10,125
   257    102-118 and 190-200 South Wilcox Street  Castle Rock          CO     80104   Retail         Shadow Anchored         21,007
   258    1225 South State College Boulevard       Anaheim              CA     92806   Industrial     Light Industrial        26,049
   259    1350 West 200 South                      Lindon               UT     84042   Industrial     Light Industrial        38,400
   260    780-796 W. Palmdon Drive                 Fresno               CA     93704   Retail         Unanchored               7,200
   261    3528 Garfield Avenue                     Commerce             CA     90040   Industrial     Warehouse               49,620
   262    Interstate 575 & State Route 5           Canton               GA     30114   Retail         Shadow Anchored          7,384
   263    1265 Highway 641 S.                      Paris                TN     38242   Retail         Big Box                 22,670
   264    2400 Foothill Boulevard                  Rock Springs         WY     82901   Retail         Unanchored              16,853
   265    7765 Galpin Boulevard                    Chanhassen           MN     55317   Retail         Free Standing           13,013
   266    1451 N. Dysart Road                      Avondale             AZ     85323   Retail         Big Box                 15,120
   267    200 West Bullard Avenue                  Clovis               CA     93612   Office         Suburban                19,763
   268    5990 South University Boulevard          Greenwood Village    CO     80121   Retail         Shadow Anchored          4,800
   269    1705 Sheridan Boulevard                  Edgewater            CO     80214   Retail         Shadow Anchored          3,728
   270    11707 West Loop 1604 North               San Antonio          TX     78254   Retail         Free Standing            3,588
   271    1335 Dayton Street                       Salinas              CA     93901   Industrial     Warehouse               22,050

MORTGAGE                                PERCENT   PERCENT LEASED
LOAN NO.   YEAR BUILT  YEAR RENOVATED  LEASED(4)   AS OF DATE(4)  SECURITY TYPE(5)  LIEN POSITION
-------------------------------------------------------------------------------------------------

   243       1984            2004        100.0%     09/21/2005    Fee                   First
   244       2001            NAP         100.0%     01/26/2006    Fee                   First
   245       1998            NAP         100.0%     04/01/2006    Fee                   First
   246       1998            NAP         100.0%     10/26/2005    Fee                   First
   247       1961            1980        100.0%     12/28/2005    Fee                   First
   248       1994            2001         93.8%     01/18/2006    Fee                   First
   249       2003            NAP          78.4%     02/07/2006    Fee                   First
   250       1998            NAP         100.0%     04/01/2006    Fee                   First
   251       1969         2001-2002       97.9%     11/09/2005    Fee                   First
   252       1974            NAP         100.0%     09/19/2005    Fee                   First
   253       1961            NAP         100.0%     10/31/2005    Fee                   First
   254     1981-1982         NAP         100.0%     02/04/2006    Fee                   First
   255       2005            NAP         100.0%     12/21/2005    Fee                   First
   256       1998            NAP         100.0%     04/01/2006    Fee                   First
   257    1979 / 1983        NAP          80.9%     11/15/2005    Fee                   First
   258       1969            NAP         100.0%     11/17/2005    Fee                   First
   259    1979 / 1999        2005        100.0%     12/15/2005    Fee                   First
   260       2005            NAP         100.0%     02/02/2006    Fee                   First
   261       1954            NAP         100.0%     02/02/2006    Fee                   First
   262       2005            NAP         100.0%     02/17/2006    Fee                   First
   263       2006            NAP         100.0%     02/01/2006    Fee                   First
   264       1993            2005        100.0%     12/14/2005    Fee                   First
   265       2005            NAP         100.0%     04/01/2006    Fee                   First
   266       2002            NAP         100.0%     02/01/2006    Fee                   First
   267       1978            NAP         100.0%     01/30/2006    Fee                   First
   268     2005/2006         NAP         100.0%     01/23/2006    Fee                   First
   269       1993            2005        100.0%     11/28/2005    Fee                   First
   270       2003            NAP         100.0%     02/09/2006    Fee                   First
   271       1977            2005        100.0%     09/01/2005    Fee                   First

MORTGAGE                                          RELATED                                              ORIGINAL     CUT-OFF DATE
LOAN NO.                                       BORROWER LIST                                           BALANCE       BALANCE(6)
---------------------------------------------------------------------------------------------------------------------------------

   243                                              NAP                                            $    2,000,000  $    1,995,295
   244                                              NAP                                            $    2,000,000  $    1,975,192
   245    19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $    1,900,000  $    1,900,000
   246                                              NAP                                            $    1,900,000  $    1,895,610
   247                                              NAP                                            $    1,850,000  $    1,841,534
   248                                              NAP                                            $    1,800,000  $    1,794,111
   249                                              NAP                                            $    1,760,000  $    1,758,549
   250    19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $    1,700,000  $    1,700,000
   251                                              NAP                                            $    1,700,000  $    1,700,000
   252                                              NAP                                            $    1,700,000  $    1,692,608
   253                  121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                 $    1,700,000  $    1,678,514
   254                                              NAP                                            $    1,650,000  $    1,648,164
   255                                              NAP                                            $    1,650,000  $    1,632,980
   256    19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $    1,600,000  $    1,600,000
   257                                              NAP                                            $    1,600,000  $    1,600,000
   258                                              NAP                                            $    1,600,000  $    1,593,397
   259                                              NAP                                            $    1,575,000  $    1,575,000
   260                                              NAP                                            $    1,500,000  $    1,495,125
   261                                              NAP                                            $    1,537,000  $    1,493,968
   262    19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262  $    1,463,250  $    1,463,250
   263                                              NAP                                            $    1,450,000  $    1,448,839
   264                                              NAP                                            $    1,300,000  $    1,299,011
   265                                              NAP                                            $    1,300,000  $    1,278,243
   266                                              NAP                                            $    1,250,000  $    1,250,000
   267                                              NAP                                            $    1,111,250  $    1,110,363
   268                                              NAP                                            $    1,100,000  $    1,096,404
   269                                              NAP                                            $    1,064,000  $    1,061,749
   270                                              NAP                                            $    1,000,000  $      999,237
   271                                              NAP                                            $    1,000,000  $      999,214
                                                                                                   $1,708,220,822  $1,704,697,348

MORTGAGE     % OF TOTAL POOL    % OF APPLICABLE LOAN GROUP  CUT-OFF DATE BALANCE              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.  CUT-OFF DATE BALANCE     CUT-OFF DATE BALANCE           PER UNIT OR SF   NOTE DATE    DATE (P&I)     DATE (IO)
--------------------------------------------------------------------------------------------------------------------------

   243             0.1%                    0.1%                          $    75  01/05/2006    03/01/2006        NAP
   244             0.1%                    0.1%                          $    82  01/12/2006    03/01/2006        NAP
   245             0.1%                    0.1%                          $   188  02/06/2006        NAP        04/01/2006
   246             0.1%                    0.1%                          $    73  01/10/2006    03/01/2006        NAP
   247             0.1%                    0.1%                          $    32  01/06/2006    03/01/2006        NAP
   248             0.1%                    0.1%                          $    27  02/24/2006    04/01/2006        NAP
   249             0.1%                    0.1%                          $   155  02/07/2006    04/01/2006        NAP
   250             0.1%                    0.1%                          $   156  09/22/2005        NAP        11/01/2005
   251             0.1%                    0.1%                          $    80  11/21/2005    02/01/2007     02/01/2006
   252             0.1%                    0.1%                          $    54  11/10/2005    01/01/2006        NAP
   253             0.1%                    0.9%                          $18,860  01/04/2006    03/01/2006        NAP
   254             0.1%                    0.1%                          $    50  02/17/2006    04/01/2006        NAP
   255             0.1%                    0.1%                          $    28  12/16/2005    02/01/2006        NAP
   256             0.1%                    0.1%                          $   158  12/30/2005        NAP        02/01/2006
   257             0.1%                    0.1%                          $    76  01/03/2006    03/01/2008     03/01/2006
   258             0.1%                    0.1%                          $    61  11/14/2005    01/01/2006        NAP
   259             0.1%                    0.1%                          $    41  02/13/2006    05/01/2006        NAP
   260             0.1%                    0.1%                          $   208  12/20/2005    02/01/2006        NAP
   261             0.1%                    0.1%                          $    30  05/05/2004    08/01/2004        NAP
   262             0.1%                    0.1%                          $   198  01/30/2006        NAP        03/01/2006
   263             0.1%                    0.1%                          $    64  02/02/2006    04/01/2006        NAP
   264             0.1%                    0.1%                          $    77  02/02/2006    04/01/2006        NAP
   265             0.1%                    0.1%                          $    98  04/19/2005    06/01/2005        NAP
   266             0.1%                    0.1%                          $    83  01/19/2006    04/01/2011     04/01/2006
   267             0.1%                    0.1%                          $    56  02/01/2006    04/01/2006        NAP
   268             0.1%                    0.1%                          $   228  01/23/2006    04/01/2006        NAP
   269             0.1%                    0.1%                          $   285  12/20/2005    03/01/2006        NAP
   270             0.1%                    0.1%                          $   278  02/09/2006    04/01/2006        NAP
   271             0.1%                    0.1%                          $    45  02/01/2006    04/01/2006        NAP
                   100%

MORTGAGE                   GRACE               LOCKBOX   LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING
LOAN NO.  MATURITY DATE  PERIOD(7)  ARD LOAN   STATUS      TYPE    TO MATURITY     TO MATURITY   AMORT. TERM(8)  AMORT. TERM
----------------------------------------------------------------------------------------------------------------------------

   243      02/01/2016       5          No      None        NAP        120            118              360           358
   244      02/01/2016       5          No      None        NAP        120            118              120           118
   245      03/01/2013       5         Yes    Springing    Hard         84             83              IO             IO
   246      02/01/2016       5          No      None        NAP        120            118              360           358
   247      02/01/2016       5          No      None        NAP        120            118              240           238
   248      03/01/2016       5          No      None        NAP        120            119              180           179
   249      03/01/2016       0          No      None        NAP        120            119              360           359
   250      10/01/2010       5          No      None        NAP         60             54               IO            IO
   251      01/01/2013       5          No      None        NAP         84             81              360           360
   252      12/01/2015       5          No      None        NAP        120            116              360           356
   253      02/01/2016       5          No      None        NAP        120            118              120           118
   254      03/01/2011       5          No      None        NAP         60             59              300           299
   255      01/01/2021       5          No      None        NAP        180            177              180           177
   256      01/01/2013       5         Yes    Springing    Hard         84             81               IO            IO
   257      02/01/2016       5          No      None        NAP        120            118              360           360
   258      12/01/2015       5          No      None        NAP        120            116              360           356
   259      04/01/2016       5          No      None        NAP        120            120              360           360
   260      01/01/2016       5          No      None        NAP        120            117              360           357
   261      07/01/2014       5          No      None        NAP        120             99              300           279
   262      02/01/2011       5          No      None        NAP         60             58               IO            IO
   263      03/01/2016       5          No    Springing    Hard        120            119              360           359
   264      03/01/2016       5          No      None        NAP        120            119              360           359
   265      05/01/2029       5          No      None        NAP        288            277              288           277
   266      03/01/2016       5          No    In Place     Hard        120            119              360           360
   267      03/01/2016       5          No      None        NAP        120            119              360           359
   268      03/01/2021       0          No      None        NAP        180            179              180           179
   269      02/01/2016       5          No    Springing    Hard        120            118              360           358
   270      03/01/2016       0          No      None        NAP        120            119              360           359
   271      03/01/2016       5          No      None        NAP        120            119              360           359
                                                                       115            112              340           338

MORTGAGE  MORTGAGE       MONTHLY       MONTHLY   THIRD MOST RECENT  THIRD MOST RECENT  SECOND MOST RECENT     SECOND MOST RECENT
LOAN NO.      RATE  PAYMENT (P&I)  PAYMENT (IO)                NOI           NOI DATE                 NOI               NOI DATE
--------------------------------------------------------------------------------------------------------------------------------

   243      5.490%        $11,343           NAP                NAP                NAP            $164,245             12/31/2004
   244      6.000%        $22,204           NAP           $325,186         12/31/2003            $408,670             12/31/2004
   245      5.246%            NAP        $8,306           $213,318         12/31/2003            $217,863             12/31/2004
   246      5.600%        $10,908           NAP           $200,609         12/31/2003            $220,435             12/31/2004
   247      5.860%        $13,105           NAP           $285,315         12/31/2003            $320,170             12/31/2004
   248      6.000%        $15,189           NAP           $352,255         12/31/2003            $368,615             12/31/2004
   249      6.020%        $10,575           NAP                NAP                NAP                 NAP                    NAP
   250      5.010%            NAP        $7,098           $228,827         12/31/2003            $228,444             12/31/2004
   251      5.660%        $ 9,824        $8,130           $ 89,222         12/31/2003            $167,003             12/31/2004
   252      5.390%        $ 9,535           NAP                NAP                NAP            $183,292  T-9 (12/31/2004) Ann.
   253      5.630%        $18,559           NAP           $382,451         12/31/2003            $432,207             12/31/2004
   254      6.680%        $11,327           NAP           $276,386         12/31/2003            $297,921             12/31/2004
   255      6.060%        $13,977           NAP                NAP                NAP                 NAP                    NAP
   256      5.246%            NAP        $6,995           $177,475         12/31/2003            $183,023             12/31/2004
   257      5.770%        $ 9,358        $7,800           $393,002         12/31/2003            $387,230             12/31/2004
   258      5.650%        $ 9,236           NAP                NAP                NAP            $344,009             12/31/2003
   259      6.010%        $ 9,453           NAP                NAP                NAP                 NAP                    NAP
   260      5.580%        $ 8,592           NAP                NAP                NAP                 NAP                    NAP
   261      6.480%        $10,359           NAP                NAP                NAP                 NAP                    NAP
   262      4.950%            NAP        $6,036                NAP                NAP                 NAP                    NAP
   263      6.130%        $ 8,815           NAP                NAP                NAP                 NAP                    NAP
   264      6.320%        $ 8,064           NAP                NAP                NAP                 NAP                    NAP
   265      6.000%        $ 8,528           NAP                NAP                NAP                 NAP                    NAP
   266      5.880%        $ 7,398        $6,210           $249,099         12/31/2003            $322,342             12/31/2004
   267      6.140%        $ 6,763           NAP           $141,338         12/31/2003            $137,575             12/31/2004
   268      6.010%        $ 9,288           NAP                NAP                NAP                 NAP                    NAP
   269      6.140%        $ 6,475           NAP                NAP                NAP                 NAP                    NAP
   270      6.310%        $ 6,196           NAP                NAP                NAP                 NAP                    NAP
   271      6.200%        $ 6,125           NAP           $ 99,892         12/31/2003            $129,668             12/31/2004
            5.504%

MORTGAGE  MOST RECENT            MOST RECENT NOI  UNDERWRITABLE   UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE
LOAN NO.          NOI                       DATE            EGI        EXPENSES            NOI  CAPITAL ITEMS      CASH FLOW
----------------------------------------------------------------------------------------------------------------------------

   243       $230,122          T-12 (08/31/2005)       $280,439        $ 68,220       $212,219        $26,546       $185,673
   244       $414,650          T-12 (09/30/2005)       $458,535        $ 84,731       $373,804        $28,794       $345,010
   245       $218,347      Ann. 6 mos. (06/2005)       $229,028        $      0       $229,028        $ 1,519       $227,509
   246       $239,319          T-12 (09/30/2005)       $348,866        $138,458       $210,408        $ 3,910       $206,498
   247       $313,214          T-12 (06/30/2005)       $351,022        $ 89,497       $261,525        $30,991       $230,534
   248       $400,544                12/31/2005        $483,030        $174,565       $308,465        $10,061       $298,404
   249            NAP                       NAP        $219,692        $ 44,066       $175,626        $ 8,742       $166,884
   250       $228,507       Ann. 7 mos (07/2005)       $249,224        $ 40,388       $208,836        $ 1,636       $207,200
   251       $263,374          T-12 (10/31/2005)       $455,696        $225,569       $230,127        $32,315       $197,812
   252       $190,951          Ann. (08/31/2005)       $292,835        $ 83,436       $209,399        $23,106       $186,292
   253       $425,834          T-12 (10/31/2005)       $791,978        $383,998       $407,980        $31,150       $376,830
   254       $293,217                12/31/2005        $404,378        $126,759       $277,619        $29,571       $248,048
   255            NAP                       NAP        $337,075        $ 83,264       $253,811        $18,917       $234,894
   256       $181,613      Ann. 6 mos. (06/2005)       $193,388        $      0       $193,388        $ 1,519       $191,869
   257       $469,313  Ann. 10 mos. (10/31/2005)       $373,153        $159,515       $213,638        $15,821       $197,817
   258       $360,371                12/31/2004        $299,079        $ 58,092       $240,987        $18,045       $222,942
   259            NAP                       NAP        $207,250        $ 37,660       $169,589        $15,748       $153,842
   260            NAP                       NAP        $275,930        $ 61,635       $214,295        $10,861       $203,434
   261            NAP                       NAP        $261,661        $ 53,721       $207,940        $26,864       $181,076
   262            NAP                       NAP        $198,673        $ 35,110       $163,563        $ 7,561       $156,001
   263            NAP                       NAP        $203,392        $ 43,434       $159,958        $12,383       $147,575
   264            NAP                       NAP        $152,045        $ 19,793       $132,252        $11,459       $120,793
   265            NAP                       NAP        $366,735        $ 67,877       $298,858        $ 8,328       $290,530
   266       $326,629                12/31/2005        $329,603        $ 13,184       $316,419        $ 2,419       $313,999
   267       $168,855                12/31/2005        $283,749        $136,418       $147,330        $33,857       $113,473
   268            NAP                       NAP        $169,865        $ 34,805       $135,060        $ 3,140       $131,920
   269            NAP                       NAP        $128,384        $ 29,835       $ 98,550        $ 4,903       $ 93,647
   270            NAP                       NAP        $177,176        $ 49,188       $127,988        $ 3,837       $124,151
   271       $134,098                12/31/2005        $153,037        $ 40,326       $112,711        $10,794       $101,916

MORTGAGE    NOI      NCF      NCF POST IO    CUT-OFF DATE  BALLOON     BALLOON   APPRAISED   VALUATION
LOAN NO.  DSCR(9)  DSCR(9)  PERIOD DSCR(10)       LTV        LTV       BALANCE       VALUE   DATE(11)
------------------------------------------------------------------------------------------------------

   243      1.56     1.36         1.36           68.8%      57.7%   $1,673,111  $2,900,000  09/14/2005
   244      1.40     1.29         1.29           40.3%       0.7%   $   35,629  $4,900,000  12/01/2005
   245      2.30     2.28         2.28           59.0%      59.0%   $1,900,000  $3,220,000  09/21/2005
   246      1.61     1.58         1.58           58.0%      48.8%   $1,594,793  $3,270,000  11/15/2005
   247      1.66     1.47         1.47           65.8%      43.3%   $1,212,759  $2,800,000  11/28/2005
   248      1.69     1.64         1.64           52.8%      23.9%   $  814,197  $3,400,000  01/16/2006
   249      1.38     1.32         1.32           81.8%      69.6%   $1,497,238  $2,150,000  12/13/2005
   250      2.45     2.43         2.43           56.7%      56.7%   $1,700,000  $3,000,000  08/03/2005
   251      2.36     2.03         1.68           41.5%      38.0%   $1,557,541  $4,100,000  10/05/2005
   252      1.83     1.63         1.63           49.8%      41.7%   $1,418,237  $3,400,000  10/18/2005
   253      1.83     1.69         1.69           20.7%       0.4%   $   28,954  $8,100,000  11/28/2005
   254      2.04     1.82         1.82           40.7%      37.3%   $1,510,606  $4,050,000  01/12/2006
   255      1.51     1.40         1.40           48.0%       1.1%   $   36,491  $3,400,000  11/07/2005
   256      2.30     2.29         2.29           59.0%      59.0%   $1,600,000  $2,710,000  09/21/2005
   257      2.28     2.11         1.76           38.9%      34.4%   $1,412,729  $4,110,000  12/11/2005
   258      2.17     2.01         2.01           46.2%      39.0%   $1,345,490  $3,450,000  09/22/2005
   259      1.50     1.36         1.36           73.9%      62.9%   $1,338,878  $2,130,000  01/17/2006
   260      2.08     1.97         1.97           42.4%      35.6%   $1,258,404  $3,530,000  09/20/2005
   261      1.67     1.46         1.46           47.1%      38.2%   $1,213,124  $3,175,000  02/02/2006
   262      2.26     2.15         2.15           59.7%      59.7%   $1,463,250  $2,450,000  07/22/2005
   263      1.51     1.40         1.40           56.8%      48.5%   $1,237,467  $2,550,000  02/01/2006
   264      1.37     1.25         1.25           72.2%      62.0%   $1,115,496  $1,800,000  01/10/2006
   265      2.92     2.84         2.84           63.9%       2.7%   $   53,624  $2,000,000  03/12/2005
   266      4.25     4.21         3.54           23.5%      22.0%   $1,169,576  $5,325,000  12/19/2005
   267      1.82     1.40         1.40           54.2%      46.3%   $  948,642  $2,050,000  12/29/2005
   268      1.21     1.18         1.18           47.7%       1.1%   $   24,941  $2,300,000  01/07/2006
   269      1.27     1.21         1.21           60.7%      51.9%   $  907,402  $1,750,000  11/23/2005
   270      1.72     1.67         1.67           50.7%      43.5%   $  857,830  $1,970,000  01/12/2006
   271      1.53     1.39         1.39           62.5%      53.4%   $  855,145  $1,600,000  01/05/2006
            2.18     2.03         1.95           57.8%      50.0%

MORTGAGE                                      LEASE
LOAN NO.  LARGEST TENANT(12)             EXPIRATION DATE   % NSF  SECOND LARGEST TENANT(12)
----------------------------------------------------------------------------------------------

   243    Anrich Microscreens               07/31/2007     10.8%  Antelope Ambulance Service
   244    Qwest Communications Corp         09/30/2015    100.0%  NAP
   245    CVS Corporation                   01/31/2019    100.0%  NAP
   246    NAP                                  NAP           NAP  NAP
   247    TECMA Group                       01/01/2019     40.5%  Abundant Living Faith Center
   248    NAP                                  NAP           NAP  NAP
   249    Old Mill Wine & Spirits           06/30/2008     22.3%  True Colors
   250    Eckerd Drugs Corp.                09/01/2019    100.0%  NAP
   251    Los Angeles Marathon, Inc.        04/30/2010     18.5%  Abby Yolles & Ellen Lenok
   252    Hartwell Corp.                    04/30/2006     26.8%  B&S Graphics
   253    NAP                                  NAP           NAP  NAP
   254    Rent A Center                     03/31/2011     15.6%  Pizza Barn
   255    Desert Depot, L.L.C.              08/31/2010    100.0%  NAP
   256    CVS Corporation                   01/31/2019    100.0%  NAP
   257    Alijandro's Bold Burrito, Inc     10/31/2008     12.5%  Aspenglow Quilting, LLC
   258    New York Carpets                  10/31/2015    100.0%  NAP
   259    NOVO 1 (Onesource.com)            03/31/2010     65.1%  Flyerz Cheer Gym
   260    The Broilers                      08/31/2015     25.1%  Starbucks
   261    Diversified Marine Products       03/31/2013    100.0%  NAP
   262    Inland Master Lease               09/01/2006     32.0%  It's a Grind Coffee House
   263    Tractor Supply Company            02/28/2021    100.0%  NAP
   264    Only One Dollar Superstore        01/31/2016     68.0%  Reynolds Jewelery
   265    CVS                               01/31/2030    100.0%  NAP
   266    Walgreen Arizona Drug Co.         01/31/2023    100.0%  NAP
   267    Dr. Jennifer Henrique             06/30/2007     13.3%  Rick Banks, Attorney
   268    Washington Mutual Bank FA         11/30/2015     72.9%  Spring Communications, Inc.
   269    Washington Mutual Bank            07/25/2012    100.0%  NAP
   270    Taco Cabana                       09/17/2023    100.0%  NAP
   271    Consolidated Pump & Supply        06/30/2009     38.1%  Salinas Valley Precision

MORTGAGE       LEASE                                             LEASE                 INSURANCE           TAX
LOAN NO.  EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(12)  EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE
---------------------------------------------------------------------------------------------------------------------

   243      07/31/2007      7.6%  Wality Foods                 06/30/2007     7.5%         No               No
   244          NAP          NAP  NAP                             NAP          NAP         No               No
   245          NAP          NAP  NAP                             NAP          NAP         No               No
   246          NAP          NAP  NAP                             NAP          NAP        Yes              Yes
   247      10/01/2008     22.8%  El Paso Technologies         03/01/2006    17.1%        Yes              Yes
   248          NAP          NAP  NAP                             NAP          NAP         No               No
   249      03/31/2011     17.4%  H&R Block                    04/30/2008    13.2%         No              Yes
   250          NAP          NAP  NAP                             NAP          NAP         No               No
   251      05/31/2008     12.0%  Dr. Dana Clark               05/14/2009    11.4%         No               No
   252      01/14/2007     23.0%  Mountain Center, Inc.        04/30/2007    19.2%         No              Yes
   253          NAP          NAP  NAP                             NAP          NAP         No               No
   254      04/30/2009     11.8%  Dr. Price                    02/28/2008     8.6%        Yes              Yes
   255          NAP          NAP  NAP                             NAP          NAP         No               No
   256          NAP          NAP  NAP                             NAP          NAP         No               No
   257      05/31/2008     10.9%  The UPS Store #1840          08/31/2007    10.7%         No               No
   258          NAP          NAP  NAP                             NAP          NAP         No               No
   259      01/31/2010     17.5%  Summit Development Mgt.      04/30/2008    13.0%        Yes              Yes
   260      07/30/2015     23.6%  Subway                       07/31/2015    20.8%         No               No
   261          NAP          NAP  NAP                             NAP          NAP         No               No
   262      05/31/2015     27.4%  Brenda G. Fritz, DMD         05/31/2010    24.4%         No               No
   263          NAP          NAP  NAP                             NAP          NAP         No               No
   264      08/30/2015     12.5%  E-Z Cash                     09/30/2010     9.8%        Yes              Yes
   265          NAP          NAP  NAP                             NAP          NAP         No               No
   266          NAP          NAP  NAP                             NAP          NAP         No               No
   267      03/01/2007      7.1%  Better Chiropractic          12/31/2006     6.6%        Yes              Yes
   268      10/31/2010     27.1%  NAP                             NAP          NAP         No               No
   269          NAP          NAP  NAP                             NAP          NAP        Yes              Yes
   270          NAP          NAP  NAP                             NAP          NAP         No               No
   271      06/30/2007     23.8%  Johnstone Supply             03/31/2009    22.2%        Yes              Yes
                                                                                         25.8%            51.5%

MORTGAGE  CAPITAL EXPENDITURE         TI/LC                             OTHER                                 SPRINGING
LOAN NO.  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)             ESCROW DESCRIPTION(15)                   ESCROW DESCRIPTION(16)
----------------------------------------------------------------------------------------------------------------------------------

   243             No                   No                               NAP
   244             No                   No                               NAP                           RE Tax, Insurance, TI/LC
   245             No                   No                               NAP                           RE Tax, Insurance, CapEx
   246            Yes                   No                               NAP
   247            Yes                  Yes                               NAP
   248             No                   No                               NAP                           RE Tax, Insurance, CapEx
   249             No                  Yes                       Additional Security
   250             No                   No                               NAP                           RE Tax, Insurance, CapEx
   251             No                   No                               NAP
   252             No                   No                               NAP                                 CapEx, TI/LC
   253             No                   No                               NAP                              RE Tax, Insurance
   254             No                   No                               NAP                                    TI/LC
   255             No                   No                               NAP                                    TI/LC
   256             No                   No                               NAP                           RE Tax, Insurance, CapEx
   257             No                   No                               NAP
   258             No                   No                               NAP                              RE Tax, Insurance
   259            Yes                  Yes                               NAP                                    TI/LC
   260             No                  Yes                               NAP                              RE Tax, Insurance
   261             No                   No                        Occupancy Impound                             TI/LC
   262             No                   No                               NAP                           RE Tax, Insurance, CapEx
   263             No                   No          Debt Service Reserve/Minimum Account Balance   RE Tax, Insurance, TI/LC, Other
   264            Yes                  Yes                               NAP                                    TI/LC
   265             No                   No                               NAP                              RE Tax, Insurance
   266             No                   No          Debt Service Reserve and Minimum Acct Balance
   267             No                   No                               NAP
   268             No                  Yes                               NAP                                    TI/LC
   269             No                   No          Debt Service Reserve/Minimum Account Balance                TI/LC
   270             No                   No                               NAP
   271            Yes                  Yes                               NAP
                 32.1%                23.4%

MORTGAGE  INITIAL CAPITAL EXPENDITURE  MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE            INITIAL TI/LC
LOAN NO.       ESCROW REQUIREMENT(17)       ESCROW REQUIREMENT(18)           ESCROW BALANCE(19)   ESCROW REQUIREMENT(20)
------------------------------------------------------------------------------------------------------------------------

   243                     $        0                     $      0                   $        0              $         0
   244                     $        0                     $      0                   $        0              $         0
   245                     $        0                     $      0                   $        0              $         0
   246                     $        0                     $    450                   $      450              $         0
   247                     $        0                     $    855                   $      855              $         0
   248                     $        0                     $      0                   $        0              $         0
   249                     $        0                     $      0                   $        0              $         0
   250                     $        0                     $      0                   $        0              $         0
   251                     $        0                     $      0                   $        0              $         0
   252                     $        0                     $      0                   $        0              $         0
   253                     $        0                     $      0                   $        0              $         0
   254                     $        0                     $      0                   $        0              $         0
   255                     $        0                     $      0                   $        0              $         0
   256                     $        0                     $      0                   $        0              $         0
   257                     $        0                     $      0                   $        0              $         0
   258                     $        0                     $      0                   $        0              $         0
   259                     $        0                     $    480                   $        0              $         0
   260                     $        0                     $      0                   $        0              $         0
   261                     $        0                     $      0                   $        0              $         0
   262                     $        0                     $      0                   $        0              $         0
   263                     $        0                     $      0                   $        0              $         0
   264                     $        0                     $    210                   $        0              $         0
   265                     $        0                     $      0                   $        0              $         0
   266                     $        0                     $      0                   $        0              $         0
   267                     $        0                     $      0                   $        0              $         0
   268                     $        0                     $      0                   $        0              $    52,500
   269                     $        0                     $      0                   $        0              $         0
   270                     $        0                     $      0                   $        0              $         0
   271                     $        0                     $    276                   $        0              $         0
                           $1,084,733                     $176,403                   $1,193,354              $12,257,760

                                                                                                        PREPAYMENT CODE(24)
MORTGAGE           MONTHLY TI/LC       CURRENT TI/LC  ENVIRONMENTAL     INTEREST                    ---------------------------
LOAN NO.  ESCROW REQUIREMENT(21)  ESCROW BALANCE(22)    INSURANCE    ACCRUAL METHOD  SEASONING(23)  LO  DEF  DEF/YM1.00  YM3.00
-------------------------------------------------------------------------------------------------------------------------------

   243                   $     0         $         0         No        Actual/360          2        35   81
   244                   $     0         $         0    Yes - Group    Actual/360          2        35           81
   245                   $     0         $         0         No          30/360            1        35
   246                   $     0         $         0    Yes - Group    Actual/360          2        35   83
   247                   $ 1,825         $     1,825         No        Actual/360          2        35   81
   248                   $     0         $         0    Yes - Group    Actual/360          1        35   81
   249                   $   950         $         0         No        Actual/360          1        25           92
   250                   $     0         $         0         No          30/360            6        35
   251                   $     0         $         0    Yes - Group    Actual/360          3        35           45
   252                   $     0         $         0         No        Actual/360          4        28   88
   253                   $     0         $         0    Yes - Group    Actual/360          2        35   81
   254                   $     0         $         0    Yes - Group    Actual/360          1        35           21
   255                   $     0         $         0    Yes - Group    Actual/360          3        35          141
   256                   $     0         $         0         No          30/360            3        35
   257                   $     0         $         0         No        Actual/360          2        35           81
   258                   $     0         $         0    Yes - Group    Actual/360          4        35           81
   259                   $   832         $         0         No        Actual/360          0        35   81
   260                   $   710         $     1,420    Yes - Group    Actual/360          3        35           81
   261                   $     0         $         0         No        Actual/360         21        35           71
   262                   $     0         $         0         No          30/360            2        35
   263                   $     0         $         0    Yes - Group    Actual/360          1        35   83
   264                   $ 1,000         $         0    Yes - Group    Actual/360          1        35           81
   265                   $     0         $         0         No        Actual/360         11        35  249
   266                   $     0         $         0    Yes - Group    Actual/360          1        35           81
   267                   $     0         $         0    Yes - Group    Actual/360          1        35   81
   268                   $     0         $    52,500         No        Actual/360          1         0
   269                   $     0         $         0    Yes - Group    Actual/360          2        35           81
   270                   $     0         $         0         No        Actual/360          1        25
   271                   $   602         $         0         No        Actual/360          1        35           81
                         $48,926         $12,639,389                                       3

             PREPAYMENT CODE(24)
MORTGAGE  ------------------------      YM       ADMINISTRATIVE
LOAN NO.  YM2.00  YM1.00  YM  OPEN  FORMULA(25)   COST RATE(26)
---------------------------------------------------------------

   243                          4                      7.150
   244                          4         C           10.150
   245              47          2         B            3.150
   246                          2                      3.150
   247                          4                      3.150
   248                          4                     10.150
   249                          3         D            3.150
   250              23          2         B            3.150
   251                          4         C           10.150
   252                          4                      3.150
   253                          4                     12.150
   254                          4         C            5.150
   255                          4         C           12.150
   256              47          2         B            3.150
   257                          4         C           15.150
   258                          4         C           15.150
   259                          4                      3.150
   260                          4         C           10.150
   261              10          4         C           10.150
   262              23          2         B            3.150
   263                          2                     10.150
   264                          4         C            5.150
   265                          4                      3.150
   266                          4         C           12.150
   267                          4                     10.150
   268             178          2         D            3.150
   269                          4         C           17.150
   270              91          4         D            3.150
   271                          4         C           12.150
                                                       3.713

APPENDIX III

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
COMMUNITY LOANS

                                                                                           % OF                    % OF APPLICABLE
MORTGAGE     MORTGAGE                                                                  INITIAL POOL   LOAN GROUP      LOAN GROUP
LOAN NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                                BALANCE    (ONE OR TWO)       BALANCE
----------------------------------------------------------------------------------------------------------------------------------

    58         BSCMI      Woodlane Crossing                                                1.0%            2             8.7%
    59         MSMC       Morgantown Multifamily Portfolio - Bon Vista and Villas (A)      0.8%            2             7.3%
    60         MSMC       Morgantown Multifamily Portfolio - Barrington North (A)          0.1%            2             1.1%
    81          WFB       Tamarack Garden Apartments                                       0.7%            2             6.1%
    82          WFB       Illumina at Lake Union                                           0.7%            2             6.1%
    85          WFB       Oak Ridge Estates                                                0.6%            2             5.6%
    90          WFB       Rudgate Silver Springs MHC                                       0.6%            2             5.4%
    91        PCF II      College Park Apartments                                          0.6%            2             5.3%
    95          WFB       Hamburg Hills Estates & Coventry Woods                           0.6%            2             4.9%
   106          WFB       Meadow Brook Place Apartments                                    0.4%            2             3.8%
   112        PCF II      Brentwood Apartments                                             0.4%            2             3.6%
   115          PCF       Alexandria Apartments                                            0.4%            2             3.5%
   116         BSCMI      Cedar Towers                                                     0.4%            2             3.4%
   128         MSMC       161 West 75th Street Coop                                        0.3%            1             0.4%
   130          WFB       South Point Village Apartments                                   0.3%            2             2.7%
   137          WFB       Whitman Green Apartments                                         0.3%            2             2.6%
   146         MSMC       Westbrooke Village Apartments                                    0.3%            2             2.3%
   152          WFB       The Park Club Apartments                                         0.2%            2             2.2%
   156         MSMC       LeMans Village Apartments                                        0.2%            2             2.0%
   157         MSMC       Mill Pond Village MHC                                            0.2%            2             2.0%
   160         MSMC       Red Hill Estates MHC                                             0.2%            2             2.0%
   163         MSMC       Hillcrest Point Coop                                             0.2%            2             2.0%
   164         MSMC       450 West End Avenue Coop                                         0.2%            1             0.3%
   169         BSCMI      Sussex House Apartments                                          0.2%            2             1.9%
   176        PCF II      Drayton Court Apartments                                         0.2%            2             1.8%
   196          WFB       Windgate Village Apartments                                      0.2%            2             1.6%
   197         MSMC       85 Eighth Avenue Condop                                          0.2%            2             1.5%
   199         MSMC       16 East 98th Street Coop                                         0.2%            2             1.5%
   204          WFB       Narrows Creek Townhomes                                          0.2%            2             1.5%
   210         MSMC       Maple Canyon Apartments                                          0.2%            2             1.4%
   212         MSMC       37-20 81st Street Coop                                           0.2%            2             1.4%
   220         MSMC       Hillcrest Apartments                                             0.2%            2             1.3%
   230          WFB       Sun Coast Gateway MHP                                            0.1%            2             1.2%
   234          WFB       Williamson Creek Apartments                                      0.1%            2             1.2%
   253          WFB       University Square Apartment                                      0.1%            2             0.9%

                          TOTALS AND WEIGHTED AVERAGES:                                   12.0%

MORTGAGE       # OF     PROPERTY                        PROPERTY
LOAN NO.    PROPERTIES  TYPE                            SUB-TYPE                        STREET ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

    58           1      Multifamily                     Garden                          4385-A US Route 130 South
    59           1      Multifamily                     Garden                          1325 Stewartstown Road
    60           1      Multifamily                     Garden                          104-112 Wedgewood Drive
    81           1      Multifamily                     Garden                          250 W. Central Avenue
    82           1      Multifamily                     Mid Rise                        1540 Eastlake Avenue East
    85           1      Manufactured Housing Community  Manufactured Housing Community  6447 E. Dunbar
    90           1      Manufactured Housing Community  Manufactured Housing Community  43600 Park Drive West
    91           1      Multifamily                     Garden                          1669 College Park Drive
    95           1      Manufactured Housing Community  Manufactured Housing Community  7243 Sheldon Rd.
   106           1      Multifamily                     Garden                          2231 NE Bridge Creek Avenue
   112           1      Multifamily                     Garden                          11821 North 28th Drive
   115           1      Multifamily                     Garden                          61 Alexandria Drive
   116           1      Multifamily                     Mid Rise                        3701 Twin Lakes Court
   128           1      Multifamily                     High Rise                       161 West 75th Street
   130           1      Multifamily                     Garden                          6808 South IH-35
   137           1      Multifamily                     Garden                          26379 Whitman Street
   146           1      Multifamily                     Garden                          5530 Autumn Hill Drive
   152           1      Multifamily                     Garden                          1320 - 1326 E. Cotati Boulevard
   156           1      Multifamily                     Garden                          5026 Dierker Road
   157           1      Manufactured Housing Community  Manufactured Housing Community  1500 Mill Pond Lane
   160           1      Manufactured Housing Community  Manufactured Housing Community  633 Apple Street
   163           1      Multifamily                     Garden                          1-296 West Sneden Place
   164           1      Multifamily                     High Rise                       450 West End Avenue
   169           1      Multifamily                     Mid Rise                        1001 N. Kings Highway
   176           1      Multifamily                     Garden                          1459-1493 Chambers Road & 1753-1791 Drayton
                                                                                        Park Ct.
   196           1      Multifamily                     Garden                          510-536 East Grangeville Blvd.
   197           1      Multifamily                     Mid Rise                        85 Eighth Avenue
   199           1      Multifamily                     Mid Rise                        16 East 98th Street
   204           1      Multifamily                     Garden                          1101 North Mountain View Drive
   210           1      Multifamily                     Garden                          2093 Hampstead Drive South
   212           1      Multifamily                     High Rise                       37-20 81st Street
   220           1      Multifamily                     Garden                          150 West Avenue
   230           1      Manufactured Housing Community  Manufactured Housing Community  6010 Ridge Road
   234           1      Multifamily                     Garden                          5112 South First Street
   253           1      Multifamily                     Garden                          300-336 J Street and 301-343 K Street

                35

                                                                              CUT-OFF DATE
MORTGAGE                                                        CUT-OFF DATE   BALANCE PER  ORIGINAL TERM  REMAINING TERM
LOAN NO.  CITY                     COUNTY      STATE  ZIP CODE    BALANCE(6)     UNIT ($)    TO MATURITY     TO MATURITY
-------------------------------------------------------------------------------------------------------------------------

    58    Edgewater Park Township  Burlington    NJ     08016   $ 16,960,000      $ 60,356       180             171
    59    Morgantown               Monongalia    WV     26505   $ 14,240,000      $ 43,272       120             119
    60    Morgantown               Monongalia    WV     26505   $  2,160,000      $ 43,272       120             119
    81    Brea                     Orange        CA     92821   $ 11,989,361      $ 61,801       120             119
    82    Seattle                  King          WA     98102   $ 11,988,866      $108,990       120             119
    85    Monroe                   Monroe        MI     48161   $ 11,000,000      $ 17,713       120             117
    90    Clinton Township         Macomb        MI     48036   $ 10,448,983      $ 19,102        72              70
    91    Columbus                 Franklin      OH     43209   $ 10,400,000      $ 41,600       120             120
    95    Whitmore Lake            Livingston    MI     48189   $  9,556,547      $ 27,540       108             107
   106    Vancouver                Clark         WA     98664   $  7,383,207      $ 47,943       120             118
   112    Phoenix                  Maricopa      AZ     85029   $  7,020,000      $ 31,339       120             118
   115    Hackettstown             Warren        NJ     07840   $  6,800,000      $ 19,883       120             120
   116    Randallstown             Baltimore     MD     21244   $  6,584,000      $ 38,279       180             171
   128    New York                 New York      NY     10023   $  5,300,000      $ 40,458       180             170
   130    Austin                   Travis        TX     78745   $  5,240,000      $ 29,773       120             118
   137    Hayward                  Alameda       CA     94544   $  4,988,504      $ 26,535       120             118
   146    Trotwood                 Montgomery    OH     45426   $  4,500,000      $ 14,423       120             117
   152    Rohnert Park             Sonoma        CA     94928   $  4,250,000      $ 75,893       120             118
   156    Columbus                 Franklin      OH     43220   $  4,000,000      $ 17,467       120             117
   157    Lansing                  Ingham        MI     48911   $  4,000,000      $ 11,299       120             116
   160    Red Hill                 Montgomery    PA     18076   $  3,990,389      $ 26,781       120             118
   163    Spring Valley            Rockland      NY     10977   $  3,977,754      $ 13,576       180             175
   164    New York                 New York      NY     10024   $  3,950,000      $ 69,298       120             114
   169    Cherry Hill Township     Camden        NJ     08034   $  3,760,000      $ 63,729       180             171
   176    Columbus                 Franklin      OH     43212   $  3,421,917      $106,935       120             119
   196    Hanford                  Kings         CA     93230   $  3,043,112      $ 56,354       120             118
   197    New York                 New York      NY     10011   $  3,000,000      $ 25,424       120             115
   199    New York                 New York      NY     10029   $  3,000,000      $ 57,692       120             116
   204    Tacoma                   Pierce        WA     98406   $  2,942,888      $ 38,722       120             118
   210    Columbus                 Franklin      OH     43229   $  2,800,000      $ 20,896       120             117
   212    Jackson Heights          Queens        NY     11372   $  2,750,000      $ 33,133       120             117
   220    Woodstown                Salem         NJ     08098   $  2,591,359      $ 26,993       120             117
   230    Port Richey              Pasco         FL     34668   $  2,397,850      $ 13,860       120             119
   234    Austin                   Travis        TX     78745   $  2,345,000      $ 23,218       120             118
   253    Davis                    Yolo          CA     95616   $  1,678,514      $ 18,860       120             118

                                                                $204,458,250                     128             125

                                           FIRST
MORTGAGE     ORIGINAL      REMAINING   INTEREST ONLY   NCF       NCF POST IO    CUT-OFF DATE  BALLOON  UTILITIES
LOAN NO.  AMORT. TERM(8)  AMORT. TERM      PERIOD     DSCR(9)  PERIOD DSCR(10)       LTV        LTV    PAID BY TENANT
------------------------------------------------------------------------------------------------------------------------------------

    58          360           360            60         1.47         1.21           80.0%      67.1%   Electric, Gas
    59          360           360            36         1.90         1.55           59.5%      53.3%   Electric
    60          360           360            36         1.90         1.55           59.5%      53.3%   Electric, Gas, Water, Sewer
    81          360           359             0         1.96         1.96           34.6%      29.3%   Electric, Gas, Water, Sewer
    82          360           359             0         1.31         1.31           59.9%      50.3%   Electric
    85           IO            IO           120         2.72         2.72           44.9%      44.9%   Electric, Gas, Water, Sewer
    90          240           238             0         1.89         1.89           48.4%      39.3%   Electric, Gas, Water, Sewer
    91          408           408            12         1.65         1.41           72.2%      64.5%   Electric, Gas, Water
    95          348           347             0         1.52         1.52           68.0%      57.2%   Electric, Gas
   106          360           358             0         1.33         1.33           64.8%      54.7%   Electric, Gas, Water, Sewer
   112          360           360            60         1.50         1.24           64.7%      60.3%   Electric, Gas, Water
   115          240           240             0         2.15         2.15           32.4%      21.2%   Electric
   116          360           360            60         1.29         1.06           80.0%      67.1%   Electric, Gas
   128           IO            IO           180        11.94        11.94            8.8%       8.8%   Electric
   130          360           360            24         1.46         1.20           75.4%      66.3%   Electric, Gas, Water, Sewer
   137          360           358             0         2.43         2.43           22.2%      18.7%   Electric, Gas
   146          360           360            24         2.59         2.11           46.9%      41.0%   Electric
   152          360           360            24         1.43         1.18           61.6%      54.3%   Electric, Gas, Water, Sewer
   156          360           360            24         2.63         2.13           46.0%      40.2%   Electric, Gas (Townhouse Apts
                                                                                                       & Bldg 2090 Only)
   157          360           360            36         4.18         3.33           35.7%      31.8%   Electric, Gas, Water, Sewer
   160          360           358             0         1.68         1.68           66.5%      55.5%   Electric
   163          360           355             0         6.19         6.19           17.7%      12.6%   Electric
   164           IO            IO           120        15.19        15.19            7.7%       7.7%   Electric
   169          360           360            60         1.36         1.10           80.0%      66.7%   Electric
   176          360           359             0         1.27         1.27           76.7%      64.7%   Electric, Gas, Water
   196          360           358             0         1.29         1.29           67.8%      57.3%   Electric, Gas
   197           IO            IO           120         7.41         7.41           12.0%      12.0%   Electric, Gas
   199           IO            IO           120         5.71         5.71           17.2%      17.2%   Electric, Gas
   204          360           358             0         2.23         2.23           37.0%      30.9%   Electric, Gas, Water, Sewer
   210          360           360            24         2.54         2.06           50.0%      43.8%   Electric, Gas
   212           IO            IO           120         3.02         3.02           29.9%      29.9%   Electric
   220          360           357             0         1.99         1.99           49.4%      41.4%   Electric
   230          360           359             0         1.88         1.88           36.9%      31.1%   Electric
   234          360           360            24         1.45         1.20           67.0%      59.0%   Electric, Water, Sewer
   253          120           118             0         1.69         1.69           20.7%       0.4%   Electric, Gas

                348           347                       2.59         2.45           53.1%      45.7%

            STUDIOS                  1 BEDROOM                 2 BEDROOM                 3 BEDROOM                 4 BEDROOM
MORTGAGE     NO. OF      AVG RENT      NO. OF      AVG RENT      NO. OF      AVG RENT      NO. OF      AVG RENT      NO. OF
LOAN NO.  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS
------------------------------------------------------------  ---------------------------------------------------------------

    58         0            NAP          206           766          70          926           0           NAP          0
    59         0            NAP          187           612         133          710           0           NAP          0
    60         0            NAP            0           NAP          59          578           0           NAP          0
    81         0            NAP           91         1,125         103         1,481          0           NAP          0
    82        58            825           28         1,010          24         1,312          0           NAP          0
    85         0            NAP            0           NAP           0          NAP           0           NAP          0
    90         0            NAP            0           NAP           0          NAP           0           NAP          0
    91         0            NAP          124           557         126          729           0           NAP          0
    95         0            NAP            0           NAP           0          NAP           0           NAP          0
   106         0            NAP           36           560          98          635          20           770          0
   112        24            430          120           488          80          633           0           NAP          0
   115         0            NAP          256           860          86         1,090          0           NAP          0
   116        47            555           71           630          54          788           0           NAP          0
   128         0            NAP            4         2,915          42         4,000         85         4,880          0
   130         0            NAP          120           518          56          638           0           NAP          0
   137         0            NAP          100           905          81         1,100          7         1,340          0
   146         0            NAP           78           402         234          450           0           NAP          0
   152         0            NAP           24           875          32          975           0           NAP          0
   156         0            NAP          112           552         117          619           0           NAP          0
   157         0            NAP          354           358           0          NAP           0           NAP          0
   160         0            NAP            0           NAP         149          383           0           NAP          0
   163         0            NAP          216         1,015          74         1,403          0           NAP          3
   164         0            NAP            0           NAP           6         3,884         51         7,146          0
   169         0            NAP           33           793          20         1,015          0           NAP          0
   176         0            NAP           12           810          10         1,096         10         1,516          0
   196         0            NAP           44           707          10          843           0           NAP          0
   197        95          1,808           23         2,188           0          NAP           0           NAP          0
   199         2          1,750           12         2,010          28         2,858          6         3,638          1
   204         0            NAP            0           NAP          76         1,050          0           NAP          0
   210         0            NAP            0           NAP         134          595           0           NAP          0
   212        11          1,100           70         1,350           1         1,650          0           NAP          0
   220         0            NAP           72           763          24          955           0           NAP          0
   230         0            NAP            0           NAP           0          NAP           0           NAP          0
   234         0            NAP           69           519          32          659           0           NAP          0
   253         0            NAP           57           736          32          922           0           NAP          0

                        5 BEDROOM                 6 BEDROOM                 7 BEDROOM                OTHER UNITS
MORTGAGE     AVG RENT     NO. OF      AVG RENT      NO. OF      AVG RENT     NO. OF       AVG RENT     NO. OF       AVG RENT
LOAN NO.  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)
------------------------------------------------------------  ---------------------------------------------------------------

    58          NAP         0           NAP           0            NAP          0           NAP            5         1,520
    59          NAP         0           NAP           0            NAP          0           NAP            0           NAP
    60          NAP         0           NAP           0            NAP          0           NAP            0           NAP
    81          NAP         0           NAP           0            NAP          0           NAP            0           NAP
    82          NAP         0           NAP           0            NAP          0           NAP            0           NAP
    85          NAP         0           NAP           0            NAP          0           NAP          621           328
    90          NAP         0           NAP           0            NAP          0           NAP          547           384
    91          NAP         0           NAP           0            NAP          0           NAP            0           NAP
    95          NAP         0           NAP           0            NAP          0           NAP          347           400
   106          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   112          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   115          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   116          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   128          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   130          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   137          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   146          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   152          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   156          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   157          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   160          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   163        1,800         0           NAP           0            NAP          0           NAP            0           NAP
   164          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   169          NAP         0           NAP           0            NAP          0           NAP            6         1,000
   176          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   196          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   197          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   199        4,800         0           NAP           0            NAP          0           NAP            3         1,352
   204          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   210          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   212          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   220          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   230          NAP         0           NAP           0            NAP          0           NAP          173           315
   234          NAP         0           NAP           0            NAP          0           NAP            0           NAP
   253          NAP         0           NAP           0            NAP          0           NAP            0           NAP

MORTGAGE    NO. OF
LOAN NO.  ELEVATORS
-------------------

    58        0
    59        1
    60        0
    81        0
    82        2
    85        0
    90        0
    91        0
    95        0
   106        0
   112        0
   115        0
   116        2
   128        3
   130        0
   137        0
   146        0
   152        0
   156        0
   157        0
   160        0
   163        0
   164        2
   169        2
   176        0
   196        0
   197        2
   199        2
   204        0
   210        0
   212        1
   220        0
   230        0
   234        0
   253        0

FOOTNOTES TO APPENDIX II & III

1    "WFB", "MSMC", "BSCMI", "PCF II", and "PCF" denote, Wells Fargo Bank,
     National Association, Morgan Stanley Mortgage Capital Inc., Bear Stearns
     Commercial Mortgage, Inc., Principal Commercial Funding II, LLC, and
     Principal Commercial Funding, LLC, respectively, as Sellers.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
     Nos. 1-17, 19-43, 65-69, 182-183 and 189-193. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
     Nos. 59-60. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV,
     Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4    In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower.
     "Percent Leased as of Date" indicates the date as of which "Percent Leased"
     was determined based on such information.

     With respect to Mortgage Loan No. 49, 1 Route 46 West, the property is a mixed use property with a retail component and a hospitality component. The information presented with respect to square feet and percent leased is based on the retail component only. The property's retail component consists of 111,462 square feet which is 100.0% leased as of February 3,
     2006. The hotel component consists of 155 rooms which were 79.6% occupied as of December 31, 2005. The hotel component consists of approximately
     100,000 square feet per the appraiser and this number is used in the calculation of the Cut-off Date Balance Per Unit or SF.

5    With respect to Mortgage Loan No. 54, The Chambers Hotel, Mortgage Loan No.
     56, Blakely Hotel, Mortgage Loan No. 139, Ramada Inn Burbank and Mortgage
     Loan No. 198, 155 Woodward Avenue, the respective properties are each subject to a ground lease. However, the ground lessor has
     encumbered/subordinated its interest in the respective mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, each of the loans is disclosed as a fee loan.

6    The Cut-off Date is April 1, 2006 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in April 2006 were due on April 1, 2006, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 73, Commerce
     Crossings Six and Mortgage Loan No. 91, College Park Apartments, which are both due on the 3rd of the month, Mortgage Loan No. 18, Alderwood Mall, which is due on the 6th of the month, Mortgage Loan Nos. 1-17,
     Chesterbrook/Glenhardie Portfolio, which is due on the 8th of the month, and Mortgage Loan No. 46, 234 West 48th Street, which is due on the 10th of the month.

     With respect to Mortgage Loan No. 18, Alderwood Mall (referred to herein as the "Alderwood Mall Pari Passu Loan"), the loan is comprised of one A Note
     (Note A-2 described below) that is secured by the mortgaged property on a pari passu basis in the case of default with another note (Note A-1 described below, the "Alderwood Mall Companion Loan") that is not included in the Trust. The Alderwood Mall A Notes had original principal balances as follows: Note A-1 $108,630,000 (51% of total balance); Note A-2
     $104,370,000 (49% of total balance). The Alderwood Mall Companion Loan has the same interest rate, maturity date and amortization term as the
     Alderwood Mall Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Alderwood Mall Pari Passu
     Loan, the Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR,
     Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF,
     reflect the aggregate indebtedness evidenced by the Alderwood Mall Pari
     Passu Loan and the Alderwood Mall Companion Loan.

     With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio Loan (referred to herein as the "Mervyns Portfolio Pari Passu Loan"), the loan is comprised of three notes (Notes B described below) that are secured by the mortgaged properties on a 49% pari passu basis with three other notes
     (Notes A described below, the "Mervyns Portfolio Companion Loan") that are not included in the Trust. The Mervyns Portfolio notes had original principal balances as follows: Notes A, $66,810,000; Notes B, $64,190,000.
     The Mervyns Portfolio Companion Loan has the same interest rate, maturity date

                                      II-1

     and amortization term as the Mervyns Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Mervyns Portfolio Pari Passu Loan, the Underwritable NOI,
     Underwritable Cash Flow, NOI DSCR, NCF DSCR, NCF Post IO DSCR, Cut-off Date
     LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Mervyns Portfolio Pari Passu Loan and the Mervyns Portfolio Companion Loan.

     With respect to Mortgage Loan Nos. 1-17, Chesterbrook/Glenhardie Portfolio,
     the mortgaged properties also secure a $55,000,000 B Note held by MSMC, bearing interest at 6.05% for a term of 10 years. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the A Note and the right of the holder of the A Note. The immediate parent companies of the borrower, Pitcairn Properties Holdings, Inc. and
     SEB Immobilien-Investment GmbH, may obtain mezzanine financing to effectuate the prepayment of the B Note under certain limited circumstances, provided the borrower satisfies certain conditions, including (i) the combined DSCR is at least 1.48x, (ii) the combined LTV does not exceed 65%, (iii) the mezzanine lender must enter into an intercreditor agreement and (iv) delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities.

     With respect to Mortgage Loan No. 18, Alderwood Mall, the mortgaged property also secures a $55,000,000 B Note held by Teachers Insurance and
     Annuity Association of America ("TIAA"), bearing interest at 5.095% for a term of 5 years. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the A Note and the right of the holder of the A Note. In addition, the borrower has incurred
     $35,000,000 of mezzanine debt, also held by TIAA.

     With respect to Mortgage Loan No. 91, College Park Apartments, the mortgage on the related mortgaged property also secures a subordinated B Note, which had an original principal balance of $500,000. College Park Apartments is included in the trust; the B Note is owned by an affiliate of the mortgage loan seller and is not in the trust. College Park Apartments A/B Mortgage
     Loan and the related B Note will be serviced pursuant to the Pooling and
     Servicing Agreement. The master servicer will make Servicing Advances for the mortgaged property securing the related A Note and B Note, and will remit collections on the A Note to, or on behalf of, the trust.

     With respect to Mortgage Loan No. 131, Hampton Inn St. Charles, the
     borrower has unsecured debt in the amount of $937,000.

     With respect to Mortgage Loan No. 133, Tropicana Avenue, the borrower has incurred secured debt in the form of a second mortgage in the amount of
     $2,784,000.

     With respect to Mortgage Loan No. 164, 450 West End Avenue Coop, the
     borrower has an unsecured line of credit in the amount of $1,000,000.

     With respect to Mortgage Loan No. 49, 1 Route 46 West, the borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV ratio is not greater than 75%, and (iii) the combined DSCR is not less than 1.75x.

     With respect to Mortgage Loan No. 81, Tamarack Garden Apartments, the
     borrower may incur secondary financing ("Second Loan") to be secured by the subject property and subordinate to the subject first priority loan, as further described in the loan documents, provided, but not limited to, the following conditions are met: (i) the combined LTV ratio shall not exceed
     55%, while the combined DSCR must always be greater than 1.34x based on a
     10% constant and 1.75x on actual; (ii) the Second Loan will have a fixed interest rate; (iii) the Second Loan will be a fully amortizing loan and not have a maturity date prior to the first priority Loan; and (iv) if required by the lender, a "no downgrade" confirmation from applicable rating agencies. The lender must approve the secondary financing lender and financing documents, including an intercreditor agreement with the secondary financing lender.

     With respect to Mortgage Loan No. 83, Rolling Meadows Shopping Center, the
     borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV ratio is not greater than 75%, and (iii) the combined DSCR is not less than 1.55x.

     With respect to Mortgage Loan No. 137, Whitman Green Apartments, the
     borrower may incur secondary financing ("Second Loan") to be secured by the subject property and subordinate to the subject first priority loan, as further described in the loan documents, provided, but not limited to, the following conditions are met: (i) the combined LTV ratio shall not exceed
     45%, while the combined DSCR must always be greater than 1.60x based on a
     10% constant and 2.30x on actual; (ii) no prepayment of the Second Loan is permitted prior to the first priority Loan; (iii) the Second Loan will be a fully amortizing loan and will be co-terminus with the first priority Loan;
     (iv) if required by the lender a "no downgrade" confirmation from applicable rating agencies; and (v) secondary financing documents including an intercreditor agreement and consent from any guarantor acceptable to lender.

                                      II-2

     With respect to Mortgage Loan No. 204, Narrows Creek Townhomes, the
     borrower may incur secondary financing ("Second Loan") to be secured by the subject property and subordinate to the subject first priority loan, as further described in the loan documents, provided, but not limited to, the following conditions are met: (i) the combined LTV ratio shall not exceed
     70%, while the combined DSCR must always be greater than 1.00x based on a
     10% constant and 1.40x on actual; (ii) no prepayment of the Second Loan is permitted prior to the first priority Loan; (iii) the Second Loan amortization period will not extend beyond that of the mortgage loan and the Second Loan will be co-terminus with the first priority Loan; and (iv)
     the delivery of intercreditor documents acceptable to lender.

     With respect to Mortgage Loan No. 18, Alderwood Mall, future mezzanine debt is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 69.7% and DSCR less than 1.25x,
     (ii) no existing mezzanine loan is then outstanding, (iii) no Event of
     Default under the loan documents has occurred, and (iv) rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities.

     With respect to Mortgage Loan No. 48, 60 Thompson Street, the borrower may incur future mezzanine debt subject to other certain conditions as detailed in the loan documents including but not limited to: (i) the combined DSCR of not less than 1.40x; (ii) the combined LTV ratio shall not exceed 80%;
     (iii) a mezzanine loan term co-terminus with the Mortgage loan; (iv) the mezzanine lender must be an institutional lender that satisfies Rating
     Agency criteria; (v) the delivery of intercreditor documents acceptable to lender and applicable rating agencies; (vi) the delivery of a new non-consolidation opinion; and (vii) a "no downgrade" confirmation from applicable rating agencies.

     With respect to Mortgage Loan No. 70, Santa Barbara Corporate Center,
     future mezzanine debt is permitted subject to various conditions including:
     (i) there is no event of default, (ii) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x, (iii) lender's acceptance of mezzanine lender, and (iv) mezzanine lender will be subject to an intercreditor agreement. The ability to obtain mezzanine debt is personal to the current borrower.

     With respect to Mortgage Loan No. 91, College Park Apartments, in the event that the borrower is unable to get an additional future advance on their
     B-Note, future mezzanine debt is permitted subject to various conditions including: (i) there is no event of default, (ii) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x, (iii)
     lender's acceptance of mezzanine lender, and (iv) mezzanine lender will be subject to an intercreditor agreement. The ability to obtain mezzanine debt is personal to the current borrower.

     With respect to Mortgage Loan No. 112, Brentwood Apartments, future mezzanine debt is permitted subject to various conditions including: (i)
     there is no event of default, (ii) the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.20x, (iii) lender's acceptance of mezzanine lender, and (iv) mezzanine lender will be subject to an intercreditor agreement. The ability to obtain mezzanine debt is personal to the current borrower.

     With respect to Mortgage Loan No. 117, Hilton Garden Inn - St. Augustine
     Beach, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.40x.

     With respect to Mortgage Loan No. 131, Hampton Inn St. Charles, the
     borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than
     80% and DSCR less than 1.25x.

     With respect to Mortgage Loan No. 154, Hampton Inn Wausau, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.25x.

     With respect to Mortgage Loan No. 162, Barclay Square, following a sale, conveyance, or transfer of the mortgaged property in its entirety, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than
     75%, purchase-to-value greater than 75%, actual DSCR less than 1.25x, and
     DSCR on a 10.09% constant of less than 0.95x.

     With respect to Mortgage Loan No. 203, Buttonwood Plaza, following a sale, conveyance, or transfer of the mortgaged property in its entirety, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than
     75%, purchase-to-value greater than 75%, DSCR less than 1.25x, and DSCR on a 10.09% constant of less than 0.95x.

     With respect to Mortgage Loan No. 105, List Industries Building, the
     borrower may incur future unsecured debt after the

                                      II-3

     fifth loan year subject to various conditions including that the amount will not result in an aggregate LTV greater than 70% and DSCR less than
     1.50x.

     With respect to Mortgage Loan No. 128, 161 West 75th Street Coop, the
     borrower may obtain an unsecured line of credit from Independence Community
     Bank subject to various conditions including that the aggregate LTV shall not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

     With respect to Mortgage Loan No. 161, Hartco-Ventura, the borrower is permitted to make a one time unsecured loan to its principal, Jahansooz
     Saleh, in a maximum principal amount of $2,000,000.

     With respect to Mortgage Loan No. 163, Hillcrest Point Coop, the borrower may obtain an unsecured line of credit from Independence Community Bank subject to various conditions including that the aggregate LTV shall not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

     With respect to Mortgage Loan No. 197, 85 Eighth Avenue Condop, the
     borrower may obtain an unsecured line of credit from Independence Community
     Bank not to exceed $3,225,000 subject to various conditions including that the aggregate LTV shall not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

     With respect to Mortgage Loan No. 199, 16 East 98th Street Coop, the
     borrower may obtain an unsecured line of credit from Independence Community
     Bank subject to various conditions including that the aggregate LTV shall not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

     With respect to Mortgage Loan No. 212, 37-20 81st Street Coop, the borrower may obtain an unsecured line of credit from Independence Community Bank subject to various conditions including that the aggregate LTV shall not exceed 35%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

     With respect to Mortgage Loan No. 1-17, Chesterbrook/Glenhardie Portfolio,
     after the lockout period, the borrower may obtain a release of an individual property provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 115% of the allocated loan amount of the released property, (ii) the combined DSCR of the remaining properties is not less than the greater of 1.46x and the DSCR immediately preceding the release, and (c) the combined LTV of the remaining properties is not greater than the lesser of 65% and the LTV immediately preceding the release. The borrower may obtain a release of an individual property at any time during the loan term by paying a release price of 115% of the original allocated loan amount with the greater of yield maintenance and 1%.

     With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, the loan provides for the release of (i) any of eight certain restricted easement agreement ("REA") properties upon payment of 100% of the original allocated loan amount along with the applicable yield maintenance premiums, if certain rights are exercised pursuant to the applicable REA and (ii) three years after the closing date, one or more properties upon payment of 115%
     of the allocated loan amount along with the applicable yield maintenance premiums subject to certain conditions as detailed in the loan documents including but not limited to: (a) there is no event of default, (b) the
     DSCR of the remaining properties after the release shall be equal to or greater than 1.23x based on a 9.30% debt service constant, and (c) the LTV of the remaining properties after the release does not exceed 59%.

     With respect to Mortgage Loan Nos. 65-69, Platnum Portfolio, any property may be released through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) defeasance of an amount equal to 125% of the allocated loan amount for the released property, (ii)
     the LTV immediately following the release is not greater than 70%, and
     (iii) the DSCR immediately following the release is at least equal to or greater than 1.30x.

     With respect to Mortgage Loan No. 88, Harding Industrial, the borrower may obtain a release of a certain portion of the collateral subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: , (i) a paydown of
     120% of the allocated loan amount at the time of the release along with the greater of yield maintenance and 1%, (ii) the DSCR of the remaining collateral is not less than 1.38x, and (iii) the LTV of the remaining collateral is not greater than 65%.

     With respect to Mortgage Loan No. 109, Desert Square, the Wells Fargo
     Release Parcel (as defined in the loan documents) may be released through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) payment of an amount equal to 125% of the specified release price, (ii) the LTV immediately following the release is not greater than 60%, and (iii) the DSCR immediately following the release is at least equal to or greater than 1.80x.

                                      II-4

     With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, the loan allows the Mervyns Portfolio Borrower to substitute individual properties a maximum of ten times during the loan term. Any proposed substitution would be subject to satisfying numerous requirements and conditions including, but not limited to the following: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii)
     the NOI and DSCR for the replacement property for the 12 months immediately prior to the substitution is not less than the NOI and DSCR for the substituted property for the 12 months immediately prior to the substitution, (iii) the tenant of the replacement property shall have comparable credit quality and financial strength (as determined by Lender)
     to the tenant of the applicable substituted property, and (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

     With respect to Mortgage Loan No. 77, Marriott Courtyard - Fort Lauderdale,
     the original interest rate from the first payment date of January 1, 2005 was 5.888%, yielding a monthly payment of $82,871.42. On November 1, 2005, the interest rate decreased to 5.688%, yielding a reduced monthly payment of $81,297.47, which was calculated based on the current balance after the
     October 2005 payment of $12,813,494.

     With respect to Mortgage Loan No. 95, Hamburg Hills Estates & Coventry
     Woods, the original note dated February 7, 2005 was amended and restated as of March 14, 2006. Per the Amendment, the Interest Rate was raised from
     5.120% to 5.170%, effective March 1, 2006, and the principal and interest payment was recalculated on a 348-month amortization schedule resulting in a new monthly principal and interest payment of $53,116.61 due on April 1,
     2006. For purposes of disclosure, the loan has been presented as if the loan term began with the April 1, 2006 due date thus reducing the original loan term as disclosed to 108 months and the original loan balance to
     $9,567,071.96. All other loan terms have been disclosed in accordance with the terms of the amendment noted above.

7    The "Grace Period" shown is grace period to charge late interest. Certain states may have provisions that allow for longer grace periods than those shown, which are based on the mortgage loan documents.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan No. 47, Commerce Center, the loan requires principal and interest payments based on a 30-year amortization from April
     1, 2006 through March 1, 2009. Beginning April 1, 2009 through March 1,
     2011 the loan payments will be interest only. On April 1, 2011 until the loan is paid in full at a maturity date of March 1, 2016, the loan requires principal and interest payments based on a 30-year amortization.

9    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

     With respect to Mortgage Loan No. 46, 234 West 48th Street, the loan is secured by a fee interest in the ground, while the buildings and improvements at the property are not collateral for the loan. However, if the lessee defaults on its lease, ownership of the buildings and improvements at the subject property will revert to the borrower/lessor.
     Therefore, underwriting is based on a "look-through" to the projected income and expenses associated with the improvements. The actual income to the borrower under the ground lease is less than the amount underwritten for the loan; the underwritten DSCR is 1.01x based on the ground rents.

10   The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 71, Lake View US GSA Center, the
     mortgaged property is 100% leased to the United States of America with
     68,330 square feet expiring in May 2014, and 41,677 square feet expiring in
     October 2014.

     With respect to Mortgage Loan No. 172, Walgreens - Dearborn, Walgreen Co.
     has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

                                      II-5

     With respect to Mortgage Loan No. 140, Walgreens - Chicago, Walgreen Co.
     has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 9 months notice.

     With respect to Mortgage Loan No. 186, Walgreens - Rockford, Walgreen Co.
     has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

     With respect to Mortgage Loan No. 209, Walgreens - Oshkosh, Walgreen Co.
     has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

     With respect to Mortgage Loan No. 216, Walgreens - Westland, Walgreen Co.
     has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

     With respect to Mortgage Loan No. 225, Walgreens - Livonia, Walgreen Co.
     has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

     With respect to Mortgage Loan No. 231, Walgreens - Shreveport, Walgreen
     Louisiana Co., Inc. has a 75-year lease, but has an option to terminate the lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with nine months notice.

     With respect to Mortgage Loan No. 266, Walgreens - Avondale, AZ, Walgreen
     Arizona Drug Co. has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

13   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17   "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February, 2006 due dates for the MSMC mortgage loans, and as of the March, 2006 due dates for the WFB, BSCMI, PCF II, and PCF mortgage loans.

20   "Initial TI/LC Escrow Requirement" indicates the amount designated for
     Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February, 2006 due dates for the
     MSMC mortgage loans, and as of the March, 2006 due dates for the WFB,
     BSCMI, PCF II, and PCF mortgage loans.

                                      II-6

23   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

24   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
     represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM2.00" represents the greater of yield maintenance and 2.00%.
     "YM1.00" represents the greater of yield maintenance and 1.00%. "YM"
     represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.
     See Footnotes 25 and 27 for additional prepayment information.

     With respect to Mortgage Loan Nos. 1-17, Chesterbrook/Glenhardie Portfolio,
     the loan is locked out to defeasance until the earlier of March 8, 2009 or
     2 years after the REMIC "start-up" day, but prepayable at any time with the greater of yield maintenance and 1%.

25   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are fourteen different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L", "M"
     and "N". Any exceptions to these formulas are shown below such formulas.
     Summaries of the fourteen formulas are listed beginning on page II-9.

26   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

27   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-6, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

Mtg.                                     Escrowed Holdback    Escrow or LOC                      Prepayment
Loan                                    or Letter of Credit      Release      Outside Date        Premium
 No.            Property Name              Initial Amount       Conditions     for Release       Provisions
--------------------------------------------------------------------------------------------------------------

  55   Park Place Shopping Center                $44,882            1           4/29/2006    Yield Maintenance
  80   Lord Salisbury Shopping Center         $1,150,000            2            7/1/2007    Yield Maintenance
  82   Illumina at Lake Union                    $28,333            3            7/1/2006     Gtr of 1% or YM
  82   Illumina at Lake Union                    $16,669            3           10/1/2006     Gtr of 1% or YM
  88   Harding Industrial                        $44,964            4            4/1/2007    Yield Maintenance
 119   Scripps Poway Corporate Center       $250,000 LOC            5              NAP       Yield Maintenance
 249   Silver Run Center                    $300,000 LOC            6              NAP       Yield Maintenance

     All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-7

RELEASE CONDITIONS

1.   Borrower furnishes to Lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

2.   Borrower furnishes to Lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to Lender;
     lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing
     Commissions.

3.   Borrower furnishes to Lender a written disbursement request; a current estoppel certificate acknowledging, among other things, the lease is in full force and effect and neither Borrower nor Tenant is in default thereunder, all required tenant improvements have been completed and accepted, and Tenant is in occupancy and paying rent; final certificates of occupancy for both the Building and the Tenant premises issued by the applicable governmental authority.

4.   Borrower furnishes to Lender written disbursement request; lien waivers;
     evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders.

5.   Premises has a debt service coverage ratio of 1.0x or Protocol Services,
     Inc. has been in occupancy and current on rent payments for six consecutive months beginning on or after January 1, 2006.

6.   Borrower shall furnish evidence that the premises is 90% leased, underwritten net cash flow is equal to or exceeds 1.24x the annual debt service of the note, and all tenant improvements have been completed and all release requirements for tenant improvements and leasing commissions as provided in the documents.

                                      II-8

YIELD MAINTENANCE FORMULAS

A    "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of Component A of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
     Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of Component A of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
     used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate, when compounded semi annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
     Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
     week ending prior to the Prepayment Date, of U.S. Treasury Constant
     Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-9

B    Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date.
     On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this
     Agreement, prepay the unpaid principal balance of the Loan in whole, but
     (1)not in part, by paying, together with the amount to be prepaid, (i)
     interest accrued and unpaid on the outstanding principal balance of the
     Loan (2)being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the
     (3)Note, the (4)Mortgage and the other Loan Documents, and (iv) (5)if prepayment occurs prior to (6)the Payment Date which is one month prior to the Maturity Date, a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the (7)Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over
     (2) the (8)outstanding principal amount of the (9)Loan. Lender shall notify
     Borrower of the amount and the basis of determination of the required prepayment consideration.

     "PREPAYMENT RATE" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
     Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term (10)to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The
     Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street
     Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any
     successor publication, published by the Board of Governors of the Federal
     Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     "PREPAYMENT RATE DETERMINATION DATE" shall mean the date which is five (5)
     Business Days prior to the prepayment date.

     11

                                      II-10

--------------------------------------------------------------------------------
NOTES:

(1)  With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, insert the statement, "(subject to Section 2.3.1(b) below)."

(2)  With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, delete "being prepaid."

(3)  With respect to Mortgage Loan Nos. 19-43 Mervyns Portfolio, delete "Note"
     and insert "Notes."

(4)  With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, delete
     "Mortgage" and insert "Mortgages." With respect Mortgage Loan No. 86,
     Carrier Towne Crossing loan, delete "Mortgage" and insert "Security
     Instrument."

(5)  With respect to Mortgage Loan No. 206, HH Gregg Eastgate, Mortgage Loan No.
     245, CVS Aurora, and Mortgage Loan No. 256, CVS Madison, delete "if prepayment occurs prior to the Payment Date which is one month prior to the
     Maturity Date."

(6)  With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, delete "the
     Payment Date which is one month prior to the Maturity Date" and insert
     "September 1, 2012."

(7)  With respect to Mortgage Loan No. 206, HH Gregg Eastgate, Mortgage Loan No.
     245, CVS Aurora, and Mortgage Loan No. 256, CVS Madison, delete "Maturity"
     and insert "Anticipated Repayment."

(8)  With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, insert
     "aggregate."

(9)  With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, delete "Loan"
     and insert "Notes."

(10) With respect to Mortgage Loan No. 71, Lake View US GSA Center loan, insert
     "of the Note to its."

(11) With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, insert "The provisions referenced in Section 2.3.1(b) of the Mervyn's Portfolio Loan
     Agreement are:

     "On or after the Permitted Prepayment Date, Borrower may, provided it has satisfied the Partial Prepayment Conditions, obtain a release of the
     Related Documents with respect to a Release Property, by prepaying, (i) an amount equal to 115% of the Allocated Principal Amount with respect to the
     Release Property (such amount being referred to herein as the "Release
     Principal Payment"), (ii) interest accrued and unpaid on the Release
     Principal Payment to and including the date of prepayment, (iii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the Release Principal Payment after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iv) all other sums then due under this Agreement, the
     Release Mortgage and the other Loan Documents, (v) the Prepayment
     Consideration (calculated on the amount of the Release Principal Payment),
     (vi) an administration fee in the amount of $500.00, and (vii) all third-party costs and expenses incurred by Lender or the loan servicer
     (including, without limitation, reasonable attorneys fees and disbursements) in connection with the release of a Property. From the
     Release Principal Payment, an amount equal to fifteen percent (15%) of the
     Allocated Principal Amount shall be applied to the outstanding principal balance of the Remaining Notes, on a pro rata basis, and the Monthly Debt
     Service Payment Amount under each Remaining Note shall be recalculated based on the unpaid principal balance effective as of the day following the next occurring Payment Date. Lender promptly shall notify Borrower in writing of the new Monthly Debt Service Payment Amount with respect to each
     Remaining Note."

--------------------------------------------------------------------------------

                                      II-11

C    BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to the Open Period
     Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
     Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

     (i)  an amount equal to 1% of the amount prepaid; or

     (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury
          Yield (defined below) exceeds the outstanding principal balance of the
          Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
     Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
     Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or 4, if Due Dates are quarterly.

     ADDITIONAL CHARGE.

     If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

     EXCLUSION.

     Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                      II-12

D    Loan Prepayment

     The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

          (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the *U.S. Treasury Issue ("Primary Issue")
          published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield (1). In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

          (2) Calculate the "Present Value of the Loan." The Present Value of
          the Loan is the present value of the payments to be made in accordance with the Note (2) (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment 3 to the
          Maturity Date.

          (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last (4)
     90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

     (5) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is
     6, (7) three (3) months prior to the Maturity Date (8). From and after such
     (9) date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part (10), upon: (a)
     not less than 15 (11) days prior written notice to Lender specifying the date on which prepayment is to be made (12), which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents (13). Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the (9) date which is 6, (7) three (3)
     months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part (14), upon (a) not less than (15) 30 days prior written notice to the Lender specifying the date on which prepayment is to be made (12), which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date,
     Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other
     Indebtedness then due under the Loan Documents, and (d) payment of a "Make
     Whole Premium." (13) Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

                                      II-13

--------------------------------------------------------------------------------
NOTES:

(1)  With respect to Mortgage Loan No. 73, Commerce Crossings Six, insert "plus
     50 basis points".

(2)  With respect to Mortgage Loan No. 88, Harding Industrial, insert the following:

          "from and after the date of the prepayment or acceleration, as the case may be"

(3)  With respect to Mortgage Loan No. 88, Harding Industrial, insert the following: "or acceleration, as the case may be"

(4)  With respect to Mortgage Loan No. 70, Santa Barbara Corporate Center and
     Mortgage Loan No. 119, Scripps Poway Corporate Center delete "90 days" and insert "two (2) months".

(5)  With respect to Mortgage Loan No. 93, River Park Plaza, insert the following:

          "Except as expressly permitted in the Loan Documents as it relates to casualty and Taking proceeds,"

(6)  With respect to Mortgage Loan No. 47, Commerce Center, Mortgage Loan No.
     88, Harding Industrial, Mortgage Loan No. 176, Drayton Court Apartments,
     and Mortgage Loan No. 268, 5990 South University Boulevard, delete "three
     (3) months" and insert "one (1) month".

(7)  With respect to Mortgage Loan No. 70, Santa Barbara Corporate Center,
     Mortgage Loan No. 119, Scripps Poway Corporate Center, Mortgage Loan No.
     147, 525 West Baseline Road, and Mortgage Loan No. 249, Silver Run Center,
     delete "three (3) months" and insert "two (2) months".

(8)  With respect to Mortgage Loan No. 119, Scripps Poway Corporate Center,
     insert "("Payment Window Date")".

(9)  With respect to Mortgage Loan No. 119, Scripps Poway Corporate Center,
     insert "Payment Window Date".

(10) With respect to Mortgage Loan No. 119, Scripps Poway Corporate Center,
     insert "without the requirement to pay any Make Whole Premium".

(11) With respect to Mortgage Loan No. 93, River Park Plaza, delete "15" and insert "10".

(12) With respect to Mortgage Loan No. 93, River Park Plaza, insert the following:

          "(Lender acknowledges that said payoff date may ultimately change slightly and that such variation will not result in the Borrower having to provide an additional 30 days notice, provided however that
          Lender must have prior written notice of at least 5 business days after said change in the date on which the prepayment will be made)"

(13) With respect to Mortgage Loan No. 93, River Park Plaza, insert the following:

          "provided however, that any amounts paid by Borrower to Lender in connection with said prepayment which are in excess of those amounts required to satisfy (a)-(c), shall be returned to Borrower."

(14) With respect to Mortgage Loan No. 88, Harding Industrial, insert "(except as specifically allowed pursuant to the terms of paragraph 42 of the Trust
     Deed)".

(15) With respect to Mortgage Loan No. 93, River Park Plaza, delete "30" and insert "15".

--------------------------------------------------------------------------------

                                      II-14

E    PREPAYMENT FOLLOWING PREPAYMENT LOCKOUT EXPIRATION DATE.

     Provided no Event of Default shall have occurred, Borrower shall have the right on any date from and after the Prepayment Lockout Expiration Date and prior to the Optional Prepayment Date to prepay the Debt in whole (or a portion thereof as permitted by Section 2.6.2 of the Loan Agreement) upon not less than thirty (30) days' prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a "Prepayment Date")
     upon payment of an amount equal to the Yield Maintenance Premium. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date,
     Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the
     Payment Date next occurring following the date of such prepayment.

     On any date from and after the Optional Prepayment Date, provided no Event of Default has occurred, Borrower may, at its option and upon thirty (30)
     days' prior written notice to Lender, prepay the Debt in whole but not in part without payment of the Yield Maintenance Premium or any other prepayment premium. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the
     Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

     "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of
     (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the
     Note assuming that all outstanding principal and interest on the Loan is paid on the Optional Prepayment Date (1)or the Maturity date, as applicable
     (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

--------------------------------------------------------------------------------
NOTE:

(1)  With respect to Mortgage Loan No. 83, Rolling Meadows Shopping Center
     delete "or the Maturity date, as applicable".

--------------------------------------------------------------------------------

                                      II-15

F    The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the
     Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
     "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
     Maintenance Treasury Rate. As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

                                      II-16

G    Notwithstanding anything to the contrary contained in Section 5(c), if
     Borrower wishes to defease this Note after the third anniversary of the
     Month-End Date, but the issuance of Securities occurred more than one (1)
     year after the Month-End Date (so that the first two (2) years following the effective startup day of the issuance of Securities has not yet lapsed), Borrower may not obtain a release of the Property through a
     Defeasance Event. Borrower may, however, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the principal balance of this Note to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other
     Security Documents, and (d) a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over
     (B) the principal amount of this Note being prepaid. Lender shall notify
     Borrower of the amount and the basis of determination of the required prepayment consideration. Borrower's right to prepay the principal balance of this Note shall be subject to (i) Borrower's submission of a notice to
     Lender setting forth the projected date of prepayment, which date shall be no less than thirty (30) or more than ninety (90) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

                                      II-17

H    For purposes of this Article 17 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of (i) one percent (1%) of the remaining principal balance of the Note, or (ii) the product of (A) the ratio of the amount of the remaining principal balance of this Note over the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment
     Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
     less the amount of the outstanding principal balance of this Note on the
     Prepayment Date (after subtracting the scheduled principal payment on such
     Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
     Statistical Release H. 15-Selected Interest Rates under the heading U.S.
     government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the
     Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)
     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-18

I    The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the
     Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
     "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
     Maintenance Treasury Rate. As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

                                      II-19

J    The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H. 15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-20

K    The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) one percent (1%) of the outstanding principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H. 15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-21

L    For purposes of this Article 6 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of (i) one percent (1%) of the remaining principal balance of this Note, or (ii) the product of (A) the ratio of the amount of the remaining principal balance of this Note over the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment
     Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
     less the amount of the outstanding principal balance of this Note on the
     Prepayment Date (after subtracting the scheduled principal payment on such
     Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the
     Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)
     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-22

M    Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note prior to the Optional
     Prepayment Date, except as expressly set forth in this Article 5.

     During the period from the earlier to occur of (i) the second (2nd)
     anniversary of the effective date of any Securitization of the Loan (as defined in Article 12), and (ii) the fourth (4th) anniversary of the
     Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment,
     (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security
     Instrument and the Other Security Documents, and (d) if the prepayment occurs prior to the Optional Prepayment Date, a prepayment consideration
     (the "Prepayment Consideration") equal to the greater of (i) one percent
     (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of (1) all then-scheduled Monthly Payments and (2) the amount of interest and principal scheduled to be outstanding on the Optional Prepayment Date
     (without giving effect to any payment required to be made on such date, and with each such payment or amount discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)) over (B) the principal amount of this Note being prepaid.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
     Optional Prepayment Date, as most recently published in the "Treasury
     Bonds, Notes and Bills" section in The Wall Street Journal as of such
     Prepayment Rate Determination Date. If more than one issue of United States
     Treasury Securities has the remaining term to the Optional Prepayment Date referred to above, the "Prepayment Rate" shall be the yield on the United
     States Treasury Security most recently issued as of the Prepayment Rate
     Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New
     York, New York.

     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
     Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     Borrower's right to prepay any portion of the principal balance of this
     Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty
     (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

                                      II-23

N    The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Payment Date, which is 3 months prior to the Maturity Date (including any balloon payment)
     determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Payment Date, which is 3 months prior to the Maturity
     Date. (In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-24

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 1 - CHESTERBROOK/GLENHARDIE PORTFOLIO
--------------------------------------------------------------------------------

           [SIX PHOTOS OF CHESTERBROOK/GLENHARDIE PORTFOLIO OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 1 - CHESTERBROOK/GLENHARDIE PORTFOLIO
--------------------------------------------------------------------------------

     [MAP INDICATING LOCATION OF CHESTERBROOK/GLENHARDIE PORTFOLIO OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 1 - CHESTERBROOK/GLENHARDIE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):             $120,000,000

CUT-OFF DATE BALANCE(1):         $120,000,000

LOAN PURPOSE:                    Acquisition

SHADOW RATING (MOODY'S/FITCH):   Baa3 / BBB-

FIRST PAYMENT DATE:              April 8, 2006

INTEREST RATE:                   5.670%

AMORTIZATION:                    Interest Only

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   March 8, 2016

EXPECTED MATURITY BALANCE:       $120,000,000

SPONSORS:                        Pitcairn Properties Holdings, Inc.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Prepayable at any time with the greater of
                                 yield maintenance and 1% of the principal
                                 balance. Locked out until the earlier of March
                                 8, 2009 or 2 years after the REMIC "start-up"
                                 day, with U.S. Treasury defeasance thereafter.
                                 Prepayable without penalty from and after
                                 December 8, 2015.

LOAN PER SF(1):                  $93.76

UP-FRONT RESERVES:               TI/LC:       $9,500,000

ONGOING RESERVES:                Cap Ex:      $26,114 / month
                                 RE Tax:      $29,336 / month
                                 Insurance:   Springing

LOCKBOX:                         Soft, Springing to hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio of 17 assets

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Suburban

LOCATION:                        Wayne, PA

YEAR BUILT/RENOVATED:            See table below

PERCENT LEASED(2):               See table below

SQUARE FOOTAGE:                  1,279,831

THE COLLATERAL:                  Two multi-building office parks

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Pitcairn Properties Management Company, LLC

MOST RECENT NET OP. INCOME:      $9,430,988

2ND MOST RECENT NET OP.
INCOME:                          $10,199,149

3RD MOST RECENT NET OP.
INCOME:                          NAP

U/W NET OP. INCOME:              $17,271,871

U/W NET CASH FLOW:               $15,300,729

U/W OCCUPANCY:                   Actual Rent In-Place

APPRAISED VALUE(1):              $253,375,000

CUT-OFF DATE LTV(1):             47.4%

MATURITY DATE LTV(1):            47.4%

DSCR(1):                         2.22x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  The subject $120,000,000 loan represents the A Note portion of a
     $175,000,000 mortgage loan. A $55,000,000 subordinate B note is not included in the trust. All LTV, DSCR and Loan per SF numbers in this table are based on the A Note portion of the total financing. The Original
     Balance, Cut-Off Date Balance, Appraised Value, Loan per SF and Square
     Footage was determined on a combined-property basis.

(2)  Occupancy is based on rent rolls dated January 20, 2006.

THE CHESTERBROOK/GLENHARDIE PORTFOLIO LOAN

     THE LOAN. The largest loan (the "Chesterbrook/Glenhardie Portfolio Loan")
as evidenced by the Promissory Note (the "Chesterbrook/Glenhardie Portfolio
Note") is secured by a first priority Fee Mortgage and Security Agreement (the
"Chesterbrook/Glenhardie Portfolio Mortgage") encumbering the two office parks totaling 1,279,831 square feet and known as Chesterbrook/Glenhardie Corporate
Center, located in Wayne, Pennsylvania (the "Chesterbrook/Glenhardie Portfolio
Property"). The Chesterbrook/Glenhardie Portfolio Loan was originated on March
8, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The joint and several borrowers are Chesterbrook Partners, LP and Glenhardie Partners, LP, each a Delaware limited partnership (collectively, the "Chesterbrook/Glenhardie Portfolio Borrower") that own no material assets other than the Chesterbrook/Glenhardie Portfolio Property and related interests.
Chesterbrook Partners, LP and Glenhardie Partners, LP are each wholly-owned subsidiary of Pitcairn Properties Holdings, Inc. and SEB Immobilien-Investment
GmbH, the sponsors of the Chesterbrook/Glenhardie Portfolio Loan. Pitcairn
Properties Holdings Inc. entered the real estate field in 1968 and has a portfolio of over 1.5 million square feet that it self manages. As of 2005,
Pitcairn Properties Holdings, Inc.'s portfolio consisted of 21 stabilized properties,

                                      IV-3

6 properties under construction and 201 acres for future development. SEB
Immobilien-Investment GmbH is the sponsor of German open-ended real estate funds with an aggregate net worth of (euro)5.1 billion.

     THE  PROPERTIES.  Each  of  the   Chesterbrook/Glenhardie   Portfolio  Loan
properties is located in a suburban retail corridor  approximately 20 miles from the Philadelphia central business district.

     The "725 Chesterbrook Boulevard" property is located in Wayne, Pennsylvania at 725  Chesterbrook  Boulevard.  The 725  Chesterbrook  Boulevard  property was
originally   constructed  in  1992.  It  consists  of  a  135,384  square  foot, three-story office building. The 725 Chesterbrook Boulevard property is situated on approximately 7 acres and includes 738 parking spaces.

     The "965 Chesterbrook Boulevard" property is located in Wayne, Pennsylvania at 965  Chesterbrook  Boulevard.  The 965  Chesterbrook  Boulevard  property was
originally   constructed  in  1987.  It  consists  of  a  119,779  square  foot, three-story office building. The 965 Chesterbrook Boulevard property is situated on approximately 8.5 acres and includes 444 parking spaces.

     The "955 Chesterbrook Boulevard" property is located in Wayne, Pennsylvania at 955  Chesterbrook  Boulevard.  The 955  Chesterbrook  Boulevard  property was
originally   constructed  in  1986.  It  consists  of  a  118,634  square  foot, three-story office building. The 955 Chesterbrook Boulevard property is situated on approximately 10.01 acres and includes 439 parking spaces.

     The "735 Chesterbrook Boulevard" property is located in Wayne, Pennsylvania at 735  Chesterbrook  Boulevard.  The 735  Chesterbrook  Boulevard  property was originally constructed in 1990. It consists of a 84,350 square foot, three-story office  building.  The  735  Chesterbrook  Boulevard  property  is  situated  on approximately 5.1 acres and includes 283 parking spaces.

     The "1300 Morris Drive" property is located in Wayne,  Pennsylvania at 1300
Morris Drive. The 1300 Morris Drive property was originally constructed in 1982.
It consists of an 87,137  square  foot,  four-story  office  building.  The 1300
Morris Drive  property is situated on  approximately  6.5 acres and includes 356 parking spaces.

     The "1400 Morris Drive" property is located in Wayne,  Pennsylvania at 1400
Morris Drive. The 1400 Morris Drive property was originally constructed in 1987.
It consists of a 88,566 square foot, four-story office building. The 1400 Morris
Drive property is situated on  approximately  8.4 acres and includes 473 parking spaces.

     The "640 Lee Road"  property is located in Wayne,  Pennsylvania  at 640 Lee
Road. The 640 Lee Road property was originally  constructed in 1988. It consists of a 73,418 square foot,  three-story office building. The 640 Lee Road property is situated on approximately 5.06 acres and includes 293 parking spaces.

     The "690 Lee Road"  property is located in Wayne,  Pennsylvania  at 690 Lee
Road. The 690 Lee Road property was originally  constructed in 1988. It consists of a 73,178 square foot,  three-story office building. The 690 Lee Road property is situated on approximately 5.01 acres and includes 293 parking spaces.

     The "701 Lee Road"  property is located in Wayne,  Pennsylvania  at 701 Lee
Road. The 701 Lee Road property was originally  constructed in 1992. It consists of a 78,826 square foot,  four-story office building.  The 701 Lee Road property is situated on approximately 8.5 acres and includes 284 parking spaces.

     The "1325 Morris Drive" property is located in Wayne,  Pennsylvania at 1325
Morris Drive. The 1325 Morris Drive property was originally constructed in 1981.
It consists of a 63,890  square  foot,  three-story  office  building.  The 1325
Morris Drive  property is situated on  approximately  7.4 acres and includes 259 parking spaces.

     The "1285 Drummers Lane" property is located in Wayne, Pennsylvania at 1285
Drummers Lane. The Two Glenhardie  property was originally  constructed in 1983.
It  consists of a 62,862  square  foot,  three-story  office  building.  The Two
Glenhardie  property is situated on  approximately  3.9 acres and  includes  225 parking spaces.

     The "1275 Drummers Lane" property is located in Wayne, Pennsylvania at 1275
Drummers Lane. The One Glenhardie  property was originally  constructed in 1979.
It  consists of a 63,006  square  foot,  three-story  office  building.  The One
Glenhardie  property is situated on  approximately  5.3 acres and  includes  225 parking spaces.

     The "1255 Drummers Lane" property is located in Wayne, Pennsylvania at 1255
Drummers Lane. The Four Glenhardie property was originally  constructed in 1985.
It consists of a 64,621  square  foot,  three-story  office  building.  The Four
Glenhardie  property is situated on  approximately  5.03 acres and  includes 234 parking spaces.

     The "1265 Drummers Lane" property is located in Wayne, Pennsylvania at 1265
Drummers Lane. The Three Glenhardie property was originally constructed in 1984.
It consists of a 64,119  square foot,  three-story  office  building.  The Three
Glenhardie  property is situated on  approximately  4.97 acres and  includes 232 parking spaces.

     The "600 Lee Road"  property is located in Wayne,  Pennsylvania  at 600 Lee
Road. The 600 Lee Road property was originally  constructed in 1987. It consists of a 38,400 square foot, two-story office building. The 600 Lee Road property is situated on approximately 3.51 acres and includes 230 parking spaces.

                                      IV-4

     The "601 Lee Road"  property is located in Wayne,  Pennsylvania  at 601 Lee
Road. The 601 Lee Road property was originally  constructed in 1982. It consists of a 35,361 square foot, two-story office building. The 601 Lee Road property is situated on approximately 5.45 acres and includes 190 parking spaces.

     The "620 Lee Road"  property is located in Wayne,  Pennsylvania  at 620 Lee
Road. The 620 Lee Road property was originally  constructed in 1986. It consists of a 28,300 square foot, two-story office building. The 620 Lee Road property is situated on approximately 2.04 acres and includes 115 parking spaces.

                                    ALLOCATED A
                                        NOTE      PROPERTY   OWNERSHIP   YEAR BUILT/   PERCENT
       PROPERTY         LOCATION    LOAN AMOUNT     TYPE      INTEREST    RENOVATED     LEASED   SQUARE FEET
---------------------   ---------   -----------   --------   ---------   -----------   -------   -----------

725 Chesterbrook Blvd   Wayne, PA   $14,902,000    Office       Fee        1992/NAP     100.0%     135,384
965 Chesterbrook Blvd   Wayne, PA   $13,046,000    Office       Fee        1987/NAP     100.0%     119,779
955 Chesterbrook Blvd   Wayne, PA   $12,101,000    Office       Fee        1986/NAP      85.4%     118,634
735 Chesterbrook Blvd   Wayne, PA   $ 9,427,000    Office       Fee        1990/NAP     100.0%      84,350
1300 Morris Drive       Wayne, PA   $ 8,740,000    Office       Fee        1982/NAP     100.0%      87,137
1400 Morris Drive       Wayne, PA   $ 8,560,000    Office       Fee        1987/NAP      83.8%      88,566
640 Lee Road            Wayne, PA   $ 6,257,000    Office       Fee        1988/NAP      76.7%      73,418
690 Lee Road            Wayne, PA   $ 6,124,000    Office       Fee        1988/NAP      90.1%      73,178
701 Lee Road            Wayne, PA   $ 6,093,000    Office       Fee        1992/NAP      88.7%      78,826
1325 Morris Drive       Wayne, PA   $ 5,977,000    Office       Fee        1981/NAP      63.5%      63,890
1285 Drummers Lane      Wayne, PA   $ 5,193,000    Office       Fee        1983/NAP       0.0%      62,862
1275 Drummers Lane      Wayne, PA   $ 5,183,000    Office       Fee        1979/NAP      75.5%      63,006
1255 Drummers Lane      Wayne, PA   $ 5,104,000    Office       Fee        1985/NAP      79.9%      64,621
1265 Drummers Lane      Wayne, PA   $ 4,809,000    Office       Fee        1984/NAP      82.0%      64,119
600 Lee Road            Wayne, PA   $ 3,221,000    Office       Fee        1987/NAP       0.0%      38,400
601 Lee Road            Wayne, PA   $ 2,955,000    Office       Fee        1982/NAP     100.0%      35,361
620 Lee Road            Wayne, PA   $ 2,308,000    Office       Fee        1986/NAP     100.0%      28,300

                             LEASE ROLLOVER SCHEDULE

                                                                                                  CUMULATIVE % OF
                                                   % OF TOTAL                   % OF TOTAL BASE      TOTAL BASE
                # OF LEASES   AVERAGE BASE RENT   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   RENTAL REVENUES
    YEAR          ROLLING       PER SF ROLLING      ROLLING     OF SF ROLLING       ROLLING           ROLLING
-------------   -----------   -----------------   -----------   -------------   ---------------   ---------------

Vacant              --                 --             18%            18%                --               --
MTM                  1             $ 1.48              0%            18%                0%               0%
2006                11             $25.85              3%            21%                4%               4%
2007                 5             $23.43              3%            24%                4%               8%
2008                 9             $24.08              7%            31%                9%              17%
2009                15             $24.23             21%            52%               27%              44%
2010                11             $25.30             15%            67%               20%              64%
2011                 9             $23.36              8%            75%                9%              73%
2012                 1             $22.25              1%            76%                1%              74%
2013                 1             $21.50              1%            77%                1%              75%
2014                --                 --              --            77%                --              75%
2015                 3             $20.12             12%            88%               12%              88%
2016 & Beyond        5             $20.40             12%           100%               13%             100%

                                      IV-5

     The following  table  presents  certain  information  relating to the major tenants at the Chesterbrook/Glenhardie Portfolio Property:

                                                                                    % OF TOTAL     ANNUALIZED
                          CREDIT RATING                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/         TENANT                 UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
      TENANT NAME        MOODY'S/S&P)(1)      NRSF     % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION(2)
------------------------------------------------------------------------------------------------------------------------------

Shire Pharmaceuticals        --/--/--        229,414       18%      $ 4,691,734         19%          $20.45        09/30/2015
Centocor                     --/--/--        160,189       13%      $ 3,972,687         16%          $24.80        01/31/2009
AmerisourceBergen Drug    BBB-/Ba2/BBB-      134,417       11%      $ 3,645,515         15%          $27.12        06/30/2010
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       524,020       41%      $12,309,936         51%          $23.49
==============================================================================================================================

Other Tenants                  NAP           526,359       41%      $12,005,566         49%          $22.81         Various
Vacant Space                   NAP           229,452       18%      $         0          0%          $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     1,279,831      100%      $24,315,502        100%          $23.15
==============================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  For Shire Pharmaceuticals, 0.6% of the NRSF expires on February 28, 2007,
     10.6% expires on September 30, 2015, and 6.6% expires on September 30,
     2016. For Centocor, 9.4% of the NRSF expires on January 31, 2009, and 3.2%
     expires on July 31, 2009.

     ESCROWS AND RESERVES. The Chesterbrook/Glenhardie Portfolio Borrower is
required to escrow 1/12 of annual real estate taxes monthly. The
Chesterbrook/Glenhardie Portfolio Borrower is required to escrow 1/12 of annual insurance premiums monthly, but such requirement is waived if blanket insurance policies are in place and no event of default has occurred. The
Chesterbrook/Glenhardie Portfolio Borrower is also required to deposit any lease termination fees received from any tenants into a TI/LC reserve. A $9,500,000 initial TI/LC escrow was collected at closing. The initial TI/LC escrow is not allocated on a property basis in the loan documents and may be released pursuant to new and renewal leases within the Chesterbrook/Glenhardie Portfolio according to the provisions contained in the loan documents.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Chesterbrook/Glenhardie Portfolio Loan. Cash management of the lockbox will begin upon the occurrence of an event of default.

     PROPERTY MANAGEMENT. The Chesterbrook/Glenhardie Portfolio Property is
managed by Pitcairn Properties Management Company, LLC, which is an affiliate of
Pitcairn Properties Holdings Inc., one of the Chesterbrook/Glenhardie Portfolio
Loan's sponsors. The management agreement is subordinate to the
Chesterbrook/Glenhardie Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent companies of the Chesterbrook/Glenhardie Portfolio Borrower, Pitcairn Properties
Holdings Inc. and SEB Immobilien-Investment GmbH, may obtain mezzanine financing to effectuate the prepayment of the existing $55 million B Note under certain limited circumstances, provided the Chesterbrook/Glenhardie Portfolio Borrower satisfies certain conditions, including (i) the combined DSCR including the mezzanine financing is at least 1.48x, (ii) the combined LTV ratio including the mezzanine financing does not exceed 65%, (iii) the mezzanine lender must enter into an intercreditor agreement and (iv) delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The
Chesterbrook/Glenhardie Portfolio Property also secures a $55,000,000 B Note held by MSMC, bearing interest at 6.05% for a term of 10 years. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the A Note and the right of the holder of the A Note. The
Chesterbrook/Glenhardie Portfolio Borrower may obtain financing for capital improvements related solely to the Chesterbrook/Glenhardie Portfolio Property so long as such indebtedness (i) is unsecured, (ii) is in an amount which, when added to the outstanding principal balance of the loan and the outstanding principal balance of any mezzanine financing, results in a combined DSCR ratio of not less than 1.48x and a LTV of not more than 65%, and (iii) shall require that the principal amount of such indebtedness be repaid from the operating income in excess of operating expenses, debt service and reserve deposits.

     RELEASE OF PARCELS. The Chesterbrook/Glenhardie Portfolio Borrower may
obtain a release of any individual property in connection with a partial defeasance or partial prepayment of the Chesterbrook/Glenhardie Portfolio Loan upon payment of 115% of the allocated loan amount due under the combined
Chesterbrook/Glenhardie Portfolio Loan and the B Note with respect to the released property (which release payment shall be allocated between the
Chesterbrook/Glenhardie Portfolio Loan and the B Note on a pro rata basis) and the satisfaction of certain conditions, including the following: (i) no event of default has occurred and remains uncured, (ii) the DSCR for the remaining property is not less than the greater of 1.46x and the DSCR for the properties prior to the release, (iii) the LTV for the remaining property is not greater than the lesser of 65% or the LTV for the properties prior to the release, and
(iv) delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release. In the case of a release of any condominium property, the Chesterbrook/Glenhardie Portfolio
Borrower has certain additional delivery obligations.

     Certain additional information regarding the Chesterbrook/Glenhardie
Portfolio Loan and the Chesterbrook/Glenhardie Portfolio Property is set forth on Appendix II hereto.

                                      IV-6

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

                    [THREE PHOTOS OF ALDERWOOD MALL OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF ALDERWOOD MALL OMITTED]

                                      IV-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $104,370,000

CUT-OFF DATE BALANCE(1):          $103,268,302

LOAN PURPOSE:                     Refinance

SHADOW RATING (MOODY'S/FITCH):    Baa1 / BBB

FIRST PAYMENT DATE:               August 6, 2005

INTEREST RATE:                    4.714202%

AMORTIZATION(1):                  360 months

ARD:                              NAP

HYPERAMORTIZATION:                NAP

MATURITY DATE:                    July 6, 2010

EXPECTED MATURITY BALANCE(1):     $96,329,649

SPONSOR:                          General Growth Properties, Inc.

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Locked out until the earlier of June 14, 2008
                                  or 2 years after the REMIC "start-up" day,
                                  with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  January 6, 2010.

LOAN PER SF(1):                   $373.11

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing
                                  TI / LC:     Springing

LOCKBOX:                          Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Retail

PROPERTY SUB-TYPE:                Anchored

LOCATION:                         Lynnwood, WA

YEAR BUILT/RENOVATED:             1979 / 1995, 1996 and 2004

PERCENT LEASED(2):                95.5%

SQUARE FOOTAGE:                   564,856

THE COLLATERAL:                   One-story super-regional mall

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              General Growth Management, Inc.

MOST RECENT NET OP. INCOME:       $18,225,935

2ND MOST RECENT NET OP. INCOME:   $16,365,916

3RD MOST RECENT NET OP. INCOME:   $14,319,609

U/W NET OP. INCOME:               $24,574,739

U/W NET CASH FLOW:                $23,991,332

U/W OCCUPANCY:                    95.5%

APPRAISED VALUE:                  $435,000,000

CUT-OFF DATE LTV(1):              48.4%

MATURITY DATE LTV(1):             45.2%

DSCR(1):                          1.82x

POST IO DSCR(1):                  NAP
--------------------------------------------------------------------------------

(1)  The subject $104,370,000 A-2 Note represents a 49.00% pari passu interest in the $213,000,000 senior portion of a $268,000,000 mortgage loan. All
     LTV, DSCR and Loan per SF numbers in this table are based on the total
     $213,000,000 senior financing. The entire loan of $303,000,000 (including the Mezzanine Loan) has characteristics of a five-year term and 30-year amortization.

(2)  Percent Leased is based on the rent roll dated April 28, 2005.

THE ALDERWOOD MALL LOAN

     THE LOAN. The second largest loan (the  "Alderwood Mall Loan") as evidenced by the  Promissory  Note  (the  "Alderwood  Mall  Note") is  secured  by a first priority  fee  Deed  of  Trust  and  Security  Agreement  (the  "Alderwood  Mall
Mortgage")  encumbering  the 564,856  square foot  super-regional  shopping mall known as Alderwood  Mall,  located in Lynnwood,  Washington (the "Alderwood Mall
Property").  The  Alderwood  Mall Loan was  originated on June 14, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER.  The borrower is Alderwood  Mall L.L.C.,  a Delaware  limited liability  company (the  "Alderwood  Mall Borrower") that owns no material asset other than the Alderwood Mall Property and related interests. The Alderwood Mall
Borrower is a direct subsidiary of General Growth Properties,  Inc., the sponsor of the Alderwood Mall Loan. General Growth  Properties,  Inc. is a Chicago-based retail  real  estate  investment  trust  engaged  in the  ownership,  operation, management,  leasing,  acquisition,  development  and financing of United States regional  shopping  centers.  General  Growth  Properties,  Inc.  currently  has ownership  interest in, or  management  responsibility  for, a portfolio of more than 200 regional  shopping  malls and numerous  other types of properties in 44 states, totaling more than 200 million square feet of space.

                                      IV-9

     THE PROPERTY. The Alderwood Mall Property is located in Lynnwood,
Washington, at 3000 184th Street SW Interstate 5, at the interchange of
Interstates 5 and 405. The Alderwood Mall Property is located in the
Seattle-Bellevue-Everett PMSA. The Alderwood Mall Property was originally constructed in 1979 and renovated in 1995, 1996, and 2004. It consists of a
1,251,897 square foot, one-story super regional mall, of which 564,856 square feet is collateral for the Alderwood Mall Loan. The Alderwood Mall Property is
situated on approximately 38.0 acres and includes over 7,000 parking spaces. The
Alderwood Mall Property is anchored by Macy's, Sears, JC Penney and Nordstrom's, which are not part of the collateral for the Alderwood Mall Loan.

                                            CREDIT RATING OF                           OPERATING
                                             PARENT COMPANY               COLLATERAL    COVENANT
ANCHOR      PARENT COMPANY                (FITCH/MOODY'S/S&P)     GLA      INTEREST    EXPIRATION
-------------------------------------------------------------------------------------------------

Macy's      Federated Department Stores      BBB+/Baa1/BBB      209,520       No          None
Sears       Sears Holding Corp.               BB/Baa3/BB+       177,697       No          None
JC Penney   JC Penney Co., Inc.              BBB-/Baa3/BB+      158,867       No          None
Nordstrom   Nordstrom, Inc.                   A-/Baa1/A-        144,057       No          None
-------------------------------------------------------------------------------------------------
TOTAL                                                           690,141
=================================================================================================

                             LEASE ROLLOVER SCHEDULE

                                                                                                       CUMULATIVE % OF
                                   AVERAGE                                            % OF TOTAL            TOTAL
                              UNDERWRITTEN BASE                                   UNDERWRITTEN BASE     UNDERWRITTEN
                # OF LEASES      RENT PER SF      % OF TOTAL SF    CUMULATIVE %    RENTAL REVENUES       BASE RENTAL
     YEAR         ROLLING          ROLLING           ROLLING      OF SF ROLLING        ROLLING        REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------

    Vacant           --                 --              5%               5%               --                  --
     MTM              9             $24.60              6%              10%               4%                  4%
     2006            12             $34.12              5%              16%               5%                  9%
     2007            12             $33.31              7%              23%               7%                 17%
     2008            14             $45.21              4%              27%               5%                 22%
     2009            11             $48.56              4%              31%               6%                 28%
     2010             8             $50.74              3%              34%               4%                 32%
     2011             8             $77.79              2%              37%               6%                 37%
     2012            13             $54.60              5%              42%               8%                 46%
     2013             6             $46.30              2%              43%               2%                 48%
     2014            21             $41.35              9%              53%              11%                 59%
     2015            21             $32.45             14%              67%              13%                 72%
2016 & Beyond        15             $28.73             33%             100%              28%                100%

     The following table presents certain information relating to the major tenants at the Alderwood Mall Property:

                                                                                         % OF TOTAL     ANNUALIZED
                          CREDIT RATING                                   ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/                                     UNDERWRITTEN   UNDERWRITTEN   BASE RENT ($      LEASE
      TENANT NAME        MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF(2)   BASE RENT ($)   BASE RENT(2)     PER NRSF)    EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Loews Cineplex               --/B1/B          79,330          14%         $ 2,080,033        11%          $26.22      12/31/2025
Borders Books & Music       --/--/--          24,320           4%         $   486,400         2%          $20.00      01/31/2020
R.E.I.                      --/--/--          22,785           4%         $   455,700         2%          $20.00      01/31/2015
Pottery Barn                --/--/--           9,394           2%         $   375,760         2%          $40.00      01/31/2017
Express                     --/--/--          16,500           3%         $   363,000         2%          $22.00      01/31/2007
Claim Jumper                --/--/--          12,641           2%         $   341,307         2%          $27.00      10/31/2024
Victoria's Secret          --/Baa2/BBB         9,131           2%         $   292,192         2%          $32.00      01/31/2014
Forever 21                  --/--/--           6,109           1%         $   281,014         1%          $46.00      01/31/2012
Ben Bridge Jeweler          --/--/--           2,714           0%         $   257,830         1%          $95.00      07/31/2011
Williams-Sonoma             --/--/--           5,639           1%         $   253,755         1%          $45.00      01/31/2017
Urban Outfitters            --/--/--          11,029           2%         $   253,667         1%          $23.00      05/31/2016
Abercrombie & Fitch         --/--/--           9,180           2%         $   247,860         1%          $27.00      02/28/2009
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       208,772          37%         $ 5,688,518        29%          $27.25
================================================================================================================================

Other Tenants                  NAP           330,585          59%         $13,786,633        71%          $41.70        Various
Vacant Space                   NAP            25,499           5%         $         0         0%          $ 0.00          NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       564,856         100%         $19,475,150       100%          $36.11
================================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  May not sum to 100% due to rounding.

                                      IV-10

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a trigger event ("Trigger Event," described below), the Alderwood Mall Borrower is required to (i) deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly, (ii) deposit $9,856 monthly into a capital expenditure reserve until the total amount in the reserve equals at least $118,273, and (iii) deposit $32,814 monthly into a rollover reserve until the total amount in the reserve equals at least $393,763. A
Trigger Event shall occur upon (i) the occurrence and continuance of a loan default, and terminate upon the cure or waiver of such default, or upon (ii) the date when the DSCR is less than 1.15x, and terminate at such time when the DSCR is equal to or in excess of 1.15x for a twelve consecutive month period.

     LOCKBOX AND CASH MANAGEMENT. A springing hard lockbox is in place with respect to the Alderwood Mall Loan. The lockbox will be in place until the
Alderwood Mall Loan has been paid in full. The lockbox becomes hard upon (a)
occurrence of an Event of Default, or upon (b) the date when the DSCR is less than 1.15x.

     PROPERTY MANAGEMENT. The Alderwood Mall Property is managed by General
Growth Management, Inc., which is an affiliate of the Alderwood Mall Loan's sponsor. The management agreement is subordinate to the Alderwood Mall Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the Alderwood Mall Borrower, Alderwood Mall Holding, L.L.C., has obtained mezzanine financing in the amount of $35,000,000. An intercreditor agreement is in effect between the lender and the mezzanine loan lender. Future mezzanine debt is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 69.7% and DSCR less than 1.25x, (ii)
no existing mezzanine loan is then outstanding, (iii) no event of default has occurred, and (iv) rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Alderwood Mall Borrower may obtain a release of a designated, non-income producing, unimproved outparcel, without any required prepayment of the Alderwood Mall Loan, provided the Alderwood Mall Borrower satisfies certain conditions, including delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release.

     Certain additional information regarding the Alderwood Mall Loan and the
Alderwood Mall Property is set forth on Appendix II hereto.

                                      IV-11

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     IV-12

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - MERVYNS PORTFOLIO
--------------------------------------------------------------------------------

                    [SIX PHOTOS OF MERVYNS PORTFOLIO OMITTED]

                                      IV-13

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - MERVYNS PORTFOLIO
--------------------------------------------------------------------------------

          [THREE MAPS INDICATING LOCATION OF MERVYNS PORTFOLIO OMITTED]

                                      IV-14

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - MERVYNS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):             $64,190,000

CUT-OFF DATE BALANCE(1):         $64,190,000

LOAN PURPOSE:                    Acquisition

SHADOW RATING (MOODY'S/FITCH):   Baa3 / BBB-

FIRST PAYMENT DATE:              November 1, 2005

INTEREST RATE:                   4.890%

AMORTIZATION:                    Interest only

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   October 1, 2012

EXPECTED MATURITY BALANCE(1):    $64,190,000

SPONSOR:                         Inland Western Retail Real Estate Trust, Inc.

INTEREST CALCULATION:            30/360

CALL PROTECTION:                 Locked out through September 30, 2008. In
                                 connection with any voluntary prepayment, the
                                 borrower must pay a premium equal to the
                                 greater of a yield maintenance premium and 1%
                                 of the principal balance thereafter. Prepayable
                                 without penalty from and after September 1,
                                 2012.

LOAN PER SF(1):                  $69.06

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Tax:      Springing
                                 Insurance:   Springing
                                 Cap Ex:      Springing
                                 Other:       Springing

LOCKBOX:                         Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio of 25 assets

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        See table

YEAR BUILT/RENOVATED:            See table

PERCENT LEASED(2):               100.0%

SQUARE FOOTAGE:                  1,896,968

THE COLLATERAL:                  25 single-tenant Mervyns stores

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Inland Pacific Property Services LLC and Inland
                                 Southwest Management LLC

MOST RECENT NET OP. INCOME:      NAP

2ND MOST RECENT NET OP.
INCOME:                          NAP

3RD MOST RECENT NET OP.
INCOME:                          NAP

U/W NET OP. INCOME:              $15,789,935

U/W NET CASH FLOW:               $15,789,935

U/W OCCUPANCY:                   95.0%

APPRAISED VALUE:                 $234,685,000

CUT-OFF DATE LTV(1):             55.8%

MATURITY DATE LTV(1):            55.8%

DSCR(1):                         2.46x

POST IO DSCR(1):                 NAP
--------------------------------------------------------------------------------

(1)  The subject $64,190,000 loan represents a 49.0% pari passu portion of a
     $131,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $131,000,000 financing.

(2)  Percent leased is based on 25 leases expiring in September 2025.

THE MERVYNS PORTFOLIO LOAN

     THE LOAN. The third largest loan (the "Mervyns Portfolio Loan") is evidenced by six promissory notes and is secured by 25 first priority deeds of trust on 25 single-tenant Mervyns properties located in California and Texas
(the "Mervyns Portfolio Properties"). The Mervyns Portfolio Loan was originated on September 26, 2005 by Bear Stearns Commercial Mortgage, Inc. The 51% pari passu portion ($66,810,000) of the entire mortgage loan was securitized in the
MSCI 2006-TOP21 transaction.

     THE BORROWER. The borrowers are Inland Western MDS Portfolio, L.L.C., a
Delaware limited liability company, Inland Western McAllen MDS Limited
Partnership, an Illinois limited partnership, and Inland Western El Paso MDS
Limited Partnership, an Illinois limited partnership, (collectively the "Mervyns
Portfolio Borrower") that own no material assets other than the Mervyns
Portfolio Properties. The Mervyns Portfolio Borrower is wholly owned by Inland
Western Retail Real Estate Trust, Inc. ("IWEST"). As of December 31, 2005, IWEST
reported total assets of $8.09 billion and total shareholder's equity of over
$3.65 billion and owned a

                                      IV-15

portfolio of 288 properties containing an aggregate of approximately 41.0 million square feet of gross leaseable area. The Inland Group, Inc. is the parent company of IWEST. The Inland Group, Inc. together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services.
Currently, the Inland real estate group of companies employs more than 1,000 people and manages over $13 billion in assets and more than 100 million square feet of commercial property.

     THE PROPERTY. The Mervyns Portfolio Properties consist of a portfolio of 25 single-tenant Mervyns properties on long term, absolute net leases. The portfolio is comprised of 23 properties in California (encompassing various markets in northern and southern California) and two in Texas, aggregating
1,896,968 total square feet of retail space. Twenty-two of the properties are located in shopping centers, two properties are located in regional malls and one property is free standing. On average, the stores are 75,879 square feet boxes that could be converted to other single-tenant anchors or multiple-tenant uses. All 25 properties are leased to Mervyns on leases that expire in 2025.
Mervyns, headquartered in Hayward, California, is a retail chain that operates more than 250 department stores in 13 states. The Mervyns Portfolio Properties reported sales for year-end 2004 between $151 PSF to $316 PSF with average sales of $220 PSF.

                                               ALLOCATED LOAN    % OF TOTAL   OWNERSHIP      YEAR BUILT /     PERCENT    SQUARE
PROPERTY                LOCATION                   AMOUNT       LOAN AMOUNT    INTEREST        RENOVATED       LEASED   FOOTAGE
--------------------------------------------------------------------------------------------------------------------------------

Carmel Mountain Plaza   San Diego, CA            $3,871,000         6.0%         Fee       1994 / NAP          100.0%    78,657
Escondido               Escondido, CA            $3,283,000         5.1%         Fee       1987 / NAP          100.0%    75,712
Oceanside               Oceanside, CA            $3,136,000         4.9%         Fee       1984 / NAP          100.0%    75,360
Sun Valley              Sun Valley, CA           $2,940,000         4.6%         Fee      1979 / 2003          100.0%    85,783
Manteca                 Manteca, CA              $2,793,000         4.4%         Fee       1992 / NAP          100.0%    88,515
Elk Grove               Elk Grove, CA            $2,695,000         4.2%         Fee       1993 / NAP          100.0%    77,874
Roseville               Roseville, CA            $2,646,000         4.1%         Fee      1982 / 1993          100.0%    75,928
Highland                Highland, CA             $2,597,000         4.0%         Fee       1993 / NAP          100.0%    80,521
Fontana                 Fontana, CA              $2,548,000         4.0%         Fee       1992 / NAP          100.0%    78,961
Vacaville               Vacaville, CA            $2,548,000         4.0%         Fee       1992 / NAP          100.0%    77,936
Morgan Hill             Morgan Hill, CA          $2,499,000         3.9%         Fee       1989 / NAP          100.0%    77,185
Moreno Valley           Moreno Valley, CA        $2,499,000         3.9%         Fee       1988 / NAP          100.0%    77,192
Temecula                Temecula, CA             $2,499,000         3.9%         Fee       1990 / NAP          100.0%    76,248
McAllen                 McAllen, TX              $2,499,000         3.9%         Fee       1984 / NAP          100.0%    78,027
Arbor Faire             Fresno, CA               $2,499,000         3.9%         Fee       1993 / NAP          100.0%    77,431
Redlands                Redlands, CA             $2,450,000         3.8%         Fee       1981 / NAP          100.0%    75,890
Rancho Cucamonga        Rancho Cucamonga, CA     $2,450,000         3.8%         Fee       1991 / NAP          100.0%    74,991
Ventura                 Ventura, CA              $2,450,000         3.8%         Fee      1982 / 2002          100.0%    75,247
Yarbrough               El Paso, TX              $2,450,000         3.8%         Fee       1984 / NAP          100.0%    75,522
East Hills              Bakersfield, CA          $2,450,000         3.8%         Fee       1989 / NAP          100.0%    75,140
Point West              Sacramento, CA           $2,352,000         3.7%         Fee      1979 / 1990, 2003    100.0%    72,304
Hanford                 Hanford, CA              $2,303,000         3.6%         Fee       1992 / NAP          100.0%    78,459
Lodi                    Lodi, CA                 $2,156,000         3.4%         Fee       1981 / NAP          100.0%    68,017
Turlock                 Turlock, CA              $1,960,000         3.1%         Fee       1987 / NAP          100.0%    61,026
Ridgecrest              Ridgecrest, CA           $1,617,000         2.5%         Fee       1990 / NAP          100.0%    59,042

     The following table presents certain information relating to the tenant at the Mervyns Portfolio Property:

                                                                             % OF TOTAL     ANNUALIZED
                         CREDIT RATING                        ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/        TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN    BASE RENT
TENANT NAME              MOODY'S/S&P)       NRSF     NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   LEASE EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Mervyns                     --/--/--     1,896,968   100%    $17,135,036        100%           $9.03         09/30/2025
Other Tenants                 NAP              NAP   NAP             NAP        NAP              NAP                NAP
Vacant Space                  NAP              NAP   NAP             NAP        NAP              NAP                NAP
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   1,896,968   100%    $17,135,036        100%           $9.03
==========================================================================================================================

                                      IV-16

                                                       LEASE ROLLOVER SCHEDULE

-----------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE                   CUMULATIVE   % OF TOTAL BASE   CUMULATIVE % OF TOTAL
                # OF LEASES   RENT PER SF    % OF TOTAL SF     % OF SF    RENTAL REVENUES   BASE RENTAL REVENUES
    YEAR          ROLLING       ROLLING         ROLLING        ROLLING        ROLLING              ROLLING
-----------------------------------------------------------------------------------------------------------------

   Vacant           --               --             --            --             --                    --
    2006            --               --             --            --             --                    --
    2007            --               --             --            --             --                    --
    2008            --               --             --            --             --                    --
    2009            --               --             --            --             --                    --
    2010            --               --             --            --             --                    --
    2011            --               --             --            --             --                    --
    2012            --               --             --            --             --                    --
    2013            --               --             --            --             --                    --
    2014            --               --             --            --             --                    --
    2015            --               --             --            --             --                    --
2016 & Beyond       25            $9.03            100%          100%           100%                  100%

     ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Mervyns Portfolio Borrower fails to provide evidence of payment. Cap Ex reserve springs if the Mervyns Portfolio Borrower fails to provide evidence of property maintenance or if an event of default occurs. The Other reserve is an excess cash reserve fund which springs upon the occurrence of a cash management trigger event. In the event Mervyns goes bankrupt or all of the Mervyns leases (or
Mervyns rights to possession under the leases) are terminated, the Mervyns
Portfolio Borrower is entitled to draw down that certain $45,000,000 rebate letter of credit. All proceeds drawn on the rebate letter of credit are to be paid to the lender for deposit into a rollover reserve to be disbursed for tenant improvement and leasing commission expenses with respect to the original
$131,000,000 loan.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon a DSCR less than or equal to 1.75x or a Cash Management Event. A Cash Management Event is
triggered upon (i) the date when the DSCR is less than or equal to 1.25x, (ii)
the occurrence of an event of default, (iii) the bankruptcy of the Mervyns
Portfolio Borrower or the property manager, or (iv) the failure of the indemnitor to contribute equity to a Mervyns Portfolio Borrower under certain conditions set forth in the loan documents. In such case, all receivables will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) if the
DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

     PROPERTY MANAGEMENT. The Mervyns Portfolio Properties are managed by Inland
Pacific Property Services LLC with respect to the California properties and
Inland Southwest Management LLC with respect to the Texas properties. Both managers are affiliates of the Mervyns Portfolio Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PROPERTIES. The Mervyns Portfolio Loan provides for the release of (i) any of eight certain restricted easement agreement ("REA") properties upon payment of 100% of the original allocated loan amount along with the applicable yield maintenance premiums, if certain rights are exercised pursuant to the applicable REA and (ii) three years after the closing date, one or more properties upon payment of 115% of the allocated loan amount along with the applicable yield maintenance premiums subject to certain conditions as detailed in the loan documents including but not limited to: (a) there is no event of default, (b) the DSCR of the remaining properties after the release shall be equal to or greater than 1.23x (based on a 9.30% debt service constant), and (c)
the LTV of the remaining properties after the release does not exceed 59%.

     SUBSTITUTION OF PROPERTIES. Additionally, the Mervyns Portfolio Loan allows the Mervyns Portfolio Borrower to substitute individual properties a maximum of ten times during the loan term. Any proposed substitution would be subject to satisfying numerous requirements and conditions including, but not limited to the following: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii) the NOI and DSCR for the replacement property for the 12 months immediately prior to the substitution is not less than the NOI and DSCR for substituted property for the 12 months immediately prior to the substitution, (iii) the tenant of the replacement property shall have comparable credit quality and financial strength (as determined by Lender)
to the tenant of the applicable substituted property, and (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

                                     IV-17

     RELEASE OF PARCELS. The Mervyns Portfolio Borrower may obtain a release of designated outparcels of land, without any required prepayment of the Mervyns
Portfolio Loan, provided the Mervyns Portfolio Borrower satisfies certain legal conditions as specified in the mortgage loan documents. BSCMI did not underwrite any income from the designated outparcels or assign any value to them.

     Certain additional information regarding the Mervyns Portfolio Loan and the
Mervyns Portfolio Properties is set forth on Appendix II hereto.

                                     IV-18

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 4 - OLYMPIC PLAZA
--------------------------------------------------------------------------------

                      [TWO PHOTOS OF OLYMPIC PLAZA OMITTED]

                                     IV-19

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 4 - OLYMPIC PLAZA
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF OLYMPIC PLAZA OMITTED]

                                     IV-20

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 4 - OLYMPIC PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $40,000,000

CUT-OFF DATE BALANCE:            $39,962,516

LOAN PURPOSE:                    Refinance

SHADOW RATING (MOODY'S/FITCH):   NAP

FIRST PAYMENT DATE:              April 1, 2006

INTEREST RATE:                   5.520%

AMORTIZATION:                    360 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   March 1, 2016

EXPECTED MATURITY BALANCE:       $33,521,816

SPONSOR:                         Philip Ho

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of February 28,
                                 2010 or 2 years after the REMIC "start-up" day,
                                 with U.S. Treasury defeasance thereafter.
                                 Prepayable without penalty from and after
                                 December 1, 2015.

LOAN PER SF:                     $163.48

UP-FRONT RESERVES:               RE Tax:      $73,540
                                 Insurance:   $31,350

ONGOING RESERVES:                RE Tax:      $36,770 / month
                                 Insurance:   $10,450 / month
                                 Cap Ex:      $3,056 / month

LOCKBOX:                         Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        Los Angeles, CA

YEAR BUILT/RENOVATED:            1982 / NAP

PERCENT LEASED(1):               96.0%

SQUARE FOOTAGE:                  244,448

THE COLLATERAL:                  Six-story Office Building

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             RAMCAL Management, Inc.

MOST RECENT NET OP. INCOME:      $4,124,724

2ND MOST RECENT NET OP.
INCOME:                          $3,831,519

3RD MOST RECENT NET OP.
INCOME:                          $4,058,742

U/W NET OP. INCOME:              $4,206,224

U/W NET CASH FLOW:               $3,788,217

U/W OCCUPANCY:                   90.0%

APPRAISED VALUE:                 $66,800,000

CUT-OFF DATE LTV:                59.8%

MATURITY DATE LTV:               50.2%

DSCR:                            1.39x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated January 13, 2006.

THE OLYMPIC PLAZA LOAN

     THE LOAN. The fourth largest loan (the "Olympic Plaza Loan") as evidenced by the Promissory Note (the "Olympic Plaza Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and
Fixture Filing (the "Olympic Plaza Mortgage") encumbering the 244,448 square foot office building known as Olympic Plaza, located in Los Angeles, California
(the "Olympic Plaza Property"). The Olympic Plaza Loan was originated on
February 28, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is 11500 West Olympic, LLC, a Delaware limited liability company (the "Olympic Plaza Borrower") that owns no material asset other than the Olympic Plaza Property and related interests. The Olympic Plaza
Borrower is controlled by Keitei Yokeno (80%) and Phillip Ho (20%), the sponsor of the Olympic Plaza Loan. Phillip Ho is president of Realty Asset Management,
Inc., Good Nite Inn, Inc. and Koko Villas, Inc. Realty Asset Management, Inc.
manages and repositions commercial properties in Southern California. Good Nite
Inn, Inc. reportedly owns and manages thirteen motel properties along the west coast of California.

                                     IV-21

     THE PROPERTY. The Olympic Plaza Property is located in Los Angeles,
California, at 11500 West Olympic Boulevard. The Olympic Plaza Property is
located in the area generally known as West Los Angeles, which includes the incorporated cities of Malibu, Santa Monica, Culver City, West Hollywood and
Beverly Hills. The Olympic Plaza Property was originally constructed in 1982. It consists of a 244,448 square foot, six-story office building. The Olympic Plaza
Property is situated on approximately 1.86 acres and includes a three level semi-subterranean parking garage containing 900 parking spaces.

                             LEASE ROLLOVER SCHEDULE

                                                                                                      CUMULATIVE % OF
                                                                                    % OF TOTAL BASE     TOTAL BASE
                # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF   CUMULATIVE % OF   RENTAL REVENUES   RENTAL REVENUES
     YEAR         ROLLING       PER SF ROLLING       ROLLING         SF ROLLING         ROLLING           ROLLING
---------------------------------------------------------------------------------------------------------------------

Vacant               --                --                 4%              4%                --               --
MTM                   2                --                 1%              5%                --               --
2006                  8            $22.48                 9%             15%                9%               9%
2007                 11            $24.33                 7%             22%                7%              16%
2008                 11            $26.30                28%             50%               31%              48%
2009                  7            $23.34                 7%             57%                7%              54%
2010                 15            $25.12                23%             80%               24%              78%
2011                  5            $24.85                20%            100%               22%             100%
2012                 --                --                --             100%                --             100%
2013                 --                --                --             100%                --             100%
2014                 --                --                --             100%                --             100%
2015                 --                --                --             100%                --             100%
2016 & Beyond        --                --                --             100%                --             100%

     The following table presents certain information relating to the major tenants at the Olympic Plaza Property:

                                                                                            % OF TOTAL     ANNUALIZED
                                CREDIT RATING                                ANNUALIZED     ANNUALIZED    UNDERWRITTEN      LEASE
                                   (FITCH/                                  UNDERWRITTEN   UNDERWRITTEN     BASE RENT     EXPIRATION
         TENANT NAME           MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)        (2)
------------------------------------------------------------------------------------------------------------------------------------

Syska & Hennessey Engineers        --/--/--         27,511         11%       $  764,308         13%         $27.78        05/31/2011
Barrister Executive Suites         --/--/--         25,532         10%       $  597,449         10%         $23.40        12/31/2011
U.S. General Services Admin.     AAA/Aaa/AAA        14,930          6%       $  407,445          7%         $27.29        02/20/2013
Fremantle Media                    --/--/--         14,000          6%       $  345,857          6%         $24.70        10/14/2006
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              81,973         34%       $2,115,059         37%         $25.80
====================================================================================================================================

Other Tenants                        NAP           152,703         63%       $3,660,863         63%         $23.87           NAP
Vacant Space                         NAP             9,772          4%       $        0          0%         $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             244,448        100%       $5,775,922        100%         $23.56
====================================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  For Fremantle Media, 11,262 SF expires on October 14, 2006 and 2,738 SF expires on May 31, 2006.

     ESCROWS AND RESERVES. The Olympic Plaza Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. Additionally, the Olympic Plaza Borrower is required to deposit $3,056 monthly into a capital expenditure reserve, up to a cap of $36,667 in the reserve account at any time.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Olympic Plaza Loan. A hard lockbox will be established upon the occurrence and continuance of a loan default. The lockbox will be in place until the Olympic
Plaza Loan has been paid in full.

     PROPERTY MANAGEMENT. The Olympic Plaza Property is managed by RAMCAL
Management, Inc., a borrower affiliate. The management agreement is subordinate to the Olympic Plaza Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Olympic Plaza Loan and the
Olympic Plaza Property is set forth on Appendix II hereto.

                                     IV-22

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - 12601 FAIR LAKES CIRCLE
--------------------------------------------------------------------------------

                [FOUR PHOTOS OF 12601 FAIR LAKES CIRCLE OMITTED]

                                     IV-23

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - 12601 FAIR LAKES CIRCLE
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF 12601 FAIR LAKES CIRCLE OMITTED]

                                     IV-24

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - 12601 FAIR LAKES CIRCLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $35,000,000

CUT-OFF DATE BALANCE:            $35,000,000

LOAN PURPOSE:                    Acquisition

SHADOW RATING
(MOODY'S/FITCH):                 NAP

FIRST PAYMENT DATE:              March 1, 2006

INTEREST RATE:                   5.44%

AMORTIZATION:                    Interest only

ARD:                             No

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   February 1, 2011

EXPECTED MATURITY BALANCE:       $35,000,000

SPONSOR:                         PRISA III

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of January 1, 2009
                                 or 2 years after the REMIC "start-up" date with
                                 U.S. Treasury defeasance or the payment of the
                                 greater of a yield maintenance premium and 1%
                                 of the principal balance thereafter. Prepayble
                                 without penalty from and after November 1,
                                 2010.

LOAN PER SF:                     $132.58

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Tax:      Springing
                                 Insurance:   Springing
                                 Cap Ex:      Springing
                                 TI/LC:       Springing

LOCKBOX:                         Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Suburban

LOCATION:                        Fairfax, VA

YEAR BUILT/RENOVATED:            1995 / NAP

PERCENT LEASED(1):               100.0%

SQUARE FOOTAGE:                  263,990

THE COLLATERAL:                  Class A, 10-story office building

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Brandywine Operating Partnership L.P.

MOST RECENT NET OP. INCOME:      $5,108,395

2ND MOST RECENT NET OP.
INCOME:                          $4,975,040

3RD MOST RECENT NET OP.
INCOME:                          $4,823,889

U/W NET OP. INCOME:              $4,878,370

U/W NET CASH FLOW:               $4,411,287

U/W OCCUPANCY:                   95.0%

APPRAISED VALUE:                 $77,000,000

CUT-OFF DATE LTV:                45.5%

MATURITY DATE LTV:               45.5%

DSCR:                            2.29x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated January 31, 2006.

THE 12601 FAIR LAKES CIRCLE LOAN

     THE LOAN. The fifth largest loan (the "12601 Fair Lakes Circle Loan") as evidenced by the Promissory Note (the "12601 Fair Lakes Circle Note") is secured by a first priority fee Deed of Trust and Absolute Assignment of Rents and
Leases and Security Agreement (the "12601 Fair Lakes Circle Mortgage")
encumbering the 263,990 square foot suburban office property located in Fairfax,
Virginia. The 12601 Fair Lakes Circle Loan was originated on January 11, 2006 by or on behalf of Wells Fargo Bank, National Association.

     THE BORROWER. The borrower is Cognac Fair Lakes LLC, a Delaware limited liability company (the "12601 Fair Lakes Circle Borrower") that owns no material assets other than the mortgaged property and related interests. The 12601 Fair
Lakes Circle Borrower is a single purpose bankruptcy remote entity, structured with an independent director. The 12601 Fair Lakes Circle Borrower is a joint venture between Prudential Insurance Company of America (85% ownership) and its separate account PRISA III (15% ownership). Prudential is one of the largest life insurance companies in the U.S. PRISA III is a fund established by
Prudential in 2003 to invest primarily in real estate. The recourse obligations of 12601 Fair Lakes Circle under the non-recourse carveout provisions of the
12601 Fair Lakes Circle Loan are currently guaranteed by the Prudential
Insurance Company of America with its liability limited to the net assets of
PRISA III.

                                     IV-25

     THE PROPERTY. The 12601 Fair Lakes Circle Property is a 263,990 square foot, 10-story office building 100% occupied by American Management Systems
("AMS"), an information technology firm which was acquired by the CGI Group in
2004. The company provides systems integration, technology consulting, and business process outsourcing services for companies in virtually all industries.
The 12601 Fair Lakes Circle property is located in Fairfax, Virginia, approximately 15 miles west of Washington DC. 12601 Fair Lakes Circle Property amenities include a fitness center, a conference center, and a cafeteria. The property is a half a mile from the intersection of VA Route 7100 and I-66, the major east-west highway connecting Fairfax County to Washington DC. Fair Lakes is a mixed use community containing approximately 3 million square feet of office space, 1 million sf of retail, one large Hyatt hotel and a Marriott
Residence Inn, and two daycare centers. The 12601 Fair Lakes Circle Property is
100% leased to CGI-AMS under a triple net lease expiring in February 2011.

     The following table presents certain information relating to the tenant at the 12601 Fair Lakes Circle Property:

                                                                                % OF TOTAL     ANNUALIZED
                         CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/       TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME              MOODY'S/S&P)       NRSF   % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

CGI-AMS                     --/--/--     263,990      100%       $5,213,953        100%          $19.75      02/28/2011

Other Tenants                 NAP            NAP      NAP               NAP         NAP             NAP             NAP
Vacant Space                  NAP            NAP      NAP               NAP         NAP             NAP             NAP
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   263,990      100%       $5,213,953        100%          $19.75
=======================================================================================================================

     ESCROWS AND RESERVES. Real estate tax, insurance, Cap Ex, and TI/LC reserves will be funded following the occurrence of a "Trigger Event". Trigger event is defined as (a) an event of default beyond any applicable notice and cure period or (b) if the DSCR, as tested semi-annually (June 30 and December
31), based on a 10% debt constant, falls below 1.00x. "Trigger Impounds" are as follows: Cap Ex reserves of $0.25/sf/year ($5,500/month) and TI/LC reserves of
$31,250/month will be required. Tax impounds in an amount estimated to be 1/12th of the taxes payable during the next calendar year and insurance impounds will be required in an amount sufficient to pay the premiums for insurance. If
Borrower achieves a DSCR equal to or greater than 1.00x (based on a 10%
constant) for four subsequent consecutive quarters and no default exists, then lender shall release the Trigger Impounds to Borrower. Borrower may provide a letter of credit in lieu of CapEx reserves, provided that such letter of credit is in the amount of the deposit required. Borrower may provide an LOC equal to
$375,000, increased by $375,000 annually, in lieu of the TI/LC impound.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox will spring upon the occurrence of the Trigger Event. If borrower generates a DSCR equal to or greater than
1.00x (based on a 10% constant) for 4 consecutive quarters, then the lender shall release the Trigger Event impounds to the borrower.

     PROPERTY MANAGEMENT. The 12601 Fair Lakes Circle Property is managed by
Brandywine Operating Partnership, L.P. ("BOP"). BOP is the partnership through which Brandywine Realty Trust ("BRT") owns assets and conducts business. BRT is one of the Nation's largest full-service real estate companies, is a completely integrated, real estate operating company organized as a real estate investment trust (REIT). Brandywine is engaged in the ownership, management, leasing, acquisition and development of office and industrial properties located across the United States.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

                                     IV-26

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - 234 WEST 48TH STREET
--------------------------------------------------------------------------------

                  [TWO PHOTOS OF 234 WEST 48TH STREET OMITTED]

                                     IV-27

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - 234 WEST 48TH STREET
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF 234 WEST 48TH STREET OMITTED]

                                     IV-28

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - 234 WEST 48TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $30,000,000

CUT-OFF DATE BALANCE:            $30,000,000

LOAN PURPOSE:                    Acquisition

SHADOW RATING (MOODY'S/FITCH):   NAP

FIRST PAYMENT DATE:              April 10, 2006

INTEREST RATE:                   5.670%

AMORTIZATION:                    Interest only

ARD:                             March 1, 2016

HYPERAMORTIZATION:               After the ARD, the loan interest rate steps up
                                 to the greater of (i) 5.67% plus 2.50% or (ii)
                                 the 10 year on the run U.S. Treasury Issue
                                 rounded to the nearest basis point plus 2.50%.

MATURITY DATE:                   March 1, 2036

EXPECTED ARD BALANCE:            $30,000,000

SPONSOR:                         Steven C. Witkoff

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of April 10, 2009
                                 or 2 years after the REMIC "start-up" day, with
                                 U.S. Treasury defeasance thereafter. Prepayable
                                 without penalty from and after February 10,
                                 2016.

LOAN PER ROOM:                   $89,820.36

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Tax:      Springing
                                 Insurance:   Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Other

PROPERTY SUB-TYPE:               Leased Fee

LOCATION:                        New York, NY

YEAR BUILT/RENOVATED:            1927 / 1989

PERCENT LEASED(1):               100.0% (Ground Lease)

ROOMS:                           334

THE COLLATERAL:                  Land Parcel underlying a AAA-2 Diamond rated
                                 Best Western hotel.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             The Witkoff Group LLC

MOST RECENT NET OP. INCOME:      $9,579,934

2ND MOST RECENT NET OP.
INCOME:                          $5,958,722

3RD MOST RECENT NET OP.
INCOME:                          NAP

U/W NET OP. INCOME:              $9,579,934

U/W NET CASH FLOW:               $8,783,738

U/W OCCUPANCY:                   91.9%

APPRAISED VALUE:                 $40,800,000

CUT-OFF DATE LTV:                73.5%

ARD LTV:                         73.5%

DSCR (2):                        5.09x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated March 9, 2006.

(2)  With respect to Mortgage Loan No. 46, 234 West 48th Street, the loan is secured by a fee interest in the ground, while the buildings and improvements at the property are not collateral for the loan. However, if the lessee defaults on its lease, ownership of the buildings and improvements at the subject property will revert to the borrower/lessor.
     Therefore, underwriting is based on a "look-through" to the projected income and expenses associated with the improvements. The actual income to the borrower under the ground lease is less than the amount underwritten for the loan; the underwritten DSCR is 1.01x based on the ground rents.

THE 234 WEST 48TH STREET LOAN

     THE LOAN. The sixth largest loan (the "234 West 48th Street Loan") as evidenced by the Mortgage Note (the "234 West 48th Street Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage and Security
Agreement and Assignment of Leases and Rents (the "234 West 48th Street
Mortgage") encumbering the 9,550 square feet land parcel known as 234 West 48th
Street, located in New York, New York (the "234 West 48th Street Property"). The
234 West 48th Street Loan was originated on March 9, 2006 by or on behalf of
Principal Commercial Funding II, LLC.

     THE BORROWER. The borrower is 234 West 48 LLC, a Delaware limited liability company (the "234 West 48th Street Borrower") that owns no material asset other than the 234 West 48th Street Property and related interests. The managing member is Steven C. Witkoff, who has a 70.3% ownership interest in the 234 West
48th Street Property. Mr. Witkoff is also the sponsor of the 234 West 48th
Street Loan. Mr. Witkoff has over 20 years of real estate experience and is founder and CEO of The Witkoff Group LLC, a fully integrated real estate

                                     IV-29

investment firm that owns a diverse portfolio of real estate in select U.S. and foreign markets. Mr. Witkoff began purchasing properties in 1986 and his current portfolio contains approximately 10 million square feet of commercial real estate and over 400 apartment units.

     THE PROPERTY. The 234 West 48th Street Property is a 9,550 square feet land parcel underneath a 16-story, 334 room, full service, AAA-2 Diamond rated Best
Western hotel located in New York, New York. The hotel was built in 1927, sits on a .23 acre site and contains 117,102 sf of gross building area. Floors 2-15 contain 332 guestrooms. Floor 16 contains 2 penthouse suites. Floor 1 is dedicated to registration, dining, circulation, and holding areas. The basement floor contains administrative offices, housekeeping quarters, break room, maintenance department, and mechanical rooms. The construction of the hotel is of structural steel frame encased in concrete. The property contains two passenger elevators and one passenger/service elevator. The property received extensive renovations when it was converted to a Best Western Hotel in 1989. In addition, there have been upgrades to each room over the past three years, with new bathrooms installed in approximately 80% of the rooms.

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR (1)

                    COMPETITIVE SET              234 WEST 48TH STREET            PENETRATION FACTOR
             -----------------------------   -----------------------------   ---------------------------
   YEAR      OCCUPANCY     ADR     REVPAR    OCCUPANCY     ADR      REVPAR   OCCUPANCY    ADR     REVPAR
--------------------------------------------------------------------------------------------------------

T12 Jan 04     74.8%     $107.74   $ 80.63     88.2%     $116.45   $102.66    117.9%     108.1%   127.3%
T12 Jan 05     88.2%     $123.96   $109.38     84.9%     $143.67   $121.98     96.3%     115.9%   111.5%
T12 Jan 06     90.1%     $150.91   $135.99     92.3%     $174.58   $161.07    102.4%     115.7%   118.4%

(1)  The above table is based on data provided by STR Reports.

     ESCROWS AND RESERVES. If the ground lease tenant fails to pay taxes and insurance in a timely manner, then the 234 West 48th Street Borrower is required to deposit monthly 1/12th of the estimated annual taxes and insurance premium costs.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
234 West 48th Street Loan.

     PROPERTY MANAGEMENT. Hampshire Hotels & Resorts is responsible for the day to day management of the Best Western President Hotel. The 234 West 48th Street
Property is managed by The Witkoff Group LLC, a fully integrated real estate investment firm that owns a diverse portfolio of real estate in select U.S. and foreign markets. The management agreement is subordinate to the 234 West 48th
Street Property Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 234 West 48th Street Loan and the 234 West 48th Street Property is set forth on Appendix II hereto.

                                     IV-30

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 - COMMERCE CENTER
--------------------------------------------------------------------------------

                    [FOUR PHOTOS OF COMMERCE CENTER OMITTED]

                                     IV-31

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 - COMMERCE CENTER
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF COMMERCE CENTER OMITTED]

                                     IV-32

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 - COMMERCE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $30,000,000

CUT-OFF DATE BALANCE:            $29,972,925

LOAN PURPOSE:                    Refinance

SHADOW RATING (MOODY'S/FITCH):   NAP

FIRST PAYMENT DATE:              April 1, 2006

INTEREST RATE:                   5.67%

AMORTIZATION:                    Principal and interest payments of $173,550.21
                                 through March 1, 2009. Interest only payments
                                 beginning April 1, 2009 through March 1, 2011.
                                 Principal and interest payments of $173,550.21
                                 beginning April 1, 2011 through maturity.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   March 1, 2016

EXPECTED MATURITY BALANCE:       $26,447,209

SPONSORS:                        James W. Ayers; Robert C.H. Mathews, III

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out through April 30, 2008. In
                                 connection with any voluntary prepayment, the
                                 borrower must pay a premium equal to the
                                 greater of yield maintenance premium and 1% of
                                 the principal balance thereafter. Prepayable
                                 without penalty from and after February 1,
                                 2016.

LOAN PER SF:                     $131.13

UP-FRONT RESERVES:               None

ONGOING RESERVES:                RE Tax:      Springing
                                 Insurance:   Springing
                                 TI/LC:       Springing

LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        Nashville, TN

YEAR BUILT/RENOVATED:            2000 / NAP

PERCENT LEASED(1):               100.0%

SQUARE FOOTAGE:                  228,567

THE COLLATERAL:                  11 story office building

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             The Mathews Company

MOST RECENT NET OP. INCOME:      $3,163,394

2ND MOST RECENT NET OP.
INCOME:                          $3,025,073

3RD MOST RECENT NET OP.
INCOME:                          $2,920,968

U/W NET OP. INCOME:              $3,006,632

U/W NET CASH FLOW:               $2,732,353

U/W OCCUPANCY:                   95.0%

APPRAISED VALUE:                 $42,000,000

CUT-OFF DATE LTV:                71.4%

MATURITY DATE LTV:               63.0%

DSCR:                            1.31x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated February 17, 2006.

THE COMMERCE CENTER LOAN

     THE LOAN. The seventh largest loan (the "Commerce Center Loan") as evidenced by the Secured Promissory Note (the "Commerce Center Note") is secured by a first priority fee Trust Deed, Security Agreement and Assignment of Rents
(the "Commerce Center Mortgage") encumbering the 228,567 square foot CBD office building known as Commerce Center, located in Nashville, Tennessee (the
"Commerce Center Property"). The Commerce Center Loan was originated on February
17, 2006 by or on behalf of Principal Commercial Funding II, LLC.

                                      IV-33

     THE BORROWER. The borrower is Commerce Street Associates, a Tennessee general partnership (the "Commerce Center Borrower"). James W. Ayers and Robert
C.H. Mathews, III, are the sponsors of the Commerce Center Loan. Combined, the two sponsors have over 55 years of real estate experience. Mr. Mathews' real estate ownership portfolio consists of five office buildings, one warehouse building, two apartment complexes, one retail building, and two parcels of undeveloped land. Mr. Ayers' real estate experience consists of his previous ownership of several nursing homes, ownership in the subject property, and ownership in two office/warehouse properties.

     THE PROPERTY. Commerce Center Property is an 11 story office building constructed in 2000 that contains a total of 228,567 square feet of net rentable area. Construction of the premises consists of a reinforced concrete and structural steel foundation, fireproof structural steel framing, concrete pre-cast exterior wall panels over batt insulation, an insulated glass in aluminum curtain wall with steel stud backup, brick facade, and a rubber membrane/stone ballasted roof. It is equipped with four passenger elevators, one service/freight elevator, and a 100% wet sprinkler system. Commerce Center is located at 211 Commerce Street, in Nashville, Davidson County, Tennessee, which is at the intersection of 3rd Avenue North and Commerce Street in the heart of downtown Nashville.

                             LEASE ROLLOVER SCHEDULE

--------------------------------------------------------------------------------------------------------------
                              AVERAGE                                    % OF TOTAL      CUMULATIVE % OF TOTAL
                 # OF      CONTRACT RENT   % OF TOTAL    CUMULATIVE    CONTRACT RENTAL      CONTRACT RENTAL
                 LEASES    (ANNUALIZED)    SQUARE FEET     % OF SF      (ANNUALIZED)     (ANNUALIZED) REVENUES
     YEAR       ROLLING   PER SF ROLLING     ROLLING       ROLLING    REVENUES ROLLING          ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant         --             --           --            --              --                   --
     2006          --             --           --            --              --                   --
     2007          --             --           --            --              --                   --
     2008          --             --           --            --              --                   --
     2009          --             --           --            --              --                   --
     2010          12         $18.96           85%           85%             88%                  88%
     2011          --             --           --            85%             --                   88%
     2012          --             --           --            85%             --                   88%
     2013          --             --           --            85%             --                   88%
     2014          --             --           --            85%             --                   88%
     2015          --             --           --            85%             --                   88%
2016 & Beyond       4         $14.85           15%          100%             12%                 100%

     The following table presents certain information relating to the major tenants at the Commerce Center Property:

                         CREDIT RATING                        ANNUALIZED      % OF TOTAL      ANNUALIZED
                            (FITCH/       TENANT    % OF    CONTRACT RENT     ANNUALIZED    CONTRACT RENT      LEASE
      TENANT NAME         MOODY'S/S&P)     NRSF     NRSF         ($)        CONTRACT RENT    ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Baker Donelson              --/--/--      90,717    39.7%     $1,718,180        41.0%         $18.94          9/7/2010
Barge Waggoner              --/--/--      55,569    24.3%     $1,034,694        24.7%         $18.62         8/31/2010
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   146,286    64.0%     $2,752,874        65.7%         $18.82
======================================================================================================================

sOther Tenants                    NAP      82,281    36.0%     $1,439,045        34.3%         $17.49           Various
Vacant                           NAP           0     0.0%          $0.00         0.0%         $ 0.00               NAP
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   228,567   100.0%     $4,191,919       100.0%         $18.34
======================================================================================================================

                                      IV-34

     ESCROWS AND RESERVES. Beginning on March 1, 2011, the Commerce Center
Borrower shall make monthly TI/LC escrow payments of $10,417. Also, in the event
Baker Donelson and Barge Waggoner have not provided notice of renewal of their leases by October 1, 2009 for 100% of the space covered by their leases for at least a 3 year term, the Commerce Center Borrower shall deposit with lender an amount equal to $10 per square foot of unleased space to be paid equally over 13 months. Monthly escrow payments would commence October 1, 2009 through and including October 1, 2010. Upon occurrence of an event of default, Commerce
Street Associates, Borrower is required to deposit monthly 1/12th of the estimated annual taxes and insurance premium costs.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Commerce Center Property is managed by The Mathews
Company which is an affiliate of the Commerce Center Borrower. The management agreement is subordinate to the Commerce Center Loan. The Mathews Company is led
by Robert C.H. Mathews, III who has over 25 years of experience in the ownership, management, leasing, brokerage/sales and development of real estate.
The firm offers services including fee development, portfolio development, market analysis, property management, leasing, sales/brokerage, and general contracting/construction management.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Commerce Center Loan and the
Commerce Center Property is set forth on Appendix II hereto.

                                      IV-35

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     IV-36

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 60 THOMPSON STREET
--------------------------------------------------------------------------------

                  [THREE PHOTOS OF 60 THOMPSON STREET OMITTED]

                                      IV-37

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 60 THOMPSON STREET
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF 60 THOMPSON STREET OMITTED]

                                      IV-38

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 60 THOMPSON STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $29,000,000

CUT-OFF DATE BALANCE:            $29,000,000

LOAN PURPOSE:                    Refinance

SHADOW RATING (MOODY'S/FITCH):   Baa3 / BBB-

FIRST PAYMENT DATE:              December 1, 2005

INTEREST RATE:                   5.250%

AMORTIZATION:                    Interest only through November 1, 2010.
                                 Principal and interest payments of $160,139.07
                                 beginning December 1, 2010 through the
                                 anticipated maturity date.

ARD:                             November 1, 2015

HYPERAMORTIZATION:               After the ARD, the loan interest rate steps up
                                 to five percent (5%) above the greater of (i)
                                 the initial Interest Rate and (ii) the Treasury
                                 Rate.

MATURITY DATE:                   November 1, 2035

EXPECTED ARD BALANCE:            $26,882,584

SPONSORS:                        Lawrence Pomeranc, Michael Pomeranc,
                                 Jason Pomeranc

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of November 1,
                                 2009 or 2 years after the REMIC "start-up" day,
                                 with U.S. Treasury defeasance thereafter.
                                 Prepayable without penalty from and after
                                 August 1, 2015.

LOAN PER ROOM:                   $295,918

UP-FRONT RESERVES:               RE Tax:      $314,771

ONGOING RESERVES:                RE Tax:      $55,085 / month
                                 Insurance:   Springing
                                 FF&E:        3% of Revenues / month

LOCKBOX:                         Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Hospitality

PROPERTY SUB-TYPE:               Full Service

LOCATION:                        New York, NY

YEAR BUILT/RENOVATED:            2001 / NAP

OCCUPANCY(1):                    94.6%

ROOMS:                           98

THE COLLATERAL:                  Luxury boutique hotel

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Thompson Hotel Manager LLC

MOST RECENT NET OP. INCOME:      $6,260,933

2ND MOST RECENT NET OP.          $4,346,756
INCOME:

3RD MOST RECENT NET OP.          $4,066,501
INCOME:

U/W NET OP. INCOME:              $6,006,841

U/W NET CASH FLOW:               $5,448,340

U/W OCCUPANCY:                   95.0%

APPRAISED VALUE:                 $66,600,000

CUT-OFF DATE LTV:                43.5%

ARD LTV:                         40.4%

DSCR:                            3.53x

POST IO DSCR:                    2.84x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the trailing twelve months financials dated December
     31, 2005.

THE 60 THOMPSON STREET LOAN

     THE LOAN. The eighth largest loan (the "60 Thompson Street Loan") as evidenced by the Promissory Note (the "60 Thompson Street Note") is secured by a first priority fee Mortgage and Agreement of Consolidation and Modification of
Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (the
"60 Thompson Street Mortgage") encumbering the 98-guestroom luxury hotel known as 60 Thompson Street, located in Manhattan's SoHo district of New York, New
York (the "60 Thompson Street Property"). The 60 Thompson Street Loan was
originated on October 11, 2005 by or on behalf of Wells Fargo Bank, National
Association.

     THE BORROWER. The borrower is Thompson Street Associates LLC, a New York limited liability company (the "60 Thompson Street Borrower") that owns no material asset other than the 60 Thompson Street Property and related interests.
The 60 Thompson Street Borrower is a single purpose bankruptcy remote entity, structured with an independent director. The 60 Thompson Street Borrower is

                                      IV-39

owned by Jack Pomeranc (40% ownership interest) and Jason Pomeranc, Lawrence
Pomeranc and Michael Pomeranc (each owning 19.833% interest) (collectively, the
"Pomeranc Family"). The remaining 0.5% interest is owned by Thompson Street
Hotel Corp., an entity that is owned by Jason Pomeranc, Lawrence Pomeranc and
Michael Pomeranc (collectively, the "Pomeranc Brothers"). The Pomeranc Family owns and operates a national real estate portfolio and is active in hospitality and residential property investment, development and management. The 60 Thompson
Street Loan is sponsored by the Pomeranc Brothers.

     THE PROPERTY. The 60 Thompson Street Property is operated by Thompson Hotel
Associates LLC, a 60 Thompson Street Borrower related entity, and consists of a twelve-story building, originally constructed in 2001, on approximately 0.15 acres, and includes 98 luxury hotel guestrooms located on floors 3 through 12.
There are 30 queen rooms; 48 king rooms; 10 double-double rooms; 7 one-bedroom suites; 2 Thompson suites (one-bedroom lofted guestroom suites); and 1 penthouse. The rooms are considered to be larger than average for Manhattan, with areas ranging between 325 sf to 600 sf, and offer amenities including flat screen televisions, high speed internet, dual line phones, DVD/CD stereos, as well as designer linens and soft goods. Food and beverage services are provided by a third party operator, which operates a 24-hour room service, a 40-seat cafe, a 100-seat bar/restaurant located on the second floor, a 175-seat rooftop lounge, as well as the acclaimed 120-seat Kittichai restaurant located on the first floor. The 60 Thompson Street Property is located in Manhattan's SoHo district of New York, New York, on Thompson Street between Spring and Broome
Streets, in an area best known for its boutiques, studios, galleries and restaurants.

                     SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)
-------------------------------------------------------------------------------------------------
              COMPETITIVE SET                60 THOMPSON STREET            PENETRATION FACTOR
       -----------------------------   -----------------------------   --------------------------
YEAR   OCCUPANCY     ADR     REVPAR    OCCUPANCY     ADR     REVPAR    OCCUPANCY    ADR    REVPAR
-------------------------------------------------------------------------------------------------

2003     81.4%     $284.61   $231.60     91.9%     $297.08   $272.98    112.9%     104.4%  117.9%
2004     82.5%     $323.08   $266.60     93.3%     $324.05   $302.50    113.1%     100.3%  113.5%
2005     84.9%     $369.67   $313.79     94.6%     $382.67   $362.00    111.4%     103.5%  115.4%

(1)  The above table is based on data provided by STR Reports.

     ESCROWS AND RESERVES. The 60 Thompson Street Borrower is required to escrow real estate taxes monthly. Insurance reserves are waived provided no default has occurred and the Property is covered under a Borrower blanket insurance policy that has been approved by Lender. The 60 Thompson Street Borrower is also required to escrow three percent (3%) of Gross Revenues for FF&E on a monthly basis.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox will be established on the earlier of the following trigger events: (i) the occurrence and continuance of a loan event of default; (ii) the occurrence of the Borrower's exercise of the
Mezzanine Option; or (iii) the loan has not been paid in full on or before the
Anticipated Maturity Date.

     PROPERTY MANAGEMENT. The 60 Thompson Street Property is managed by Thompson
Hotel Manager LLC, an affiliate of the 60 Thompson Street Loan's sponsor. The management agreement is subordinate to the 60 Thompson Street Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The borrower may incur future mezzanine financing (the "Mezzanine Loan") secured by a pledge of 100% of the direct or indirect equity ownership interest in Borrower held by Mezzanine
Borrower (the "Equity Collateral") subject to certain conditions as detailed in the loan documents including but not limited to: (i) the combined DSCR of not less than 1.40x; (ii) the combined LTV ratio shall not exceed 80%; (iii) the
Mezzanine Loan term is co-terminus with the Mortgage loan; (iv) the mezzanine lender must be an institutional lender that satisfies Rating Agency criteria;
(v) the delivery of intercreditor documents acceptable to lender and applicable rating agencies; (vi) the delivery of a new non-consolidation opinion; and (vii)
a "no downgrade" confirmation from applicable rating agencies.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 60 Thompson Street Loan and the 60 Thompson Street Property is set forth on Appendix II hereto.

                                      IV-40

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - 1 ROUTE 46 WEST
--------------------------------------------------------------------------------

                    [THREE PHOTOS OF 1 ROUTE 46 WEST OMITTED]

                                      IV-41

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - 1 ROUTE 46 WEST
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF 1 ROUTE 46 WEST OMITTED]

                                      IV-42

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - 1 ROUTE 46 WEST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $24,000,000

CUT-OFF DATE BALANCE:            $24,000,000

LOAN PURPOSE:                    Refinance

SHADOW RATING (MOODY'S/FITCH):   NAP

FIRST PAYMENT DATE:              February 1, 2006

INTEREST RATE:                   5.467%

AMORTIZATION:                    Interest Only

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   January 1, 2016

EXPECTED MATURITY BALANCE:       $24,000,000

SPONSORS:                        Joseph Prestifilippo and Thomas
                                 Ruane

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of
                                 December 14, 2008 or 2 years after the REMIC
                                 "start-up" date with U.S. Treasury defeasance
                                 or the payment of the greater of a yield
                                 maintenance premium and 1% of the principal
                                 balance thereafter. Prepayable without penalty
                                 from and after September 1, 2015.

LOAN PER SF(1):                  $113.50

UP-FRONT RESERVES:               Deferred
                                 Maintenance:   $6,248

ONGOING RESERVES:                RE Tax:        Springing
                                 Insurance:     Springing
                                 Cap Ex:        Springing
                                 TI/LC:         Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Mixed Use

PROPERTY SUB-TYPE:               Retail/Hospitality

LOCATION:                        Totowa, NJ

YEAR BUILT/RENOVATED:            1983/1997 / NAP

PERCENT LEASED /                 100.0% (Retail) / 79.6%
OCCUPANCY(2):                    (Hospitality)

SQUARE FOOTAGE / ROOMS(2):       111,462 (Retail) / 155 (Hospitality)

THE COLLATERAL:                  Mixed Use center consisting of a Holiday Inn
                                 and several retail tenants

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Holiday 46, SPE, Inc.

MOST RECENT NET OP. INCOME:      $3,158,105

2ND MOST RECENT NET OP.
INCOME:                          $3,098,198

3RD MOST RECENT NET OP.
INCOME:                          $3,054,256

U/W NET OP. INCOME:              $3,274,354

U/W NET CASH FLOW:               $3,170,322

U/W OCCUPANCY(3):                96.8%

APPRAISED VALUE:                 $41,000,000

CUT-OFF DATE LTV:                58.5%

MATURITY DATE LTV:               58.5%

DSCR:                            2.38x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  The Loan per SF shown is based on the retail square footage of the property and 100,000 square feet for the 155-room Holiday Inn (approximation per the appraiser).

(2)  The property is a mixed use center comprising 111,462 square feet of retail space and a 155-room Holiday Inn. Percent leased for the retail is based on a rent roll dated February 3, 2006. The occupancy for the hospitality component is based on trailing 12-month operating statements through
     December 31, 2005.

(3)  The underwritten occupancy assumes a 5% vacancy against the retail space and occupancy of 79.6% for the hotel.

THE 1 ROUTE 46 WEST LOAN

     THE LOAN. The ninth largest loan (the "1 Route 46 West Loan") is evidenced by one promissory note and is secured by a first priority mortgage on the 1
Route 46 West mixed use retail-hospitality property located in Totowa, New
Jersey (the "1 Route 46 West Property"). The 1 Route 46 West Loan was originated on December 14, 2005 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is Holiday 46, L.L.C., a New Jersey limited liability company (the "1 Route 46 West Borrower") that owns no material asset other than the 1 Route 46 West Property and related interests. The Holiday Inn at the property operates under an operating lease with the tenant owned by the same principals as the 1 Route 46 West Borrower. The 1 Route 46 West Borrower is
owned by Joseph Prestifilippo (approx. 25%), Thomas Ruane (approx. 26%), and others (none with greater than a 20% interest). Joseph Prestifilippo and Thomas
Ruane, have been developing, managing and owning commercial and residential property in New Jersey and the continental United States for over 25 years.

                                     IV-43

     THE PROPERTY. The 1 Route 46 West Property is a mixed use center consisting of 111,462 square feet of retail space and a 155-room Holiday Inn on an 11 acre site located in Totowa, New Jersey. The 1 Route 46 West Property is located in a large retail corridor along Route 46 that includes large retail tenants such as
Target, Home Depot and Kohl's in addition to the 1.5 million square foot
Willowbrook Mall. The retail component of the 1 Route 46 West Property encompasses 111,462 square feet and is 100% leased to 11 retail tenants including two anchors, a 25,595 square foot CompUSA and a 23,640 square foot
Petco. The retail component of the 1 Route 46 West Property has been 100%
occupied for over five years. The hotel component of the 1 Route 46 West
Property is the Holiday Inn of Totowa, a 5-story, 155-room, full-service hotel that has been owned and operated by the principals of the 1 Route 46 West
Borrower since 1984. The hotel features banquet and meeting space to accommodate from 10 to 300 people, a fitness room, a business center, a restaurant, and over
500 indoor and outdoor parking spaces.

     The following table presents certain information relating to the performance of the hotel at the 1 Route 46 West Property:

             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

             COMPETITIVE SET             HOLIDAY INN OF TOTOWA           PENETRATION FACTOR
       ----------------------------------------------------------------------------------------
YEAR   OCCUPANCY     ADR    REVPAR   OCCUPANCY      ADR    REVPAR   OCCUPANCY     ADR    REVPAR
-----------------------------------------------------------------------------------------------

2002      69.3%    $92.96   $64.37     76.1%     $101.68   $77.34     109.8%    109.4%   120.1%
2003      67.3%    $89.38   $60.18     71.3%     $ 96.37   $68.71     105.9%    107.8%   114.2%
2004      68.4%    $89.46   $61.22     76.8%     $ 91.67   $70.39     112.3%    102.5%   115.0%
2005      71.5%    $87.38   $62.52     79.6%     $ 96.31   $76.63     111.3%    110.2%   122.6%

(1)  The data for the competitive set is based on a STR report provided by Smith
     Travel Research while the property data is based on borrower provided operating statements.

The following table presents certain information relating to the major retail tenants at the 1 Route 46 West Property:

                                                                      ANNUALIZED     % OF TOTAL     ANNUALIZED
                            CREDIT RATING                            UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                               (FITCH/        TENANT                  BASE RENT     UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME(1)       MOODY'S/S&P)(2)     NRSF    % OF NRSF(3)      ($)        BASE RENT(3)   ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

CompUSA                       --/--/--        25,595         23%     $  520,858           23%        $ 20.35      03/13/2013
Petco                        --/Ba2/BB        23,640         21%     $  478,710           21%        $ 20.25      12/31/2015
Lenscrafters                  --/--/--        18,200         16%     $  638,649           28%        $ 35.09      07/01/2007
Guitar Center                 --/B1/BB        16,285         15%     $  233,740           10%        $ 14.35      11/06/2009
Ultimate Fitness              --/--/--         9,000          8%     $   65,225            3%        $  7.25      08/31/2007
Ski Barn                      --/--/--         7,850          7%     $  128,567            6%        $ 16.38      08/18/2009
Green's Court Restaurant      --/--/--         6,440          6%     $  115,393            5%        $ 17.92      09/01/2006
Goalie School                 --/--/--         3,000          3%     $   24,000            1%        $  8.00          MTM
Oxford Pharmacy               --/--/--         1,200          1%     $   21,600            1%        $ 18.00          MTM
Verizon                       A+/A3/A            252          0%     $   33,821            1%        $134.21      02/01/2007
Billboard Space               --/--/--             0          0%     $   16,224            1%            NAP          MTM
                                             -------        ---      ----------          ---         -------
TOTAL/WEIGHTED AVERAGE                       111,462        100%     $2,276,787          100%        $ 20.28
                                             =======        ===      ==========          ===         =======

Other Tenants                   NAP              NAP        NAP             NAP          NAP             NAP          NAP
Vacant Space                    NAP              NAP        NAP             NAP          NAP             NAP          NAP
                                             -------        ---      ----------          ---         -------
TOTAL/WEIGHTED AVERAGE                       111,462        100%     $2,276,787          100%        $ 20.28
                                             =======        ===      ==========          ===         =======

(1)  The above schedule only reflects the square footage leased to and the income derived from the 111,462 square feet of retail space at the 1 Route
     46 West Property.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  May not sum to 100% due to rounding.

                                     IV-44

                           LEASE ROLLOVER SCHEDULE(1)

                            AVERAGE                                      % OF TOTAL       CUMULATIVE % OF
                 # OF     UNDERWRITTEN    % OF TOTAL                    UNDERWRITTEN     TOTAL UNDERWRITTEN
                LEASES    RENT PER SF    SQUARE FEET    CUMULATIVE %   RENTAL REVENUES    RENTAL REVENUES
     YEAR       ROLLING     ROLLING        ROLLING     OF SF ROLLING       ROLLING            ROLLING
-----------------------------------------------------------------------------------------------------------

Vacant             --            --           --             --              --                 --
MTM                 3         14.72            4%             4%              3%                 3%
2006                1         17.92            6%            10%              5%                 8%
2007                3         26.87           25%            34%             32%                40%
2008               --           --            --             34%             --                 40%
2009                2         15.01           22%            56%             16%                56%
2010               --           --            --             56%             --                 56%
2011               --           --            --             56%             --                 56%
2012               --           --            --             56%             --                 56%
2013                1         20.35           23%            79%             23%                79%
2014               --           --            --             79%             --                 79%
2015                1         20.25           21%           100%             21%               100%
2016 & Beyond      --           --            --            100%             --                100%

(1)  The above schedule only reflects the square footage leased to and the income derived from the 111,462 square feet of retail space at the 1 Route
     46 West Property.

     ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if (i)
an event of default occurs, (ii) the 1 Route 46 West Borrower fails to provide evidence of payment, or (iii) the DSCR based on the previous 6 months falls below 1.15x. Cap Ex reserves spring if the DSCR based on the previous 6 months falls below 1.15x. TI/LC reserves spring if the DSCR based on the previous 6 months falls below 1.15x or the occupancy at the 1 Route West 46 Property falls below 60%.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
1 Route 46 West Loan.

     PROPERTY MANAGEMENT. The 1 Route 46 West Property is managed by Holiday 46,
SPE, Inc., which is an affiliate of 1 Route 46 West Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not Allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The 1 Route 46
West Borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to:
(i) there is no event of default, (ii) the combined LTV ratio is not greater than 75%, and (iii) the combined DSCR is not less than 1.75x.

     RELEASE OF PARCELS. Not Allowed.

     Certain additional information regarding the 1 Route 46 West Loan and the 1
Route 46 West Property is set forth on Appendix II hereto.

                                     IV-45

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     IV-46

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - HOPEWELL CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

            [TWO PHOTOS OF HOPEWELL CROSSING SHOPPING CENTER OMITTED]

                                     IV-47

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - HOPEWELL CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

     [MAP INDICATING LOCATION OF HOPEWELL CROSSING SHOPPING CENTER OMITTED]

                                     IV-48

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - HOPEWELL CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $23,000,000

CUT-OFF DATE BALANCE:            $22,932,846

LOAN PURPOSE:                    Refinance

SHADOW RATING (MOODY'S/FITCH):   NAP

FIRST PAYMENT DATE:              March 1, 2006

INTEREST RATE:                   6.35%

AMORTIZATION:                    300 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   February 1, 2021

EXPECTED MATURITY BALANCE:       $14,104,641

SPONSORS:                        Kenneth Cohen; Louis B. Rappaport; Jonathan
                                 Gelmen; David Kasoff; Anthony Mazucca

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Locked out until the earlier of March 1, 2009
                                 or 2 years after the REMIC "start-up" day, with
                                 U.S. Treasury defeasance thereafter. Prepayable
                                 without penalty from and after November 1,
                                 2020.

LOAN PER SF:                     $210.41

UP-FRONT RESERVES:               RE Tax:      $21,120
                                 Other:       $5,154,386
ONGOING RESERVES:                RE Tax:      $21,120 / month
                                 Insurance:   Springing

LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Hopewell, NJ

YEAR BUILT/RENOVATED:            2005 / NAP

PERCENT LEASED(1):               99.0%

SQUARE FOOTAGE:                  108,993

THE COLLATERAL:                  Multi-tenant grocery anchored
                                 retail center

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Hopewell TC Management, LLC

MOST RECENT NET OP. INCOME:      NAP

2ND MOST RECENT NET OP.
INCOME:                          NAP

3RD MOST RECENT NET OP.
INCOME:                          NAP

U/W NET OP. INCOME:              $2,196,886

U/W NET CASH FLOW:               $2,158,740

U/W OCCUPANCY:                   96.0%

APPRAISED VALUE:                 $32,300,000

CUT-OFF DATE LTV:                71.0%

MATURITY DATE LTV:               43.7%

DSCR:                            1.17x

POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated January 20, 2006.

THE HOPEWELL CROSSING SHOPPING CENTER LOAN

     THE LOAN. The tenth largest loan (the "Hopewell Crossing Shopping Center
Loan") as evidenced by the Secured Promissory Note (the "Hopewell Crossing
Shopping Center Note") is secured by a first priority fee Mortgage and Security
Agreement, Assignment of Deed of Trust and Assignment of Leases and Rents (the
"Hopewell Crossing Shopping Center Mortgage") encumbering the 108,993 square foot anchored retail center known as Hopewell Crossing Shopping Center, located in Hopewell, New Jersey (the "Hopewell Crossing Shopping Center Property"). The
Hopewell Crossing Shopping Center Loan was originated on January 20, 2006 by or on behalf of Principal Commercial Funding, LLC.

     THE BORROWER. The borrower is a tenant in common structure which consists of Hopewell TC Investment, L.P. and Hopewell Town Center Associates, L.P. (the
"Hopewell Crossing Shopping Center Borrower"). Each tenant in common owns a 50%
undivided tenant-in-common interest in the Hopewell Crossing Shopping Center
Property. Hopewell TC Management LLC & Hopewell TC Associates Inc., the managing members in each respective entity, are comprised of Ken Cohen, Louis Rappaport,
John Gelmen, David Kasoff, and

                                     IV-49

Anthony Mazucca. Each of these individuals are also the sponsors of the Hopewell
Crossing Shopping Center Loan. Combined, the sponsors have 125 years of real estate experience.

     THE PROPERTY. The Hopewell Crossing Shopping Center Property is a Super
Stop & Shop anchored shopping center comprised of 98,627 square feet of retail space, 10,366 square feet of 2nd story office space and 3 pad sites. The property was constructed in 2005. The property is located on 26.52 acres of land and onsite parking is provided for 554 vehicles (5.08 spaces/1,000 square feet).
The Hopewell Crossing Shopping Center Property is located at the lighted intersection of Route 31 and Denow Road, in Hopewell, Mercer County, New Jersey.
Ingress/egress are provided to the property from Route 31 and Denow Road and traffic counts at the property are 28,000 vehicles/day. Hopewell is located 10 miles north of Trenton, 8 miles west of Princeton, 45 miles northeast of
Philadelphia, and is approximately 60 miles southwest of New York.

                             LEASE ROLLOVER SCHEDULE

                                                                      % OF TOTAL
                                                                        CONTRACT
                             AVERAGE                                     RENTAL      CUMULATIVE % OF TOTAL
                  # OF     CONTRACT RENT    % OF TOTAL   CUMULATIVE   (ANNUALIZED)      CONTRACT RENTAL
                 LEASES     (ANNUALIZED)   SQUARE FEET     % OF SF      REVENUES     (ANNUALIZED) REVENUES
     YEAR       ROLLING   PER SF ROLLING     ROLLING       ROLLING       ROLLING            ROLLING
----------------------------------------------------------------------------------------------------------

    Vacant        --              --            1%            1%          --                   --
     2006         --              --            0%            1%          --                   --
     2007         --              --            0%            1%          --                   --
     2008          1          $23.00            2%            3%           2%                   2%
     2009          1          $15.27            2%            4%           1%                   3%
     2010          7          $20.37           21%           25%          22%                  25%
     2011          5          $19.88           12%           37%          12%                  37%
     2012         --              --           --            37%          --                   37%
     2013         --              --           --            37%          --                   37%
     2014         --              --           --            37%          --                   37%
     2015          5          $24.73           10%           46%          12%                  50%
2016 & Beyond      2          $18.26           54%          100%          50%                 100%

     The following table presents certain information relating to the major tenants at the Hopewell Crossing Shopping Center Property:

                                    CREDIT                                                       ANNUALIZED
                                    RATING                         ANNUALIZED     % OF TOTAL      CONTRACT
                                    (FITCH/       TENANT   % OF     CONTRACT      ANNUALIZED        RENT          LEASE
          TENANT NAME             MOODY'S/S&P)     NRSF     NRSF    RENT ($)    CONTRACT RENT   ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Stop & Shop Supermarket Company   BB/Ba1/BB+      56,754    52.1%  $1,035,761        49.1%         $18.25      06/1/2025
TOTAL/WEIGHTED AVERAGE                            56,754    52.1%  $1,035,761        49.1%         $18.25
=========================================================================================================================

Other Tenants                         NAP         51,139    46.9%  $1,073,447        50.9%         $20.99       Various
Vacant                                NAP          1,100     1.0%  $     0.00         0.0%         $ 0.00         NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           108,993   100.0%  $2,109,208       100.0%         $19.35
=========================================================================================================================

      ESCROWS AND RESERVES. The Hopewell Crossing Shopping Center Borrower
deposited three escrows at closing. First an escrow of $4,700,000 until Super
Stop & Shop is in full occupancy. These funds will be released upon: 1) The premises stabilizing and maintaining contractual NNN base rental payments
(including pad sites) of at least $2,272,000 annualized without concessions or annualized actual discounts; 2) Satisfaction of lender's standard release requirements; 3) DSCR of 1.20x, based on actual NOI; 4) The premises being 95%
leased and occupied; 5) Super Stop & Shop is in full occupancy & paying rent;
and 6) the remaining construction close-out items have been completed and paid for. Second, an escrow of $387,786 until Blue Ribbon Industries, Hopewell Valley
Community Bank, Valley Liquors, Huntington Learning Center, Gloria Nilson GMAC,
The Learning Experience, Hopewell Physical Therapy, and Adio Chiropractic take occupancy and begin paying rent. Lastly, an escrow of $66,600, until Super Stop
& Shop opens and the tenants paying discounted rents begin paying 100% rent.
Also upon occurrence of an event of default, Hopewell Crossing Shopping Center
Borrower is required to deposit monthly 1/12th of the estimated annual insurance premium costs.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Hopewell Crossing Shopping Center Property is
managed by Hopewell TC Management, LLC which is an affiliate of the Hopewell
Crossing Shopping Center Borrower. The management agreement is subordinate to the Hopewell Crossing Shopping Center Loan. Hopewell TC Management, LLC is a
real estate investment and development company comprised of John

                                     IV-50

Gelman, Ken Cohen, and Louis Rappaport, who are three of the sponsors for the
Hopewell Crossing Shopping Center loan. These three sponsors currently manage a diversified portfolio totaling 2.2 million square feet of retail and industrial properties in Pennsylvania, New Jersey, and Massachusetts.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Hopewell Crossing Shopping
Center Loan and the Hopewell Crossing Shopping Center Property is set forth on
Appendix II hereto.

                                     IV-51

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                 DISTRIBUTION DATE STATEMENT

                     -------------------------------------------------------------------------------------
                     STATEMENT SECTIONS                                                            PAGE(S)
                     ------------------                                                            -------

                     Certificate Distribution Detail                                                  2
                     Certificate Factor Detail                                                        3
                     Reconciliation Detail                                                            4
                     Other Required Information                                                       5
                     Cash Reconciliation                                                              6
                     Ratings Detail                                                                   7
                     Current Mortgage Loan and Property Stratification Tables                       8 - 10
                     Mortgage Loan Detail                                                             11
                     Principal Prepayment Detail                                                      12
                     Historical Detail                                                                13
                     Delinquency Loan Detail                                                          14
                     Specially Serviced Loan Detail                                                15 - 16
                     Modified Loan Detail                                                             17
                     Liquidated Loan Detail                                                           18
                     Historical Bond / Collateral Realized Loss Reconciliation                        19
                     Supplemental Reporting                                                           20
                     -------------------------------------------------------------------------------------

                 DEPOSITOR                                     MASTER SERVICER                             SPECIAL SERVICER
-------------------------------------------      -------------------------------------------      ----------------------------------

Bear Stearns Commercial Mortgage Securities      Wells Fargo Bank, N.A.                           ARCap Servicing, Inc.
383 Madison Avenue                               1320 Willow Pass Road, Suite 300                 5221 N. O'Connor Blvd., Ste. 600
New York, NY 10179                               Concord, CA 94520                                Irving, TX 75039

Contact:         General Information Number      Contact:             Myung J. Nam                Contact:       Chris Crouch
Phone Number:    (212) 272-2000                  Email:     investorreporting@wellsfargo.com      Phone Number:  (972) 868-5300
-------------------------------------------      -------------------------------------------      ----------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                                                                        Page 1 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                          CERTIFICATE DISTRIBUTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Realized
                                                                                        Loss/
                                                                                      Additional
                                                                                        Trust                             Current
              Pass-Through  Original  Beginning   Principal     Interest    Prepayment   Fund       Total      Ending  Subordination
Class  CUSIP     Rate       Balance    Balance   Distribution Distribution   Premium   Expenses  Distribution  Balance   Level (1)
------------------------------------------------------------------------------------------------------------------------------------

 A-1           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-2           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-3           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-AB          0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-4           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-1A          0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-M           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-J           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  B            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  C            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  D            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  E            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  F            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  G            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  H            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  J            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  K            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  L            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  M            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  N            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  O            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  P            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 R-I           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 R-II          0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
R-III          0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                         0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                            Original  Beginning                                           Ending
              Pass-Through  Notional  Notional     Interest    Prepayment     Total      Notional
Class  CUSIP      Rate       Amount    Amount    Distribution   Premium    Distribution   Amount
-------------------------------------------------------------------------------------------------

  X            0.000000%      0.00      0.00         0.00         0.00         0.00        0.00
-------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B)
the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                                                                        Page 2 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE FACTOR DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Realized Loss/
                          Beginning          Principal          Interest        Prepayment       Additional Trust         Ending
Class        CUSIP         Balance          Distribution      Distribution        Premium         Fund Expenses           Balance
------------------------------------------------------------------------------------------------------------------------------------

 A-1                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 A-2                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 A-3                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
A-AB                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 A-4                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
A-1A                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 A-M                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 A-J                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  B                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  C                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  D                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  E                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  F                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  G                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  H                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  J                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  K                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  L                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  M                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  N                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  O                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  P                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 R-I                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
R-II                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
R-III                     0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          Beginning                                               Ending
                           Notional           Interest         Prepayment        Notional
Class        CUSIP          Amount          Distribution        Premium           Amount
-------------------------------------------------------------------------------------------

  X                       0.00000000          0.00000000        0.00000000       0.00000000
-------------------------------------------------------------------------------------------

                                                                                                                        Page 3 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                             MASTER SERVICING FEE SUMMARY

  P & I Advances Outstanding                        0.00       Current Period Accrued Master Servicing Fees                     0.00
  Master Servicing Advances Outstanding             0.00       Less Master Servicing Fees on Delinquent Payments                0.00
  Reimbursements for Interest on P & I                         Less Reductions to Master Servicing Fees                         0.00
  Advances paid from general collections            0.00       Plus Master Servicing Fees on Delinquent Payments Received       0.00
  Reimbursements for Interest on Master Servicing              Plus Adjustments for Prior Master Servicing Calculation          0.00
  Advances paid from general collections            0.00       Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                                 Net Aggregate                   Distributable                                            Unpaid
                      Accrued     Prepayment     Distributable    Certificate               Additional                 Distributable
          Accrual   Certificate    Interest       Certificate      Interest       WAC CAP   Trust Fund     Interest     Certificate
Class      Days      Interest      Shortfall       Interest       Adjustment     Shortfall   Expenses    Distribution    Interest
------------------------------------------------------------------------------------------------------------------------------------

 A-1         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-2         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-3         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-AB        0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-4         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-1A        0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-M         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-J         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  X          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  B          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  C          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  D          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  E          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  F          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  G          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  H          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  J          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  K          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  L          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  M          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  N          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  O          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  P          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 4 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                              OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                      Additional Trust Fund Expenses/(Gains)                    0.00

Available Distribution Amount                            0.00
                                                                               Fees Paid to Special Servicer                    0.00

                                                                               Interest on Advances                             0.00

                                                                               Other Expenses of Trust                          0.00

Aggregate Number of Outstanding Loans                       0

Aggregate Unpaid Principal Balance of Loans              0.00     Appraisal Reduction Amount

Aggregate Stated Principal Balance of Loans              0.00     ------------------------------------------------------------
                                                                                 Appraisal       Cumulative       Most Recent
                                                                      Loan       Reduction          ASER           App. Red.
Aggregate Amount of Master Servicing Fee                 0.00        Number      Effected          Amount            Date
                                                                  ------------------------------------------------------------
Aggregate Amount of Special Servicing Fee                0.00

Aggregate Amount of Trustee Fee                          0.00

Aggregate Primary Servicing Fee                          0.00

Aggregate Paying Agent Fee                               0.00

Aggregate Trust Fund Expenses                            0.00

                                                                  ------------------------------------------------------------
                                                                      Total
                                                                  ------------------------------------------------------------

                                                                                                                        Page 5 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                              CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
TOTAL FUNDS COLLECTED                                                   TOTAL FUNDS DISTRIBUTED

  INTEREST:                                                               FEES:
    Interest paid or advanced                             0.00              Master Servicing Fee                          0.00
    Interest reductions due to Non-Recoverability                           Trustee Fee                                   0.00
      Determinations                                      0.00              Certificate Administration Fee                0.00
    Interest Adjustments                                  0.00              Insurer Fee                                   0.00
    Deferred Interest                                     0.00              Miscellaneous Fee                             0.00
    Net Prepayment Interest Shortfall                     0.00                                                                ------
    Net Prepayment Interest Excess                        0.00                  TOTAL FEES                                      0.00
    Extension Interest                                    0.00
    Interest Reserve Withdrawal                           0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                              ------        Reimbursement for Interest on Advances        0.00
       TOTAL INTEREST COLLECTED                                 0.00        ASER Amount                                   0.00
                                                                            Special Servicing Fee                         0.00
  PRINCIPAL:                                                                Rating Agency Expenses                        0.00
    Scheduled Principal                                   0.00              Attorney Fees & Expenses                      0.00
    Unscheduled Principal                                 0.00              Bankruptcy Expense                            0.00
      Principal Prepayments                               0.00              Taxes Imposed on Trust Fund                   0.00
      Collection of Principal after Maturity Date         0.00              Non-Recoverable Advances                      0.00
      Recoveries from Liquidation and Insurance Proceeds  0.00              Other Expenses                                0.00
      Excess of Prior Principal Amounts paid              0.00                                                                ------
      Curtailments                                        0.00                  TOTAL ADDITIONAL TRUST FUND EXPENSES            0.00
    Negative Amortization                                 0.00
    Principal Adjustments                                 0.00            INTEREST RESERVE DEPOSIT                              0.00
                                                              ------
       TOTAL PRINCIPAL COLLECTED                                0.00      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                            Interest Distribution                         0.00
  OTHER:                                                                    Principal Distribution                        0.00
    Prepayment Penalties/Yield Maintenance                0.00              Prepayment Penalties/Yield Maintenance        0.00
    Repayment Fees                                        0.00              Borrower Option Extension Fees                0.00
    Borrower Option Extension Fees                        0.00              Equity Payments Paid                          0.00
    Equity Payments Received                              0.00              Net Swap Counterparty Payments Paid           0.00
    Net Swap Counterparty Payments Received               0.00                                                                ------
                                                              ------            TOTAL PAYMENTS TO CERTIFICATEHOLDERS &
       TOTAL OTHER COLLECTED                                    0.00              OTHERS                                        0.00
                                                              ------                                                          ------
TOTAL FUNDS COLLECTED                                           0.00      TOTAL FUNDS DISTRIBUTED                               0.00
                                                              ======                                                          ======

                                                                                                                        Page 6 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                  RATINGS DETAIL

                         -------------------------------------------------------------------------
                                                Original Ratings            Current Ratings (1)
                                            -------------------------   --------------------------
                          Class    CUSIP    Fitch    Moody's    S & P   Fitch    Moody's    S & P
                         -------------------------------------------------------------------------

                           A-1
                           A-2
                           A-3
                          A-AB
                           A-4
                          A-1A
                           A-M
                           A-J
                            X
                            B
                            C
                            D
                            E
                            F
                            G
                            H
                            J
                            K
                            L
                            M
                            N
                            O
                            P
                         -------------------------------------------------------------------------

     NR - Designates that the class was not rated by the above agency at the time of original issuance.
      X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
    N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                      Moody's Investors Service                         Standard & Poor's Rating Services
One State Street Plaza                           99 Church Street                                  55 Water Street
New York, New York 10004                         New York, New York 10007                          New York, New York 10041
(212) 908-0500                                   (212) 553-0300                                    (212) 438-2430

                                                                                                                        Page 7 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                       SCHEDULED BALANCE                                                       STATE (3)

----------------------------------------------------------------    ----------------------------------------------------------------
                                  % of                                                                % of
 Scheduled    # of    Scheduled   Agg.   WAM          Weighted                    # of    Scheduled   Agg.   WAM          Weighted
  Balance     loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)        State     Props.   Balance    Bal.   (2)   WAC  Avg DSCR (1)
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
   Totals                                                              Totals
----------------------------------------------------------------    ----------------------------------------------------------------

See footnotes on last page of this section.

                                                                                                                        Page 8 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                  DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)

----------------------------------------------------------------    ----------------------------------------------------------------
Debt Service                      % of                                                                % of
  Coverage    # of    Scheduled   Agg.   WAM          Weighted        Property    # of    Scheduled   Agg.   WAM          Weighted
   Ratio      loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)        Type      Props.   Balance    Bal.   (2)   WAC  Avg DSCR (1)
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
   Totals                                                              Totals
----------------------------------------------------------------    ----------------------------------------------------------------

                            NOTE RATE                                                          SEASONING

----------------------------------------------------------------    ----------------------------------------------------------------
                                  % of                                                                % of
    Note      # of    Scheduled   Agg.   WAM          Weighted                    # of    Scheduled   Agg.   WAM          Weighted
    Rate      loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)     Seasoning    loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
   Totals                                                              Totals
----------------------------------------------------------------    ----------------------------------------------------------------

See footnotes on last page of this section.

                                                                                                                        Page 9 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

       ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)

----------------------------------------------------------------    ----------------------------------------------------------------
Anticipated                       % of                               Remaining                        % of
 Remaining    # of    Scheduled   Agg.   WAM          Weighted         Stated     # of    Scheduled   Agg.   WAM          Weighted
  Term (2)    loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)        Term      loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
   Totals                                                              Totals
----------------------------------------------------------------    ----------------------------------------------------------------

      REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                       AGE OF MOST RECENT FINANCIAL INFORMATION

----------------------------------------------------------------    ----------------------------------------------------------------
 Remaining                        % of                                                                % of
Amortization  # of    Scheduled   Agg.   WAM          Weighted      Age of Most   # of    Scheduled   Agg.   WAM          Weighted
    Term      loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)     Recent NOI   loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
   Totals                                                              Totals
----------------------------------------------------------------    ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new Financial Information figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                                                                       Page 10 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                MORTGAGE LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Anticipated                 Neg.     Beginning
 Loan              Property                       Interest    Principal     Gross      Repayment     Maturity     Amort    Scheduled
Number    ODCR     Type (1)     City     State    Payment      Payment      Coupon       Date          Date       (Y/N)     Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
          Ending        Paid     Appraisal     Appraisal      Res.      Mod.
 Loan     Scheduled     Thru     Reduction     Reduction     Strat.     Code
Number    Balance       Date       Date         Amount        (2)       (3)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------

         (1) Property Type Code                             (2) Resolution Strategy Code                    (3) Modification Code
         ----------------------                             ----------------------------                    ---------------------

MF - Multi-Family    OF - Office         1 - Modification  6 - DPO             10 - Deed In Lieu Of      1 - Maturity Date Extension
RT - Retail          MU - Mixed Use      2 - Foreclosure   7 - REO                  Foreclosure          2 - Authorization Change
HC - Health Care     LO - Lodging        3 - Bankruptcy    8 - Resolved        11 - Full Payoff          3 - Principal Write-Off
IN - Industrial      SS - Self Storage   4 - Extension     9 - Pending Return  12 - Reps and Warranties  4 - Combination
WH - Warehouse       OT - Other          5 - Note Sale         to Master       13 - Other or TBD
MH - Mobile Home                                               Servicer
     Park

                                                                                                                       Page 11 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                              PRINCIPAL PREPAYMENT DETAIL

       --------------------------------------------------------------------------------------------------------------------
                                            Principal Prepayment Amount                   Prepayment Penalties
                     Offering Document   ----------------------------------   ---------------------------------------------
       Loan Number    Cross-Reference    Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Charge
       --------------------------------------------------------------------------------------------------------------------

       --------------------------------------------------------------------------------------------------------------------
         Totals
       --------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 12 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                 HISTORICAL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                           Delinquencies                                                         Prepayments
------------------------------------------------------------------------------------------------------   ---------------------------
Distribution    30-59 Days    60-89 Days   90 Days or More   Foreclosure       REO       Modifications   Curtailments      Payoff
   Date        #   Balance   #   Balance   #       Balance   #   Balance    #  Balance   #     Balance   #    Balance    #  Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

   Rate and Maturities
---------------------------
Next Weighted Avg.
---------------------------
Coupon       Remit     WAM
---------------------------

---------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

                                                                                                                       Page 13 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                 DELINQUENCY LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                Offering        # of                    Current    Outstanding   Status of   Resolution
                Document       Months    Paid Through    P & I        P & I      Mortgage     Strategy     Servicing     Foreclosure
Loan Number  Cross-Reference   Delinq.       Date       Advances    Advances      Loan (1)    Code (2)   Transfer Date       Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Totals
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
             Actual    Outstanding
              Loan      Servicing                      REO
Loan Number  Balance    Advances     Bankruptcy Date   Date
-------------------------------------------------------------

-------------------------------------------------------------
  Totals
-------------------------------------------------------------

                   (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                   ---------------------------                                        ----------------------------

A - Payments Not Received      2 - Two Months Delinquent             1 - Modification  6 - DPO              10 - Deed In Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure   7 - REO                   Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy    8 - Resolved         11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension     9 - Pending Return   12 - Reps and Warranties
0 - Current                    7 - Foreclosure                       5 - Note Sale         to Master        13 - Other or TBD
1 - One Month Delinquent       9 - REO                                                     Servicer

                                                                                                                       Page 14 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                          SPECIALLY SERVICED LOAN DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                            Offering       Servicing   Resolution                                                             Net
Distribution     Loan       Document       Transfer     Strategy     Scheduled   Property            Interest    Actual    Operating
    Date        Number   Cross-Reference     Date       Code (1)      Balance    Type (2)    State     Rate     Balance      Income
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                                             Remaining
Distribution     NOI               Note      Maturity       Amortization
    Date        Date     DSCR      Date        Date             Term
------------------------------------------------------------------------

------------------------------------------------------------------------

                           (1) Resolution Strategy Code                                   (2) Property Type Code
                           ----------------------------                                   ----------------------

      1 - Modification    6 - DPO                   10 - Deed In Lieu Of        MF - Multi-Family        OF - Office
      2 - Foreclosure     7 - REO                        Foreclosure            RT - Retail              MU - Mixed use
      3 - Bankruptcy      8 - Resolved              11 - Full Payoff            HC - Health Care         LO - Lodging
      4 - Extension       9 - Pending Return        12 - Reps and Warranties    IN - Industrial          SS - Self Storage
      5 - Note Sale           to Master Servicer    13 - Other or TBD           WH - Warehouse           OT - Other
                                                                                MH - Mobile Home Park

                                                                                                                       Page 15 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                          SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering     Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal      Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date    Date       Value     Property Revenue      Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                              1 - Modification     6 - DPO                     10 - Deed In Lieu Of
                              2 - Foreclosure      7 - REO                          Foreclosure
                              3 - Bankruptcy       8 - Resolved                11 - Full Payoff
                              4 - Extension        9 - Pending Return          12 - Reps and Warranties
                              5 - Note Sale            to Master Servicer      13 - Other or TBD

                                                                                                                       Page 16 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
             Offering
 Loan        Document      Pre-Modification   Post-Modification   Pre-Modification   Post-Modification   Modification   Modification
Number   Cross-Reference        Balance            Balance          Interest Rate      Interest Rate         Date       Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 17 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                   LIQUIDATED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Final Recovery         Offering                                                                   Gross Proceeds
      Loan         Determination          Document          Appraisal      Appraisal       Actual       Gross          as a % of
     Number             Date           Cross-Reference         Date          Value        Balance      Proceeds      Actual Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                      Aggregate               Net               Net Proceeds                           Repurchased
      Loan           Liquidation          Liquidation             as a % of            Realized         by Seller
     Number           Expenses *           Proceeds            Actual Balance            Loss             (Y/N)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
 Current Total
--------------------------------------------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                                                                       Page 18 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                      BOND/COLLATERAL REALIZED LOSS RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------------
                                  Beginning                                                  Amounts
                                 Balance of        Aggregate       Prior Realized       Covered by Over-        Interest (Shortage)/
Distribution       Prospectus    the Loan at     Realized Loss      Loss Applied      collateralization and      Excesses applied to
    Date               Id        Liquidation        on Loans       to Certificates    other Credit Support      other Credit Support
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       Modification              Additional
                       Adjustments /           (Recoveries)/         Current Realized      Recoveries of       (Recoveries)/Realized
Distribution        Appraisal Reduction     Expenses applied to       Loss Applied to     Realized Losses         Loss Applied to
    Date                Adjustment            Realized Losses          Certificates        Paid as Cash         Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 19 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                               SUPPLEMENTAL REPORTING

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 20 of 20

Copyright 2005, Wells Fargo Bank, N.A.

                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

DISTRIBUTION DATE       BALANCE
-----------------   --------------
     5/12/2006      $81,500,000.00
     6/12/2006      $81,500,000.00
     7/12/2006      $81,500,000.00
     8/12/2006      $81,500,000.00
     9/12/2006      $81,500,000.00
    10/12/2006      $81,500,000.00
    11/12/2006      $81,500,000.00
    12/12/2006      $81,500,000.00
     1/12/2007      $81,500,000.00
     2/12/2007      $81,500,000.00
     3/12/2007      $81,500,000.00
     4/12/2007      $81,500,000.00
     5/12/2007      $81,500,000.00
     6/12/2007      $81,500,000.00
     7/12/2007      $81,500,000.00
     8/12/2007      $81,500,000.00
     9/12/2007      $81,500,000.00
    10/12/2007      $81,500,000.00
    11/12/2007      $81,500,000.00
    12/12/2007      $81,500,000.00
     1/12/2008      $81,500,000.00
     2/12/2008      $81,500,000.00
     3/12/2008      $81,500,000.00
     4/12/2008      $81,500,000.00
     5/12/2008      $81,500,000.00
     6/12/2008      $81,500,000.00
     7/12/2008      $81,500,000.00
     8/12/2008      $81,500,000.00
     9/12/2008      $81,500,000.00
    10/12/2008      $81,500,000.00
    11/12/2008      $81,500,000.00
    12/12/2008      $81,500,000.00
     1/12/2009      $81,500,000.00
     2/12/2009      $81,500,000.00
     3/12/2009      $81,500,000.00
     4/12/2009      $81,500,000.00
     5/12/2009      $81,500,000.00
     6/12/2009      $81,500,000.00
     7/12/2009      $81,500,000.00
     8/12/2009      $81,500,000.00
     9/12/2009      $81,500,000.00
    10/12/2009      $81,500,000.00
    11/12/2009      $81,500,000.00
    12/12/2009      $81,500,000.00
     1/12/2010      $81,500,000.00
     2/12/2010      $81,500,000.00
     3/12/2010      $81,500,000.00
     4/12/2010      $81,500,000.00
     5/12/2010      $81,500,000.00
     6/12/2010      $81,500,000.00
     7/12/2010      $81,500,000.00
     8/12/2010      $81,500,000.00
     9/12/2010      $81,500,000.00
    10/12/2010      $81,500,000.00
    11/12/2010      $81,500,000.00
    12/12/2010      $81,500,000.00
     1/12/2011      $81,500,000.00
     2/12/2011      $81,500,000.00
     3/12/2011      $81,500,000.00
     4/12/2011      $81,449,611.58
     5/12/2011      $79,943,000.00
     6/12/2011      $78,562,000.00
     7/12/2011      $77,042,000.00
     8/12/2011      $75,648,000.00
     9/12/2011      $74,247,000.00
    10/12/2011      $72,706,000.00
    11/12/2011      $71,291,000.00
    12/12/2011      $69,736,000.00
     1/12/2012      $68,306,000.00
     2/12/2012      $66,869,000.00
     3/12/2012      $65,162,000.00
     4/12/2012      $63,709,000.00
     5/12/2012      $62,119,000.00
     6/12/2012      $60,651,000.00
     7/12/2012      $59,046,000.00
     8/12/2012      $57,600,000.00
     9/12/2012      $56,110,000.00
    10/12/2012      $54,500,000.00
    11/12/2012      $53,000,000.00
    12/12/2012      $51,358,000.00
     1/12/2013      $49,900,000.00
     2/12/2013      $48,400,000.00
     3/12/2013      $46,502,000.00
     4/12/2013      $44,959,000.00
     5/12/2013      $43,281,000.00
     6/12/2013      $41,723,000.00
     7/12/2013      $40,030,000.00
     8/12/2013      $38,456,000.00
     9/12/2013      $36,875,000.00
    10/12/2013      $35,159,000.00
    11/12/2013      $33,561,000.00
    12/12/2013      $31,830,000.00
     1/12/2014      $30,216,000.00
     2/12/2014      $28,594,000.00

                                       A-1

DISTRIBUTION DATE       BALANCE
-----------------   --------------
     3/12/2014      $26,588,000.00
     4/12/2014      $24,948,000.00
     5/12/2014      $23,176,000.00
     6/12/2014      $21,519,000.00
     7/12/2014      $18,521,000.00
     8/12/2014      $16,852,000.00
     9/12/2014      $15,174,000.00
    10/12/2014      $13,365,000.00
    11/12/2014      $11,670,000.00
    12/12/2014      $ 9,844,000.00
     1/12/2015      $ 8,132,000.00
     2/12/2015      $ 3,948,000.00
     3/12/2015      $ 1,860,000.00
     4/12/2015      $   125,000.00
     5/12/2015      $            0

                                       A-2

                                   SCHEDULE B1

                  Alderwood Mall Planned Amortization Schedule

                         Alderwood Mall Pari Passu Loan

 DUE DATE   BEGINNING BALANCE    PRINCIPAL    BALLOON    ENDING BALANCE
---------   -----------------   -----------   -------   ---------------
 4/6/2006    $103,384,973.12    $116,671.61    $0.00    $103,268,301.52
 5/6/2006    $103,268,301.52    $131,338.62    $0.00    $103,136,962.90
 6/6/2006    $103,136,962.90    $117,726.61    $0.00    $103,019,236.28
 7/6/2006    $103,019,236.28    $132,363.94    $0.00    $102,886,872.34
 8/6/2006    $102,886,872.34    $118,790.47    $0.00    $102,768,081.87
 9/6/2006    $102,768,081.87    $119,295.79    $0.00    $102,648,786.08
10/6/2006    $102,648,786.08    $133,888.96    $0.00    $102,514,897.12
11/6/2006    $102,514,897.12    $120,372.81    $0.00    $102,394,524.31
12/6/2006    $102,394,524.31    $134,935.67    $0.00    $102,259,588.64
 1/6/2007    $102,259,588.64    $121,458.87    $0.00    $102,138,129.77
 2/6/2007    $102,138,129.77    $121,975.54    $0.00    $102,016,154.23
 3/6/2007    $102,016,154.23    $164,491.06    $0.00    $101,851,663.17
 4/6/2007    $101,851,663.17    $123,194.14    $0.00    $101,728,469.03
 5/6/2007    $101,728,469.03    $137,677.60    $0.00    $101,590,791.44
 6/6/2007    $101,590,791.44    $124,303.86    $0.00    $101,466,487.58
 7/6/2007    $101,466,487.58    $138,756.09    $0.00    $101,327,731.49
 8/6/2007    $101,327,731.49    $125,422.88    $0.00    $101,202,308.61
 9/6/2007    $101,202,308.61    $125,956.42    $0.00    $101,076,352.19
10/6/2007    $101,076,352.19    $140,362.14    $0.00    $100,935,990.05
11/6/2007    $100,935,990.05    $127,089.31    $0.00    $100,808,900.74
12/6/2007    $100,808,900.74    $141,463.15    $0.00    $100,667,437.58
 1/6/2008    $100,667,437.58    $128,231.70    $0.00    $100,539,205.88
 2/6/2008    $100,539,205.88    $128,777.18    $0.00    $100,410,428.70
 3/6/2008    $100,410,428.70    $156,882.07    $0.00    $100,253,546.63
 4/6/2008    $100,253,546.63    $129,992.35    $0.00    $100,123,554.28
 5/6/2008    $100,123,554.28    $144,284.50    $0.00    $ 99,979,269.79
 6/6/2008    $ 99,979,269.79    $131,159.09    $0.00    $ 99,848,110.70
 7/6/2008    $ 99,848,110.70    $145,418.41    $0.00    $ 99,702,692.29
 8/6/2008    $ 99,702,692.29    $132,335.62    $0.00    $ 99,570,356.67
 9/6/2008    $ 99,570,356.67    $132,898.56    $0.00    $ 99,437,458.11
10/6/2008    $ 99,437,458.11    $147,108.93    $0.00    $ 99,290,349.18
11/6/2008    $ 99,290,349.18    $134,089.68    $0.00    $ 99,156,259.50
12/6/2008    $ 99,156,259.50    $148,266.53    $0.00    $ 99,007,992.98
 1/6/2009    $ 99,007,992.98    $135,290.79    $0.00    $ 98,872,702.18
 2/6/2009    $ 98,872,702.18    $135,866.31    $0.00    $ 98,736,835.88
 3/6/2009    $ 98,736,835.88    $177,090.93    $0.00    $ 98,559,744.95
 4/6/2009    $ 98,559,744.95    $137,197.59    $0.00    $ 98,422,547.36
 5/6/2009    $ 98,422,547.36    $151,286.97    $0.00    $ 98,271,260.38
 6/6/2009    $ 98,271,260.38    $138,424.77    $0.00    $ 98,132,835.61
 7/6/2009    $ 98,132,835.61    $152,479.62    $0.00    $ 97,980,355.99
 8/6/2009    $ 97,980,355.99    $139,662.25    $0.00    $ 97,840,693.74
 9/6/2009    $ 97,840,693.74    $140,256.35    $0.00    $ 97,700,437.39
10/6/2009    $ 97,700,437.39    $154,259.66    $0.00    $ 97,546,177.72
11/6/2009    $ 97,546,177.72    $141,509.19    $0.00    $ 97,404,668.53
12/6/2009    $ 97,404,668.53    $155,477.24    $0.00    $ 97,249,191.29

                                      B1-1

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON      ENDING BALANCE
---------   -----------------   -----------   --------------  ---------------
 1/6/2010     $97,249,191.29    $142,772.54   $         0.00   $97,106,418.75
 2/6/2010     $97,106,418.75    $143,379.88   $         0.00   $96,963,038.87
 3/6/2010     $96,963,038.87    $183,906.25   $         0.00   $96,779,132.62
 4/6/2010     $96,779,132.62    $144,772.12   $         0.00   $96,634,360.50
 5/6/2010     $96,634,360.50    $158,648.34   $         0.00   $96,475,712.16
 6/6/2010     $96,475,712.16    $146,062.83   $         0.00   $96,329,649.32
 7/6/2010     $96,329,649.32    $         0   $96,329,649.32   $         0.00

                                      B1-2

                                   SCHEDULE B2

           Commerce Center Mortgage Loan Planned Amortization Schedule

               BEGINNING
 DUE DATE       BALANCE        PRINCIPAL   BALLOON   ENDING BALANCE
---------   ---------------   ----------   -------   --------------
 4/1/2006    $30,000,000.00   $27,075.21    $0.00    $29,972,924.79
 5/1/2006    $29,972,924.79   $31,928.14    $0.00    $29,940,996.65
 6/1/2006    $29,940,996.65   $27,363.29    $0.00    $29,913,633.36
 7/1/2006    $29,913,633.36   $32,208.29    $0.00    $29,881,425.07
 8/1/2006    $29,881,425.07   $27,654.15    $0.00    $29,853,770.92
 9/1/2006    $29,853,770.92   $27,789.17    $0.00    $29,825,981.75
10/1/2006    $29,825,981.75   $32,622.45    $0.00    $29,793,359.30
11/1/2006    $29,793,359.30   $28,084.13    $0.00    $29,765,275.17
12/1/2006    $29,765,275.17   $32,909.28    $0.00    $29,732,365.89
 1/1/2007    $29,732,365.89   $28,381.93    $0.00    $29,703,983.96
 2/1/2007    $29,703,983.96   $28,520.51    $0.00    $29,675,463.45
 3/1/2007    $29,675,463.45   $42,681.42    $0.00    $29,632,782.03
 4/1/2007    $29,632,782.03   $28,868.15    $0.00    $29,603,913.88
 5/1/2007    $29,603,913.88   $33,671.72    $0.00    $29,570,242.16
 6/1/2007    $29,570,242.16   $29,173.50    $0.00    $29,541,068.66
 7/1/2007    $29,541,068.66   $33,968.66    $0.00    $29,507,100.00
 8/1/2007    $29,507,100.00   $29,481.79    $0.00    $29,477,618.21
 9/1/2007    $29,477,618.21   $29,625.74    $0.00    $29,447,992.47
10/1/2007    $29,447,992.47   $34,408.45    $0.00    $29,413,584.02
11/1/2007    $29,413,584.02   $29,938.39    $0.00    $29,383,645.63
12/1/2007    $29,383,645.63   $34,712.48    $0.00    $29,348,933.15
 1/1/2008    $29,348,933.15   $30,254.04    $0.00    $29,318,679.11
 2/1/2008    $29,318,679.11   $30,401.76    $0.00    $29,288,277.35
 3/1/2008    $29,288,277.35   $39,776.00    $0.00    $29,248,501.35
 4/1/2008    $29,248,501.35   $30,744.40    $0.00    $29,217,756.95
 5/1/2008    $29,217,756.95   $35,496.31    $0.00    $29,182,260.64
 6/1/2008    $29,182,260.64   $31,067.82    $0.00    $29,151,192.82
 7/1/2008    $29,151,192.82   $35,810.82    $0.00    $29,115,382.00
 8/1/2008    $29,115,382.00   $31,394.36    $0.00    $29,083,987.64
 9/1/2008    $29,083,987.64   $31,547.64    $0.00    $29,052,440.00
10/1/2008    $29,052,440.00   $36,277.43    $0.00    $29,016,162.57
11/1/2008    $29,016,162.57   $31,878.80    $0.00    $28,984,283.77
12/1/2008    $28,984,283.77   $36,599.47    $0.00    $28,947,684.30
 1/1/2009    $28,947,684.30   $32,213.14    $0.00    $28,915,471.16
 2/1/2009    $28,915,471.16   $32,370.42    $0.00    $28,883,100.74
 3/1/2009    $28,883,100.74   $46,175.74    $0.00    $28,836,925.00
 4/1/2009    $28,836,925.00   $        0    $0.00    $28,836,925.00
 5/1/2009    $28,836,925.00   $        0    $0.00    $28,836,925.00
 6/1/2009    $28,836,925.00   $        0    $0.00    $28,836,925.00
 7/1/2009    $28,836,925.00   $        0    $0.00    $28,836,925.00
 8/1/2009    $28,836,925.00   $        0    $0.00    $28,836,925.00
 9/1/2009    $28,836,925.00   $        0    $0.00    $28,836,925.00
10/1/2009    $28,836,925.00   $        0    $0.00    $28,836,925.00
11/1/2009    $28,836,925.00   $        0    $0.00    $28,836,925.00
12/1/2009    $28,836,925.00   $        0    $0.00    $28,836,925.00
 1/1/2010    $28,836,925.00   $        0    $0.00    $28,836,925.00

                                      B2-1

               BEGINNING
 DUE DATE       BALANCE       PRINCIPAL   BALLOON   ENDING BALANCE
---------   --------------   ----------   -------   --------------
 2/1/2010   $28,836,925.00   $        0    $0.00    $28,836,925.00
 3/1/2010   $28,836,925.00   $        0    $0.00    $28,836,925.00
 4/1/2010   $28,836,925.00   $        0    $0.00    $28,836,925.00
 5/1/2010   $28,836,925.00   $        0    $0.00    $28,836,925.00
 6/1/2010   $28,836,925.00   $        0    $0.00    $28,836,925.00
 7/1/2010   $28,836,925.00   $        0    $0.00    $28,836,925.00
 8/1/2010   $28,836,925.00   $        0    $0.00    $28,836,925.00
 9/1/2010   $28,836,925.00   $        0    $0.00    $28,836,925.00
10/1/2010   $28,836,925.00   $        0    $0.00    $28,836,925.00
11/1/2010   $28,836,925.00   $        0    $0.00    $28,836,925.00
12/1/2010   $28,836,925.00   $        0    $0.00    $28,836,925.00
 1/1/2011   $28,836,925.00   $        0    $0.00    $28,836,925.00
 2/1/2011   $28,836,925.00   $        0    $0.00    $28,836,925.00
 3/1/2011   $28,836,925.00   $        0    $0.00    $28,836,925.00
 4/1/2011   $28,836,925.00   $32,753.92    $0.00    $28,804,171.08
 5/1/2011   $28,804,171.08   $37,450.50    $0.00    $28,766,720.58
 6/1/2011   $28,766,720.58   $33,096.70    $0.00    $28,733,623.88
 7/1/2011   $28,733,623.88   $37,783.84    $0.00    $28,695,840.04
 8/1/2011   $28,695,840.04   $33,442.77    $0.00    $28,662,397.27
 9/1/2011   $28,662,397.27   $33,606.06    $0.00    $28,628,791.21
10/1/2011   $28,628,791.21   $38,279.17    $0.00    $28,590,512.04
11/1/2011   $28,590,512.04   $33,957.03    $0.00    $28,556,555.01
12/1/2011   $28,556,555.01   $38,620.49    $0.00    $28,517,934.52
 1/1/2012   $28,517,934.52   $34,311.39    $0.00    $28,483,623.13
 2/1/2012   $28,483,623.13   $34,478.92    $0.00    $28,449,144.21
 3/1/2012   $28,449,144.21   $43,608.74    $0.00    $28,405,535.47
 4/1/2012   $28,405,535.47   $34,860.18    $0.00    $28,370,675.29
 5/1/2012   $28,370,675.29   $39,498.77    $0.00    $28,331,176.52
 6/1/2012   $28,331,176.52   $35,223.24    $0.00    $28,295,953.28
 7/1/2012   $28,295,953.28   $39,851.83    $0.00    $28,256,101.45
 8/1/2012   $28,256,101.45   $35,589.79    $0.00    $28,220,511.66
 9/1/2012   $28,220,511.66   $35,763.56    $0.00    $28,184,748.10
10/1/2012   $28,184,748.10   $40,377.28    $0.00    $28,144,370.82
11/1/2012   $28,144,370.82   $36,135.32    $0.00    $28,108,235.50
12/1/2012   $28,108,235.50   $40,738.80    $0.00    $28,067,496.70
 1/1/2013   $28,067,496.70   $36,510.66    $0.00    $28,030,986.04
 2/1/2013   $28,030,986.04   $36,688.92    $0.00    $27,994,297.12
 3/1/2013   $27,994,297.12   $50,095.36    $0.00    $27,944,201.76
 4/1/2013   $27,944,201.76   $37,112.64    $0.00    $27,907,089.12
 5/1/2013   $27,907,089.12   $41,689.21    $0.00    $27,865,399.91
 6/1/2013   $27,865,399.91   $37,497.39    $0.00    $27,827,902.52
 7/1/2013   $27,827,902.52   $42,063.37    $0.00    $27,785,839.15
 8/1/2013   $27,785,839.15   $37,885.85    $0.00    $27,747,953.30
 9/1/2013   $27,747,953.30   $38,070.83    $0.00    $27,709,882.47
10/1/2013   $27,709,882.47   $42,621.02    $0.00    $27,667,261.45
11/1/2013   $27,667,261.45   $38,464.81    $0.00    $27,628,796.64
12/1/2013   $27,628,796.64   $43,004.15    $0.00    $27,585,792.49
 1/1/2014   $27,585,792.49   $38,862.58    $0.00    $27,546,929.91
 2/1/2014   $27,546,929.91   $39,052.32    $0.00    $27,507,877.59
 3/1/2014   $27,507,877.59   $52,240.47    $0.00    $27,455,637.12

                                      B2-2

               BEGINNING
 DUE DATE       BALANCE       PRINCIPAL       BALLOON      ENDING BALANCE
---------   --------------   ----------       -------      --------------
 4/1/2014   $27,455,637.12   $39,498.06   $         0.00   $27,416,139.06
 5/1/2014   $27,416,139.06   $44,008.95   $         0.00   $27,372,130.11
 6/1/2014   $27,372,130.11   $39,905.78   $         0.00   $27,332,224.33
 7/1/2014   $27,332,224.33   $44,405.45   $         0.00   $27,287,818.88
 8/1/2014   $27,287,818.88   $40,317.43   $         0.00   $27,247,501.45
 9/1/2014   $27,247,501.45   $40,514.28   $         0.00   $27,206,987.17
10/1/2014   $27,206,987.17   $44,997.20   $         0.00   $27,161,989.97
11/1/2014   $27,161,989.97   $40,931.79   $         0.00   $27,121,058.18
12/1/2014   $27,121,058.18   $45,403.21   $         0.00   $27,075,654.97
 1/1/2015   $27,075,654.97   $41,353.32   $         0.00   $27,034,301.65
 2/1/2015   $27,034,301.65   $41,555.23   $         0.00   $26,992,746.42
 3/1/2015   $26,992,746.42   $54,512.20   $         0.00   $26,938,234.22
 4/1/2015   $26,938,234.22   $42,024.28   $         0.00   $26,896,209.94
 5/1/2015   $26,896,209.94   $46,465.62   $         0.00   $26,849,744.32
 6/1/2015   $26,849,744.32   $42,456.33   $         0.00   $26,807,287.99
 7/1/2015   $26,807,287.99   $46,885.77   $         0.00   $26,760,402.22
 8/1/2015   $26,760,402.22   $42,892.55   $         0.00   $26,717,509.67
 9/1/2015   $26,717,509.67   $43,101.97   $         0.00   $26,674,407.70
10/1/2015   $26,674,407.70   $47,513.63   $         0.00   $26,626,894.07
11/1/2015   $26,626,894.07   $43,544.40   $         0.00   $26,583,349.67
12/1/2015   $26,583,349.67   $47,943.88   $         0.00   $26,535,405.79
 1/1/2016   $26,535,405.79   $43,991.09   $         0.00   $26,491,414.70
 2/1/2016   $26,491,414.70   $44,205.88   $         0.00   $26,447,208.82
 3/1/2016   $26,447,208.82   $        0   $26,447,208.82   $            0

                                      B2-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

      Consider carefully the risk factors beginning on page 2 in this prospectus.

      The securities to be issued are mortgage-backed certificates issued by one or more issuing entities that are a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

      The applicable prospectus supplement may provide that either the certificates or the underlying assets may be insured or guaranteed by a governmental agency or other person.

      This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

      (1)   A new trust fund will be established to issue each series of certificates.

      (2)   Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

      (3)   A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds, and interest rate swap agreements, interest rate cap or floor agreements or currency swap agreements.

THE CERTIFICATES--

      (1)   Each series of certificates will be issued as part of a designated series that may include one or more classes.

      (2)   Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this prospectus is March 31, 2006.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

      We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

      o     this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

      o     the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

      You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

      We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

      You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                       i

        Shortfalls in Collections of Interest as a Result

        Distributions on the Certificates in Respect of Prepayment

                                       ii

        Federal Income Tax Consequences for Certificates as to

                                      iii

--------------------------------------------------------------------------------
                              SUMMARY OF PROSPECTUS

      This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.................  Commercial/Multifamily Mortgage
                                        Pass-Through Certificates, issuable in
                                        series.

DEPOSITOR.............................  Bear Stearns Commercial Mortgage
                                        Securities Inc., a Delaware corporation.
                                        Our telephone number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES; RATINGS..  The certificates of each series will be issued pursuant to a pooling and
                                        servicing agreement and may be issued in
                                        one or more classes. The certificates of
                                        each series will represent in the
                                        aggregate the entire beneficial
                                        ownership interest in the property of
                                        the related trust fund. Each trust fund
                                        will consist primarily of a segregated
                                        pool of commercial or multifamily
                                        mortgage loans, or mortgage-backed
                                        securities that evidence interests in,
                                        or that are secured by commercial or
                                        multifamily mortgage loans. Each class
                                        or certificate will be rated not lower
                                        than investment grade by one or more
                                        nationally recognized statistical rating
                                        agencies at the date of issuance.

      The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                        (1)   the name of the servicer and
                                              special servicer, the
                                              circumstances when a special
                                              servicer will be appointed and
                                              their respective obligations (if
                                              any) to make advances to cover
                                              delinquent payments on the assets
                                              of the trust fund, taxes,
                                              assessments or insurance premiums;

                                        (2)   the assets in the trust fund,
                                              including a description of the
                                              pool of mortgage loans or
                                              mortgage-backed securities;

                                        (3)   the identity and attributes of
                                              each class within a series of
                                              certificates, including whether
                                              (and to what extent) any credit
                                              enhancement benefits any class of
                                              a series of certificates;

                                        (4)   the tax status of certificates;
                                              and

                                        (5)   whether the certificates will be
                                              eligible to be purchased by
                                              investors subject to ERISA or will
                                              be mortgage related securities for
                                              purposes of SMMEA.
--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

      LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

      Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

      o     the perceived liquidity of the offered certificates;

      o     their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

      o     prevailing interest rates.

      For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

      You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

      You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

      SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

      THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

      o     The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

      o     Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

      In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

      We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

      If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

      Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments.
A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

      Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

      The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

      o     the likelihood that principal prepayments on the related mortgage loans will be made;

      o     the degree to which the rate of prepayments might differ from that originally anticipated;

      o     the likelihood of early optional termination of the related trust fund; or

      o     the possibility that prepayment of the related mortgage loans may be made at any particular rate.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of
Credit Support" and "Ratings."

      ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

      For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

      IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

      All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

      o     generally will not be subject to offset by losses from other activities;

      o     will be treated as unrelated business taxable income for a tax-exempt holder; and

      o     will not qualify for exemption from withholding tax for a foreign holder.

      In addition, residual certificates are subject to numerous restrictions on transfer.

      INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals;

      o     estates;

      o     trusts beneficially owned by any individual or estate; and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

      IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

      For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

      MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

      (1)   Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

      o     changes in general or local economic conditions and/or specific industry segments;

      o     declines in real estate values;

      o     declines in rental or occupancy rates;

      o     increases in interest rates, real estate tax rates and other operating expenses;

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

      o     acts of God and other factors beyond the control of the servicer.

      (2)   The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      (3)   Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      (4)   Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

      (5)   The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

      OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by:

      o     adverse changes in population and employment growth, which generally creates demand for office space,

      o     local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

      o     the quality and management philosophy of management,

      o     the attractiveness of the properties to tenants and their customers or clients,

      o     the attractiveness of the surrounding neighborhood, and

      o     the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

      Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

      o     a tenant's voluntary decision not to renew a lease,

      o     bankruptcy or insolvency of these tenants, or

      o     these tenant's general cessation of business activities or for other reasons.

      The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

      o     adverse changes in consumer spending patterns;

      o     local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

      o     alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

      o     the quality and management philosophy of management;

      o     the attractiveness of the properties and the surrounding
            neighborhood to tenants and their customers;

      o     the public perception of the safety of customers, at shopping malls and shopping centers, for example;

      o     the need to make major repairs or improvements to satisfy the needs of major tenants; and

      o     if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

      SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

      o     the amount of rent that can be charged for rental units;

      o     tenants' ability to pay rent;

      o     timeliness of rent payments;

      o     occupancy levels without a corresponding decrease in
            expenses--occupancy and rent levels may also be affected by construction of additional housing units;

      o     local military base closings;

      o     construction of additional housing units;

      o     company relocations and closings; and

      o     national and local politics, including current or future rent stabilization and rent control laws and agreements.

      Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

      Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

      o     rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

      o     the income restrictions on tenants imposed by Section 42 of the
            Internal Revenue Code may reduce the number of eligible tenants;

      o     some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
            Section 42 property; and

      o     a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

      All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

      MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

      Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

      SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

      HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

      o     a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

      o     competition from other hotels and motels,

      o     increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

      o     dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

      These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      A hotel or motel property may present additional risks as compared to other commercial property types in that:

      o     hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

      o     the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

      o     it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

      o     future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

      Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

      Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

      MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a

                                       10

manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

      MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

      o     value of the related mortgaged property;

      o     the level of available mortgage rates at the time of sale or refinancing;

      o     the borrower's equity in the related mortgaged property;

      o     the financial condition and operating history of the borrower and the related mortgaged property;

      o     tax laws and rent control laws, with respect to some residential properties;

      o     Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

      o     prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

      Neither we nor any of our affiliates will be required to refinance any mortgage loan.

      CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

      For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

      IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS.

                                       11

Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

      For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Leases and Rents."

      OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

      Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

      For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

      HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

                                       12

      For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

      THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT
THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

      For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

      A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of the following:

      o     various types of multifamily or commercial mortgage loans;

      o     pass-through certificates or other mortgage-backed securities
            ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

      o     a combination of the foregoing, which we call mortgage assets.

      We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

                                       13

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

      o     residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

      o     commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

      o     mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

      The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

      Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

      Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including:

      o     its age;

      o     its condition;

      o     its design, including floor sizes and layout;

                                       14

      o     its access to transportation; and

            o     the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
                  building systems such as

            o     fiber optic cables,

            o     satellite communications or

      o     other base building technological features.

      Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

      The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including:

      o     labor cost and quality;

      o     tax environment; and

      o     quality of life matters, such as schools and cultural amenities.

      A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

      Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

      o     the ability to lease space in the properties;

      o     the ability of tenants to meet their lease obligations;

      o     the possibility of a significant tenant becoming bankrupt or insolvent; and

      o     fundamental aspects of real estate such as location and market demographics.

      The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

      Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the

                                       15

economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

      Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

      Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

      Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

      o     location of the property;

      o     the number of competing residential developments in the local market, such as apartment buildings, manufactured housing
            communities and site-built single family homes;

      o     the physical attributes of the multifamily building, such as its age and appearance; and

      o     state and local regulations affecting the property.

      In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

      Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

      Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

      Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy

                                       16

level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

      Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

      Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

      Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are:

      o     the quality of tenants;

      o     building design and adaptability; and

      o     the location of the property.

      Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by

                                       17

the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

      Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

      Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

      Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

      Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

      Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often

                                       18

invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

      o     driveways;

      o     visitor parking;

      o     recreational vehicle and pleasure boat storage;

      o     laundry facilities;

      o     community rooms;

      o     swimming pools;

      o     tennis courts;

      o     security systems; and

      o     health clubs.

      Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including:

      o     multifamily rental properties;

      o     cooperatively-owned apartment buildings;

      o     condominium complexes; and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially

                                       19

less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

      Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

                                       20

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

      o     it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity;
            and

      o     it increases the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o     the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, i.e., the cost of replacing the property at the date;

      o     the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

      o     upon a selection from or interpolation of the values derived from the foregoing methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

      Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

      o     have had individual principal balances at origination of not less than $25,000;

      o     have had original terms to maturity of not more than 40 years; and

      o     provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

      A mortgage loan may also have the following characteristics:

      o     provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

                                       21

      o     provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

      o     be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

      o     prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

      A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

      1.    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      2.    the type or types of property that provide security for repayment of the mortgage loans;

      3.    the earliest and latest origination date and maturity date of the mortgage loans;

      4.    the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      5.    the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original
Loan-to-Value Ratio of the mortgage loans;

      6.    the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

      7.    with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

      8.    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

      9.    the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

      10.   the geographic distribution of the mortgaged properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more

                                       22

general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

      Mortgage-backed securities included in a trust fund may include:

      o     mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

      o     certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

      1.    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

      2.    the original and remaining term to stated maturity of the MBS, if applicable;

      3.    the pass-through or bond rate of the MBS or the formula for determining those rates;

      4.    the payment characteristics of the MBS;

      5.    the MBS issuer, MBS servicer and MBS trustee, as applicable;

      6.    a description of the credit support, if any;

                                       23

      7.    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

      8.    the terms on which mortgage loans may be substituted for those originally underlying the MBS;

      9.    the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements";

      10.   the characteristics of any cash flow agreements that relate to the
MBS;

      11.   the market price of the MBS and the basis on which the market price was determined; and

      12.   if the issuer of the MBS is required to file reports under the
Exchange Act of 1934, as amended, how to locate such reports of the MBS issuer.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by credit support arrangements that may include cross-support provisions, letters of credit, insurance policies, guarantees, certificate insurance or surety bonds or reserve funds, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk
Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate swap agreements, interest rate cap or floor agreements, or currency swap agreements, which agreements are designed to reduce the effects of interest rate or currency swap rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or interest rate swap agreement or interest rate cap or floor agreement or currency exchange agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion

                                       24

contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

      For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the

                                       25

rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

      In general, the notional amount of a class of stripped interest certificates will either:

      o     be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

      o     equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

                                       26

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

      o     converting to a fixed rate loan and thereby locking in the rate; or

      o     taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       27

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal

                                       28

on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

      o     whether the offered certificate was purchased at a premium or a discount; and

      o     the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

      For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations,

                                       29

specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

      Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

      o     amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

      o     Excess Funds; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

      We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

OVERVIEW

      The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Bear Stearns Commercial Mortgage, Inc. ("BSCMI").
BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE:
BSC), and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc.
The principal offices of BSCMI are located at 383 Madison Avenue, New York, New
York 10179. BSCMI's telephone number is (212) 272-2000.

      BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial

                                       30

mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996.

      The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico, the U.S.
Virgin Islands and Mexico.

      As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. ("MSMC") generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an
affiliate of BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc.,
which is an affiliate of MSMC, have alternately acted as depositor and the "PWR"
program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo
Bank, National Association, Principal Commercial Funding, LLC and Nationwide
Life Insurance Company generally are mortgage loan sellers, and the BSCMSI
Depositor acts as depositor.

      Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI'S UNDERWRITING STANDARDS

      General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral, the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

      Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

                                       31

            PROPERTY TYPE            DSCR GUIDELINE    LTV RATIO GUIDELINE
    ------------------------------   ---------------   --------------------
    Multifamily                           1.20x                80%
    Office                                1.25x                75%
    Anchored Retail                       1.20x                80%
    Unanchored Retail                     1.30x                75%
    Self-storage                          1.30x                75%
    Hotel                                 1.40x                70%
    Industrial                            1.25x                70%
    Manufactured Housing Community        1.25x                75%

      Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

      Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

      Taxes and Insurance - Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

      REPLACEMENT RESERVES - MONTHLY DEPOSITS GENERALLY BASED ON THE GREATER OF
THE AMOUNT RECOMMENDED PURSUANT TO A BUILDING CONDITION REPORT PREPARED FOR
BSCMI OR THE FOLLOWING MINIMUM AMOUNTS:

                 PROPERTY TYPE                    DSCR GUIDELINE
-----------------------------------------------   -----------------------------
Multifamily                                       $250 per unit

Office                                            $0.20 per square foot

Retail                                            $0.15 per square foot

Self-storage                                      $0.15 per square foot

Hotel                                             5% of gross revenue

Industrial                                        $0.10 - $0.15 per square foot

Manufactured Housing Community                    $50 per pad

      Deferred Maintenance/Environmental Remediation - An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

      Re-tenanting - In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

                                       32

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

      o     provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

      o     are senior or subordinate to one or more other classes of
            certificates in entitlement to distributions on the certificates;

      o     are stripped principal certificates;

      o     are stripped interest certificates;

      o     provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

      o     provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o     provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

      o     provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for

                                       33

the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

                                       34

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any
Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be

                                       35

advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that will set forth the items set forth in the related prospectus supplement, which could include, among other things, in each case to the extent applicable:

      1.    the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

      2.    the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

      3.    the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

      4.    the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

                                       36

      5.    if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

      6.    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      7.    information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

      8.    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

      9.    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      10.   the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

      11.   if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

      12.   the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

      13.   if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

      14.   to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

      In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

      Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

      For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

                                       37

      If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

      The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

      o     the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

      o     the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

      Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC,

                                       38

include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

      Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

      To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

      Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

      Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

      Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

      o     we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       39

      o     we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the
            participants holding beneficial interests in those certificates agree to initiate the termination.

      Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

      If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383
Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel.

                                       40

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

      o     the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

      o     the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office
            (subject to certification and certain timing requirements), with evidence of recording on the document;

      o     an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

      o     an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

      o     original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

      o     an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy;
            and

      o     in those cases where applicable, the original or a copy of the related ground lease.

      Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

      The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or

                                       41

defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

      o     the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

      o     the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

      o     the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

      o     the payment status of the mortgage loan.

      It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

      Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the

                                       42

servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

      o     the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

      o     applicable law; and

      o     the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

      The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

      o     maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     attempting to collect delinquent payments; supervising foreclosures;
            negotiating modifications; conducting property inspections on a periodic or other basis;

      o     managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure,
            deed-in-lieu of foreclosure or otherwise, each of which is called an
            REO property; and

      o     maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

      For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

      The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the

                                       43

performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

      Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

      For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

      General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

      Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

      1.    all payments on account of principal, including principal
prepayments, on the mortgage loans;

      2.    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

                                       44

      3.    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

      4.    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

      5.    any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

      6.    any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--MBS--Cash Flow Agreements";

      7.    all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the
foregoing, also liquidation proceeds);

      8.    any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under
"--Servicing Compensation and Payment of Expenses";

      9.    to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

      10.   all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      11.   any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12.   any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

      Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.    to make distributions to you on each distribution date;

      2.    to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

      3.    to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies",
the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

                                       45

      4.    to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

      5.    to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

      6.    if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

      7.    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage
Loans";

      8.    to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the
Depositor";

      9.    if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

      10.   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

      11.   if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12.   if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

      13.   to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

      14.   to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

      15.   if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC
Pool";

      16.   to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

                                       46

      17.   to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

      18.   to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

      19.   to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

      o     affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

      o     in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

      o     adversely affect the coverage under any applicable instrument of credit support.

      Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment:

      o     a material default on the mortgage loan has occurred or a payment default is imminent;

      o     the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

      o     the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

      The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

                                       47

      A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

      If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related Mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the related mortgaged property.

      Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

      o     either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

      o     there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

      For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more
REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

      o     the Internal Revenue Service grants an extension of time to sell the property or

                                       48

      o     the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal
            Revenue Code at any time that any certificate is outstanding.

      Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

      In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

      The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

      If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

      o     that the restoration will increase the proceeds to
            certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

                                       49

      o     that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

      The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

      o     the replacement cost of the improvements less physical depreciation;
            and

      o     the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related

                                       50

prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

      For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfull any such obligation, specifying such failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

                                       51

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

      The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

      o     the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

      o     a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

      No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

      o     breach of a representation, warranty or covenant made in the pooling and servicing agreement;

      o     any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

      o     any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

                                       52

      o     that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

      o     those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

      o     that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

      o     that are incurred in connection with any violation of any state or federal securities law.

      In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

      Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

      o     any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

      o     any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

      o     some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

      Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

      If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related

                                       53

series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

      You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

      o     you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

      o     you shall have offered to the trustee reasonable indemnity; and

      o     the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

      The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

      o     to cure any ambiguity;

      o     to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

      o     to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

      o     to comply with any requirements imposed by the Internal Revenue
            Code; or

      o     for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

                                       54

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

      o     reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

      o     adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

      o     modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

      Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

      o     that holder previously has given to the trustee written notice of default;

      o     except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

      o     the trustee for 60 days has neglected or refused to institute any such proceeding.

      No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                                       55

THE TRUSTEE

      The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

      Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

      o     is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

      o     has a combined capital and surplus of at least $50,000,000; and

      o     is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or

                                       56

administration of its trusts under the related pooling and servicing agreement.
However, the indemnification will not extend to any loss, liability or expense that:

      o     constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

      o     constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

      o     may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted

                                       57

by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

      o     the nature and amount of coverage under the credit support;

      o     any conditions to payment thereunder not otherwise described in this prospectus;

      o     the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o     the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

      o     a brief description of its principal business activities;

      o     its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      o     if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

      o     its total assets, and its stockholders' equity or policyholders'
            surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

                                       58

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support

                                       59

described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

      For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

      Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

                                       60

      In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

      For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

      In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial

                                       61

disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

      o     the foreclosure sale was held while the debtor was insolvent; and

      o     the price paid for the foreclosed property did not represent
            (reasonably equivalent value).

      Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

      Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the

                                       62

property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large

                                       63

deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

      Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

      o     if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

      o     if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

      o     if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

      The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

      o     the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

      o     the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

      o     if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

      o     the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;
            and

      o     the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

      In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

      Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any,

                                       64

on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

      For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

      Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-

                                       65

petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

      Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

      A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

      1.    the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

      2.    any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

      If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

      o     adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

      o     that any percentage rent due under the lease will not decline substantially;

      o     that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

      o     that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

      Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

      If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the

                                       66

date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

      On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

      For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

      A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

      o     a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

                                       67

      o     in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

      Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

      Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

      Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

      To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling

                                       68

and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

      Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

                                       69

ADJUSTABLE RATE LOANS

      The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

      o     the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

      o     the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and

                                       70

regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

      o     hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      o     the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

                                       71

      For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

      o     the making of such an election;

      o     compliance with the pooling and servicing agreement; and

      o     compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

      For additional information regarding federal income tax consequences of holding the certificates, you should also review the section in this prospectus titled "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section
7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section
856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B)
of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such
REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the
Internal Revenue Code. The determination

                                       72

as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

      In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

      For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

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      Qualified mortgages include the following:

      o     whole mortgage loans, such as the mortgage loans;

      o     certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

      o     regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

      o     loans secured by timeshare interests; and

      o     loans secured by shares held by a tenant stockholder in a
            cooperative housing corporation.

      However, in general:

      o     the fair market value of the real property securing the mortgage
            (including any buildings and structural components) must be at least
            80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

      o     substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

      o     in exchange for any qualified mortgage within a three-month period thereafter; or

      o     in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

A defective obligation includes the following:

      1.    a mortgage in default or as to which default is reasonably foreseeable;

      2.    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

      3.    a mortgage that was fraudulently procured by the mortgagor; and

      4.    a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including

                                       74

delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgage pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage.
Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

      In addition to the foregoing requirements, the various interests in a
REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

      o     one or more classes of regular interests; or

      o     a single class of residual interests on which distributions, if any, are made pro rata.

      A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

      A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

      If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

                                       75

      Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

      Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters.
Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date.
The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated
interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any,

                                       76

relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

      For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

      A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      (a)   the sum of:

            o     the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
                  redemption price at maturity; and

            o     the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

      over:

      (b)   the adjusted issue price of the regular certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      o     the yield to maturity of the regular certificate at the issue date;

      o     events, including actual prepayments, that have occurred prior to the end of the accrual period; and

      o     the prepayment assumption.

      For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

      Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

      o     the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

      o     the interest compounds or is payable at least annually at current values of;

      o     one or more qualified floating rates;

      o     a single fixed rate and one or more qualified floating rates;

      o     a single objective rate; or

      o     a single fixed rate and a single objective rate that is a qualified inverse floating rate.

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the

                                       78

appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

      o     it bears a rate that qualifies as a variable rate under the OID regulations:

            o     that is tied to current values of a variable rate (or the
                  highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative
                  multiple of the rate (plus or minus a specified number of
                  basis points); or

            o     that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations,
                  including the rate that is subject to one or more caps or
                  floors;

      or:

      o     it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

      Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated
interest, other than variable interest on an interest-only or super-premium
Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

      Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

      Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

      o     is exceeded by the then-current principal amount of the regular certificate; or

                                       79

      o     in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

      The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

      The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

      o     on the basis of a constant interest rate or

      o     in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

      The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

      For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

      Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount")
remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue
Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult
Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

      For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

      o     interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

      o     the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

      It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

      Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

      o     if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular
            certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable Federal rate under Internal
            Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary rates; or

      o     to the extent that the gain does not exceed the excess, if any, of:

            o     the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were
                  110% of the applicable Federal rate as of the date of
                  purchase; over

                                       81

            o     the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

      In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

      Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the
REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

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      o     the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

      o     all bad loans will be deductible as business bad debts; and

      o     the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

      Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual

                                       83

certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

      A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

      A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of no economic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

      Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

      You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

      Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

      Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

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      Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section
1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated
redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of
Regular Certificates--Market Discount."

      Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

      A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

      o     120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d);
            multiplied by

      o     the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

      The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates"

                                       85

below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

      In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

      Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
            and

      o     the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

      In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

      The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

      o     the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not

                                       86

            a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

      o     the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

      Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

      Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

      o     the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs;
            and

      o     the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

      o     the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

      o     the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

      o     the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
            States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

                                       87

      In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

      o     the present value of any consideration given to the transferee to acquire the interest;

      o     the present value of the expected future distributions on the interest; and

      o     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

      o     the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

      o     the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer; and

      o     the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

      o     the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

      o     the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

      Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of

                                       88

Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

      o     if a residual certificate is held as part of a conversion
            transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction;
            or

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

      Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

      1.    the disposition of a qualified mortgage other than pursuant to:

            o     a substitution within two years of the startup day for a
                  defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
                  obligation at any time) or for any qualified mortgage within three months of the startup day;

            o     foreclosure, default or imminent default of a qualified
                  mortgage;

            o     bankruptcy or insolvency of the REMIC pool; or

                                       89

            o     qualified (complete) liquidation;

      2.    the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

      3.    the receipt of compensation for services; or

      4.    the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

      o     during the three months following the startup day;

      o     if made to a qualified reserve fund by a residual certificateholder;

      o     if in the nature of a guarantee;

      o     if made to facilitate a qualified liquidation or clean-up call; and

      o     if as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

      Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

      Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single

                                       90

residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

      o     the appointment of the tax matters person as provided in the preceding sentence; and

      o     the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after
December 31, 2009 the overall limitation on itemized deductions is repealed.

      In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or other pass-through entities described in the foregoing temporary
Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single
Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

      A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial

                                       91

owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form
W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

      Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

      Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

      o     are not United States Persons; or

      o     are United States Persons and classified as partnerships under the
            Internal Revenue Code, if any of their beneficial owners are not
            United States Persons,

will be prohibited under the related pooling and servicing agreement.

      Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a

                                       92

Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section
1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

      Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

      The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
ELECTION IS MADE

STANDARD CERTIFICATES

      General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions

                                       93

otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates.
In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of
Servicing Fees," respectively.

      Tax Status.

      Standard certificates will have the following status for federal income tax purposes:

      1.  A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue
Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

      2.  A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal
Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

      3.  A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A)
to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

      Premium and Discount

      Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

      Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation

                                       94

after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

      Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

      Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

      Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under
"--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

      You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

                                       95

      o     if a standard certificate is held as part of a conversion
            transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction;
            or

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary income rates.

      Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

      General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

      The certificates will be subject to those rules if the following occur:

      o     we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

      o     the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
            Certificates--Recharacterization of Servicing Fees" above); and

      o     certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

      Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

                                       96

      Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

      o     the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
            Section 1273(a)(3); or

      o     no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
            Consequences for REMIC Certificates--Taxation of Regular
            Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

      Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

      Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

                                       97

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

      Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

      o     one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
            Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

      o     as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

      o     a separate installment obligation for each mortgage loan,
            representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

      Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

      Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

                                       98

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31,
2007.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

      To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section
1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United
States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty.
Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder

                                       99

on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

      ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue
Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue
Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

      o     has discretionary authority or control with respect to the investment of the assets of the Plan; or

      o     has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

      Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

      Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in

                                       100

Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue
Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is
subject to the prohibited transaction rules set forth in Section 503 of the
Internal Revenue Code.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

      Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                       101

                                LEGAL INVESTMENT

      If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

      Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

      o     are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

      o     are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in
            SMMEA; and

      o     are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

      The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
            without limitation as to the percentage of their assets represented thereby;

      o     federal credit unions may invest in those securities; and

      o     national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

                                       102

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

      The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. ss.
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2).

      The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

                                       103

      Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

      The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

      We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

      o     by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      o     by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      o     through direct offerings by us.

      If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates will be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

                                       104

      o     that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

      o     that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
            Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

      In no event will 10% or more of any trust fund include mortgage loans secured by properties located outside of the United States or its territories or possessions.

      We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, may, depending on the facts and circumstances of their purchases, and in the case of purchasers that are dealers, will, be deemed to be underwriters within the meaning of the
Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

      If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, may be read and copied at the Public Reference Section of the Securities and
Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D,
Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                                       105

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

      The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 383 Madison
Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel (212)
272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

      We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

      The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

      The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects

                                       106

associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       107

                                    GLOSSARY

      Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

      ARM Loans -- mortgage loans with adjustable mortgage rates.

      Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

      Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

      Disqualified Organization -- any of the following:

      o     the United States, any of its state or political subdivisions;

      o     any foreign government;

      o     any international organization;

      o     any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal
            Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

      o     any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
            Revenue Code Section 1381(a)(2)(C); and

      o     any organization, other than a farmers' cooperative described in
            Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue
            Code Section 511.

      Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

      ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

      Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any

                                       108

distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

      Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

      Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

      MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

      Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

      Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a U.S. Person.

      Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

      Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

      Service -- The Internal Revenue Service.

      Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

      SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as
amended.

      U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

      o     for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

      o     for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

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